As filed with the Securities and Exchange Commission on April 10, 2009
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GCA I ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	9995	14-1973529
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification Number)

GCA I Acquisition Corp.
115 East 57th Street
Suite 1006
New York, New York 10022
(646) 486-9772
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael M. Membrado
GCA I Acquisition Corp.
115 East 57th Street
Suite 1006
New York, New York 10022
(646) 486-9772
 (Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gavin C. Grusd, Esq. Certilman Balin Adler & Hyman, LLP Financial Center at Mitchel Field 90 Merrick Avenue East Meadow, New York 11554 Tel: (516) 296-7071 Fax: (516) 297-7111	Peder K. Davisson, Esq. Davisson & Associates, PA 4124 Quebec Avenue North, Suite 306 Minneapolis, Minnesota 55422 Tel: (763) 355-5678 Fax: (763) 208-355-5679
__________________

Approximate date of commencement of proposed sale to the public:   As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer”, “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Calculation of Registration Fee

			Proposed maximum		Proposed Maximum	Amount of
Title of Each Class of	Amount		Offering		Aggregate	Registration
Securities to be Registered	to be Registered (1)		Price per Share		Offering Price	Fee
Common Stock, par value $0.0001 per share	38,835,798	(2)	$0.01	(10)	$388,357.98	$21.67
Common Stock, par value $0.0001 per share	30,000	(3)	$0.50		$15,000	$50.84
Common Stock, par value $0.0001 per share	110,000	(3)	$0.80		$88,000	$4.91
Common Stock, par value $0.0001 per share	310,000	(3)	$1.60		$496,000	$27.67
Common Stock, par value $0.0001 per share	519,000	(3)	$2.00		$1,038,000	$57.92
Common Stock, par value $0.0001 per share	50,000	(3)	$2.75		$137,500	$7.67
Common Stock, par value $0.0001 per share	1,000,000	(3)	$3.00		$3,000,000	$167.40
Common Stock, par value $0.0001 per share	140,000	(3)	$4.40		$616,000	$34.37
Common Stock, par value $0.001 per share	1,791,875	(4)	$1.60		$2,867,000	$159.98
Common Stock, par value $0.0001 per share	140,000	(4)	$2.50		$350,000	$19.53
Common Stock, par value $0.0001 per share	62,500	(4)	$4.00		$250,000	$13.95
Common Stock, par value $0.0001 per share	333,333	(4)	$3.00		$1,000,000	$55.80
Common Stock Purchase Warrants	38,988,193	(5)	$-	(11)	$-	$-
Common Stock, par value $0.0001 per share	1,999,996	(6)	$0.40		$799,998	$44.64
Common Stock, par value $0.0001 per share	100,000	(6)	$0.75		$75,000	$4.18
Common Stock, par value $0.0001 per share	1,700,005	(6)	$0.80		$1,360,004	$75.89
Common Stock, par value $0.0001 per share	2,649,968	(6)	$1.00		$2,649,968	$147.86
Common Stock, par value $0.0001 per share	7,094,431	(6)	$1.60		$11,351,090	$633.39
Common Stock, par value $0.0001 per share	24,065,027	(6)	$2.00		$48,130,054	$2,685.66
Common Stock, par value $0.0001 per share	200,000	(6)	$2.50		$500,000	$27.90
Common Stock, par value $0.0001 per share	906,670	(6)	$3.00		$2,720,010	$151.78
Common Stock, par value $0.0001 per share	35,000	(6)	$4.00		$140,000	$7.81
Common Stock, par value $0.0001 per share	44,470	(6)	$0.50		$22,235	$1.24
Common Stock, par value $0.0001 per share	192,626	(6)	$5.00		$963,130	$53.74
Common Stock Purchase Warrants	237,500	(7)	$-	(11)	$-	$-
Common Stock, par value $0.0001 per share	95,000	(8)	$1.25		$118,750	$6.62
Common Stock, par value $0.0001 per share	380,000	(8)	$1.60		$608,000	$33.93
Common Stock, par value $0.0001 per share	640,625	(9)	$1.60		$1,025,000	$91.51
Total Registration Fee						$4,587.86

(1)
Pursuant to Rule 416, there are also registered an undeterminable number of additional shares of GCA common stock as may be issued pursuant to anti-dilution provisions of the options and warrants issued in the merger with Bixby and pursuant to exchange agreements which will close contemporaneously with the consummation of the merger.

(2)
Represents the maximum number of shares of common stock, par value $0.0001 per share, of GCA I Acquisition Corp. (“GCA”) estimated to be issuable by GCA  upon consummation of the merger with Bixby Energy Systems, Inc. (“Bixby”), including shares to be issued with respect to Bixby convertible preferred stock.

(3)	Represents the maximum number of shares of GCA common stock estimated to be issuable upon the exercise of GCA common stock purchase options to be granted by GCA pursuant to the merger with Bixby.
(4)
Represents the maximum number of shares of GCA common stock estimated to be issuable in exchange for Bixby convertible promissory notes pursuant to exchange agreements which will close contemporaneously with the consummation of the merger with Bixby.

(5)
Represents the maximum number of GCA common stock purchase warrants estimated to be issuable in exchange for Bixby common stock purchase warrants pursuant to the merger with Bixby, or in exchange agreements which will close contemporaneously with the consummation of the merger.

(6)	Represents shares of GCA common stock estimated to be issuable upon the exercise of GCA common stock purchase warrants referred to in footnote 5.
(7)
Represents the maximum number of GCA common stock purchase warrants estimated to be issuable in exchange for Bixby preferred stock purchase warrants which are issuable pursuant to the merger with Bixby.

(8)	Represents the maximum number of shares of GCA common stock estimated to be issuable upon the exercise of GCA common stock purchase warrants referred to on footnote 7.
(9)
Represents the maximum number of shares of GCA common stock estimated to be issuable in exchange for Bixby convertible debentures pursuant to exchange agreements which will close contemporaneously with the consummation of the merger with Bixby.

(10)
Calculated in accordance with Rules 457(c) and 457(f) under the Securities Act of 1933.  As the registrant has a negative book value, the proposed maximum offering price is computed based on a good faith estimate of the value of the securities.

(11)
The warrants are not attributed any value.  In accordance with Rule 457(g) under the Securities Act of 1933, the fees payable in connection with the simultaneous registration of the warrants and common stock underlying the warrants are allocated to the common stock underlying the warrants.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not complete the merger or the contemporaneous exchange agreements described in this joint proxy statement/prospectus and issue these securities until the registration statement, of which the joint proxy statement/prospectus is a part, filed with the Securities and Exchange Commission is effective.  This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated ___________, 200__

GCA I ACQUISITION CORP.	BIXBY ENERGY SYSTEMS, INC.

 JOINT PROXY STATEMENT/PROSPECTUS

GCA I Acquisition Corp. and Bixby Energy Systems, Inc. have entered into a Merger Agreement under which Bixby will merge with a wholly-owned subsidiary of GCA and the stockholders of Bixby will become stockholders of GCA. The closing of this merger is subject to the approval of the stockholders of Bixby and certain other closing conditions.

Upon completion of the merger, each outstanding share of Bixby’s common stock will be converted into the right to receive one share of GCA common stock, each share of Bixby Series A convertible preferred stock will be converted into the right to receive two shares of GCA common stock, and Bixby’s stock options will be exchanged for GCA stock options to purchase a number of shares of GCA common stock equal to the number of shares of Bixby common stock that would have been issuable upon the exercise of the Bixby stock options, as more fully described in this joint proxy statement/prospectus.  As a result, all shares of Bixby common stock and Series A convertible preferred stock and Bixby stock options will be exchanged for the aggregate merger consideration of 38,835,798 shares of GCA common stock options to purchase 2,159,000 shares of GCA common stock, and common stock purchase warrants to purchase 39,463,193 shares of common stock.

Bixby will use best efforts to enter into agreements with its convertible debtholders to common stock exchange their Bixby convertible debt into shares of GCA common stock, and with certain warrantholders whose warrants are not exchanged in the merger, if any, to exchange their warrants into GCA warrants carrying substantially similar terms, respectively.  The exchange agreements will close concurrently with the closing of the merger.  3,030,833 shares of GCA common stock will be issued in the exchange transactions if all the Bixby convertible debt is exchanged for GCA common stock.

Following completion of the merger and giving effect to the issuance of the shares of GCA common stock that could be issued in exchange agreements, the exercise of the options issuable in the merger, and the exercise of warrants issuable in the merger and exchange agreements and conversion of securities underlying certain of those warrants, Bixby stockholders will own approximately 96% of the outstanding common stock of the combined company and current GCA stockholders will own between approximately 4% of the outstanding common stock of the combined company, based on the number of GCA’s shares of common stock outstanding as of March 27, 2009.

GCA’s common stock is not listed or quoted on any national exchange or the over-the-counter bulletin board.

The stockholders of GCA will be asked to consent to the following corporate actions by _____________, 200_:

•	A proposal to amend GCA’s Certificate of Incorporation to give effect to a 7-for-10 reverse stock-split of GCA’s issued and outstanding shares of common stock.

•	A proposal to amend GCA’s Certificate of Incorporation to increase GCA’s authorized common stock from 100 million shares to 200 million shares.

•	A proposal to amend GCA’s Certificate of Incorporation to change its name from GCA I Acquisition Corp. to “Bixby Energy Systems, Inc.”

•	A proposal to ratify the adoption of the GCA I Acquisition Corp. 2009 Equity Participation Plan and the reservation of 20 million common shares for issuance thereunder.

A special meeting of the stockholders of Bixby will be held at __________________________________, on _________________, at ______ a.m., local time, at which the stockholders of Bixby will be asked to consider and vote upon the following:

•
A proposal, to be voted on by the holders of Bixby common stock and Series A convertible preferred stock voting together, to approve the Merger Agreement and the transactions contemplated by the Merger Agreement;

•
A proposal, to be voted on by the holders of Bixby common stock and Bixby Series A preferred stock voting together, and by the holders of the Bixby Series A convertible preferred stock voting separately as a class, to amend Bixby’s Certificate of Incorporation to revise the terms of the Bixby Series A convertible preferred stock to provide that, subject to the completion of the merger with GCA, the Bixby Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the merger;

•	To consider and act upon any other matters that may properly be brought before the special meeting or at any adjournments or postponements of the meeting.

This joint proxy statement/prospectus provides you with detailed information about the merger and related transactions, a description of which begins on page 42.  We strongly urge you to read and carefully consider this joint proxy statement/prospectus in its entirety, including the matters referred to under “Risk Factors” beginning on page 20.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the GCA common stock to be issued in the merger and related transactions or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this joint proxy statement/prospectus is ____________, 200__.

This joint proxy statement/prospectus and the accompanying form of written consent and proxy card are first being mailed to:

•	the stockholders of GCA on or about ___________, 200__.

•	the stockholders of Bixby on or about __________, 200__.

GCA I Acquisition Corp.
115 East 57th Street
New York, New York 10022

NOTICE OF SOLICITATION OF WRITTEN CONSENT

DUE BY _______, 200__

Dear GCA Stockholder:

We are soliciting the written consent of the stockholders of GCA I Acquisition Corp. to authorize and approve:

•	A proposal to amend our Certificate of Incorporation to give effect to a 7-for-10 reverse stock-split of GCA’s issued and outstanding shares of common stock.

•	A proposal to amend our Certificate of Incorporation to increase GCA’s authorized common stock from 100 million shares to 200 million shares.

•	A proposal to amend our Certificate of Incorporation to change our name from GCA I Acquisition Corp. to “Bixby Energy Systems, Inc.”

•	A proposal to ratify the adoption of the GCA I Acquisition Corp. 2009 Equity Participation Plan and the reservation of 20 million common shares for issuance thereunder.

Attached to the joint proxy statement/prospectus as Annex B is a Unanimous Written Consent of Stockholders (the “Unanimous Written Consent”), which provides for authorization and approval of the proposals described above.  The procedure for indicating authorization and approval of these proposals is described in detail in the accompanying joint proxy statement/prospectus.

Pursuant to Section 228(a) of the Delaware General Corporation Law, once GCA receives the written consents from holders of a majority of GCA’s issued and outstanding common stock as of the record date of ___________, 200__ with respect to each proposal, GCA will deliver the written consents to its registered office in Delaware, and those proposals will be deemed to have been approved by our stockholders.  No meeting will be held to vote on these corporate actions.

The purpose of the reverse stock-split of GCA’s common stock is to reduce the total number of common shares of GCA common stock outstanding prior to the closing of a proposed merger with Bixby Energy Systems, Inc. to 3,500,000, the number agreed to between GCA and Bixby.  The merger is discussed in detail in the accompanying joint proxy statement/prospectus.

The increase in the number of shares of common stock authorized for issuance is being effected to ensure the availability of a sufficient number of shares of GCA common stock for issuance in connection with the merger with Bixby.

The name change is being effected to change GCA’s name to Bixby Energy Systems, Inc., the name of the company we are combining with in the merger, whose operations will be our operations after the merger.

Ratification of the adoption of the GCA I Acquisition Corp. 2009 Equity Participation Plan is being sought to enable the issuance of replacement stock options in connection with the merger and to enable GCA to grant incentive stock options and other equity-based securities to induce persons with outstanding ability and potential to join and remain with GCA once the merger is completed.

The implementation of the proposals relating to the reverse stock-split and the increase in the number of shares of authorized common stock are not conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined to file the amendment to our Certificate of Incorporation to institute the reverse split and the increase in the number of authorized shares of common stock as soon as practicable following approval of these proposals by the GCA stockholders and without regard to the merger.

The implementation of the proposals relating to the name change and the 2009 Equity Participation Plan are conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined not to file the amendment to our Certificate of Incorporation to effect the name change or to adopt the 2009 Equity Participation Plan and to reserve common shares for issuance thereunder even if those proposals are approved by our stockholders, if the merger does not close.  If the merger does close, the adoption of the 2009 Equity Participation Plan will occur concurrently with the closing, and the name change will be effected at some point after that.

You are requested to fill out, date, sign and return the enclosed Unanimous Written Consent Signature Card (“Consent Signature Card”), which is solicited by the board of directors of GCA as described in the accompanying joint proxy statement/prospectus.

Your consent is important. Please sign and date the enclosed Consent Signature Card and return it promptly in the enclosed return envelope.  Your consent as evidenced by your signing and returning the Consent Signature Card is irrevocable once GCA receives it.

By Order of the Board of Directors,

Michael M. Membrado, Sole Member

_______________, 2009

BIXBY ENERGY SYSTEMS, INC.
6893 139TH LANE NW
RAMSEY, MINNESOTA 55303

[                  ], 200_
 Dear Bixby Stockholder:

Bixby Energy Systems, Inc., GCA I Acquisition Corp., Bixby Energy Acquisition Corp. (“Merger-Sub”), a wholly-owned subsidiary of GCA, and myself, Robert Walker, President Chief Executive Officer and Chairman of the Board of Bixby Energy Systems, Inc., have entered into a definitive Amended and Restated Agreement and Plan of Merger, dated as of March 27, 2009, relating to the proposed merger of Merger Sub into Bixby.

Pursuant to the merger, all shares of Bixby common stock and Series A convertible preferred stock (other than shares owned by dissenting stockholders who perfect their appraisal rights) will be exchanged for GCA common stock as the merger consideration.  Upon the completion of the merger, each share of Bixby common stock will convert into one share of GCA common stock and each share of Bixby Series A Preferred Stock will convert into two shares of Bixby common stock.  The exact number of shares to be delivered by GCA to Bixby stockholders in the merger will be determined as of the effective time of the merger.  This figure is not determinable at this time because Bixby may issue new shares of common stock or convertible securities in private offerings from time to time prior to the effectiveness of the merger.  In connection with the merger, Bixby’s Certificate of Incorporation needs to be amended to revise the terms of Bixby’s Series A convertible preferred stock to provide for the Series A convertible preferred stock converting into GCA common stock at the time the merger closes.

As part of the merger, GCA will change its name to “Bixby Energy Systems, Inc.”

The affirmative vote of holders of a majority of the outstanding shares of Bixby common stock and Bixby Series A convertible preferred stock voting together, who held their shares on the record date of ___________________, 2009 who vote in person or by proxy at the special meeting (including my own shares, which I have previously committed to voting in favor of the merger) are required to approve the Merger Agreement and the transactions contemplated by the Merger Agreement.

The affirmative vote of the holders of a majority of the outstanding Bixby common stock and Series A convertible preferred stock voting together, and the holders of a majority of the outstanding shares of Bixby Series A convertible preferred stock voting separately as a class, who held their shares on the record date and who vote in person or by proxy at the special meeting, are required to approve an amendment of Bixby’s Certificate of Incorporation to permit the conversion of the Bixby Series A convertible preferred stock into GCA common stock in the merger.

GCA’s common stock is not currently listed or quoted on any national securities exchange or the Over-the-Counter Bulletin Board (“OTCBB”).

            After careful consideration of the terms and conditions of the merger proposal, the board of directors of Bixby believes that the merger proposal and the proposal for the amendment to the terms of the Bixby Series A convertible preferred stock is in the best interests of Bixby and its stockholders.  The board of directors has unanimously approved the merger proposal and the proposal to amend to the terms of the Bixby Series A convertible preferred stock and unanimously recommends that you vote “FOR” the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement and the amendment to the terms of the Bixby Series A convertible preferred stock.

              The accompanying joint proxy statement/prospectus provides detailed information about the merger proposal, and the amendment to the terms of the Bixby Series A convertible preferred stock and other information, including the information set forth under the heading “Risk Factors,” all of which you are urged to read carefully.  It is important that your Bixby common stock or Series A convertible preferred stock be represented at the special meeting regardless of the number of shares you hold.  Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the special meeting.  This will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Sincerely,

Robert A. Walker Chairman of the Board

NOTICE OF MEETING

BIXBY ENERGY SYSTEMS, INC.
6893 139th Lane NW
Ramsey, Minnesota 55303

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                        , 2009

You are cordially invited to attend a special meeting of the stockholders of Bixby Energy Systems, Inc. relating to the proposed merger of Bixby Energy Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of GCA I Acquisition Corp. with and into Bixby Energy Systems, Inc., and related transaction(s), to be held at [10:00 a.m.], Central Standard time, on __________, at _________________________________________________________________________ for the following purposes:

•
to approve the Amended and Restated Agreement and Plan of Merger, dated March 27, 2009, by and among GCA, Merger Sub, Bixby and Robert Walker (the “Merger Agreement”), and to approve the merger and related transactions contemplated by the Merger Agreement (to be voted on by the holders of Bixby common stock and Bixby Series A convertible preferred stock voting together);

•
to amend Bixby’s Certificate of Incorporation to revise the terms of the Bixby Series A convertible preferred stock to provide that, subject to the completion of the merger with GCA, the Bixby Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the merger (to be voted on by the holders of Bixby common stock and holders of Bixby Series A convertible preferred stock voting together and the holders of Bixby Series A convertible preferred stock voting separately as a class);

•	to consider and act upon any other matters that may properly be brought before the special meeting or at any adjournments or postponements of the meeting.

The board of directors of Bixby fixed the close of business on ___________, 2009 (the “Bixby Record Date”) as the date for which Bixby common and Series A convertible preferred stockholders are entitled to receive notice of, and to vote at, the special meeting.  Only the holders of record of Bixby common stock and Series A convertible preferred stock on the Bixby Record Date are entitled to have their votes counted at the special meeting and any adjournments or postponements of it.

On the Bixby Record Date, there were ___________ outstanding shares of Bixby common stock, each of which is entitled to one vote per share at the special meeting and _______ outstanding shares of Bixby Series A convertible preferred stock, each of which is entitled to two votes per share at the special meeting.

If holders of a combined majority of the shares of common stock and Series A convertible preferred stock entitled to vote in person or by proxy at the special meeting vote against, or abstain with respect to, the merger proposal, the proposal will not be approved.

If holders of either a majority of the Bixby common stock and Bixby Series A preferred stock voting together, or the holders of a majority of the Bixby Series A convertible preferred stock voting separately as a class, entitled to vote in person or by proxy at the special meeting vote against, or abstain with respect to, the proposal to amend Bixby’s Certificate of Incorporation to revise the terms of the Bixby Series A convertible preferred stock, the proposal will not be approved.

Your vote is important.  Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting.  If you are a stockholder of record of Bixby common stock or Bixby Series A convertible preferred stock, you may also cast your vote in person at the special meeting.  If you do not vote, it will have the same effect as voting against the proposals set forth above.

Any proxy may be revoked at any time prior to its exercise by delivery of a later dated proxy, by notifying us in writing prior to the special meeting or by voting in person at the special meeting.  By authorizing your proxy promptly, you can help us avoid the expense of further proxy solicitations.

After careful consideration of the terms and conditions of the merger proposal, the board of directors of Bixby believes that the merger proposal and the proposal to amend Bixby’s Certificate of Incorporation to revise the terms of the Series A convertible preferred stock are in the best interests of Bixby and its stockholders.  The board of directors of Bixby has unanimously approved the merger proposal, and the proposal to amend Bixby’s Certificate of Incorporation to revise the terms of the Series A convertible preferred stock and unanimously recommends that you vote “FOR” the approval of the Merger Agreement and the transactions contemplated thereby and the amendment to Bixby’s Certificate of Incorporation.

Your attention is directed to the joint proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete statement regarding the matters proposed to be acted on at the special meeting. We encourage you to read this joint proxy statement/prospectus carefully.  If you have any questions or need assistance voting your shares, you may write or call Robert Walker, Bixby Energy Systems, Inc., 6893 139th Lane NW, Ramsey, Minnesota 55303, (763) 404-7800.

BY ORDER OF THE BOARD OF DIRECTORS

Peder K. Davisson Secretary

_______________, 2009

Questions and Answers about the Actions to be Taken by GCA Stockholder Consent	1
Questions and Answers about the Merger to be Voted on by Bixby Stockholders	4
Summary	14
Risk Factors	20
Cautionary Statement Concerning Forward-Looking Statements	25
Action by Written Consent of GCA Stockholders	26
Voting by Written Consent and Record Date	26
Solicitation and Effectiveness of Written Consents	27
Expenses of Consent Solicitation	27
Written Consents Irrevocable	27
Proposal: To Increase GCA’s Authorized Shares of Common Stock	28
Proposal: 7-for-10 Reverse Stock-Split of GCA’s Issued and Outstanding Common Stock	29
Proposal: To Change GCA’s Name to “Bixby Energy Systems, Inc.”	30
Proposal: Approval of GCA’s 2009 Equity Participation Plan	30
GCA Board of Directors Recommendation	35
The Special Meeting of the Bixby Stockholders	37
General	37
Date, Time and Place of the Special Meeting	37
Purpose of the Bixby Special Meeting	37
Recommendation of the Bixby Board of Directors	37
Admission to the Bixby Special Meeting	38
Record Date and Stockholders Entitled to Vote	38
How You Can Vote	38
Adjournment and Postponement	39
Required Vote and Quorum	39
Abstentions and Broker Non-Votes	39
Voting by Bixby Directors and Executive Officers	40
Revoking Your Proxy	40
Other Matters	40
Solicitation of Proxies and Expenses	40
Stockholders Sharing an Address	41
The Proposed Merger	42
The Merger Agreement	42
General	42
Timing of Closing	42
Effects of the Merger	42
Conversion of Bixby Securities	43
Certain Transfer Restrictions Relating to GCA Common Stock Issued in the Merger	46
Conversion of Merger Sub Common Stock	47
Treatment of GCA Stock Options and Warrants	47
Bixby Dissenters’ Rights	47
Representations and Warranties	47
Certain Covenants Relating to Conduct Pending the Merger	50
Voting Agreement	52

GCA Capitalization	52
Certain Corporate and Securities Compliance	52
Public Announcements	53
Tax Free Reorganization	53
Affiliates	53
Certain Other Agreements and Related Matters	53
Certain Registration Obligations	54
Certain Liability and Indemnification	54
Conditions to the Merger	54
Termination, Amendment and Waiver	56
Fees and Expenses	57
Reasons for the Proposed Merger – Bixby	57
Reasons for the Proposed Merger – GCA	59
Description of GCA I Acquisition Corp. Securities	59
Comparison of Rights of Bixby Stockholders and GCA Stockholders	60
Accounting Treatment	60
Material United States Federal Income Tax Consequences of the Merger	60
Loss Limitations	62
Federal Securities Laws Consequences; Stock Transfer Restrictions	62
Pro Forma Financial Information	63
Information Regarding GCA	64
GCA Business	64
GCA Properties	65
GCA Legal Proceedings	65
GCA Material Contracts with Bixby	65
Market for GCA Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities	66
GCA Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	66
Historical Consolidated Financial Statements of GCA I Acquisition Corp. and Subsidiary	67
Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Fiscal Years Ending May 31, 2008 and 2007 and for the Six Month Periods Ending November 30, 2008 and November 24, 2007	68
Current Board of Directors and Executive Officers of GCA	74
Executive Compensation Relating to GCA	75
Transactions and Related Persons, Promoters and Certain Control Persons of GCA	76
Director Independence	77
Security Ownership of Certain Beneficial Owners and Management	78
Information Regarding Bixby Energy Systems, Inc.	79
Bixby Business	79
Bixby Properties	95
Bixby Legal Proceedings	96
Bixby Market for Common Equity, Related Stockholder Matters and Bixby Purchases of Equity Securities	96
Bixby Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	98

Historical Consolidated Financial Statements of Bixby Energy Systems, Inc. and Subsidiary	98
Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Fiscal Years Ending May 31, 2008 and May 26, 2007 and for the Six Month Periods Ending November 30, 2008 and November 24, 2007	99
Executive Officers and Directors of Bixby	113
Executive Compensation Relating to Bixby	114
Employment Contracts, and Termination of Employment and Change-in-Control Arrangements	115
Transaction with Related Persons, Promoters and Certain Control Persons	115
Security Ownership of Certain Beneficial Owners and Management	115
Directors, Executive Officers, Promoters and Control Persons of the Surviving Company	117
Executive Officers and Directors	117
Family Relationships	119
Term of Office	119
Executive Compensation	119
Transactions with Related Persons, Promoters and Certain Control Persons	119
GCA Stockholder Proposals	120
Legal Matters	120
Experts	120
Where You Can Find More Information	120
Exhibits
Annex A – Amended and Restated Agreement and Plan of Merger
Annex B – Form of GCA Unanimous Written Consent of Stockholders and Consent Signature Card
Annex C – Form of Bixby Proxy Card
Annex D – Form of Amendment No. 1 to GCA Certificate of Incorporation
Annex E – Form of Amendment No. 2 to GCA Certificate of Incorporation
Annex F – GCA 2009 Equity Participation Plan
Annex G – Form of Amendment to Bixby Certificate of Incorporation
Annex H – Form of Convertible Debt Security Exchange Agreement
Annex I – Form of Common Stock Purchase Warrant Exchange Agreement
Annex J – Form of Series A Convertible Preferred Stock Purchase Warrant Exchange Agreement
Annex K – Form of Bixby Affiliate Agreement

ADDITIONAL INFORMATION

GCA files quarterly and annual reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that GCA files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  GCA’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Copies of GCA’s public filings are also available without charge to each person to whom the prospectus contained in this registration statement is delivered, upon written or oral request to:

GCA I Acquisition Corp.
115 East 57th Street
Suite 1006
New York, New York 10022
Attention:  Michael M. Membrado
Telephone Number: (646) 486-9772

To obtain timely delivery, you must request the information no later than five business days before the date you must make your decision about the merger and amendment to Bixby’s Certificate of Incorporation described in the joint proxy statement/prospectus if you are a Bixby Stockholder, and no later than five business days before the date you must make your decision on the GCA consent proposals if you are a GCA stockholder.  In order to ensure that you will get the information you request on a timely basis, you must request this information by no later than __________________, 200__.

QUESTIONS AND ANSWERS ABOUT THE ACTIONS
TO BE TAKEN BY GCA STOCKHOLDER CONSENT

The following are some of the questions you may have as a GCA common stockholder and answers to those questions.  These questions and answers only highlight some of the information contained in this joint proxy statement/prospectus. You should read carefully this entire document, including the annexes, to fully understand the proposed transactions and the procedures for submitting your written consent to the GCA corporate actions to be taken.

Why am I receiving this document?

You are receiving this joint proxy statement/prospectus because GCA’s board of directors is soliciting consents from you for certain corporate actions which will be taken in connection with the merger of GCA I Acquisition Corp.’s wholly-owned subsidiary, Bixby Energy Acquisition Corp. into Bixby Energy Systems, Inc., in a transaction known as a triangular merger.  As a result of this triangular merger, Bixby Energy Systems, Inc. will become a wholly-owned subsidiary of GCA and Bixby’s business will become GCA’s business.

The merger itself does not require the approval of GCA’s shareholders. GCA is not holding a stockholder meeting nor is it seeking the vote, consent, proxy or approval of the GCA stockholders to approve the merger.

What am I being asked to consent to?

GCA’s board of directors is soliciting consents from you for the following corporate actions:

•	A proposal to amend GCA’s Certificate of Incorporation to give effect to a 7-for-10 reverse stock-split of GCA’s issued and outstanding shares of common stock;

•	A proposal to amend GCA’s Certificate of Incorporation to increase GCA’s authorized common stock from 100 million shares to 200 million shares;

•	A proposal to amend GCA’s Certificate of Incorporation to change GCA’s name from GCA I Acquisition Corp. to Bixby Energy Systems, Inc.; and

•	A proposal to ratify the adoption of the GCA I Acquisition Corp. 2009 Equity Participation Plan and to reserve 20 million common shares for issuance thereunder.

Why am I being asked to consent to these corporate actions?

The purpose of the reverse stock-split of GCA’s common stock is to reduce the total number of common shares of GCA common stock outstanding prior to the closing of the proposed merger with Bixby to 3.5 million, the number agreed to between GCA and Bixby. The merger is discussed in detail in this joint proxy statement/prospectus.

The increase in the number of shares of GCA common stock authorized for issuance is being effected to insure availability of an adequate number of shares of GCA common stock for issuance in connection with the merger with Bixby.

The name change is being effected to change GCA’s name to “Bixby Energy Systems, Inc.”, the name of the company GCA is combining with in the merger, whose operations will be GCA’s operations after the merger.

Ratification of the adoption of the GCA I Acquisition Corp. 2009 Equity Participation Plan is being sought to enable the issuance of replacement stock options in connection with the merger and to enable GCA to grant incentive stock options and other equity-based securities to induce persons with outstanding ability and potential to join and remain with GCA once the merger is completed.

If these actions receive the required GCA stockholder consent, when will they take effect?

The implementation of the proposals relating to the reverse stock-split and the increase in the number of shares of authorized common stock are not conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined to file the amendment to its Certificate of Incorporation to institute the reverse split and the increase in the number of authorized shares of common stock as soon as practicable following approval of these proposals by the GCA stockholders and without regard to the merger.

The implementation of the proposals relating to the name change and the 2009 Equity Participation Plan are conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined not to file the amendment to its Certificate of Incorporation to effect the name change or to adopt the 2009 Equity Participation Plan and to reserve common shares for issuance thereunder even if those proposals are approved by the GCA stockholders, if the merger does not close.  If the merger does close, the adoption of the 2009 Equity Participation Plan will occur concurrently with the closing, and the name change will be effected at some point after that.

Why is this document being referred to as a “joint proxy statement/prospectus”?

This document has been constructed in order to serve three distinct but very related purposes.  Rather than create three different documents containing a lot of redundant information, a determination was made to incorporate into a single document all of the relevant information.  The three purposes for which this document has been prepared are as follows:

•
to serve as a proxy statement for the Bixby common and Series A convertible preferred stockholders under applicable Delaware corporate law in connection with the upcoming special meeting of stockholders to approve the merger and the merger agreement, and the amendment to Bixby’s Certificate of Incorporation to revise Bixby’s Series A convertible preferred stock to provide for conversion of the Bixby convertible preferred stock into GCA common stock in connection with the merger, meaning that it will be a source of all material information relevant to Bixby’s stockholders in making a decision on how to vote;

•
to serve as a Form S-4 registration statement/prospectus deliverable by GCA to Bixby stockholders and other securityholders in connection with the issuance by GCA of the securities for which Bixby securities will be exchanged in the merger, or in transactions which will close concurrently with the merger, so that appropriate disclosure is provided and compliance with applicable securities law is satisfied; and

•
to serve as a proxy statement for the GCA stockholders under Delaware corporate law and Regulation 14A under the Securities Exchange Act of 1934 in connection with GCA’s solicitation of consents for the following four corporate actions related to the merger:

•	to reverse-split the common stock of GCA 7-for-10 prior to the effective time of the merger;

•	to increase the number of authorized shares of GCA common stock from 100 million to 200 million prior to the effective time of the merger;

•	to change the name of GCA to “Bixby Energy Systems, Inc.” following the merger; and

•	to ratify the adoption of the 2009 GCA Equity Participation Plan and the reservation of 20 million common shares for issuance thereunder concurrent with the merger.

How does the merger transaction work?

GCA has formed a wholly-owned subsidiary called Bixby Energy Acquisition Corp.  At the effective time of the merger, this subsidiary will be merged with and into Bixby Energy Systems, Inc., leaving Bixby Energy Systems, Inc. as a wholly-owned subsidiary of GCA.  GCA will later change its name to “Bixby Energy Systems, Inc.”  In effect, and as a result of the transaction, Bixby will become the sole operating subsidiary of GCA, and GCA will eventually be renamed “Bixby Energy Systems, Inc.”

As part of the transaction, Bixby stockholders will be entitled to receive one share of GCA common stock for every one share of Bixby common stock that they own and Bixby Series A convertible preferred stockholders will be entitled to receive two shares of GCA common stock for every one share of Bixby Series A convertible preferred stock that they own.  Also, Bixby stock option holders will be entitled to receive an equal number of GCA stock options with substantially the same terms as their Bixby stock options, for their Bixby stock options.

At the time the merger closes:

•
Bixby convertible debtholders will, if they agree, exchange their Bixby convertible promissory notes or debentures into a number of shares of GCA common stock or other securities that they would have received in the merger if they had converted their debt into Bixby common stock or other securities prior to the closing of the merger, and

•	Bixby warrantholders will, if they agree, exchange their Bixby common stock warrants and Bixby preferred stock warrants into GCA warrants with substantially similar terms.

Those Bixby convertible debtholders and warrantholders that do not agree to the exchange will remain as holders of Bixby convertible debt or warrants.  They would then receive either common stock in Bixby and not GCA if they convert their convertible debt, or common or preferred stock in Bixby and not GCA if they exercise their warrant, after the merger.  As a result, they would obtain a minority ownership position in Bixby and will in all likelihood have no liquidity in their Bixby stock, since if this occurs Bixby would have gone from being a privately-held wholly-owned subsidiary of GCA to a privately-held majority-owned subsidiary of GCA with no trading market for its stock.

Assuming the merger is consummated, who will the directors of GCA be?

Assuming the merger is consummated, the board of directors of GCA will be the same as the current board of directors of Bixby.  Specifically, the board members will be Robert Walker, James Bergeron, Gil Gutknecht and Kenneth Casavant.

Assuming the merger is consummated, who will the officers of GCA be?

Assuming the merger is consummated, the officers of GCA will be the same as the current officers of Bixby.  Specifically, the officers will be Robert Walker (President and Chief Executive Officer), Ron Kinner (Chief Financial Officer), Peder K. Davisson (Secretary), and Marvin (Ron) Baker (Vice President).

Does the merger involve any payment of cash?

There is no cash consideration directly involved in the merger transaction itself.  The only cash being paid by Bixby in connection with the merger is (i) that relating to its own fees and expenses associated with the merger, including its professional fees, and (ii) that relating to GCA’s fees and expenses associated with the merger, including the preparation, filing and dissemination of a registration statement on Form S-4 and this joint proxy statement/prospectus and all related federal and state securities law compliance associated with the pending merger as well as GCA’s expenses associated with fulfilling its SEC and related reporting obligations under applicable securities laws (until the earlier of four business days following the closing of the merger or the termination of the Merger Agreement), each of which Bixby has agreed to pay under the terms of the Merger Agreement.  These fees and expenses include reasonable legal, accounting, independent auditing, and EDGARization service fees.

What will GCA’s business be after the merger?

GCA’s operations after the merger will be Bixby’s operations.  Bixby’s business is discussed in this joint proxy statement/prospectus under the heading “Information Regarding Bixby Energy Systems, Inc.”.

What percentage of GCA will the pre-merger GCA common stockholders own upon closing of the proposed merger?

Upon consummation of the merger and concurrent exchange of Bixby convertible debt for GCA common stock and the exchange of Bixby warrants for GCA warrants, and following issuance in the merger and exchange transactions of the GCA common shares to Bixby stockholders (both common and Series A convertible preferred) in exchange for their shares of Bixby, and to Bixby convertible debtholders in exchange for their Bixby convertible debt, and giving effect to the issuance of the GCA common stock upon the exercise of warrants and conversion of the convertible securities underlying certain of those warrants, the GCA common stockholders will be diluted,  and the GCA shares currently owned by GCA stockholders will be reduced from representing 100% of the total issued and outstanding common shares of GCA to representing approximately 4% of the total issued and outstanding common shares of GCA assuming conversion of all outstanding convertible securities.

QUESTIONS AND ANSWERS ABOUT THE MERGER
TO BE VOTED ON BY BIXBY STOCKHOLDERS

The following are some of the questions you may have as a Bixby Energy Systems, Inc. common or Series A convertible preferred stockholder and answers to those questions.  These questions and answers only highlight some of the information contained in this joint proxy statement/prospectus. You should read carefully this entire document, including the annexes, to fully understand the proposed transactions and the voting procedures for the special meeting of the Bixby stockholders.

Why am I receiving this document?

You are receiving this joint proxy statement/prospectus because Bixby has entered into an agreement to merge with a public reporting shell company, GCA I Acquisition Corp., and before the transaction may be finalized, the approval of Bixby stockholders is required.  As a Bixby stockholder, you will be entitled to vote on the merger and related matters at an upcoming special meeting of Bixby stockholders.  The way the transaction works, a vote “FOR” the proposed merger and the related matters represents a decision to effectively exchange your shares of Bixby for shares in GCA which, immediately following the merger, will be essentially the same company as Bixby, but public reporting and with certain changes in its capital structure.  In connection with your right to vote, this document, therefore, is intended to provide detailed disclosure to you regarding the transaction, GCA I Acquisition Corp., and the combined entities so that you are in a position to make an informed voting and investment decision.

What is a public reporting shell company?

A public reporting shell company is a company with nominal assets and operations but with a class of stock registered under the Securities Exchange Act of 1934 and which files with the U.S. Securities and Exchange Commission quarterly and annual reports on Forms 10-Q and 10-K as well as current reports on Form 8-K, all of which are available to the public.  While some public reporting shell companies also have outstanding publicly traded securities, GCA does not and will not unless and until it completes a business combination with an operating company such as the merger with Bixby and, even then, not until after it goes through certain regulatory processes to both register the resale of certain shares and obtain a trading symbol and an initial listing/quotation for its common shares.

Why is this document being referred to as a “joint proxy statement/prospectus”?

This document has been constructed in order to serve three distinct but very related purposes.  Rather than create three different documents containing a lot of redundant information, a determination was made to incorporate into a single document all of the relevant information.  The three purposes for which this document has been prepared are as follows:

•
to serve as a proxy statement for the Bixby common and Series A convertible preferred stockholders under applicable Delaware corporate law in connection with the upcoming special meeting of stockholders to approve the merger and the Merger Agreement and the amendment to Bixby’s Certificate of Incorporation to revise Bixby’s Series A convertible preferred stock to provide for conversion of the Bixby convertible preferred stock into GCA common stock in connection with the merger, meaning that it will be a source of all material information relevant to Bixby’s stockholders in making a decision on how to vote;

•
to serve as a Form S-4 registration statement/prospectus deliverable by GCA to Bixby stockholders and other securityholders in connection with the issuance by GCA of the securities for which Bixby securities will be exchanged in the merger, or in transactions which will close concurrently with the merger, so that appropriate disclosure is provided and compliance with applicable securities law is satisfied; and

•
to serve as a proxy statement for the GCA stockholders under Delaware corporate law and Regulation 14A under the Securities Exchange Act of 1934 in connection with GCA’s solicitation of consents for the following four corporate actions related to the merger:

•	to reverse-split the common stock of GCA 7-for-10 prior to the effective time of the merger;

•	to increase the number of authorized shares of GCA common stock from 100 million to 200 million prior to the effective time of the merger;

•	to change the name of GCA to “Bixby Energy Systems, Inc.” following the merger; and

•	to ratify the adoption of a GCA 2009 Equity Participation Plan and the reservation of 20 million common shares for issuance thereunder concurrent with the merger.

If I am a Bixby stockholder, what are the proposals in relation to which I am being asked to vote?

There are only two proposals, which are interrelated.  You are being asked to vote:

•
to approve the merger transaction, as well as the Amended and Restated Agreement and Plan of Merger, which is sometimes referred to in this joint proxy statement/prospectus as the “Merger Agreement”; and

•
to approve an amendment to Bixby’s Certificate of Incorporation to amend the terms of Bixby Series A convertible preferred stock to provide that, subject to the completion of the merger with GCA, the Bixby Series A preferred stock will convert into GCA common stock on an as-converted basis (2-for-1) in the merger.

What vote is required to approve the merger and the Merger Agreement and the amendment to Bixby’s Certificate of Incorporation?

The affirmative vote of holders of a majority of the outstanding shares of Bixby common stock and Bixby Series A convertible preferred stock voting together, who held their shares on _________,  the record date, and who vote in person or by proxy at the special meeting are required to approve the Merger Agreement and the related transactions.  The affirmative vote of the holders of a majority of the outstanding shares of Bixby common stock and Bixby Series A convertible preferred stock voting together, and the Bixby Series A convertible preferred stock voting separately as a class, who held their shares on the record date, and who vote in person or by proxy at the special meeting are required to approve the amendment to Bixby’s Certificate of Incorporation.  If the merger does not close, Bixby’s board of directors have determined not to file the amendment to Bixby’s Certificate of Incorporation and the terms of Bixby’s Series A convertible preferred stock will not change.

How does the merger transaction work and what will I receive if it is approved?

GCA has formed a wholly-owned subsidiary called Bixby Energy Acquisition Corp.  At the effective time of the merger, this subsidiary will be merged with and into Bixby Energy Systems, Inc., leaving Bixby Energy Systems, Inc. as a wholly-owned subsidiary of GCA.  GCA will later change its name to “Bixby Energy Systems, Inc.”  In effect, and as a result of the transaction, Bixby will become the sole operating subsidiary of a public reporting company that will eventually be renamed Bixby Energy Systems, Inc.

As part of the transaction, Bixby stockholders will be entitled to receive one share of GCA common stock for every one share of Bixby common stock that they own and Bixby Series A convertible preferred stockholders will be entitled to receive two shares of GCA common stock for every one share of Bixby Series A convertible preferred stock that they own.  Also, Bixby stock option holders will be entitled to receive an equal number of GCA stock options with substantially the same terms as their Bixby stock options, for their Bixby stock options.

At the time the merger closes, Bixby convertible debtholders will, if they agree, receive GCA common stock or securities in exchange for their Bixby convertible promissory note or debentures.  Those convertible debtholders that do not agree to the exchange will remain as holders of Bixby convertible debt.  They would then receive common stock in Bixby and not GCA if they convert their convertible debt after the merger.  As a result, they will obtain a minority ownership position in Bixby and will in all likelihood have no liquidity in their Bixby stock since if this occurs Bixby would have gone from being a privately-held wholly-owned subsidiary of GCA to a privately-held majority-owned subsidiary of GCA with no trading market for its stock.

What will happen to my Bixby warrants?

Generally:

•
Your Bixby common stock purchase warrants will be exchanged in the merger for GCA common stock purchase warrants exercisable for the same number of shares of GCA common stock, and at the same price per share, as your Bixby warrants, and which are otherwise substantially equivalent to your Bixby warrants.

•
Your Bixby Series A convertible preferred stock purchase warrants will be exchanged in the merger for GCA common stock purchase warrants exercisable for twice the number of shares of GCA common stock, and at half the price per share, as compared to the number of shares of Bixby Series A preferred stock and the exercise price per share of Bixby Series A preferred stock under your Bixby warrants.

Holders of Bixby common stock purchase warrants and Bixby Series A convertible preferred stock purchase warrants that do not contain a provision that their warrants will be exchanged for GCA warrants as described above will be given the opportunity prior to closing of the merger to exchange their Bixby warrants as of the closing of the merger for a GCA common stock purchase warrant with the terms described above.  Holders of Bixby common stock purchase warrants who do not agree to such an exchange will retain their Bixby common stock purchase warrants which, upon exercise after the merger, would result in their receiving common stock in Bixby and not GCA.  Holders of Bixby Series A convertible preferred stock purchase warrants who do not agree to such an exchange will retain their Bixby Series A convertible preferred stock purchase warrants, which, upon exercise after the merger, would result in their receiving Series A convertible preferred stock in Bixby and not shares of GCA.  As a result, they will obtain a minority ownership position in Bixby and will in all likelihood have no liquidity in their Bixby stock since, if this occurs, Bixby would have gone from being a privately-held wholly-owned subsidiary of GCA to a privately-held majority-owned subsidiary of GCA with no trading market for its stock.

  The issuance of the shares of GCA common stock underlying GCA common stock purchase warrants issued in exchange for Bixby common stock purchase warrants and Bixby Series A convertible preferred stock purchase warrants are being registered as part of the S-4 registration statement included in this joint proxy statement/prospectus.

What is the value to Bixby of becoming a public reporting company?

Becoming a public reporting company is, for most public companies, an integral and major part of the process in becoming what most people understand to be a “public company”.  In order to have its common stock listed for trading on any major stock exchange or automated quotation system, it is necessary for a company to become a public reporting company.  This can be done either directly, through registration under the federal securities laws, or indirectly, through a merger with a shell company that is already a reporting company.  The decision to accomplish this one way as opposed to the other is generally influenced by a combination of timing and expense considerations, as well, in some cases, as the expertise and resources of those controlling an available shell company.  In either case, once it becomes a reporting company, it is eligible to pursue the various additional steps involved in allowing shares of the company’s stock to publicly trade.  Ultimately, the value of being a “public company”, one which is both public reporting and publicly-traded, can include any one or more of the following:

•
Liquidity.  Liquidity is the ability to sell that is created by the existence of an after-market among the investing public in a company’s so-called “freely-trading” stock.  In the final analysis, it’s what gives investors and others the opportunity to turn their investments into cash as and when they desire.  Shareholders in private companies invariably have to concern themselves with their “exit strategy” and are generally tied to such investments until such time, if at all, as the company is either sold outright to another company or goes public.  In contrast, if a company is already public, the ability to exit is significantly enhanced.  While true liquidity can be more illusory than real for small public companies that lack significant trading volume in their stock, generally, the relative liquidity as compared to a private company is greater.

•
A Significantly Higher Valuation For Company.  All other things being equal, public companies generally enjoy significantly higher valuations than do their private counterparts.  In general, in fact, and although there can never be any assurance, the valuations of public companies tend to be two or more times the value of a comparable private company.  When a financing takes place as part of a going-public event itself, the value of the company before the investment is almost always materially higher than the value a private equity investor would place on the same company.  This is due to a discount that is generally placed on illiquidity.

•	Easier Access To Capital. In general, it is easier for public companies to raise money than private companies. This is true for essentially three reasons.

•
On an ongoing basis, public companies are required to disclose their operating and financial results (whether positive or negative), executive compensation, related-party transactions, material contracts, liquidity, capital resources, and other affairs to the public through periodic and other SEC filings.  The “transparency” that results from this mandated disclosure generally has the effect of enhancing investor confidence, to at least some extent because public companies are generally believed to be less apt to be able to conceal meaningful problems.

•
The liquidity factor discussed above plays a key role in relation to capital raising.  Typically, public company investors (those that invest in primary, capital-raising transactions directly with the company, not open market purchases) are able to obtain the ability to sell their shares publicly within 2 to 12 months after making their investment, which, in contrast to private venture-capital type investments (that can tie up capital for several years or more), is viewed by some as attractive.  An entire segment of the hedge fund industry has evolved in recent years which is focused exclusively on doing what are called private-investment-in-public-equity (so-called “PIPE”) transactions.  Although there has been a significant fall off recently in the transactional volume of PIPES generally, which is largely attributable to the state of the domestic and international capital markets as a whole, very substantial sums have historically been invested annually by these funds, of which there are many, in developing and growth-stage public companies, effectively having created a sort of “public venture capital” market.  PIPE activity within certain sectors, however, including alternative energy, remains relatively robust.

•
Public companies have far greater visibility within the capital markets and are therefore much better positioned than private companies to pursue and access those markets as and when they may need to do so.

•
Ability to Raise Capital Without Having To Relinquish Control. Because they largely view themselves as strategic “partners”, institutional investors in most private companies typically insist upon board representation and extensive restrictions and covenants designed to control – or at least limit – their relative investment risk.  Many institutional investments in public companies, however, do not involve these same types of demands.  For this reason, many private companies that are already able to attract private equity investment make the decision to go public since the terms upon which they can obtain in the public markets are less restrictive and allow them to maintain more control going forward.

•
Growth Through Acquisitions or Strategic Partnerships.  Many companies become public in order to more aggressively pursue a strategy of growth through acquisition, joint venture, or strategic partnership.  In many cases, investors are more willing to provide financing to a public company, even when the purpose of the financing is to fund acquisitions.  In addition, a public company is sometimes able to use stock as currency or “scrip” in the package of consideration to be provided to a company being acquired or with which it is partnering; in some cases, the sole consideration involved is stock.

•
Enhanced Ability to Attract and Retain More Highly-Skilled Management Through Equity-Based Incentive Compensation Packages.  Because it can provide material financial incentives for enterprising individuals, in many cases tax-advantaged, publicly-traded stock and stock options to acquire it are frequently used as the basis for recruiting and retaining members of senior, and sometimes middle-level, management teams.  This can be a very meaningful competitive advantage in the market for executive talent.  In some cases, and to a lesser degree, rank-and-file employees can take advantage of these benefits as well.

Assuming the merger is consummated, who will the directors of the company be?

Assuming the merger is consummated, the board of directors of GCA will be the same as the current board of directors of Bixby.  Specifically, the board members will be Robert Walker, James Bergeron, Gil Gutknecht and Kenneth Casavant.

Assuming the merger is consummated, who will the officers of the company be?

Assuming the merger is consummated, the officers of GCA will be the same as the current officers of Bixby.  Specifically, the officers will be Robert Walker (President and Chief Executive Officer), Ron Kinner (Chief Financial Officer), Peder K. Davisson (Secretary), and Marvin (Ron) Baker (Vice President).

Does the merger involve any payment of cash?

There is no cash consideration directly involved in the merger transaction itself.  The only cash being paid by Bixby in connection with the merger is (i) that relating to its own fees and expenses associated with the  merger, including its professional fees, and (ii) that relating to GCA’s fees and expenses associated with the merger and the preparation, filing and dissemination of a registration statement on Form S-4 and this joint proxy statement/prospectus and all related federal and state securities law compliance associated with the pending merger as well as GCA’s expenses associated with fulfilling its SEC and related reporting obligations under applicable securities laws (until the earlier of four business days following the closing of the merger or the termination of the Merger Agreement), each of which Bixby has agreed to pay under the terms of the Merger Agreement.  These fees and expenses include reasonable legal, accounting, independent auditing, and EDGARization service fees.

How is Bixby paying for the business combination?

As a result of the merger, Bixby is contributing its operating business to GCA, the public reporting shell company.  The combination results in a public reporting operating company (and one that is no longer a shell company).  Bixby common stockholders will exchange the shares that they currently hold in Bixby for an equal number of shares of GCA and Bixby Series A convertible preferred stockholders will exchange the shares they currently hold in Bixby for twice as many shares of GCA common stock, except that, in each case, such shares shall have been diluted as a result of the shares held by the existing shareholders of GCA, which are entitled, pursuant to the merger agreement and as of closing, to retain 3.5 million shares of GCA common stock.

What percentage of GCA will the Bixby common and Series A convertible preferred stockholders own upon closing of the merger?

Upon consummation of the merger and concurrent exchange of Bixby convertible debt for GCA common stock and the exchange of Bixby warrants for GCA warrants, and following issuance in the merger and exchange transactions of the GCA common shares to Bixby stockholders (both common and Series A convertible preferred) in exchange for their shares of Bixby, and to Bixby convertible debtholders in exchange for their Bixby convertible debt, and giving effect to the issuance of the GCA common stock upon the exercise of warrants and conversion of the convertible securities underlying certain of those warrants, the Bixby stockholders will be diluted and collectively own approximately 96% of the total issued and outstanding common stock of GCA.  As a result of these issuances, the GCA shares currently owned by GCA stockholders will be reduced from representing 100% of the total issued and outstanding common shares of GCA to representing approximately 4% of the total issued and outstanding common shares of GCA.

Will I be able to sell my shares of GCA in the public market if I want to after the merger?

Not immediately, but eventually.  If the merger is approved and closes, the issuance of the securities by GCA to Bixby securityholders shall have been registered pursuant to the S-4 registration statement of which this joint proxy statement/prospectus is a part.  As a result of this registration, and so long as you are not a so-called “affiliate” of Bixby at the time of the merger, your shares will be eligible to be resold by you subject to two limitations:

•
First, before any shares can be sold, a market has to be created in the stock and the stock, as a class, needs to be authorized and qualified for trading on a national securities exchange and/or the Over-The-Counter-Bulletin-Board (OTCBB).  At a minimum, this requires that the post-merger company identify and recruit a sponsoring market maker to undertake a certain procedural and administrative process on behalf of the post-merger company and that the company obtain a ticker symbol and that its common shares be listed and/or quoted.

•
Second, as a result of the merger, and in accordance with the terms of the Merger Agreement, all Bixby securityholders who receive shares of GCA common stock as part of the merger will hold such shares subject to a contractual lock-up period pursuant to which they will only be able to be sold in accordance with the following schedule (calculated on a cumulative basis):

Up to 10%	Any time following the first date GCA’s common stock is authorized, qualified, and listed or quoted for trading on a national securities exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	90 days following the Listing Date
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

If for any reason the Listing Date shall not have occurred as of the date one year following the closing of the merger, then the Listing Date shall be deemed to be the date one year following the closing of the merger.

The above transfer limitation condition does not apply to transfers:

•	by gift to an immediate family member,

•	by will or intestacy or distribution, or

•	to a trust for the benefit of the transferor or a family member.

Affiliates will be subject to additional transfer restrictions imposed by SEC rules which are discussed below.

How do I know if I am an “affiliate”?

An “affiliate” for purposes of the merger is anyone who has the power to direct or cause the direction of management and policies of Bixby, whether through stock ownership, by contract, or otherwise.  Such power exists either through the right to control or the actual exercise of control.  Certain persons presumptively (although rebuttably) qualify as affiliates.  In addition to officers and directors of Bixby, these persons include beneficial owners of more than 10% of any class of Bixby’s equity securities (for which purpose such person is considered to be the beneficial owner of all securities which such person has a right to acquire within 60 days) and any such person’s relative or spouse, or any relative of such spouse, living in the same home as such person.

Your status as an affiliate can change at any given time depending, among other things, on what percentage of the total outstanding common stock of the post-merger company you own.  The number of shares you own can change and/or the number of shares the company has outstanding can change.  As of March 27, 2009, you would have presumptively been an affiliate if you owned 3,644,009 or more shares of Bixby common stock.

Can I still sell my shares in the public market if I am an affiliate?

As an affiliate, the GCA shares you acquire in connection with the merger with Bixby or pursuant to contemporaneous exchange agreements are what is known as “control securities”.  The SEC imposes certain transfer restrictions on the public sale of “control securities” by affiliates.  If you become an affiliate of GCA after the merger with Bixby closes, generally you will be allowed to sell your shares in the public market pursuant to the transfer restriction schedule discussed in one of the preceding questions (with caption “Will I be able to sell my shares of GCA in the public market if I want to after the merger?” , but subject to the following volume limitations in any three-month period:

the greater of:

•	up to one percent of GCA’s (then renamed “Bixby Energy Systems, Inc.”) total outstanding shares of common stock, or

•	up to the average weekly trading volume of GCA’s (then “Bixby Energy Systems, Inc.”) common stock during the four full calendar weeks before you file a notice of proposed sale with the SEC.

Additionally, after six months from the time the shares were issued to you, provided that GCA (then “Bixby Energy Systems, Inc.”) is at such time current in filing its required periodic reports with the SEC, you would be able to sell such number of shares, plus the same number of shares under Rule 144 of the Securities Act of 1933, effectively doubling the number of shares you could sell under affiliate transfer restrictions, so long as it does not exceed the contractual lock-up restrictions discussed in the question above under the caption “Will I be able to sell my shares of GCA in the public market if I want to after the merger?”  After one year passes from the closing of the merger, the requirement that GCA (then “Bixby Energy Systems, Inc.”) be current in filing of its required periodic reports with the SEC ceases to be a condition to your ability to double up on the number of shares you would be able to sell under affiliate transfer restrictions.  These volume restrictions are specifically set forth in Rule 144 under the Securities Act of 1933.

If the resale of your shares is subsequently registered, you would be able to sell your shares without regard to Rule 144 volume limitations, but you would be subject to the contractual lock-up restrictions discussed in the question above under the caption “Will I be able to sell my shares of GCA in the public market if I want to after the merger?”  Bixby has acknowledged in the merger agreement its intention to register the resale of the GCA common shares held by affiliates, as well as GCA (then “Bixby Energy Systems, Inc.”) common shares underlying purchase warrants held by affiliates, shortly after the closing of the merger, subject to certain conditions. Note that, just because you may be allowed to sell your shares in compliance with Rule 144, it does not mean that there will be a trading market in which you will be able to sell your shares.

Also, because GCA is a “shell” company before the merger with Bixby, holders of GCA common stock who are affiliates of GCA before the merger with Bixby will not be able to publicly re-sell their GCA common stock at any time without registration of the resale of those shares, because of SEC transfer restrictions that apply to former shell companies.  Under the terms of the merger agreement, however, GCA (then “Bixby Energy Systems, Inc.”) is committed to registering the resale of these shares shortly after the closing of the merger.

Once you cease to be an affiliate and have not been an affiliate of GCA for three months, the Rule 144 volume limitations will no longer apply.

The rules and limitations relating to sales of shares by affiliates are complex and we urge affiliates to consult with their attorneys and stockbrokers for advice and guidance on the restrictions that apply to the sale of their GCA (then “Bixby Energy Systems, Inc.”) shares.

Are there any important risks related to the merger, GCA or the combined entities of which I should be aware?

Yes, there are important risks involved.  Before making any decision on whether and how to vote, we urge you to read carefully and in its entirety the section entitled “Risk Factors” beginning on page 20.

Does the Bixby board of directors support the merger?

Yes.  The Bixby board of directors has determined that the merger is fair to, and is in the best interests of, the Bixby stockholders, and has unanimously approved the merger and the Merger Agreement, and the related matters upon which you are being asked to vote on in this joint proxy statement/prospectus.

How will the Bixby officers and directors vote their shares?

Robert Walker, Bixby’s Chairman and Chief Executive Officer, has entered into an agreement in connection with the merger pursuant to which he has agreed to vote his shares in favor of the merger and the Merger Agreement and the related proposal to amend Bixby’s Certificate of Incorporation.  Although it is expected by Bixby management that the other officers and directors that own shares will also vote in favor of the merger and the Merger Agreement and the related proposal to amend Bixby’s Certificate of Incorporation, they have not contractually committed themselves to doing so and there can be no assurance of this result.

Will my rights as a stockholder of GCA be different from my rights as a stockholder of Bixby?

Since both Bixby and GCA are Delaware corporations, your rights will be substantially the same if you are a Bixby common stockholder whose shares will be exchanged for GCA common stock in the merger.

If you are a Bixby Series A convertible preferred stockholder whose Bixby Series A convertible preferred stock will be exchanged for GCA common stock in the merger, there are certain material differences between your rights as a common stockholder of GCA and your rights as a preferred stockholder of Bixby.  We urge you to read the section entitled “Description of GCA I Acquisition Corp. Securities” beginning on page 59 and “Comparison of Rights of Bixby Stockholders and GCA Stockholders” beginning on page 60, which discusses those differences.

Is the merger expected to be taxable to me?

The merger is intended to be tax-free to you.  It has been structured to qualify as a “Type A Reorganization” within the meaning of §368(a)(1)(A) of the United States Internal Revenue Code of 1986.  As a result of the merger's qualification as a Type A Reorganization, Bixby stockholders are not expected to recognize gain or loss for United States federal income tax purposes upon the exchange of shares of Bixby common stock or Bixby Series A convertible preferred stock for shares of GCA common stock.  You should read “Material United States Federal Income Tax Consequences of the Merger” beginning on page 60 for a more complete discussion of United States federal income tax consequences of the merger.  Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation.  Bixby stockholders should consult their tax advisors to determine the tax consequences of the merger to them.

What happens if I vote against the merger but it is approved anyway?

If you vote against the merger but it is approved by the Bixby stockholders anyway, the merger will proceed and be completed, but you will be entitled to appraisal rights under Delaware law.

What are appraisal rights?

Under Delaware law, dissenting holders of Bixby common stock and Series A convertible preferred stock will have what are known as “appraisal rights”.  Appraisal rights entitle the holder the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if a proposed merger is completed and subject to certain conditions.  In this case, dissenting stockholders will only be entitled to pursue their appraisal rights if they submit a written demand for an appraisal before the taking of the vote on the merger and they comply with the Delaware law procedures explained in this joint proxy statement/prospectus.  In the event that holders of more than 7,288,018 shares, or 20% of Bixby common stock and/or 163,506 shares, or 20%,  of Bixby Series A convertible preferred stock choose to exercise their appraisal rights, Bixby will be under no obligation to consummate the proposed merger.

When and where will the Bixby special meeting of stockholders be held?

The Bixby special meeting of stockholders will be held on ________ _______ __, 2009 at __:00 am at ______________________________________.

What happens if the merger is not approved?

 Under the terms of the Merger Agreement, the inability of Bixby and Robert Walker, it’s Chief Executive Officer, to obtain approval of its stockholders for the merger despite their good faith best efforts to do so would give Bixby the right to terminate the Merger Agreement.  In such event, the merger would not be completed.

Assuming it is approved, when do you expect the merger to be completed?

It is currently anticipated that the merger will be completed promptly following Bixby’s special meeting of stockholders.

 Who is entitled to vote?

            Bixby common stockholders and Bixby Series A convertible preferred stockholders of record as of the close of business on __________ __, 2009 are entitled to receive notice of and to vote at the special meeting.

How do I vote?

Each share of Bixby common stock of which you were the holder on the record date entitles you to one vote.  Each share of Bixby Series A convertible preferred stock of which you were the holder on the record date entitles you to two votes.  Your proxy card shows the number of shares of Bixby capital stock of which you were the holder on the record date.  If you are a Bixby stockholder of record, you may vote your shares at the special meeting in one of the following ways:

•	by mailing your completed and signed proxy card in the enclosed return envelope; or

•	by attending the special meeting and voting in person.

What will happen if I abstain from voting or fail to vote?

An abstention and a failure to vote will have the same effect as a vote against the approval of the merger and Merger Agreement.

Do I need to turn in my old certificates?

No.  Before any certificates are exchanged, the merger must first be approved by the Bixby common and Series A convertible preferred stockholders voting together.  If the merger is approved and it closes, your current Bixby stock certificates will represent your rights in the GCA stock for which your Bixby stock is exchanged in the merger.  An exchange agent will be designated after the merger closes to administer the exchange of certificates.  You may exchange them by contacting the exchange agent and following their instructions for reissuance of a new GCA stock certificate when you surrender your Bixby stock certificate to them.  If you elect to exercise your appraisal rights, you will need to deliver your old certificate to the Bixby Corporate Secretary at least 15 business days prior to the special meeting.

What do I need to do now?

After carefully reading and considering the information contained in this joint proxy statement/prospectus, including the annexes, please fill out and sign the proxy card, and then mail your completed and signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares of Bixby common stock and/or Series A convertible preferred stock may be voted at the special meeting.  Your proxy card will instruct the persons identified as your proxy to vote your shares at the special meeting as directed by you.  If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” the proposals.

What do I do if I decide to change my vote?

If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised:

•	If you sent in a proxy, by sending another proxy card which Bixby receives before the special meeting with a later date;

•	By notifying Bixby in writing before the special meeting that you have revoked your proxy; or

•	By attending the special meeting, revoking your proxy and voting in person.

Who can help answer my questions?

If you have questions about the merger, you may write or call Robert Walker, Bixby Energy Systems, Inc., 6893 139th Lane NW, Ramsey, Minnesota 55303, (763) 404-7800.

SUMMARY

This summary contains selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you.  To understand the merger fully and to obtain a more complete description of the legal terms of the merger, you should carefully read this entire document, including the Merger Agreement and other annexes to this joint proxy statement/prospectus, and the documents to which GCA refers you.  See “Where You Can Find More Information” on page 120.

Except as otherwise required by the context, the term “GCA” refers to GCA I Acquisition Corp., the term “Bixby” refers to Bixby Energy Systems, Inc. and the term “Merger Sub” refers to GCA’s subsidiary, Bixby Energy Acquisition Corp.

GCA I Acquisition Corp. (See pages 64-78)

GCA is what is known as a “blank check” company.  The U.S. Securities and Exchange Commission defines “blank check” companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934 and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”  Under SEC Rule 12b-2 under the Securities Act of 1933, GCA also qualifies as a “shell company” because it has no or nominal assets and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.  GCA management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, unless and until it has concluded a business combination.  GCA intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

GCA was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly-held corporation.  Its principal business objective has been and for the foreseeable future will continue to be to achieve long-term growth potential through a combination with an operating business rather than immediate short-term earnings.  It has entered into a Merger Agreement with Bixby Energy Systems, Inc., our subsidiary, Bixby Energy Acquisition Corp., and Robert A. Walker, the President and Chief Executive Officer of Bixby.  Given the proposed merger, GCA has curtailed for the time being its efforts in seeking out alternative target companies with which to combine.  However, to the extent that the merger with Bixby is not consummated for any reason and GCA resumes its business objectives of identifying a target company with which to combine, it will not restrict its potential candidate target companies to any specific business, industry or geographical location and may, as a result, acquire any type of business.

GCA’s principal executive offices are located at 115 East 57th Street, Suite 1006, New York, NY 10022.  GCA uses the telephone number (646) 486-9772.

Bixby Energy Acquisition Corp.

Bixby Energy Acquisition Corp. is a wholly-owned subsidiary of GCA formed solely in connection with the merger.  It was incorporated on April 23, 2008.  For ease of understanding, Bixby Energy Acquisition Corp. is also referred to as “Merger Sub” throughout this joint proxy statement/prospectus.  Upon successful completion of the merger, Merger Sub will be merged with and into Bixby and will cease to exist as a separate corporation.  If the merger is not consummated, GCA is likely at some point to cause Merger Sub to change its name to a name not including “Bixby”.

Merger Sub’s principal executive offices are located together with those of GCA at 115 East 57th Street, Suite 1006, New York, NY 10022.  Merger Sub uses the telephone number (646) 486-9772.

Bixby Energy Systems, Inc. (See pages 79-116)

Bixby Energy Systems, Inc. is a greater Minneapolis, Minnesota based private development-stage operating company with certain proprietary rights to various alternative energy related and other technologies.  Robert A. Walker is the founder, President and Chief Executive Officer of Bixby.  Although Bixby generated material revenues over the past two fiscal years (periods ending May 31, 2008 and May 26, 2007, respectively), it has incurred significant net losses for each of those years.  Bixby’s revenues generated to date have all been derived from two independently operated business units:

•	one of which manufactures and sells biomass-based home-heating appliances but which has been in a production-halt and inventory-liquidation process for over a year, and

•	the other of which is a water-softener salts regional sales and distribution operation in the Midwest section of the United States.

Each of these businesses were parts of a since-abandoned business plan.  Bixby is currently in the process of attempting to divest itself of one or both of these businesses, and is contemplating various sale options.

Bixby’s current business plan centers around the commercial exploitation of a system that converts certain types of coal into a combination of synthetic natural gas, semi-coke, activated carbon, coal tars, and coal oils, certain of which each generally offer a significantly higher commercial value than coal.  It has patent applications pending on certain of the design features of this system.  Although Bixby has not generated any revenues to date from operations utilizing this carbon conversion technology, Bixby management believes that it is positioned to become a significant and economically efficient producer of each of synthetic natural gas, semi-coke, activated carbon, coal tars, and coal oils, or a licensor of technology that will enable licensees to do the same.  In addition to its carbon conversion system, Bixby has acquired other technologies that it is in the process of further developing.  Among others, this includes a certain liquefaction technology aimed at economically converting the semi-coke it produces through its carbon conversion system to a light sweet crude liquid synfuel.

Risk Factors (See page 20)

The merger involves a number of risks.  The stockholders of Bixby should carefully consider these risks, certain of which are described under the heading “Risk Factors”.

The Merger (See page 42)

The Amended and Restated Merger Agreement (which, for ease of understanding, is referred to generally throughout this joint proxy statement/prospectus as the “Merger Agreement”) and the schedules and exhibits to the Merger Agreement are attached to this joint proxy statement/prospectus as Annex A.  Please read the Merger Agreement, and the schedules and exhibits.  It is the legal document that governs the merger transaction, including the conversion or exchange of Bixby securities into GCA securities.

General (See pages 42-47)

GCA, Merger Sub, Bixby, and Robert A. Walker, the President and Chief Executive Officer of Bixby, originally entered into the Merger Agreement on May 7, 2008.  The Merger Agreement was amended and restated as of March 27, 2009.  The Merger Agreement provides that upon consummation of the merger:

•	Merger Sub will be merged with and into Bixby,

•	The separate corporate existence of Merger Sub will cease, and

•	Bixby will continue as the surviving corporation and become a wholly-owned subsidiary of GCA.

In consideration of the merger, all of Bixby’s shares of common stock and Series A convertible preferred stock will be exchanged for shares of GCA common stock.

Pursuant to separate exchange agreements which will take effect upon the closing of the merger:

•	All Bixby convertible promissory notes and debentures held by securityholders who so elect will be exchanged for shares of GCA common stock.

•	All Bixby convertible promissory notes and debentures held by securityholders who so elect will be exchanged for GCA convertible notes and debentures with substantially equivalent terms.

•	All Bixby common stock purchase warrants and preferred stock purchase warrants held by securityholders who so elect will be exchanged for GCA common stock purchase warrants.

All Bixby convertible promissory notes and debentures held by securityholders who do not elect to exchange their convertible notes and debentures into either GCA common stock or substantially equivalent GCA promissory notes or debentures will remain unchanged as securities of Bixby, which will become a subsidiary of GCA following the merger.

All other non-convertible indebtedness of Bixby will be assumed by GCA as part of the merger.

All Bixby common stock purchase warrants and preferred stock purchase warrants held by securityholders who do not elect to exchange their warrants into GCA common stock purchase warrants will remain unchanged as securities of Bixby, which will become a subsidiary of GCA following the merger.

If the merger is completed, a change of control of GCA will have occurred.

In accordance with its terms, the Merger Agreement may only be terminated before closing by Bixby if:

•
Bixby’s stockholders fail to approve the merger and the Merger Agreement within a reasonable period following good faith compliance by Bixby with certain of its obligations under the Merger Agreement, or

•	GCA breaches any representation, warranty, covenant or agreement contained in the Merger Agreement and the breach is not curable by GCA through best efforts.

What Bixby Stockholders Will Receive in the Merger (See pages 43-44)

Holders of shares of Bixby common stock and Series A convertible stock issued and outstanding immediately prior to the time the Certificate of Merger is filed with the Delaware Secretary of State will be entitled to receive the following shares of GCA common stock:

•	One share of GCA common stock for each share of Bixby common stock; and

•	Two shares of GCA common stock for each share of Bixby Series A convertible preferred stock.

Holders of Bixby common stock and Series A preferred stock will receive shares of GCA common stock in proportion to their holdings of Bixby common stock and Series A preferred stock respectively at the time of the merger, subject to certain adjustments, including those resulting from the 3.5 million shares of GCA common stock outstanding immediately prior to the effective time of the merger, which are described in more detail beginning on page 29.

No fractional shares of GCA common stock or preferred stock will be issued in connection with the merger.

As of the effective time of the merger, the Bixby stockholders will no longer own any Bixby common stock or, if the amendment to Bixby’s Certificate of Incorporation to revise the terms of the Bixby Series A convertible preferred stock to provide for it to convert automatically into GCA common stock in the merger is approved by the holders of the Bixby Series A convertible preferred stock (or, if it is not approved but GCA waives such approval as a condition of closing), any Series A convertible preferred stock.

Immediately after the merger, the pre-merger Bixby common stockholders, together with the pre-merger Bixby Series A convertible preferred stockholders, assuming the Series A convertible preferred stock converts in connection with the merger, will collectively own 38,835,798 shares of GCA common stock, and the pre-merger Bixby option holders will own options to purchase up to 2,159,000 shares of GCA common stock.

Ownership of GCA After the Merger (See Page 42)

Upon closing of the merger and the related exchange agreements, Bixby stockholders immediately prior to the merger will own approximately 96% of the outstanding shares of GCA common stock on a fully diluted basis and the pre-merger GCA stockholders will own approximately 4% of the outstanding shares of GCA common stock on a fully diluted basis.  These percentages are based on the number of shares of GCA common stock outstanding on March 27, 2009.

Directors and Management of GCA After the Merger (See Pages 42-43)

If the merger is completed, the directors and executive officers of Bixby just prior to the effective time of the merger are expected to become senior management of GCA.  The post-merger management of GCA may also appoint additional directors of GCA. The existing directors and executive officers of GCA and Merger Sub will resign or otherwise be terminated at the effective time of the merger.

Conditions to Completing the Merger (See Pages 54-55)

Among many other conditions, consummation of the merger is subject to:

•
GCA’s preparation and filing of, and causing to become effective under the Securities Act, a registration statement on Form S-4 covering the issuance by GCA of all of the merger securities to Bixby securityholders,

•	Bixby stockholder approval of the merger,

•
Bixby stockholder approval of an amendment to Bixby’s Certificate of Incorporation to provide that the Series A convertible preferred stock will convert into GCA common stock in the merger (which is only a condition to GCA’s obligation to complete the merger),

•
Bixby having entered into exchange agreements with a number of Bixby convertible debt holders, Bixby common stock purchase warrant holders, and Bixby Series A convertible preferred stock purchase warrant holders satisfactory to GCA, and the obligations of the holders having been satisfied,

•	no more than 20% of Bixby dissenting stockholders having exercised their rights of appraisal,

•	GCA having completed a 7-for-10 reverse stock-split and an increase in its authorized common stock to 200 million shares,

•	there being no law or court order prohibiting the merger,

•	the representations and warranties of GCA, Merger Sub and Bixby having remained accurate in all respects, with permitted exceptions up through the closing of the merger, and

•	each of GCA, Merger Sub and Bixby having performed, in all material respects, all of their respective obligations under the Merger Agreement.

Listing of GCA Common Stock (See Page 53)

As soon as practicable following the closing of the merger, GCA intends to apply to obtain a ticker symbol and have its common stock quoted and traded on the OTC Bulletin Board (the “OTCBB”) under the name “Bixby Energy Systems, Inc.”

Appraisal Rights (See Page 47)

If the merger is completed, Bixby stockholders who do not vote for the merger may, under certain circumstances, exercise appraisal rights under the laws of the State of Delaware to receive payment in the amount of the appraised value of their Bixby common stock or Bixby Series A convertible preferred stock instead of participating in the merger and receiving GCA common stock in exchange for their Bixby shares.  Those stockholders may be entitled to appraisal rights with respect to their shares of Bixby common stock or Series A convertible preferred stock.

Reasons for the Merger (See Pages 57-59)

Bixby believes that the merger with GCA will provide significant benefits to the Bixby stockholders.  The merger will effectively cause Bixby to become a reporting company, which is a significant step towards becoming a publicly-traded company, a status which provides a number of benefits including liquidity, a potentially higher valuation, and easier access to capital.  The Bixby board of directors has unanimously approved the Merger Agreement and the merger.

GCA believes that the merger will significantly enhance shareholder value.  The board of directors of GCA has approved the Merger Agreement and the merger.

Accounting Treatment (See Page 60)

For financial statement purposes, Bixby is the “acquiring company” and the merger transaction will be treated as a “reverse” purchase by Bixby of GCA.  The identifiable tangible and intangible assets and the liabilities of GCA will be recorded by Bixby at their fair values, which management believes approximates their historical values, and any excess cost will be recorded as goodwill.  The assets and liabilities of Bixby will continue to be recorded at their historical carrying values.  The reported financial condition and results of operations of the combined companies after the merger will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of GCA.

U.S. Federal Income Tax Consequences (See Page 62)

Except as noted below, if the merger is treated as a “reorganization” for U.S. federal income tax purposes, Bixby stockholders will generally not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their shares of Bixby common stock or Series A convertible preferred stock for shares of GCA common stock in the merger.  It is possible that a portion of the GCA common stock received by Bixby stockholders will be treated as a distribution received on their Bixby common stock or Series A preferred stock, with that distribution being taxable as a dividend to the extent of Bixby’s current or accumulated earnings and profits, as determined for United States federal income tax purposes, and after that as a return of basis and then as gain on a deemed disposition of shares.

Interests of the Directors and Officers of Bixby in the Merger (See Page 62)

Directors and officers of Bixby have interests in the merger that are different from, or in addition to, their interests as Bixby stockholders.  Specifically, if the merger is completed, the existing directors and executive officers of Bixby will become the directors and officers and are expected to collectively become the senior management of GCA (then Bixby Energy Systems, Inc.).

Selling Stockholders (See Page 62)

As a result of the merger, and in accordance with the terms of the Merger Agreement, all Bixby securityholders who receive shares of GCA common stock as part of the merger will hold such shares subject to a contractual lock-up period pursuant to which they will only be able to be sold in accordance with the following schedule (calculated on a cumulative basis in order to facilitate an orderly market in GCA common stock:

Up to 10%	Any time following the first date GCA’s common stock is authorized, qualified, and listed or quoted for trading on a national securities exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	90 days following the Listing Date
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date

Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

If for any reason the Listing Date shall not have occurred as of the date one year following the closing of the merger, then the Listing Date shall be deemed to be the date one year following the closing of the merger.

The above transfer limitation condition does not apply to transfers:

•	by gift to an immediate family member,

•	by will or intestacy or distribution, or

•	to a trust for the benefit of the transferor or a family member.

Although Bixby does not have a separate binding agreement with its stockholders regarding the disposition of the GCA common stock that they are to receive in connection with the merger, Bixby views them as bound by the described restriction because it is part of the Merger Agreement which requires the approval of the stockholders of Bixby.  In any case, the GCA common stock received by the Bixby stockholders in the merger will be received subject to such restriction which will be recognized by GCA (then Bixby Energy Systems, Inc.) and enforced by a mechanism imposed by it’s transfer agent.

All exchange agreements involving the issuance or potential issuance of GCA common stock, including those exchange agreements relating to both convertible debt securities and warrants, shall contain a provision subjecting any shares of GCA common stock issued under such exchange agreements or issuable upon exercise of warrants received in the exchange to the same transfer restrictions as above.

Bixby securityholders who become affiliates of GCA at time of, or after, the merger will be subject to additional transfer restrictions imposed by SEC regulations.  These additional restrictions are discussed in the Questions and Answers about the Merger to be Voted on by Bixby Stockholders section of this joint proxy statement/prospectus under the question with the caption “Can I still sell my shares in the public market if I am an affiliate?”

RISK FACTORS

The merger poses a high degree of risk for the stockholders of Bixby.  Before deciding whether to approve the merger or perfect their appraisal rights, stockholders of Bixby are urged to carefully consider the following risk factors.

GCA is a development stage company with no operating history.

GCA is a “blank check” development stage company that has no operations.  GCA’s business objective has been to identify and acquire a company GCA considers a suitable acquisition candidate, such as Bixby.  Since GCA was organized in August, 2006, it has pursued this objective.  During that time, it has not had any other operations, has not generated any revenues and has incurred relatively substantial expenses to administer GCA and prepare and file the required reports with the SEC under the Securities Exchange Act.  You should consider GCA’s prospects based on the risks, expenses and difficulties frequently encountered in the operation of a start-up and developing business.

GCA has no working capital.

GCA currently has no material operations and a working capital deficit.  If the merger is completed, GCA will rely solely on the commercialization of Bixby’s carbon conversion and other technologies to generate revenue.  Bixby has not fully developed these technologies and GCA cannot assure you that, after the merger, it will be able to fund the completion of the development of these technologies, commercialize them, or bring them to market.  Further, it may be unable to meet the cost and expenses inherent in operating a public reporting company, including among others, the costs associated with auditing financial statements, preparing reports, registration statements and proxy statements, and holding annual stockholders’ meetings.

There is uncertainty as to our ability to continue as a going concern.

GCA’s auditors have indicated in their report dated August 22, 2008 that GCA’s financial statements have been prepared assuming that GCA will continue as a going concern.  GCA has not generated revenue since inception on August 14, 2006 and GCA had incurred net losses of $33,635 from inception through May 31, 2008.  After the merger with Bixby closes, GCA’s operations will exclusively consist of Bixby’s business operations.  Bixby’s auditors have also indicated in their report dated January 31, 2009 (Note 1 dated April 9, 2009) that Bixby’s financial statements have been prepared assuming Bixby will continue as a going concern.  We cannot assure you that GCA will be able to generate enough revenue and/or raise capital after the merger closes to support the planned post-merger operations.  This raises substantial doubt that GCA will be able to continue as a going concern.

GCA is relying on the acquisition of Bixby to implement its current business plan.

GCA’s business plan has been and continues to be to acquire a target company or business seeking the advantages of being a publicly-traded company.  It is relying on the merger with Bixby as described in this joint proxy statement/prospectus to implement that plan.  In the event the merger closes, GCA will be relying solely on the ability of Bixby management to:

•	develop the Bixby business,
•	raise any necessary or desirable funds to finance the continued development and commercialization of the Bixby technology and business, and
•	implement it’s post-merger business plan, which is the same as Bixby’s pre-merger business plan.

If the merger is completed, there can be no assurance that GCA will be able to develop and commercialize the Bixby technology, raise funds needed to implement the post-merger business plan, or that the post-business merger plan will be successful.

GCA may be unable to hire, or it may lose, the executives and key personnel upon whom it is relying  to implement its business plan.

GCA is relying on the Bixby executives to implement its post-merger business plan.  The Merger Agreement contemplates that the members of Bixby’s management will become the management of GCA following the merger, and it is expected that they will.  If any of these executives leave GCA, it may not have the expertise to implement its post-merger business plan, and may not be able to replace any of these executives with similarly experienced individuals.  GCA’s future post-merger success will also depend largely on its ability to continue to attract highly skilled technical, operational and other personnel. Competition is intense for employees with highly technical, management, sales, and other skills in the alternative energy sector, and it may be difficult to attract or retain qualified key employees. Without strong management and talented employees, GCA may not be able to continue to effectively develop its business or to establish important strategic alliances.

GCA faces risks in connection with the Bixby acquisition, which could have a material adverse impact on GCA’s growth or its operations.

With respect to its acquisition of Bixby, and any other strategic acquisitions that it may consider in the future, GCA will be faced with the challenges of integrating the operations, services, products, personnel and systems of acquired companies into its business, identifying and eliminating duplicated efforts and systems and incorporating different corporate strategies, addressing unanticipated legal liabilities and other contingencies, all of which could divert management’s attention from ongoing business operations.  Any future acquisition GCA makes may also result in potentially dilutive issuances of equity securities, the incurrence of additional debt and the amortization of expenses related to goodwill and other intangible assets.  GCA cannot assure you that it will be successful in integrating Bixby or any other acquired business effectively into the operations of its business.  In addition, there could be substantial competition for acquisition opportunities in the alternative energy sector.  This competition could result in an increase in the price of, and a decrease in the number of, attractive acquisition candidates.  As a result, GCA may not be able to successfully acquire attractive targets in the future on terms it deems acceptable.  GCA cannot guarantee you that it will be able to overcome the risks associated with acquisitions or that such risks will not adversely affect its growth and results of operations.

If GCA does not manage its growth effectively after the merger, its financial performance could be materially adversely affected.

GCA’s future performance will depend upon, among other factors, its ability to manage growth, should it occur, and to adapt its operational and financial control systems, if necessary, to respond to changes resulting from such growth.  It cannot assure you that it will accurately anticipate and respond to the changing demands that its post-merger expanding operations will face.  Following the merger, GCA anticipates that future operations and securities law reporting and compliance requirements will place a significant strain on its management, information systems and other resources.  It must attract and integrate new personnel, increase its financing facilities, improve existing procedures and controls and implement new ones to support any future growth.  GCA’s inability to meet its future hiring needs and to adapt its procedures and controls accordingly could have a material adverse effect on its results of operations, financial condition and business prospects.  GCA cannot assure you that it will achieve its development growth expectations and its inability to do so could have a material adverse effect on its results of operations and our business.

GCA does not plan to pay cash or stock dividends.

GCA has never paid any cash or other dividends on its stock and anticipates that, for the foreseeable future, it will retain any earnings for use in the operation of its business and does not intend to pay cash or stock dividends.  Any payment of dividends in the future will be at the discretion of GCA’s board of directors.

Bixby securityholders should obtain independent tax advice.

Any Bixby securityholders who are considering voting to approve the merger should consult with his or her tax advisor prior to making their decision to fully evaluate the income tax and capital gains tax consequences associated with the exchange of their Bixby shares or Bixby promissory notes into GCA securities in connection with the merger.

After the merger and exchange transactions, the Bixby securityholders will own a lesser percentage  of the equity in GCA than they did in Bixby.

Before the merger and concurrent exchange transactions close, the stockholders of Bixby own 100% of the Bixby common stock and 100% of the Bixby Series A convertible preferred stock.  After the merger and concurrent exchange transactions close, the pre-merger and exchange transactions Bixby stockholders will own approximately 96% of the common stock and common stock equivalents of GCA, which is a 4% overall dilution compared to the Bixby stockholders’ ownership of Bixby.  GCA is a “blank check” shell company with no cash or other assets or operations and is a reporting company under the Securities and Exchange Act of 1934.  It has two stockholders and there is currently no trading market for GCA securities.  The combination of GCA and Bixby pursuant to the merger will not result in any increase in tangible assets or operations from what Bixby had prior to the merger.  Additionally, if a trading market for GCA’s common stock develops after the merger, it will develop principally from the GCA shares of common stock which are issued to the Bixby stockholders that are registered under the registration statement of which this joint proxy statement/prospectus is a part, or which become free trading pursuant to an exemption from registration under the Securities Act.

There are essentially two ways for a company to become a public reporting company.  This can be done either directly through registration under the federal securities laws, or indirectly through a merger with a public shell company.  If Bixby pursued becoming a public reporting company through a direct registration under the Securities Act, the Bixby stockholders would retain 100% ownership of Bixby.  Bixby’s decision to accomplish becoming a reporting company was based on the generally accepted premise that it is faster and less expensive to become a public reporting company through a merger with a public shell company, and the perceived expertise, experience and resources in this case of one of the GCA controlling persons regarding the going-public process.

The conversion ratio in relation to which the Bixby securities are convertible into GCA securities is based on GCA’s and Bixby’s respective and relative valuations, as determined through negotiations between GCA and Bixby.  Neither company obtained an appraisal or fairness opinion in connection with these valuations.

There is currently no trading market for GCA’s common stock.

GCA’s common stock is registered under the Securities Exchange Act of 1934.  However, there is currently no active trading market in GCA’s common stock, and there cannot be any assurance that an active trading market will develop.

GCA’s stock price could fluctuate significantly.

If an active market for GCA’s common stock develops, there is a significant risk that the stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond GCA’s control:

•	the speculative nature of GCA’s prospects;
•	sales of large blocks of common stock;
•	the expiration or anticipated expiration of contractual lock-up agreements;
•	insider sales of stock;
•	debt or equity financings;
•	the filing or effectiveness of resale registration statements;
•	material changes in market overhang (outstanding securities subject to conversion or exercise);
•	the exchanges or quotation services upon which GCA’s stock trades;
•	the extent of any analyst research coverage on GCA;
•	the initiation of any investigations or legal proceedings against GCA;
•	changes in management;
•	variations or anticipated variations in future operating results;
•	changes in the market value of GCA’s products;
•	changes in the cost of GCA’s raw materials;
•	general economic slowdowns;
•
announcements by GCA or its competitors of results of technology development and independent verification, technology commercialization, patent awards, significant contracts, planned capital expenditures, legal proceedings, acquisitions, strategic partnerships, joint ventures or financings;

•	fluctuations in stock trading volumes; and

•	GCA’s ability to implement its business plan.

GCA’s common stock will likely be subject to the “penny stock” rules of the SEC, which may make it more difficult for stockholders to sell their shares.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to GCA, as any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions involving penny stocks; and
•	the broker or dealer receive from the investor a written agreement, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions involving penny stocks, a broker or dealer must:

•	obtain financial information and investment experience and objectives of the person; and
•
make a reasonable determination that the proposed transactions are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The burdens imposed by the regulations applicable to penny stocks may severely affect the market liquidity for GCA’s common stock and could limit an investor’s ability to sell GCA common stock in the secondary market.

As an issuer of what may potentially be “penny stock,” the protection provided by the federal securities laws relating to forward looking statements may not apply to GCA.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks.  As a result, GCA will potentially not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that any material provided by GCA contained a material misstatement of fact or was misleading in any material respect because of GCA’s failure to include any statements necessary to make the statements not misleading.  Such an action could hurt GCA’s financial condition.

GCA’s corporate charter eliminates personal liability of our directors, officers, employees and agents.

As permitted by the Delaware General Corporation Law, GCA’s Certificate of Incorporation eliminates the personal liability of the directors, officers, employees and agents to GCA and its stockholders for monetary damages for breach of fiduciary duty except in certain circumstances.  Accordingly, except in such circumstances, GCA stockholders will have limited rights to recover money damages from our directors, officers, employees and agents for breach of such duty.

GCA’s corporate charter contains certain provisions which may deter any corporate takeover and/or lead to potentially adverse effects caused by future issuances of preferred stock.

GCA’s Certificate of Incorporation and bylaws contain certain provisions that may delay, defer or prevent a potential corporate takeover of GCA.  Its board of directors has the authority to issue up to 20,000,000 shares of preferred stock and to determine the price, rights, preferences and restrictions, including voting rights, of those shares, without any further vote or action by its shareholders.  Accordingly, GCA’s board of directors is empowered, without shareholder approval, to issue preferred stock, for any reason and at any time, with rates of dividends, redemption provisions, liquidation preferences, voting rights, conversion privileges and other characteristics as the board of directors may deem necessary or desirable.  The rights of holders of GCA common stock and certain series of preferred stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

GCA cannot assure you that its common stock will ever be listed on one of the national securities exchanges.

To the extent that GCA consummates a business combination, including the merger with Bixby, it is likely to seek the listing of its common stock on NASDAQ (Global or Capital Markets) or the American Stock Exchange, either immediately or after some period of time.  There can be no assurance, however, that it will be able to meet the initial listing standards of either of those or any other stock exchange at such time, or that it will be able to maintain a listing of its common stock on either of those or any other stock exchange.  After completing a business combination, including the merger with Bixby, until the GCA common stock is listed on one of the national stock exchanges, for which there can be no assurance, it is expected that the GCA common stock would be eligible to trade on the Over-The-Counter Bulletin Board (the “OTCBB”).  The OTCBB, however, is not an exchange and, because obtaining accurate quotations as to the market value of a given security on the OTCBB is not always possible, and because trading of securities on the OTCBB is often more sporadic than the trading of securities listed on a national exchange (including NASDAQ Global or Capital Markets), sellers of securities traded on the OTCBB are likely to have more difficulty disposing of their securities than sellers of securities that are listed on a national exchange.

There can be no assurance that past securities offerings by Bixby qualified for exemption from federal or state registration.

Bixby has engaged in substantial prior issuances of its securities.  Prior securities offerings by Bixby were made in reliance upon the “private placement” exemption from registration provided by Section 4(2) of the Securities Act of 1933 or Rule 506 promulgated thereunder.  Reliance on these exemptions does not, however, constitute any assurance that such exemption is indeed available and, in particular, satisfying all of the requirements associated with the Section 4(2) exemption is an uncertain process at best.  If for any reason one or more of these offerings, separately or taken as a whole, are deemed to be a public offering of Bixby securities and the offered securities have not been registered or qualified with the applicable federal or state authorities, the sale of the offered securities would be deemed to have been made in violation of the applicable laws requiring registration and the delivery of a corresponding prospectus.  As a remedy in the event of such violation, each purchaser of the offered securities would have the right to rescind his or her purchase of the offered securities and to have his or her purchase price refunded.  If any such purchaser requests a refund of his or her purchase price, funds might not be available for that purpose.  Any refunds made would reduce funds available for working capital needs.  A significant number of requests for rescission would likely lead to a required liquidation of GCA and, even then, leave GCA without funds sufficient to respond to such requests or successfully to proceed with its activities.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain information contained in this joint proxy statement/prospectus may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act.  The safe harbor created by the Securities Litigation Reform Act will not apply to certain “forward looking statements” because GCA issued “penny stock” (as defined in Section 3(a)(51) of the Securities Exchange Act of 1934 and Rule 3a51-1 under the Exchange Act) during the period since GCA’s inception preceding the date(s) on which those forward looking statements were first made, except to the extent otherwise specifically provided by rule, regulation or order of the Securities and Exchange Commission.  GCA cautions readers that certain important factors may affect its actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this joint proxy statement/prospectus or which are otherwise made by or on behalf of GCA.  For this purpose, any statements contained in this  joint proxy statement/prospectus that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the generality of the foregoing, words such as “may”, “will”, “expect”, “believe”, “explore”, “consider”, “anticipate”, “intend”, “could”, “estimate”, “plan”, or “continue” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements.  Factors that may affect GCA’s results include, but are not limited to, the risks and uncertainties associated with:

•	its ability to raise capital necessary to sustain its operations and implement its business plan after the merger,

•	its ability to implement its business plan after the merger,

•	the ability to commercialize the Bixby technology after the merger,

•	the market acceptance of the Bixby technology after the merger,

•	the ability of the Bixby technology to perform to acceptable market standards after the merger,

•	the ability to protect its intellectual property after the merger,

•	GCA’s ability to attract and retain qualified management personnel who can execute the Bixby business plan after the merger,

•	general volatility of the capital markets and the establishment of a market for its shares,

•
disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events.

GCA is also subject to other risks detailed from time to time in its other Securities and Exchange Commission filings and elsewhere in this joint proxy statement/prospectus.  Any one or more of these uncertainties, risks and other influences could materially affect GCA’s results of operations and whether forward-looking statements made by it ultimately prove to be accurate. GCA’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  GCA undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Neither GCA nor Bixby is undertaking any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this joint proxy statement/prospectus.  Additionally, neither GCA nor Bixby is undertaking any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this joint proxy statement/prospectus.  You are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus.

ACTION BY WRITTEN CONSENT OF GCA STOCKHOLDERS

This joint proxy statement/prospectus has been prepared by GCA, and is furnished in connection with the solicitation by the GCA board of directors of the written consent of the stockholders of GCA to the following proposals:

•	to authorize and approve an amendment to GCA’s Certificate of Incorporation to give effect to a 7-for-10 reverse stock-split of GCA’s issued and outstanding shares of common stock;

•	to authorize and approve an amendment to GCA’s Certificate of Incorporation to increase GCA’s authorized common stock from 100 million shares to 200 million shares;

•	to authorize and approve an amendment to GCA’s Certificate of Incorporation to change its name from GCA I Acquisition Corp. to “Bixby Energy Systems, Inc.”; and

•	to ratify the adoption of the GCA I Acquisition Corp. 2009 Equity Participation Plan and the reservation of 20 million common shares for issuance thereunder.

GCA intends to distribute this joint proxy statement/prospectus and the accompanying materials to its stockholders on or about ____________, 2009.  The reasons for the reverse stock-split, increase in authorized common stock, name change, and adoption of the 2009 Equity Participation Plan are described below in this joint proxy statement/prospectus.

Attached to this joint proxy statement/prospectus are:

•
a Unanimous Written Consent of Stockholders and Consent Signature Card, which provide for the authorization and approval of the reverse stock-split, the increase in authorized common stock, the name change, the ratification of the adoption of the GCA 2009 Equity Participation Plan, and the reservation of common shares for issuance under the GCA 2009 Equity Participation Plan (Annex B);

•	the form of amendment to GCA's Certificate of Incorporation to effect the reverse stock-split, increase in authorized common stock, and name change (Annexes D and E respectively).

•	the GCA I Acquisition Corp. 2009 Equity Participation Plan (Annex F).

The procedure for indicating your approval of the reverse stock-split, increase in authorized common stock, name change and approval of the GCA 2009 Equity Participation Plan (and the reservation of shares for issuance thereunder) is described in this joint proxy statement/prospectus under the heading “Voting by Written Consent and Record Date” below.

Voting by Written Consent and Record Date

The matter being submitted for GCA stockholder approval is to be acted upon by written consent, without a meeting, rather than by a vote held at a meeting. The holders of GCA’s issued and outstanding common stock as of ________, 200__, (the “GCA Record Date”) are entitled to consent in writing to each of the corporate actions to be taken.  The execution of the Consent Signature Card by the holders of a majority of the issued and outstanding shares of GCA common stock is required to authorize the corporate actions to be taken.  No dissenters’ rights or rights of appraisal are applicable or available in connection with these actions.

Only record holders of shares of GCA common stock at the close of business on the GCA Record Date are entitled to execute the Signature Card relating to the Unanimous Written Consent. At the close of business on the GCA Record Date, there were 3.5 million shares of common stock issued and outstanding held by two shareholders beneficially and of record.  As described in this joint proxy statement/prospectus, a holder of common stock on the GCA Record Date will be entitled to provide one vote by consent for each share of common stock registered in that holder's name for each action.

Solicitation and Effectiveness of Written Consents

Under Delaware law and under GCA's bylaws, any action that may be taken at any meeting of the GCA shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted. The matters being considered by GCA’s stockholders are being submitted for action by written consent rather than by votes cast at a meeting. With respect to each action, the attached Unanimous Written Consent of Stockholders (Annex B) will be effective on the date that GCA receives signed Consent Signature Cards representing the consent of the holders of all of GCA’s issued and outstanding common stock as of the record date.

GCA stockholders are requested to indicate approval of and consent to each corporate action to be taken by filling out, signing and dating the enclosed Consent Signature Card.

Execution of the Consent Signature Card and checking the “FOR” box for each action on the Consent Signature Card will constitute your consent, as a stockholder of GCA, to the reverse stock-split, increase in the number of authorized shares of common stock, the name change, and the adoption of the 2009 Equity Participation Plan and the reservation of common shares thereunder.  GCA stockholders who do not approve and consent to one or more of the corporate actions to be taken by execution of the Consent Signature Card will be bound by the Unanimous Written Consent if sufficient written consents with respect to each of the actions to be taken are received by GCA from all GCA stockholders on or before _________, 200__.

The merger is expected to close within a reasonable period after the date of this joint proxy statement/prospectus, but because there are several conditions to the closing of the merger, which are described under the headings The Proposed Merger – The Merger Agreement – Conditions to the Merger in this merger joint proxy statement/prospectus, there can be no assurance that these conditions will be fulfilled and that the merger will close.  The implementation of the proposals relating to the reverse stock-split and the increase in the number of shares of authorized common stock are not conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined to file the amendment to our Certificate of Incorporation to institute the reverse split and the increase in the number of authorized shares of common stock as soon as practicable following approval of these proposals by the GCA stockholders and without regard to the merger.

The implementation of the proposals relating to the name change and the 2009 Equity Participation Plan are conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined not to file the amendment to our Certificate of Incorporation to effect the name change, or to adopt the 2009 Equity Participation Plan and reserve common shares for issuance thereunder even if those proposals are approved by our stockholders, if the merger does not close.  If the merger does close, the adoption of the 2009 Equity Participation Plan will occur concurrently with the closing, and the name change will be effected at some point after that.

The GCA board of directors requests that each GCA stockholder complete, execute, date and return the Consent Signature Card to GCA at the address indicated therein. An addressed envelope is enclosed for your convenience.  The Consent Signature Card should be returned as soon as possible for receipt by GCA no later than __________, 200__.

Expenses of Consent Solicitation

GCA will pay the entire cost of the preparation and mailing of this joint proxy statement/prospectus to the GCA stockholders and all other costs of this consent solicitation.  GCA’s sole director and officer may also solicit written consents by mail, telephone, e-mail or personal interview but no additional compensation will be paid to the sole director and officer by GCA for doing so.

Written Consents Irrevocable

Any Consent Signature Card executed and delivered by a GCA stockholder shall be deemed by GCA to constitute that stockholder’s approval of and written consent to the adoption of the Unanimous Written Consent of Stockholders. Once GCA receives the executed Consent Signature Card, that consent may not be revoked unless written notice of revocation is received by GCA before the close of business on ____________, 200___.

This joint proxy statement/prospectus and the enclosed Unanimous Written Consent of Stockholders are being furnished to GCA stockholders on or about _________, 200__.

Proposal:  To Increase GCA’s Authorized Shares of Common Stock

Reasons to Increase GCA’s Authorized Common Stock

The GCA board of directors has adopted, subject to GCA stockholder approval, an amendment to GCA’s Certificate of Incorporation which will increase the number of GCA’s authorized shares of common stock from 100 million to 200 million.  The board believes that this increase is in the best interest of GCA and its shareholders in order to:

•	have a sufficient number of authorized shares of common stock available to enable GCA to issue the required number of shares of common stock in exchange

•	for Bixby common stock and preferred stock in the merger, and

•	for Bixby convertible debt securities to certain holders of those Bixby debt securities who have agreed to convert to GCA common stock upon closing of the merger; and

•	have a sufficient number of authorized shares of common stock available upon exercise of outstanding options and warrants following closing of the merger.

•	make additional shares of common stock available for acquisitions, financing, present and future employee benefit programs, and other corporate purposes.

GCA believes that it may not have sufficient shares of common stock authorized for issuance for these purposes if it does not increase the number of authorized shares of its common stock.

Use of Additional Shares Authorized for Issuance

Except pursuant to GCA’s obligations under the Merger Agreement and concurrent agreements to exchange Bixby debt securities for GCA common stock discussed above, GCA has no specific plans to issue any shares of common stock that are made available by the increase in the number of authorized shares of common stock.  The additional shares of common stock which become available for issuance when the number of authorized shares are increased which are not issued in the merger or concurrent exchange agreements, and which are not issuable upon exercise of outstanding options and warrants, may be issued from time to time as the GCA board of directors may determine without further action of GCA’s stockholders.  These shares could be used for any corporate purpose, including, among other things, future financing, acquisitions, stock options, stock grants and other equity benefits under employee benefit plans, or as compensation to employees or consultants.  All of the above could result in significant dilution to the stockholders’ ownership interest in GCA.

Although the GCA board has no current plans to utilize these shares to entrench management, it may, in the future, be able to utilize the additional shares as a defensive tactic against hostile takeover attempts.  The authorization of the additional shares will have no current anti-takeover effect.  No hostile takeover attempts are, to management’s knowledge, threatened.  There are no other provisions in GCA’s Certificate of Incorporation or bylaws or other material agreements to which GCA is a party which would, in management’s judgment, have an anti-takeover effect.

Effect on Common Stock

The relative rights and limitations of the shares of common stock would remain unchanged as a result of the increase in the number of authorized shares of common stock under the amendment to its Certificate of Incorporation.  GCA stockholders do not currently possess, nor upon the adoption of the proposed amendment to its Certificate of Incorporation will they acquire, preemptive rights, which would entitle them as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, securities of GCA.

Timing of Amendment

The implementation of the proposal relating to the increase in authorized common stock is not conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined to file the amendment to its Certificate of Incorporation to effect the increase in authorized common stock as soon as practicable following approval of this proposal by the GCA stockholders and without regard to the merger.

Stockholder Approval

The GCA board of directors recommends that the GCA stockholders provide a consent “FOR” this proposal.  The approval of the amendment to GCA’s Certificate of Incorporation to increase GCA’s authorized common stock requires the consent of the holders of at least a majority of the shares of GCA capital stock issued and outstanding on the GCA Record Date.

Proposal: 7-for-10 Reverse Stock-Split of GCA’s Issued and Outstanding Common Stock

Reasons for Reverse Stock-Split

GCA’s board of directors has approved an amendment to GCA’s Certificate of Incorporation to give effect to a 7-for-10 reverse stock-split of the issued and outstanding shares of GCA common stock.  GCA’s board of directors has authorized the reverse stock-split to reduce the total number of common shares of GCA common stock outstanding prior to the closing of the merger to 3.5 million, the number agreed to between GCA and Bixby.

Effect of the Reverse Stock-Split

GCA stockholders should recognize that if the reverse stock-split is effectuated, they will own 70% of the number of shares of common stock they presently own.  The reverse stock-split, by itself, will not affect any stockholder’s percentage holdings in GCA.

The authorized capital stock of GCA consists of 100 million shares of common stock and GCA will, if approved by GCA’s stockholders, be amending its Certificate of Incorporation to increase this number to 200 million shares of common stock, as described in one of the proposals below.  The number of shares of authorized capital stock will not be affected by the reverse stock-split.  As of March 27, 2009, GCA had 5 million shares issued and outstanding.  The reverse stock-split will reduce this number to 3.5 million.  Giving effect to the merger, and the issuances of common stock in the merger and in concurrent exchange agreements relating to Bixby’s convertible debt securities, this number of shares will represent approximately 4% of the issued and outstanding shares of GCA common stock on a fully-diluted basis.  Since GCA’s stock does not trade, GCA does not expect the reverse split itself to have any material impact on the market value of the stock.

As a result of the reverse stock-split, and when effected together with the increase in authorized shares of GCA common stock to which the above proposal relates, the number of shares of common stock authorized and available for issuance will increase from 95 million shares to 196.5 million.

Timing of the Amendment and Certain Procedural Matters

The implementation of the proposal relating to the reverse stock-split is not conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined to file the amendment to its Certificate of Incorporation to effect the reverse split as soon as practicable following approval of this proposal by the GCA stockholders and without regard to the merger.

The reverse stock-split will become effective on the opening of business on the day following the record date stated in the amended Certificate of Incorporation (the “Reverse Split Effective Date”) and the stockholders who held shares of GCA’s common stock as of the close of business on the Reverse Split Effective Date will be notified as soon as practicable after the Reverse Split Effective Date that the reverse stock-split has been effected.  GCA’s transfer agent will act as its exchange agent to act for the GCA stockholders on the Reverse Split Effective Date (the “GCA Record Holders”) in implementing the exchange of their certificates.  The substance of the amendment to the GCA Certificate of Incorporation which will effect the reverse stock-split is attached to this joint proxy statement/prospectus as Annex D.

As soon as practicable after the Reverse Split Effective Date, GCA Record Holders will be notified and requested to surrender their certificates representing shares of pre-split common stock (“Old Common Stock”) to the exchange agent in exchange for certificates representing post-split common stock (“New Common Stock”). 7 shares of New Common Stock will be issued in exchange for 10 shares of Old Common Stock..  For GCA Record Holders of multiple certificates, GCA will aggregate the shares and divide by the split ratio.    Any certificates for shares of Old Common Stock not so surrendered shall be deemed to represent 7 shares of New Common Stock for 10 shares of Old Common Stock (or 1/7 of one share of New Common Stock for each one share of Old Common Stock) previously represented by such certificate.

Stockholder Approval

The approval of the amendment to the GCA Certificate of Incorporation to effect the reverse split of the GCA common stock requires the consent of the holders of at least a majority of the shares of capital stock issued, outstanding and entitled to vote on the GCA Record Date.  The GCA board of directors recommends that the GCA stockholders provide a consent “FOR” this proposal.

Proposal: To Change GCA’s Name to “Bixby Energy Systems, Inc.”

Reason for the Name Change

GCA’s current name, “GCA I Acquisition Corp.” is descriptive of its status as a shell company with the stated purpose of seeking to acquire an operating business.  If the merger with Bixby closes,  GCA’s operations will be those of Bixby’s.  From a business and investor relations perspective, GCA’s board of directors believes that using the name “Bixby Energy Systems, Inc.” after the merger closes will maintain the goodwill and portray the continuation of Bixby’s business which it believes will be beneficial to the post-merger company and its stockholders, the overwhelming majority of whom will be persons who were Bixby stockholders before the merger.

Timing of Amendment

With the filing of a Certificate of Amendment to GCA’s Certificate of Incorporation, GCA’s Certificate of Incorporation will be amended to change its name to “Bixby Energy Systems, Inc.” This amendment to GCA’s Certificate of Incorporation will only be filed after the merger closes and the name of the then-subsidiary is first changed, and the name change will only have effect at that time.  If the merger does not close, GCA does not plan to change its name to “Bixby Energy Systems, Inc.”.

Stockholder Approval

The approval of the amendment to GCA’s Certificate of Incorporation to change its name requires the consent of the holders of at least a majority of the shares of capital stock issued, outstanding and entitled to vote on the GCA Record Date.  The GCA board of directors recommends that the GCA stockholders provide a consent “FOR” this proposal.

Proposal:  Approval of GCA’s 2009 Equity Participation Plan

The GCA board of directors has adopted the GCA I Acquisition Corp. 2009 Equity Participation Plan (the “2009 Plan”), to take effect at the time the merger closes, and, subject to the increase of GCA’s authorized common stock discussed in one of the proposals above, GCA will reserve up to 20 million shares of common stock for issuance upon the exercise of stock options or as restricted stock grants under the 2009 Plan.  If the merger does not close, GCA does not plan to effectuate and implement the 2009 Plan or reserve the 20 million shares of common stock for issuance under the 2009 Plan.  The following statements include summaries of certain provisions of the 2009 Plan.  The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the 2009 Plan, a copy of which is attached as Annex E to this joint proxy statement/prospectus.

General Information

The 2009 Plan provides for the granting of stock options and restricted stock grants, and the issuance of common stock, for up to a maximum of 20,000,000 shares of common stock of GCA (up to ten percent of GCA’s authorized common stock if the amendment to GCA’s Certificate of Incorporation increasing the number of shares of GCA’s authorized common stock is approved by GCA stockholders).  The 2009 Plan was adopted by GCA’s board of directors on March 31, 2009.

The 2009 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, nor is it a “qualified” plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  The 2009 Plan provides for appropriate adjustments in the number of reserved shares in the event of stock dividends, stock splits, recapitalizations and other changes in GCA’s capital structure.  The 2009 Plan also provides for reload options (which are described below under the heading “Reload Feature”) and stock appreciation rights.

Purpose

The purpose of the 2009 Plan is to enable the issuance of replacement stock options in connection with the merger and advance the interests of GCA by inducing individuals or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, GCA by encouraging and enabling eligible employees, non-employee directors, consultants and advisors, and non-employees to whom an offer of employment has been extended, to acquire equity interests in GCA, and by providing such employees, non-employee directors, consultants, advisors, and non-employees with an additional incentive to promote the success of GCA after the merger with Bixby is completed.  Accordingly, if the merger does not close, GCA does not plan to adopt and implement this plan.

Administration

The 2009 Plan provides for its administration by the GCA board of directors or by a committee consisting of at least two individuals chosen by the board.  The board or the committee has authority (subject to the provisions of the plan) to select from the group of eligible employees, non-employees to whom an offer of employment has been extended, non-employee directors, consultants and advisors the individuals or entities to whom restricted stock or options will be granted, and to determine the times at which and the exercise price for which options will be granted.  The board or the committee is authorized to interpret the 2009 Plan and the interpretation and construction by the board or the committee of any provision of the 2009 Plan or of any option granted thereunder shall be final and conclusive. The receipt of options or restricted stock by directors or any members of the committee shall not preclude their vote on any matters in connection with the administration or interpretation of the 2009 Plan.  GCA currently does not have a committee to administer the 2009 Plan, and it is expected that the board will administer the 2009 Plan if and when it takes effect and for the foreseeable future.

Eligibility - Generally

Subject to certain limitations and conditions in the 2009 Plan, restricted stock and options to purchase shares may be granted to persons who, in the case of incentive stock options, are employees of, either GCA or any parent or subsidiary of GCA including directors and officers of GCA and non-employees to whom an offer of employment has been extended, or in the case of nonstatutory stock options and restricted stock grants, are employees including directors and officers or non-employee directors or certain consultants or advisors to, either GCA or any parent or subsidiary of GCA and non-employees to whom an offer of employment has been extended.  Since the 2009 Plan will take effect after the merger when Bixby closes, GCA cannot predict at this time how many employees will be eligible to receive options or restricted stock grants under the 2009 Plan.

Stock Options

Nature of Options

The GCA board of directors or the committee may grant options under the 2009 Plan which are intended to meet the requirements of Section 422 of the Code relating to “incentive stock options.” The board or committee may also grant options under the 2009 Plan that do not so qualify which are referred to as “nonstatutory stock options”.  The federal income tax consequences of the grant and exercise of incentive stock options and nonstatutory stock options are described below under the heading “Federal Income Tax Consequences.”

Reload Feature

The GCA board or the committee may grant options with a reload feature subject to the terms of the 2009 Plan, applicable only when options being exercised by a holder are paid by delivery of shares of common stock or by having GCA reduce the number of shares otherwise issuable to a holder (“Net Exercise”).  The reload stock option allows the holder to exercise an option (the “First Option”) and to receive another option (the “Reload Option”) for:

•	the number of shares of common stock used to pay for the First Option (or not issued in the case of Net Exercise), and

•	with respect to Nonstatutory Stock Options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of those Nonstatutory Stock Options.

A Reload Option may also have a reload feature.  The reload feature must be included in the stock option agreement entered into by GCA and the holder of the option. The term of the Reload Option shall be equal to the remaining option term of the original option.

Option Price

The option price of the shares underlying an incentive stock option may not be less than the fair market value (as such term is defined in the 2009 Plan) of the shares of common stock on the date upon which the option is granted.  In addition, in the case of a recipient of an incentive stock option who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of GCA or of a parent or subsidiary corporation of GCA (a “10% Stockholder”), the option price of the shares subject to that option must be at least 110% of the fair market value of the shares of common stock on the date upon which that option was granted.

The option price of shares of common stock underlying nonstatutory stock options will be determined by the GCA board or the committee, in its discretion, at the time of grant and need not be equal to or greater than the fair market value for shares of GCA common stock.

GCA’s common stock is not currently listed or quoted on any national securities exchange or the Over-The-Counter Bulletin Board (the “OTCBB”), nor is there currently any other established market for GCA’s common stock.

Exercise of Options

Option holders may exercise options granted under the 2009 Plan by delivering a written notice to GCA indicating the number of shares of common stock with respect to which the option is being exercised. The notice shall be accompanied, or followed within 10 days, by payment of the full option price for the shares of common stock which shall be made by the holder’s delivery of

•	a check payable to the order of GCA in such amount, or

•	previously acquired shares of common stock, the fair market value of which shall be determined as of the date of exercise, or

•
if provided for in the stock option agreement, a check in an amount at least equal to the par value of the common stock being acquired, together with a promissory note, in the form and upon such terms as are acceptable to the GCA board of directors or the committee, in an amount equal to the balance of the exercise price, or

•	a combination of any of the above methods.

Duration of Options

No incentive stock option granted under the 2009 Plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an incentive stock option is granted to a 10% Stockholder, that option shall not be exercisable after the expiration of five years from the date of its grant.

Nonstatutory stock options granted under the 2009 Plan may be of a duration that the GCA board or the committee determines.

Non-Transferability

Options granted under the 2009 Plan are not transferable otherwise than by will or the laws of descent and distribution and generally, those options are exercisable, during an optionee’s lifetime, only by the optionee.  A nonstatutory stock option may be transferred, upon the approval of the GCA board or the committee, in whole or in part during a holder’s lifetime, to a holder’s family members, through a gift or domestic relations order, subject to the terms and conditions of the 2009 Plan.

Death, Disability or Termination of Employment

Subject to the terms of the stock option agreement pursuant to which options are granted, if the employment of an employee or the services of a non-employee director of, consultant or advisor to, GCA or a parent or subsidiary corporation of GCA shall be terminated for cause, or such employment or services shall be terminated voluntarily by the employee, non-employee director, consultant or advisor, or a non-employee to whom an offer of employment was extended declines the offer, or GCA withdraws the offer of employment to that non-employee to whom an offer of employment has been extended, any options held by those persons or entities shall expire immediately.  If such employment or services shall terminate other than by reason of death or disability, voluntarily by the employee, non-employee director, consultant or advisor, or for cause, then, subject to the terms of the stock option agreement pursuant to which options are granted, such option may be exercised at any time within three months after such termination, but in no event after the expiration of the option.  For purposes of the 2009 Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by GCA or at the normal retirement date prescribed from time to time by GCA is deemed to be a termination of such individual’s employment other than voluntarily by the employee or for cause.

Subject to the terms of the stock option agreement pursuant to which options are granted, if an option holder under the 2009 Plan

•
dies while employed by GCA or a parent or subsidiary corporation of GCA or while serving as a non-employee director of, or consultant or advisor to, GCA or a parent or its subsidiary corporation of GCA, or

•	dies within three months after the termination of his employment or services other than voluntarily or for cause,

then such option may be exercised by the estate of the employee, non-employee director, consultant or advisor, or by a person who acquired such option by bequest or inheritance from the deceased option holder, at any time within one year after his death.

Subject to the terms of the stock option agreement pursuant to which options are granted, if the holder of an option under the 2009 Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee director of, or consultant or advisor to, GCA, or a parent or subsidiary corporation of GCA, then that option may be exercised at any time within one year after his termination of employment, termination of directorship, or termination of consulting or advisory arrangement or agreement due to the disability.

Restricted Stock Grants

Nature of Restricted Stock Grants

The GCA board of directors or the committee may authorize restricted stock grants under the 2009 Plan.  Restricted stock grants may be made either alone or in addition to stock options granted under the 2009 Plan.

Vesting

The GCA board of directors or the committee may specify the vesting periods of the restricted stock grant and other terms and conditions which the board or committee deems appropriate. In determining vesting requirements of restricted stock grants, the board or committee may impose restrictions which it may deem advisable including among other things, length of service of the grantee, corporate performance and attainment of individual or group performance objectives.

Ownership

During any period that restricted stock grants are subject to restriction or have not vested, the grantee will be the record owner of the shares of common stock underlying the restricted stock grant.  Accordingly, the holder is entitled to vote those shares.  However, any dividends or other distributions on those shares of common stock will be held by GCA or a third party subject to the same restrictions as the restricted stock grant.

Forfeiture

Unless the GCA board of directors or committee determines otherwise at the time of the restricted stock grant, generally, a grantee will forfeit all shares of common stock underlying restricted stock grants which have not previously vested if the grantee is no longer employed or engaged by, or serves as a director of, GCA or its parent or its subsidiary.  All forfeited shares of common stock shall be returned to GCA, along with any dividends or other distributions on those shares, if any.  However, if the board approves a plan of liquidation, or merger or consolidation in which more than 50% of the continued voting power of GCA or the entity surviving in the transaction is no longer represented by voting securities in GCA, the restricted stock grant will automatically vest.

Non-Transferability

Shares of common stock underlying restricted stock grants are not transferable until those shares vest.

Amendment and Termination

The 2009 Plan (but not options or restricted stock granted under the plan) shall terminate on March 30, 2019, ten years from the date that it was adopted by the GCA board of directors.  Subject to certain limitations, the 2009 Plan may be amended or modified from time to time or terminated at an earlier date by the GCA board or by the GCA stockholders.

2009 Plan Benefits

The 2009 Plan will become effective when the merger with Bixby is completed.  Since the 2009 Plan is not effective as of the date of this joint proxy statement/prospectus, there are not currently any grants of options to purchase shares of GCA common stock or stock grants under the 2009 Plan.

Federal Income Tax Consequences

Nonstatutory Stock Options

Under the U.S. Internal Revenue Code and the related Treasury Department regulations, a nonstatutory stock option does not ordinarily have a “readily ascertainable fair market value” when it is granted. This rule will apply to GCA’s grant of non-statutory stock options.  Consequently, the grant of a nonstatutory stock option to an optionee will result in neither income to him nor a deduction to GCA.  Instead, the optionee will recognize compensation income at the time he exercises the nonstatutory stock option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to him over the option price.  Subject to the applicable provisions of the Internal Revenue Code and the Treasury Department Regulations regarding withholding of tax, a deduction will be allowable to GCA in the year of exercise in the same amount as is includable in the optionee’s income.

For purposes of determining the optionee’s gain or loss on the sale or other disposition of the shares transferred to him upon exercise of a nonstatutory stock option, the optionee’s basis in those shares will be the sum of his option price plus the amount of compensation income recognized by him upon exercise.  That gain or loss will be treated as capital gain or loss and will be long-term if the common stock had been held for more than twelve months, or short term if the common stock had been held for twelve months or less.  No part of any such gain will be an “item of tax preference” for purposes of the “alternative minimum tax.”

Incentive Stock Options

Options granted under the 2009 Plan which qualify as incentive stock options under Section 422 of the Code will be treated as follows:

Except to the extent that the alternative minimum tax rule described below applies, no tax consequences will result to the optionee or GCA from the grant of an incentive stock option to, or the exercise of an incentive stock option by, the optionee. Instead, the optionee will recognize gain or loss when he sells or disposes of the shares transferred to him upon exercise of the incentive stock option.  For purposes of determining such gain or loss, the optionee’s basis in such shares will be his option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the incentive stock option, and at least one year after the transfer of the shares to him upon exercise of the incentive stock option, the optionee will realize long-term capital gain treatment upon their sale or disposition.

Generally, GCA will not be allowed a deduction with respect to an incentive stock option.  However, if an optionee fails to meet the foregoing holding period requirements (a so-called disqualifying disposition), any gain recognized by the optionee upon the sale or disposition of the shares transferred to him upon exercise of an incentive stock option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case GCA will be allowed a corresponding deduction.

For purposes of the alternative minimum tax, the amount, if any, by which the fair market value of the shares transferred to the optionee upon such exercise exceeds the option price will be included in determining the optionee’s alternative minimum taxable income.  In addition, for purposes of such tax, the basis of such shares will include such excess.

To the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, those options will not be incentive stock options.  In this regard, upon the exercise of an option which is deemed under the rule described in the preceding sentence to be in part an incentive stock option and in part a nonstatutory stock option under existing Internal Revenue Service guidelines, GCA may designate which shares issued upon exercise of such options are incentive stock options and which shares are nonstatutory stock options.  In the absence of such designation, a pro rata portion of each share issued is to be treated as issued pursuant to the exercise of an incentive stock option and the balance of each share treated as issued pursuant to the exercise of a nonstatutory stock option.

Stockholder Ratification and Adoption

The ratification of the adoption of the 2009 Plan requires the affirmative vote of at least a majority of the shares of GCA capital stock issued, outstanding, and entitled to vote on the GCA Record Date.  The GCA board of directors recommends that GCA stockholders provide a consent “FOR” this proposal.

Timing of Amendment

To the extent approved, and in order to enable the issuance of replacement stock options in connection with the merger, the 2009 Plan shall be adopted contemporaneously with the closing of the merger.  If the merger does not close, GCA does not plan to adopt and implement this plan, even if approved.

GCA Board of Directors Recommendation

On March 31, 2009, the GCA board of directors approved the proposals to:

•	amend GCA’s Certificate of Incorporation to effect the 7-for-10 reverse stock-split;

•	amend GCA’s Certificate of Incorporation to increase the GCA authorized common stock from 100 million to 200 million shares;

•	amend GCA’s Certificate of Incorporation to change GCA’s name to “Bixby Energy Systems, Inc.”; and

•	to adopt GCA’s 2009 Equity Participation Plan and the reservation of 20 million common shares for issuance thereunder.

The GCA board of directors recommends that the GCA stockholders provide a consent “FOR” these proposals.

The enclosed Consent Signature Card is furnished for you to indicate your consent with respect to the proposals set forth and described in this joint proxy statement/prospectus.  If you wish to consent in accordance with the board’s recommendation, please fill out, sign, date and return the Consent Signature Card in the enclosed envelope, which requires no postage if mailed in the United States. A prompt return of the Consent Signature Card will be appreciated.

THE SPECIAL MEETING OF THE BIXBY STOCKHOLDERS

General

Bixby is furnishing this joint proxy statement/prospectus to Bixby stockholders in connection with the solicitation of proxies by the Bixby board of directors for use at the special meeting of Bixby stockholders, including any adjournment or postponement of the special meeting.

Date, Time and Place of the Special Meeting

Bixby will hold a special meeting of its stockholders on _______________, 2009, promptly at 9:00 a.m. local time at __________________________________.

Purpose of the Bixby Special Meeting

At the Bixby special meeting, including any adjournment or postponement thereof, Bixby stockholders will be asked to consider, vote upon and approve:

•
a proposal, to be voted on by the holders of Bixby common stock and Bixby Series A convertible preferred stock voting together, to approve the Amended and Restated Agreement and Plan of Merger, dated March 27, 2009, by and among GCA I Acquisition Corp., Bixby Acquisition Corp., Bixby Energy Systems, Inc. and Robert Walker (which, for ease of understanding, is referred to generally throughout this joint proxy statement/prospectus as the “Merger Agreement”), and to approve the merger and related transactions contemplated by the Merger Agreement;

•
a proposal, to be voted on by the holders of Bixby common stock and Bixby Series A convertible preferred stock voting together, and by the holders of the Bixby Series A convertible preferred stock voting separately as a class, to amend Bixby’s Certificate of Incorporation to revise the terms of the Bixby Series A convertible preferred stock to provide that, subject to the completion of the merger with GCA, the Bixby Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the merger; and

•	any other matters that may properly be brought before the special meeting or at any adjournments or postponements of the meeting.

A copy of the Merger Agreement is attached to this joint proxy statement/prospectus as Annex A.  Bixby stockholders are encouraged to read the Merger Agreement in its entirety.  A copy of the amendment to the Bixby’s Certificate of Incorporation to effectuate the revision of the terms of the Bixby Series A convertible preferred stock to provide that it will convert into GCA common stock in the merger on an as-converted basis is attached to this joint proxy statement/prospectus as Annex F.

GCA’s obligation to complete the merger, if it is approved by the Bixby stockholders is conditioned upon, among other things, the approval of the amendment to Bixby’s Certificate of Incorporation.  Accordingly, if the Bixby stockholders approve the merger, but do not approve the amendment to Bixby’s Certificate of Incorporation as described above, GCA has the right not to complete the merger.  If the merger does not close, Bixby's board of directors has determined not to file the amendment to Bixby’s Certificate of Incorporation to revise the terms of the Series A convertible preferred stock.

THE MATTERS TO BE CONSIDERED AT THE BIXBY SPECIAL MEETING ARE OF GREAT IMPORTANCE TO BIXBY STOCKHOLDERS. ACCORDINGLY, BIXBY STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE.

Recommendation of the Bixby Board of Directors

After careful consideration, the Bixby board of directors has determined that the merger and related transactions are advisable, are fair to, and are in the best interests of, Bixby and its stockholders, and unanimously approved:

•	the Merger Agreement and the merger contemplated by the Merger Agreement; and

•
the amendment to Bixby’s Certificate of Incorporation to revise the terms of the Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the merger.

The Bixby board of directors unanimously recommends that the Bixby stockholders vote “FOR” the approval of the Merger Agreement and the merger and other transactions contemplated thereby, and the approval of the amendment to Bixby’s Certificate of Incorporation.

If your submitted proxy card does not specify how you want to vote your shares, your shares will be voted “FOR” the proposals described above.

Admission to the Special Meeting

Only Bixby stockholders as of the close of business on _______________, 2009, and other persons holding valid proxies for the special meeting are entitled to attend the Bixby special meeting.  Bixby stockholders and their proxies should be prepared to present valid government-issued photo identification. Bixby stockholders who are not record holders but who hold shares through a nominee should provide proof of beneficial ownership on the record date for the Bixby special meeting.  Anyone who does not provide valid government-issued photo identification or comply with the other procedures outlined above upon request may not be admitted to the special meeting.

Record Date and Stockholders Entitled to Vote

Record Holders.  Record holders of Bixby common stock and Series A convertible preferred stock at the close of business on _________________, 2009, the record date, may vote at the special meeting. On March 27, 2009, Bixby had 36,440,090 outstanding shares of common stock, which were held by approximately 1,494 record holders, and 817,534 outstanding shares of Series A convertible preferred stock which were held by approximately 300 record holders.

Beneficial Owners.  If your shares are held by a nominee, you are considered the beneficial owner of the shares held by the nominee.  As the beneficial owner, you have the right to direct your nominee how to vote, and you are also invited to attend the special meeting. However, since you are not the record holder, you may not vote these shares in person at the special meeting unless you follow proper procedures for obtaining a legal proxy.

A complete list of the stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the special meeting, during ordinary business hours, for a period of at least 10 days prior to the special meeting, at the offices of Bixby Energy Systems, Inc., 6893 139th Lane NW, Ramsey, Minnesota 55303.  Such list will also be available for examination at the special meeting.

How You Can Vote

You can only vote your shares if you are either represented by proxy or eligible to vote your shares in person at the special meeting. You can submit your proxy by:

•	mail, by completing and returning the enclosed proxy card; or

•	hand delivery to our principal executive office.

If you hold shares through a nominee, please provide your voting instructions by mail or hand delivery in accordance with the instructions contained on your voting instruction card. If you return a properly signed proxy card, we will vote your shares as you direct.

Stockholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, stockholders of record whose shares are registered in more than one name will receive more than one proxy card. The Bixby board of directors urges Bixby stockholders to complete, sign, date and return each proxy card and voting instruction card they receive for the Bixby special meeting.

Adjournment and Postponement

Bixby’s bylaws provide that a special meeting of the stockholders may be adjourned from time to time. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, Bixby may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting.

Required Vote and Quorum

Holders of Bixby common stock are entitled to one vote for each share held as of the record date, and holders of Bixby Series A convertible preferred stock are entitled to two votes for each share held as of the record date.

Approval of the proposal to be voted on by Bixby stockholders regarding the approval of the Merger Agreement and the merger and related transactions contemplated by the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of common stock and Series A convertible preferred stock of Bixby combined, represented in person or by proxy, and entitled to vote at the special meeting.

Approval of the amendment to Bixby’s Certificate of Incorporation to revise the terms of Bixby’s Series A convertible preferred stock to provide that, subject to the completion of the merger with GCA, the Bixby Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the merger, requires the affirmative vote of both:

•
the holders of a majority of the shares of Bixby common stock and Series A convertible preferred stock voting together, represented in person or by proxy, and entitled to vote at the special meeting; and

•	the holders of a majority of the shares of Bixby Series A convertible preferred stock, voting separately as a class, represented in person or by proxy, and entitled to vote at the special meeting.

Attendance at the meeting in person or by proxy of holders of shares representing a majority of the outstanding shares of Bixby common stock and Series A convertible preferred stock (on an as-converted basis) combined constitutes a quorum. If a quorum is not present at the Bixby special meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

Bixby’s corporate secretary will tally the votes. Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Bixby will not disclose your vote except to allow for the tabulation of votes and certification of the vote, to facilitate a successful proxy solicitation and as necessary to meet applicable legal requirements.

Abstentions and Broker Non-Votes

Any abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as votes against the approval of the proposals considered at the special meeting.

In the event that a nominee record holder of Bixby’s common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which is generally called a “broker non-vote” (although, as a private company, Bixby’s shares are not held by any brokers but may be held by other nominees), those shares will not be considered for purposes of determining the number of shares entitled to vote with respect to a particular proposal on which the nominee record holder has expressly not voted, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Voting by Bixby Directors and Executive Officers

As of February 28, 2009, Bixby’s directors, executive officers and their affiliates, as a group, beneficially owned and were entitled to vote approximately 3,750,115 shares of Bixby common stock, or approximately 9.84% of the total outstanding shares of Bixby’s voting capital stock.

Revoking Your Proxy

You can change your vote or revoke your proxy at any time before the final vote at the special meeting. To do so, if you are the record holder, you may:

•	send a written, dated notice to the corporate secretary of Bixby at Bixby’s principal executive offices stating that you would like to revoke your proxy;

•	complete, date and submit a new later-dated proxy card; or

•	vote in person at the special meeting (your attendance alone will not revoke your proxy).

If you hold shares through a nominee, you must contact your nominee for information on how to revoke your proxy or change your vote. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Written notices of revocation to the Corporate Secretary of Bixby should be addressed as follows:

Corporate Secretary
Bixby Energy Systems, Inc.
6893 139th Lane NW
Ramsey, Minnesota 55303
(763) 404-7800

If you hold your shares through a nominee, you must give new instructions to your nominee prior to the special meeting or obtain a signed “legal proxy” from the nominee to revoke your prior instructions and vote in person at the meeting.

Any Bixby stockholder who has a question about the merger transaction or the approval of the issuance of shares of Bixby common stock pursuant to the Merger Agreement, or how to vote or revoke a proxy, or who wishes to obtain additional copies of this joint proxy statement/prospectus, should contact Bixby’s Corporate Secretary as follows:

Corporate Secretary
Bixby Energy Systems, Inc.
6893 139th Lane NW
Ramsey, Minnesota 55303
(763) 404-7800

Other Matters

Other than the proposals described in this joint proxy statement/prospectus, the Bixby board of directors knows of no other matters to be acted upon at the special meeting. If any other matter should be duly presented at the special meeting in accordance with Bixby’s bylaws and upon which a vote properly may be taken, shares represented by all proxies received by Bixby will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Solicitation of Proxies and Expenses

Bixby will pay the expenses incurred in connection with the filing, printing and mailing of this joint proxy statement/prospectus.  Bixby will be responsible for any fees incurred in connection with the solicitation of proxies for the Bixby special meeting.  In addition to solicitation by mail, the directors, officers, employees and agents of Bixby may solicit proxies from Bixby stockholders by telephone or other electronic means or in person.  Nominees will be requested to forward soliciting materials to the beneficial owners of shares held of record by these persons. Bixby also may use several of its regular employees, who will not be specially compensated, to solicit proxies from Bixby stockholders, either personally or by telephone, Internet, telegram, facsimile or special delivery letter.

Stockholders Sharing an Address

Bixby stockholders sharing an address with another stockholder may receive only one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate set of proxy materials now or in the future may write or call Bixby to request a separate copy of these materials as follows:

Corporate Secretary
Bixby Energy Systems, Inc.
6893 139th Lane NW
Ramsey, Minnesota 55303
(763) 404-7800

THE PROPOSED MERGER

The discussion in this document of the merger and the principal terms of the Merger Agreement is subject to, and is qualified in its entirety by reference to, the Merger Agreement.  A copy of the Amended and Restated Merger Agreement is attached to this  joint proxy statement/prospectus as Annex A.  You are urged  to read both this discussion of the merger and the Merger Agreement itself in their entireties.

The Merger Agreement

The following is a summary of the Amended and Restated Merger Agreement which was executed March 27, 2009.  Stockholders of Bixby are urged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the merger.

The Merger Agreement itself will provide you with highly detailed information regarding its terms.   The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger.  The Merger Agreement contains representations and warranties Bixby, GCA, Merger Sub and Mr. Walker made to each other as of specific dates.  The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to complete the merger and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.  The Merger Agreement also sets out the mechanisms and logistics on how Bixby shares of common stock and preferred stock and other Bixby securities will be converted or exchanged in the merger for GCA securities and how and when the Bixby securityholders will receive new certificates reflecting the GCA securities they will get in the merger.

General

The Merger Agreement provides that Merger Sub, a wholly-owned subsidiary of GCA newly formed under the laws of the State of Delaware for purposes of effecting the transactions contemplated by the Merger Agreement, will merge with and into Bixby, and as a result, Bixby will become a wholly-owned subsidiary of GCA.

Timing of Closing

            The closing of the merger will take place on a date to be specified by the parties to the Merger Agreement which will be no later than 2 business days after satisfaction (or waiver) of certain conditions to the closing set forth in the Merger Agreement, unless another time is agreed to by the parties.  Upon the closing, Bixby, as the surviving corporation, will file a Certificate of Merger with the Secretary of State of the State of Delaware.  The merger shall become effective at the time the Certificate of Merger is filed or at a later time as stated in the Certificate of Merger.

Effects of the Merger

As a result of the merger:

•	Bixby will become a wholly owned subsidiary of GCA;

•	the officers and sole director of GCA prior to the effective time of the merger will resign;

•
by virtue of the conversion or exchange of Bixby securities for GCA securities as contemplated by the merger (described in detail under the heading “Conversion of Bixby Securities” below), Bixby securityholders before the merger will own approximately 96% of the voting stock of GCA after the merger on a fully-diluted basis;

•	as soon as practicable following the effective time of the merger (i.e. following the change in control of GCA contemplated by the merger):

•	the board of directors of GCA will amend the bylaws of GCA to permit a board of directors ranging between one and twelve directors;

•	the board of directors of GCA will appoint as directors those persons who were directors of Bixby immediately prior to the merger; and

•	the board of directors of GCA will elect new officers of GCA who will be the same persons who were officers of Bixby immediately prior to the merger.

Conversion of Bixby Securities

Treatment of Bixby Common Stock

At the effective time of the merger, without any action on the part of GCA, Merger Sub, Bixby or any shareholders of GCA, Merger Sub or Bixby, the shares of Bixby common stock will be automatically converted into an equal number of shares of GCA common stock.

The holders of any shares of Bixby common stock outstanding immediately prior to the effective time of the merger that are unvested or otherwise subject to a repurchase option, risk of forfeiture, or other condition under any restricted stock purchase or other agreement with Bixby shall become entitled to shares of GCA common stock which shall be similarly unvested and subject to the same repurchase option, risk of forfeiture or other condition without regard, however, to any provisions regarding the acceleration of vesting in the event of certain transactions that may otherwise be applicable.

At the effective time of the merger:

•	all shares of Bixby common stock will cease to be outstanding, and each certificate for those Bixby shares will represent the right to receive a certificate for shares of GCA common stock; and

•
the shares of Bixby common stock which have been exchanged for shares of GCA common stock  that immediately prior to the effective time of the merger were unvested or otherwise subject to a repurchase option, risk of forfeiture, or other condition under any restricted stock purchase or other agreement with Bixby, will be subject to the same conditions or restrictions.

No fractional shares of GCA common stock will be issued in connection with the merger and no holder of Bixby common stock will be entitled to receive a cash payment in lieu of any fractional share of GCA common stock.

No certificate representing GCA common stock shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby common stock who is an “affiliate” of Bixby until such person shall have executed and delivered to GCA a written agreement substantially in the form attached hereto as Annex K.

Treatment of Bixby Series A Convertible Preferred Stock

Provided that the amendment to Bixby’s Certificate of Incorporation to revise the terms of Bixby’s Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into GCA common stock in connection with the merger is approved by Bixby’s stockholders, at the effective time of the merger, by virtue of the merger and without any action on the part of GCA, Merger Sub, Bixby or any shareholders of GCA, Merger Sub or Bixby, each share of Bixby Series A convertible preferred stock will be automatically converted into the right to receive a number of shares (rounded down to the nearest whole number) of GCA common stock equal to the number of shares of Bixby common stock into which those shares of Bixby convertible preferred stock would have been convertible as of the effective time of the merger, which is two shares of common stock for every one share of Series A convertible preferred stock, subject to customary conversion rate adjustments, if any.

The holders of any shares of Bixby Series A convertible preferred stock outstanding immediately prior to the effective time of the merger that are unvested or otherwise subject to a repurchase option, risk of forfeiture, or other condition under any restricted stock purchase or other agreement with Bixby will become entitled to shares of GCA common stock which shall be similarly unvested and subject to the same repurchase option, risk of forfeiture or other condition without regard, however, to any provisions regarding the acceleration of vesting in the event of certain transactions that may otherwise be applicable.

Provided that the proposed amendment to Bixby’s Certificate of Incorporation to revise the terms of Bixby’s Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into GCA common stock in the merger is approved by Bixby’s stockholders, at the effective time of the merger, all shares of Bixby Series A convertible preferred stock shall no longer be outstanding, and each certificate previously evidencing those shares will represent the right to receive the shares of GCA common stock into which the shares of Bixby Series A convertible preferred stock were converted in the merger.

In the event that the proposed amendment to Bixby’s Certificate of Incorporation to provide for the Series A convertible preferred stock to convert into GCA common stock in the merger is not approved by Bixby stockholders, GCA is entitled to decide whether or not to complete the merger.  If GCA decides to proceed with the merger, the Series A convertible preferred stock will remain as Bixby Series A convertible preferred stock, convertible into Bixby common stock (and Bixby, as a result of the merger, will become a subsidiary of GCA).

No certificate representing GCA common stock shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby Series A convertible preferred stock who is an “affiliate” of Bixby until such person shall have executed and delivered to GCA a written agreement substantially in the form attached hereto as Annex K.

Treatment of Bixby Employee Stock Options

Subject to required approval under applicable law of a GCA stock option plan that provides for a broader array of incentive-based equity compensation structures than the Bixby Energy Systems, Inc. 2001 Stock Option Plan, each option to purchase shares of Bixby common stock issued and outstanding under the Bixby 2001 Stock Option Plan prior to the effective time of the merger (each, a “Bixby Stock Option”), whether or not vested, will be assumed by GCA and shall:

•
continue to have, and be subject to, the same terms and conditions of those Bixby Stock Options as in effect immediately prior to the effective time of the merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions; and

•	be exercisable:

•
for the number of shares of GCA common stock equal to the number of shares of Bixby common stock for which such corresponding Bixby Stock Option had been exercisable (for shares of Bixby common stock) immediately prior to the effective time of the merger; and

•
at a price per share of GCA common stock equal to the exercise price per share of Bixby common stock for which such corresponding Bixby Stock Option was exercisable immediately prior to the effective time of the merger.

There are no representations or warranties that any of the Bixby Stock Options assumed by GCA will qualify following the effective time of the merger as incentive stock options for tax purposes whether or not the Bixby Stock Options had previously so qualified.

Treatment of Bixby Convertible Notes / Debentures

Prior to the closing of the merger, Bixby shall have used its good faith best efforts to have secured agreements with its debt securityholders under which the Bixby debt securities held by such securityholders will be exchanged, as of closing of the merger, for either:

•
a number of shares (rounded down to the nearest whole number) of GCA common stock equal to the number of shares of Bixby common stock into which each such Bixby debt securities would have been convertible before the merger; or

•	GCA securities substantially equivalent to the Bixby debt securities for which they are being exchanged.

The performance of the obligations of the parties to these agreements are a condition to GCA’s obligation to complete the merger.

Bixby convertible notes or debentures owned by Holders who do not agree to exchange their convertible notes or debentures as described above will remain unchanged.

No certificate representing GCA securities shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby debt securities who is an “affiliate” of Bixby until such person shall have executed and delivered to GCA a written agreement substantially in the form attached hereto as Annex K.

Treatment of Bixby Common Stock Purchase Warrants

At the effective time of the merger, by virtue of the merger, and pursuant to the terms of the Bixby common stock purchase warrants, the Bixby common stock purchase warrants held by such holders will be exchanged, as of the closing of the merger, for a GCA common stock purchase warrant substantially equivalent to the Bixby common stock purchase warrant for which it is being exchanged, which GCA common stock purchase warrant shall in any event:

•
continue to have, and be subject to, the same terms and conditions of those Bixby common stock purchase warrants as in effect immediately prior to the effective time of the merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions; and

•	be exercisable:

•
for the same number of shares of GCA common stock for which the Bixby common stock purchase warrant had been exercisable (for shares of Bixby common stock) immediately prior to the effective time of the merger; and

•
at a price per share of GCA common stock equal to the exercise price per share of Bixby common stock at which the Bixby common stock purchase warrant was exercisable immediately prior to the effective time of the merger.

To the extent any convertible common stock purchase warrants by their terms are not exchangeable in the merger, Bixby shall have used good faith efforts to have secured agreements with the holders of those warrants under which those warrants will be exchanged as of the closing date of the merger, for GCA common stock warrants with the above terms. The performance of the obligations of the parties to these exchange agreements are a condition to GCA’s obligation to complete the merger.  Bixby common stock purchase warrants owned by holders who do not agree to exchange their warrants as described above will remain unchanged after the merger.

No certificate representing a GCA common stock purchase warrant shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held a Bixby warrant who is an “affiliate” of Bixby until such person shall have executed and delivered to GCA a written agreement substantially in the form attached hereto as Annex K.

Treatment of Bixby Series A Convertible Preferred Stock Purchase Warrants

At the effective time of the merger, by virtue of the merger, and pursuant to the terms of the Bixby Series A preferred stock purchase warrants, the Bixby Series A convertible preferred stock purchase warrants will be exchanged, as of the closing of the merger, for a GCA common stock purchase warrant, which GCA common stock purchase warrant shall in any event:

•
continue to have, and be subject to, the same terms and conditions of those Bixby Series A convertible preferred stock purchase warrants as in effect immediately prior to the effective time of the merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions; and

•	be exercisable:

•
for twice the number of shares of GCA common stock for which the Bixby Series A convertible preferred stock purchase warrant had been exercisable (for shares of Bixby Series A convertible preferred stock) immediately prior to the effective time of the merger; and

•
at a price per share of GCA common stock equal to one half the exercise price per share of Bixby Series A convertible preferred stock at which the Bixby Series A convertible preferred stock purchase warrant was exercisable immediately prior to the effective time of the merger.

To the extent any Series A convertible preferred stock purchase warrants are not, in accordance with their terms, exchangeable automatically into Bixby common stock purchase warrants (on an adjusted basis) in the merger, Bixby shall have used good faith efforts to have secured agreements with the holders of those warrants under which those warrants will be exchanged as of the closing date of the merger for GCA common stock warrants with the above terms. The performance of the obligations of the parties to these exchange agreements are a condition to GCA’s obligation to complete the merger.  Bixby Series A convertible preferred stock purchase warrants owned by holders who do not agree to exchange their warrants as described above will remain unchanged after the merger.

No certificate representing a GCA common stock purchase warrant shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held a Bixby warrant who is an “affiliate” of Bixby until such person shall have executed and delivered to GCA a written agreement substantially in the form attached hereto as Annex K.

Certain Transfer Restrictions Relating to GCA Common Stock Issued in the Merger

The shares of GCA common stock issued to the Bixby stockholders, and to the holders of Bixby debt securities in exchange for those debt securities, in each case in connection with the merger, shall have been registered with the SEC on the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part.  Except for “affiliates”, each recipient of GCA common stock will be able to freely resell or transfer up to 10% of those shares immediately following the date the shares of GCA common stock are listed or quoted for trading on a national stock exchange and/or the OTCBB.  The GCA common stock issued to the Bixby common stockholders and other Bixby securities holders who are to receive GCA common stock in the merger or in exchange for debt securities, however, will be delivered upon the condition, and subject to the requirements that, whether or not registered or otherwise eligible for resale, the remaining 90% of those shares may not be sold except in accordance with the following schedule (calculated on a cumulative basis):

Up to 5%	90 days following the first date on which the shares of GCA common stock are listed or quoted for trading on a national securities exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

If for any reason the Listing Date shall not have occurred as of the date one year following the closing of the merger, then the Listing Date shall be deemed to be the date one year following the closing of the merger.

The above transfer limitation condition does not apply to transfers:

•	by gift to an immediate family member,

•	by will or intestacy or distribution, or

•	to a trust for the benefit of the transferor or a family member.

All exchange agreements involving the issuance or potential issuance of GCA common stock, including the exchange agreements relating to both convertible debt securities and warrants, shall contain a provision subjecting any shares of GCA common stock issued under such exchange agreements or issuable upon exercise of warrants received in the exchange to the schedule above.

No certificate representing GCA securities will be delivered to any individual or entity otherwise entitled to a certificate who is an “affiliate” of Bixby until that person has executed and delivered to GCA a written agreement to this transfer restriction in the form attached as Annex K.

An “affiliate”, for purposes of the conversion of Bixby securities in the merger, is any individual or entity who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Bixby.  The control aspect means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Bixby, whether through the ownership of voting securities, by agreement, arrangement or otherwise.

Bixby securityholders who become affiliates of GCA at the time of, or after, the merger will be subject to additional transfer restrictions imposed by SEC regulations.  These additional restrictions are discussed in the Questions and Answers about the Merger to be Voted on by Bixby Stockholders section of this joint proxy statement/prospectus under the question with the caption “Can I still sell my shares in the public market if I am an affiliate?”

Conversion of Merger Sub Common Stock

Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger shall be converted into one share of common stock of Bixby, as the surviving corporation, at the effective time of the merger, and Bixby, as the surviving corporation, will have no other equity securities.

Treatment of GCA Stock Options and Warrants

Any outstanding options to purchase shares of GCA common stock or GCA preferred stock, whether or not vested, and any outstanding warrants to purchase shares of GCA common stock or GCA preferred stock, whether or not then exercisable, shall, by virtue of the merger, be cancelled.

Bixby Dissenters’ Rights

Any shares of Bixby common stock or Series A convertible preferred stock which, under the Delaware General Corporation Law, entitles the holder to appraisal rights, and which are held by any Bixby shareholder who has demanded and not lost or withdrawn, or who is eligible to demand, appraisal rights with respect to those shares in the manner provided in the Delaware General Corporation Law, will not receive GCA securities in the merger.  If any holder of Bixby shares eligible for appraisal rights fails to perfect or effectively withdraws or loses its right to appraisal and payment under the Delaware General Corporation Law, all the Bixby shares held by that holder will represent the right to receive those GCA securities to which it would otherwise be entitled in the merger.

Bixby will give GCA prompt notice of any demands for appraisal, withdrawals of shareholder demands, and any other communications that it receives in connection with any demands for appraisal.  Bixby may voluntarily make any payment with respect to any of those demands, and will have the right to control all negotiations and proceedings with respect to demands for appraisal, including the right to settle any demands.

Representations and Warranties

Mr. Walker

The Merger Agreement contains representations and warranties of Mr. Walker, the President and Chief Executive Officer of Bixby, relating to:

•	His authority relative to the Merger Agreement and related agreements;

•	The execution and enforceability of the Merger Agreement and related agreements;

•	His title to certain Bixby securities;

•	There being no conflicts in respect of the Merger Agreement and related Agreements;

•	His being unaware of any governmental approvals or filings relating to the merger that are not otherwise identified in the Merger Agreement; and

•	His being unaware of any legal proceedings in which he is involved that would effect the merger.

Bixby

Inclusive of the disclosure schedules, the Merger Agreement also contains representations and warranties of Bixby relating to:

•	Its, and its subsidiaries, corporate organization and qualification;

•	Its certificate of incorporation and bylaws;

•	Its books and records;

•	Its capitalization;

•
Its corporate and related authority relative to the Merger Agreement and related agreements, including the fact that approval of the Merger requires only the affirmative vote of the combined holders of at least a majority of the then-outstanding shares of Bixby common stock and the Bixby Series A Convertible Preferred Stock (voting on an as-converted-to-common-stock basis);

•
There being no conflicts in respect of the Merger Agreement and related agreements, and there being no governmental approvals or filings relating to the merger, that are not otherwise specifically set forth in the Merger Agreement;

•	The requirement and status of permits and related authority to conduct its business and operations;

•	Its financial statements;

•	Its notes and accounts receivable;

•	Undisclosed liabilities;

•	Its taxes;

•	Its title to personal property;

•	The condition of its tangible fixed assets;

•	Its inventory;

•	Its product warranties;

•	Its product liability;

•	Its real property;

•	Its intellectual property;

•	Its material contracts;

•	Actual or threatened litigation against it;

•	Its employee benefit plans;

•	Its labor and employment related matters;

•	Environmental matters and related liabilities;

•	Transactions with officers, directors and significant shareholders;

•	Insurance coverage and related matters;

•	The absence of any changes in circumstances since the date of the financial statements included in the Merger Agreement;

•	Its solvency;

•	Brokers or finders involved in the merger;

•	Its not having made any illegal payments to third parties;

•	The factual accuracy of the information furnished and to be furnished by Bixby to GCA;

•	The non-applicability in relation to the merger of “anti-takeover” statutes;

•	Compliance with securities laws in relation to past offerings;

•	The presence of any “change-in-control” provisions in its agreements;

•	Outstanding powers of attorney; and

•	The factual accuracy of its disclosures.

GCA

Inclusive of the disclosure schedules, the Merger Agreement also contains representations and warranties of GCA and Merger Sub relating to:

•	Their corporate organization and qualification;

•	Their certificates of incorporation and bylaws;

•	Their books and records;

•	Their capitalization;

•	Their corporate and related authority relative to the Merger Agreement and related agreements;

•
There being no conflicts in respect of the Merger Agreement and related agreements, and there being no governmental approvals or filings relating to the merger, that are not otherwise specifically set forth in the Merger Agreement;

•	GCA’s SEC filings and consolidated financial statements;

•	Its taxes;

•	Actual or threatened litigation against it;

•	Transactions with officers, directors and significant shareholders;

•	Formation and ownership of Merger Sub;

•	The absence of any changes in circumstances since the date of the most recently filed financial statements included in GCA’s SEC filings;

•	Its not having made any illegal payments to third parties;

•	The non-applicability in relation to the merger of “anti-takeover” statutes;

•	Compliance with securities laws in relation to past offerings; and

•	Brokers or finders involved in the merger.

Certain Covenants Relating to Conduct Pending the Merger

Bixby

Bixby covenants generally that, between the date of the Merger Agreement and the effective time of the merger, and unless GCA otherwise agrees in writing:

•	Its and its subsidiaries business will be conducted only in the ordinary course of business;

•
It will use all reasonable efforts to preserve substantially intact its business organization, to keep available the services of its current officers, employees and consultants and those of its subsidiaries, and to preserve the current relationships it and such subsidiaries have with customers, suppliers and other persons with which they have significant business relations;

•	It will comply with all applicable laws;

•	It will prepare and timely file all foreign, Federal, state and local tax returns, and make timely payment of all applicable taxes when due;

•	It will use reasonable efforts to obtain, prior to the closing, any consents required in connection with the merger;

•	It will take all actions to be in substantial compliance with any permits required for its business or operations;

•	It will make full and timely payment of all amounts required to be contributed under the terms of each employee benefit plan or required to be paid as expenses under any such plan; and

•	It will not, and will not permit any subsidiary to:

•	amend or otherwise change its articles of incorporation or bylaws;

•	make any change in any issued and outstanding securities, or redeem, purchase or otherwise acquire any securities;

•	sell or dispose of any of its or any of its subsidiaries’ assets, except for sales in the ordinary course of business and in a manner consistent with past practice;

•	declare, set aside, make or pay any dividend or other distribution;

•	reclassify, combine, split, divide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

•
(i) acquire (by merger, consolidation, or acquisition of stock or assets, or otherwise) any interest in any entity or any division thereof or any assets, other than the acquisition of assets in the ordinary course of business consistent with past practice; (ii) merge with any entity (other than Merger Sub), (iii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any third party, or make any loans or advances; (iv) enter into any agreement material to its business, results of operations or financial condition other than in the ordinary course of business, consistent with past practice; (v) authorize any capital expenditure, other than as specifically set forth in disclosure schedule; or (vi) enter into or amend any agreement with respect to any of the foregoing;

•
(i) increase the compensation payable or to become payable to any director, officer or other employee, or grant any bonus, to, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee or enter into or amend any collective bargaining agreement, or (ii) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust or fund for the benefit of any director, officer or class of employees;

•	settle or compromise any pending or threatened litigation which is material or which relates to the merger;

•	grant or convey to any third party any rights in any intellectual property;

•	make any tax election, change its method of tax accounting or settle any claim relating to taxes;

•
make any change in any of its or its subsidiaries accounting methods or in the manner of keeping each of their respective books and records or any change in any of their respective current practices with respect to inventory, sales, receivables, payables or accrued expenses;

•	file or cause to be filed any registration statements under the Securities Act of 1933 or Securities Exchange Act of 1934 relating to any of its capital stock or other securities;

•
take any action or omit to do any act within its reasonable control which action or omission is reasonably likely to result in any of the conditions to the merger not being satisfied, except as may be required by applicable law;

•	take or omit to take any action that would result in any of its representations and warranties being rendered untrue in any material respect; or

•	agree to do any of the foregoing.

GCA

GCA covenants generally that, between the date of the Merger Agreement and the effective time of the merger, and unless Bixby shall otherwise agree in writing:

•
Its businesses, and those of Merger Sub, will be conducted only in the ordinary course of business consistent with past practice, and neither GCA nor Merger Sub will take any action except in the ordinary course of business consistent with past practice;

•	It will timely file all SEC reports as may be required under the Exchange Act;

•	It will comply with all applicable laws;

•	It will prepare and timely file all foreign, Federal, state and local tax returns, and make timely payment of all applicable taxes;

•	It will not amend any of the terms or provisions of its common stock;

•
It shall not take any action or omit to do any act within its reasonable control which action or omission is reasonably likely to result in any of the conditions to the merger not being satisfied, except as may be required by applicable law;

•	It will not take or omit to take any action that would result in the representations and warranties hereunder being rendered untrue in any material respect.

Mr. Walker

Mr. Walker covenants to refrain from taking any action, directly or indirectly, that is intended to, would, or that might reasonably be likely to:

•	discourage Bixby stockholders from approving the Merger and the Merger Agreement; or

•	encourage, or that might otherwise result in, any Bixby stockholder exercising its appraisal rights.

Voting Agreement

Contemporaneously with the execution of the Merger Agreement, Mr. Walker shall have delivered to GCA an executed voting agreement to vote all shares beneficially owned by him in favor of the merger.

GCA Capitalization

At the effective time of the merger, the GCA will have outstanding no more than 3.5 million shares of GCA common stock and no other shares of GCA capital stock or other securities of GCA.

Certain Corporate and Securities Compliance

The Merger Agreement requires Bixby to have its financial statements audited.  It also requires GCA to prepare and file this joint proxy statement/prospectus and to thereafter cause the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part to be declared effective by the SEC.  As soon as practicable following the time that the SEC notifies GCA that the S-4 registration statement is eligible to be declared effective, the Merger Agreement requires:

•
GCA to notify Bixby of such effectiveness and Bixby’s board of directors to set both (i) a record date for a Bixby special meeting of stockholders to vote on the merger and the Merger Agreement as well as the amendment revising the terms of the Bixby Series A convertible preferred stock, which record date is between 30 and 60 days before the Bixby special meeting, and (ii) the date for the Bixby special meeting itself;

•	GCA to set a record date for the stockholder consent it is soliciting in connection with the proposed amendments to its Certificate of Incorporation and the ratification and adoption of the 2009 Plan;

•
this joint proxy statement/prospectus to be (i) mailed to all Bixby record stockholders and other Bixby securityholders between 30 and  60 days before the Bixby special meeting of stockholders, and (ii) mailed or personally delivered to all GCA record stockholders;

•	that the written consent of GCA stockholders to the GCA proposals be obtained;

•
that the holders of all Bixby convertible debt securities be solicited by Bixby and/or its agents applying their good faith best efforts in connection with the obtaining of executed exchange agreements;

•	that the holders of all Bixby stock purchase warrants be solicited by Bixby and/or its agents applying their good faith best efforts in connection with the obtaining of executed exchange agreements;

•
that Bixby and/or its agents, and Mr. Walker, use their good faith best efforts to (i) solicit voting proxies or votes in favor of each of the specified proposals to be presented at the Bixby special meeting from its record stockholders, and (ii) take all other action reasonably necessary to secure the vote of its stockholders required by the Delaware General Corporation Law and Bixby’s bylaws to obtain approvals in relation to such proposals; and

•	that the Bixby special meeting of stockholders be held.

Based on cost considerations, each of GCA and Bixby have agreed in the Merger Agreement to forego the obtaining of any fairness opinion in relation to the merger.  A fairness opinion is a written opinion provided in exchange for a fee by an independent party as to the economic fairness of a given transaction to the stockholders of one or more constituent corporations involved in the transaction based upon their assessment of the relative economic values of each of the corporations involved in the transaction.  They are generally obtained at the direction, and for the benefit, of a corporation’s board of directors in order to substantiate that the level of their diligence in establishing the economic terms of a transaction was reasonable and appropriate.

Public Announcements

If there is an initial press release relating to the Merger Agreement, it shall be a joint press release the text of which shall have been agreed to in advance by GCA and Bixby.  After that, neither GCA nor Bixby will issue any press release or make any public statements with respect to the merger without the prior consent of the other.  Either party may, however, without consent, issue such press releases and make public statements and/or disclosures that it reasonably determines are required under applicable law.  No party is prohibited from making public statements in response to questions from the press, analysts and investors or from making internal announcements to employees, so long as such statements and announcements are accurate and not misleading, consistent with previous press releases or public statements made jointly by Bixby and GCA, and do not contain forward-looking statements of any kind.

Tax Free Reorganization

Each of Bixby and GCA shall use their reasonable best efforts, and shall cause their respective subsidiaries to use their reasonable best efforts, to take or cause to be taken any action necessary for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Affiliates

Not less than 20 days prior to the date upon which the Merger Agreement is submitted for adoption by Bixby stockholders, Bixby shall deliver to GCA a letter identifying all Bixby securityholders who, in the judgment of Bixby, may be deemed at the time the Merger Agreement is submitted for adoption by stockholders, “affiliates” of Bixby for purposes of Rule 145 under the Securities Act of 1933, and such list shall be updated as necessary from time to time to reflect changes from the date thereof.  Bixby shall use its reasonable best efforts to cause each such person or entity identified on such list who is not exercising appraisal rights to deliver to GCA an Affiliate Agreement in the form annexed hereto as Annex G as of the time the Merger Agreement is submitted for adoption by Bixby stockholders.

Certain Other Agreements and Related Matters

Except as otherwise required by law, neither Bixby, Mr. Walker, nor GCA shall do anything, either directly or indirectly, that is intended to, or would, encourage, or that might otherwise result in, any Bixby stockholder exercising its appraisal rights.

As soon as practicable following the closing date of the merger, GCA (following the change of control contemplated by the merger) shall use its reasonable best efforts to cause the its common stock, as a class, to become authorized for quotation, and to be quoted, on the OTCBB, and/or to the extent qualified, to become authorized for listing, and to become listed, on the NASDAQ Capital Market, including, as applicable, the preparation, filing and prosecution of a Form 211 with FINRA in accordance with Rule 15c-211 under the Securities Exchange Act of 1934 and/or a listing application; provided, however, that it is understood that the actual preparation, filing and prosecution of a Form 211 with FINRA in accordance with Rule 15c-211 under the Securities Exchange Act of 1934may only be undertaken by a sponsoring market maker.

Certain Registration Obligations

Within 20 business days following the closing of the merger, GCA shall file a registration statement covering the resale of the 3.5 million shares of GCA common stock to be issued and outstanding immediately prior to the effective time of the merger (the “Registrable Securities”), provided that, after the effective time of the merger the holders of the Registrable Securities each execute and deliver to GCA a separate agreement restricting the public sale of the Registrable Securities to the same lock-up schedule as the shares being registered and issued to Bixby stockholders and other securityholders in the merger.  GCA has agreed to use its best efforts to cause the resale registration statement to become effective under the Securities Act, and GCA is subject to certain penalties for delays that result in the process.

Bixby has acknowledged that it is Bixby’s intention to cause to be registered as part of the resale registration described above, all shares of GCA common stock (i) held of record by affiliates of GCA as of the date of filing of such resale registration statement, and (ii) underlying then outstanding warrants to purchase GCA common stock held of record by affiliates as of the date of filing of the resale registration statement; provided, however, that, to the extent that any limitation on the number of shares of GCA common stock that may be registered in the resale registration is imposed by the SEC or otherwise, GCA shall (i) first include the Registrable Securities in the resale registration, (ii) next, and only to the extent permitted, include the maximum number of shares of GCA common stock then held by affiliates in the resale registration on a pro rata basis (with any remainder to be registered pursuant to subsequently filed registration statements), and (iii) lastly, and only to the extent permitted, include the maximum number of shares of GCA common stock underlying then outstanding warrants then held by affiliates in the resale registration on a pro rata basis in proportion to the number of shares for which such holders’ warrants are, in the aggregate, exercisable (with any remainder to be registered pursuant to subsequently filed registration statements).

Certain Liability and Indemnification

Bixby and Mr. Walker shall have full and complete direct and primary joint and several liability for any and all amounts for which any officer or director of GCA is otherwise found to be liable in connection with any actions arising, directly or indirectly, out of the offering by GCA of the securities under this registration or otherwise in connection with the merger.

From and after the effective time of the merger, GCA and Mr. Walker, shall, jointly and severally and to the fullest extent permitted by applicable law, indemnify, defend and hold harmless, and provide advancement of expenses to, each individual who is as of the date of the Merger Agreement, or has been at any time prior to the date of this joint proxy statement/prospectus or who, prior to the effective time of the merger, becomes an officer, director or employee of GCA, against all amounts that are paid in settlement of or in connection with any claim or proceeding that is based in whole or in part on, or arises in whole or in part out of, the fact that such individual is or was a director, officer or employee of GCA, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the effective time of the merger, whether asserted or claimed prior to, or at or after, the effective time of the merger to the same extent those individuals are entitled to be indemnified or have the right to advancement of expenses as of the date of the Merger Agreement by GCA pursuant to its certificate of incorporation, bylaws, and/or any indemnification agreements in effect as of the date of this joint proxy statement/prospectus.

Conditions to the Merger

Joint  Conditions

The obligations of the parties to consummate the merger are subject to the satisfaction on or before the closing date of the merger of the following conditions, among others:

•	the merger and the Merger Agreement shall have been approved in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and its bylaws by the Bixby stockholders;

•	the shares of GCA common stock and other securities issuable as part, of the merger shall have been duly authorized; and

•
the S-4 registration statement of which this prospectus is a part shall have become effective under the Securities Act, shall have been delivered to all required recipients, and shall not be the subject of any stop order or proceeding seeking a stop order.

GCA and Merger Sub Conditions

Among other customary conditions, the obligations of GCA and Merger Sub to consummate the merger are subject to satisfaction (or waiver by GCA in its sole discretion) on or prior to the closing date of the following conditions:

•	Mr. Walker shall have delivered an executed Voting Agreement;

•	In general, each of the representations and warranties of Bixby and Mr. Walker set forth in the Merger Agreement shall be true and correct at and as of the closing date;

•
Bixby shall have obtained the requisite approval of its stockholders to the amendment of Bixby’s Certificate of Incorporation to revise the terms of Bixby’s Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the merger in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and bylaws;

•
Bixby shall have entered into exchange agreements with a number of the holders of Bixby convertible debt securities satisfactory to GCA in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements shall have been satisfied;

•
Bixby shall have entered into exchange agreements with a number of the holders of Bixby common stock purchase warrants satisfactory to GCA in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements shall have been satisfied;

•
Bixby shall have entered into exchange agreements with a number of the holders of Bixby Series A convertible preferred stock purchase warrants satisfactory to GCA in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements shall have been satisfied;

•	GCA, at the expense of Bixby, shall have procured directors and officers liability insurance coverage in an aggregate amount, and from a carrier, satisfactory to GCA;

Bixby Conditions

Among other customary conditions, the obligation of Bixby to consummate the merger is subject to satisfaction (or waiver by Bixby in its sole discretion) on or prior to the closing date of the following conditions:

•
In general, each of the representations and warranties of GCA set forth in the Merger Agreement shall be true and correct at and as of the closing date as if made at and as of the closing date of the merger;

•
the holders of no more than twenty percent (20%) of the Bixby shares eligible for appraisal rights under the Delaware General Corporation Law shall have taken the steps necessary steps to perfect their appraisal rights as determined immediately prior to the effective time of the merger;

•	Bixby shall have received resignations of each of the officers of GCA, effective, in each case, as of the effective time of the merger; and

•
GCA shall have duly authorized and filed the amendments to its certificate of incorporation relating to the 7-for-10 reverse stock-split and the increase in authorized common stock to 200 million shares, and shall have outstanding no securities other than 3.5 million shares of its common stock.

Termination, Amendment and Waiver

Termination

The Merger Agreement may be terminated and the merger and the related transactions may be abandoned at any time prior to the effective time of the merger, even though requisite approval has been obtained, as follows:

•	by mutual written consent duly authorized by the boards of directors of each of GCA, Merger Sub and Bixby;

•	by GCA:

•	to the extent that the effective time of the merger shall not have occurred on or before December 31, 2009;

•
if GCA reasonably concludes that material information regarding Bixby and/or its subsidiaries that it determines to include in this Form S-4 registration statement has been unreasonably withheld by Bixby and/or its subsidiaries;

•	if Bixby unreasonably withholds its approval as to the accuracy and completeness of the Form S-4 registration statement included in this joint proxy statement/prospectus;

•	if Bixby’s independent auditors resign at any time after having been engaged due to a disagreement with management of Bixby or any of its officers and/or directors;

•	upon a material breach of any representation, warranty, covenant or agreement on the part of Bixby set forth in the Merger Agreement;

•
if any representation or warranty of Bixby shall have become materially untrue unless (i) the breach is curable by Bixby through the exercise of its best efforts and for so long as Bixby continues to exercise such best efforts, and (ii) the breach is the direct or indirect result of obligations arising under or are otherwise reasonably contemplated by any other provision of the Merger Agreement; or

•	if any condition to Bixby’s obligation to complete the merger is not met;

•	by Bixby:

•
if Bixby’s stockholders fail to approve the merger and the Merger Agreement within a reasonable period following good faith compliance by Bixby and Mr. Walker with all of their respective obligations under the Merger Agreement;

•
upon a material breach of any representation, warranty, covenant or agreement on the part of GCA set forth in the Merger Agreement, or if any representation or warranty of GCA shall have become materially untrue unless (i) the breach is curable by GCA through the exercise of its best efforts and for so long as GCA continues to exercise such best efforts, and (ii) the breach is the direct or indirect result of obligations arising under or are otherwise reasonably contemplated by any other provision of the Merger Agreement; or

•	if any condition to GCA’s obligation to complete the merger is not met.

Amendment

The Merger Agreement may be amended by Bixby, GCA and Merger Sub by action taken by or on behalf of their respective boards of directors at any time prior to the effective time of the merger; provided, however, that, (i) any such amendment is in writing signed by each of the parties, and (ii) after approval of the matters presented in connection with the merger by the Bixby stockholders, no amendment shall be made which by law requires further approval by the Bixby stockholders without such further approval, including among other things, any amendment which would reduce the amount or change the type of consideration into which each share of Bixby common stock shall be converted upon consummation of the merger.

Waiver

At any time prior to the effective time of the merger, any party to the Merger Agreement may:

•	extend the time for the performance of any obligation or other act of any other party hereto, or

•	waive any inaccuracy in the representations and warranties contained in the Merger Agreement or in any document associated with the merger, and

•	waive compliance with any agreement or condition contained in the Merger Agreement.

Fees and Expenses

All fees and expenses incurred in connection with the merger and the related  transactions, and the Merger Agreement shall be paid by the party incurring such fees or expenses, whether or not the merger is consummated, except that:

•
As and when requested by GCA, Bixby shall pay the reasonable legal, accounting, independent auditing, and EDGARization service fees and expenses of GCA in connection with the preparation and filing of any and all required reports to be filed under the Exchange Act from and after the date of the Merger Agreement through the earlier of (i) four business days following the effective time of the Merger Agreement, or (ii) the time at which this Agreement shall have been terminated, if at all; and

•
As and when requested by GCA, Bixby shall pay the reasonable legal, accounting, independent auditing, and EDGARization/printing service fees and expenses of GCA in connection with the merger and the preparation, filing and dissemination of this joint proxy statement/prospectus, and the S-4 registration statement of which this joint proxy statement/prospectus is a part, and all related federal and state securities law compliance associated with the merger.

Reasons for the Proposed Merger - Bixby

Bixby’s board of directors has determined that the merger is in the best interests of its shareholders because it will, upon closing, result in Bixby becoming a public reporting company.  Becoming a public reporting company is, for most companies, an integral and major part of the process in becoming what most people understand to be a “public company”.  In order to have its common stock listed for trading on any major stock exchange, it is necessary for a company to become a public reporting company.  This can be done either directly, through registration under the federal securities laws, or indirectly, through a merger with a shell company that is already a reporting company.  The decision to accomplish this one way as opposed to the other is generally influenced by a combination of timing and expense considerations, as well, in some cases, as the expertise and resources of those controlling an available shell company.  In either case, once it becomes a reporting company, it is eligible to pursue the various additional steps involved in allowing shares of the company’s stock to publicly trade.  Ultimately, the value of being a “public company”, one which is both public reporting and publicly-traded, can include any one or more of the following:

•
Liquidity.  Liquidity is the ability to sell stock that is created by the existence of an after-market among the investing public in a company’s so-called “freely-trading” stock.  In the final analysis, it’s what gives investors and others the opportunity to turn their investments into cash as and when they desire.  Shareholders in private companies invariably have to concern themselves with their “exit strategy” and are generally tied to such investments until such time, if at all, as the company is either sold outright to another company or goes public.  In contrast, if a company is already public, the ability to exit is significantly enhanced.  While true liquidity tends to be more illusory than real for small public companies that lack significant trading volume in their stock, the relative liquidity as compared to a private company is typically greater.

•
A Significantly Higher Valuation For Company.  All other things being equal, public companies generally enjoy significantly higher valuations than do their private counterparts.  In general, in fact, and although there can never be any assurance, the valuations of public companies tend to be two or more times the value of a comparable private company.  When a financing takes place as part of a going-public event itself, the value of the company before the investment tends to be materially higher than the value a private equity investor would place on the same company.  This is due to a discount that is generally placed on the illiquidity of the private company’s stock.

•	Easier Access to Capital. In general, it is much easier for public reporting companies to raise money than private companies. This is true for essentially three reasons.

•
On an ongoing basis, public reporting companies are required to disclose their operating and financial results (whether positive or negative), executive compensation, related-party transactions, material contracts, liquidity, capital resources, and other affairs to the public through periodic and other SEC filings.  The “transparency” that results from this mandated disclosure has the effect (at least generally) of enhancing investor confidence because public companies are generally believed to be less apt to be able to conceal meaningful problems.

•
The liquidity factor discussed above plays a key role in relation to capital raising.  Typically, public company investors (those that invest in primary, capital-raising transactions directly with the company, not open market purchases) are able to obtain the ability to sell their shares publicly within 2 to 12 months after making their investment, which, in contrast to private venture-capital type investments (that can tie up capital for several years or more), is viewed by some as attractive.  An entire segment of the hedge fund industry has evolved in recent years, in fact, which is focused exclusively on doing what are called Private-Investment-in-Public-Equity (so-called “PIPE”) transactions.  Although there has been a significant fall off recently in the transactional volume of PIPES generally, which is largely attributable to the state of the domestic and international capital markets as a whole, very substantial sums have historically been invested annually by these funds, of which there are many, in developing and growth-stage public companies, effectively having created a sort of “public venture capital” market.  PIPE activity within certain sectors, however, including alternative energy, remains relatively robust.

•
Public companies have far greater visibility within the capital markets and are therefore much better positioned than private companies to pursue and access those markets as and when they may need to do so.

•
Ability to Raise Capital Without Having to Relinquish Control. Because they largely view themselves as strategic “partners”, institutional investors in most private companies typically insist upon board representation and extensive restrictions and covenants designed to control – or at least limit – their relative investment risk.  Many institutional investments in public companies, however, do not involve these same types of demands.  For this reason, many private companies that are already able to attract private equity investment make the decision to go public since the terms upon which they can obtain capital in the public markets are less restrictive and allow them to maintain more control going forward.

•
Growth Through Acquisitions or Strategic Partnerships.  Many companies become public in order to more aggressively pursue a strategy of growth through acquisition, joint venture, or strategic partnership.  In many cases, investors are more willing to provide financing to a public company, even when the purpose of the financing is to fund acquisitions.  In addition, a public company is sometimes able to use stock as currency or “scrip” in the package of consideration to be provided to a company being acquired or with which it is partnering; in some cases, the sole consideration involved is stock.

•
Enhanced Ability to Attract and Retain More Highly-Skilled Management Through Equity-Based Incentive Compensation Packages.  Because it can provide material financial incentives for enterprising individuals, in many cases tax-advantaged, publicly-traded stock and stock options to acquire it are frequently used as the basis for recruiting and retaining members of senior, and sometimes middle-level, management teams.  This can be a very meaningful competitive advantage in the market for executive talent.  In some cases, and to a lesser degree, rank-and-file employees can take advantage of these benefits as well if they are offered to them.

Reasons for the Proposed Merger - GCA

Given GCA’s business plan since inception of identifying an operating company with which to merge or otherwise combine, and to pursue such a transaction, GCA’s board of directors has determined that the proposed merger represents a unique opportunity to maximize shareholder value.

Description of GCA I Acquisition Corp. Securities

GCA is authorized by its Certificate of Incorporation to issue an aggregate of 120 million shares of capital stock, of which 100 million are shares of common stock, par value $.0001 per share and 20 million are shares of preferred stock, par value $.0001 per share.  As of April 3, 2009, 5 million shares of GCA common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

All outstanding shares of GCA common stock are of the same class and have equal rights and attributes.  The holders of GCA common stock are entitled to one vote per share on all matters submitted to a vote of GCA stockholders.  All of the holders of GCA common stock are entitled to share equally in dividends, if any, as may be declared from time to time by the GCA board of directors out of funds legally available.  In the event of liquidation, the holders of GCA common stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The holders of GCA common stock do not have cumulative or preemptive rights.  The foregoing description of GCA capital stock is merely a summary and is qualified in its entirety by the provisions of the GCA Certificate of Incorporation and bylaws, copies of which are filed as exhibits to this joint proxy statement/prospectus.

As a class, the GCA common stock is registered under Section 12g of the Securities Exchange Act of 1934.  There is not currently any public market for the GCA common stock and such shares are not currently listed on any securities exchange or quoted for trading by any quotation service.

Preferred Stock

GCA’s authorized preferred stock is what is known as “blank check” preferred stock.  This means GCA’s board of directors is authorized to determine the designations, rights, and preferences of any preferred stock GCA issues. The GCA preferred stock may be issued from time to time as the GCA board of directors may determine without further action on the part of the GCA stockholders. Since GCA directors are authorized to determine the designations, rights and preferences of any GCA preferred stock, GCA may be able to use its preferred stock for various corporate purposes such as consideration in connection with future corporate acquisitions, if any, and to raise additional capital, among other things, without undue delay or the necessity of holding a special stockholders’ meeting to obtain shareholder approval for terms and conditions of equity securities future investors may require.  GCA has no specific plans at this time to issue shares of preferred stock.  GCA has not determined and cannot predict when, if ever, it will issue shares of preferred stock in the future, how many shares it will issue, or what the terms and preferences of any shares of preferred stock may be.
Although the GCA board has no current plans to utilize such shares to entrench present management, it may, in the future, be able to use the shares as a defensive tactic against hostile takeover attempts.  No hostile takeover attempts are, to GCA’s management’s knowledge, currently threatened.

The future issuance of preferred stock by GCA could dilute the ownership interest of existing GCA stockholders. In addition, because of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the GCA board of directors could adversely affect the voting power of the holders of common stock by granting supervoting powers to the holders of shares of preferred stock.  Also, the GCA board could issue preferred stock that has preferential rights to the holders of common stock with respect to dividends and upon liquidation.  Further, conversion and redemption rights granted to the holders of preferred shares could adversely affect the holders of common stock.

Comparison of Rights of Bixby Stockholders and GCA Stockholders

Common Stock

Both GCA and Bixby are Delaware corporations.  Accordingly, there are no differences in the rights of the Bixby common stock and GCA common stock.  At the effective time of the merger, Bixby’s issued and outstanding common stock will convert into GCA common stock on a one-for-one basis.

Preferred Stock

In accordance with the Merger Agreement, Bixby’s outstanding Series A convertible preferred stock which was issued before the date of the Amended and Restated Merger Agreement (March 27, 2009) will convert into GCA common stock as described under the heading “Treatment of Bixby Series A Convertible Preferred Stock”, beginning on page 43.

Bixby Series A Convertible Preferred Stock

The Bixby Series A convertible preferred stock has the following designations, rights and privileges:

•
A liquidation preference of $1.00 per share to be distributed before any distribution on the Bixby common stock upon liquidation, dissolution or winding up of Bixby.  After the liquidation preference is paid in full, the Series A convertible preferred stock will share in any remaining distributable funds pro rata with the common stock as if the Series A convertible preferred stock was converted.

•	A maintenance of the preference rank in the event of a merger with another company.

•
A conversion ratio that results in each share of Series A convertible preferred stock being convertible into two shares of Bixby common stock (subject to customary adjustment in the event of a stock-split or subdivision of Bixby’s common stock, or the payment of a dividend or distribution on the Bixby common stock which is payable in additional shares of Bixby common stock).

•	Voting rights on all matters on which the Bixby common stock votes on an as-converted basis (that is, two voters per share).

The holders of Bixby’s common stock and Series A convertible preferred stock, voting together, and the holders of Bixby’s Series A convertible preferred stock voting separately as a class, will vote on an amendment to Bixby’s Certificate of Incorporation to revise the terms of the Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the merger, as described above under the heading “The Special Meeting of the Bixby Stockholders” beginning on page 37.

Accounting Treatment

The merger will be accounted for as a “purchase” under generally accepted accounting principles in the United States for accounting and financial reporting purposes.  It is anticipated that this transaction will be recorded as a “reverse” purchase business combination in which Bixby is treated as the accounting acquirer and GCA, the legal acquirer, as the accounting acquiree.  The identifiable tangible and intangible assets and the liabilities of GCA will be recorded at their fair values, which management believes approximates their historical values, and any excess cost will be recorded as goodwill.  The assets and liabilities of Bixby will continue to be recorded at their historical values.  The reported financial condition and results of operations of the combined companies after the merger will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of GCA.

Material United States Federal Income Tax Consequences of the Merger

This discussion is based on currently existing provisions of the U.S. Internal Revenue Code, existing and proposed treasury regulations and current administrative rulings and court decisions, all of which are subject to change.  Any change, which may or may not be retroactive, could alter the tax consequences to Bixby stockholders as described below.  It is intended that the merger be a reorganization as contemplated by Section 368 of the Internal Revenue Code.  Assuming that the merger is a reorganization under Section 368 of the Internal Revenue Code, except as noted in the following paragraph, the following are the material United States federal income tax considerations relevant to the exchange of shares of Bixby common and Series A convertible preferred stock for GCA common stock in the merger that are generally applicable to the Bixby stockholders:

•
Bixby stockholders will not recognize any gain or loss upon their receipt of GCA stock for their shares of Bixby stock exchanged in the merger, except to the extent they receive cash for fractional shares.

•
The aggregate tax basis of the GCA stock that a holder of Bixby stock receives in the merger will be the same as the aggregate tax basis of the Bixby stock surrendered by that holder in exchange for GCA stock, adjusted to take into account the receipt of cash for fractional shares.

•
The holding period of the GCA stock that Bixby stockholders receive in the merger will include the period for which the Bixby stock surrendered in exchange for the GCA stock was considered to be held, if the surrendered Bixby stock is held as a capital asset at the time of the merger.

It is possible that, as a result of transactions between GCA and Bixby prior to the merger, a portion of the GCA stock received by Bixby stockholders will be treated as a distribution received on their Bixby shares, with that distribution being taxable as a dividend to the extent of Bixby’s current or accumulated earnings and profits, as determined for United States federal income tax purposes, and after that as a return of basis to the extent or the basis and then as gain on a deemed disposition of shares.  A Bixby stockholder would have an initial tax basis in any shares so treated, equal to their value at the time of the merger and the holding period in such shares shall begin on the day following the merger.

This discussion does not address all United States federal income tax considerations that may be relevant to a particular Bixby stockholder in light of the Bixby stockholders’ specific particular circumstances, such as a Bixby stockholder who or that:

•	is a dealer in securities;

•	is a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	is a bank;

•	is a life insurance company;

•	is a tax-exempt organization;

•	owns Bixby stock as part of a straddle or conversion transaction for tax purposes;

•	is subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	is a foreign person;

•	does not hold Bixby stock as a capital asset;

•	owns Bixby stock other than Bixby common stock; or

•	acquired Bixby stock in connection with stock option or stock purchase plans or in other compensatory transactions.

In addition, the following discussion does not address:

•	the tax consequences of the merger under foreign, state or local tax laws; or

•	the tax consequences of the assumption by GCA of Bixby stock purchase warrants or the tax consequences of the receipt of rights to acquire GCA common stock.

The parties are not requesting and will not request a ruling from the United States Internal Revenue Service (“IRS”) as to the tax consequences of the merger.

A successful IRS challenge to the reorganization status of the merger could result in a Bixby stockholder recognizing taxable gain or loss with respect to each share of Bixby common stock surrendered equal to the difference between each stockholder’s basis in the Bixby stock and the fair market value, as of the effective time of the merger, of the GCA common stock received in exchange.  In this event, a Bixby stockholder’s aggregate basis in the GCA common stock received would equal its fair market value as of the closing date of the merger, and the stockholder’s holding period for the GCA common stock would begin the day after the merger.

Bixby stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicable federal, state, local and foreign tax consequences.

Loss Limitations

As a result of the merger, the stock ownership of GCA will change to such an extent as to cause its net operating loss (“NOL”) carryforward to be subject to limitation under Section 382 of the Internal Revenue Code.

Federal Securities Laws Consequences; Stock Transfer Restrictions

The issuance of shares of GCA common stock to the Bixby stockholders in connection with the proposed merger are being registered with the SEC on the registration statement on Form S-4 included as part of this joint proxy statement/prospectus.  In accordance with the terms of the Merger Agreement, however, the pre-merger Bixby securityholders shall not be permitted to sell or otherwise dispose of  the GCA common stock they receive in the merger except in accordance with the following schedule (calculated on a cumulative basis):

Up to 10%	Any time following the first date GCA’s common stock is authorized, qualified, and listed or quoted for trading on a national securities exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	90 days following the Listing Date
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

If for any reason the Listing Date shall not have occurred as of the date one year following the closing of the merger, then the Listing Date shall be deemed to be the date one year following the closing of the merger.

The above transfer limitation condition does not apply to transfers:

•	by gift to an immediate family member,

•	by will or intestacy or distribution, or

•	to a trust for the benefit of the transferor or a family member.

All exchange agreements involving the issuance or potential issuance of GCA common stock, including those exchange agreements relating to both convertible debt securities and warrants, shall contain a provision subjecting any shares of GCA common stock issued under such exchange agreements or issuable upon exercise of warrants received in the exchange to the same transfer restrictions as above.

Bixby securityholders who become affiliates of GCA at time of, or after, the merger will be subject to additional transfer restrictions imposed by SEC regulations.  These additional restrictions are discussed in the Questions and Answers about the Merger to be Voted on by Bixby Stockholders section of this joint proxy statement/prospectus under the question with the caption “Can I still sell my shares in the public market if I am an affiliate?”

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma consolidated balance sheet as of November 30, 2008 reflects the historical balance sheets of GCA and the proposed merger as if the merger had occurred on November 30, 2008.

The unaudited pro forma consolidated statements of operations for the six month period ended November 30, 2008 reflects the historical statements of operations of GCA and the proposed merger of GCA’s wholly-owned subsidiary Bixby Energy Acquisition Corp. with and into Bixby Energy Systems, Inc.  Pro forma adjustments have been made to give effect to the merger as if it had occurred as of the beginning of the fiscal year presented, June 1, 2008

The unaudited pro forma consolidated statements for the year ended May 31, 2008 reflects the historical statements of operations of GCA and Bixby Energy Systems, Inc. for the year ended May 31, 2008.  Pro forma adjustments have been made to give effect to the acquisition as if it had occurred at the beginning of the year presented.

GCA I ACQUISITION CORP.
(A Development Stage Company)
PROFORMA CONSOLIDATED BALANCE SHEETS
November 30, 2008

				Proforma
	GCA I	Bixby	Combined	Adjustments		Total

ASSETS
Current assets:
Cash and cash equivalents	$8,201	$610,983	$619,184	$-		$619,184
Trade accounts receivable, less allowance for doubtful accounts of $88,665	-	218,760	218,760	-		218,760
Inventories	-	2,717,632	2,717,632	-		2,717,632
Other receivable	22,687	-	22,687	(22,687	)(c)	-
Other current assets	772	357,272	358,044	-		358,044
Total current assets	31,660	3,904,647	3,936,307	(22,687)		3,913,620

Property and equipment, less deprecation and amortization of $1,274,460	-	663,542	663,542	-		663,542

Other assets:
Long-lived assets	-	329,655	329,655	-		329,655
Deposits	-	60,056	60,056	-		60,056
Other	-	104,948	104,948	-		104,948
Total other assets	-	494,659	494,659	-		494,659

Total assets	$31,660	$5,062,848	$5,094,508	$(22,687)		$5,071,821

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$32,799	$2,264,447	2,297,246	$(22,687	)(c)	$2,274,559
Notes payable to a stockholder, including accrued interest of $2,374	34,474	-	34,474	-		34,474
Current-portion of capitalized leases	-	123,747	123,747			123,747
Current portion of long-term debt	-	352,732	352,732	-		352,732
Short term convertible debt, net of debt discount of $73,427	-	526,573	526,573	-		526,573
Unearned income	-	-	-	-		-
Total current liabilities	67,273	3,267,499	3,334,772	(22,687)		3,312,085

Long term debt, less current portion	-	372,786	372,786	-		372,786
Convertible debt, less current portion, net of debt discount of $1,633,045	-	1,848,812	1,848,812	-		1,848,812
Other long-term laibilities	-	290,700	290,700	-		290,700
Total liabilitites	67,273	5,779,797	5,847,070	(22,687)		5,824,383

Stockholders' deficit
Series A convertible preferred stock, $.001 par value.
Authorized 1,100,000 shares, issued and oustanding 829,814 ($829,814 liquidation prefernce)	-	829	829	(829	)(a)	-
Preferred stock; $.0001 par value, 20,000,000 shares authorized, none issued and outstanding	-	-	-	-		-
Common stock; $.0001 par value, 200,000,000 shares authorized, 3,500,000 issued and outstanding	350	-	350	38,098	(a)	38,448
Common stock, $.001 par value, 100,000,000 shares authroized, 36,440,090 issued and outstanding	-	36,440	36,440	(36,440	)(a)	-
Additional paid-in capital	150	89,178,397	89,178,547	(829)		89,141,605
				(36,113	)(b)
Deficit accumulated during the development stage	(36,113)	(89,932,615)	(89,968,728)	36,113	(b)	(89,932,615)

Total stockholders' deficit	(35,613)	(716,949)	(752,562)	-		(752,562)

Total liabilities and stockholders' deficit	$31,660	$5,062,848	$5,094,508	$(22,687)		$5,071,821

See accompanying notes to unaudited proforma consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended May 31, 2008

				Proforma
	GCA I	Bixby	Combined	Adjustments		Total
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Net sales	$-	$3,252,334	$3,252,334	$-		$3,252,334
Cost of goods	-	3,366,369	3,366,369	-		3,366,369
Gross Profit	-	(114,035)	(114,035)	-		(114,035)

Operating expenses:
Selling, general, and administrative expenses	35,867	5,587,610	5,623,477	(27,809	)(c)	5,595,668
Reimbursed expenses	(27,809)	-	(27,809)	27,809	(c)	-
Research and development	-	3,724,736	3,724,736	-		3,724,736
Total operating expenses, net	8,058	9,312,346	9,320,404	-		9,320,404

Other income (expense):
Interest expense	-	(1,204,611)	(1,204,611)	-		(1,204,611)
Interest expense-related party	(1,295)	-	(1,295)	-		(1,295)
Other, net	-	(3,122,035)	(3,122,035)	-		(3,122,035)
	(1,295)	(4,326,646)	(4,327,941)	-		(4,327,941)

Net loss	$(9,353)	$(13,753,027)	$(13,762,380)	$-		$(13,762,380)

See accompanying notes to unaudited proforma consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the six month period ending November 30, 2008

				Proforma
	GCA I	Bixby	Combined	Adjustments		Total
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Net sales	$-	$1,537,123	$1,537,123	$-		$1,537,123
Cost of goods	-	1,351,772	1,351,772	-		1,351,772
Gross Profit	-	185,351	185,351	-		185,351

Operating expenses:
Selling, general, and administrative expenses	141,447	6,567,548	6,708,995	(139,731	)(c)	6,569,264
Reimbursed expenses	(139,731)	-	(139,731)	139,731	(c)	-
Research and development	-	2,398,528	2,398,528	-		2,398,528
Total operating expenses, net	1,716	8,966,076	8,967,792	-		8,967,792

Other income (expense):
Interest expense	-	(789,787)	(789,787)	-		(789,787)
Interest expense-related party	(762)	-	(762)	-		(762)
Other, net	-	(31,633,384)	(31,633,384)	-		(31,633,384)
	(762)	(32,423,171)	(32,423,933)	-		(32,423,933)

Net loss	$(2,478)	$(41,203,896)	$(41,206,374)	$-		$(41,206,374)

See accompanying notes to unaudited proforma consolidated financial statements

GCA I ACQUISITION CORP.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

November 30, 2008 and May 31,2008

Note 1 - Description of Transaction and Basis of Presentation

Pursuant to the Merger Agreement dated May 7, 2008, as amended and restated as of March 27, 2009, GCA I Acquisition Corp.’s (the “Company”) wholly-owned subsidiary, Bixby Energy Acquisition Corp. (“Company Subsidiary”), will be merged with and into Bixby Energy Systems, Inc. (“Bixby”) and the separate corporate existence of the Company Subsidiary will cease with Bixby continuing as the surviving corporation and as a wholly-owned subsidiary of the Company.  The consideration to be paid by the Company in connection with the Merger shall be the issuance by the Company of (A) one Company common share for each outstanding Bixby common share and two Company common shares for each outstanding Bixby Series A convertible preferred share, and (B) such other (non common stock) securities of Bixby as shall be effectively equivalent in terms of rights, preferences and privileges as those outstanding as of the consummation of the Merger (collectively, the “Merger Securities”). To the extent, therefore, that the Merger is consummated, a change of control of the Company shall have occurred.  Accordingly, for proforma purposes and based on the capitalization of the Company and Bixby at November 30, 2008, the Company would issue 38,099,718 shares of its common stock to the shareholders of Bixby.

Pursuant to the Merger Agreement, all officers and directors of Bixby will become officers and directors of the Company subsequent to the merger and the Company will continue to operate Bixby in the same manner and in the same business that Bixby engaged in prior to the merger.

The Acquisition will be accounted for as a reverse merger and recapitalization of the Company with Bixby treated as the accounting acquirer. Accordingly, the assets and liabilities of the Company will be recorded as of the acquisition date, at their respective historical cost, and added to those of Bixby with no increment in combined stockholders’ deficit. The reported results of operations of the Company after completion of the acquisition will reflect the historical results of operations of Bixby.

Note 2 - Unaudited Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” include the following:

(a)
To reflect the deemed issuance of 3,934 shares of the Company common stock to the Bixby stockholders and the cancellation of Bixby issued and outstanding shares of common stock and preferred stock as of November 30, 2008.

(b)	To eliminate the accumulated deficit of the Company as the accounting acquiree under the reverse merger and recapitalization.

(c)	To eliminate the intercompany transactions between the Company and Bixby prior to the merger.

INFORMATION REGARDING GCA

GCA Business

Based on GCA’s business activities, it is what is known as a “blank check” company.  The U.S. Securities and Exchange Commission (the “SEC”) defines “blank check” companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”  Under SEC Rule 12b-2 under the Securities Act of 1933, GCA also qualifies as a “shell company” because it has no or nominal assets and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.  GCA management does not intend to undertake any efforts to cause a market to develop in GCA’s securities, either debt or equity, until GCA has concluded a business combination, including the merger with Bixby.  GCA intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

GCA was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly-held corporation.  GCA’s principal business objective has been and continues to be to achieve long-term growth potential through a combination with an operating business (such as the merger with Bixby) rather than immediate short-term earnings.  Given the merger with Bixby, it has curtailed for the time being its efforts in seeking out alternative target companies with which to combine.  However, to the extent that the merger with Bixby is not consummated for any reason, GCA will likely resume its business objectives of identifying a target company with which to combine.

To date, the analysis of new business opportunities has been undertaken by or under the supervision of Michael M. Membrado, GCA’s sole officer and director.   Until the time that GCA entered into the Merger Agreement, it had had unrestricted flexibility in seeking, analyzing and participating in potential business opportunities, and, in the event that the merger with Bixby is not consummated for any reason and GCA resumes its business objectives of identifying a target company with which to combine, it expects to enjoy the same unrestricted flexibility.  In its efforts to analyze potential acquisition targets, GCA had considered, and will continue to consider to the extent that the merger with Bixby is not consummated for any reason and it resumes its business objectives of identifying a target company with which to combine, the following kinds of factors:

•	potential for growth, indicated by new technology, anticipated market expansion or new products;

•	competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•	strength and diversity of management, either in place or scheduled for recruitment;

•
capital requirements and anticipated availability of required funds, to be provided by GCA or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	the cost of participation by GCA as compared to the perceived tangible and intangible values and potentials;

•	the extent to which the business opportunity can be advanced;

•	the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

•	other relevant factors which GCA management deems relevant.

GCA presently has no employees apart from its management.  Its sole officer and director is engaged in outside business activities and currently devotes to GCA business limited time.  GCA expects no significant changes in the number of its employees unless and until it completes a business combination.

GCA Properties

GCA neither rents nor owns any property.  It currently utilizes the office space and equipment of M.M. Membrado, PLLC, a law firm the sole principal of which is Michael M. Membrado, its President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and sole Director, on a month-to-month basis at no cost.    Although there can be no assurance that such arrangement will continue indefinitely, GCA has no reason to believe at this time that any change in such arrangement that would require it to secure alternative office space is likely to occur in the foreseeable near-term, unless the merger with Bixby is completed.

GCA currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

GCA Legal Proceedings

Presently, there are not any pending legal proceedings to which GCA is a party or as to which any of its property is subject, and no such proceedings are known to GCA management to be threatened or contemplated.

GCA Material Contracts with Bixby

Between January, 2006 and March, 2008, Greyline Capital Advisors, LLC, a New York based private corporate advisory and consulting firm of which Michael M. Membrado, GCA’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole director, is an affiliate (“Greyline”), provided advisory services to Bixby pursuant to two separate, consecutive agreements in relation to Bixby’s interest and initiatives in becoming a public company and related matters of corporate finance.  The first agreement was entered into on January 6, 2006 and it was superceded and replaced by a second agreement dated November 20, 2006.

Under these agreements, Greyline provided the following advisory services:

•	advice and guidance on becoming a publicly-traded, OTCBB quoted, reporting company;

•	pre-SEC registration planning; and

•	developing investor relations strategy and plans in connection with its efforts to become public and operate as a public company.

The January 6, 2006 agreement, which was amended on January 30, 2006, provided for compensation of $200,000 to Greyline payable on the attainment of the following milestones:

•	$50,000 upon signing of the agreement;

•	$25,000 upon the filing of a registration statement with the SEC by Bixby;

•	$25,000 upon clearance of SEC staff comments in the registration process;

•	$50,000 upon commencement of OTCBB quotation of Bixby’s common stock; and

•	$50,000 upon the closing of an institutional financing of at least $10 million following the effectiveness of Bixby’s registration statement.

Additionally, the January 2006 agreement entitled Greyline to warrants to purchase a number of shares of Bixby common stock equal to 6.66% of Bixby’s outstanding common stock on a fully-diluted basis upon the attainment of certain milestones in the going public process.

The January 2006 agreement provided for Bixby to reimburse Greyline for certain administrative expenses incurred by Greyline in performing services, as well as certain related non-administrative expenses which were approved by Bixby in advance.

Bixby paid a total of only $50,000 to Greyline under the January 2006 agreement.  In November 2006, the January 2006 agreement was terminated and replaced by a new advisory agreement.

The November 2006 agreement provided for similar corporate advisory services as the January 2006 agreement but involved an alternate going-public strategy for Bixby.  Under the November 2006 agreement, Bixby agreed to pay Greyline $50,000 when the agreement was signed and $25,000 per month for eight consecutive months.  Additionally, the agreement provided for Bixby to reimburse Greyline for certain administrative expenses incurred by Greyline in performing services, as well as certain related non-administrative expenses which were approved by Bixby in advance.  Bixby paid Greyline a total of $145,000 under the November 2006 agreement and, as of November 2007 when that agreement expired, owed Greyline $152,991.19 in fees and expenses under that agreement inclusive of interest for overdue payment charges.   On January 23, 2008 Bixby and Greyline entered into a Settlement Agreement under which Bixby paid Greyline $70,000 in full settlement of the unpaid amounts due under the November 2006 agreement.

None of the fees paid by Bixby to Greyline under the Greyline advisory agreements involved any kind of compensation for any capital-raising consummated by Bixby or for the production of any specific business combination target, and no compensation was paid in any form other than cash.

Market for GCA Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

GCA common stock is not currently trading publicly on any stock exchange or over-the-counter quotation service.  GCA is not aware of any market activity in its common stock since the date of its organization through the date of this joint proxy statement/prospectus.

Holders

As of April 3, 2009, there were two holders of record of a combined total of 5 million shares of GCA common stock.  GCA stockholders each own 2.5 million shares, or 50% of the total issued and outstanding common stock.

As a condition of the merger, GCA has agreed to reverse split, on a 7-for-10 basis, its issued and outstanding shares of common stock which will reduce the total number of GCA issued and outstanding shares of common stock to 3.5 million.  As a result of the reverse split, the number of shares of common stock owned by each of GCA’s two stockholders will be equally reduced to 1.75 million shares, still representing 50% of GCA’s total issued and outstanding common stock.

Dividends

GCA has not paid any cash dividends to date and it does not anticipate or contemplate paying dividends in the foreseeable future.  It is the present intention of GCA management to utilize all available funds in pursuit of its business plan.

Securities Authorized for Issuance Under Equity Compensation Plans

GCA does not currently maintain any equity compensation plans.  Subject to the approval of GCA’s stockholders to the extent required under applicable law, GCA intends to adopt and implement an equity compensation plan, including a stock option plan, in connection with the merger, which plan will be considerably broader than Bixby’s 2001 Stock Option Plan and out of which options will be granted to the Bixby 2001 Stock Option Plan optionees pursuant to the Merger Agreement to replace Bixby options outstanding at the time of the merger, as discussed under the heading “Treatment of Bixby Employee Stock Options” beginning on page 44.

GCA Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

GCA has not had any disagreements with its accountants on any matter of accounting principles, practices or financial statement disclosure.

Historical Consolidated Financial Statements of GCA I Acquisition Corp. and Subsidiary

Page(s)

Consolidated Financial Statements:

Report of Independent Registered Public Accounting Firm	GF-1

Consolidated Balance Sheets as of May 31, 2008 and May 31, 2007 (Audited)	GF-2

Consolidated Statements of Operations for the Years Ended May 31, 2008, and May 31, 2007 (Audited)	GF-3

Consolidated Statement of Changes in Stockholders’ Deficit for the Period from Inception (August 14, 2006) through May 31, 2008 (Audited)	GF-4

Consolidated Statements of Cash Flows for the Years Ended May 31, 2008 and May 31, 2007 (Audited)	GF-5

Notes to Consolidated Financial Statements (Audited)	GF-6 to GF-12

Consolidated Balance Sheets as of November 30, 2008 and November 30, 2007 (Unaudited)	GF-13

Consolidated Statements of Operations for the Periods Ended November 30, 2008 and November 30, 2007 (Unaudited)	GF-14

Consolidated Statements of Cash Flows for the Periods Ended November 30, 2008 and November 30, 2007 (Unaudited)	GF-15

Notes to Consolidated Financial Statements (Unaudited)	GF-16 to GF-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
GCA I Acquisition Corp.

We have audited the accompanying consolidated balance sheets of GCA I Acquisition Corp. as of May 31, 2008 and 2007 and the related consolidated statements of operations, stockholders' deficit and cash flows from August 14, 2006 (Inception) to May 31, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GCA I Acquisition Corp. as of May 31, 2008 and 2007 and the results of their operations and their cash flows for the period from August 14, 2006 (Inception) to May 31, 2008, in conformity with U. S. generally accepted accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenue since inception on August 14, 2006 and has incurred net losses of $33,635 from inception through May 31, 2008. As a result, the current operations are not an adequate source of cash to fund future operations. These issues among others raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
Sherb & Co., LLP

New York, New York
August 22, 2008

GCA I ACQUISITION CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	May 31,
	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$509	$1,385
Other receivable	27,957	-
Total current assets	$28,466	$1,385

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$27,889	$9,850
Notes payable to a stockholder, including accrued interest of $1,612 and $317 at
May 31, 2008 and 2007, respectively	33,712	15,317
Total current liabilities	61,601	25,167

Stockholders' deficit
Preferred stock; $.0001 par value, 20,000,000 shares authorized, none issued and outstanding	-	-
Common stock; $.0001 par value, 100,000,000 shares authorized, 5,000,000 issued and outstanding at May 31, 2008 and 2007	500	500
Deficit accumulated during the development stage	(33,635)	(24,282)

Total stockholders' deficit	(33,135)	(23,782)

Total liabilities and stockholders' deficit	$28,466	$1,385

See accompanying notes to consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended	From August 14, 2006	For the period from
	period ending	(Inception)	August 14, 2006 (Inception)
	May 31, 2008	to May 31, 2007	to May 31, 2008

Operating expenses:
Selling, general, and administrative expenses	$35,867	$23,965	$59,832
Reimbursed expenses	(27,809)	-	(27,809)
Selling, general, and administrative expenses, net	8,058	23,965	32,023

Other expense:
Interest expense-related party	1,295	317	1,612

Net loss	$(9,353)	$(24,282)	$(33,635)

Basic and diluted earnings per common share	$(0.00)	$(0.00)

Basic and diluted weighted average common shares outstanding	5,000,000	5,000,000

See accompanying notes to consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
From August 14, 2006 (Inception) to May 31, 2008

			Accumulated Deficit
	Common Stock		During the
	Shares	$	Development Stage	Total

Opening balance, August 14, 2006 (Inception)	-	$-	$-	$-
Issuance of common stock for cash	5,000,000	500	-	500
Net loss	-	-	(24,282)	(24,282)
Ending balance, May 31, 2007	5,000,000	500	(24,282)	(23,782)

Net loss	-	-	(9,353)	(9,353)
Ending balance, May 31, 2008	5,000,000	$500	$(33,635)	$(33,135)

See accompanying notes to consoldiated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

		From August 14, 2006	For the period from
	Year ended	(Inception)	August 14, 2006 (Inception)
	May 31, 2008	to May 31, 2007	to May 31, 2008
Cash flows from operating activities:
Net loss	$(9,353)	$(24,282)	$(33,635)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued interest on promissory notes	1,295	317	1,612
Increase in other receivable	(27,957)	-	(27,957)
Decrease in accounts payable and accrued expenses	18,039	9,850	27,889

Net cash used in operating activities	(17,976)	(14,115)	(32,091)

Cash flows from financing activities:

Proceeds from issuance of promissory notes payable to stockholder	17,100	15,000	32,100
Proceeds from issuance of shares of common stock	-	500	500

Net cash provided by financing activities	17,100	15,500	32,600

Net increase (decrease) in cash	(876)	1,385	509

Cash, beginning of period	1,385	-	-

Cash, end of period	$509	$1,385	$509

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and 2007

Note 1 - Organization and Description of Business, Basis of Presentation and Going Concern

Organization and Description of Business

GCA I Acquisition Corp. (the “Company”), a development stage company as defined in Financial Accounting Standards Board Statement No. 7, was formed in Delaware on August 14, 2006.  The Company’s fiscal year end is May 31.

The Company’s primary purpose is to acquire an operating business.  The Company has identified a acquisition target but has not consummated any transactions yet.  In this regard, the Company is a “blank check” company, which the SEC defines as “a development stage company” that has no specific business plan or purpose, or which has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and is issuing “penny stock”, as defined in Rule 3a51-1 under the Securities and Exchange Act of 1934.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.  Management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, until such time as the Company concludes a business combination, to the extent that occurs.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent, that desires to employ the Company’s funds in its business.  The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.  The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company.

Merger & Acquisition

On May 7, 2008, the Company entered into the Merger Agreement with each of Bixby Energy Acquisition Corp., a wholly-owned special-purpose acquisition subsidiary of the Company that was incorporated on April 23, 2008 (the “Company Subsidiary”), Bixby Energy Systems, Inc. (“Bixby”), and  the President and Chief Executive Officer of Bixby (“Mr. Walker”).  Bixby is a greater Minneapolis, Minnesota based private development-stage operating company with certain exclusive rights to various alternative energy related and other proprietary technologies.  Although Bixby generated material revenues over the past two fiscal years (periods ending May 26, 2007 and May 27, 2006, respectively), it has incurred significant net losses for each of such years as reflected in the internally prepared and unaudited financial statements included in the Merger Agreement.  The revenues generated to date by Bixby have all been derived from two independently operated business units, one of which manufactures and sells biomass-based home-heating appliances but which has been in a production halt and inventory liquidation process for over one year, and the other of which is a water-softener salts regional sales and distribution operation in Minnesota.  Each of these businesses were parts of a since-abandoned business plan, and Bixby is currently in the process of attempting to divest itself of one or both of these businesses, including evaluating various sale options.  Bixby’s current business plan centers around certain proprietary rights that it has obtained to certain gasification and liquefaction technologies that Bixby management believes hold the potential for enabling the widescale adoption and commercialization of coal-to-gas and coal-to-liquid fuels systems.

Upon the terms and subject to the conditions set forth in the Merger Agreement, upon consummation of the Pending Merger, the Company Subsidiary will be merged with and into Bixby and the separate corporate existence of the Company Subsidiary will cease with Bixby continuing as the surviving corporation and as a wholly-owned subsidiary of the Company.  The consideration to be paid by the Company in connection with the Merger shall be the issuance by the Company of (A) a number of common shares such that, collectively, the total number of shares of common stock outstanding immediately following consummation of the Merger would equal four percent (4%) of the sum of (i) the number of shares of the Company then outstanding, plus (ii) the number of shares of Bixby common stock then outstanding on a fully-diluted basis, and (B) such other (non common stock) securities of Bixby as shall be effectively equivalent in terms of rights, preferences and privileges as those outstanding as of the consummation of the Merger (collectively, the “Merger Securities”). To the extent, therefore, that the Merger is consummated, a change of control of the Company shall have occurred.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and 2007

Note 1 - Organization and Description of Business, Basis of Presentation and Going Concern - Continued

Among other conditions, consummation of the Merger is subject to (i) the Company’s preparation and filing of, and causing to be declared effective by the SEC, a registration statement on Form S-4 covering the issuance by the Company of all of the Merger Securities to Bixby security holders, (ii) Bixby shareholder approval based on a recommendation by the Bixby board of directors to its shareholders to vote in favor of the transaction following preparation and delivery of an appropriate proxy statement, and (iii) no more than 20% of Bixby dissenting shareholders exercising their rights of appraisal.

In accordance with its terms, the Merger Agreement may only be terminated by Bixby if (i) Bixby’s stockholders shall have failed to duly approve the Pending Merger and the Merger Agreement within a reasonable period following good faith compliance by Bixby with certain of its obligations, or (ii) we breach any representation, warranty, covenant or agreement on our part contained in the Merger Agreement which breach is not curable by us through our best efforts and for so long as we continues to exercise such best efforts.

Basis of Presentation and Going Concern

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company has not generated revenue since its inception on August 14, 2006 and has incurred net losses of $9,353 for the year ended May 31, 2008.  As a result, its current operations are an inadequate source of cash to fund future operations. The report of the Company’s independent registered public accounting firm in relation to the Company’s financial statements for the year ended May 31, 2008 contains an explanatory paragraph regarding the Company’s ability to continue as a going concern based upon its net losses and cash used in operations. The company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities when they become due and to generate profitable operations in the future.  The Company plans to continue to provide for its capital requirements through the sale of equity securities and debt, however, it has no firm commitments from any third party to provide this financing and it cannot provide any assurance that it will be successful in raising working capital as needed.  There are no assurances that it will have sufficient funds to execute its business plan, pay its obligations as they become due or generate positive operating results.

Basis of Presentation and Consolidation

The accompanying consolidated financial statements present the results of operations of its wholly-owned subsidiary for the period from April 23, 2008 to May 31, 2008.  All material inter-company accounts and transactions between the Company and its subsidiary have been eliminated in consolidation.

Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in banks.  The Company considers cash equivalents to include all highly liquid investments with original maturities of three months or less to be cash equivalents.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies - Continued

Development Stage

The Company’s primary purpose for the time being is to acquire an operating business.  The Company spends most of its time in assessing acquisition targets.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from accounts receivable.

At May 31, 2008, the Company's accounts receivable is entirely due from an acquisition target, which is located in the United States.

Accounts Receivable and Reimbursements

Accounts receivable consists of administrative expenses incurred by the Company and reimbursable by an acquisition target.  The matching reimbursement is recorded as a contra-expense in the accompanying financial statements.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and accrued expenses, and notes payable to a stockholder approximate their fair value due to their short-term maturities.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company’s assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60-month period.  These expenses will not be deducted for tax purposes and will represent a deferred tax asset.  The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income.  Tax deductible losses can be carried forward under current applicable law for 20 years until utilized.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, the amount of unbilled vendors payable for services performed during the reporting period. Actual results may differ from these estimates and assumptions.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies – Continued

Basic and Diluted Earnings per Common Share

Basic earnings per common share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common shares outstanding plus the dilutive effects of outstanding options and warrants to acquire common shares during the period. In loss periods, dilutive common equivalent shares are excluded because the effect would be anti-dilutive.  The Company had not issued any dilutive common share equivalents at May 31, 2008

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at May 31, 2008 consisted primarily of accrued professional fees.

Related Party Transactions

At May 31, 2008, the Company owed $7,312 to a law firm for services rendered.  The law firm is related to the Company by means of common ownership and management.

The Company neither owns nor leases any real or personal property.  Most office services are provided without charge by our sole officer and director.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.

Our sole officer and director is involved in other business activities and may in the future become involved in other business pursuits when opportunities present themselves.  As a result of these other activities, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

At May 31, 2008, the Company had issued notes payable aggregating $32,100 to a major stockholder.  The notes bear interest at 4.75% per annum.  The notes are payable on or before the first day upon which the Company receives proceeds from equity investments aggregating at least $250,000.  Any overdue principal bears interest at 15% per annum and is payable on demand.  The accrued interest expense related to these notes amounted to $1,612 at May 31, 2008.

Recent Accounting Pronouncements

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective for the Company beginning November 30, 2008. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 157.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.  This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practices.  This Statement is effective for financial statements for fiscal years beginning after November 15, 2007.  Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year.  Management believes this Statement will have no impact on the financial statements of the Company once adopted.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies - Continued

In February 2007, the FASB issued FASB Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”.  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This Statement is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments.  This Statement applies to all entities, including not-for-profit organizations.  Most of the provisions of this Statement apply only to entities that elect the fair value option.  However, the amendment to FASB Statement No. 115, “Accounting for Certain Investments in the Debt and Equity Securities,” applies to all entities with available-for-sale and trading securities.  Some requirements apply differently to entities that do not report net income.  The following are eligible items for the measurement option established by this Statement:

•	Recognized financial assets and financial liabilities except:
•	An investment in a subsidiary that the entity is required to consolidate
•	An interest in a variable interest entity that the entity is required to consolidate
•
Employers’ and plans’ obligations (or assets representing net overfunded positions) for pension benefits, other postretirement benefits (including health care and life insurance benefits), postemployment benefits, employee stock option and stock purchase plans, and other forms of deferred compensation arrangements, as defined in FASB Statements No. 35, “Accounting and Reporting by Defined Benefit Pension Plans”, No. 87, “Employers’ Accounting for Pensions”, No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions”, No. 112, “Employers’ Accounting for Postemployment Benefits”, No. 123 (revised December 2004), “Share-Based Payment”, No. 43, “Accounting for Compensated Absences”, No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, and No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, and APB Opinion No. 12, “Omnibus Opinion—1967”

•
Financial assets and financial liabilities recognized under leases as defined in FASB Statement No. 13, “Accounting for Leases” (This exception does not apply to a guarantee of a third-party lease obligation or a contingent obligation arising from a cancelled lease.)

•	Deposit liabilities, withdrawable on demand, of banks, savings and loan associations, credit unions, and other similar depository institutions
•
Financial instruments that are, in whole or in part, classified by the issuer as a component of shareholder’s equity (including “temporary equity”). An example is a convertible debt security with a noncontingent beneficial conversion feature.

•	Firm commitments that would otherwise not be recognized at inception and that involve only financial instruments
•	Nonfinancial insurance contracts and warranties that the insurer can settle by paying a third party to provide those goods or services

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies- Continued

•	Host financial instruments resulting from separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument.

The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  A not-for-profit organization shall report unrealized gains and losses in its statement of activities or similar statement.

The fair value option:

•	May be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method
•	Is irrevocable (unless a new election date occurs)
•	Is applied only to entire instruments and not to portions of instruments.

This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, “Fair Value Measurements”.  No entity is permitted to apply this Statement retrospectively to fiscal years preceding the effective date unless the entity chooses early adoption. The choice to adopt early should be made after issuance of this Statement but within 120 days of the beginning of the fiscal year of adoption, provided the entity has not yet issued financial statements, including required notes to those financial statements, for any interim period of the fiscal year of adoption.  This Statement permits application to eligible items existing at the effective date (or early adoption date).  Management believes this statement will have no impact on the financial statements of the Company once adopted.

The financial Accounting Standards Board (FASB) issued FASB Statement No. 141 (R) (revised 2007), Business Combinations, and No. 160, Noncontrolling Interests in Consolidated Financial Statements. Statement 141(requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination.  FASB No.141 R is effective for fiscal years beginning after December 15, 2008.  The Company does not believe that FAS No. 141 R will have any impact on its financial statements.

The FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Statement 160 requires all entities to report noncontrolling (minority) interests in subsidiaries in the same way—as equity in the consolidated financial statements. Moreover, Statement 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions.  FASB No.160 is effective for fiscal years beginning after December 15, 2008.  The Company does not believe that FAS No. 160 will have any impact on its financial statements.

Note 3 - Stockholders’ Deficit

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock.  On August 14, 2006, the Company issued 5,000,000 shares of its common stock pursuant to a private placement offering generating proceeds of $500.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and 2007

Note 3 - Stockholders’ Deficit - Continued

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note 4 - Income Tax

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The Company uses the accrual basis for preparing their financials, and the cash basis for preparing their tax returns.  At May 31, 2008, the Company has no net operating losses for Federal income tax purposes.  Significant components of the net deferred taxes, at May 31, 2008 and 2007 are as follows:

Deferred tax assets:	2007	2006
Capitalized start-up costs	$12,737	$5,628
Accruals not currently deductible	675	4,054
Less valuation allowance	(13,412)	(9,682)
Total net deferred tax assets:	$-	$-

SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported, if any, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Management has determined that a valuation allowance of $13,412 and $9,682 at May 31, 2008 and 2007, respectively, is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized.

The federal statutory tax rate reconciled to the effective tax rate during 2007 and 2006 is as follows:

	2007	2006
Tax at U.S. statutory rate:	35.0%	35.0%
State tax rate, net of federal benefits	4.9	4.9
Change in valuation allowance	(39.9)	(39.9)
Effective tax rate	0.0%	0.0%

GCA I ACQUISITION CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	November 30,	May 31,
	2008	2008
	(Unaudited)	(1)

ASSETS

Current assets:
Cash and cash equivalents	$8,201	$509
Other receivable	22,687	27,957
Prepaid expense	772	-
Total current assets	$31,660	$28,466

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$32,799	$27,889
Notes payable to a stockholder, including accrued interest of $2,374 and $1,612 at
November 30, and May 31, 2008, respectively	34,474	33,712
Total current liabilities	67,273	61,601

Stockholders' deficit
Preferred stock; $.0001 par value, 20,000,000 shares authorized, none issued and outstanding	-	-
Common stock; $.0001 par value, 100,000,000 shares authorized, 5,000,000 issued and outstanding at August 31, and May 31, 2008	500	500
Deficit accumulated during the development stage	(36,113)	(33,635)

Total stockholders' deficit	(35,613)	(33,135)

Total liabilities and stockholders' deficit	$31,660	$28,466

(1) Derived from audited financial statements

See accompanying notes to unaudited consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the six month	For the six month	For the three month	For the three month	For the period from
	period ending	period ending	period ending	period ending	August 14, 2006 (Inception)
	November 30, 2008	November 30, 2007	November 30, 2008	November 30, 2007	to November 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Operating expenses:
Selling, general, and administrative expenses	$141,447	$5,391	$63,433	$3,433	$201,279
Reimbursed expenses	(139,731)	-	(63,299)	-	(167,540)
Selling, general, and administrative expenses, net	1,716	5,391	134	3,433	33,739

Other expense:
Interest expense-related party	762	533	381	305	2,374

Net loss	$(2,478)	$(5,924)	$(515)	$(3,738)	$(36,113)

Basic and diluted earnings per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Basic and diluted weighted average common shares outstanding	5,000,000	5,000,000	5,000,000	5,000,000

See accompanying notes to unaudited consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three month	For the three month	For the period from
	period ending	period ending	August 14, 2006 (Inception)
	November 30, 2008	November 30, 2007	to November 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(2,478)	$(5,924)	$(36,113)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Accrued interest on promissory notes	762	533	2,374
Decrease (increase) in other receivable	5,270	-	(22,687)
Increase in prepaid expense	(772)	-	(772)
Increase (decrease) in accounts payable and accrued expenses	4,910	(8,000)	32,799

Net cash provided by (used in) operating activities	7,692	(13,391)	(24,399)

Cash flows from financing activities:

Proceeds from issuance of promissory notes payable to stockholder	-	17,100	32,100
Proceeds from advance from stockholder	-	419	-
Proceeds from issuance of shares of common stock	-	-	500

Net cash provided by financing activities	-	17,519	32,600

Net increase in cash	7,692	4,128	8,201

Cash, beginning of period	509	1,385	-

Cash, end of period	$8,201	$5,513	$8,201

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to unaudited consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and 2007

Note 1 - Organization and Description of Business, Basis of Presentation and Going Concern

Organization and Description of Business

GCA I Acquisition Corp. (the “Company”), a development stage company as defined in Financial Accounting Standards Board Statement No. 7, was formed in Delaware on August 14, 2006. The Company’s fiscal year end is May 31.

The Company’s primary purpose is to acquire an operating business. The Company has identified a acquisition target but has not consummated any transactions yet. In this regard, the Company is a “blank check” company, which the SEC defines as “a development stage company” that has no specific business plan or purpose, or which has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and is issuing “penny stock”, as defined in Rule 3a51-1 under the Securities and Exchange Act of 1934. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, until such time as the Company concludes a business combination, to the extent that occurs.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent, that desires to employ the Company’s funds in its business. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company.

Merger & Acquisition

On May 7, 2008, the Company entered into the Merger Agreement with each of Bixby Energy Acquisition Corp., a wholly-owned special-purpose acquisition subsidiary of the Company that was incorporated on April 23, 2008 (the “Company Subsidiary”), Bixby Energy Systems, Inc. (“Bixby”), and the President and Chief Executive Officer of Bixby (“Mr. Walker”).  Bixby is a greater Minneapolis, Minnesota based private company with certain exclusive rights to various alternative energy related and other proprietary technologies.  Although Bixby generated material revenues over the past two fiscal years (periods ending May 26, 2007 and May 27, 2006, respectively), it has incurred significant net losses for each of such years as reflected in the internally prepared and unaudited financial statements included in the Merger Agreement.  The revenues generated to date by Bixby have all been derived from two independently operated business units, one of which manufactures and sells biomass-based home-heating appliances but which has been in a production halt and inventory liquidation process for over one year, and the other of which is a water-softener salts regional sales and distribution operation in Minnesota.  Each of these businesses were parts of a since-abandoned business plan, and Bixby is currently in the process of attempting to divest itself of one or both of these businesses, including evaluating various sale options.  Bixby’s current business plan centers around certain proprietary rights that it has obtained to certain gasification and liquefaction technologies that Bixby management believes hold the potential for enabling the widescale adoption and commercialization of coal-to-gas and coal-to-liquid fuels systems.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and 2007

Note 1 - Organization and Description of Business, Basis of Presentation and Going Concern - Continued

Upon the terms and subject to the conditions set forth in the Merger Agreement, upon consummation of the Pending Merger, the Company Subsidiary will be merged with and into Bixby and the separate corporate existence of the Company Subsidiary will cease with Bixby continuing as the surviving corporation and as a wholly-owned subsidiary of the Company.  The consideration to be paid by the Company in connection with the Merger shall be the issuance by the Company of (A) a number of common shares such that, collectively, the total number of shares of common stock outstanding immediately following consummation of the Merger would equal four percent (4%) of the sum of (i) the number of shares of the Company then outstanding, plus (ii) the number of shares of Bixby common stock then outstanding on a fully-diluted basis, and (B) such other (non common stock) securities of Bixby as shall be effectively equivalent in terms of rights, preferences and privileges as those outstanding as of the consummation of the Merger (collectively, the “Merger Securities”). To the extent, therefore, that the Merger is consummated, a change of control of the Company shall have occurred.

Among other conditions, consummation of the Merger is subject to (i) the Company’s preparation and filing of, and causing to be declared effective by the SEC, a registration statement on Form S-4 covering the issuance by the Company of all of the Merger Securities to Bixby security holders, (ii) Bixby shareholder approval based on a recommendation by the Bixby board of directors to its shareholders to vote in favor of the transaction following preparation and delivery of an appropriate proxy statement, and (iii) no more than 20% of Bixby dissenting shareholders exercising their rights of appraisal.

In accordance with its terms, the Merger Agreement may only be terminated by Bixby if (i) Bixby’s stockholders shall have failed to duly approve the Pending Merger and the Merger Agreement within a reasonable period following good faith compliance by Bixby with certain of its obligations, or (ii) the Company breaches any representation, warranty, covenant or agreement contained in the Merger Agreement which breach is not curable by the Company through it’s best efforts and for so long as the Company continues to exercise such best efforts.

Basis of Presentation and Going Concern

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company has not generated revenue since its inception on August 14, 2006 and has incurred net losses of $2,478 for the six month period ending November 30, 2008. As a result, its current operations are an inadequate source of cash to fund future operations. The report of the Company’s independent registered public accounting firm in relation to the Company’s financial statements for the year ended May 31, 2008 contains an explanatory paragraph regarding the Company’s ability to continue as a going concern based upon its net losses and cash used in operations. The company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities when they become due and to generate profitable operations in the future. The Company plans to continue to provide for its capital requirements through the sale of equity securities and debt, however, it has no firm commitments from any third party to provide this financing and it cannot provide any assurance that it will be successful in raising working capital as needed. There are no assurances that it will have sufficient funds to execute its business plan, pay its obligations as they become due or generate positive operating results.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies

The results for the period ended November 30, 2008 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the financial statements and footnotes thereto included in the Company’s Form 10-K filed with the Securities and Exchange Commission for the period ended May 31, 2008.

Principles of Consolidation

The accompanying consolidated financial statements present the results of operations of its wholly-owned subsidiary for the three month period ending August 31, 2008. All material inter-company accounts and transactions between the Company and its subsidiary have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in banks. The Company considers cash equivalents to include all highly liquid investments with original maturities of three months or less to be cash equivalents.

Development Stage

The Company’s primary purpose for the time being is to acquire an operating business. The Company spends most of its time in assessing acquisition targets.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from other receivables.

At November 30, 2008, the Company's other receivable is entirely due from an acquisition target, which is located in the United States.

Other Receivable and Reimbursements

In accordance with certain provisions of the Merger Agreement, Bixby shall pay all the reasonable legal, accounting, independent auditing, and EDGARization service fee and expenses of the Company associated with the preparation and filing of any and all required reports to be filed under the Exchange Act from and after the date of the Merger Agreement through the earlier of the closing of the Merger or the termination of the Merger Agreement.

Other receivable consists of administrative expenses incurred by the Company and reimbursable by an acquisition target. The matching reimbursement is recorded as a contra-expense in the accompanying financial statements.

At November 30, 2008, the Company had $22,687 in other receivables outstanding. Subsequent to November 30, 2008, the Company received payments amounting to $20,837 from the acquisition target.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies - Continued

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and accrued expenses, and notes payable to a stockholder approximate their fair value due to their short-term maturities.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company’s assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60-month period. These expenses will not be deducted for tax purposes and will represent a deferred tax asset. The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax deductible losses can be carried forward under current applicable law for 20 years until utilized.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, the amount of unbilled vendors payable for services performed during the reporting period. Actual results may differ from these estimates and assumptions.

Basic and Diluted Earnings per Common Share

Basic earnings per common share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common shares outstanding plus the dilutive effects of outstanding options and warrants to acquire common shares during the period. In loss periods, dilutive common equivalent shares are excluded because the effect would be anti-dilutive. The Company had not issued any dilutive common share equivalents at November 30, 2008

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at November 30, 2008 consisted primarily of accrued professional fees.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies – Continued

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 157. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

In February 2007, the FASB issued FASB Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, “Accounting for Certain Investments in the Debt and Equity Securities,” applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. The following are eligible items for the measurement option established by this Statement:

•	Recognized financial assets and financial liabilities except:
•	An investment in a subsidiary that the entity is required to consolidate
•	An interest in a variable interest entity that the entity is required to consolidate
•
Employers’ and plans’ obligations (or assets representing net overfunded positions) for pension benefits, other postretirement benefits (including health care and life insurance benefits), postemployment benefits, employee stock option and stock purchase plans, and other forms of deferred compensation arrangements, as defined in FASB Statements No. 35, “Accounting and Reporting by Defined Benefit Pension Plans”, No. 87, “Employers’ Accounting for Pensions”, No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions”, No. 112, “Employers’ Accounting for Postemployment Benefits”, No. 123 (revised December 2004), “Share-Based Payment”, No. 43, “Accounting for Compensated Absences”, No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, and No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, and APB Opinion No. 12, “Omnibus Opinion—1967”

•
Financial assets and financial liabilities recognized under leases as defined in FASB Statement No. 13, “Accounting for Leases” (This exception does not apply to a guarantee of a third-party lease obligation or a contingent obligation arising from a cancelled lease.)

•	Deposit liabilities, withdrawable on demand, of banks, savings and loan associations, credit unions, and other similar depository institutions
•
Financial instruments that are, in whole or in part, classified by the issuer as a component of shareholder’s equity (including “temporary equity”). An example is a convertible debt security with a noncontingent beneficial conversion feature.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies- Continued

•	Firm commitments that would otherwise not be recognized at inception and that involve only financial instruments
•	Nonfinancial insurance contracts and warranties that the insurer can settle by paying a third party to provide those goods or services
•	Host financial instruments resulting from separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument.

The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. A not-for-profit organization shall report unrealized gains and losses in its statement of activities or similar statement.

The fair value option:

•	May be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method
•	Is irrevocable (unless a new election date occurs)
•	Is applied only to entire instruments and not to portions of instruments.

This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, “Fair Value Measurements”. No entity is permitted to apply this Statement retrospectively to fiscal years preceding the effective date unless the entity chooses early adoption. The choice to adopt early should be made after issuance of this Statement but within 120 days of the beginning of the fiscal year of adoption, provided the entity has not yet issued financial statements, including required notes to those financial statements, for any interim period of the fiscal year of adoption. This Statement permits application to eligible items existing at the effective date (or early adoption date). Management believes this statement will have no impact on the financial statements of the Company once adopted.

The financial Accounting Standards Board (FASB) issued FASB Statement No. 141 (R) (revised 2007), Business Combinations, and No. 160, Noncontrolling Interests in Consolidated Financial Statements. Statement 141(requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. FASB No.141 R is effective for fiscal years beginning after December 15, 2008. The Company does not believe that FAS No. 141 R will have any impact on its financial statements.

The FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Statement 160 requires all entities to report noncontrolling (minority) interests in subsidiaries in the same way—as equity in the consolidated financial statements. Moreover, Statement 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. FASB No.160 is effective for fiscal years beginning after December 15, 2008. The Company does not believe that FAS No. 160 will have any impact on its financial statements.

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective for the Company beginning November 30, 2008. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and 2007

Note 3 - Related Party Transactions

During the six month period ending November 30, 2008, the Company incurred legal fees of $121,226 from a law firm for services rendered. The law firm is related to the Company by means of common ownership and management. At November 30, 2008, the Company owed $30,949 to such law firm.

The Company neither owns nor leases any real or personal property. Most office services are provided without charge by the Company’s sole officer and director. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.

The Company’s sole officer and director is involved in other business activities and may in the future become involved in other business pursuits when opportunities present themselves. As a result of these other activities, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

At November 30, 2008, the Company had issued notes payable aggregating $32,100 to a major stockholder. The notes bear interest at 4.75% per annum. The notes are payable on or before the first day upon which the Company receives proceeds from equity investments aggregating at least $250,000. Any overdue principal bears interest at 15% per annum and is payable on demand. The accrued interest expense related to these notes amounted to $2,374 at November 30, 2008.

Note 4 - Stockholders’ Deficit

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock. On August 14, 2006, the Company issued 5,000,000 shares of its common stock pursuant to a private placement offering generating proceeds of $500.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Fiscal Years Ending May 31, 2008 and 2007 and for the Six Month Periods Ending November 30, 2008 and November 24, 2007

Based on GCA’s business activities, it is what is known as a “blank check” company.  The SEC defines “blank check” companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”  Under SEC Rule 12b-2 under the Securities Act of 1933, GCA also qualifies as a “shell company” because it has no or nominal assets and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.  GCA management does not intend to undertake any efforts to cause a market to develop in GCA’s securities, either debt or equity, until GCA has concluded a business combination, including the merger with Bixby.  GCA intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

GCA was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly-held corporation.  GCA’s principal business objective has been and continues to be to achieve long-term growth potential through a combination with an operating business (such as the merger with Bixby) rather than immediate short-term earnings.  Given the merger with Bixby, it has curtailed for the time being its efforts in seeking out alternative target companies with which to combine.  However, to the extent that the merger with Bixby is not consummated for any reason, GCA will likely resume its business objectives of identifying a target company with which to combine.

To date, the analysis of new business opportunities has been undertaken by or under the supervision of Michael M. Membrado, GCA’s sole officer and director.   Until the time that GCA entered into the Merger Agreement, it had had unrestricted flexibility in seeking, analyzing and participating in potential business opportunities, and, in the event that the merger with Bixby is not consummated for any reason and GCA resumes its business objectives of identifying a target company with which to combine, it expects to enjoy the same unrestricted flexibility.  In its efforts to analyze potential acquisition targets, GCA had considered, and will continue to consider to the extent that the merger with Bixby is not consummated for any reason and it resumes its business objectives of identifying a target company with which to combine, the following kinds of factors:

•	potential for growth, indicated by new technology, anticipated market expansion or new products;

•	competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•	strength and diversity of management, either in place or scheduled for recruitment;

•
capital requirements and anticipated availability of required funds, to be provided by GCA or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	the cost of participation by GCA as compared to the perceived tangible and intangible values and potentials;

•	the extent to which the business opportunity can be advanced;

•	the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

•	other relevant factors which GCA management deems relevant.

GCA presently has no employees apart from its management.  Its sole officer and director is engaged in outside business activities and currently devotes to GCA business limited time.  GCA expects no significant changes in the number of its employees unless and until it completes a business combination.

The Pending Merger

On May 7, 2008, GCA entered into the Merger Agreement with each of Merger Sub, Bixby and Mr. Walker, which Merger Agreement was amended and restated on March 27, 2009.  As amended and restated, a detailed discussion of the Merger Agreement begins on page 42 of this joint proxy statement/prospectus.

Plan of Operation

GCA has not realized any revenues from operations since its inspection on August 14, 2006, and its plan of operation for the forseeable future is to complete a business combination with a suitable acquisition candidate.  GCA can provide no assurance that it can continue to satisfy its cash requirements for the next twelve months and beyond.  It is not anticipated at present that it will experience any change in its current number of employees until such time as it may complete a business combination.

Comparison of Fiscal Years Ended May 31, 2008 and May 31, 2007

Results of Operations

GCA has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates and to negotiate the merger.  No revenue from operations were generated by GCA since August 14, 2006 (inception) to May 31, 2008.  It is highly unlikely that GCA will have any revenues from operations unless it is able to effect an acquisition, or merger with an operating company, of which there can be no assurance.  In this regard, any revenue GCA derives from Bixby’s obligation to pay certain of its operating expenses as described under Liquidity and Capital Resources below is not considered revenue from operations.

Since August 14, 2006 (inception), selling, general and administrative expenses have been primarily comprised of professional and related fees associated with GCA registering to become publicly-traded, maintaining its internal controls and reporting obligations under the Exchange Act, and pursuing the  merger with Bixby.  For this period, such expenses amounted to $59,832.  This is comprised of $23,965 in such expenses for the period from August 14, 2006 (inception) to May 31, 2007, and $35,867 in such expenses for the Fiscal Year ended May 31, 2008.

The increase in 2008 over the previous reporting period was primarily attributable to expenses associated with the merger, the addition of legal fees, and compliance with internal controls and procedures.

Since August 14, 2006 (inception), interest expense has been exclusively comprised of notes payable to stockholders for working capital loans previously made.  For this period, such expense amounted to $1,612.  This is comprised of $317 in interest expense for the period from August 14, 2006 (inception) to May 31, 2007 and $1,295 in interest expense for the Fiscal Year ended May 31, 2008.  The increase year over year is due primarily to the graduating amount of the, balance over time as additional loans were made.

GCA incurred a net loss of $24,282 for the fiscal period from August 14, 2006 (inception) through May 31, 2007 and a net loss of $33,635 for the Fiscal Year ended from May 31, 2008 due to the same reasons discussed above.  It is GCA management's assertion that these circumstances may hinder GCA's ability to continue as a going concern.

Liquidity and Capital Resources

Due to the fact that GCA has had no operations to date from which it has derived any revenues, prior to May 7, 2008 and extending back to August 14, 2006 (inception), it had been dependent on loans from existing stockholders’ to fund its working capital needs.  Prior to May 31, 2008, GCA had borrowed a total of $32,100 from a single shareholder. Although, to date, GCA has generated no revenues at all from operations, and it does not expect to generate any revenues from operations absent a merger or other combination with an operating company, as part of the merger with Bixby and pursuant to the terms of the Merger Agreement, Bixby agreed to pay, from and after May 7, 2008, GCA’s reasonable legal, accounting, independent auditing, and EDGARization service fees and expenses in connection with:

•
the preparation and filing of any and all required reports to be filed under the Exchange Act from and after the date of the Merger Agreement through the earlier of four business days following the consummation of the merger, or the time at which the Merger Agreement shall have been terminated, if at all, in accordance with its terms, and

•	the merger and the preparation, filing and dissemination of this joint proxy statement/prospectus and all related federal and state securities law compliance associated with the merger.

Given that these expenses are the only material expenses that GCA reasonably expects to incur until such time as the merger is consummated, and assuming this obligation is consistently honored by Bixby, GCA believes that that the overwhelming majority of its working capital needs will be met through this arrangement until the merger is completed, to the extent that this at some point occurs.  If the Merger Agreement is terminated for any reason, or Bixby fails to honor the obligation under the terms of the Merger Agreement, and, in any event, if there is a deficiency in GCA’s working capital needs beyond those amounts which Bixby is obligated to pay, it is management’s belief that it will become necessary to fund GCA’s working capital needs once again through loans from stockholders, or possibly from the sale of equity or debt securities to unrelated parties.  Because there is no commitment regarding any financing in the event of such a contingency, there can be no assurance that such financing will be available to GCA at or about the time it may be required, either on terms favorable to GCA or at all.  Although as of the date of this joint proxy statement/prospectus, GCA management has been told by Bixby management that Bixby expects to have adequate financial resources to meet its obligations in the near-term, Bixby currently is an undercapitalized, development-stage company in a highly capital-intensive industry with a poor credit-rating, and there can be no assurance of its ability to meet its obligations to GCA in accordance with the terms of the Merger Agreement.

At May 31, 2008, GCA had cash of $509 and a working capital deficit of $33,135.  This compares to cash of $1,385 and a working capital deficit of $23,782 at May 31, 2007.  At May 31, 2008, GCA’s only assets consisted of $509 in cash and $27,957 in accounts receivable from Bixby.  Without the accounts receivable from Bixby, GCA’s working capital deficit at May 31, 2008 would have been $(61,092).

Off-Balance Sheet Arrangements

GCA is not currently a party to, or otherwise involved with, any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Comparison of Six Months Ended November 30, 2008 to Six Months Ended November 30, 2007

Operational Expenses

Total net operating expenses were $33,739 for the fiscal period from August 14, 2006 (inception) through November 30, 2008, inclusive of $167,540 in reimbursable expenses from Bixby (see discussion in Liquidity and Capital Resources below).  Total net operating expenses were $134 for the three month period ended November 30, 2008, inclusive of $63,299 in reimbursable expenses from Bixby (see discussion in Liquidity and Capital Resources below).  Comparatively, total net operating expenses were $3,433 for the three month period ended November 30, 2007.  In each of these periods, these expenses constituted professional and related fees.  The increase in 2008 over the previous reporting period was primarily attributable to expenses associated with the merger, the addition of legal fees, and compliance with internal controls and procedures.

GCA incurred a net loss of $36,113 for the fiscal period from August 14, 2006 (inception) through November 30, 2008, a net loss of $515 for the three month period ended November 30, 2008, and a net loss of $3,738 for the comparable three month period ended November 30, 2007.  It is GCA management’s assertion that these circumstances may hinder GCA’s ability to continue as a going concern.

Liquidity and Capital Resources

The following is a summary of GCA’s cash flows provided by (used in) operating, investing, and financing activities:

		Cumulative Period From
	Six Months Ended	August 14, 2006 (Inception) to
	November 30, 2008	November 30, 2008
Net cash (used) in operating activities	$7,692	$(24,399)
Net cash (used) in investing activities	$0	$0
Net cash provided by financing activities	$0	$32,600
Net increase (decrease) in cash and cash equivalents	$7,692	$8,201

Due to the fact that GCA has had no operations to date from which it has derived any revenues, prior to May 7, 2008 and extending back to August 14, 2006 (inception), GCA had been dependent on loans from existing stockholders’ to fund its working capital needs.  Prior to May 31, 2008, GCA had borrowed a total of $32,100 from a single shareholder.  Although, to date, GCA has generated no revenues at all from operations, and it does not expect to generate any revenues from operations absent a merger or other combination with an operating company, as part of the merger with Bixby and pursuant to the terms of the Merger Agreement, Bixby agreed to pay, from and after May 7, 2008, GCA’s reasonable legal, accounting, independent auditing, and EDGARization service fees and expenses in connection with (a) the preparation and filing of any and all required reports to be filed under the Exchange Act from and after the date of the Merger Agreement through the earlier of (i) four business days following the consummation of the merger, or (ii) the time at which the Merger Agreement shall have been terminated, if at all, in accordance with its terms, and (b) the merger and the preparation, filing and dissemination of a joint proxy statement/S-4 registration statement and all related federal and state securities law compliance associated with the merger.  Given that these expenses are the only material expenses that GCA reasonably expects to incur until such time as the merger is consummated, and assuming this obligation is consistently honored by Bixby, GCA believes that that the overwhelming majority of its working capital needs will be met through this arrangement until the merger with Bixby is consummated, to the extent that this at some point occurs.  If the Merger Agreement is terminated for any reason, or Bixby fails to honor the obligation under the terms of the Merger Agreement, and, in any event, if there is a deficiency in GCA’s working capital needs beyond those amounts which Bixby is obligated to pay, it is GCA management’s belief that it will become necessary to fund its working capital needs once again through loans from stockholders, or possibly from the sale of equity or debt securities to unrelated parties.  Because there is no commitment regarding any such financing in the event of such a contingency, there can be no assurance that such financing will be available to GCA at or about the time it may be required, either on terms favorable to GCA or at all.  And although as of the date hereof, GCA management has been told by Bixby management that Bixby expects to have adequate financial resources to meet its obligations in the near-term, Bixby currently is an undercapitalized, development-stage company in a highly capital-intensive industry with a poor credit-rating, and there can be no assurance of its ability to meet its obligations to GCA in accordance with the terms of the Merger Agreement.

At November 30, 2008, GCA had cash of $8,201 and a working capital deficit of $(35,613).  At November 30, 2008, its only assets consisted of $8,201 in cash and $22,687 in accounts receivable from Bixby for expenses associated with the merger and $772 in prepaid expenses.  Without the accounts receivable from Bixby, GCA’s working capital deficit at November 30, 2008 would have been $(58,300).

Results of Operations

GCA has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates and to negotiate the merger with Bixby.  No revenue from operations has been generated by GCA since August 14, 2006 (inception) to November 30, 2008.  It is highly unlikely that GCA will have any revenues from operations unless it is able to effect an acquisition, or merger with an operating company, including Bixby, a result for which there can be no assurance.  In this regard, any revenue GCA derives from Bixby’s obligation to pay certain of its operating expenses as described under Liquidity and Capital Resources above is not considered revenue from operations.

Since August 14, 2006 (inception), selling, general and administrative expenses have been primarily comprised of professional and related fees associated with GCA’s registering to become publicly-traded, maintaining its internal controls and reporting obligations under the Exchange Act, and pursuing the merger with Bixby.  For this period, such net expenses (after reimbursement from Bixby of $167,540) amounted to $33,739.  This is comprised of $32,023 in such net expenses for the period from August 14, 2006 (inception) to May 31, 2008 and an additional $1,716 in such net expenses for the six month period ended November 30, 2008 (after reimbursement from Bixby of $139,731).  This compares to $5,391 in such net expenses for the six month period ended November 30, 2007.

            Since August 14, 2006 (inception), interest expense has been exclusively comprised of notes payable to stockholders for working capital loans previously made.  For this period, such expense amounted to $2,374.  This is comprised of $1,612 in interest expense for the period from August 14, 2006 (inception) to May 31, 2008 and an additional $762 in interest expense for the six month period ended November 30, 2008.  This compares to $533 in interest expense for the six month period ended November 30, 2007.  The increase period over period is due primarily to the graduating amount of the balance over time.

Recently Issued Accounting Pronouncements

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of those instruments and related hedged items on our financial position, financial performance, and cash flows.  SFAS No. 161 is effective for the company beginning November 30, 2008.  Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the company once adopted.

In September 2006, the FASB issued FASB Statement No. 157. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the board of directors having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for Fiscal Years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that Fiscal Year . Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

On July 13, 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, (“FIN 48”), entitled, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109”.  Concurrently, FASB issued a FASB staff position (FSP) relating to income taxes, (FSP) No.  FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction.” FASB’s summary of FIN 48 notes that differences between tax positions recognized in the financial statements and tax positions taken in the tax return (referred to commonly as “book” vs. “tax”) will generally result in:

•	an increase in a liability for income taxes payable or a reduction of an income tax refund receivable,

•
a reduction in a deferred tax asset or an increase in a deferred tax liability, or (c) both of the above.  FIN 48 requires the affirmative evaluation that it is more likely than not, based on the technical merits of a tax position, that an enterprise is entitled to economic benefits resulting from positions taken in income tax returns. Further, if a tax position does not meet the more-likely-than-not recognition threshold, the benefit of that position is not recognized in the financial statements. Additionally, FIN 48 establishes guidance for “derecognition” of previously recognized deferred tax items, and sets forth disclosure requirements. The effective date of FIN 48 is for Fiscal Years beginning after December 15, 2006. The Company does not believe that, for the foreseeable future, FIN 48, once adopted, will have a significant impact on its financial position, operating results, or cash flows.

In February 2007, the FASB issued FASB Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option.  The fair value option:

•	may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method
•	is irrevocable (unless a new election date occurs); and
•	is applied only to entire instruments and not to portions of instruments.

This Statement is effective as of the beginning of an entity’s first Fiscal Year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a Fiscal Year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, “Fair Value Measurements”. No entity is permitted to apply this Statement retrospectively to Fiscal Years preceding the effective date unless the entity chooses early adoption. The choice to adopt early should be made after issuance of this Statement but within 120 days of the beginning of the Fiscal Year of adoption, provided the entity has not yet issued financial statements, including required notes to those financial statements, for any interim period of the Fiscal Year  of adoption. This Statement permits application to eligible items existing at the effective date (or early adoption date).  However, the amendment to FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. The following are eligible items for the measurement option established by this Statement:

•	Recognized financial assets and financial liabilities except:

•	an investment in a subsidiary that the entity is required to consolidate;

•	an interest in a variable interest entity that the entity is required to consolidate;

•
employers’ and plans’ obligations (or assets representing net overfunded positions) for pension benefits, other postretirement benefits (including health care and life insurance benefits), postemployment benefits, employee stock option and stock purchase plans, and other forms of deferred compensation arrangements, as defined in FASB Statements No. 35, “Accounting and Reporting by Defined Benefit Pension Plans”, No. 87, “Employers’ Accounting for Pensions”, No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions”, No. 112, “Employers’ Accounting for Postemployment Benefits”, No. 123 (revised December 2004), “Share-Based Payment”, No. 43, “Accounting for Compensated Absences”, No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, and No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, and APB Opinion No. 12, “Omnibus Opinion—1967”;

•
financial assets and financial liabilities recognized under leases as defined in FASB Statement No. 13, “Accounting for Leases” (this exception does not apply to a guarantee of a third-party lease obligation or a contingent obligation arising from a cancelled lease.);

•	deposit liabilities, withdrawable on demand, of banks, savings and loan associations, credit unions, and other similar depository institutions;

•
financial instruments that are, in whole or in part, classified by the issuer as a component of shareholder’s equity (including “temporary equity”). An example is a convertible debt security with a noncontingent beneficial conversion feature.

•	Firm commitments that would otherwise not be recognized at inception and that involve only financial instruments;

•	Nonfinancial insurance contracts and warranties that the insurer can settle by paying a third party to provide those goods or services; and

•	Host financial instruments resulting from separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument.

The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. A not-for-profit organization shall report unrealized gains and losses in its statement of activities or similar statement.

Significant Accounting Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, the amount of unbilled vendors payable for services performed during the reporting period. Actual results may differ from these estimates and assumptions.

Critical Accounting Policies

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in GCA’s financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of GCA’s assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

For federal income tax purposes, substantially all expenses must be deferred until GCA commences business and then they may be written off over a 60-month period.  These expenses will not be deducted for tax purposes and will represent a deferred tax asset.  GCA will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income.  Tax deductible losses can be carried forward under current applicable law for 20 years until utilized.

Current Board of Directors and Executive Officers of GCA

Identification of Directors and Executive Officers

The following table sets forth certain information regarding GCA’s directors and executive officers:

Name	Age	Position	Term
Michael M. Membrado	47	President, CEO, CFO, Secretary, Treasurer, Director	August 14, 2006 through Present

Michael M. Membrado, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director. Mr. Membrado has served as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of GCA since its inception. Mr. Membrado is currently a practicing attorney in the law firm of M.M. Membrado, PLLC, a boutique firm in New York that focuses exclusively on corporate finance, securities, M&A and related transactional matters for small to mid-size private and public companies. He has been a principal in this firm, as well as a predecessor firm, Membrado & Montell, LLP, since 2000. Prior to that, he was the corporate securities partner in the New York law firm now known as Tarter, Krinsky & Drogin, LLP. In addition to serving as principal in M.M. Membrado, PLLC, Mr. Membrado is also currently the Managing Director and sole principal of Greyline Capital Advisors, LLC, a corporate finance consulting firm. Additionally, Mr. Membrado serves as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director of GCA II Acquisition Corp., which is a blank check SEC reporting company.

The term of office of GCA directors expires at GCA’s annual meeting of stockholders or at the point at which their successors are duly qualified and elected.  Mr. Membrado will resign as an officer and director of GCA when the merger with Bixby closes.

Significant Employees

There are no persons other than our executive officers who are expected to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of GCA during the past five years.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires GCA’s directors and officers, and persons who beneficially own more than 10% of a registered class of GCA’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish GCA with copies of all Section 16(a) forms they file.

Based solely on GCA’s review of the copies of the forms received by it during the fiscal year ended May 31, 2008 and written representations that no other reports were required, GCA believes that no person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of GCA’s common stock failed to comply with all Section 16(a) filing requirements during such fiscal year.

Code of Ethics

GCA has a Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Nominating Committee

GCA has not adopted any procedures by which securityholders may recommend nominees to its board of directors.

Audit Committee

GCA’s board of directors acts as GCA’s audit committee. GCA does not have a qualified financial expert at this time because it has insufficient financial resources to hire such an individual. Although there can be no assurance, it is expected that, at or following the time of a business combination with an operating company, including the merger with Bixby, it will be able to identify and retain a qualified financial expert to serve in this capacity.

Executive Compensation Relating to GCA

The following table sets forth the cash compensation paid by GCA to its President and all other executive officers who earned annual compensation exceeding $100,000 for services rendered during the fiscal years ended May 31, 2008 and 2007.

Name and Position	Year	Total Compensation
Michael M. Membrado, President, CEO, CFO, Secretary, Treasurer, Director	2008	$7,312	*
	2007	None

_________________________
* Mr. Membrado does not receive any salary for his services. As part of the merger and pursuant to the terms of the Merger Agreement, however, Bixby agreed to pay, from and after May 7, 2008, GCA’s reasonable legal, accounting, independent auditing, and EDGARization service fees and expenses in connection with (a) the preparation and filing of any and all required reports to be filed under the Exchange Act from and after the date of the Merger Agreement through the earlier of (i) four business days following the consummation of the pending merger, or (ii) the time at which the Merger Agreement shall have been terminated, if at all, in accordance with its terms, and (b) the merger and the preparation, filing and dissemination of this joint proxy statement/prospectus and the related Form S-4 and all related federal and state securities law compliance associated with the merger. The $7,312 represents legal fees billed by Mr. Membrado’s firm to GCA.

Employment Agreements

GCA is not currently a party to any employment agreements.

Director Compensation

GCA does not currently pay any fees or expenses to its directors in relation to their attendance at board meetings or otherwise.

Transactions and Related Persons, Promoters and Certain Control Persons of GCA

Related Party Transactions

Loans from Stockholders

As of May 31, 2008, Jennifer Lee, one of GCA’s major stockholders, had loaned to GCA a total of $32,100 in principal pursuant to seven unsecured promissory notes as follows:

Date of Note	Due Date	Interest Rate	Unpaid Balance	Collateral

09-25-06	(*)	4.75APR	$4,000	N/A
10-20-06	(*)	4.75APR	$4,000	N/A
12-18-06	(*)	4.75APR	$2,500	N/A
04-30-07	(*)	4.75APR	$4,500	N/A
06-29-07	(*)	4.75APR	$3,600	N/A
08-15-07	(*)	4.75APR	$5,500	N/A
11-13-07	(*)	4.75APR	$8,000	N/A

(*) On or before the first day that GCA receives gross proceeds from any one or more equity investments in the aggregate amount of at least $250,000.

The interest rate at which such loans have been made are not believed to exceed rates that would otherwise be available to GCA. The promissory notes reflecting these loan obligations carry no rights of conversion.

Legal Representation

M.M. Membrado, PLLC, a corporate and securities law firm and an affiliate of Michael M. Membrado, GCA’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and the record holder of 50% of GCA outstanding common stock, is currently serving as legal counsel to GCA and has been doing so since inception.  Because of a significant increase in the legal services needs of GCA in connection with the merger, however, and since May 7, 2008, GCA has been paying M.M. Membrado, PLLC on an hourly basis at rates up to $400/hr. for such services pursuant to a formal engagement, which, prior to May 7, 2008, had not been the case.  As of May 31, 2008, M.M. Membrado, PLLC had accrued $7,312 in legal fees pursuant to this engagement. As of March 5, 2009, M.M. Membrado had accrued $228,906.61 in legal fees and, of such amount, been paid a total of $128,057.50 pursuant to such engagement.

Certain economic and other conflicts of interest are now inherent in Mr. Membrado’s concurrent roles as principal in M.M. Membrado, PLLC, on the one hand, and President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and sole Director of GCA, on the other, which conflicts include but may not be limited to the following:

•
despite Mr. Membrado’s existing role as advocate and fiduciary of GCA through his role as legal counsel, it is in Mr. Membrado’s personal best economic interests to cause GCA to become obligated to, and to actually, pay to his firm as much as possible in the form of cash fees and/or other compensation;

•
the services of M.M. Membrado, PLLC, as legal counsel, and Mr. Membrado’s roles as President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer of GCA may, of practical necessity, overlap to some degree, thereby resulting in a lack of precise clarity as to whether Mr. Membrado is acting at any given time in his capacity as legal counsel, for which his firm is compensated, or as a GCA officer, for which no compensation is currently being paid; and

•
disputes may arise with M.M. Membrado, PLLC as to the extent and/or the quality of services performed by it, including without limitation any disputes as to fees actually owed and/or disputes regarding potential indemnification of GCA by M.M. Membrado, PLLC for civil damages and/or regulatory fines incurred by us as a result of or otherwise in connection with any proceeding in which GCA liability arises out of any errors, omissions or misconduct allegedly or actually committed by M.M. Membrado, PLLC in the performance of its services.

Although GCA believes that:

•	the rates that it is currently paying for legal services to M. M. Membrado, PLLC are consistent with what GCA would pay for services from a comparable firm in an arms-length transaction;

•	that Mr. Membrado can effectively manage any overlap in services in such a way so as to avoid any inappropriate charges to GCA’s account; and

•
that the potential for any disputes with M.M. Membrado, PLLC is more than offset by the practical advantages GCA currently obtains in being able to have Mr. Membrado’s firm serve as legal counsel, there can be no assurance that the actual and potential conflicts of interest which currently exist will not directly or indirectly result in potentially adverse economic consequences to GCA shareholders at some time in the future.

Office Space

GCA utilizes the office space and equipment of M.M. Membrado, PLLC, a law firm in which Michael M. Membrado, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and sole director, is the principal, at no cost on a month-to-month basis. While the value of the arrangement may be material to GCA, the cost associated with securing satisfactory alternative arrangements could be substantially less and potentially immaterial.

Director Independence

GCA is not currently subject to the listing or maintenance requirements of any national securities exchange.  As of April 3, 2009, Michael M. Membrado was GCA’s sole director.  Given Mr. Membrado’s executive positions with GCA, he does not qualify as “independent”.  While GCA expects in the future to identify qualified and willing individuals to serve as independent directors, initiatives aimed at this objective have not yet begun, and there can be no assurance that GCA will be able to appoint any additional director(s) who will satisfy applicable independence requirements.  For so long as GCA remains unable to appoint an additional independent director to its board, it will be unqualified to list any of its capital stock on a national securities exchange.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of April 3, 2009 regarding each person known by GCA to be the beneficial owner of more than 5% of the outstanding shares of its common stock, each director, nominee and executive officer of GCA, and all officers and directors as a group.

Name and Address	Amount of Nature of Beneficial Ownership		Percentage of Class

Michael Membrado (1) 115 East 57th Street, 10th Floor New York, New York 10022	2,500,000	(2)	50	% (2)

Jennifer L. Lee 329 East 12th Street, #17 New York, New York 10003	2,500,000	(2)	50	% (2)

All Officers and Directors as a group (1 individual)	2,500,000	(2)	50	% (2)

(1) Mr. Membrado is our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole Director.

(2) If the 7-for-10 reverse stock-split is approved and implemented, this number will be reduced to 1,750,000 shares which will represent approximately 4% of the total issued and outstanding shares of GCA common stock after the effectiveness of the merger and the closing of the exchange transactions on a fully-diluted basis.

INFORMATION REGARDING BIXBY ENERGY SYSTEMS, INC.

Bixby Business

Overview

Bixby is an early-stage company focused on the development and commercialization of certain energy and related technologies that it has identified as providing clean, economical, independent energy solutions.  Its principal focus currently is on the commercial exploitation of a system that converts certain types of coal into a combination of specialty carbon products including synthetic natural gas, semi-coke, activated carbon, coal tar and coal oils, products which, taken together, are expected to offer a significantly higher commercial value than coal.  It has patent applications pending on certain of the design features of this system.   Bixby has progressed through the initial R&D phases to the pilot scale.  The first commercial scale reference plant capable of producing a portfolio of carbon products is currently under development.  Although Bixby has not generated any revenues to date from operations utilizing this carbon conversion technology, Bixby management believes that it is positioned to become a significant and economically efficient producer of each of syngas, semi-coke, activated carbon, coal tar and coal oils, or a licensor of technology that will enable licensees to do the same.

In addition to its carbon conversion system, Bixby has acquired other technologies that it is in the process of further developing.  Among others, this includes a certain liquefaction technology that has been designed to work with the carbon conversion system and which is aimed at economically converting the semi-coke it produces through the system to a light sweet crude liquid synfuel.  Although there can be no assurance, Bixby management believes that this technology will be ready for commercialization within approximately the next two to three years.

Although there can be no assurance, Bixby’s business model involves the development, construction and operation of a limited number of plant facilities utilizing its proprietary coal conversion process and the subsequent domestic and international licensing of its technology to third parties coupled with the provision of extensive design, engineering, development and related technical consulting and related licensee support services.

Bixby was founded in July of 2001.  It has never been profitable.  Although Bixby generated material revenues over the past two fiscal years (periods ending May 31, 2008 and May 26, 2007, respectively), it has incurred significant net losses for each of those years as reflected in the Bixby financial statements included in this joint proxy statement/prospectus.  The revenues generated to date by Bixby were all derived from two business units unrelated to its carbon conversion technology.  One of those business units manufactures and sells a proprietary line of home-heating stove appliances but has been in a production halt and inventory liquidation process for over one year.  The other is a water-softener salts regional sales and distribution operation with a strategic link to the heating stove appliance business.

Bixby’s executive offices are located at 6893 139th Lane, NW, Ramsey, Minnesota 55303.  It’s telephone number is (763) 404-7800.  The Internet address for Bixby’s website is www.bixbyenergy.com.

Carbon Conversion Technology

Bixby’s current principal focus is on the development and commercialization of a technology that converts certain types of coal into a combination of synthetic natural gas, semi-coke, activated carbon, and coal tar and coal oils, products which, taken together, offer a significantly higher commercial value than coal.  Aspects of the Bixby gasification/carbon conversion technology relating to energy, time and space efficiencies are believed to support a proprietary competitive advantage over alternative system designs.  Bixby has patents applications pending on certain of the design features associated with this system.

For many decades now, gasification technologies have offered the possibility of transforming abundant coal and other carbon-based organic feedstocks such as biomass and municipal solid waste into gas suitable for a variety of purposes, including electrical power generation and, if further processed, liquid fuels.  Certain of these technologies have been developed over the years with the aim of overcoming various nations’ dependence on foreign oil.  Some of these technologies are currently in the process of being commercialized, both in the United States and in other countries.

Gasification is what has come to be known as a “Btu conversion” or “hydrocarbon conversion” technology.  This is because it converts the Btu’s (British thermal units) contained in carbon-based organic matter such as coal, biomass and municipal solid waste into Btu’s of higher value energy products, typically measured in million unit increments (MMBtu’s).  Though Btu/hydrocarbon conversion technologies have been around for many decades, the relatively high periodic prices of oil and natural gas in recent years, as well as growing concerns internationally about energy security and a heightened awareness of climate change, have led to renewed interest in this area.  While some of this interest relates to the opportunities available to use biomass and municipal solid waste as feedstocks, much of the commercial attention has been and is currently being paid within the United States to the opportunity posed by these technologies as it relates to coal.  This is believed to be attributable to the fact that coal is the United States’ most abundant indigenous energy resource, and because it offers a potential opportunity to reduce the country’s dependence on foreign oil.

Gasification, in general, is a thermo-chemical process technology that converts any carbon-containing material into a synthesis gas (or “syngas” as it is more commonly referred to).  Gasification technologies vary in many aspects but share certain general production characteristics.  Typical raw materials used in gasification are coal, petroleum-based materials (e.g. crude oil, high sulfur fuel oil, petroleum coke, and other refinery residuals), biomass or materials that would otherwise be disposed of as waste.  The feedstock is prepared and fed to the gasifier in either dry or slurried form.  Rather than burning the feedstock directly, gasification breaks down the feedstock into its basic chemical constituents.  The feedstock reacts in the gasifier with steam and carefully controlled amounts of oxygen or air at high temperature and pressure in a reducing (oxygen starved) atmosphere.  The high temperature in the gasifier breaks apart the molecules of the feedstock and initiates chemical reactions that convert the inorganic materials in the feedstock (such as ash and metals) into a vitrified inert material resembling coarse sand which is generally referred to as slag. The gas that emerges is made up mostly of carbon monoxide, hydrogen, sulfur, and nitrogen compounds, plus smaller amounts of elements such as mercury, carbon dioxide and methane. A cleaning process is generally employed that removes the sulfur, a lot of the carbon dioxide, and other trace elements.  The syngas can be burned to produce energy or further processed to manufacture synthetic natural gas, liquid synfuels, chemicals, fertilizers, or hydrogen.  Marketable byproducts of the conversion process generally include ash and a wide array of chemicals.

Carbon capture and sequestration (“CCS”) technology involves the capture of CO2 before it is emitted into the atmosphere through industrial processes and the underground storage of the CO2.  Still in developmental and testing stages, and widely believed to be economically unfeasible, it is a technology designed to decrease CO2 emissions and buildup in the Earth’s atmosphere which are believed to contribute significantly to man-made climate change.  Coal gasification technology in general is considered to be CCS-ready because the CO2 that burning the syngas generates can be much more easily stripped from a gas stream before it is combusted than from the flue gas of conventional pulverized coal-fired power plants following combustion.

Based on its design, Bixby’s carbon conversion technology is believed to be uniquely efficient in its ability to produce synthetic natural gas, semi-coke, activated carbon, coal tar, coal oil, and, eventually, crude oil and other synfuels.  The efficiencies afforded by the technology extend to each of time, space and energy requirements, and are expected to impact the economics of Bixby’s business in a way that provides it with a meaningful competitive advantage.  The principal dependent technology involved in the Bixby process is a special high temperature blower that Bixby has developed for use in the system; that modification is the focus of one of the patent applications pending.  Although there can be no assurance, Bixby believes that its technology process will enable it to become a competitive producer of synthetic natural gas, coal tar, coal oil, and, eventually, crude oil and other synfuels, and a low-cost producer of semi-coke and activated carbon.

The Bixby carbon conversion system has been developed around a series of interdependent processes that allow for the thermal conversion of coal into solid, liquid and gaseous products which collectively have significantly higher value than could be realized through the combustion of the coal.  The technologies utilized, while modern in their implementation, are built upon a base of over a century of practical experience in the thermal conversion of coal.  They are based upon a number of innovations built upon the proven technologies of coal pyrolysis (devolatization in an inert atmosphere) and hydropyrolysis (devolatization in a hydrogen rich atmosphere).  Bixby engineers have applied the latest knowledge in material science, electronic engineering, chemical engineering, and fluid dynamics to the problem of achieving the maximum value from coal with the minimum adverse environmental impact.  The result is an integrated process that produces high quality synthetic natural gas, semi-coke, activated carbon, and specialty oils and chemicals, and that, when combined with a developing liquefaction technology, is expected to eventually produce liquid synfuels.

There are currently a variety of different, though comparable technologies in use, all of which are regarded as “gasification” technologies.  Relative to such comparable systems, and although there can be no assurance, Bixby’s carbon conversion technology is believed to offer the following benefits:

•
Energy Conversion Efficiency.  While the most advanced coal gasification plants operating today generally convert less than approximately 45% of the Btu value of their coal feedstock, the Bixby system is expected to eventually be able to convert approximately 85% of the Btu value into a combination of saleable energy products (inclusive of the synfuel products expected to be produced through the developing liquefaction technology).  This efficiency differential is due in part to the fact that comparable technologies produce a syngas with a Btu value in the 350 to 400 range while the synthetic natural gas produced through the Bixby process is expected to have a Btu value in the 920 to 1020 range.

•
Significantly Reduced CO2 Emissions.  As a direct corollary to its relatively high energy conversion efficiency, the Bixby technology is expected to generate an array of energy products from any given quantity of coal feedstock that will ultimately produce aggregate CO2 emissions inversely proportionate to the actual energy conversion efficiencies realized by the system.  If, for example, an 85% energy conversion efficiency factor is achieved as expected, which would represent an efficiency increase of approximately 90% over comparable technologies (at 45%), then the corresponding reduction in expected CO2 emissions attributable to the energy products sold would be approximately 45%.  As with other gasification systems generally, the only direct carbon emissions associated with operation of the system are those generated through the parasitic load.

•
Virtually No Waste.  As a further direct corollary to its relatively high energy conversion efficiency, and since almost 100% of the coal feedstock used in the system is transformed into marketable products, virtually no waste material is expected to be produced.

•	No Water Consumption. The system process does not consume any water.

•
Ability to be Implemented on Relatively Small, Modular Scale.  Due to its process efficiencies, the system is expected to enable the implementation of a business plan involving a relatively high number of production facilities at much lower upfront capital expenditure and breakeven levels than any other comparable gasification technology.  At a cost of what is expected to be less than approximately $10 million per system unit, each of which is expected to be capable of processing 150 short tons of bituminous coal per day and each of which is expected to generate enough synthetic natural gas to run approximately 5 Megawatts (MW) of power plant generator or turbine capacity in a small to mid-sized gas-fired power plant, it is expected to be made available in a modular system that can incorporate as many, or as few, modules as necessary for a given project (even as large as an 800 MW or a 1 Gigawatt size power plant).  As a result, the system will be able to be located in proximity to need, and to be moved around, and scaled up or down strategically as required to meet changing needs much more readily than other gasification systems.  Also as a result, through the planning and development stages, and to come on line, the siting, regulatory and permitting process is expected to be significantly less burdensome in certain respects for projects utilizing this versatile technology.

In the mid-eighties, a process known as Integrated Gasification Combined Cycle (“IGCC”), which uses gasification for the production of electricity, was introduced.  Though IGCC is approximately 15% more efficient in converting energy from coal than traditional pulverized coal-fired power plants, and able to capture up to 90% more sulfur dioxide (SOX,), nitrogen oxides (NOX) and mercury than traditional plants, there remain the following disadvantages associated with its use:

•	It generates substantial CO2 emissions;

•	The gas stream must be stripped in order to achieve the advantages of reduced sulfur, mercury and arsenic;

•	It consumes very large quantities of water;

•	It produces a relatively low value (approximately 350-400 Btu) syngas;

•	It produces ash as a waste material, which must be disposed of;

•	It produces waste water slurry with pollutants that must be piped somewhere for clean-up and disposal; and

•	It requires massive-scale plants to achieve operating efficiencies, generally costing a minimum of approximately $1 billion.

As applied to most pulverized coal-fired power plant systems, and although there can be no assurance, Bixby’s carbon conversion technology is believed to offer the following benefits:

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Energy Conversion Efficiency.  While the most advanced pulverized coal-fired power plants operating today generally convert less than approximately 35% of the Btu value of the coal they burn, the Bixby system is expected to eventually be able to convert approximately 85% of the Btu value into a combination of saleable energy products (inclusive of the fuel products expected to be produced through the developing liquefaction technology).

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Significantly Reduced CO2 Emissions.  Given that burning natural gas produces approximately 57% of the CO2 per MMBtu as burning bituminous coal, and that the gas output from the Bixby system is effectively a natural gas equivalent, production of electricity in converted coal-fired (to gas-turbine) power plant applications (exclusive of combustion of any other products generated through the system including liquid synfuels) is expected to be achievable with an approximate 43% reduction in net CO2 and other greenhouse gas emissions (due to the substitution of burning the gas rather than the coal).

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Low Atmospheric Emissions.  Particulate and related air emissions (NOX, SOX, mercury, sulfur, carbon monoxide and other pollutants) released as a result of the Bixby process are anticipated to be significantly below state and federal major source permitting thresholds.  Such emissions are believed to be similar to those associated with the use of a natural gas boiler.  Consequently, facilities operating the Bixby process are expected to fall within the U.S. Environmental Protection Agency’s minor source definition.

Although all material testing of the Bixby gasification/carbon conversion technology to date has relied upon high volatile bituminous coal consistent with that traded on the New York Mercantile Exchange as Central Appalachian Coal as a feedstock, and although there can be no assurance, Bixby management believes that the system can accommodate lower grades of coal as well (those with higher ash and moisture content), including sub-bituminous coal and lignite.  It is expected, however, that production output from the system in terms of Btu value, volatiles, ash, and fixed carbon percentages will vary significantly depending on which of the various coal products (i.e. anthracite, bituminous, sub-bituminous, lignite) is used.

Testing is expected to be done in the future to determine the feasibility of the system using, and required modifications to equipment and processes to handle, other, non-coal types of feedstock, including biomass, used auto tires, sewage, municipal solid waste and other carbon-based materials.  For the time being, however, Bixby has determined to focus on applications involving coal as a feedstock based on the following factors, among others:

•	Coal currently represents approximately 95% of America’s major fossil fuel reserves;

•	Based on current consumption, it is estimated that the worldwide supply of coal could last another 250 to 400 years; and

•	Coal provides more energy density per pound than other forms of carbon-based feedstock.

Technology Applications

Bixby’s carbon conversion technology has a range of potential commercial applications. Among many others, these include the following:

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Development of coal-based gas-fired electric power plants (allowing for utilization of low-cost coal feedstock with 47% reduction in CO2 emissions relative to traditional pulverized coal-fired electric power plants);

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Conversion of traditional pulverized coal-fired electric power plants (operating or non-operating) to coal-based gas-fired electric power plants (allowing for maintenance of low-cost coal feedstock while reducing CO2 emissions by up to 47%);

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Conversion of coal to pipeline quality gas at the mouth of coal mines (allowing for elimination of freight costs, realization of significantly higher profit margins on higher value product, and ability to sell product with significantly reduced environmental emissions); and

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Onsite production of syngas for captive large energy industrial users such as auto factories or tire manufacturers (allowing for substantial energy cost savings and offsetting income from other products).

In a statement made on March 20, 2009 at a panel conference on U.S. Energy Policy sponsored by The Washington Post, Randy Zwirn, the President and CEO of Siemens Energy, Inc., concluded that Siemens expects that gas-fired power generation will be the overwhelmingly dominant source of new electrical power over the next 10 years because:

•	the U.S. is not currently building nearly enough new electrical power generation capacity to meet its growing needs,

•	it is “near impossible” to build a new coal-fired power plant these days in the U.S. because of intense political pressure,

•	additional nuclear power generation is likely to be at least 7-10 years away in terms of being able to insure the ability to finance and cost-effectively build plants,

•	carbon capture and sequestration technology is at least another 10-15 years away from being effective at scale, and

•	generation from renewables will increasingly play a significant role as time progresses but simply can not scale rapidly enough to have a major impact on power supply anytime soon.

Pilot Project

Bixby currently has a process development unit operating in Wilkesboro, North Carolina and is in the final stages of designing a reference facility to be built in Chelyan, West Virginia.  Initially, and given cost and developmental constraints, the reference facility will consist of a single quarter-scale unit only with the capacity of processing up to approximately 36 tons of bituminous coal per 24 hour period.  Although there can be no assurance, the synthetic natural gas is expected to be sold to the natural gas pipeline pursuant to a long-term agreement at an approximately 15% discount to the market.  The semi-coke and activated carbon are expected to be sold at prevailing prices into the industrial markets for these specialized products.  Assuming availability of financing, which cannot be assured, the reference facility is currently expected to come on line during the latter half of calendar year 2009.

Based upon Bixby’s and its team’s latest estimates, and assuming availability of required project financing of approximately $30 million, the reference facility is expected to eventually convert approximately 192 tons per day of local bituminous coal into approximately 116 tons of solid carbon product (semi-coke or activated carbon), approximately 1.4 million cubic feet of a synthetic natural gas product and approximately 3 tons specialty liquid hydrocarbons (coal tars and coal oil).  In doing so, the facility is expected to utilize approximately 1.8 megawatts of electricity and cycle 24,000 gallons of water per hour through the system’s cooling tower.  The team’s estimates of production are based upon those developed for the West Virginia facility with the analysis of the process and its underlying science based upon the actual performance and production output of the North Carolina facility.

The Bixby initial reference plant in West Virginia is subject to an extensive array of environmental and related permit requirements.  Initiatives are currently underway to comply with the associated requirements and to obtain all of these permits.

As is expected to be the case for future plant sites that are not captive to a given product end-user (which a significant number are anticipated to be), the site for the Bixby initial reference facility was selected based on the following criteria:

•	Existing permitting of facility capable of being transferred over to new operators (e.g. coal handling, waste water treatment, operating);

•	Proximity to coal supply; and

•	Proximity to natural gas spur in order to be able to tie into the natural gas pipeline.

Business Model

Although there can be no assurance, Bixby’s business model is expected to involve the construction and operation of a limited number of facilities utilizing its proprietary gasification/carbon conversion process and, as soon as practicable, the domestic and international licensing of its technology to third party strategic partners coupled with the provision of extensive design, engineering, development and related technical consulting and related licensee support services.  Bixby’s strategy in developing some number of company-operated facilities is aimed at gaining operational experience and further refining its technology and processes.   It expects to apply the knowledge and skills gained in those operations to provide its strategic partner/licensee support services and to pursue an operational approach focused on technical support of its customers, continual improvement of its process, and expansion of its intellectual property.

The Bixby licensing strategy and program is currently under development.  Though licensing fees, royalties, territorial division and other specific terms of the program have not yet been established, Bixby is currently in various stages of discussions with certain prospective licensees, including U.S. electrical power utilities, a Fortune 500 industrial manufacturing concern, and a very large domestic U.S. coal producer,

Bixby intends to develop a carbon products marketing and trading division to serve as a central clearinghouse operation for the various products that its system produces, to capitalize on the business opportunities that arise from:

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that fact that the products generated through the Bixby system (synthetic natural gas, semi-coke, activated carbon, coal oils, coal tars, and, eventually, light sweet crude oil) are all products for which highly specialized global industrial markets currently exist, and

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management’s belief that Bixby’s strategic partner/licensees (be they large industrial gas consumers, electrical power companies, coal companies, or something else) are apt to have little or no interest in involving themselves in a number of different complicated businesses in order to realize the full economic benefit of the Bixby technology, each of which businesses are extraneous to their core businesses, highly specialized with dominant industry players, require significant operational infrastructure, and are likely to be characterized by rapidly changing market dynamics over time.

Bixby believes that the development of such an operation will facilitate its licensing opportunities in many ways, including allowing it to maintain pricing stability in the markets for certain of its products.

System Products

Bixby’s gasification/carbon conversion technology produces a combination of synthetic natural gas, semi-coke, coal tar and coal oils.  Through further processing, the semi-coke can be converted utilizing an extension of the technology into activated carbon.  Although there can be no assurance, the system is expected to additionally, and eventually, produce a synthetic crude oil.  The range of potential variations in the specifications of these highly customizable products provide a range of potential customers.  All, however, are in the industrial sector.  The basic production strategy to be pursued by Bixby and its licensees will be to produce a steady supply of synthetic natural gas and a mix of semi-coke and activated carbon that, at any given time, maximizes the economic opportunity for Bixby based on prevailing market demand and price.

Solid Products

The semi-coke and activated carbon comprise the solid products from the Bixby process.  Depending on the particular plant, the percentage of a plant’s sales represented by solid products will vary, however, it is expected that solid products will in most cases generate a significant, if not the primary, revenue stream. Because of the wide range of specific customer needs associated with these products, the Bixby process has been developed to selectively produce a range of solid products with customer required specification by varying operational conditions or adding additional steps.

While the ability to produce custom solid products is a technological advantage, Bixby’s commitment to providing a technical field force capable of interacting with the customer’s staff, understanding their needs and developing unique solutions is an integral component of its strategy for success.  Prospective customers will be reached through interactions at technical meetings and Bixby sponsored training sessions designed to advance the general technical knowledge of customers and establish Bixby as a resource to plant management.

While the market for Bixby’s solid products is price-sensitive, the Bixby support strategy has been developed in an effort to offset the necessity to always be the lowest bidder.  Since industrial sales are traditionally more relationship driven than consumer sales, and although there can be no assurance, the benefit to customers of the technical support is expected to afford Bixby the ability to maintain a slightly higher than low price point while its lower operating costs are expected to provide a wider gross profit margin than direct competition or substitute products.

Semi-Coke

Coke is the solid carbonaceous residue material derived from the destructive distillation and process of thermal decomposition of low-ash, low-sulfur bituminous coal.  It is grey, hard and highly porous.  It is used as a fuel, predominantly in blast furnaces and as a reducing agent in the smelting of iron ore, a component of the steel-making process.   It has sufficient mechanical strength to withstand the abrasive forces when a column of smelted iron charge descends in a blast furnace.  Carbon in the form of coke is the most cost-effective alloying material for iron. The most important properties of coke are ash and sulfur content, which are linearly dependent on the coal used for production.  Coke with less ash and sulfur content is more valuable.  The lowest grades of coke can generally be crushed and sold to coal-fired power plants as a fuel additive to reduce net emissions.

Semi-coke is any of a range of products intermediate in composition and consistency between coke and pitch formed by the incomplete carbonization of coal.  It is primarily used as means of adding carbon content to steel.  Customers for semi-coke products require a low-volatile, high carbon product that is structurally sound and meets their process’ specific size requirements.

The semi-coke produced through the Bixby system is expected to meet the requirements to be marketed directly into the steel and specialty iron industries.  It is expected to be classified as coke breeze/granular coke [??], and to command a price in the $450-500/ton range in the U.S.  The range of potential variations in the product for this use provides the opportunity for Bixby system users to gain competitive market advantage through the ability to custom process.  Although there can be no assurance, Bixby believes that its technology positions it to become a low-cost producer in the market with the ability to underprice competitors.

The Bixby system semi-coke will be packaged in each case as per customer directive but will most likely be packaged in moisture resistant black super sacks in a size of 36” x 36” x 38” or sealed shipping containers.  It will be shipped via truck or rail directly to the customers location from the plant.

The effects of globalization on the principal consumer of coke, the steel industry, have been felt more profoundly in the past few years.  The effects are not consistent across all producing nations with the specific impact in each case dependent on the type of raw materials used, the condition of the markets, technological advancements, and the policies of the governmental authorities pertaining to the trade and business activities.  Worldwide, however, the steel manufacturing sector is in the process of restructuring itself in an effort to develop sustainable growth.  With coke being a principal feedstock in steel manufacturing, companies that can provide flexible solutions for meeting the demand are likely to benefit.  Companies that can meet demand at a reduced cost are also likely to benefit.  The supply security considerations and relative cost associated with the Bixby process are believed by Bixby management to be factors that are likely to provide it with a competitive advantage in relation to its semi-coke product.

Traditional cycles in the coal product market favor the introduction of new technology.  The existing fleet of thermal coal coke facilities are nearing the end of their productive life or have been rendered obsolete due to changing environmental regulations.  In the United States, only eight coke plants are currently operating, six were closed between 1997 and 2006, and the EPA projects that two of the remaining plants will close due to new emissions rules that took effect in May 2008.  There is only one new plant under construction.  Imports have been steadily increasing, mostly from China.

Global steel production is expected to increase by 1.8 billion tons by 2013 (a 71% increase over 2007). While the bulk of the steel is produced in integrated mills at the rate of 4-5 million tons per year, there are many more mini-mills that produce specialized higher value metal products in the 100,000 ton per year range.

China is the largest exporter of the semi-coke industry worldwide, supplying almost 70% of the world demand.  In September 2008, China reported exporting 1.4 million tons.  China’s output exists despite significant government export duties on all coke products imposed to combat domestic shortages.  Worldwide, and excepting China, coke production has been in decline.

To date, Bixby has not produced any revenues from the sale of semi-coke.

Activated Carbon

By further processing the semi-coke that Bixby produces through its gasification/carbon conversion process, it is able to produce activated carbon.  The further processing essentially involves steam injection.

Activated carbon is a form of carbon that has been processed in such a way that it is extremely porous with a deceptively large surface area.  It can be either powdered, granulated or protruded.  It is capable of removing organic compounds from liquids and gases by a process known as “adsorption”.   In adsorption, organic molecules contained in a liquid or gas are attracted and bound to the surface of the pores of the activated carbon as the liquid or gas is passed through.

Activated carbon is produced in a wide variety of specifications for an array of highly specialized industrial applications.  Among others, these include air and gas purification, drinking water filtration, toxic spill clean-up, groundwater remediation, metal finishing, poison and overdose medical treatment, distilled alcoholic beverage purification, and mercury and sulphur scrubbing in coal-fired power plants.  Customers for activated carbon require a product that has a high surface area and the ability to preferentially adsorb the contaminates with which they are concerned.

The “activation” of activated carbon is a heating process that results in the pore structure of the carbon.  Through adjustments in the activation process, which involves subjecting the material to intense steam-heating, pores of the required size for a particular application can be produced.

The activated carbon that Bixby produces is a powdered, highly porous product that is expected to be of the highest quality available in the market, suitable for air and water filtration as well as the capture of mercury and other pollutants from combustion flue gas.  There are a wide variety of potential methods for these applications, thereby providing the opportunity for Bixby to gain competitive advantage through its ability for custom processing.  Although there can be no assurance, Bixby believes that its technology positions it to become a low-cost producer in the market with the ability to underprice competitors.

While the semi-coke produced in the Bixby process has a degree of activation and may be suitable for some markets without additional processing, it is likely that custom activation of the Bixby semi-coke will be required in post processing.  Such custom activation will be effected through either a steam injection or similar process tailored in each case to meet the needs of the customer.

The Bixby system activated carbon will be packaged in each case as per customer directive but will most likely be packaged in moisture resistant black super sacks in a size of 36” x 36” x 38” or sealed shipping containers.  It will be shipped via truck or rail directly to the customers location from the plant.

The world market for activated carbon is limited but growing.  Given its potential output, an issue to be potentially confronted by Bixby and its licensees is their ability to sell the supply of activated carbon that they collectively generate.  The basic production strategy will therefore be to limit production of activated carbon and produce a mix of semi-coke and activated carbon that, at any given time, maximizes its economic opportunity based on prevailing market demand and price.

The effects of globalization have resulted in the consolidation among the drinking water utilities but the remainder of the market has not been affected at the customer level.  At the supply level, the import of activated carbon products has been significant, however, the recognition of the importance of clean water in the developing world has also increased demand in the exporting countries.  While the net impact to U.S. markets is as yet uncertain, many experts believe it will reduce imports of granular activated carbon.

The tightening regulation of environmental contaminates that can be removed with activated carbon is driving its demand.  All industry indications are that the current capacity of activated carbon will be inadequate for the demand created by the developing market for powdered activated carbon to control mercury emissions from coal-fired power plant flue gas in North America.  Many industry observers and power companies project shortages of the material as early as 2010.  The current U.S. market for activated carbon, which is primarily for water treatment, is approximately $200 million per year.  With regulations in place today to reduce mercury emissions, and although there can be no assurance, this could more than double by 2010, and if more stringent federal regulation comes into effect, the demand could more than triple by that time.  Regulations currently exist that require new coal-fired plants to control mercury emissions.  There are as many as 45 new coal-fired power plants in the United States under various stages of development, all of which have requirements for mercury emission control.  In mid-2008, prices of powdered activated carbon for the mercury control market were quoted at US¢60-80/lb (US$1,320-1,760/t) for unimpregnated grades and at US¢100-120/lb (US$2,210-2,640/t) for impregnated grades.

World activated carbon consumption is estimated at 650,000 tons in 2007, slightly over estimated production.  Water treatment is by far the largest individual market, accounting for some 40% of world consumption.  Growth in consumption in current markets is generally estimated at 5% per year through 2015, rising to around 960,000 tons.  Growth is expected to be led by water treatment applications both in the United States, to control disinfection byproducts in drinking water, and in the industrializing countries of Asia, eastern Europe, Latin America and the Middle East, to upgrade the quality of drinking and wastewater.  The U.S. EPA has tightened the rules covering the level of disinfection byproducts permitted in drinking water supplies.  Granular activated carbon is considered the best available technology to achieve.  In China, 10,000 wastewater treatment plants are scheduled for construction by 2010, raising the proportion of wastewater treated from 29% to 50%.

To date, Bixby has not produced any revenues from the sale of activated carbon.

Liquid Products - Coal Tar and Coal Oil

The coal tars and coal oils currently comprise the liquid products from the Bixby depolarization process.  Depending on the individual plant from which it is produced, the percentage of a plant’s sales represented by the liquid products will vary, however, it is expected that these products will provide a revenue stream sufficient to at least cover labor costs.  The coal liquids produced as the result of the Bixby process can be marketed as is or distilled into many fractions to yield a number of useful organic products, including benzene, toluene, xylene, naphthalene, anthracene, and phenanthrene.  These substances form the starting point for the synthesis of numerous products—notably dyes, drugs, explosives, pesticides, flavorings, perfumes, preservatives, synthetic resins, paints and stains, and others in the superfine chemical industry.  Through the processing of coal tar, large amounts of oil products are also available including a variety of bitumen, oil for antisepsis, charcoal black oil, oil as fuel, oil for road building and charcoal products.  The residual pitch left from the fractional distillation is used for paving, roofing, waterproofing, and insulation, and is used widely in the aluminum industry.

Because of the wide range of specific customer needs the Bixby process has been designed to selectively produce a range of coal tar and coal oil products with customer required specification by varying operational conditions or adding additional steps.

Globalization has not been as significant a threat to U.S. manufacturers of coal tars and coal oils as has been environmental regulations that have closed much of the production from traditional sources in the U.S.  The markets for these products are currently underserved from domestic sources due to failure to advance environmentally acceptable manufacturing options.  Growing world demand, moreover, has eroded the price advantage of imports, leaving an opening for the kind of flexible approach that the Bixby process is believed to offer.

At present, global coal tar production output is 17 million tons annually.  In developed countries, existing coke furnaces are getting old and policies on environmental protection are increasingly becoming more strict, and as a result, many of the coke chemical producers have had to shrink their production output or move to developing countries. With the global coke output falling between 2000 and 2005, associated coal tar output is dropping as well.  Although it had been predicted that Chinese coal tar exports would grow in recent years, domestic demand in China has reduced exports and driven world prices.  Depending on china’s domestic demand, their ability to export is predicted not to exceed 6 million tons in 2008.  Many firms with future needs are therefore attempting to secure long term supply contracts to hedge pricing and ensure supply.

Pricing for coal tar varies with quality.  Recently reported prices range from $200/ton for low-grade unprocessed coal tar used in roofing and sealing to $500/ton for specific quality tars for the chemical, drug, and food industries.  Since the Bixby coal tars are expected to be considered clean and more easily separated than those from traditional coking processes, it is expected that their value will trend above the average (near $350/ton).

Coal tars are expected to be shipped in either 15-30 gallon sealed containers or intermodal freight transport units depending on the quantity.  In either case, the ability to protect the product from environmental factors during shipping and storage is critical.

The Bixby technical staff plans to enhance the ability to produce custom coal tar and coal oil products to provide unique support to industrial customers.  Potential customers will be reached through interactions at technical meetings and Bixby sponsored training sessions designed to advance the general technical knowledge of customers and establish Bixby as a resource to plant management.

To date, Bixby has not produced any revenues from the sale of coal tars or coal oils.

Gaseous Products – Synthetic Natural Gas

Syngas is generally made up primarily of carbon monoxide and hydrogen and smaller quantities of carbon dioxide and methane.   It can be burned to produce electricity or further processed to manufacture chemicals, fertilizers, liquid fuels, syhthetic natural gas, or hydrogen.  Due to increasing costs of natural gas produced from traditional sources, and in turn, certain commodities requiring natural gas as a feedstock, there is a market for lower cost, alternative sources for natural gas.  Natural gas is most commonly used for power generation, both electrical and industrial, and home heating.

The synthetic natural gas produced through the Bixby system is a higher quality product than typical syngas.  It is a relatively clean product with an approximate 91% methane content,  a Btu value in the 920 to 1020 range, and a moisture level of approximately 1% (slightly above pipeline quality natural gas) that, with minimal processing, can be upgraded and sold to the natural gas pipeline.  If a given customer can utilize the product in its raw lower-pressure form, however, they are expected to be able to benefit from reduced capital and operating costs.  Depending on the individual plant and the circumstances involved, the percentage of a given plant’s revenues derived from synthetic natural gas sales is expected to vary, however, except in those cases in which the system is captive to an end-user of the synthetic natural gas (for a boiler), it is likely that synthetic natural gas sales will generally be a significant source of revenue for Bixby system operators.  The value of produced synthetic natural gas will be pegged to the Henry Hub price adjusted as appropriate for pipeline transportation surcharges.

The market for synthetic natural gas is subject to commodity pricing and the principal advantage will be the spread between the price of coal and natural gas adjusted by the revenues for the other products.  Although there can be no assurance, the Bixby multiple-product strategy is expected to offset to some degree the necessity to always be the lowest bidder.

In addition to providing an export gas stream (of a quality requiring certain minor treatment to meet pipeline standards), the synthetic natural gas product generated in the Bixby dilute transport reactor provides the energy required for the thermal conversion of the coal itself.

Global natural gas reserves are abundant, but concentrated in certain regions of the world.  The North American market is self-sufficient, although gas is traded within the region. Canada is expected to remain a net exporter of natural gas to the United States.  Substantial natural gas reserves are located in Europe.  The gas trade within the region is extensive, with Norway and the Netherlands the main sources of supply.  Europe, however, is and is expected to increasingly become more dependent on gas imported from other regions.  Its traditional foreign suppliers, the former Soviet Union (at 20 percent of demand) and Algeria at (10 percent), are expected to increase their shares of the European gas market.  Important natural gas exporters in the Asia-Pacific region are Indonesia, Malaysia, Brunei, and Australia, the gas being shipped as LNG to Japan, Taiwan, and South Korea.  The Middle East is another important supply center for natural gas.  Abu Dhabi and Qatar deliver significant volumes of LNG to the Asia-Pacific region and future exports could be sent to Europe and South Asia.  Gas demand in Africa, South Asia, and China are met by domestic or regional supplies.  Some gas is being traded within South America. The ability of the Bixby process to create synthetic natural gas where only solid fuel is available is expected to be a key factor in future plant siting decisions.

To date, Bixby has not produced any revenues from the sale of synthetic natural gas.

Future Products – Synthetic Crude Oil

Bixby is currently in the process of further developing a certain liquefaction technology that has been designed to work with its existing carbon conversion system and which is aimed at economically converting the semi-coke it produces through the system to a synthetic light sweet crude liquid synfuel.  Although there can be no assurance, Bixby management believes that this technology will be ready for commercialization within approximately the next two to three years.

Certain Market Conditions

The coal-fired electric power generation industry has been under increased scrutiny over environmental issues during the last few years, especially related to mercury emissions, as well as the impact of carbon dioxide emissions on climate change.  In response to protests by environmental groups, among other pressures, various state officials have rejected a number of permits for new pulverized coal-fired power plants.  Although there can be no assurance, this adversarial climate is likely to lead to an increase in demand for solutions such as those offered by Bixby products and services.  With new portfolio standards for increased use of renewable energy sources and requirements for reduction of greenhouse gases limiting the permitting of new coal-based plants, the dependence on the existing fleet for baseline power is expected to increase.  To continue operating as environmental regulations become increasingly stringent, some or all of these older plants are likely to require the use of retrofit technologies to address conventional pollutants such as SO2, NOx, and particulates, as well, for the first time, as pollutants such as mercury and carbon dioxide.  These current trends toward cleaner energy are believed by Bixby management to be likely to lead to a growing market for Bixby’s existing and developing technologies.

The coal-fired electric power generation industry is also impacted by the ongoing deregulation process of the utility business.  Historically, public utilities have been permitted to pass on capital and operating costs to customers through corresponding rate adjustments.  With deregulation, however, utility companies face competitive challenges requiring them to better control capital spending and operating costs.  These changes increase the need for cost-effective retrofit technologies that can be used to enhance existing plant equipment to meet the more stringent emission limits imposed while burning less expensive coals.  The Bixby process is believed to offer solutions in mercury control technology that effectively reduces mercury emissions over a broad range of plant configurations and coal types, produced natural gas to supplement generation capacity with a lower carbon footprint, and the generation of additional revenue streams from products such as coal tar and coal oil.

Bixby’s management believes that recent regional and state initiatives to reduce greenhouse gas emissions, and a proposed federal “cap-and-trade” program which would impose mandatory caps on industrial greenhouse gas emissions and allow companies to trade certain credit rights to emit greenhouse gasses beyond their quotas, that has been introduced as part of President Obama’s administration’s proposed budget, will have an effect on Bixby’s market opportunities.  Bixby believes that the imposition of a cap-and-trade plan would provide material incentives to operators of traditional of coal-fired plants to use Bixby’s technology to substantially reduce their carbon dioxide emissions by converting from coal to gas-fired systems.  Bixby expects that the regional and state initiatives will have an effect on Bixby’s business, but because these initiatives have either not been fully developed or finalized, Bixby cannot predict with any level of sureness whether or not these effects will be primarily positive or negative.  These initiatives and programs, and Bixby’s views on how they could affect Bixby’s market, are discussed in more detail under the heading “Regulation” below.

Sales and Marketing

The range of potential products to be generated through the Bixby process, and the variations in their respective qualities, provide a range of potential customers.  All, however, are in the industrial sector.  Bixby has chosen a marketing approach based upon providing custom solutions to customers’ unique carbon product requirements.

Industrial marketing is more relationship-based than brand-based with one-to-one relationships at the buyer level being critical.  While it is expected to be relatively easy for Bixby and its licensees to identify prospective customers, the task of building a face-to-face relationship is expected to require a greater effort.  High value is placed in the market by buyers on the technical merits of the products and how these will affect their existing processes and products, thereby necessitating the maintenance of a technically competent sales force. Purchase decisions are typically made by a group of people or committee resulting in a sales process that is complex and includes many stages (e.g. request for expression of interest, request for tender, selection process, awarding of tender, contract negotiations, and signing of final contract). Because of this sales environment, Bixby will need to develop effective technical sales staff, technical support staff, and materials that adequately describe the attributes of its products. Additionally, to support its licensing initiatives, detailed process details and training materials must be developed based upon the operational experience of the initial facilities.

Only in connection with the development of its initial reference facility has Bixby begun to market and sell the products it expects to produce through its carbon conversion operations.  Given that its products are likely to be sold to a very limited number of customers pursuant to short-term or long-term supply contracts in each case, these initiatives have not been widescale but rather focused on the pursuit of and the negotiations with only a few potential customers.

Certain preliminary promotional activities, however, aimed at developing potential licensing opportunities for Bixby in relation to its technology are currently being pursued both domestically and internationally.

Bixby expects to develop its sales and marketing staff over time in direct relation to its production output.

Competition

Bixby faces intense competition in relation to the sale of each of the products its system produces: synthetic natural gas, semi-coke, activated carbon and coal and coal oils.  The coal conversion processes upon which Bixby’s process is based have traditionally been targeted toward very large throughput systems that do not serve the same markets as the medium-sized, multi-product facilities that are the niche in which Bixby expects that its systems will operate.

In relation to synthetic natural gas, there are many producers worldwide utilizing a variety of different technologies, processses, and feedstocks.  Several major integrated oil companies, such as ExxonMobil, the Royal Dutch/Shell group, ConocoPhillips, Statoil and BP, as well as a number of smaller companies, such as GreatPoint Energy, Accelergy Corporation, Rentech, DKRW Advanced Fuels,  Synthesis Energy Systems, American Clean Coal Fuels, Synfuels International, Syntroleum Corporation, Baard Energy, Waste Management and Processors, LLC, and Great Plains Synfuels have developed or are developing competing gasification technologies (which in some cases include further processing into liquid synfuels).  Each of these companies has established industry relationships, longer operating histories and significantly greater financial and other resources than Bixby.  There can be no assurance that Bixby will be able to effectively compete in this market.

In relation to semi-coke, there are many producers worldwide relying on various technologies.   Each of these companies has established industry relationships, longer operating histories and significantly greater financial and other resources than Bixby.  There can be no assurance that Bixby will be able to effectively compete in this market.

The Bixby product with the most significant competition is expected to be the powdered activated carbon product.  The market for activated carbon is dominated worldwide by the industry’s largest producers, including Calgon Carbon Corporation, Norit, NV, Mead/Westvaco Corporation, and Siemens Water, each of which produce a broad range of highly specialized activated carbon products and each of which offers expertise in relation to the unique specifications required for most industrial applications.  Other Chinese producers of coal-based activated carbon and East Asian producers of coconut-based activated carbon participate in the market on a global basis and sell principally through numerous resellers.  A number of other smaller competitors engage in the production and sale of activated carbon in local markets and have limited product offerings.  All of the companies in the market have established industry relationships, longer operating histories and significantly greater financial and other resources than Bixby.  There can be no assurance that Bixby will be able to effectively compete in this market.

In relation to coal tars and coal oils, there are many producers worldwide relying on various technologies.   Each of these companies has established industry relationships, longer operating histories and significantly greater financial and other resources than Bixby.  There can be no assurance that Bixby will be able to effectively compete in this market.

Each of the products generated by the Bixby process has alternative technologies and sources.  Each of the replacement technologies are product specific and, to the best of Bixby management’s knowledge, lack the ability to operate economically at the lower production levels typified by the Bixby approach.  Replacement products from non-coal feedstock are also available for each of the products.  Here, there are physical and performance advantages inherent in the coal-derived product that are important to significant portions of the market.  Bixby’s key to capturing these markets is expected to be the ability to deliver custom products consistently and providing customers with technical expertise.

Raw Materials

The principal raw material expected to be purchased by Bixby for its own plants is coal.  This is expected to consist of high volatile bituminous coal consistent with that traded on the New York Mercantile Exchange as Central Appalachian Coal initially, and sub-bituminous coal and lignite eventually, in each case usually purchased under long-term or annual supply contracts.   In the United States, there are vast deposits of coal estimated at approximately 490 billion tons of demonstrated reserves and approximately 270 billion tons of recoverable reserves.  Coal represents as much as 95% of the domestic fossil energy reserves on an energy equivalent basis according to the United States Department of Energy.  In 2006, total coal production in the United States as estimated by the United States Department of Energy was approximately 1.16 million short tons.  Due to the extensive supply, coal prices have been historically stable as compared to prices for natural gas in the United States.

Research & Development

Research and development costs have been and continue to be a significant expenditure item for Bixby.  R&D activities are conducted by Bixby’s engineering staff as well as by third parties under contract with Bixby to develop certain technologies.  Bixby R&D costs include salaries and wages for engineering staff, contract payments to third parties, and expenses for testing and verifying product outputs.

During the Fiscal Years ended May 31, 2008 and May 26, 2007, Bixby expensed $2,943,069 and $1,208,192, respectively, for research and development primarily related to Bixby’s carbon conversion technologies.  Bixby’s R&D expenses related to the home heating stove technology totaled $294,030 during Fiscal Year 2008, a decrease of $633,891 as compared to Fiscal Year 2007.

In May 2008, Bixby entered into a certain Research, Design and Development Agreement pursuant to which it became obligated, among other things, to fund the development of a certain carburetor-related technology which Bixby management believes has the potential to increase certain automobile engine fuel efficiency.  Although Bixby has invested significantly to date in the development of this technology, projected timelines relating to the commercialization of this technology cannot be made at this time because a determination has been made by Bixby management to slow down this project for the time being pending a restructure of Bixby’s relationship with its contract developers.

R&D expenses amounted to $2,398,527 in the first six months of FY 2009, increasing $1,480,360 when compared to the same period for FY2008.  This significant increase in research and development expenses was directly related to the continued development of Bixby’s carbon conversion technologies which totaled $2,100,773 during the first six months of FY2009.  This was an increase of $1,455,740 over the same period of FY2008.  Bixby also invested funds for the development of technology aimed at increasing automobile engine fuel efficiency.  A total of $249,354 was spent in the first 6 months of FY2009.  No funds were spent on this activity in the same period of FY2008.  Discontinuance of R&D activities in the heating stove business resulted in a reduction in R&D expense of $224,734 in the first 6 months of FY2009 compared to the same period of FY2008.

In addition to utilizing the services of an outside engineering firm, Bixby currently employs one engineer on staff and three others on an independent contract basis.  It intends to grow its engineering staff significantly in the future as financing permits.  Bixby intends to use this engineering team to conceptualize, design and build carbon conversion projects in its target markets.   Bixby plans to continue increasing internal research and development with a goal of improving its existing technologies and developing other technologies.

Other Operations

Home Heating Stove Appliance Business

Following a research and development period of several years, this appliance manufacturing and distribution operation introduced its first products in 2004.  The MaxFire™ 115, the flagship product within the operation and the latest production model in a series of design advances, is among the performance leaders in the category with capability of burning each of dried corn, wood pellets, and/or Bixby’s own proprietary engineered biomass pellets.

The MaxFire was initially manufactured by Bixby in a production facility that within two years of commencement of commercial production became too small for Bixby’s growing needs.  In the spring of 2006, manufacturing and corporate operations were relocated to larger facilities, though Bixby has since relocated once again, in 2008, to a smaller facility following a prolonged downturn in production and anticipated production capacity going forward.  The MaxFire™ is sold through an independent dealer network throughout the United States and Canada.  The dealer network markets, sells, installs and services the MaxFire with technical support from Bixby’s staff.

Bixby has continued to sell and service its home heating stoves.  However, it is Bixby management’s belief that, given fluctuations in heating fuel and corn prices, key drivers in the marketplace for these units, both the near and long term opportunity for growth in this business is likely to be unpredictably cyclical and limited.  Bixby is currently in the process of attempting to divest itself of this business line.

StepSaver Subsidiary – Water Softener Salt Delivery Services

Initially acquired in 2004 as a strategic step in the development of a fuel delivery system for the heating stoves, this business line, which has grown significantly in terms of revenues since it was acquired but which remains substantially the same from an operational standpoint as when it was acquired, is based on a patented process involving liquid transport trucks with forced-air hosing systems for the direct delivery of water softener salts to residential and commercial customers in Southern Minnesota, Wisconsin and Southeastern South Dakota.  This business line also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.

With the anticipated divestiture of the home heating stove appliance business, and the implementation of a strategic link to that business that was never executed, Bixby is currently in the process of attempting to divest itself of this business line too.

Engine Fuel Efficiency Technology

In May 2008, Bixby entered into a Research, Design and Development Agreement pursuant to which it became obligated, among other things, to fund the development of a certain carburetor-related technology which Bixby management believes has the potential to increase certain automobile engine fuel efficiency.  Although Bixby has invested significantly to date in the development of this technology, projected timelines relating to the commercialization of this technology cannot be made at this time because a determination has been made by Bixby management to slow down this project for the time being pending a restructure of Bixby’s relationship with its contract developers.

Financial Information Regarding Bixby’s Business Segments

Financial information regarding Bixby’s business segments is provided in Note 13 of the Bixby Energy Systems, Inc. consolidated financial statements.

Intellectual Property

Bixby possesses a substantial body of technical knowledge and trade secrets and owns two provisional U.S. patent applications (one now abandoned/expired), four U.S. utility patent applications, and one PCT utility patent application in relation to its combined carbon conversion and liquefaction technologies.  To date, no patents have been issued to Bixby in relation to its combined carbon conversion and liquefaction technologies.  The technology embodied in these patent applications, trade secrets and technical knowledge applies to select aspects of Bixby’s technology process.

Bixby management believes that the success of its business depends upon its intellectual property.  Bixby management believes that its intellectual property gives or will give it certain rights to exploit its technologies and to exclude others from making, using, selling or importing certain inventions throughout the United States without its consent.  If Bixby lost the rights to exploit or exclusively exploit an intellectual property asset, its financial results and prospects would likely be materially harmed.

Several key elements of the overall Bixby process include the use of specific technology procured from others.  In each case there are either multiple sources or licenses in place with sole providers.

Regulation

Once they commence, and in some cases prior to commencing, Bixby’s carbon conversion operations are expected to be subject to stringent federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.  Numerous governmental agencies, such as the U.S. Environmental Protection Agency (“EPA”) and comparable authorities in other jurisdictions, including other countries in which Bixby may conduct operations, issue regulations to implement and enforce such laws, which often require difficult and costly compliance measures that carry substantial administrative, civil and criminal penalties or that may result in injunctive relief for failure to comply.  These laws and regulations may require the acquisition of a permit before operations at a facility commence, restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with such activities, limit or prohibit construction activities on certain lands lying within wilderness, wetlands, ecologically sensitive and other protected areas, and impose substantial liabilities for pollution resulting from industrial activities.  Although there can be no assurance, Bixby is believed by its management to be in substantial compliance with current applicable environmental laws and regulations and does not expect to experience any material adverse effect from compliance with these environmental requirements.

Although Bixby has been successful in obtaining or otherwise becoming the transferee of certain preexisting permits that are required with respect to the development of its pilot project in Chelyan, West Virginia, it is still in the process of securing certain other required permits for this project.  Any retroactive change in policy guidelines or regulations or an opinion that the approvals that have been obtained or transferred are inadequate, either at the federal or state level, could require Bixby to obtain additional or new permits or spend considerable resources on complying with such regulations. Other developments, such as the enactment of more stringent environmental requirements, changes in enforcement policies or discovery of previously unknown conditions, could require Bixby to incur significant capital expenditures.

The ownership and operation of industrial facilities are subject to extensive United States federal, state and local environmental, health and safety laws and regulations, including those governing and imposing liability for the discharge of pollutants into the air and water, the management and on-site and off-site disposal of chemicals, byproducts, including waste water and spent catalyst, and hazardous wastes, worker health and safety, the investigation and cleanup of contamination at currently and formerly owned or operated sites, as well as third party sites that may have been impacted by our operations, and for natural resource damages related to any releases of hazardous substances. Bixby’s facilities and operations must comply with these environmental laws and regulations. For example, under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERLA”), to the extent that the pending merger is consummated, we could be held strictly or jointly and severally liable for the removal and remediation of any hazardous substance contamination at Bixby’s currently or formerly owned or operated facilities, at off-site properties (where migration of contamination from facilities occurred) and at third party waste disposal sites at which Bixby wastes were disposed.  Because of Bixby’s operations, the history of industrial or commercial uses at Bixby’s currently and formerly owned and operated facilities, and the use, production, disposal and possible release of hazardous substances and wastes at or from those facilities, we may be subject following the merger to liability under environmental laws.  We could also be subject to liability for personal injury based on human exposure to or natural resource damages from hazardous substances or wastes released or disposed of at or from Bixby’s currently or formerly owned or operated facilities.

With regard to the specialty liquid hydrocarbons, coal tars and coal oils Bixby produces, local concern from past practices by those using traditional coal conversion technologies has resulted in restricting or banning operations.  During the 1800s, towns and cities across the U.S. made their own fuel for lighting.  The fuel was produced at a local manufactured gas plant.  This fuel was used to light homes, businesses and street lamps.  To manufacture the fuel, coal was heated in large brick ovens.  As the coal was heated, it produced a gas, tars, coal oil, and a coke-like product.  The gas was filtered from the ovens and stored in tanks. The gas was then piped throughout the local community for lighting.  At one time, there were over 50,000 local manufactured gas plants in the United States.  Local manufactured gas plants’ production declined rapidly as a network of natural gas pipelines were built across the country during the 1950s.  Many local manufactured gas plants were abandoned and eventually demolished.  However, since the principal objective of these sites was gas production, the byproducts were largely dumped in open waste pits creating contamination that still pose an environmental and public health concern.  The legacy of these unregulated sites has resulted in certain remaining regulations that will require Bixby and/or its licensee in each case to precede each facility’s permit application with an educational effort on the advancement they have made in the safety of their approach to coal conversion.

Increased public and political debate has occurred recently over the need for additional regulation of greenhouse gas emissions (principally carbon dioxide [“CO2 ”] and methane) as a contributor to climate change.  Such regulations, aimed at reducing emissions of CO2 below baseline levels, could in the future affect Bixby’s business, both positively and negatively.  Although operation of the Bixby system does not, in and of itself, generate significant CO2 emissions, combustion of the synthetic natural gas that the system produces to generate energy (or for any other purpose), which is expected to occur in the overwhelming majority of applications in which the technology is deployed, results in significant CO2 emissions.  These CO2 emissions, however, will be substantially lower than those that would be produced in the production of the same Btu value from directly burning the coal that the Bixby system relies on as feedstock.

During 2008, substantial debate occurred in United States Congress and in the course of the Presidential election regarding energy legislation and other policy changes designed to encourage electricity generation from renewable sources and to develop so called “clean coal” technologies.  Within the first two months since the Presidential inauguration, the Obama administration has made clear its intention to make energy policy a priority and has introduced a proposed budget that calls for substantial federal funding for such initiatives.  The Obama administration’s proposed budget also assumes the implementation of a so called “cap-and-trade” program pursuant to which mandatory caps on industrial greenhouse gas emissions are imposed and emissions permits are auctioned off by the federal government, thereby enabling companies  - as well as financial speculators - to buy and sell rights, known as carbon credits, within a secondary market-based emissions trading system to emit greenhouse gasses beyond their quota.  As set out in the Obama administration’s proposed budget plan, the cap-and-trade program is expected to be a major and rapidly growing source of federal revenue beginning in 2012.  With strenuous opposition to such a program known to exist among many lawmakers, it is widely believed that adoption of such a program will be intensely debated in Congress when specific legislation is proposed.  On March 10, 2009, and sparking that debate, the EPA proposed a rule that would require a broad range of industries, including oil refineries, cement makers, electrical power utilities, pulp and paper manufacturers, and automotive makers, to tally and report their greenhouse gas emissions.

While the political discussion in Congress regarding cap-and-trade is greatly anticipated, regulatory initiatives at the state and regional levels regarding such programs have been underway for some time and are ongoing.  For example, during 2006, a group of seven northeastern states, including Connecticut, New Jersey and New York, acting through the Regional Greenhouse Gas Initiative, issued a “model rule” to implement reductions in greenhouse gas emissions. The Regional Greenhouse Gas Initiative model rule also featured a “cap and trade” program for regional CO2 emissions, initially fixed at 1990 levels, followed by incremental reductions below those levels after 2014.  Efforts also are underway, through the Western Climate Initiative, to devise a “model rule” for greenhouse gas emission reductions, including mandatory reporting of greenhouse gas emissions and a regional “cap and trade” program in seven western states including California and Oregon, and four Canadian provinces.  Among states, California has assumed a leadership role in curtailing greenhouse gas emissions.  During 2006, California enacted the California Global Warming Solutions Act of 2006, known as AB32.  This law requires annual reporting of greenhouse gas emissions for sources deemed “significant” by California’s Air Resources Board and sets emission limits to cut California’s emissions to 1990 levels by 2020.  On December 11, 2008, California issued its greenhouse gas emission reduction Scoping Plan as required by AB32.  The measures approved by California as part of the Scoping Plan will be the subject of regulations to be in place by 2012.  Until California issues its final regulations implementing the Scoping Plan, Bixby cannot predict with certainty the impact of AB 32 on any projects involving the Bixby system that Bixby may pursue within California.

Bixby generally expects that initiatives intended to reduce greenhouse gas emissions, such as the Regional Greenhouse Gas Initiative, the Western Climate Initiative, California’s AB 32, and any federal legislation that would impose similar “cap-and-trade” programs, may cause electricity prices to rise, thus potentially affecting the prices at which Bixby’s strategic partner/licensees are able to sell electricity into the market.  While Bixby cannot predict at this time whether businesses utilizing its technology system would be included within the scope of potential regulation under this climate change legislation, or whether those businesses will otherwise be affected positively or negatively, it does expect that the combustion of the synthetic natural gas produced through operation of the system will be subjected to the caps imposed under any of those programs.  Because the technology affords operators of traditional coal-fired power plants the opportunity to substantially reduce their CO2 emissions by converting to gas-fired systems, Bixby believes that the imposition of a cap-and-trade plan will provide material economic incentives to those operators to utilize the technology.

Although it is not believed that costs for compliance with environmental and health and safety laws and regulations and applicable environmental permit requirements in connection with Bixby’s current operations will have a material adverse effect on us following consummation of the merger, we cannot predict with certainty the future costs of complying with environmental laws, regulations and permit requirements or the costs that may be associated with investigation, remediating contamination or monitoring.  In the future, we could incur material liabilities or costs related to environmental matters, and these environmental liabilities or costs (including fines or other sanctions) could have a material adverse effect on our business, operating results and financial condition.

In addition, the engineering design and technical services Bixby expects to provide to its system licensees are likely to be subject to governmental licensing requirements, which require that such services comply with certain professional standards and other requirements. We expect that Bixby will obtain all required licenses to conduct its operations and that it will at all times be in substantial compliance with applicable regulatory requirements. However, the loss or revocation of any license or the limitation on any services thereunder could prevent Bixby from conducting such services and could subject it to substantial fines.  In addition, changes in these requirements could adversely affect Bixby.

Seasonality

Bixby’s home heating stove appliance business is highly seasonal.  Historically, a disproportionate percentage of its sales have occurred in the fall and winter months (though even seasonally-driven sales have been negatively affected during periods of relatively low prevailing heating fuel costs).  Bixby is currently in the process of attempting to divest itself of this business line.

Employees & Labor Relations

As of February 28, 2009, Bixby had 25 employees, including 10 that work full-time in the Stepsaver subsidiary.  None of Bixby’s employees are represented by any collective bargaining unit.  It has not experienced any work stoppages, work slowdowns or other labor unrest.  Bixby believes that its relations with its employees are good.

Bixby Properties

Bixby leases approximately 3,000 square feet of office space from Premier DPM, LLC for its corporate offices in Ramsey, Minnesota at a monthly rent plus common area charges of $5,375.  This lease agreement commenced on April 1, 2008 and expires on September 30, 2009. Bixby believes that this space will meet its corporate needs for the foreseeable future.

Bixby also leases a building in Chelyan, West Virginia from Amherst Industries, Inc. under a triple net lease, where it plans to construct the reference facility that will operate its gasification/carbon conversion technology as described under the heading “Pilot Project” beginning on page 85.  This lease commenced on May 1, 2008 and expires on April 30, 2013.  The monthly rent is $9,000 and is adjustable each year in the event of a change in the consumer price index.   Bixby believes that these premises are suitable for its anticipated operations.

Bixby Legal Proceedings

Bixby is currently a party to the following legal proceedings:

•
Bixby Energy Systems, Inc., Robert Walker and Dennis DeSender v. Alexander Boylan.  The plaintiffs commenced an action in Hennepin County District Court in the state of Minnesota against Mr. Boylan in June of 2007. This is a tort claim against a former employee seeking an undetermined amount of monetary damages and injunctive relief based upon alleged defamatory statements and emails the former employee sent to Bixby’s shareholders.  The defendants have interposed an answer and the parties have had settlement discussions.  However, to date they have not been able to reach an agreement. Bixby is planning to amend its complaint to add another related individual.

•
NRI Electronics, Inc. v. Bixby Energy Systems, Inc.  The plaintiff commenced an action by service of process in the State of Minnesota in or around July 2007.  NRI is a vendor of Bixby who is claiming payment for past deliveries.  NRI brought suit against Bixby claiming payment on product Bixby had received and for what it claims are open purchase orders for approximately $100,000.  The parties have agreed to an extension of time for Bixby to interpose an answer.  Bixby has been paying approximately $6,000 per month toward settlement of this claim.

•
Bixby Energy Systems, Inc. v. Vermont Wood Energy Corporation.  The plaintiff commenced this action in the U.S. District Court District of Vermont in December, 2008.  This case involves, among other things, claims of breach of contract by Vermont Wood Energy Corporation, in connection with the sale and licensing agreement under which Vermont Wood agreed to license Bixby’s free-standing stove technology for North America and purchase and operate related physical assets.  Vermont Wood failed to return $134,400 in funds that were to be held in escrow and Bixby brought suit to recover those funds.  The defendant has interposed an answer and a counterclaim for breach of warranty, among other things.

Due to the uncertainties inherent in litigation, Bixby cannot predict the outcome of any of these actions.

Bixby is also subject to legal proceedings and claims that arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, Bixby believes that the final disposition of those matters will not have material adverse effect on its financial position, results of operations or liquidity.

Bixby Market for Common Equity, Related Stockholder Matters and Bixby Purchases of Equity Securities

Bixby’s common stock is not currently trading publicly on any stock exchange or over-the-counter quotation service. It is not aware of any market activity in its common stock since the date of its organization through the date of this filing.

Holders

As of February 28, 2009, there were 1,494 holders of record of a combined total of 36,440,090 shares of Bixby common stock, and 300 holders of record of a combined total of 817,534 shares of Bixby Series A convertible preferred stock.

Between June 1, 2005 and February 28, 2009, Bixby issued 18,869,084 shares of common stock, and warrants to purchase 32,896,277 shares of common stock, in a series of private offerings pursuant to Section 4(2) of the Securities Act of 1933 or Rule 506 thereunder to accredited investors, for an aggregate of approximately $31,860,000 in cash proceeds and services valued at $5,544,000.  Bixby relied on representations received from the recipients of these Bixby securities, to determine that the recipients were accredited investors. In connection with the sale of its securities, Bixby paid finder’s fees aggregating approximately $3,375,000.

A breakdown of the shares issued is as follows:

	Shares	Amount
Direct Purchase	16,854,429	$29,950,848
Exercise of Warrants	1,801,655	1,598,531
Conversion of Debt	213,000	310,500
Totals	18,869,084	$31,859,879

Bixby has also issued various short and long term notes during this same period.  The terms of the notes have ranged from 30 days to 36 months with interest rates ranging from 6% to 20%.  Some notes were sold in units coupled with a warrant to purchase shares of common stock, others contained conversion features and others had individually structured combinations of these equity “kickers”.  A full discussion of these notes can be found in Note 9 of the Bixby Energy Systems, Inc. consolidated financial statements.

Subsequent to February 28, 2009, Bixby had issued, pursuant to a certain intercreditor agreement, an unsecured convertible note in the amount of $1 million dated March 12, 2009.  The note carries a term of three years and is due March 14, 2012, and an interest rate of 14% paid quarterly.  In connection with this note, Bixby issued a warrant to purchase up to 500,000 common shares at an exercise price of $3.00 per share.  The note is convertible into shares of common stock at $3.00 per share.

Dividends

Bixby has not paid any cash dividends to date and Bixby does not anticipate or contemplate paying dividends in the foreseeable future.  It is the present intention of Bixby management to utilize all available funds in pursuit of its business plan.

Securities Authorized for Issuance Under Equity Compensation Plans

Bixby has a Bixby Energy Systems, Inc. 2001 Stock Option Plan.  This plan has been approved by Bixby’s stockholders.  The following table provides information about the Bixby 2001 Stock Option Plan as of February 28, 2009.

Bixby Energy Systems, Inc. 2001 Stock Option Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under 2001 Stock Option Plan (Excluding Securities Reflected in Column (a)

	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders	2,119,000	$2.46	2,736,000

Equity Compensation Plans Not Approved by Security Holders	–	–	–
Total	2,119,000	$2.46	2,736,000

Bixby Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Bixby has not had any disagreements with its accountants on any matter of accounting principles, practices or financial statement disclosure that are reportable in this joint proxy statement/prospectus.

Historical Consolidated Financial Statements of Bixby Energy Systems, Inc. and Subsidiaries

Page(s)

Consolidated Financial Statements:

Report of Independent Registered Public Accounting Firm	BF-1

Consolidated Balance Sheets as of May 31, 2008 and May 26, 2007 (Audited)	BF-2

Consolidated Statements of Operations for the Years Ended May 31, 2008 and May 26, 2007 (Audited)	BF-3

Consolidated Statement of Changes in Stockholders’ Equity (Deficit) for the Period from May 27, 2006 through May 31, 2008 (Audited)	BF-4

Consolidated Statements of Cash Flows for the Years Ended May 31, 2008 and May 26, 2007 (Audited)	BF-5

Notes to Consolidated Financial Statements (Audited)	BF-6 to BF-24

Consolidated Balance Sheets as of November 30, 2008 (Unaudited) and May 31, 2008 (Audited)	BF-25

Consolidated Statements of Operations for the Three and Six Month Periods Ended November 30, 2008 and November 24, 2007 (Unaudited)	BF-26

Consolidated Statement of Stockholders’ Equity (Deficit) for the Period from May 27, 2006 through November 30, 2008 (Unaudited)	BF-27

Consolidated Statements of Cash Flows for the Six Month Periods Ended November 30, 2008 and November 30, 2007 (Unaudited)	BF-28

Notes to Consolidated Financial Statements (Unaudited)	BF-29 to BF-45

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors
Bixby Energy Systems, Inc. and Subsidiary
Ramsey, Minnesota

We have audited the accompanying consolidated balance sheets of Bixby Energy Systems, Inc. and Subsidiary as of May 31, 2008 and May 26, 2007 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bixby Energy Systems, Inc. and Subsidiary as of May 31, 2008 and May 26, 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has incurred significant losses and has a working capital deficiency as more fully described in Note 1.  These issues among others raise substantial doubt about the Company's ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
January 31, 2009
Except Note 1, dated April 9, 2009
New York, New York

BIXBY ENERGY SYSTEMS, INC.
Consolidated Balance Sheets
May 31, 2008 and May 26,2007

	2008	2007
Assets
Current assets:
Cash and cash equivalents	$1,375,156	$286,672
Trade Accounts Receivable, less allowance for doubtful accounts of $36,868 and $264,226 in 2008 and 2007, respectively	272,507	260,033
Inventories	2,796,176	3,508,171
Other current assets	365,664	393,955
Total current assets	4,809,503	4,448,831
Property and equipment	1,731,670	1,684,037
Less accumulated depreciation and amortization	(1,114,586)	(752,046)
Net property and equipment	617,084	931,991
Other assets:
Long-lived assets, net	411,905	568,387
Deposits	56,182	56,182
Other	134,948	83,176
Total other assets	603,035	707,745
Total assets	$6,029,622	$6,088,567
Liabilities and Stockholders’ Deficit
Current liabilities:
Trade accounts payable	$1,510,789	$3,300,535
Accrued expenses	1,651,656	1,965,417
Current portion of capital leases	38,054	38,682
Current portion of long-term debt	85,051	46,644
Short term notes, net of debt discount of $78,381 and $431,594 in 2008 and 2007, respectively	121,619	768,405
Short term convertible debt, net of debt discount of $251,012 and $40,938 in 2008 and 2007, respectively	698,987	59,062
Miscellaneous loans	—	160,945
Unearned income	—	41,224
Total current liabilities	4,106,156	6,380,914
Long-term capital leases, less current portion of $38,054 and $38,682 in 2008 and 2007, respectively	—	38,092
Long-term debt, less current portion of $85,051 and $46,644 in 2008 and 2007, respectively	412,699	494,377
Convertible debt, net of debt discount of $2,069,270 and $252,184 in 2008 and 2007, respectively	1,522,730	772,816
Other long-term liabilities	290,700	290,700
Total liabilities	6,332,285	7,976,899
Commitments and contingencies
Stockholders’ deficit:
Undesignated preferred stock, $.001 par value.
Authorized 23,900,000 shares; none issued and outstanding in 2008 and 2007
Series A convertible preferred stock, $0.001 par value.
Authorized 1,100,000 shares; issued and outstanding 998,325 shares in 2008 and 1,046,846 shares in 2007 ($998,325 liquidation preference in 2008 and $1,046,846 liquidation preference in 2007)	998	1,047
Common stock $0.001 par value. Authorized 100,000,000 shares; issued and outstanding 33,024,380 shares in 2008 and 27,983,894 shares in 2007	33,024	27,984
Additional paid-in capital	48,392,034	33,058,327
Accumulated deficit	(48,728,719)	(34,975,690)
Total stockholders’ deficit	(302,663)	(1,888,332)
Total liabilities and stockholders’ deficit	$6,029,622	$6,088,567

See accompanying notes to consolidated financial statements.

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Operations
Years ended May 31, 2008 and May 26, 2007

	2008	2007
Net sales	$3,252,334	$7,193,020
Cost of goods	3,366,369	7,612,566
Loss from write down of inventory to market	—	1,212,864
Gross profit (loss)	(114,036)	(1,632,410)
Operating expenses:
Selling, general, and administrative	5,587,610	7,402,861
Research and development	3,724,736	1,208,191
Total operating expenses	9,312,346	8,611,052
Other income (expense):
Miscellaneous income	—	—
Interest expense	(1,204,611)	(248,076)
Other, net	(3,122,035)	(1,445,787)
Net loss	$(13,753,028)	$(11,937,325)

Net loss per common share:
Basic and Diluted	$(0.46)	$(0.45)

Weighted Average shares outstanding:
Basic and Diluted	30,141,647	26,671,194

See accompanying notes to consolidated financial statements.

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Stockholders’ Equity (Deficit)
Years Ended May 31, 2008 and May 26, 2007

			Series A convertible				Additional		Total
	Undesignated preferred stock		preferred stock		Common stock		paid-in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	equity (deficit)
Balances at May 27, 2006	—	$—	1,046,846	$1,047	24,364,721	$24,365	$26,911,438	$(23,038,365)	$3,898,485
Shares issued in connection with warrants exercised	—	—	—	—	13,348	13	19,585	—	19,598
Shares issued in connection with private placement, less issuance costs of $599,981	—	—	—	—	3,605,825	3,606	5,165,733	—	5,169,339
Warrants issued for debt issuance costs	—	—	—	—	—	—	676,447	—	676,447
Stock based compensation	—	—	—	—	—	—	285,124	—	285,124
Net loss for the year	—	—	—	—	—	—	—	(11,937,325)	(11,937,325)
Balances at May 26, 2007	—	—	1,046,846	1,047	27,983,894	27,984	33,058,327	(34,975,690)	(1,888,332)
Shares issued in connection with conversion of preferred stock to common stock	—	—	(48,521)	(49)	97,042	97	(48)	—	—
Shares issued in connection with warrants exercised	—	—	—	—	48,638	48	97,228	—	97,276
Shares issued in connection with debt conversion	—	—	—	—	100,000	100	159,900	—	160,000
Shares issued in connection with private placement, less issuance costs of $687,185	—	—	—	—	4,794,806	4,795	7,417,570	—	7,422,365
Warrants issued for debt issuance costs	—	—	—	—	—	—	4,757,242	—	4,757,242
Stock based compensation	—	—	—	—	—	—	2,901,815	—	2,901,815
Net loss for the year	—	—	—	—	—	—	—	(13,753,028)	(13,753,028)
Balances at May 31, 2008	—	$—	998,325	$998	33,024,380	$33,024	$48,392,034	$(48,728,718)	$(302,662)

See accompanying notes to consolidated financial statements.

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Cash Flows
Years ended May 31, 2008 and May 26, 2007

	2008	2007
Cash flows from operating activities:
Net loss	$(13,753,028)	$(11,937,325)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	521,237	753,396
Amortization of debt discount	2,934,495	281,907
Inventories writedown to market	—	1,212,642
Impairment of long lived assets	—	953,703
Non cash interest expense	289,047	10,062
Non cash compensation for lease guarantee	134,000	—
Share based compensation	2,901,815	285,124
Loss on disposal of property and equipment	2,485	30,610
Change in current assets and current liabilities:
Accounts receivable	214,884	(73,264)
Allowance for doubtful accounts	(227,358)	258,136
Other receivables	—	512,570
Inventories	541,324	(2,290,049)
Other assets	12,291	94,778
Trade accounts payable	(1,789,747)	1,119,987
Accrued expenses	(313,761)	985,393
Unearned income	(41,224)	—
Net cash used in operating activities	(8,573,540)	(7,802,330)
Cash flows from investing activities:
Additions to property and equipment	(53,633)	(267,576)
Proceeds from sale of property and equipment	1,300	6,000
Increase in loan receivable	(14,000)	(125,000)
Purchase of asset held for resale	(20,000)	(80,000)
Additions to other assets	(1,772)	—
Net cash used in investing activities	(88,104)	(466,576)
Cash flows from financing activities:
Principal payments on capital leases	(38,721)	(33,795)
Proceeds from issuance of debt	4,012,000	1,453,682
Principal payments on debt	(1,742,792)	(326,685)
Proceeds from issuance of common stock and exercise of warrants	7,519,641	5,188,937
Net cash provided by financing activities	9,750,128	6,282,139
Net increase (decrease) in cash and cash equivalents	1,088,484	(1,986,767)
Cash and cash equivalents at beginning of year	286,672	2,273,439
Cash and cash equivalents at end of year	$1,375,156	$286,672

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$697,034	$111,877

Other non-cash financing transactions:

Conversion of debt to common stock	$160,000	$—
Conversion of preferred stock to common stock	$315,192	$—
Warrants issued in connection with debt	$4,757,242	$676,447

See accompanying notes to consolidated financial statements.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

(1) Organization, Description of Business and Going Concern

Bixby Energy Systems, Inc. (the Company) was incorporated as a Delaware corporation on April 1, 2002.  The Company designs, assembles, markets, services, and sells alternative energy heating systems.  The Company sells its products through dealers located in the northern part of the US and all of Canada. Its wholly-owned subsidiary, SS Acquisition d/b/a Bixby Energy Delivery Services (Delivery) which acquired Step Saver, Inc. in October, 2004, delivers water softener salt to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  The Company’s headquarters are located in Ramsey, MN.

The Company’s fiscal year end is the calendar end of May.  At the end of Fiscal Year 2005 (May 31, 2005), the Company instituted a year end of the last Saturday in May and instituted month ends based on a 5 week, 4 week, 4 week quarter.  For the year end of May 31, 2008, this resulted in a 53 week year for the Fiscal Year 2008.  The fiscal year ending May 26, 2007 was a 52 week year.  As Fiscal Year 2008 ended on May 31, 2008, the Company has decided to eliminate confusion and ease reporting by reverting back to a May 31st year end with calendar month endings during the fiscal year.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  While the Company had positive working capital of approximately, $703,000 as of May 31, 2008, the Company had an accumulated deficit of $48.7 million and $35 million, and a stockholders’ deficit of $303,000 and $1.9 million as of May 31, 2008 and May 26, 2007, respectively.

As reflected in the consolidated financial statements, the Company has incurred net losses of $13.7 million and $11.9 million for the fiscal years ended May 31, 2008 and May 26, 2007, respectively.  In this regard, the Company has been a net consumer, as opposed to generator, of cash from operations.  The Company has attempted during the period to use its resources to develop viable commercial products and to provide for its working capital needs.  These results of operations, when viewed in conjunction with the Company’s accumulated deficit and liquidity as referenced in the preceding paragraph raise substantial doubt as to the Company's ability to continue as a going concern.

To date, the Company has consistently been able to raise sufficient funds for its R&D and working capital requirements through the private issuance of a combination of equity and debt securities; however, there can be no assurance that it will be able to continue to raise capital in the future or that any capital obtained will be adequate to meet the Company’s needs.  Management's efforts to date have been directed towards the development and implementation of a plan to generate sufficient revenues to meet its ongoing capital requirements.  The plan includes, among other things, the development of the Company’s initial reference facility for its carbon conversion technology.  It also involves cost-cutting initiatives including the elimination of all non-essential costs, as well as the possible sale of certain assets related to non-core operations.

As regards asset recoverability, approximately $4.3 million or 72% of the asset values stated in the accompanying balance sheet are dependent upon the continued operations of the Company.  This, in turn, is dependent upon the Company's future ability to generate sufficient revenue so as to be self-sustaining and, in the interim, to meet its financing requirements on a continuing basis.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that may become necessary in the event that the Company is unable at some point in the future to continue as a going concern.

Merger & Acquisition

On May 7, 2008, and as amended on March 27, 2009, the Company and the Company’s President and Chief Executive Officer entered into the Merger Agreement with each of GCA I Acquisition Corp. (“GCA”) and Bixby Energy Acquisition Corp., a wholly-owned special-purpose acquisition subsidiary of GCA that was incorporated on April 23, 2008 (“GCA Subsidiary”).

Upon the terms and subject to the conditions set forth in the Merger Agreement, upon consummation of the Pending Merger, the GCA Subsidiary will be merged with and into the Company and the separate corporate existence of the GCA Subsidiary will cease with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of GCA.

The acquisition will be accounted for as a “reverse merger” and recapitalization since the stockholders of the Company will own a controlling percentage of the outstanding shares of the common stock.  The Company will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of the Company.

Among other conditions, consummation of the Merger is subject to (i) the GCA’s preparation and filing of, and causing to be declared effective by the SEC, a registration statement on Form S-4 covering the issuance by the Company of all of the Merger Securities to the Company’s security holders, (ii) the Company’s stockholder approval based on a recommendation by the Company’s board of directors to its stockholders to vote in favor of the transaction following preparation and delivery of an appropriate proxy statement, and (iii) no more than 20% of the Company’s dissenting stockholders exercising their rights of appraisal.

In accordance with its terms, the Merger Agreement may only be terminated by the Company if (i) the Company’s stockholders shall have failed to duly approve the Pending Merger and the Merger Agreement within a reasonable period following good faith compliance by the Company with certain of its obligations, or (ii) GCA breaches any representation, warranty, covenant or agreement contained in the Merger Agreement which breach is not curable by GCA through its best efforts and for so long as GCA continues to exercise such best efforts.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

(2) Summary of Significant Accounting Policies and Practices

(a)	Principles of Consolidation

The consolidated financial statements include the financial statements of Bixby Energy Systems, Inc. and its wholly owned subsidiary SS Acquisition d/b/a Bixby Energy Delivery Services. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Cash Equivalents

Cash equivalents of approximately $1,375,000 and $287,000 at May 31, 2008 and May 26, 2007, respectively, consist of highly liquid cash investments with a maturity of three months or less at the date of purchase.

The Company maintains cash and cash equivalents in accounts with a financial institution in excess of the amount insured by the Federal Deposit Insurance Corporation.  The Company monitors the financial stability of this institution regularly and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

(c)	Accounts Receivable and Allowance for Doubtful Accounts

The Company sells its products on account to retail and commercial customers.  Payments from customers are received and applied to their account.

The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes to be uncollectible.  If actual collections experience changes, revisions to the allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.  However, actual write-offs might exceed the recorded allowance. A review of open accounts resulted in a reserve for doubtful accounts of $36,868 and $264,226 at May 31, 2008 and May 26, 2007, respectively.  Based on the information available to it, the Company believes its allowance for doubtful accounts is adequate.

(d)	Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market.  The Company reviews inventory for obsolescence and excess quantities to determine that items deemed obsolete or excess are appropriately reserved.  At the end of fiscal 2007, the Company determined that the market price for its finished stove inventory was below the Company’s inventory cost necessitating an adjustment of $1,212,642 to write down inventory values to market.  No adjustment was required for the fiscal year ended May 31, 2008.

(e)	Other Current Assets

Other current assets consist of miscellaneous receivables from activities other than customer sales and prepaid expenses.

(f)	Property and Equipment

Property and equipment are recorded at cost.   Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful lives of property and equipment range from two to ten years.

(g)	Impairment of Long Lived Assets

The Company reviews long-lived assets for impairment annually or more frequently if the occurrence of events or changes in circumstances indicates that the carrying amount of the assets may not be fully recoverable or the useful lives of these assets are no longer appropriate.  Each impairment test is based on a comparison of the carrying amount of an asset to future net undiscounted cash flows. If impairment is indicated, the asset is written down to its estimated fair value.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

(h)	Deposits

The Company has made deposits as part of its long term capital and real estate leases. These deposits totaled $56,182 as of May 31, 2008 and May 27, 2007.

(i)	Other Assets

Other assets consist primarily of 1) an asset being held for resale in the amount of $100,000 and $80,000 as of May 31, 2008 and May 27, 2007, respectively and 2) a receivable of $30,000 which was advanced related to a technology development agreement in 2008.

(j)	Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) 104, which requires evidence of an agreement, delivery of the product or services at a fixed or determinable price, and assurance of collection within a reasonable period of time.  The Company sells stoves to dealers.  The title transfers to the dealer upon shipment.  The Company does not offer a right to return products, unless they are damaged.  The Company recognizes revenue upon shipment.  The dealers display the stoves and provide installation services to customers if necessary.  Delivery recognizes revenue upon deliver of salt to the customer.  Each delivery is billed as a separate invoice.

For the fiscal year ended May 31, 2008, one customer’s sales accounted for 11% of the company’s total sales.

(k)	Research and Development

The Company expenses research and development costs as incurred.

(l)	Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(m)	Stock Option Plan

The Company adopted SFAS No. 123R, “Share Based Payments.” SFAS No. 123R requires companies to expense the value of employee stock options and similar awards and applies to all outstanding and vested stock-based awards.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period. The impact of applying SFAS No. 123R approximated $1,087,171 and $285,124 in additional compensation expense for the years ended May 31, 2008 and May 26, 2007, respectively.  Such amount is included in general and administrative expenses on the statement of operations.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

(n)	Fair Value of Financial Instruments

Fair Value of Financial Instruments. Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company’s short-term financial instruments, including cash, other current assets, accounts payable, accrued expenses and notes payable approximate fair value at May 31, 2008 and May 26, 2007 due to the relatively short period to maturity for these instruments.

(o)	Advertising

Advertising costs are charged to expense as incurred.

(p)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(q)	Shipping and Handling Costs

The Company classifies freight costs billed to customers as revenue.  Costs related to freight are classified as costs of sales.

(r)	Recent Accounting Pronouncements

In September 2006, the FASB issued FASB Statement No. 157. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

In February 2007, the FASB issued FASB Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The fair value option permits all entities to choose to measure eligible items at fair value at specified election dates.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option may be applied instrument by instrument (with a few exceptions); is irrevocable (unless a new election date occurs); and is applied only to entire instruments and not to portions of instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurement. The Company does not expect the adoption of SFAS 159 to materially effect the Company’s financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) Business Combinations (SFAS No. 141(R)). SFAS No. 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations. SFAS No. 141(R) defines the acquirer as the entity that obtains control of one or more businesses in the business combination, establishes the acquisition date as the date that the acquirer achieves control and requires the acquirer to recognize the assets acquired, liabilities assumed and any noncontrolling interest at their fair values as of the acquisition date. SFAS No. 141(R) also requires that acquisition-related costs be recognized separately from the acquisition. SFAS No. 141(R) is effective for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the impact of SFAS No. 141(R) on its consolidated financial statements.

In December, 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Statement 160 requires all entities to report noncontrolling (minority) interests in subsidiaries in the same way—as equity in the consolidated financial statements. Moreover, Statement 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. FASB No.160 is effective for fiscal years beginning after December 15, 2008. The Company does not believe that FAS No. 160 will have any impact on its financial statements.

In February 2008, the FASB issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Its Related Interpretive Accounting Pronouncements That Address Leasing Transactions, and FSP FAS 157-2, Effective Date of FASB Statement No. 157. FSP FAS 157-1 removes leasing from the scope of SFAS No. 157, “Fair Value Measurements.” FSP FAS 157-2 delays the effective date of SFAS No. 157 from 2008 to 2009 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). See SFAS No. 157 discussion above.

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective for the Company beginning November 30, 2008. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

In May 2008, the FASB issued Statements of Financial Standards No. 162 (SFAS 162), The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  Prior to the issuance of SFAS 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69 (SAS 69), The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. SAS 69 has been criticized because it is directed to the auditor rather than the entity. SFAS 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, ”The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The Company does not expect SFAS 162 to have a material effect on its consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 142-3, Determination of the Useful Life of Intangible Assets, which is effective for fiscal years beginning after December 15, 2008 and for interim periods within those years. FSP FAS 142-3 provides guidance on the renewal or extension.  The Company is currently evaluating the impact that FSP FAS 142-3 may have on the consolidated financial statements.

(3)	Other Receivables

In September 2007, the Company entered into an agreement to dissolve the license and investment agreement by which it received the rights to certain technologies.  The Company had advanced $200,000 as a loan at the time of the dissolution of which $125,000 had been advanced as of May 27, 2007.  As part of the dissolution agreement, the Company received a promissory note for $109,000 from one of the principals.  At the time of the dissolution this individual became a Consultant to the Company to further advance the technology.  In June 2008, this person became an employee of the Company.  The Company and the employee agreed that the promissory note will be forgiven over three years in equal amounts provided that the individual remains an employee over this period.

(4)	Inventories

Inventory consists of the following:

	May 31, 2008	May 26, 2007
Raw materials	$1,603,676	$1,224,432
Finished Goods	1,192,500	2,283,739
	$2,796,176	$3,508,171

(5)	Property and Equipment

Property and equipment cost consists of the following:

	May 31, 2008	May 26, 2007
Machinery and Equipment	$1,604,723	$1,557,090
Leasehold Improvements	100,723	100,723
Furniture	26,224	26,224
	1,731,670	1,684,037
Less: accumulated depreciation	(1,114,586)	(752,046)
Property and equipment, net	$617,084	$931,991

Depreciation expense for the years ended May 31, 2008 and May 26, 2007 was $364,755 and $335,872, respectively.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

(6)	Leases

The Company leases its facilities and certain equipment under noncancelable operating leases. Future minimum lease payments as of May 31, 2008, excluding operating costs, under these leases are as follows:

Operating
leases

FY2009	$156,343
FY2010	71,839
FY2011	5,688
Total minimum lease payments	$233,870

In June 2007, the Company issued a warrant to purchase 200,000 shares of the Company’s common stock in return for a personal guarantee on a one-year operating lease.  The warrants are at an exercise price of $1.60 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $134,000 was determined and expensed in 2008.

Rent expense for all operating leases for the years ended May 31, 2008 and May 26, 2007 was $496,788 and $628,744, respectively.

(7)	Long-Lived Assets
During the fiscal years ended, 2005 and 2006, the Company acquired a salt delivery company which resulted in intangibles of $3,831,980 and customers of $235,000.  In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company determined through a review of Delivery’s expected undiscounted cash flows that the current value of the intangibles exceeded its carrying value as follows:

	May 31, 2008	May 26, 2007

Intangible, Step Saver Acquisition	$3,831,980	$3,831,980
Customer Lists	235,000	235,000
Accumulated Amortization	(1,306,379)	(1,149,897)
Total impairment charges	(2,348,696)	(2,348,696)
	$411,905	$568,387

Intangible assets are being amortized on a straight line basis over 8 years and customer lists are being amortized over 3 years. Amortization expense for the years ended May 31, 2008 and May 26, 2007 was $156,482 and $382,957, respectively.

In fiscal years 2005 and 2006 the Company recorded total impairment charges of approximately $1.4 million related to the goodwill and intangible asset from the acquisition of Step Saver.  During the year ended May 26, 2007, the Company recorded an impairment charge of approximately $950,000 related to the intangible asset.

(8)	Related Party Transactions

In 2007, an officer of the Company advanced the Company funds through a series of personal credit cards for a total amount of $85,000.  The Company paid all charges and made the required payments on the cards.  In return for the advances the Company issued a warrant to purchase 65,000 shares of common stock at an exercise price of $2.00 per share for a period of three years.  Utilizing the Black-Scholes valuation model, the Company recorded an expense of $39,950 for the value of the warrants.  The balances remaining on these credit cards were $53,574 and $85,572 as of May 31, 2008 and May 26, 2007, respectively.  The amounts are listed with other credit card debt under accounts payable.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

In September, 2007, a Company officer loaned $50,000 to the Company.  The Company repaid the loan in two installments of $25,000 in October and November of 2007.  The loan had an interest rate of 12%.  The Company also issued a warrant to purchase 100,000 shares of common stock at an exercise price of $1.60 per share for a period of five years.  Utilizing the Black-Scholes valuation model, the Company recorded an expense of $28,632 for the value of the warrants.

(9)	Short-term and Long-term Debt

The Company has entered into short-term notes, long-term notes and long-term debentures with investors.  In addition to interest on the principal amount of the note or debenture, the notes may include provisions for receipt of warrants to purchase the Company’s common stock and the right to convert the principal and, where included, the interest into the common stock of the Company.  The Company uses a version of the Black-Scholes model to value any warrants granted.  An amount equal to the warrants share of the total value of the transaction is treated as Additional Paid-In Capital and the debt is reduced accordingly.  This loan discount is then amortized over the life of the loan agreement.  A new loan may be executed to replace an expiring loan.  In those cases the old loan is treated as paid in full.  The new loan and any additional grants of warrants are treated as a new transaction.

Short-term debt consists of the following:

		May 31, 2008	May 26, 2007
Bridge Notes	(8) and (10)	$200,000	$1,200,000
Convertible Notes	(9) and (11)	950,000	100,000
Less remaining discount for BCF and value
of warrants	(8), (9), (10), (11)	(329,393)	(472,533)
Miscellaneous Loan	(7)	—	160,945
Total short-term debt		$820,607	$988,412

Long-term debt consists of the following:

		May 31, 2008	May 26, 2007
Capital Leases	(4)	$38,054	$76,775
Bank Loan	(3)	132,236	158,413
Note Payable	(5)	241,239	238,333
State of Minnesota Loan	(1)	124,275	144,275
Less current installments		(123,105)	(85,327)
Total long term debt, net of current portion		$412,699	$532,469

Convertible Debt - Gross Amount	(6) and (12)	3,592,000	1,025,000
Less remaining discount for value of warrants	(6) and (12)	(2,069,270)	(252,184)
Convertible Debt - net of debt discount		$1,522,730	$772,816

Other long-term liabilities	(2)	290,700	290,700
Total long-term debt		$2,226,129	$1,595,985

(1)
Prior to the acquisition of Delivery in October 2004, Delivery had entered into agreements with the Minnesota Department of Transportation to provide funds for improvement of rail sites in Woodlake, MN and Morton, MN.  The State provided a no interest loan in the amount of $75,000 of which $65,463 was utilized for Woodlake in January, 1999, with quarterly payments of $1,875 and in the amount of $200,000 of which $189,500 was utilized for Morton with equal quarterly payments of $5,000.  Payments are for 10 years or until the loan is repaid.  In March 2007, Delivery made a final payment of $3,578 to retire the loan agreement for the Woodlake rail site.  As of May 31, 2008 and May 26, 2007, the remaining amount due was $124,275 and $144,275, respectively.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

(2)
As part of the acquisition of Delivery in October 2004, the Company issued warrants to purchase 190,000 preferred shares in the Company with an exercise price of $3.20 to Delivery’s debenture holders in exchange for warrants to purchase Delivery’s common stock. These warrants were valued at approximately $224,000. In addition, as part of the merger, the Board members of Delivery exchanged warrants for shares of Delivery common stock for 47,500 warrants for Bixby Convertible Preferred stock with an exercise price of $2.50.  These warrants were valued at approximately $ 66,000. The preferred warrants expire in July 2009 and are subject to redemption..  As part of the total acquisition price, the Company recorded a long-term liability of $290,700 which represented the value of these warrants at the time of acquisition using the Black-Scholes model.

(3)
In June, 2005, the Company entered into a long-term bank loan in the amount of $204,100 secured by the assets of its Delivery operation with a fixed interest rate of 7.5% and fixed payments of $3,135.77 per month for 7 years.  As of May 31, 2008, payments on the loan were current with a total outstanding loan balance of $132,236.

(4)
Beginning in June 2005, the Company acquired certain equipment under a capital lease arrangement.  The terms of the arrangements call for monthly payments and range in length from 36 to 48 months.  No assets were acquired under a capital lease in fiscal year 2008 and 2007.  As of May 31, 2008, the total accumulated depreciation expense for the capital lease assets was $56,337.  As of May 31, 2008 and May 26, 2007, capital lease obligations amounted to $38,054 and $76,775, respectively.

(5)
In January 2006, Delivery agreed to acquire a licensee utilizing its delivery technology serving the Eastern Minnesota/Western Wisconsin area.  As part of this purchase, Delivery entered into two notes with the licensee, one in the amount of $216,000 with equal principal payments plus interest due monthly for a term of 7 years and a second for $60,000 with interest accruing in the first year and with equal principal payments plus interest for the remaining 6 years of the 7 year term.  Each loan has an interest rate of 1% above the prime rate published by The Wall Street Journal on the last business day of each month.  In April, 2007, Delivery requested and received a suspension of payments for 5 months.  In addition to the agreed payments on the notes, Delivery made a one-time payment of principal of $5,000 in May, 2008.  As of May 31, 2008, the total amount due on the two notes was $241,239.  Subsequent to May 31, 2008, Delivery has made an additional one-time payment and is considered current on the notes.

(6)
In October 2005, the Company issued convertible debentures in the amount of $1,125,000 bearing interest at the rates of 6% to 10% for a term of 5 years.  Interest is accrued and payable at the end of the term.  Principal and interest are convertible into the shares of the Company’s common stock at $1.60 per share.  In fiscal year 2007, the Company made a payment against this loan amounting to $100,000.  In accordance with EITF 00-27 and 98-5, the Company recorded a discount for the Beneficial Conversion Feature (“BCF”) on the convertible debt amounting to $108,000 and is amortized over the life of the debentures.  The amount of the BCF discount was calculated using the Black-Scholes model. Additionally, in connection with these debentures the Company issued warrants to purchase shares of common stock valued at approximately $356,000 of which $269,000 were recorded as a discount and were being amortized over the life of the loan.  The Company recorded a discount amortization expense of approximately $74,000 in year ending May 31, 2008 and $78,000 in year ending May 26, 2007, with a remaining unamortized balance of the discount of approximately, $178,000 and $252,000 as of May 31, 2008 and May 26, 2007, respectively.

(7)
In February, 2007, the Company agreed to the return of stoves from a dealer and entered into a promissory note for payment to the dealer in the amount of $153,682 bearing interest at the rate of 15% due on August 31, 2007.  The returned stoves served as collateral for the note.  The Company recorded $7,263 of accrued interest as of May 31, 2008.  On August 31, 2007, the Company entered into a forbearance agreement in which the Company agreed to pay for additional returned stoves and parts for a total amount due including accrued interest of $214,040 and a warrant to purchase 20,000 shares of the Company’s common stock.   A fair value of $14,800 was determined using the Black Scholes model, and expensed in 2008.  In November 2007, the Company signed a mutual release in which it satisfied the original note by transferring the original collateral to the dealer and agreed to pay $13,912 for the additional stoves and parts which were part of the forbearance agreement.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

(8)
From February through May 2007, the Company entered into various bridge notes amounting to $1.2 million bearing interest at the rates of 12% to 20% payable in full in 6 months or less.  In connection with these bridge loans warrants were issued to purchase shares of the Company's stock valued at approximately $1.4 million of which $589,000 were recorded as a discount and were being amortized over the life of the loans.  The Company recorded a discount amortization expense of approximately $432,000 in the year ending May 31, 2008 and $158,000 in the year ending May 26, 2007.

(9)
In May 2007, the Company entered into a convertible note bearing an interest rate of 15% and is convertible into shares of Company's common stock at $1.60 per share or payable in full on November 10, 2007.  In accordance with EITF 00-27 and 98-5, the Company recorded a discount for the Beneficial Conversion Feature (“BCF”) on the convertible debt amounting to $16,000 which was amortized over the life of the loan.  The amount of the BCF discount was calculated using the Black-Scholes model. Additionally, in connection with this loan warrants were issued to purchase shares of the Company's stock valued at approximately $44,000 of which $30,000 were recorded as a discount and being amortized over the life of the loan.  The Company amortized approximately $41,000 in the year ending May 31, 2008 and approximately $5,000 in the year ending May 26, 2007.

(10)
During 2008, the Company entered into various short-term bridge notes amounting to $1,650,000 bearing interest at the rates of 12% to 20% payable in full in 6 months or less.  In connection with these bridge loans warrants were issued to purchase shares of the Company's stock valued at approximately $1,087,000 of which approximately $610,000 were recorded as a discount and amortized over the life of the loans.  The Company recorded a discount amortization expense of approximately $531,000 in the year ending May 31, 2008.

(11)
During 2008, the Company entered into several short-term convertible notes with a total face amount of $2,345,000 bearing interest rates of 12% to 15% payable in full in twelve months or less and which are convertible into shares of Company's common stock at $1.60 per share and warrants to purchase additional shares of common stock at an exercise price from $1.00 to $2.00 per share.  Some notes also call for additional warrants to purchase common shares to be issued should the notes be converted.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model, the Company discounted the notes as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $488,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had a value of $3,256,000 of which approximately $1,154,000 were recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion have an approximate value of $518,000 of which approximately $273,000 has been allocated should the loans be converted.  The Company recorded an amortization expense of approximately $1,508,000 in the year ending May 31, 2008 of which approximately $17,000 was for the value of warrants issued related to the conversion of notes.  At May 31, 2008, there remained approximately $137,000 of discounted value for warrants subject to issue upon conversion of the remaining open notes.

(12)
During 2008, the Company entered into multiple long-term convertible notes with a total face amount of $2,567,000 bearing an interest rate of 12% and which are convertible into shares of Company's common stock at prices from $1.60 to $2.50 per share and warrants to purchase additional shares of common stock at an exercise price from $2.00 to $3.00 per share.  Some notes also call for additional warrants to purchase common shares to be issued should the notes be converted.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model, the Company discounted the notes as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $640,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had a value of $3,098,000 of which approximately $1,600,000 were recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion have an approximate value of $470,000 of which approximately $244,000 has been allocated should the loans be converted.  The Company recorded an amortization expense of approximately $349,000 in the year ending May 31, 2008.  None of the notes were converted during the year ended May 31, 2008. At May 31, 2008, there remained approximately $1.9 million of discounted value for warrants and BCF.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

The aggregate annual maturities of long-term debt subsequent to May 31, 2008 are as follows for the fiscal years ended:

2009	2010	2011	2012	2013 and thereafter

$ 123,105	$2,966,503	$1,136,351	$113,965	$78,581

(10)	Income Taxes

There was an income tax expense (benefit) attributable for the years ended May 31, 2008 and May 26, 2007 that differed from the amounts computed by applying the U.S. federal income tax rate of 34% and the state income tax rate of 4% to pretax loss as a result of the following:

	May 31, 2008	May 26, 2007

Expected Federal income tax (benefit)	$(4,676,020)	$(4,058,580)
State tax benefit (net of Federal effect)	(550,120)	(477,480)
Permanent differences	212,040	18,240
Change in valuation allowance	5,014,100	4,517,820
	$—	$—
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at May 31, 2008 and May 26, 2007 are presented below.

	May 31, 2008	May 26, 2007
Deferred tax assets (liabilities):
Net operating loss	$14,231,760	$9,984,880
Temporary differences:
Contributions	1,900	1,900
Depreciation	(31,920)	(15,960)
Accrued salaries	—	8,740
Stock based compensation	1,102,760	—
Addition to bad debt reserve	—	9,500
Professional fees	111,340	111,340
Research and development	183,540	513,380
Increase in accrued warranty	—	23,560
Other	(3,040)	(2,280)
Impairment of intangibles	1,312,140	1,259,320
Total deferred tax asset	$16,908,480	$11,894,380
Valuation allowance	(16,908,480)	(11,894,380)
Net deferred tax asset	$—	$—

The Company has provided a full valuation allowance for the full tax benefit of the operating loss carryovers and other deferred tax assets due to the uncertainty regarding realization.. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

At May 31, 2008, the Company has net operating loss carryforwards for federal income tax purposes of $37,452,000, which are available to offset future federal taxable income, if any, and expire in 2021 through 2028. Sections 382 and 383 of the Internal Revenue Code of 1986 limit the use of the Company’s net operating loss carryforwards and credits as of the date of a more than 50% change in ownership. As a result of prior ownership changes, a portion of the net operating losses and credits may be limited in use in any one year. Subsequent ownership changes may further limit the use of the net operating losses in any one year.

(11)	Stockholders’ Deficit

(a)	Preferred Stock

The Company has 25,000,000 shares of $0.001 par value preferred stock authorized, of which 1,100,000 shares have been designated as Series A convertible preferred stock (Series A).  The Series A stock is convertible into two shares of the Company’s common stock.  During 2008, preferred stockholders converted 48,521 shares of preferred stock for 97,042 shares of the Company’s common stock.  An aggregate of 998,325 and 1,046,846 shares of Series A were outstanding at May 31, 2008 and May 26, 2007, respectively.

After December 31, 2006, in the event of liquidation, which is defined as the sale, conveyance or other disposition of all or substantially all of the assets of the Company, preferred stockholders are entitled to receive $1.00 per share prior to and in preference to any common stockholder.

The Series A holders have voting rights after December 31, 2006 on an as-if converted basis to common stock.

(b)	Common Stock

The Company has 100,000,000 shares of $0.001 par value common stock authorized.  The Company offered additional shares for investment during the year ending May 31, 2008.  Prior to April, 2008, the Company sold units for $40,000 which consisted of 25,000 shares of common stock and a warrant to purchase up to 12,500 shares of common stock at an exercise price of $2.00 per share for a period of three years from date of issuance.  As of April 2008, the Company began offering additional shares at $2.50 per share.  During the year ending May 31, 2008, the Company sold 4,794,806 shares of common stock with gross proceeds of approximately $8,109,000.  After payment of fees of approximately $634,000, the net proceeds from the sale of common stock were approximately $7,422,000 for 2008.

During the fiscal year ended May 31 2008, the Company issued 100,000 shares of the Company’s  common stock in connection with the conversion of $160,000 convertible bridge loans.

(c)	Stock Option Plan

In 2001, the Company adopted a stock option plan (the Plan) allowing the granting of stock options to officers and key employees to purchase up to 5,000,000 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to the common stock’s fair market value at the date of grant.  The exercise period of Stock options can vary but in no event can Stock Options expire later than ten years from the date of grant.  At May 31, 2008, there remained 2,900,000 shares available for grant under the Plan.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

A summary of the status of the Company’s outstanding stock options and related changes is as follows:

		Weighted Average Exercise
	Shares	Price
Outstanding at May 27, 2006	1,888,666	$1.54
Granted	225,000	1.77
Exercised	—
Canceled	(882,166)	1.42
Outstanding at May 26, 2007	1,231,500	1.67
Granted	1,320,000	2.73
Exercised	(110,000)	0.66
Canceled	(367,500)	1.95
Outstanding at May 31, 2008	2,074,000	2.36
Exercisable at May 31, 2008	1,822,000	$2.40

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

At May 31, 2008, the range of exercise prices and weighted average remaining contractual life of outstanding options was $0.80 to $3.00 and 3.63 years, respectively.

The Company has adopted SFAS No. 123 (Revised 2004), “Share-Based Payment.” and SFAS No. 123R (a revision of SFAS No. 123), “Accounting for Stock-Based Compensation”.  SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services through share-based payment transactions.  SFAS No. 123R requires an entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant.  The cost is recognized over the period during which an employee is required to provide services in exchange for the award.  The Company utilized an options valuation model to determine the value of the options granted as follows:

	May 31, 2008	May 26, 2007

Stock Compensation Values:
Options granted in current year	$963,490	$5,250
Expired options in current year
(includes options granted and expired in same year)	82,895	216,000
Options granted in prior year	40,786	63,874
Total Stock Value	$1,087,171	$285,124

As of May 31, 2008, there remained $84,320 of stock compensation to be expensed in future years.

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options.  The following assumptions were used for grants during the years ended May 31, 2008 and May 26, 2007:

	May 31, 2008	May 26, 2007
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	3.41%	4.95%
Expected volatility	100.00%	100.00%

In order to determine the value of a warrants and options issued, the Company ensured that they selected the appropriate volatility factor for the common stock to apply the Black Scholes calculation.  In order to determine the appropriate volatility factor the Company reviewed the volatility data along with stock market and historical financial performance of a large number of companies involved in the same industry as Bixby.  In selecting the 100% volatility for Bixby, the Company considered Bixby’s historical financial performance, financial conditions, and business risk in comparison to comparable companies.

(d)	Other Stock-based Compensation

In October and November, 2007, the Company issued warrants to purchase 65,000 shares of the Company’s common stock to employees who were laid off.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 3 to 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $35,000 was determined and expensed in 2008.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

In March, 2008, the Company issued warrants to purchase 495,000 shares of the Company’s common stock to employees in exchange for non-compete agreements.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $307,000 was determined and expensed in 2008.

In March, 2008, the Company issued a warrant to purchase 10,000 shares of the Company’s common stock as settlement on a failed investment.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 1 year.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,600 was determined and expensed in 2008.

In March, 2008, the Company issued a warrant to purchase 300,000 shares of the Company’s common stock to its legal counsel.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $186,000 was determined and expensed in 2008.

On April 1, 2008, the Company signed an agreement with TekGar, LLC which provides the Company with an exclusive license for the use of technology that will convert coal based activated carbon into diesel or jet fuel.  As part of the agreement, TekGar received warrants to purchase 2,000,000 common shares of its common stock exercisable at $2 per share for 5 years, a royalty fee on revenues from the sale of the fuel, and fees for periodic engineering services and for the successful installation of the technology.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,260,000 was determined and expensed to Research and Development costs in 2008.

In April 2008, the Company issued a warrant to purchase 40,625 shares of the Company’s common stock for consulting services.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $26,000 was determined and expensed in 2008.

(e)	Stock Warrants

As of May 31, 2008, the Company has outstanding warrants to purchase 36,847,860 shares of its common stock at prices ranging between $0.40 and $3.00.  These warrants have been issued as part of a unit investment in the Company, as part of loan agreements with the Company, for assistance in raising money for the Company and for other contractual purposes.

As of May 31, 2008, the Company had outstanding warrants to purchase 237,500 shares of its Series A convertible preferred stock at share prices ranging from $2.50 to $3.20.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

A summary of the Company’s stock warrant activity and related information for the years ended May 31, 2008 and May 26, 2007 is as follows:

		Weighted		Weighted
		Average		Average
	Common	Exercise	Preferred	Exercise
	Shares	Price	Shares	Price
Outstanding at May 27, 2006	13,309,092	$1.33	237,500	$3.06
Issued	6,356,727	1.83
Exercised	(13,348)	1.47
Expired	—
Outstanding at May 26, 2007	19,652,471	1.49	237,500	3.06
Issued	18,189,451	2.03
Exercised	(48,638)	2.00
Expired	(916,049)	1.99
Outstanding at May 31, 2008	36,877,235	$1.74	237,500	$3.06

(12)	Commitments and Contingencies

In December, 2006, the Company ceased production of its heating stoves due to market conditions and over production.  As a result, the Company had to extend payments on outstanding balances owed to suppliers and other vendors.  During the year ending May 31, 2008, the Company made payments of approximately $1,700,000 on the amounts due.  As of May 31, 2008, approximately $400,000 remained to be paid.

In October, 2007, the Company signed an agreement in which it agreed to pay a total of $360,000 in settlement for services rendered prior to May 26, 2007.  This amount was accrued as of May 26, 2007.  The Company paid $3,000 upon signing of the agreement and agreed to make additional payments as follows: 1) $3,000 per month through July, 2008, 2) $6,000 per month from August, 2008 through July, 2011, 3) $7,500 per month after July, 2011 and until the total amount is paid in full.

In January, 2008, the Company signed an agreement in which it agreed to pay a total of $570,000 in settlement for services rendered by a legal firm prior to May 26, 2007.  This amount has been accrued as of May 26, 2007.  The Company paid $110,000 at time of signing the agreement and agreed to make additional payments as follows:  1) $8,000 per month for 11 consecutive months commencing March 1, 2008, 2) $12,000 per month for 13 months commencing February 1, 2009 and 3) $18,000 per month for 12 consecutive months commencing on March 1, 2010.

On April 21, 2008, the Company signed a series of agreements with Industrial Process Solutions (IPS) in which IPS will design and construct for the Company a fluidized-bed gasification system.  As part of these agreements, IPS is entitled to a warrant to purchase 500,000 common shares of the Company upon completion of a quarter scale and a full scale gasification units.  IPS is also entitled to a royalty fee on revenues from the sale of the gas and carbon produced by each unit subsequent to these units.

On May 7, 2008, the Company entered into a definitive agreement to complete a “reverse merger” into a public reporting shell company, GCA I Acquisition Corp., a Delaware corporation affiliated with Greyline Capital Advisors, LLC, a New York based corporate finance advisory firm.  The Company’s common stockholders would receive one share in the public company for every one share currently held in the Company.  Ten percent of the shares received in the transaction by the Company’s common stockholders would be eligible for resale immediately upon closing of the transaction, while the remaining ninety percent would become eligible for resale gradually in incremental blocks over time pursuant to a contractual lock-up provision intended to facilitate an orderly market in the Company’s stock.  Subject to the satisfaction of all the closing conditions and the approval of the Company’s stockholders, it is expected that the transaction would close in the second calendar quarter of 2009, subject to the approval of the Securities and Exchange Commission, and that, within a couple of months of that occurrence, the Company would obtain a trading symbol and be eligible for public listing/quotation.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

On May 23, 2008, the Company signed an agreement with Kisstech, Inc. and its owners (Kisstech) in which Kisstech will design and construct for the Company a gas vaporization technology.  Upon completion of a viable working prototype, the Company will grant the owners of Kisstech warrants to purchase 750,000 common shares of the Company.  Kisstech shall also be entitled to receive royalty payments from the Company on the sale of products which utilize the gas vaporization technology.

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company’s consolidated financial statements or results of operations.

(13)	Business Segment Information

The Company is organized and manages its business in two distinct segments: the Alternative Energy Heating Stove segment and the Delivery Services segment.  The Alternative Energy Heating Stove segment designs, assembles, markets, services, and sells alternative energy heating systems.  The principal products produced and/or marketed by this segment are the Bixby Maxfire heating stove, the Bixby Ugly Black Box (UBB) and accessories and parts related to the Maxfire and UBB. The operations are located in Ramsey, MN.  The Delivery Services segment delivers water softener salt and sales/leases water softener equipment to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  Delivery Services is based in Redwood Falls, MN and maintains salt storage facilities in Morton, MN and Vermillion, MN.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

An analysis and reconciliation of the Company’s business segment information to the respective information in the consolidated financial statements are as follows:

	For the Year Ended
	May 31, 2008	May 26, 2007
Revenues:
Alternative Energy Heating Stove	$919,970	$5,181,943
Delivery Services	2,332,364	2,011,077

Total	3,252,334	7,193,020

Operating Income/(Loss):
Alternative Energy Heating Stove	(696,567)	(1,721,183)
Delivery Services	7,534	(639,942)
Corporate including research & development expense	(8,737,349)	(7,882,337)

Total	$(9,426,382)	$(10,243,462)

Depreciation and Amortization:
Alternative Energy Heating Stove	$222,586	$209,789
Delivery Services	298,651	1,497,310

Total	$521,237	$1,707,099

Capital Additions:
Alternative Energy Heating Stove	$50,000	$218,155
Delivery Services	3,633	49,421

Total	$53,633	$267,576

Total Assets:
Alternative Energy Heating Stove	$4,976,146	$4,688,273
Delivery Services	1,053,476	1,400,294

Total	$6,029,622	$6,088,567

(14) Subsequent Events

In August, 2008, the Company extended to the holders of its warrants and options the opportunity to exercise warrants/options at a 50% discount of a warrant’s or option’s actual exercise price.  Warrant and options holders of record as of August 15, 2008, had until December 15, 2008, to exercise their warrants/options at the reduced exercise price.  As of August 15, 2008, the Company had outstanding warrants for approximately 37,600,000 shares of common stock with exercise prices ranging from $0.40 to $3.00, had warrants for 237,500 shares of preferred stock with exercise prices ranging from $2.50 to $3.20, and had options for approximately 2,100,000 shares of common stock with exercise prices ranging from $0.50 to $3.00 per share.  The Company issued 2,306,366 common shares as a result of the exercise of warrants and options during this discounted exercise price period.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008 and May 26, 2007

In September, 2008, the Company settled a dispute with a former dealer of its stove operations.  The Company agreed to repurchase 96 stoves from the dealer in exchange for the settlement of any and all claims which the dealer had alleged.  Payment for the stoves is to be made in equal payments starting in September, 2008 and ending in January, 2009.  Upon receipt of the final payment, the stoves will be released to the Company.  The Company recorded a settlement expense of $182,500 at May 31, 2008, to reflect the difference between the settlement amount and the inventory value of the stoves actually received.

BIXBY ENERGY SYSTEMS, INC.
Consolidated Balance Sheets

	November 30, 2008	May 31, 2008
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$610,983	$1,375,156
Trade Accounts Receivable, less allowance for doubtful accounts of $88,665 and $36,868 at November 30, 2008 and May 31, 2008, respectively	218,760	272,507
Inventories	2,717,632	2,796,176
Other current assets	357,272	365,664
Total current assets	3,904,647	4,809,503
Property and equipment	1,938,002	1,731,670
Less accumulated depreciation and amortization	(1,274,460)	(1,114,586)
Net property and equipment	663,542	617,084
Other assets:
Long-lived assets	329,655	411,905
Deposits	60,056	56,182
Other	104,948	134,948
Total other assets	494,659	603,035
Total assets	$5,062,848	$6,029,622
Liabilities and Stockholders’ Deficit

Current liabilities:
Trade accounts payable	$944,379	$1,510,789
Accrued expenses	1,320,068	1,651,656
Current portion of capital leases	123,747	38,054
Current portion of long-term debt	352,732	85,051
Short term notes, net of debt discount of $0 and $78,381 as of November 30, 2008 and May 31, 2008, respectively	—	121,619
Short term convertible debt, net of debt discount of $73,427 and $251,012 as of November 30, 2008 and May 31, 2008, respectively	526,573	698,987
Total current liabilities	3,267,499	4,106,156
Long-term debt, less current portion of $92,589 and $85,051 as of November 30, 2008 and May 31, 2008, respectively	372,786	412,699
Convertible debt, less current portion of $260,143 and $0,000 and net of debt discount of $1,633,045 and $2,069,270 as of November 30, 2008 and May 31, 2008, respectively	1,848,812	1,522,730
Other long-term liabilities	290,700	290,700
Total liabilities	5,779,797	6,332,285

Commitments and contingencies

Stockholders’ deficit:
Undesignated preferred stock, $.001 par value.
Authorized 23,900,000 shares; none issued and outstanding as of November 30, 2008 and May 31,2008, respectively	—	—
Series A convertible preferred stock, $0.001 par value.
Authorized 1,100,000 shares; issued and outstanding 829,814 shares and 998,325 shares as of November 30, 2008 and May 31, 2008, respectively ($829,814 and $998,325 liquidation preference as of November 30, 2008 and May 31, 2008, respectively)	829	998
Common stock $0.001 par value. Authorized 100,000,000 shares; issued and outstanding 36,440,090 shares and 33,024,380 shares as of November 30, 2008 and May 31, 2008, respectively	36,440	33,024
Additional paid-in capital	89,178,397	48,392,034
Accumulated deficit	(89,932,615)	(48,728,719)
Total stockholders’ deficit	(716,949)	(302,663)
Total liabilities and stockholders’ deficit	$5,062,848	$6,029,622

See accompanying notes to unaudited consolidated financial statements.

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Operations

	For the three months ended		For the six months ended
	November 30, 2008	November 24, 2007	November 30, 2008	November 24, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$689,443	$889,902	$1,537,123	$1,669,656
Cost of goods	603,494	981,453	1,351,772	1,804,421
Gross profit (loss)	85,949	(91,551)	185,351	(134,765)
Operating expenses:
Selling, general, and administrative	3,205,986	967,808	6,567,548	1,992,604
Research and development	1,455,974	487,136	2,398,527	918,167
Total operating expenses	4,661,960	1,454,944	8,966,075	2,910,771
Other income (expense):
Interest expense	(153,503)	(297,934)	(789,787)	(616,738)
Other, net	(474,916)	(460,253)	(31,633,384)	(995,920)
Net loss	$(5,204,430)	$(2,304,682)	$(41,203,895)	$(4,658,194)

Loss per common share:
Basic and Diluted	$(0.14)	$(0.08)	$(1.18)	$(0.16)

Weighted Average shares outstanding:
Basic and Diluted	35,913,057	28,922,526	34,794,923	28,662,470

See accompanying notes to unaudited consolidated financial statements.

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Stockholders’ Equity (Deficit)

			Series A convertible				Additional		Total stockholders’
	Undesignated preferred stock		preferred stock		Common stock		paid-in	Accumulated	equity
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	(deficit)
Balances at May 27, 2006	—	$—	1,046,846	$1,047	24,364,721	$24,365	$26,911,438	$(23,038,365)	$3,898,485

Shares issued in connection with warrants exercised					13,348	13	19,585		19,598
Shares issued in connection with private placement, less issuance costs of $599,981					3,605,825	3,606	5,165,733		5,169,339
Warrants issued for debt issuance costs							676,447		676,447
Stock based compensation							285,124		285,124
Net loss for the year								(11,937,325)	(11,937,325)
Balances at May 26, 2007	—	—	1,046,846	1,047	27,983,894	27,984	33,058,327	(34,975,690)	(1,888,332)
Shares issued in connection with conversion of preferred stock to common stock			(48,521)	(49)	97,042	97	(48)		—
Shares issued in connection with warrants exercised					48,638	48	97,228		97,276
Shares issued in connection with debt conversion					100,000	100	159,900		160,000
Shares issued in connection with private placement, less issuance costs of $687,185					4,794,806	4,795	7,417,570		7,422,365
Warrants issued for debt issuance costs							4,757,242		4,757,242
Stock based compensation							2,901,815		2,901,815
Net loss for the year								(13,753,028)	(13,753,028)
Balances at May 31, 2008	—	—	998,325	998	33,024,380	33,024	48,392,034	(48,728,718)	(302,662)
Shares issued in connection with conversion of preferred stock to common stock			(168,511)	(169)	337,022	337	(168)		—
Shares issued in connection with warrants and options exercised					1,739,669	1,740	1,479,916		1,481,656
Shares issued in connection with debt conversion					113,000	113	150,387		150,500
Shares issued in connection with private placement, less issuance costs of $344,825					1,226,017	1,226	3,928,585		3,929,811
Warrants issued for debt issuance costs							669,428		669,428
Stock based compensation							3,914,130		3,914,130
Valuation of reduction in warrant exercise price							30,644,085		30,644,085
Net loss for the year								(41,203,895)	(41,203,895)
Balances at November 30, 2008 (Unaudited)	—	$—	829,814	$829	36,440,088	$36,440	$89,178,397	$(89,932,613)	$(716,947)

See accompanying notes to unaudited consolidated financial statements.

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Cash Flows

	For the six months ended
	November 30, 2008	November 24, 2007
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(41,203,895)	$(4,658,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	242,124	258,868
Amortization of debt discount	902,520	888,090
Non cash interest expense	7,554	284,132
Share based compensation	3,914,130	144,045
Non cash compensation for lease guarantee	459,100	—
Valuation of warrant exercise price reduction	30,644,085	—
Loss on disposal of property and equipment	—	2,485
Change in current assets and current liabilities:
Accounts receivable	1,950	91,550
Allowance for doubtful accounts	51,797	(89,393)
Inventories	78,544	576,826
Other assets	34,515	(119,832)
Trade accounts payable	(566,410)	(75,616)
Accrued expenses	(331,587)	18,286
Unearned income	—	(51,437)
Net cash used in operating activities	(5,765,573)	(2,730,190)
Cash flows from investing activities:
Additions to property and equipment	(70,848)	(2,379)
Proceeds from sale of property and equipment	—	1,300
Increase in loan receivable	—	(14,000)
Net cash used in investing activities	(70,848)	(15,079)
Cash flows from financing activities:
Principal payments on capital leases	(49,791)	(19,132)
Proceeds from issuance of debt	—	1,807,000
Principal payments on debt	(289,429)	(276,913)
Proceeds from issuance of common stock and exercise of warrants	5,411,468	1,946,516
Net cash provided by financing activities	5,072,248	3,457,471
Net increase (decrease) in cash and cash equivalents	(764,173)	712,202
Cash and cash equivalents at beginning of period	1,375,156	286,672
Cash and cash equivalents at end of period	$610,983	$998,874

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$215,695	$111,877
Cash paid for taxes	$—	$—

Non-cash investing and financing activities:

Equipment purchased under capital lease	$135,484	$—
Conversion of debt to common stock	$150,500	$—
Conversion of preferred stock to common stock	$1,094,647	$—
Warrants issued in connection with debt	$1,481,657	$2,173,961

See accompanying notes to unaudited consolidated financial statements.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

(1) Basis of Presentation

The accompanying unaudited consolidated financial statements of Bixby Energy Systems, Inc and Subsidiary have been prepared in accordance with generally accepted accounting principles for interim financial information.  Accordingly, they do not include all the information and notes required by generally accepted accounting principals for complete financial statements.  In the opinion of management, all adjustments necessary to present fairly the information set forth therein have been included.  Operating results for the three and six month periods ended November 30, 2008 are not necessarily indicative of the results that may be experienced for the fiscal year ended May 31, 2009.

These consolidated financial statements are those of the Company and its wholly-owned subsidiary.  All significant inter-company accounts and transactions have been eliminated in the preparation of the consolidated financial statements.

(2) Organization, Description of Business and Going Concern

Bixby Energy Systems, Inc. (the Company) was incorporated as a Delaware corporation on April 1, 2002.  The Company designs, assembles, markets, services, and sells alternative energy heating systems.  The Company sells its products through dealers located in the northern part of the US and all of Canada. Its wholly-owned subsidiary, SS Acquisition d/b/a Bixby Energy Delivery Services (Delivery) which acquired Step Saver, Inc. in October, 2004, delivers water softener salt to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  The Company’s headquarters are located in Ramsey, MN.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  While the Company had positive working capital of approximately, $637,000 as of November 30, 2008, the Company had an accumulated deficit of $89.9 million and a stockholders’ deficit of $717,000 as of November 30, 2008.

As reflected in the consolidated financial statements, the Company has incurred net losses of $41.0 million for the first six months ended November 30, 2008, of Fiscal Year 2009.  In this regard, the Company has been a net consumer, as opposed to generator, of cash from operations.  The Company has attempted during the period to use its resources to develop viable commercial products and to provide for its working capital needs.  These results of operations, when viewed in conjunction with the Company’s accumulated deficit and liquidity as referenced in the preceding paragraph raise substantial doubt as to the Company's ability to continue as a going concern.

To date, the Company has consistently been able to raise sufficient funds for its R&D and working capital requirements through the private issuance of a combination of equity and debt securities; however, there can be no assurance that it will be able to continue to raise capital in the future or that any capital obtained will be adequate to meet the Company’s needs.  Management's efforts to date have been directed towards the development and implementation of a plan to generate sufficient revenues to meet its ongoing capital requirements.  The plan includes, among other things, the development of the Company’s initial reference facility for its carbon conversion technology.  It also involves cost-cutting initiatives including the elimination of all non-essential costs, as well as the possible sale of certain assets related to non-core operations.

Merger & Acquisition

On May 7, 2008, and as amended on March 27, 2009, the Company and the Company’s President and Chief Executive Officer entered into the Merger Agreement with each of GCA I Acquisition Corp. (“GCA”) and Bixby Energy Acquisition Corp., a wholly-owned special-purpose acquisition subsidiary of GCA that was incorporated on April 23, 2008 (“GCA Subsidiary”).

Upon the terms and subject to the conditions set forth in the Merger Agreement, upon consummation of the Pending Merger, the GCA Subsidiary will be merged with and into the Company and the separate corporate existence of the GCA Subsidiary will cease with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of GCA.

The acquisition will be accounted for as a “reverse merger” and recapitalization since the stockholders of the Company will own a controlling percentage of the outstanding shares of the common stock.  The Company will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of the Company.

Among other conditions, consummation of the Merger is subject to (i) the GCA’s preparation and filing of, and causing to be declared effective by the SEC, a registration statement on Form S-4 covering the issuance by the Company of all of the Merger Securities to the Company’s security holders, (ii) the Company’s stockholder approval based on a recommendation by the Company’s board of directors to its stockholders to vote in favor of the transaction following preparation and delivery of an appropriate proxy statement, and (iii) no more than 20% of the Company’s dissenting stockholders exercising their rights of appraisal.

In accordance with its terms, the Merger Agreement may only be terminated by the Company if (i) the Company’s stockholders shall have failed to duly approve the Pending Merger and the Merger Agreement within a reasonable period following good faith compliance by the Company with certain of its obligations, or (ii) GCA breaches any representation, warranty, covenant or agreement contained in the Merger Agreement which breach is not curable by GCA through its best efforts and for so long as GCA continues to exercise such best efforts.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

As regards asset recoverability, approximately $4.3 million or 84% of the asset values stated in the accompanying balance sheet are dependent upon the continued operations of the Company.  This, in turn, is dependent upon the Company's future ability to generate sufficient revenue so as to be self-sustaining and, in the interim, to meet its financing requirements on a continuing basis.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that may become necessary in the event that the Company is unable at some point in the future to continue as a going concern.

(3) Summary of Significant Accounting Policies and Practices

(a)	Principles of Consolidation

The consolidated financial statements include the financial statements of Bixby Energy Systems, Inc. and its wholly owned subsidiary SS Acquisition d/b/a Bixby Energy Delivery Services. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Cash Equivalents

Cash equivalents of approximately $611,000 and $1,375,000 at November 30, 2008, and May 31, 2008, respectively, consist of highly liquid cash investments with a maturity of three months or less at the date of purchase.

The Company maintains cash and cash equivalents in accounts with a financial institution in excess of the amount insured by the Federal Deposit Insurance Corporation.  The Company monitors the financial stability of this institution regularly and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

(c)	Accounts Receivable and Allowance for Doubtful Accounts

The Company sells its products on account to retail and commercial customers.  Payments from customers are received and applied to their account.

The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes to be uncollectible.  If actual collections experience changes, revisions to the allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.  However, actual write-offs might exceed the recorded allowance. A review of open accounts resulted in a reserve for doubtful accounts of $88,665 and $36,868, at November 30, 2008 and May 31, 2008, respectively.  Based on the information available to it, the Company believes its allowance for doubtful accounts is adequate.

(d)	Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market.  The Company reviews inventory for obsolescence and excess quantities to determine that items deemed obsolete or excess are appropriately reserved.  At the end of fiscal 2007, the Company determined that the market price for its finished stove inventory was below the Company’s inventory cost necessitating an adjustment of $1,212,642 to write down inventory values to market.  No adjustment was required as of November 30, 2008, and May 31, 2008, respectively.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

(e)	Other Current Assets

Other current assets consist of miscellaneous receivables from activities other than customer sales and prepaid expenses.

(f)	Property and Equipment

Property and equipment are recorded at cost.   Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful lives of property and equipment range from two to ten years.

(g)	Impairment of Long Lived Assets

The Company reviews long-lived assets for impairment annually or more frequently if the occurrence of events or changes in circumstances indicates that the carrying amount of the assets may not be fully recoverable or the useful lives of these assets are no longer appropriate.  Each impairment test is based on a comparison of the carrying amount of an asset to future net undiscounted cash flows. If impairment is indicated, the asset is written down to its estimated fair value.

(h)	Deposits

The Company has made deposits as part of its long term capital and real estate leases. These deposits totaled $60,056 and $56,182 as of November 30, 2008 and May 31, 2008, respectively.

(i)	Other Assets

Other assets as of November 30, 2008 and May 31, 2008, consist primarily of an asset being held for resale in the amount of $100,000.

(j)	Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) 104, which requires evidence of an agreement, delivery of the product or services at a fixed or determinable price, and assurance of collection within a reasonable period of time.  The Company sells stoves to dealers.  The title transfers to the dealer upon shipment.  The Company does not offer a right to return products, unless they are damaged.  The Company recognizes revenue upon shipment.  The dealers display the stoves and provide installation services to customers if necessary.  Delivery recognizes revenue upon deliver of salt to the customer.  Each delivery is billed as a separate invoice.

One customer’s sales accounted for 16% and 19% of the Company’s total sales for the six months ended November 30, 2008, and May 31, 2008, respectively.

(k)	Research and Development

The Company expenses research and development costs as incurred.

(l)	Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

(m)	Stock Option Plan

The Company adopted SFAS No. 123R, “Share Based Payments.” SFAS No. 123R requires companies to expense the value of employee stock options and similar awards and applies to all outstanding and vested stock-based awards.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period. The impact of applying SFAS No. 123R approximated $160,000 and $125,000 in additional compensation expense for the first six months ended November 30, 2008 and May 31, 2008, respectively.  Such amount is included in general and administrative expenses on the statement of operations.

(n)	Fair Value of Financial Instruments

Fair Value of Financial Instruments.  Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company’s short-term financial instruments, including cash, other current assets, accounts payable, accrued expenses and notes payable approximate fair value at November 30, 2008 due to the relatively short period to maturity for these instruments.

(o)	Advertising

Advertising costs are charged to expense as incurred.

(p)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(q)	Shipping and Handling Costs

The Company classifies freight costs billed to customers as revenue.  Costs related to freight are classified as costs of sales.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

(r)	Recent Accounting Pronouncements

In September 2006, the FASB issued FASB Statement No. 157. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

In February 2007, the FASB issued FASB Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The fair value option permits all entities to choose to measure eligible items at fair value at specified election dates.

A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option may be applied instrument by instrument (with a few exceptions); is irrevocable (unless a new election date occurs); and is applied only to entire instruments and not to portions of instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurement. The Company does not expect the adoption of SFAS 159 to materially effect the Company’s financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) Business Combinations (SFAS No. 141(R)). SFAS No. 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations. SFAS No. 141(R) defines the acquirer as the entity that obtains control of one or more businesses in the business combination, establishes the acquisition date as the date that the acquirer achieves control and requires the acquirer to recognize the assets acquired, liabilities assumed and any noncontrolling interest at their fair values as of the acquisition date. SFAS No. 141(R) also requires that acquisition-related costs be recognized separately from the acquisition. SFAS No. 141(R) is effective for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the impact of SFAS No. 141(R) on its consolidated financial statements.

In December, 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Statement 160 requires all entities to report noncontrolling (minority) interests in subsidiaries in the same way—as equity in the consolidated financial statements. Moreover, Statement 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. FASB No.160 is effective for fiscal years beginning after December 15, 2008. The Company does not believe that FAS No. 160 will have any impact on its financial statements.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

In February 2008, the FASB issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Its Related Interpretive Accounting Pronouncements That Address Leasing Transactions, and FSP FAS 157-2, Effective Date of FASB Statement No. 157. FSP FAS 157-1 removes leasing from the scope of SFAS No. 157, “Fair Value Measurements.” FSP FAS 157-2 delays the effective date of SFAS No. 157 from 2008 to 2009 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). See SFAS No. 157 discussion above.

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective for the Company beginning November 30, 2008. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

In May 2008, the FASB issued Statements of Financial Standards No. 162 (SFAS 162), The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  Prior to the issuance of SFAS 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69 (SAS 69), The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. SAS 69 has been criticized because it is directed to the auditor rather than the entity. SFAS 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, ”The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The Company does not expect SFAS 162 to have a material effect on its consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 142-3, Determination of the Useful Life of Intangible Assets, which is effective for fiscal years beginning after December 15, 2008 and for interim periods within those years. FSP FAS 142-3 provides guidance on the renewal or extension.  The Company is currently evaluating the impact that FSP FAS 142-3 may have on the consolidated financial statements.

(4)	Inventories

Inventory consists of the following:

	November 30, 2008	May 31, 2008
Raw materials	$1,721,957	$1,603,676
Finished Goods	995,675	1,192,500
	$2,717,632	$2,796,176

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

(5)	Long-Lived Assets

In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company is to assess its long-lived assets for impairment at least annually in the absence of an indicator of possible impairment and immediately upon an indicator of possible impairment. While no events or circumstances that would indicate a potential impairment were identified by management, the Company will perform an assessment during the fourth quarter of 2009.  As of November 30, 2008 and May 31, 2008, the net value of long-lived assets was as follows:

	November 30, 2008	May 31, 2008

Intangible, Step Saver Acquisition	$3,831,980	$3,831,980
Customer Lists	235,000	235,000
Accumulated Amortization	(1,388,629)	(1,306,379)
Total impairment charges	(2,348,696)	(2,348,696)
	$329,655	$411,905

(6)	Short-term and Long-term Debt

The Company has entered into short-term notes, long-term notes and long-term debentures with investors.  In addition to interest on the principal amount of the note or debenture, the notes may include provisions for receipt of warrants to purchase the Company’s common stock and the right to convert the principal and, where included, the interest into the common stock of the Company.  The Company uses a version of the Black-Scholes model to value any warrants granted.  An amount equal to the warrants share of the total value of the transaction is treated as Additional Paid-In Capital and the debt is reduced accordingly.  This loan discount is then amortized over the life of the loan agreement.  A new loan may be executed to replace an expiring loan.  In those cases the old loan is treated as paid in full.  The new loan and any additional grants of warrants are treated as a new transaction.

As of November 30, 2008 and May 31, 2008, Short-term debt consists of the following:

		November 30, 2008	May 31, 2008
Bridge Notes		$-	$200,000
Convertible Notes	(7)	600,000	950,000
Less remaining discount for BCF and value
of warrants	(7)	(73,427)	(329,393)
Total short-term debt		$526,573	$820,607

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

Long-term debt consists of the following:

		November 30, 2008	May 31, 2008
Capital Leases	(4)	$123,747	$38,054
Bank Loan	(3)	118,207	132,236
Note Payable	(5)	232,893	241,239
State of Minnesota Loan	(1)	114,275	124,275
Less current installments		(216,336)	(123,105)
Total long term debt, net of current portion		$372,786	$412,699

Convertible Debt - Gross Amount	(6) (8) and (9)	3,742,000	3,592,000
Less remaining discount for value of warrants	(6) (8) and (9)	(1,633,045)	(2,069,270)
Convertible Debt - net of debt discount		$2,108,955	$1,522,730
Less current installments		(260,143)	—
Total convertible debt, net of current portion		$1,848,812	$1,522,730

Other long-term liabilities	(2)	290,700	290,700
Total long-term debt		$2,512,298	$2,226,129

(1)
Prior to the acquisition of Delivery in October 2004, Delivery had entered into an agreement with the Minnesota Department of Transportation to provide funds for improvement of a rail site in Morton, MN.  The State provided a no interest loan in the amount of $200,000 of which $189,500 was utilized for Morton with equal quarterly payments of $5,000.  Payments are for 10 years or until the loan is repaid.  As of November 30, 2008, the remaining amount due was $114,275.

(2)
As part of the acquisition of Delivery in October 2004, the Company issued warrants to purchase 190,000 preferred shares in the Company with an exercise price of $3.20 to Delivery’s debenture holders in exchange for warrants to purchase Delivery’s common stock. These warrants were valued at approximately $224,000. In addition, as part of the merger, the Board members of Delivery exchanged warrants for shares of Delivery common stock for 47,500 warrants for Bixby Convertible Preferred stock with an exercise price of $2.50.  These warrants were valued at approximately $ 66,000. The preferred warrants expire in July 2009 and are subject to redemption.  As part of the total acquisition price, the Company recorded a long-term liability of $290,700 which represented the value of these warrants at the time of acquisition using the Black-Scholes model.

(3)
In June, 2005, the Company entered into a long-term bank loan in the amount of $204,100 secured by the assets of its Delivery operation with a fixed interest rate of 7.5% and fixed payments of $3,135.77 per month for 7 years.  As of November 30, 2008, payments on the loan were current with a total outstanding loan balance of $118,207.

(4)
Beginning in June 2005, the Company acquired certain equipment under a capital lease arrangement.  The terms of the arrangements call for monthly payments and range in length from 36 to 48 months.  In the first 6 months ending November 30, 2008 for Fiscal Year 2009, the Company acquired additional equipment under capital leases for a total of $135,484.  As of November 30, 2008, capital lease obligations amounted to $123,747.

(5)
In January 2006, Delivery agreed to acquire a licensee utilizing its delivery technology serving the Eastern Minnesota/Western Wisconsin area.  As part of this purchase, Delivery entered into two notes with the licensee, one in the amount of $216,000 with equal principal payments plus interest

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

(6)
due monthly for a term of 7 years and a second for $60,000 with interest accruing in the first year and with equal principal payments plus interest for the remaining 6 years of the 7 year term.  Each loan has an interest rate of 1% above the prime rate published by The Wall Street Journal on the last business day of each month.  As of November 30, 2008, the total amount due on the two notes was $232,893.

(7)
In October 2005, the Company issued convertible debentures in the amount of $1,125,000 bearing interest at the rates of 6% to 10% for a term of 5 years.  Interest is accrued and payable at the end of the term.  Principal and interest are convertible into the shares of the Company’s common stock at $1.60 per share.  In fiscal year 2007, the Company made a payment against this loan amounting to $100,000.  In accordance with EITF 00-27 and 98-5, the Company recorded a discount for the Beneficial Conversion Feature (“BCF”) on the convertible debt amounting to $108,000 and is amortized over the life of the debentures.  The amount of the BCF discount was calculated using the Black-Scholes model. Additionally, in connection with these debentures the Company issued warrants to purchase shares of common stock valued at approximately $356,000 of which $269,000 were recorded as a discount and were being amortized over the life of the loan.  The Company recorded a discount amortization expense of approximately $36,000 in the first six months ending November 30, 2008, with a remaining unamortized balance of the discount of approximately, $142,000 as of November 30, 2008.

(8)
In May, 2008, the Company entered into a short-term convertible note with a total face amount of $600,000 bearing an interest rate of 12% payable in full in twelve months or less and which is convertible into shares of Company's common stock at $1.60 per share and warrants to purchase additional shares of common stock at an exercise price of $2.00 per share.  The lender also received contemporaneously with the note a warrant to purchase common shares at an exercise price of $2.00 per share.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model, the Company discounted the note as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $69,000 and being amortized over the life of the loan and 2) for the warrants issued with the notes which had a value of $93,000 and was recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion have an approximate value of $116,250 which has been allocated should the loans be converted.  The Company recorded an amortization expense of approximately $81,000 in for the first six months ending November 30, 2008.  At November 30, 2008, there remained approximately $73,000 of discounted value to be amortized over the remaining period of the note.

(9)
During 2008, the Company entered into multiple long-term convertible notes with a total face amount of $2,567,000 bearing an interest rate of 12% and which are convertible into shares of Company's common stock at prices from $1.60 to $2.50 per share and warrants to purchase additional shares of common stock at an exercise price from $2.00 to $3.00 per share.  Some notes also call for additional warrants to purchase common shares to be issued should the notes be converted.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model, the Company discounted the notes as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $640,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had a value of $3,098,000 of which approximately $1,600,000 were recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion have an approximate value of $470,000 of which approximately $244,000 has been allocated should the loans be converted.  The Company recorded an amortization expense of approximately $498,000 for the six months ending November 30, 2008.  One note was used to purchase warrants during the six months ended November 30, 2008. At November 30, 2008, there remained approximately $1.1 million of discounted value for warrants and BCF to be amortized.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

(10)
In the first six months of 2009, the Company entered into a long-term convertible note with a face amount of $200,000 bearing an interest rate of 15% and which is convertible into shares of the Company’s common stock at a price of $2.50 per share.  Contemporaneously with the note, a warrant to purchase common shares at an exercise price of $3.00 per share was issued. In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model, the Company discounted the note as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $128,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had an approximate value of $113,000 of which approximately $72,000 was recorded as a discount and is being amortized over the life of the loan.  The Company recorded an amortization expense of approximately $5,000 for the six months ending November 30, 2008.  At November 30, 2008, there remained approximately $195,000 of discounted value for warrants and BCF to be amortized.

(7)	Stockholders’ Deficit

(a)	Preferred Stock

The Company has 25,000,000 shares of $0.001 par value preferred stock authorized, of which 1,100,000 shares have been designated as Series A convertible preferred stock (Series A).  The Series A stock is convertible into two shares of the Company’s common stock.  For the six months ended November 30, 2008, preferred stockholders converted 168,511 shares of preferred stock for 337,022 shares of the Company’s common stock.  An aggregate of 829,814 shares of Series A were outstanding at November 30, 2008.

After December 31, 2006, in the event of liquidation, which is defined as the sale, conveyance or other disposition of all or substantially all of the assets of the Company, preferred stockholders are entitled to receive $1.00 per share prior to and in preference to any common stockholder.

The Series A holders have voting rights after December 31, 2006 on an as-if converted basis to common stock.

(b)	Common Stock

The Company has 100,000,000 shares of $0.001 par value common stock authorized.  The Company offered additional shares for investment during the first six months ending November 30, 2008.  As of April 2008, the Company began offering additional shares at $2.50 per share.  Beginning July 1, 2008, the Company changed the offering price to $4.00 per share.  During the first six months ending November 30, 2008, the Company sold 1,226,017 shares of common stock with gross proceeds of approximately $4,275,000.  After payment of fees of approximately $345,000, the net proceeds from the sale of common stock were approximately $3,930,000 for the six months ending November 30, 2008.

During the first six months ended November 30 2008, the Company issued 113,000 shares of the Company’s common stock in connection with the conversion of $150,000 convertible bridge loans.

(c)	Stock Option Plan

In 2001, the Company adopted a stock option plan (the Plan) allowing the granting of stock options to officers and key employees to purchase up to 5,000,000 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to the common stock’s fair market value at the date of grant.  The exercise period of Stock options can vary but in no event can Stock Options expire later than ten years from the date of grant.  At November 30, 2008, there remained 2,786,000 shares available for grant under the Plan.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

A summary of the status of the Company’s outstanding stock options and related changes is as follows:

	Shares	Weighted Average Exercise Price
Outstanding at May 26, 2007	1,231,500	$1.67
Granted	1,320,000	2.73
Exercised	(110,000)	0.66
Canceled	(367,500)	1.95
Outstanding at May 31, 2008	2,074,000	2.36
Granted	100,000	4.40
Exercised	(35,000)	1.00
Canceled	(20,000)	2.00
Outstanding at November 30, 2008	2,119,000	2.46
Exercisable at November 30, 2008	1,882,000	$2.52

In August, 2008, the Company granted its option and warrant holders the opportunity to exercise their holdings at an exercise price of 50% of the price stated in their option or warrant provided that they exercised any time between August 15, 2008, and December 15, 2008.  Options with a total of 35,000 shares of the Company’s common stock were exercised during this period.  The Company used the Black-Scholes option-pricing model to calculate the fair value of this reduction in exercise price.  A fair value of $15,050 was determined and expensed for the exercise of these options.

At November 30, 2008, the range of exercise prices and weighted average remaining contractual life of outstanding options was $0.80 to $4.40 and 3.44 years, respectively.

The Company has adopted SFAS No. 123 (Revised 2004), “Share-Based Payment.” and SFAS No. 123R (a revision of SFAS No. 123), “Accounting for Stock-Based Compensation”.  SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services through share-based payment transactions.  SFAS No. 123R requires an entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant.  The cost is recognized over the period during which an employee is required to provide services in exchange for the award.  The Company utilized an options valuation model to determine the value of the options granted as follows:

November 30, 2008
Share Compensation Values:
Options granted in current year	$74,500
Expired options in current year
(includes options granted and expired in same year)	—
Options granted in prior year	18,030
Total Share Value	$92,530

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

As of November 30, 2008, there remained $66,290 of stock compensation to be expensed in the future.

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options.  The following assumptions were used for grants:

November 30, 2008
Expected dividend yield	0.00%
Risk-free interest rate	3.37%
Expected volatility	100.00%

In order to determine the value of a warrants and options issued, the Company ensured that they selected the appropriate volatility factor for the common stock to apply the Black-Scholes calculation.  In order to determine the appropriate volatility factor the Company reviewed the volatility data along with stock market and historical financial performance of a large number of companies involved in the same industry as Bixby.  In selecting the 100% volatility for Bixby, the Company considered Bixby’s historical financial performance, financial conditions, and business risk in comparison to comparable companies.

(d)	Other Stock-based Compensation

In June, 2008, the Company issued warrants to purchase 45,000 shares of the Company’s common stock to certain employees as a result of them completing an employment period.  The warrants are at an exercise price of $3.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $67,000 was determined and expensed.

In June, 2008, the Company issued a warrant to purchase 1,000,000 shares of the Company’s common stock as part of an employment agreement.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,600,000 was determined and expensed.

In June, 2008, the Company issued a warrant to purchase 200,000 shares of the Company’s common stock to its legal counsel.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $308,000 was determined and expensed.

In November, 2008, the Company signed an agreement with Energy Power Group under which Energy Power Group will pursue gas and carbon sales contracts for the products from the Company’s carbon conversion technology.  As part of the agreement, Energy Power Group received a warrant to purchase 500,000 common shares of its common stock exercisable at $2.00 per share for 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,470,000 was determined and expensed.

In November, 2008, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock as part of a settlement of amounts owed.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $294,000 was determined and expensed.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

(e)	Stock Warrants

As of November 30, 2008, the Company has outstanding warrants to purchase 37,874,499 shares of its common stock at prices ranging between $0.40 and $5.00.  These warrants have been issued as part of a unit investment in the Company, as part of loan agreements with the Company, for assistance in raising money for the Company and for other contractual purposes.

As of November 30, 2008, the Company had outstanding warrants to purchase 237,500 shares of its Series A convertible preferred stock at share prices ranging from $2.50 to $3.20.

In August, 2008, the Company extended to the holders of its warrants the opportunity to exercise warrants at a 50% discount of their warrant’s stated exercise price.  Warrant holders of record as of August 15, 2008, had until December 15, 2008, to exercise their warrants at the reduced exercise price.  As of August 15, 2008, the Company had outstanding warrants for approximately 39,379,000 shares of common stock with exercise prices ranging from $0.40 to $5.00 and had warrants for 237,500 shares of preferred stock with exercise prices ranging from $2.50 to $3.20.  The Company utilized the Black-Scholes option-pricing model to calculate the fair value of this reduction in exercise price for the 4 month period.  A fair value of approximately $30.6 million was determined and expensed.  The Company issued 2,271,366 common shares as a result of the exercise of warrants during this discounted exercise price period.

A summary of the Company’s stock warrant activity and related information for the periods ended November 30, 2008 and May 31, 2008 is as follows:

	Common Shares	Weighted Average Exercise Price	Preferred Shares	Weighted Average Exercise Price

Outstanding at May 26, 2007	19,652,471	$1.49	237,500	$3.06
Issued	18,189,451	2.03
Exercised	(48,638)	2.00
Expired	(916,049)	1.99
Outstanding at May 31, 2008	36,877,235	$0.74	237,500	$3.06
Issued	3,009,295	2.84
Exercised	(1,704,669)	0.85
Expired	(16,125)	1.64
Outstanding at November 30, 2008	38,165,736	$1.82	237,500	$3.06

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

(8)	Commitments and Contingencies

In December, 2006, the Company ceased production of its heating stoves due to market conditions and over production.  As a result, the Company had to extend payments on outstanding balances owed to suppliers and other vendors.  As of May 31, 2008, approximately $400,000 remained to be paid which was fully paid during the 6 months ending November 30, 2008.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

In October, 2007, the Company signed an agreement in which it agreed to pay a total of $360,000 in settlement for services rendered prior to May 26, 2007.  This amount was accrued as of May 26, 2007.  The Company paid $3,000 upon signing of the agreement and agreed to make additional payments as follows: 1) $3,000 per month through July, 2008, 2) $6,000 per month from August, 2008 through July, 2011, 3) $7,500 per month after July, 2011 and until the total amount is paid in full.

In January, 2008, the Company signed an agreement in which it agreed to pay a total of $570,000 in settlement for services rendered by a legal firm prior to May 26, 2007.  This amount was accrued as of May 26, 2007.  The Company paid $110,000 at time of signing the agreement and agreed to make additional payments as follows:  1) $8,000 per month for 11 consecutive months commencing March 1, 2008, 2) $12,000 per month for 13 months commencing February 1, 2009 and 3) $18,000 per month for 12 consecutive months commencing on March 1, 2010.

On April 21, 2008, the Company signed a series of agreements with Industrial Process Solutions (IPS) in which IPS will design and construct for the Company a fluidized-bed gasification system.  As part of these agreements, IPS is entitled to a warrant to purchase 500,000 common shares of the Company upon completion of a quarter scale and a full scale gasification units.  IPS is also entitled to a royalty fee on revenues from the sale of the gas and carbon produced by each unit subsequent to these units.

On May 7, 2008, the Company entered into a definitive agreement to complete a “reverse merger” into a public reporting shell company, GCA I Acquisition Corp., a Delaware corporation affiliated with Greyline Capital Advisors, LLC, a New York based corporate finance advisory firm.  The Company’s common stockholders would receive one share in the public company for every one share currently held in the Company.  Ten percent of the shares received in the transaction by the Company’s common stockholders would be eligible for resale immediately upon closing of the transaction, while the remaining ninety percent would become eligible for resale gradually in incremental blocks over time pursuant to a contractual lock-up provision intended to facilitate an orderly market in the Company’s stock.  Subject to the satisfaction of all the closing conditions and the approval of the Company’s stockholders, it is expected that the transaction would close in the second calendar quarter of 2009, subject to the approval of the Securities and Exchange Commission, and that, within a couple of months of that occurrence, the Company would obtain a trading symbol and be eligible for public listing/quotation.

On May 23, 2008, the Company signed an agreement with Kisstech, Inc. and its owners (Kisstech) in which Kisstech will design and construct for the Company a gas vaporization technology.  Upon completion of a viable working prototype, the Company will grant the owners of Kisstech warrants to purchase 750,000 common shares of the Company.  Kisstech shall also be entitled to receive royalty payments from the Company on the sale of products which utilize the gas vaporization technology.

In September, 2008, the Company settled a dispute with a former dealer of its stove operations.  The Company agreed to repurchase 96 stoves from the dealer in exchange for the settlement of any and all claims which the dealer had alleged.  Payment for the stoves is to be made in equal payments.  Payments started in September, 2008 and will end in January, 2009.  As of November 30, 2008, the Company had made payments in the amount of $223,125.  Upon receipt of the final payment, the stoves will be released to the Company.  The Company had recorded a settlement expense of $182,500 at May 31, 2008, to reflect the difference between the settlement amount and the inventory value of the stoves actually received.

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company’s consolidated financial statements or results of operations.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

(9)  Business Segment Information

The Company is organized and manages its business in two distinct segments: the Alternative Energy Heating Stove segment and the Delivery Services segment.  The Alternative Energy Heating Stove segment designs, assembles, markets, services, and sells alternative energy heating systems.  The principal products produced and/or marketed by this segment are the Bixby Maxfire heating stove, the Bixby Ugly Black Box (UBB) and accessories and parts related to the Maxfire and UBB. The operations are located in Ramsey, MN.  The Delivery Services segment delivers water softener salt and sales/leases water softener equipment to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  Delivery Services is based in Redwood Falls, MN and maintains salt storage facilities in Morton, MN and Vermillion, MN.

BIXBY ENERGY SYSTEMS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2008 and November 24, 2007

An analysis and reconciliation of the Company’s business segment information to the respective information in the consolidated financial statements are as follows:

	For 6 Months Ended
	November 30, 2008	November 24, 2007
Revenues:
Alternative Energy Heating Stove	$374,799	$537,243
Delivery Services	1,162,324	1,132,413

Total	1,537,123	1,669,656

Operating Income/(Loss):
Alternative Energy Heating Stove	(53,069)	(305,606)
Delivery Services	10,354	17,242
Corporate including research & development	(8,738,010)	(2,757,172)

Total	$(8,780,725)	$(3,045,536)

Depreciation and Amortization:
Alternative Energy Heating Stove	$88,628	$109,647
Delivery Services	153,496	149,221

Total	$242,124	$258,868

	November 30, 2008	May 31, 2008
Capital Additions:
Alternative Energy Heating Stove	$—	$50,000
Delivery Services	12,848	3,633
Corporate including research & development	193,484	—

Total	$206,332	$53,633

Total Assets:
Alternative Energy Heating Stove	$4,122,538	$4,976,146
Delivery Services	940,310	1,053,476

Total	$5,062,848	$6,029,622

(11)  Subsequent Events

As of November 30, 2008, the Company’s offer to the holders of its warrants and options of the opportunity to exercise warrants/options at a 50% discount of a warrant’s or option’s actual exercise price had not expired.  The offer did expire as of December 15, 2008    The Company issued an additional 246,947 common shares as a result of the exercise of warrants during the period of December 1 through December 15, 2008.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Fiscal Years Ending May 31, 2008 and May 26, 2007 and for the Six Month Periods Ending November 30, 2008 and November 24, 2007

The following discussion should be read in conjunction with the consolidated financial statements and related notes which appear elsewhere in this joint proxy statement/prospectus.

Operations Overview

As described more fully in the section of this joint proxy statement/prospectus entitled “Bixby – Description of Business”, Bixby is an early-stage company focused on the development and commercialization of certain energy and related technologies that it has identified as providing clean, economical, independent energy solutions.  Its principal focus currently is on the commercial exploitation of a system that converts certain types of coal into a combination of specialty carbon products including synthetic natural gas, semi-coke, activated carbon, coal tar and coal oils, products which, taken together, are expected to offer a significantly higher commercial value than coal..  Bixby has been investing significantly over the past two years in the development of this technology.

Bixby has also been investing in the preliminary development stages of a technology which Bixby management believes may be able to increase certain automobile engine fuel efficiency.

While Bixby continues to pursue the development and commercialization of these early-stage energy related technologies, none of these technologies have produced revenues for Bixby to date and there can be no assurance at this time as to their ultimate efficacy, commercial feasibility, or profit potential.

Bixby currently has two business lines which, to date, have generated sales and revenues, but neither of which are related to its carbon conversion technologies:

•
Home Heating Stove Appliances – Following an R&D period of several years, this consumer appliance manufacturing and distribution operation introduced its first products in 2004. The MaxFire™, the flagship product within the operation in its latest production model in a series of design advances, is among the performance leaders in the category with a capability of burning dried corn, wood pellets and/or Bixby’s own proprietary engineered biomass pellets.  In November 2006, Bixby introduced a unit called the Ugly Black Box™ (“UBB”) which was a variation on the MaxFire™ but which provided higher Btu output and had greater fuel capacity, though lacked the sleek color and industrial design features of the Maxfire™; and

•
Water Softener Salt Delivery Services – Initially acquired in 2004 as a strategic step in the development of a fuel delivery system for the heating stoves, this operation, which has grown significantly in terms of revenues since it was acquired but which remains substantially the same from an operational standpoint as when it was acquired, is based on a patented process involving transport trucks with forced-air hosing systems for the direct delivery of water softener salts to residential and commercial accounts.

Home Heating Stove Appliances

           The Maxfire™ was initially manufactured by Bixby in a production facility that within two years of commencement of commercial production became too small for Bixby’s growing needs.  In the spring of 2006, manufacturing and corporate operations were moved to larger facilities, though Bixby relocated again, in 2008, to a smaller facility following a downturn in production and an anticipated downturn in production capacity needs.  The Maxfire™ is sold to consumers through an independent dealer network throughout the United States and Canada.  The dealer network sells, installs and services the Maxfire™ with technical support from Bixby’s staff.   For Fiscal Years 2006, 2007 and 2008, sales for the stove operation have been as follows:

Stove Sales
Fiscal Year 2006, 2007 and 2008

	FY2006	FY2007	FY2008
	June, 2005 to	June, 2006 to	June, 2007 to
	May, 2006	May, 2007	May, 2008

Units	1,767	1,850	556
Sales	$4,567,611	$4,843,876	$869,268
Ave Price	$2,585	$2,618	$1,563

As the above table indicates, the Bixby home heating stove appliance operation did not see a significant increase in unit sales year over year from Fiscal Year 2006 to Fiscal Year 2007.  Further, there was a significant decrease in unit sales year over year from Fiscal Year 2007 to Fiscal Year 2008 and this was coupled with a significant decrease in the per unit average sales price.

The flat sales from Fiscal Year 2006 to Fiscal Year 2007 and the significant drop in Fiscal Year 2008 is believed to be attributable to extrinsic economic events that occurred in the fall of 2006.  Specifically, it was in the fall of 2006 that the heating stove market was hampered by a significant increase in the price of corn (due principally to increased demand as a result of a steep rise in ethanol production).  Although Bixby’s MaxFire™ unit is capable of running on multiple fuels, dried corn pellets have historically been the only readily available fuel source for most consumers acquiring the units and corn prices were hovering around $2.00/bushel during the summer of 2006.  By the end of September 2006, however, such prices had jumped 75% to $3.50/bushel.  With September through March being the primary months for the sale of heating stoves, Bixby’s management believes the rise in corn prices had a material adverse affect on demand throughout the industry.   A corresponding and material decrease in the price for natural gas, the primary heating fuel in the Midwest, further dampened the demand for supplemental heating units.  The prevailing market price of natural gas was down over 25% from October, 2005 to October, 2006.  A relatively mild fall 2006 further compounded these market forces leaving most heating stove manufacturers, including Bixby, facing growing inventory levels during a period when levels would ordinarily be expected to be dropping.  Faced with these conditions, in October 2006, Bixby ceased production, laid off certain staff and reduced prices in order to recoup some of its investment in inventory.

In addition to the sale of home heating stove appliances, Bixby sells venting, accessories and stove parts for use with its heating stoves.  In Fiscal Year 2008, these sales totaled $51,000 which was a decrease of $287,000, or approximately 85%, from Fiscal Year 2007 when sales totaled $338,000.

By the end of Fiscal Year 2007 (May 26, 2007), a determination was made by Bixby management, based on its observations throughout the industry, that heating stove prices were likely to continue to be depressed for some time to come because of an oversupply of inventory in the market.  Bixby wrote down its remaining finished stove inventory by the amount of $1,213,000 at the end of Fiscal Year 2007 as market prices had dropped by that time to below Bixby’s actual cost of production (see average sale price in table above).

To date, Bixby has continued to sell and service its heating stoves.  However, it is Bixby management’s belief that, given fluctuations in heating fuel and corn prices, key drivers in the marketplace for these units, both the near- and long-term opportunity for growth in this business is likely to be unpredictably cyclical and limited.  Bixby is currently in the process of attempting to divest itself of this business line.

Water Softener Salt Delivery Services

The water softener salt delivery business line serves residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  This business line also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  For Fiscal Years 2006, 2007 and 2008, sales have been as follows:

Salt Sales
Fiscal Year 2006, 2007 and 2008

	FY2006	FY2007	FY2008
	June, 2005 to	June, 2006 to	June, 2007 to
	May, 2006	May, 2007	May, 2008

Pounds	18,314,747	20,759,721	22,960,964
Sales	$1,264,676	$1,663,785	$1,910,870
Ave Price	$0.069	$0.080	$0.083

As this table indicates, the water softener salt delivery business line has experienced consistent increases in each of volume, unit price and sales.  Fiscal Year 2007 volume was up approximately 2.4 million pounds, or 13.3%, and the average price was up over $0.01/lb, or 16.1%, resulting in a net increase in revenues of almost $400,000, or 31.6%, over Fiscal Year 2006.  Fiscal Year 2008 was up another 2.2 million pounds, or 10.6%, with only a slight increase in the average price of $0.003/lb, or 3.8%, resulting in a net increase in revenues of almost $250,000, or 14.9%, over Fiscal Year 2007.  The historical increases in this business line are a result of increased efforts to increase market penetration and prices, particularly with commercial and industrial customers.  These customers tend to be large volume and offer the best opportunities to increase sales on a cost-efficient basis.   Management’s expectation is that Fiscal Year 2009 will be a flat year for unit volume based on its belief that the broader economic downturn is likely to lead to a reduction in overall commercial/industrial water usage.

In addition to the sale of bulk salt, Bixby sells and rents water softening equipment to residential and commercial customers as well as delivery equipment to its licensees of its patented technology.  In Fiscal Year 2008, these sales totaled $421,000 which was an increase of $74,000, or approximately 21%, over Fiscal Year 2007 when sales totaled $347,000.

With the anticipated divestiture of the home heating stove appliance business, and the implementation of a strategic link to that business that was never executed, Bixby is currently in the process of attempting to divest itself of this business line.

R&D Activities

Bixby is currently developing several energy related technologies.

During Fiscal Year 2007 (June 2006 through May 2007) Bixby’s research and development efforts were principally targeted to the heating stove products.  Even though production of heating stoves had been discontinued in December 2006, Bixby was still working on improvements to the Maxfire™ unit and completing the final production design for the UBB.  In January 2007, Bixby began the initial review of what has become its carbon conversion technology.  In April 2007, Bixby entered into an agreement with the group that had originally developed one aspect of the technology to advance funds for its further development.  Total R&D expense for the year ending May 26, 2007 was $1.2 million with all of the expenditures related to the advancement of the heating stove product line.

During Fiscal Year 2008 (June 2007 through May 2008) Bixby’s R&D efforts were dedicated to the advancement of the technologies that would combine to form the basis for Bixby’s developing carbon conversion  technology and system.  In August 2007, Bixby began the investigation of the liquefaction process and, by October 2007, had begun the development of a pilot operation to test the technology utilizing the solid carbon output from the coal gasification process.  In April 2008, Bixby entered into agreements which provide patent rights to the gasification portion of the carbon conversion technology and licensing rights for the liquefaction portion of the system.  Total R&D expense for these technologies was $3.2 million for the fiscal year ending May 31, 2008.

Bixby management’s first priority is the installation and operational development of a small-scale gasification unit in a facility Bixby has leased for such purpose in Chelyan, West Virginia.  Bixby management currently anticipates that it will cost approximately $10 million to install and begin operation of this gasification unit, which would generate a combination of synthetic natural gas and semi-coke.  Although there can be no assurance, based on estimates for product revenues, costs of feedstock, and the costs to operate (including depreciation), Bixby management currently projects that, in time, it may be able to achieve a gross profit margin of over 50% from the operation of this business, even when conducted on a relatively small scale.  As soon as practicable after the installation of the small-scale unit, Bixby management expects to install a full- scale unit at the Chelyan facility having a throughput capacity approximately four times that of the small-scale unit.  Although there can be no assurance, the cost of this installation is currently projected to be approximately $26 million.

In May 2008, Bixby entered into a Research, Design and Development Agreement pursuant to which it became obligated, among other things, to fund the development of a certain carburetor-related technology which Bixby management believes has the potential to increase certain automobile engine fuel efficiency significantly.  Although Bixby has invested significantly to date in the development of this technology, projected timelines relating to the commercialization of this technology cannot be made at this time because a determination has been made by Bixby management to slow down this project for the time being pending a restructure of Bixby’s relationship with its contract developers.

While Bixby continues to pursue the development and commercialization of certain of these early-stage energy related technologies, none of these technologies have produced revenues for Bixby to date and there can be no assurance at this time as to their ultimate efficacy, commercial feasibility, or profit potential.

Critical Accounting Policies and Estimates

The discussion and analysis of Bixby’s financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires Bixby to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of its financial statements. Actual results may differ from these estimates under different assumptions or conditions. Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. Bixby management believes that its critical accounting policies are limited to those described below.

Use of Estimates

Preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions affecting the reported amounts of assets, liabilities, revenues and expenses and related contingent liabilities. On an ongoing basis, Bixby evaluates its estimates, including those related to revenues, bad debts, warranty accrual, income taxes and contingencies and litigation.  Bixby bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Bixby recognizes revenue when all four of the following criteria are met: (i) persuasive evidence has been received that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collection is reasonably assured.  In addition, Bixby follows the provisions of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, Revenue Recognition, which sets forth guidelines in the timing of revenue recognition based upon factors such as passage of title, installation, payments and customer acceptance.  Any amounts received prior to satisfying its revenue recognition criteria are recorded as deferred revenue.

Bixby’s water softener salts delivery services will sell water softener salt handling equipment to a customer with payment over time including profit based on a unit charge per pound of salt delivered.  In these cases, the cost of the installation is capitalized and amortized as salt is delivered; the contracts expire once the salt delivered meets the contract requirement, which may range from less than one year to up to three years.  This business line also bills equipment rentals on a quarterly basis.  This revenue is deferred and amortized monthly over the period covered.

Allowance for Doubtful Accounts

Bixby maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.  The allowance is largely based upon specific knowledge of customers from whom collection is determined to be doubtful and its historical collection experience with such customers. If the financial condition of Bixby’s customers or the economic environment in which they operate were to deteriorate, resulting in an inability to make payments, or if Bixby’s estimates of certain customers’ ability to pay are incorrect, additional allowances may be required.  During Fiscal Year 2008, Bixby decreased its allowance by $227,358 and collected a net of $25,086 on accounts previously considered uncollectible. As of May 31, 2008, Bixby’s allowance for doubtful accounts was approximately $37,000, or 12%, of the outstanding accounts receivable.

Impairment of Goodwill and Long-Lived Assets.

Bixby records impairment losses on goodwill and long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those items.  Its cash flow estimates are based on historical results adjusted to reflect its best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Bixby’s estimates of fair value represent its best estimate based on industry trends and reference to market rates and transactions.

For Fiscal Year 2008, Bixby determined after recording an amortization expense of $156,482 that its water softener salts delivery services asset and associated goodwill was not impaired as of May 31, 2008.  No impairment charge was recorded and the carrying value of these assets stood at $411,905 as of May 31, 2008.  Please refer to Note 7 in the accompanying consolidated financial statements for further discussion regarding previous impairment charges.

Short and Long Term Debt

Bixby has issued both short- and long-term debt as part of its financing activities.   The terms of the notes have ranged from 30 days to 36 months with interest rates ranging from 6% to 20%.  Some notes were sold in units coupled with a warrant to purchase shares of common stock, others contained conversion features and others had individually structured combinations of these equity “kickers”.  When warrants and/or conversion rights are issued as part of a note, Bixby uses a version of the Black-Scholes model to value the granted warrants and the beneficial conversion feature.  The weighted value of the warrants and/or beneficial conversion feature is treated as additional paid-in capital and the debt is reduced by this amount.  This weighted value is amortized over the life of the corresponding note.  For a detailed discussion of the short and long-term debt, refer to Note 9 in the accompanying consolidated financial statements.

Stock-Based Compensation

Bixby has a stock incentive plan that provides for stock-based employee compensation, including the granting of stock options and shares of restricted stock, to certain key employees.  The plan is more fully described in Note 11(c) of the accompanying Bixby financial statements.  From inception, Bixby has adopted Statement of Financial Accounting Standards No. 123(R), Share-based Payment, which requires, among other things, that compensation expense be recognized for employee stock options.  During Fiscal Year 2008, Bixby recognized $1,087,171 of stock compensation expense related to employee stock options.  Bixby also granted warrants to purchase common stock to employees for non-compete agreements and to others for services rendered and as part of technology development agreements.  During Fiscal Year 2008, Bixby recognized $1,814,644 of stock compensation expense related to these items.

Determining the fair value of share-based awards at the grant date requires judgment, including estimating expected volatility.  In addition, judgment is also required in estimating the amount of share-based awards that are expected to be forfeited.  If actual results differ significantly from these estimates, stock-based compensation expense and results of operations could be materially impacted.

Material Trends and Uncertainties

From time to time, changes occur in Bixby’s industry or business that makes it reasonably likely that aspects of its future operating results will be materially different than historical operating results.  Sometimes these matters have not occurred, but their existence is sufficient to raise doubt regarding the likelihood that historical operating results are an accurate gauge of future performance.  Bixby attempts to identify and describe these trends, events, and uncertainties to assist in the assessment of future performance. These matters typically are new, sometimes unforeseen, and often are fluid in nature.  Moreover, the matters described below are not the only issues that can result in variances between past and future performance nor are they necessarily the only material trends, events, and uncertainties that will affect Bixby.

The trends, events, and uncertainties set out in the remainder of this section have been identified as those Bixby management believes are reasonably likely to materially affect the comparison of historical operating results reported herein to either past period results or to future operating results. These material trends, events and uncertainties include:

•
Decision to discontinue the manufacturing of the heating stove line.  During Fiscal Year 2007, and based on conclusions that were drawn from industry observation that the heating stove business was experiencing a cyclical period of extraordinary decline, Bixby determined to discontinue its manufacturing operations of the heating stove line.  For Fiscal Years 2007 and 2008, this business line had accounted for 72% and 28% of gross revenues respectively.  In connection with this determination, Bixby also wrote down the value of the finished goods inventory that existed on hand at the end of Fiscal Year 2007 by $1,212,642 to more accurately reflect then-current market value.  While Bixby did not realize any additional reductions in the market prices for its stove inventory during Fiscal Year 2008, it is possible that, during Fiscal Year 2009, Bixby may have to further reduce prices in order to complete the sale of its existing finished stove inventory, which at November 30, 2008, consisted of 620 units.

•
Decision to divest water softener salt business line.  During Fiscal Year 2008, and based on its determination to cease heating stove manufacturing operations, with which there existed a strategic link, a determination was also made to attempt to sell the water softener salt delivery business.  For Fiscal Years 2007 and 2008, this business line had accounted for 28% and 72% of gross revenues respectively.

•
Inability to develop alternative revenue sources.  Despite significant investment to date in acquiring, developing and commercializing various technologies that Bixby management believes hold potential for material revenue production, each of these technologies are currently in the development stages and not yet commercialized.  As a result, there can be no assurance that Bixby will be able to generate revenues from any or all of these technologies either in the near-term or at all. Given the determinations to cease production of heating stoves and to divest the water softener salt delivery business, Bixby is likely to be without revenue production for some period of time, or possibly indefinitely, and will have to rely on extrinsic sources of capital in the meantime to continue its development operations.  If Bixby is unable to secure debt financing to serve its capital requirements during this period of continual technology development and commercialization, it will be forced to issue equity, which may be dilutive to existing stockholders.

•
The required capital investment in full-scale operations is likely to be very high.  The carbon conversiontechnologies which Bixby is currently focused on building its business model around are highly capital intensive and likely to require significant amounts of equity, debt or combination investment.  There can be no assurance that any such required financing will be available, or, if it is available, that it is available on terms that will be acceptable to Bixby.

•
Inability to operate profitably.  There can be no assurance that, once commercialized, any of the technologies being developed by Bixby will be able to be exploited in the context of an operation that is consistently, or even inconsistently, profitable given the various and varying costs of production and operation.

•
Availability and price of coal feedstock for the carbon conversion unit.  To the extent successful, the commercialization of the carbon conversion technology that Bixby is currently developing will cause Bixby or its technology licensees to be dependent upon the consistent and continued availability of certain grade coal supplies at prices that will enable it to produce a profit based on the products it generates, each of which are commodities and subject to significant market fluctuation.  There can be no assurance of either such availability or of such pricing.  Further, Bixby or its licensees may enter into production agreements pursuant to which it will be required to produce and deliver certain quantities of synthetic natural gas, semi-coke, activated carbon, coal tars, coal oils and/or liquid synfuels irrespective of the prevailing availability and/or price of coal.

Results of Operations

53 Week Period Ended May 31, 2008 Compared With the 52 Week Period Ended May 26, 2007

Revenue

Bixby’s revenues reflect the sale of our products and services, net of allowances for returns and other adjustments. Bixby’s heating stove line sales are generated from the sale of products primarily in the U.S. and Canada through a dealer network. Bixby’s salt delivery service sales are generated from the sale of salt and water softener equipment in Southern Minnesota and parts of Wisconsin, Iowa and South Dakota.

Net revenues for Fiscal Year 2008 amounted to $3,252,334, a decrease of $3,940,686 when compared to Fiscal Year 2007.    The decrease in revenue was attributable to a lower volume of units of heating stoves having been sold due to a combination of market conditions, the reduction in marketing activities by Bixby and the reduction in sales and marketing staff as a result of the decision to discontinue production.   The decrease consisted of a decrease in the stove division sales of $4,261,973 when compared to Fiscal Year 2007, offset by an increase in the unit volume of salt delivery services, amounting to an increase of $321,287 when compared to Fiscal Year 2007.

Gross Profit

Bixby’s cost of goods sold consists primarily of materials and labor. Also included in its cost of goods sold are delivery costs, the costs of operating its manufacturing facility, charges from outside contractors used to install its product in customers’ facilities, depreciation, and costs for manufacturing support personnel.

Sales and gross profits depend in part on the volume and mix of products sold during any given period. Generally, Bixby’s proprietary products have a higher gross profit margin than products and services that it purchases and resells.  A portion of Bixby’s operating expense is relatively fixed, such as the cost of its facilities and certain support personnel.  Accordingly, an increase in the volume of sales will generally result in an increase to gross margins since these fixed expenses do not increase proportionately with sales.

Gross profit on consolidated operations for Fiscal Year 2008 was a loss of $114,036, an increase of $1,518,374 when compared to Fiscal Year 2007.  The increase was attributable primarily to a decrease in fixed expenses related to maintaining operational staff and storage of stove related inventory.   The increase consisted of a decrease in income from heating stove operations, increasing the gross profit by $1,235,817 when compared to Fiscal Year 2007, and an increase in the salt delivery operations’ income, increasing gross profit by $282,557 when compared to Fiscal Year 2007.

Selling, General, & Administrative Expenses

Bixby’s selling, general and administrative (“SG&A”) expenses consist primarily of the following:

•	direct labor and commission costs related to its employee sales force;

•	expenses related to its non-manufacturing management, supervisory and staff salaries and employee benefits, including the costs of share based compensation;

•	commission costs related to its independent sales representatives and distributors;

•	costs related to insurance, travel and entertainment and office supplies and the cost of non-manufacturing utilities;

•	costs related to marketing and advertising;

•	legal and accounting expenses; and

•	costs related to administrative functions that serve to support existing businesses as well as to provide the infrastructure for future growth.

Bixby’s SG&A expenses amounted to $5,587,610 in Fiscal Year 2008, a decrease of $1,815,251 when compared to Fiscal Year 2007. The majority of the decrease was comprised of a reduction in selling and marketing expenses, which were reduced by $1,908,461, when compared to Fiscal Year 2007.  The general and administrative expenses increased by $93,211, when compared to Fiscal Year 2007, which primarily consisted of:

•	a decrease in legal expenses of $605,885 as a result of various legal matters being completed in Fiscal Year 2007;

•	a decrease in building related expenses of $406,973 as a result of a negotiated decrease in building rent and relocation to smaller facilities; offset by

•
an increase in stock-based compensation of $1,329,497, which was a result of grants made by the board of directors to compensate staff and others who had made significant and valuable contributions during the previous twelve months; and

•	a decrease in bad debt expense of $215,517 as a result of decreased stove activity.

Research & Development Expenses

Research and development costs have been and continue to be a significant expenditure item for Bixby.  R&D activities are conducted by Bixby’s engineering staff as well as by third parties under contract with Bixby to develop certain technologies.  Bixby R&D costs include salaries and wages for engineering staff, contract payments to third parties, and expenses for testing and verifying product outputs.

R&D expenses amounted to $3,724,726 in Fiscal Year 2008, increasing $2,516,544 when compared to Fiscal Year 2007.  This significant increase in research and development expenses was directly related to the development of Bixby’s carbon conversion technologies, which totaled $3,260,577 during Fiscal Year 2008.  Bixby’s R&D expenses related to its home heating stove appliance technology totaled $341,219 during Fiscal Year 2008, a decrease of $642,139 as compared to Fiscal Year 2007.

Operating Loss

The net operating loss for Fiscal Year 2008 was $9,426,382.  This was an improvement over Fiscal Year 2007 of $817,080 which had a net operating loss of $10,243,463.

Other Non-Operating Income (Expense)

Interest Expense

Interest expense includes the costs and expenses associated with working capital indebtedness, convertible debentures, and capital leases.  Interest expense for Fiscal Year 2008 amounted to $1,204,611, which increased by $956,535 when compared to Fiscal Year 2007.  This increase was a result of the issuance by Bixby of $4,012,000 in debt securities in Fiscal Year 2008, an increase of $2,558,000 over Fiscal Year 2007.

Amortization of Debt Discount

The debt discount includes the fair value of all outstanding warrants as well as the value of the beneficial conversion feature attributed to all outstanding convertible notes and debentures.  The amortization of debt discount for Fiscal Year 2008 amounted to $2,934,495, which increased by $2,652,587 when compared to Fiscal Year 2007.  This increase was a result of additional debt investments issued with warrants and conversion rights issued during Fiscal Year 2008.

Impairment Charges

As noted in the Critical Accounting Policies subsection above, Impairment of Goodwill and Long-Lived Assets, at May 31, 2008, Bixby determined that there was no impairment in the water softener salt delivery service asset and associated goodwill.  For Fiscal Year 2007, an impairment charge of $950,000 was recorded..  The improved condition of the salt delivery operation combined with the previous significant impairment charges resulted in no required impairment charge for Fiscal Year 2008.

Liquidity

At May 31, 2008, Bixby’s cash amounted to approximately $1,375,000 compared to approximately $287,000 at May 26, 2007, and Bixby’s working capital at May 31, 2008 amounted to approximately $703,000 compared to a working capital deficit of $1,932,000 at May 26, 2007.

Operating Activities

During the fiscal year ended May 31, 2008, Bixby used cash in its operating activities amounting to approximately $8,574,000 compared to approximately $7,802,000 for the year ended May 26, 2007, an increase of $772,000 or 10%.  The cash consumed before changes in working capital decreased $1,440,000 or 17% to $6,970,000 in Fiscal Year 2008 compared to $8,410,000 in Fiscal Year 2007.  This decrease was a direct result of the improved gross profit for Fiscal Year 2008.

The cash consumed by changes in working capital increased $2,211,000 to $1,604,000 in Fiscal Year 2008 compared with a net increase in cash from changes in working capital of $607,000 in Fiscal Year 2007.  This change was principally the result of a pay down of outstanding invoices to suppliers as reflected in the drop of $1,789,000 in the accounts payable balance during Fiscal Year 2008 and the pay down of accrued expenses which dropped $314,000 during Fiscal Year 2008.   This stands in sharp contrast to Fiscal Year 2007 during which the accounts payable balance increased by $1,120,000 and accrued expenses increased by $985,000.  In connection with its determination to cease its heating stove manufacturing operations, Bixby management had committed to its suppliers that it would use its best efforts to pay all outstanding amounts over an extended period of time.  By the end of Fiscal Year 2008, almost all heating stove related suppliers had been paid by Bixby as a result of funds raised through the financing activities described below.  Bixby management expects to pay the remaining amounts due its stove suppliers in Fiscal Year 2009 as additional financing activities allow.

Investment Activities

Cash consumed in Bixby’s investment activities decreased $378,000 to $88,000 in Fiscal Year 2008 from $466,000 in Fiscal Year 2007.  This decrease in cash consumption was due in part to a $214,000 decrease in purchases of fixed assets of $268,000 in Fiscal Year 2008.   Cash outlays for new technology were also reduced by $111,000 to $14,000 in Fiscal Year 2008 from $125,000 in Fiscal Year 2007.

Financing Activities

Bixby has financed its operations since inception primarily through the private placement of its common stock and debt securities.  Net financing activities generated cash proceeds of approximately $9,750,000 in Fiscal Year 2008 which was an increase of approximately $3,468,000 over Fiscal Year 2007 when approximately $6,282,000 was generated.  The following table shows the breakdown of cash financing activities during Fiscal Year 2008 and Fiscal Year 2007:

	FY 2008	FY2007
Stock Related Transactions
Sale of Common Stock	$7,422,365	$5,169,339
Exercise of Warrants	97,276	19,598
Total Stock Related	7,519,641	5,188,937
Short-Term Debt	1,595,000	1,453,682
Long-Term Debt	2,417,000	—
Total Investment Activites	11,531,641	6,642,619
Less: Principal payments on debt and capital leases	(1,781,513)	(360,480)
Net Financing Activities	$9,750,128	$6,282,139

In terms of securities, throughout Fiscal Year 2007 and for the first two months of Fiscal Year 2008, Bixby was selling and issuing units at a price of $1.60 per unit, each unit consisting of one share of common stock and one warrant to purchase one half share of common stock at a price of $2.00.  Beginning in March, 2008 and through the end of Fiscal Year 2008, Bixby sold and issued common stock at a price of $2.50 per share.  During both Fiscal Year 2007 and Fiscal Year 2008, Bixby sold and issued units consisting of convertible and non-convertible debt instruments and warrants.  The convertible debt instruments, which consist of both long-term (24 months) and short-term (6 to 12 months) notes are convertible into Bixby common stock of Bixby at conversion prices ranging from $1.60 to $2.50 per share.

Bixby will require significant funds to more fully develop and commercialize its carbon conversion technologies over what is currently expected to be at least the next twelve to twenty-four months.  In addition, there is no assurance that unforeseen circumstances will not have a material effect on Bixby’s current operations that could necessitate increased capital requirements beyond those associated with the carbon conversion technologies.  It is expected, therefore, that Bixby will have to continue to raise funds through the sale of equity and debt securities for at least the next twelve to twenty-four months.  Depending on the price at which they are issued and other factors, the issuance of equity or convertible debt securities could be dilutive to existing Bixby stockholders.

Six Months Ended November 30, 2008 compared to Six Months ended November 24, 2007

Operations Overview

The following is an operations overview for each of the home heating stove appliance line and the Water Softener Salt Delivery Services line for the first six months ended November 30, 2008.

Home Heating Stoves

           Sales for the stove operation have been as follows:

Stove Sales
6 months ending November 30, 2008 and November 24, 2007

	FY2009	FY2008
	June, 2008 to November, 2008	June, 2007 to November, 2007

Units	183	359
Sales	$331,481	$545,010
Ave Price	$1,811	$1,518

As the above table indicates, the Bixby home heating stove operation experienced a significant decrease in unit sales from the first six months of FY2009 compared to the first six months of FY2008.   Although unit volume was down 49% during the first half of FY2009, stove prices rebounded during the same period, up an average of approximately 19% per unit.  The drop in sales volume was a result of Bixby having curtailed its sales activity for a certain period based on its having entered into an agreement to sell the stove division pursuant to which the buyer had agreed to take over all sales responsibility.  As a result of   economic conditions, however,the buyer was unable to close the sale and Bixby has since resumed its sales activity in relation to the stoves.

In addition to the sale of the home heating stove appliances themselves, Bixby also sells venting accessories and stove parts.  In the first six months of FY2009, these sales totaled $39,000, which was an increase of $8,000 over the corresponding period in FY2008 when sales totaled $31,000.

Net sales for the first six months of FY2009 totaled $375,000.  This was a decrease of $162,000 or 30% over the corresponding period in FY2008 when net sales totaled $537,000.

Water Softener Salt Delivery Services

Sales for the water softener salt delivery business line have been as follows:

Stove Sales
6 months ending November 30, 2008 and November 24, 2007

	FY2009	FY2008
	June, 2008 to November, 2008	June, 2007 to November, 2007

Pounds	11,365,363	11,579,238
Sales	$958,534	$972,300
Ave Price	$0.084	$0.084

As this table indicates, the water softener salt delivery business line experienced a slight decrease in volume and sales in the first six months of FY2009 compared to the same period for FY2008.  Salt volume was down 214,000 lbs., or 1.9%, and salt sales was down $14,000, or 1.4%, from the prior fiscal year.  There was an average price increase of less than 1%.

In addition to the sale of bulk salt, Bixby sells and rents water softening equipment to residential and commercial customers as well as delivery equipment to its licensees of its patented technology.  In FY2009 these sales totaled $204,000 which was an increase of $44,000 over FY2008 during which sales totaled $160,000.

Net sales for the first six months of FY2009 totaled $1,537,000.  This was an increase of $132,000, or 8%, over the same period in FY2008 when net sales totaled $1,669,000.

 With the anticipated divestiture of the home heating stove appliance business, and the implementation of a strategic link to that business that was never executed, Bixby is currently in the process of attempting to divest itself of this business line.

R&D Activities

During the first six months of FY2009, Bixby’s R&D efforts have been principally targeted at the advancement of the carbon conversion technology.  Test runs of the initial small-scale unit were completed.  Samples were collected and tested to fine tune the conversion process.  Installation and design specifications are in process for the complete installation of the technology into the Chelyan, West Virginia facility.  Also during this period, Bixby continued to pursue the development of its carbon liquefaction technology and its engine fuel efficiency technology.  Total R&D expense for the first six months of FY2009 was $2.4 million, an increase of $1.5 million over the first six months of FY2008 during which R&D expense totaled approximately $900,000.

           While Bixby continues to pursue the development and commercialization of these early-stage energy-related technologies, none of these technologies have produced revenues for Bixby to date and there can be no assurance at this time as to their ultimate efficacy, commercial feasibility, or profit potential.

Results of Operations

Six Months Ended November 30, 2008 Compared with Six Months Ended November 24, 2007

Revenue

Bixby’s revenues reflect the sale of its products and services, net of allowances for returns and other adjustments.  Bixby’s home heating stove appliance line sales are generated from the sale of products primarily in the U.S. and Canada through a dealer network. Bixby’s salt delivery service sales are generated from the sale of salt and water softener equipment in Southern Minnesota and parts of Wisconsin, Iowa and South Dakota.

Net revenues for the six months ended November 30, 2008 (FY2009) amounted to $1,537,123, a decrease of $132,533 when compared to the 6 months ended November 24, 2007 (FY2008).    The decrease in revenue was attributable to a lower volume  of heating stoves having been sold as discussed above.   The overall decrease consisted of a decrease in the stove division sales of $162,444 when compared to FY2008, offset by an increase in the salt delivery services of $29,911 when compared to FY2008.

Gross Profit

Bixby’s cost of goods sold consists primarily of materials and labor. Also included in its cost of goods sold are delivery costs, the costs of operating its manufacturing facility, charges from outside contractors used to install its product in customers’ facilities, depreciation, and costs for manufacturing support personnel.

Sales and gross profits depend in part on the volume and mix of products sold during any given period. Generally, Bixby’s proprietary products have a higher gross profit margin than products and services that it purchases and resells.  A portion of Bixby’s operating expense is relatively fixed, such as the cost of its facilities and certain support personnel.  Accordingly, an increase in the volume of sales will generally result in an increase to gross margins since these fixed expenses do not increase proportionately with sales.

Gross profit on consolidated operations for the first six months of FY2009 was $185,351, an increase of $320,116 when compared to same period in FY2008, which ended with a loss of $134,765.  The increase was attributable primarily to a decrease in fixed expenses related to operational staff and storage of stove related inventory.   The gross profit increase consisted of an improvement in the heating stove gross profit of $252,538 over FY2008, and an increase in the salt delivery gross profit of $67,582 over FY2008.

Selling, General, & Administrative Expenses

Bixby’s selling, general and administrative (“SG&A”) expenses consist primarily of the following:

•	expenses related to its non-manufacturing management, supervisory and staff salaries, and employee benefits, including the costs of share-based compensation;

•	costs related to insurance, travel and entertainment and office supplies and the cost of non-manufacturing utilities;

•	costs related to marketing and advertising;

•	legal and accounting expenses; and

•	costs related to administrative functions that serve to support existing businesses as well as to provide the infrastructure for future growth.

Bixby’s SG&A expenses amounted to $6,567,548 in FY2009, an increase of $4,574,944 over the comparable period during FY2008.  The majority of the increase was comprised of general and adminstration expenses, which increased by $4,295,402 when compared to FY2008.  The marketing and selling expenses increased by $279,542 when compared to FY2008.  The areas with significant changes for FY2009 over FY2008 were as follows:

•
an increase in stock-based compensation of $3,828,000 as a result of employment and contract agreements related to the commercialization of the carbon conversion technologies and grants made by the board of directors;

•
an increase in employment costs of $217,728 due to additional staffing for the development and commercialization of the carbon conversion technologies and an overall increase in employment benefit costs;

•	an increase in legal fees of $187,674 as a result of a legal costs related to the Bixby’s public merger filing and for patent work for the carbon conversion technologies;

•
an increase in travel expenses of $118,509 due to frequent travel by Bixby management and technical personnel between Minneapolis and West Virginia and North Carolina associated with the development and commercialization of the carbon conversion technologies;

offset by

•	a decrease in building-related expenses of $177,196 resulting from the relocation of Bixby’s home heating stove production operation and corporate offices to smaller facilities.

Research & Development Expenses

Research and development costs have been and continue to be a significant expenditure item for Bixby.  R&D activities are conducted by Bixby’s engineering staff as well as by third parties under contract with Bixby to develop certain technologies.  Bixby R&D costs include salaries and wages for engineering staff, contract payments to third parties, and expenses for testing and verifying product outputs.

R&D expenses amounted to $2,398,527 in the first six months of FY 2009, increasing $1,480,360 when compared to the same period for FY2008.  This significant increase in research and development expenses was directly related to the continued development of Bixby’s carbon conversion technologies which totaled $2,100,773 during the first six months of FY2009.  This was an increase of $1,455,740 over the same period of FY2008.  Bixby also invested funds for the development of technology aimed at increasing automobile engine fuel efficiency.  A total of $249,354 was spent in the first six months of FY2009.  No funds were spent on this activity in the same period of FY2008.  Discontinuance of R&D activities in the heating stove business resulted in a reduction in R&D expense of $224,734 in the first six months of FY2009 compared to the same period of FY2008.

Operating Loss

The net operating loss for the first six months of FY2009 was $8,780,724.  This was an increase over the same period of FY2008 of $5,735,188 which resulted in a net operating loss of $3,045,536.

Other Non-Operating Income (Expense)

Interest Expense

Interest expense includes the costs and expenses associated with working capital indebtedness, convertible debentures, and capital leases.  Interest expense for the first six months of FY2009 amounted to $789,787, which increased by $173,049 when compared to the same period of FY2008.  This increase was a result of new debt outstanding of $346,000 compared to the same period in FY2008 and additional debt outstanding for the entire period of FY2009 of $1,300,000 compared to the same period of FY2008.

Other - Amortization of Debt Discount

The debt discount includes the fair value of all outstanding warrants as well as the value of the beneficial conversion feature attributed to all outstanding convertible notes and debentures.  The amortization of debt discount for the first six months of FY2009 amounted to $902,520, which increased by $14,430 when compared to the same period of FY2008 which had a total amortization of $888,090.  This increase was a result of additional debt investment after November 30, 2007, the period end for the first six months of FY2008.

Other – Warrant Discount Valuation

Bixby’s board of directors approved an offer to current holders of Bixby warrants and options to purchase Bixby common shares pursuant to which the warrant and option holders could exercise theeir warrants at a 50% reduction of the stated exercise price.  The reduced exercise price offer was effective from August 15, 2008 through December 15, 2008 for holders of record at August 15, 2008 at which time there were warrants outstanding for 39,379,455 shares of common stock.  Under U.S. Generally Accepted Accounting Principles, Bixby recorded the fair value of this discount in exercise price at the time the offer was made.  Applying the Black-Scholes option-pricing model to calculate the fair value of the discount, Bixby recorded a non-cash expense of $30,629,050 in connection with the offer.  As of November 30, 2008, warrant holders had exercised warrants totaling 1,784,919 common shares.  Under U.S. Generally Accepted Accounting Principles, Bixby recorded the exercise of an option at the reduced exercise price at the time of exercise.  As of November 30, 2008, Bixby recorded an expense of $15,050 as the result of the exercise of options totaling 35,000 shares.

Liquidity

At November 30, 2008, Bixby’s cash amounted to approximately $611,000 compared to approximately $1,375,156 at May 31, 2008.  Bixby’s working capital at November 30, 2008 amounted to approximately $637,000 compared to $703,000 at May 31, 2008.

Operating Activities

During the six months ended November 30, 2008, Bixby used cash in its operating activities amounting to approximately $5,766,000 compared to approximately $2,730,000 for the six months ended November 24, 2007, an increase of $3,035,000 or 111%.  The cash consumed before changes in working capital increased $1,954,000 or 63% to $5,034,000 for the first 6 months of FY2009 compared to $3,080,000 for the same period in FY2008.  This increase was principally a result of the increased R&D expenditures for Bixby’s carbon conversion technologies.

The cash consumed by changes in working capital was $731,000 for the first six months of FY2009 compared with a net increase in cash from changes in working capital of $350,000 for the first six months of FY2008.  This change was principally the result of a pay down of outstanding invoices to suppliers as reflected in the drop of $566,000 in accounts payable during the first six months of FY2009 and the pay down of accrued expenses which dropped $331,000 during the first six months of FY2009.   This stands in sharp contrast to the first six months of FY2008 during which the accounts payable balance was only decreased by $76,000 and accrued expenses increased by $18,000.  In connection with its determination to cease its heating stove manufacturing operations, Bixby management had committed to its heating stove suppliers that it would use its best efforts to pay all outstanding amounts over an extended period of time.  By November 30, 2008, Bixby had completed payment of old amounts due to its heating stove suppliers.

Investment Activities

Cash consumed in Bixby’s investment activities increased $56,000 to $71,000 for the first six months of FY2009 from $15,000 for the first six months of FY2008.  This increase in cash consumption was principally the result of the buyout of an equipment lease that occurred during the first six months of FY2009.

Financing Activities

Bixby has financed its operations since inception primarily through the private placement of its common stock and debt securities.  Net financing activities generated cash proceeds of approximately $5,072,000 during the first six months of FY2009 which was an increase of approximately $1,615,000 over the first six months of FY2008 when approximately $3,457,000 was generated.  The following table shows the breakdown of cash financing activities during the first six months of FY2009 and FY2008:

	FY2009	FY2008
	June, 2008 to	June, 2007 to
	November, 2008	November, 2007
Stock Related Transactions
Sale of Common Stock	$3,929,811	$1,946,516
Exercise of Warrants	1,481,657	—
Total Stock Related	5,411,468	1,946,516
Short-Term Debt	—	1,395,000
Long-Term Debt	—	412,000
Total Investment Activites	5,411,468	3,753,516
Less: Principal payments on debt and capital leases	(339,220)	(296,045)
Net Financing Activities	$5,072,248	$3,457,471

In terms of securities, for the first six months of FY2008, Bixby was selling and issuing units at a price of $1.60 per unit, each unit consisting of one share of common stock and one warrant to purchase one half share of common stock at a price of $2.00.  Beginning in March, 2008 and through the first month (June, 2008) of FY2009, Bixby sold and issued common stock at a price of $2.50 per share.  Beginning in July 2008, and continuing through November 2008, Bixby sold and issued stock at a price of $4.00 per share (the price at which it continues to sell common stock as pf the date of this joint proxy statement/prospectus).

Bixby will require significant funds to more fully develop and commercialize its carbon conversion technologies over what is currently expected to be at least the next twelve to twenty-four months.  In addition, there is no assurance that unforeseen circumstances will not have a material effect on Bixby’s current operations that could necessitate increased capital requirements beyond those associated with the carbon conversion technologies.  It is expected, therefore, that Bixby will have to continue to raise funds through the sale of equity and debt securities for at least the next twelve to twenty-four months.  Depending on the price at which they are issued and other factors, the issuance of equity or convertible debt securities could be dilutive to existing Bixby stockholders.

Executive Officers and Directors of Bixby

The following table sets forth the positions and offices of those persons who serve as directors and executive officers following the effectiveness of the merger described in this joint proxy statement/prospectus, and their respective ages:

Name	Age	Position

Robert A. Walker	66	Chief Executive Officer, President, Director and Chairman of the Board of Directors
Ronald Kinner	56	Chief Financial Officer and Controller
Peder K. Davisson	40	Secretary
Gilbert Gutknecht	58	Director
James Bergeron	69	Director
Kenneth Casavant	66	Director
Marvin R. (Ron) Baker	60	Vice-President Devolitization and Liquefaction Division

Biographical and certain other information regarding Bixby’s executive officers and directors are set forth below under the heading “Directors, Executive Officers, Promoters and Control Persons of the Surviving Company - Executive Officers and Directors”, beginning on page 117.

Family Relationships

Robert Walker, Bixby’s President, Chairman of the Board, Chief Executive Officer and Director and Kenneth Casavant, a director of Bixby are brothers-in-law.  There are no other family relationships among any of Bixby’s executive officers and directors.

Term of Office

Each Bixby director is to hold office until the next annual meeting of stockholders after he is elected, and until his successor is elected and qualified or until his earlier resignation or removal.  Each executive officer is to hold office after he is elected until the initial meeting of the board of directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Involvement in Certain Legal Proceedings Relating to Bixby

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, order or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Bixby during the past five years.

Executive Compensation Relating to Bixby

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Robert A Walker Chief Executive Officer and	2008	325,000	(1)	—	—	843,500	—	—	—		1,168,500
President	2007	210,300	(2)	—	—	5,200	—	—	—		215,500

Ronald Kinner Chief Financial Officer and	2008	153,829		—	—	8,990	—	—	—		162,819
Controller	2007	115,840		27,500	—	—	—	—	—		143,340

Peder K. Davisson	2008	—		—	—	—	—	—	214,040	(3)	214,040
Secretary	2007	—		—	—	—	—	—	47,750	(3)	47,750

Marvin R. (Ron) Baker	2008	—		—	—	—	—	—	115,000	(4)	115,000
	2007	—		—	—	—	—	—

(1) Includes 242,111 paid in fiscal year 2008 and $82,889 which was deferred to fiscal year 2009.
(2) Includes $132,600 paid in fiscal year 2007 and $77,700 which was deferred to, and paid in, fiscal year 2008.
(3) Represents compensation received by Mr. Davisson’s law firm for legal services rendered to Bixby.
(4) Represents amounts paid to Mr. Baker as a consultant to Bixby.  Mr. Baker became an employee of Bixby on June 1, 2008.

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Award: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Share or Units of Stock That Have Not Vested (#)

Robert A. Walker	110,000			0.80	04/01/2012
	10,000			1.60	04/11/2012
	10,000			1.60	07/12/2012
	10,000			1.60	10/11/2012
	10,000			1.60	01/10/2013
	10,000			2.75	04/24/2013
	1,000,000			3.00	04/24/2013
	10,000			4.40	07/24/2013
	10,000			4.40	11/20/2013

Ronald Kinner	15,000			2.00	01/20/2011
	20,000			2.00	07/12/2012
	60,000	40,000		2.00	04/10/2011
	24,000	36,000		2.00	07/12/2012

Employment Contracts, and Termination of Employment and Change-in-Control Arrangements

All of the Bixby executive officers are employees at-will pursuant to oral understandings.  Bixby does not have any termination of employment change-in-control arrangements with any executive officers or other employees.

Transactions with Related Persons, Promoters and Certain Control Persons.

There are no transactions in which Bixby was or is to be a participant in which any related person had or will have a direct or indirect material interest that are required to be disclosed in this joint proxy statement/prospectus.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of April 7, 2009 regarding each person known by Bixby to be the beneficial owner of more than 5% of the outstanding shares of its common stock, each director, nominee and executive officer of Bixby, and all officers and directors of Bixby as a group.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Class

Robert A. Walker c/o Bixby Energy Systems, Inc 6893 139th Lane NW Ramsey, Minnesota 55303	2,980,002	(1)	7.76%

Ronald Kinner c/o Bixby Energy Systems, Inc 6893 139th Lane NW Ramsey, Minnesota 55303	495,000	(2)	1.32%

Gilbert Gutknecht c/o Bixby Energy Systems, Inc 6893 139th Lane NW Ramsey, Minnesota 55303	137,425	(3)	*

James Bergeron c/o Bixby Energy Systems, Inc 6893 139th Lane NW Ramsey, Minnesota 55303	3,996,875	(4)	10.34%

Kenneth Casavant c/o Bixby Energy Systems, Inc 6893 139th Lane NW Ramsey, Minnesota 55303	164,063	(5)	*

Marvin R. (Ron) Baker c/o Bixby Energy Systems, Inc 6893 139th Lane NW Ramsey, Minnesota 55303	1,000,000	(6)	2.61%

All Officers and Directors as a group (6 individuals)	8,773,365	(1) (2)(3)(4)(5)(6)	20.99%
* Less than 1%

(1)           Includes (a) 1,765,002 shares of Bixby common stock jointly owned by Mr. Walker and his wife Joann O. Walker as tenants-in-common, (b) Mr. and Mrs. Walker’s right as tenants-in-common to acquire 1,180,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding options, and (c) 35,000 shares of Bixby common stock owned by Mrs. Walker.  Excludes the rights of Mr. Walker’s adult daughter and her spouse to acquire an aggregate of 584,782 shares of Bixby common stock upon the exercise of presently exercisable, outstanding warrants and options.

(2)           Includes the right to acquire 195,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding options, and 300,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding warrants.

(3)           Includes the right to acquire 90,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding options, and 2,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding warrants.

(4)           Includes (a) Mr. Bergeron’s right to acquire 100,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding options and 218,750 shares of Bixby common stock upon the exercise of presently exercisable, outstanding warrants, (b) 1,300,000 shares of Bixby common stock owned by the Bergeron Family Limited Partnership, the Bergeron Family Limited Partnership’s right to acquire 1,400,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding warrants, and (c) 540,625 shares of common Bixby common stock owned by Kathy Bergeron, wife of Mr. Bergeron.  Excludes an aggregate of 252,875 shares of Bixby common stock owned by, or issuable upon the exercise of presently exercisable, outstanding warrants to, Mr. Bergeron’s adult son.

(5)           Includes the right to acquire 100,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding warrants.

(6)           Includes the right to acquire 1,000,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding warrants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS OF THE SURVIVING COMPANY

Executive Officers and Directors

The following table sets forth the positions and offices of those persons who will serve as directors and executive officers of the company following the effectiveness of the merger described in this joint proxy statement/prospectus, and their respective ages:

Name	Age	Position

Robert A. Walker	66	Chief Executive Officer, President, Director and Chairman of the Board of Directors
Ronald Kinner	56	Chief Financial Officer and Controller
Peder K. Davisson	40	Secretary
Gilbert Gutknecht	58	Director
James Bergeron	69	Director
Kenneth Casavant	66	Director
Marvin R. (Ron) Baker	60	Vice President Devolitization & Liquefaction Division

Robert A. Walker

Robert A. Walker, one of the original founders of Bixby Energy Systems, Inc., will serve as GCA’s Chief Executive Officer, President, and Chairman of the Board of Directors, following the effective time of the merger.  Mr. Walker currently serves in the same positions for Bixby, which he has held since 2001.  He brings with him more than 20 years of experience in developing start-up businesses into successful multi-million dollar enterprises.  Prior to founding Bixby Energy Systems, Inc., in July 2001, Mr. Walker founded Select Comfort Sleep Systems, Inc., in 1987.  Select Comfort is a nationally known manufacturer and specialty retailer of an air supported sleep system, the Sleep Number® Bed, invented by Mr. Walker.  Mr. Walker personally holds more than twenty patents and has received national recognition for marketing programs that he has designed.  He has testified before Congress and has been a featured speaker at many energy conferences both domestically and internationally. Mr. Walker holds a Business Administration Certificate from ND State College of Science.

Ronald Kinner

Ronald Kinner will serve as GCA’s Chief Financial Officer and Controller following the effective time of the merger.  Mr. Kinner currently serves as Chief Financial Officer and Controller at Bixby.  He began working with Bixby in June of 2006 as its Controller and Vice President of Finance.  In June of 2007, Mr. Kinner was appointed by the board of directors to serve as Bixby’s Chief Financial Officer.  Mr. Kinner has over twenty years of financial, accounting and administrative experience, as well as an extensive background in manufacturing software applications, lean manufacturing techniques and shop floor reporting.  Prior to serving with Bixby, from June 2004, to August 2005, he served as Chief Financial Officer / Controller for Hitchcock Industries, Inc., a supplier of castings and related services for the aerospace industry. Prior to joining Hitchcock, from October 2002 to June 2004 he worked for Wellman Dynamics, a manufacturer of castings for the aerospace industry , among others, Pinnacle Food Group, a producer of diversified food products, Kenall Manufacturing, an independent lighting manufacturer, and DHL, an international express, overland transport and air freight company.  Mr. Kinner holds a Bachelor of Arts from Miami University and a Master of Business Administration from Marquette University.

Peder K. Davisson

Peder K. Davisson will serve as Secretary following the effective time of the merger.  Mr. Davisson has served as Secretary of Bixby since December 1, 2006.  He also previously served as Bixby’s Secretary from June 2001 through June of 2005. Mr. Davisson is an attorney practicing in the areas of general corporate law, securities, mergers and acquisitions and corporate finance with the law firm of Davisson & Associates, PA in Minneapolis, Minnesota. He has been a principal in this firm, as well as predecessor firms, Peder K. Davisson and Associates and Mahoney, Hagberg and Davisson, a Professional Association, since 2001. Prior to 2001 Mr. Davisson worked in the securities industry as a registered representative, fund manager and trader with the respective firms of John G. Kinnard & Company, Valhalla Capital Management, Inc. and Electronic Trader’s Group, LLC. He is counsel to several publicly traded companies as well as numerous start-ups. Currently he serves on the board of directors of GCA III Acquisition Corp., a public reporting company with no operations which is not affiliated with GCA.  He serves on the Fourth District Ethics Committee addressing attorney ethics violations. He has also taught courses in business law and conflict resolution.  He received his B.S. in Finance from the University of Minnesota, Carlson School of Management and his J.D. from the University of Minnesota Law School, Cum Laude.

Gilbert Gutknecht

Gilbert Gutknecht will serve as a director at GCA following the effective time of the merger.  Mr. Gutknecht has been a member of the board of directors of Bixby since his appointment in April of 2007. Mr. Gutknecht is a former congressman who represented Minnesota’s 1st Congressional District. During his 12 year tenure from 1995 to 2007 as a Congressman, he served as chairman of the House Agricultural Committee on Operations Oversight, Nutrition and Forestry, Vice Chairman of the Science Committee, and as a member of the Government Reform Committee.  His work in the Science Committee was focused on the development of alternative energy in the United States.  Mr. Gutknecht has also served as a consultant to Bixby through his consulting firm, Gil Gutknecht, LLC since 2007.

James Bergeron

James Bergeron will serve as a director of GCA following the effective time of the merger.  Mr. Bergeron has been a member of the board of directors of Bixby since his appointment in December of 2006. Mr. Bergeron is a shareholder of, has served as a member of the board of directors and consultant to, the Bergeron Group, Inc. d/b/a Cedar Rustic Fence Company and Jimmy’s Grill, Inc. for five years and 11 years respectively.  Mr. Bergeron’s background includes working for Armour and Company as an economist, later working in the areas of physical distribution and logistics management with Armour and Company from 1966 to 1974 and Maremount Corporation from 1975 to 1977.   Mr. Bergeron later became President of Little Professor Book Centers, a Detroit based chain of franchised book stores from 1978 to 1980.  He then moved from the corporate world to private enterprise where he became successful in a number of businesses.  He also owned several car washes and was an early pioneer in the pizza business in the Chicago area.  Mr. Bergeron was the first person to build and operate Little Caesar’s Pizza stores in the area, developing 21 of them from 1980 through 1991.  Mr. Bergeron holds a Bachelors Degree in Agricultural Economics from North Dakota State University and an MBA in Economics and Finance from the University of Chicago.

Dr. Kenneth Casavant

Dr. Kenneth Casavant will serve as a director of GCA following the effective time of the merger.  Dr. Casavant has been a member of the board of directors of Bixby since his appointment in December of 2006. He is a professor of agricultural economics at Washington State University and has been a member of the faculty since 1972.  Dr. Casavant has B.S. and M.S. degrees in Agricultural Economics from North Dakota State University and a Ph.D. in Agricultural Economics from Washington State University.  He is a member of the Northwest Power Planning Council, the Transportation Research Board, the Transportation Research Forum, the Western Agricultural Economics Science Association, the Washington State Department of Transportation Steering Committee, and the Board of Directors of the Pacific Northwest Regional Economic Conference.  Dr. Casavant recently was the recipient of a Lifetime Achievement Award from the Upper Great Plains Institute, the first ever given by that organization.  His expertise in the fields of Transportation Economics and Policy, International Trade and Marketing brings a lot of knowledge to our Board, particularly as it relates to Engineered Fuel Technology. Dr. Casavant is the brother-in-law of the Company’s CEO, Robert A. Walker.

Marvin R. (Ron) Baker

Marvin R. (Ron) Baker will serve as Vice President Devolitization & Liquefaction Division following the effective time of the merger.  Mr. Baker currently serves in the same position for Bixby, a position he has held under various titles since June 2007.  Prior to joining Bixby, Mr. Baker was a senior management executive with Michelin Tire Corporation from 1978 to 1994.  While at Michelin, he was responsible for North American field evaluation; and in the course of this work, he became interested in the disposal of organic and inorganic materials which led him to explore gasification technologies as a solution.  After leaving Michelin, from 1995 to 2007, Mr. Baker held several plant manager positions on a consulting basis in order to pursue the development of gasification methodologies.  He holds a B.S. in Science from Clemson University in South Carolina.

Family Relationships

Robert Walker, GCA’s proposed President, Chairman of the Board, Chief Executive Officer and Director and Kenneth Casavant, a proposed Director of GCA are brothers-in-law.  There are no other family relationships among any of our proposed post-merger executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders after he is elected, and until his successor is elected and qualified or until his earlier resignation or removal.  Each executive officer will hold office after his is elected until the initial meeting of the board of directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Executive Compensation

None of the persons who will be executive officers or directors of GCA following the effectiveness of the merger described in this joint proxy statement/prospectus have provided any services to GCA or its subsidiaries or received any compensation from or on behalf of the company.

GCA’s current sole director and officer, Michael Membrado, will resign upon the effectiveness of the merger.

None of the persons who will be officers or directors of GCA after the effectiveness of the merger have any employment agreements or change-in-control arrangements with GCA.

Transactions with Related Persons, Promoters and Certain Control Persons

There are no transactions in which GCA or Bixby was or is to be a participant in which any person who will be a related person following the effectiveness of the  merger had or will have a direct or indirect material interest that are required to be disclosed in this joint proxy statement/prospectus.

GCA STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at GCA’s next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the SEC, promulgated under the Securities Exchange Act of 1934, must be received by GCA’s Secretary at GCA’s principal executive offices by _____________, 2009 for inclusion in GCA’s annual proxy statement and form of proxy relating to such meeting.

LEGAL MATTERS

Certilman, Balin Adler & Hyman, LLP, counsel to GCA I Acquisition Corp., will pass on the validity of the GCA common stock to be issued to Bixby stockholders in the merger and the concurrent exchange agreements.

EXPERTS

The consolidated financial statements of GCA I Acquisition Corp. as of May 31, 2008 and for the fiscal years ended May 31, 2008 and 2007 included within this joint proxy statement/prospectus have been so included in reliance on the report, which includes an explanatory paragraph related to GCA’s ability to continue as a going concern, of Sherb & Co., LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Bixby Energy Systems, Inc. as of May 31, 2008 and for each of its fiscal years ended May 31, 2008 and May 26, 2007, included within this joint proxy statement/prospectus have been so included in reliance on the report, which includes an explanatory paragraph related to Bixby’s ability to continue as a going concern, of Sherb & Co., LLP, independent  registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

GCA files quarterly and annual reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that GCA files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  GCA’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Copies of GCA’s public filings are also available without charge to each person to whom the prospectus contained in this registration statement is delivered, upon written or oral request to:

GCA I Acquisition Corp.
115 East 57th Street
Suite 1006
New York, New York 10022
Attention:  Michael M. Membrado
Telephone Number: (646) 486-9772

To obtain timely delivery, you must request the information no later than five business days before the date you must make your decision about the merger and amendment to Bixby’s Certificate of Incorporation described in the joint proxy statement/prospectus if you are a Bixby Stockholder, and no later than five business days before the date you must make your decision on the GCA consent proposals if you are a GCA stockholder.  In order to ensure that you will get the information you request on a timely basis, you must request this information by no later than __________________, 200__.

Exhibit Number	Description of Exhibit

2.1	Amended & Restated Agreement and Plan of Merger dated March 27, 2009 (included as Annex A to the joint proxy statement/prospectus).
3.1	Articles of Incorporation of GCA I Acquisition Corp.
3.2	Form of Amendment No. 1 to GCA Acquisition Corp. Certificate of Incorporation (included as Annex D to the joint proxy statement/prospectus)
3.3	Form of Amendment No. 2 to GCA Acquisition Corp. Certificate of Incorporation (included as Annex E to the joint proxy statement/prospectus)
3.4	Bylaws of GCA I Acquisition Corp.
5.1	Opinion of Certilman Balin Adler & Hyman, LLP
10.1	Form of GCA Acquisition Corp. Equity Participation Plan (included as Annex F to the joint proxy statement/prospectus)
10.2	Form of Convertible Debt Security Exchange Agreement (included as Annex H to the joint proxy statement/prospectus)
10.3	Form of Common Stock Purchase Warrant Exchange Agreement (included as Annex I to the joint proxy statement/prospectus)
10.4	Form of Series A Convertible Preferred Stock Purchase Warrant Exchange Agreement (included as Annex J to the joint proxy statement/prospectus)
10.5	Form of Bixby Affiliate Agreement (included as Annex K to the joint proxy statement/prospectus)
23.1	Consent of Sherb & Co., LLP
23.2	Consent of Sherb & Co. LLP
23.3	Consent of Certilman Balin Adler & Hyman, LLP[1]
99.1	Form of GCA Acquisition Corp.’s Unanimous Written Consent of Stockholders and Consent Signature Card (included as Annex B to the joint proxy statement/prospectus)

1 Included in Exhibit 5.1.  To be filed by amendment.

Annex A

AMENDED & RESTATED

AGREEMENT AND PLAN OF MERGER

among

GCA I ACQUISITION CORP., a Delaware Corporation,

BIXBY ENERGY ACQUISITION CORP., a Delaware Corporation,

BIXBY ENERGY SYSTEMS, INC., a Delaware Corporation

and

ROBERT A. WALKER, an Individual

Dated:  March 27, 2009

A-i

4.18 Intellectual Property	A-20
4.19 Material Contracts	A-23
4.20 Litigation	A-25
4.21 Employee Benefit Plans	A-26
4.22 Labor and Employment Matters	A-28
4.23 Environmental	A-29
4.24 Related Party Transactions	A-30
4.25 Insurance	A-31
4.26 Absence of Certain Changes or Events	A-31
4.27 Solvency	A-32
4.28 Brokers or Finders	A-32
4.29 No Illegal Payments	A-32
4.30 Information Supplied	A-33
4.31 Antitakeover Statutes	A-33
4.32 Compliance with Securities Laws	A-33
4.33 Change in Control	A-33
4.34 Powers of Attorney	A-33
4.35 Material Disclosures	A-33

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
5.1 Corporate Organization and Qualification	A-33
5.2 Certificate of Incorporation and Bylaws	A-34
5.3 Books and Records	A-34
5.4 Capitalization	A-34
5.5 Authority Relative To This Agreement	A-35
5.6 No Conflict; Required Filings and Consents	A-35
5.7 SEC Reports; Financial Statements	A-36
5.8 Taxes	A-36
5.9 Absence of Litigation	A-38
5.10 Related Party Transactions	A-39
5.11 Ownership of Merger Sub; No Prior Activities	A-39
5.12 Absence of Certain Changes or Events	A-39
5.13 No Illegal Payments	A-40
5.14 Antitakeover Statutes	A-40
5.15 Compliance with Securities Laws	A-40
5.16 Brokers or Finders	A-40

ARTICLE VI - COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER
6.1 Conduct of Business by the Company Pending the Merger	A-41
6.2 Conduct of Business by Parent Pending the Merger	A-42
6.3 Conduct of Company Principal Stockholder Pending the Merger	A-43

ARTICLE VII - ADDITIONAL AGREEMENTS
7.1 Amended & Restated Voting Agreement	A-43

A-ii

7.2 Parent Stockholder Holdback	A-43
7.3 Certain Corporate and Securities Compliance	A-43
7.4 Regulatory Approvals	A-48
7.5 Public Announcements	A-49
7.6 Tax-Free Reorganization.	A-49
7.7 Affiliates	A-49
7.8 Consents	A-49
7.9 Notification of Certain Matters	A-49
7.10 Conveyance Taxes	A-50
7.11 Dissenters' Rights	A-50
7.12 Post-Closing Current Report Filing on Form 8-K	A-50
7.13 Post-Closing Establishment of Trading Market; Quotation; Listing	A-50
7.14 Certain Registration Obligations	A-50
7.15 Certain Liability & Indemnification	A-53
7.16 Further Assurances	A-54

ARTICLE VIII - CONDITIONS TO THE MERGER
8.1 Conditions to the Obligations of Each Party to Effect the Merger	A-54
8.2 Conditions to the Obligations of Parent and Merger Sub to Effect the Merger	A-55
8.3 Conditions to the Obligations of the Company to Effect the Merger	A-56

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER
9.1 Termination	A-57
9.2 Amendment	A-59
9.3 Waiver	A-59

ARTICLE X - MISCELLANEOUS
10.1 Notices	A-59
10.2 Certain Definitions	A-60
10.3 Index of Other Defined Terms	A-66
10.4 Interpretation	A-70
10.5 Survival	A-70
10.6 Severability	A-70
10.7 Assignment; Binding Effect; Benefit	A-71
10.8 Fees and Expenses	A-71
10.9 Incorporation of Schedules	A-71
10.10 Specific Performance	A-71
10.11 Governing Law	A-72
10.12 Consent to Jurisdiction;Waiver of Jury Trial	A-72
10.13 Headings	A-72
10.14 Counterparts	A-72
10.15 Entire Agreement	A-72

A-iii

EXHIBITS

Exhibit A	Certificate of Incorporation – Parent
Exhibit B	Bylaws – Parent
Exhibit C	Certificate of Incorporation – Merger Sub
Exhibit D	Bylaws – Merger Sub
Exhibit E	Certificate of Incorporation – Company
Exhibit F	Bylaws – Company
Exhibit G	Form of Amended & Restated Voting Agreement
Exhibit H	Form of Certificate of Merger
Exhibit I	Form of Affiliate Agreement
Exhibit J	Form of Convertible Debt Securites Exchange Agreement
Exhibit K	Form of Common Stock Purchase Warrant Exchange Agreement
Exhibit L	Form of Series A Convertible Preferred Stock Purchase Warrant Exchange Agreement
Exhibit M	Form of Registrable Securities Lock-Up Agreement

SCHEDULES

Schedule A	Company Disclosure Schedule
Organization and Qualification; Subsidiaries	Section 4.1
Capitalization	Section 4.4
No Conflict; Required Filings and Consents	Section 4.6
Permits; Compliance	Section 4.7
Financial Statements	Section 4.8
Taxes	Section 4.11
Inventory	Section 4.14
Product Warranty	Section 4.15
Real Property	Section 4.17
Intellectual Property	Section 4.18
Material Contracts	Section 4.19
Litigation	Section 4.20
Employee Benefit Plans	Section 4.21
Environmental	Section 4.23
Related Party Transactions	Section 4.24
Insurance	Section 4.25
Absence of Certain Changes or Events	Section 4.26
Change in Control	Section 4.33
Conduct of Business by the Company Pending the Merger	Section 6.1

Schedule B	Parent Disclosure Schedule
Capitalization	Section 5.4
No Conflict; Required Filings and Consents	Section 5.6
Taxes	Section 5.8
Absence of Certain Changes or Events	Section 5.12
Conduct of Business by Parent Pending the Merger	Section 6.2

A-iv

This AMENDED & RESTATED AGREEMENT AND PLAN OF MERGER, dated as of March 27, 2009 (this “Agreement”), among GCA I Acquisition Corp., a  Delaware corporation (“Parent”), Bixby Energy Acquisition Corp., a Delaware corporation and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), Bixby Energy Systems, Inc., a Delaware corporation (the “Company”) and Robert A. Walker, the President, Chief Executive Officer, and a principal shareholder of the Company (the “Company Principal Stockholder”) (Parent, Merger Sub, Company, and the Company Principal Stockholder may hereinafter be referred to individually as a “Party” or collectively as the “Parties”).

WHEREAS, the Parties entered into a certain agreement and plan of merger as of May 7, 2008 (the “Original Merger Agreement”), which Original Merger Agreement the Parties now wish to amend and restate in its entirety in the form of this Agreement, which shall for all purposes be deemed to supercede the Original Merger Agreement;

WHEREAS, the certificate of incorporation and bylaws of Parent as in effect as of the date hereof are annexed hereto as Exhibit A and Exhibit B, respectively;

WHEREAS, the certificate of incorporation and bylaws of Merger Sub as in effect as of the date hereof are annexed hereto as Exhibit C and Exhibit D, respectively;

WHEREAS, the certificate of incorporation and bylaws of the Company as in effect as of the date hereof are annexed hereto as Exhibit E and Exhibit F, respectively;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Parent, Merger Sub, and the Company intend to enter into a certain business combination transaction;

WHEREAS, for federal income tax purposes, it is intended that the acquisition of the Company by Parent  pursuant to this Agreement qualify as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the board of directors of the Company (i) has determined that the Merger (as defined in Section 1.1 below) is in the best interests of the Company and its shareholders (ii) has approved this Agreement, the Merger, and the other transactions contemplated hereby (collectively, the “Transactions”) (iii) has adopted a resolution declaring the Merger advisable, and (iv) has determined to recommended approval of this Agreement by, and directed that this Agreement be submitted to a vote of, the shareholders of the Company;

WHEREAS, the board of directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the Transactions, (iii) has adopted a resolution declaring the Merger advisable, and (iv) has approved the issuance of certain shares of the common stock of Parent, $.0001 par value per share (“Parent Common Stock”), pursuant to the Merger;

WHEREAS, the board of directors of Merger Sub (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Merger Sub, and fair to and in the best interests of Merger Sub and its stockholders, (ii) has approved this Agreement, the Merger and the Transactions, (iii) has adopted a resolution declaring the Merger advisable, and (iv) has determined to recommend that the sole stockholder of Merger Sub adopt this Agreement;

WHEREAS, contemporaneously with the execution of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, the Company Principal Stockholder is entering into an amended and restated voting agreement with Parent in substantially the form annexed hereto as Exhibit G and made a part hereof (the “Amended & Restated Voting Agreement”); and

WHEREAS, capitalized terms used throughout this Agreement shall have the meanings assigned to them in Section 10.2 or in the Section of this Agreement to which reference is made within Section 10.3.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE MERGER

1.1           The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and pursuant to the certificate of merger in such form as is required by and executed in accordance with the relevant provisions of the DGCL, a form of which is annexed hereto as Exhibit H (the “Certificate of Merger”), at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) of the Merger (the “Merger”) (Merger Sub and the Company are sometimes referred to herein jointly as the “Constituent Corporations”).  As a result of the Merger, the outstanding shares of capital stock of the Company and Merger Sub shall be converted or canceled in the manner provided in Article II of this Agreement.

1.2           Effective Time; Closing.  The closing of the Merger (the “Closing”) shall take place at the offices of Certilman, Balin, Adler & Hyman. LLP in East Meadow, NY at 10:00 a.m. on a date to be specified by the Parties which shall be no later than two (2) Business Days following the satisfaction or waiver (as provided herein) of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing), unless another time, date and/or place is agreed to in writing by the Parties (the date upon which the Closing occurs is referred to hereinafter as the “Closing Date”).  Simultaneously with, or as soon as practicable following the Closing, the Company, as the Surviving Corporation, shall file the Certificate of Merger with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) as provided in Section 252(c) of the DGCL.  The Merger shall become effective at such time as the Certificate of Merger is so filed or at such later time as may be specifically set forth in the Certificate of Merger, if different, which time is hereinafter referred to as the “Effective Time”.

1.3           Effects of the Merger.  At and after the Effective Time:

 (a)           the Merger shall have the effects as set forth in the applicable provisions of the DGCL, including without limitation Section 259(a) thereof.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, privileges, immunities, powers and franchises (of a public as well as of a private nature) of the Company and Merger Sub and all property (real, personal and mixed) of the Company and Merger Sub and all debts due to either the Company or Merger Sub on any account, including subscriptions to shares, and all other choses in action, and every other interest of or belonging to or due to each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities, obligations and duties of each of the Company and Merger Sub shall become the debts, Liabilities, obligations and duties of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, Liabilities, obligations and duties had been incurred or contracted by the Surviving Corporation, and all rights of creditors and all Liens upon any property of the Company or Merger Sub shall be preserved unimpaired in the Surviving Corporation following the Merger;

(b)           the certificate of incorporation of the Company, a copy of which is annexed hereto as Exhibit D, shall be the certificate of incorporation of the Surviving Corporation until such time as it may thereafter be amended in accordance with applicable Delaware Law;

(c)           the bylaws of the Company shall be the bylaws of the Surviving Corporation until such time as they may thereafter be amended in accordance with applicable Delaware Law;

(d)           the directors and officers of the Company immediately prior to the Effective Time shall remain the directors and officers of the Surviving Corporation, each to hold office until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected and qualified, all in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.

1.4           Post-Merger Actions.

 (a)          Immediately following the Effective Time:

(i)           the officers of Parent prior to the Effective Time shall resign their respective positions as officers of Parent;

(ii)           the sole director of Parent (Michael M. Membrado) shall resign from his seat on the board of directors of Parent; and

 (b)          As soon as practicable following the Effective Time:

(i)           the board of directors of Parent, through appropriate action duly taken, shall amend the bylaws of Parent to permit a board of directors of not less than one (1) nor more than twelve (12) directors;

(ii)           the board of directors of Parent, through appropriate action duly taken, shall appoint as directors to fill some or all of such vacancies such persons as shall have been holding directorships in the Company immediately prior to the Merger;

(iii)           the board of directors of Parent, through appropriate action duly taken, shall elect new officers of Parent who shall be the same officers as the Company had prior to the Merger.

1.5           Further Assurances.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation’s right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

2.1          Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any shareholders of Parent, Merger Sub or the Company (each stockholder of the Company being referred to individually hereinafter as a “Company Stockholder”):

(a)           Subject to the other provisions of this Section 2.1 and to Section 2.2:

(i)           Each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (each, a “Cancelable Common Share”) shall be automatically converted without payment of any consideration (subject to any required adjustment pursuant to Subsection (c) of this Section 2.1) into the right to receive one (1) share of fully paid and nonassessable Parent Common Stock (the “Exchange Ratio”); provided, however, that, in the event that any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or otherwise subject to a repurchase option, risk of forfeiture, or other condition under any applicable restricted stock purchase or other agreement with the Company, then the shares of Parent Common Stock to be issued in exchange for such shares of Company Common Stock shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition without regard, however, to any provisions regarding the acceleration of vesting in the event of certain transactions that may otherwise be applicable.  At the Effective Time, (a) all such shares of Company Common Stock shall be deemed no longer to be outstanding and shall automatically be canceled and cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive a certificate or certificates representing the shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted in the Merger pursuant to this Section 2.1(a)(i), (b) the holders of certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or under the DGCL, (c) any certificates previously evidencing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.2 of this Agreement, and (d) the certificates representing any shares of Parent Common Stock which have been exchanged for shares of Company Common Stock which, immediately prior to the Effective Time, had been unvested or otherwise subject to a repurchase option, risk of forfeiture, or other condition under any applicable restricted stock purchase or other agreement with the Company, shall contain an appropriate legend evidencing such continuing restriction.

(ii)           Each share of Series A convertible preferred stock, $0.001 par value per share, of the Company (“Company Series A Convertible Preferred Stock”) issued and outstanding as of the date hereof and which remains issued and outstanding immediately prior to the Effective Time (each, a “Company Series A Convertible Preferred Share”) shall remain unchanged as a security of the Company following the Company becoming a subsidiary of Parent as a result of the Merger; provided, however, that, if, pursuant to the terms of its certificate of designations as of the Effective Time, the Series A Convertible Preferred Stock is to convert to Parent Common Stock in connection with and as a result of the Merger, then, and in such event, the terms of such Series A Convertible Preferred Stock (each share of which, under such circumstances, shall be referred to as a “Cancelable Company Series A Convertible Preferred Share”) shall govern.

(iii)           Unless otherwise specifically agreed to in writing among the Company, Parent and the respective holder prior to the Effective Time, each convertible note and/or debenture of the Company (each, a “Company Convertible Debenture”) issued and outstanding immediately prior to the Effective Time  shall remain unchanged as a security of the Company following the Company becoming a subsidiary of Parent as a result of the Merger;

(iv)           Unless otherwise specifically agreed to in writing among the Company, Parent, and the respective holder prior to the Effective Time, each warrant to purchase shares of Company Common Stock (each, a “Company Common Stock Purchase Warrant”) issued and outstanding immediately prior to the Effective Time, and all obligations arising and existing thereunder, shall remain unchanged as a security of the Company following the Company becoming a subsidiary of Parent as a result of the Merger.

(v)           Unless otherwise specifically agreed to in writing among the Company, Parent, and the respective holder prior to the Effective Time, aach warrant to purchase shares of Company Series A Convertible Preferred Stock (each, a “Company Series A Convertible Preferred Stock Purchase Warrant”) issued and outstanding immediately prior to the Effective Time, and all obligations arising and existing thereunder, shall remain unchanged as a security of the Company following the Company becoming a subsidiary of Parent as a result of the Merger.

(vi)            Each option to purchase shares of Company Common Stock issued and outstanding under the Bixby Energy Systems, Inc. 2001 Stock Option Plan (the “Bixby Option Plan”) prior to the Effective Time (each, a “Company Stock Option”), whether or not vested, shall, by virtue of the Merger, be assumed by Parent; provided, however, that each Company Stock Option so assumed by Parent under this Agreement (each, a “Replacement Option”) shall (a) continue to have, and be subject to, the same terms and conditions of such options as shall have been in effect immediately prior to the Effective Time, including without limitation any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions, (b) be exercisable (or become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock for which such Company Stock Option had been exercisable (for shares of Company Common Stock) immediately prior to the Effective Time, adjusted to give effect to the Exchange Ratio (rounded down to the nearest whole share), (c) be exercisable (or become exercisable in accordance with its terms) at a price per share of Parent Common Stock equal to the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time, adjusted to give effect to the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent), and (d) be deemed to refer to Parent wherever reference is made to the Company in and throughout any agreement and/or certificates representing the Company Stock Option.  No representations or warranties whatsoever are made that any of the Company Stock Options assumed by Parent hereunder shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Stock Options qualified as incentive stock options immediately prior to the Effective Time.

(vii)           each share of common stock, par value $.0001 per share, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation at the Effective Time, and the Surviving Corporation thereafter shall have no other equity securities; and

(viii)           any options to purchase shares of Parent Common Stock or Parent Preferred Stock outstanding immediately prior to the Effective Time (each, a “Parent Preexisting Stock Option”), whether or not vested, and any warrants to purchase shares of Parent Common Stock or Parent Preferred Stock outstanding immediately prior to the Effective Time (each, a “Parent Preexisting Warrant”), whether or not then exercisable, shall, by virtue of the Merger, be cancelled.

(b)           It is expressly understood and acknowledged that no fractional shares of Parent Common Stock shall be issued in connection with the Merger and that no holder of Cancelable Common Shares or Cancelable Series A Convertible Preferred Shares shall be entitled to receive a cash payment in lieu of any fractional share of Parent Common Stock.

(c)           Except for any changes resulting from the Parent Stock-Split, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, reclassification, recapitalization, split, division, subdivision, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, reclassification, recapitalization, split, division, subdivision, combination or exchange of shares.

2.2          Exchange of Securities and Certificates.

(a)           Following the execution hereof, and as of or before the Effective Time, Parent shall enter into an agreement with such transfer agent, bank, or trust company of recognized standing that may be designated by Parent and is reasonably satisfactory to the Company (the “Exchange Agent”).  Upon receipt of notice from the Company to Parent of the Company’s receipt of Company Stockholder Approval, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Cancelable Common Shares, Cancelable Series A Convertible Preferred Shares, any Company Convertible Debentures  to be exchanged for Parent Common Stock or for convertible debt securities of Parent (“Parent Convertible Debt Securities”) pursuant to written agreement as part of the Merger (each, a “Cancelable Company Convertible Debenture”), any Company Common Stock Purchase Warrants to be exchanged for one or more warrants to purchase Parent Common Stock (“Parent Common Stock Purchase Warrants”) pursuant to written agreement as part of the Merger (each, a “Cancelable Company Common Stock Purchase Warrant”), and any Company Series A Convertible Preferred Stock Purchase Warrants to be exchanged for one or more Parent Common Stock Purchase Warrants pursuant to written agreement as part of the Merger (each, a “Cancelable Company Series A Convertible Preferred Stock Purchase Warrants”)(collectively, the “Cancelable Securities”) for exchange in accordance with this Article II, through the Exchange Agent, certificates representing (i) the whole shares of Parent Common Stock issuable pursuant to Sections 2.1(a)(i), (ii), and (iii) in exchange for Cancelable Common Shares, Cancelable Company Series A Convertible Preferred Shares and Cancelable Company Convertible Debentures, respectively, (ii) Parent Convertible Debt Securities issuable pursuant to written agreement in exchange for Cancelable Company Convertible Debentures, and (iii) Parent Common Stock Purchase Agreements issuable pursuant to written agreement in exchange for Cancelable Company Common Stock Purchase Warrants and Cancelable Series A Convertible Preferred Stock Purchase Warrants (such certificates being hereinafter referred to collectively as the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions from Parent, deliver the various certificates for securities to be issued pursuant to Section 2.1, or pursuant to agreements entered into pursuant to Section 2.1, out of the Exchange Fund (collectively, and together with any Replacement Options, the “Merger Securities”).

(b)           The provisions of Section 2.2(a) notwithstanding, in the event that the Exchange Agent shall only be willing to accept the assignment as Exchange Agent to the extent that it excludes from its responsibilities those relating to the exchange of Cancelable Company Convertible Debentures for Parent convertible debentures pursuant to written agreement, then, and, in such event, any responsibilities relating to the exchange of Cancelable  Company Convertible Debentures for Parent convertible debentures  shall be assigned to a separate third-party agent to be reasonably agreed upon between Parent and the Company, who will be subject to the same responsibilities in relation to the exchange of Cancelable Company Convertible Debentures for Parent convertible debentures as Exchange Agent bears in relation to the exchange of all other securities under this Article II.

(c)           As promptly as reasonably practicable after the Effective Time, Parent (following the change in control contemplated by the Merger) will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced Cancelable Securities (i) a letter of transmittal, and (ii) instructions for use in effecting the surrender of such certificates for Cancelable Securities in exchange for certificates evidencing the Merger Securities, which instructions shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Merger Securities shall pass, only upon proper delivery of the certificates representing the Merger Securities to the Exchange Agent for use in exchanging the Cancelable Securities for the Merger Securities. Upon surrender of a certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Cancelable Securities shall be entitled to receive certificates evidencing the Merger Securities due to such holder in accordance with Section 2.1(a), together with any dividends or distribution to which such holder may otherwise be entitled, and the certificate(s) so surrendered shall immediately be canceled.  Subject to Section 2.2(h), under no circumstances will any holder of a certificate representing Cancelable Securities be entitled to receive any of the Merger Securities or certificates evidencing the same until such holder shall have surrendered any and all certificates reflecting the corresponding Cancelable Securities from which such entitlement derives.

(d)           In the event of a transfer of ownership of Cancelable Securities which has not been registered in the transfer records of the Company, the Merger Securities into which the Cancelable Securities were converted in the Merger may be delivered by the Exchange Agent in accordance with this Article II to the Person other than the Person in whose name the surrendered certificate is surrendered if (i) the certificate(s) evidencing such Cancelable Securities is/are presented to the Exchange Agent, properly endorsed and accompanied by all documents required to evidence and effect such transfer, including without limitation an opinion of counsel for the Company that such transfer was effected in compliance with all federal and state securities Laws, and (ii) evidence is presented in form satisfactory to Exchange Agent that any applicable Taxes have been duly paid, or, if not paid, the Person requesting such issuance pays to the Exchange Agent any and all Taxes required as a result of the issuance to a Person other than the registered holder of the certificate.  Until surrendered or transferred as contemplated by this Section 2.2, each certificate representing Cancelable Securities, other than any certificates representing Dissenting Shares, shall represent at all times after the Effective Time solely the right to receive, upon such surrender or transfer, in accordance with the terms hereof, the Merger Securities, together with any amounts payable pursuant to Section 2.1(e) of this Agreement.

(e)           Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to the Merger Securities with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate(s) evidencing Cancelable Securities until the holder of such Cancelable Securities shall surrender such certificate(s) to the Exchange Agent in accordance with Section 2.2(c).  Subject to the effect of applicable Laws, following surrender of any such certificate(s) reflecting Cancelable Securities, there shall be paid to the holder of such certificate(s), in addition to the Merger Securities to which such holder is entitled pursuant to Section 2.1(a), without interest, the corresponding amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to any of such Merger Securities, less the amount of any withholding Taxes which may be required thereon.  No holder of Cancelable Securities shall be entitled, until the surrender of any certificate for any such Cancelable Securities, to vote any shares of Parent Common Stock or other capital stock which such holder shall have the right to receive pursuant to this Article II.

(f)           All Merger Securities issued upon conversion of the Cancelable Securities in accordance with Section 2.1(a), and any cash paid or other distributions made pursuant to Section 2.2(e), shall be deemed to have been issued or paid, respectively, in full satisfaction of all rights pertaining to such Cancelable Securities.  From and after the Effective Time, holders of Cancelable Securities shall cease to have any rights with respect to such Cancelable Securities outstanding immediately prior to the Effective Time, except as otherwise provided in this Agreement or by Law.

(g)           Any portion of the Exchange Fund which remains undistributed to the holders of Cancelable Securities for six (6) months after the Effective Time shall be returned to Parent, and, subject to Section 2.2(h), any holders of Cancelable Securities which have not theretofore complied with this Article II shall thereafter look only to Parent for the Merger Securities and any dividends or other distributions to which they are entitled pursuant to Section 2.1(a).  Any portion of the Exchange Fund remaining unclaimed by holders of Cancelable Securities as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.  To the fullest extent permitted by Law, neither Parent nor the Surviving Corporation shall be liable to any holders of Cancelable Securities for any Merger Securities, cash or other property delivered from the Exchange Fund to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(h)           If any certificate representing Cancelable Securities shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the party claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Exchange Agent, the posting by such party of a bond, in such reasonable amount as the Surviving Corporation or the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such certificate and the amount of any fee charged by the Exchange Agent for such service, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the Merger Securities, together with any unpaid dividends and distributions deliverable in respect thereof.

(i)           Notwithstanding anything to the contrary contained herein, each Person entitled to receive shares of Parent Common Stock under this Section 2.2 shall receive them on the condition and subject to the requirements that:

(1)           whether or not registered or otherwise eligible for resale, (i) ninety percent (90%) of such shares may not be sold (but may be transferred (A) by gift to an immediate family member, (B) by will or intestacy or distribution, or (C) to a trust for the benefit of the transferor or a family member) except in accordance with the following schedule (calculated on a cumulative basis):

Up to five percent (5%)
Ninety (90) days following  the date such shares of Parent Common Stock are, as a class, first duly authorized, qualified, and listed or quoted for trading on the NASDAQ Capital Market and/or the OTCBB (the “Listing Date”)

Up to additional five percent (5%)	One hundred and eighty (180) days following the Listing Date
Up to additional five percent (5%)	Two hundred and seventy (270) days following the Listing Date
Up to additional five percent (5%)	Three hundred and sixty-five (365) days following the Listing Date
Up to additional ten percent (10%)	Four hundred and fifty-five (455) days following the Listing Date
Up to additional fifteen percent (15%)	Five hundred and forty-five (545) days following the Listing Date
Up to additional twenty percent (20%)	Six hundred and thirty-five (635) days following the Listing Date
Up to additional twenty-five percent (25%)	Seven hundred and thirty (730) days following the Listing Date and the certificates evidencing such shares shall have a legend reflecting such restriction, and (ii) the remaining ten percent (10%) of such shares may be freely sold or transferred at any time following the  Listing Date; and

(2)           notwithstanding anything contained in the schedule set forth above in subsection (1) to the contrary, if the Listing Date shall not have occurred as of the date one (1) year following the Closing Date, then, and in such event, for purposes of the schedule set forth above in subsection (1), the Listing Date shall be deemed to be the date one (1) year following the Closing Date; and
(3)             if sold pursuant to Rule 144 or 145 under the Securities Act, such Person shall have first obtained an opinion of counsel for Parent that substantially provides that the sale of such shares will be exempt from the registration requirements of the Securities Act based on the provisions of Section 4(1) thereof and Rule 144 and/or Rule145 promulgated thereunder.

(j)           Notwithstanding anything to the contrary contained herein, no certificates representing Merger Securities shall be delivered to a Person who, in the exclusive discretion of Parent, may be deemed an “affiliate” of the Company for purposes of Rule 145 under the Securities Act until such Person shall have executed and delivered to Parent a written agreement substantially in the form attached hereto as Exhibit I (the “Affiliate Agreement”).

2.3           Dissenters’ Rights.

(a)           Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock or other Cancelable Securities which, under the DGCL entitle the holder to appraisal rights (“Dissentable Shares”), and which are held by any holder (a “Dissenting Holder”) who shall have demanded and not lost or withdrawn, or who shall be eligible to demand, appraisal rights with respect to such Dissentable Shares in the manner provided in the DGCL (“Dissenting Shares”) shall not represent the right to receive any portion of the Merger Securities (or any dividends or distributions associated therewith). If any holder of Dissentable Shares shall fail to perfect or shall effectively withdraw or lose its right to appraisal and payment under the DGCL, as the case may be, all Dissentable Shares held by such holder shall thereupon, in accordance with and subject to the provisions set forth in this Article II, represent the right to receive  those Merger Securities to which it would otherwise be entitled, together with any dividends or distributions due in connection therewith pursuant to Section 2.2(e).

(b)           Both the Company and Parent, as the case may be, shall give one another prompt notice of any demands for appraisal received by the Company or Parent, withdrawals of such demands and any other communications received by the Company or Parent in connection with any demands for appraisal. The Company may voluntarily make any payment with respect to any such demands. The Company shall have the right to control all negotiations and Proceedings with respect to demands for appraisal, including the right to settle any such demands.

2.4           Withholding.  Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration payable pursuant to this Agreement to any holder of Cancelable Securities or Dissenting Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable state, local or foreign Tax Law.  To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Cancelable Securities or Dissenting Shares in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

2.5           Stock Transfer Books.  At 5:00 pm on the day immediately preceding the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Cancelable Securities thereafter on the records of the Company.  On or after the Effective Time, any certificates reflecting Cancelable Securities presented to the Exchange Agent or Parent for any reason shall carry only those rights as expressly stated in this Article II.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PRINCIPAL STOCKHOLDER

The Company Principal Stockholder represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct.

3.1           Authority Relative To The Operative Agreements.  He has all legal right, power and capacity to execute and deliver and to perform his obligations under this Agreement and the Operative Agreements to which he is a party and to consummate the Transactions.

3.2           Execution; Enforceability.  He has duly and validly executed and delivered this Agreement and the other Operative Agreements and, assuming the due authorization, execution and delivery of this Agreement and the other Operative Agreements by Parent, Merger Sub, and the Company, as required, constitutes his legal, valid and binding obligations, enforceable against him in accordance with their respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

3.3           Title to Securities of the Company.  He is the record and Beneficial Owner of the securities of the Company as specifically reflected in the Amended & Restated Voting Agreement which he has executed and delivered in connection and contemporaneously herewith, and immediately prior to the Effective Time, he will own such securities free and clear of any Liens.

3.4           No Conflicts.  To the best of his knowledge, the execution and delivery by him of this Agreement and each of the other Operative Agreements to which he is a party does not, and the performance by him of his obligations under this Agreement and such other Operative Agreements, and the consummation of the Transactions do not and will not:

(a)           subject to obtaining the consents, approvals and actions, making the filings and providing the notices referred to in Section 3.5 below, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to him or any of his assets and properties; or

(b)           (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require him to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon him or any of his assets and properties under, any Contract to which he is a party or by which any of his assets and properties is bound.

3.5           Governmental Approvals and Filings.  Except as may otherwise be set forth in this Agreement, to the best of his knowledge, no consent, approval or action of, filing with or notice to, any Governmental Authority on his part is required in connection with the execution, delivery and performance of this Agreement or any of the other Operative Agreements.

3.6           Legal Proceedings.  To the best of his knowledge, there are no Proceedings pending or threatened against, relating to or affecting either him or any of his assets and properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal any of the Transactions or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the other Operative Agreements to Parent, Merger Sub, the Company, or the Surviving Corporation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule delivered by the Company and signed by the Company and Parent for identification prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”), which shall identify exceptions by specific section references, the Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

4.1           Organization and Qualification; Subsidiaries.  The Company is a corporation, and each Subsidiary of the Company is a corporation, in each case duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Subsidiary are duly qualified or licensed as a foreign corporation to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.  As of the date hereof, a true and correct list of all Subsidiaries, together with the jurisdiction of organization of each Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 4.1 of the Company Disclosure Schedule.  Except as disclosed in Section 4.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

4.2           Certificate of Incorporation and Bylaws.  Exhibit E annexed hereto is a complete and correct copy of the Company’s certificate of incorporation, as amended to date, and Exhibit F annexed hereto is a complete and correct copy of the Company’s bylaws, as amended to date.  The Company has previously delivered to Parent complete and correct copies of the certificates of incorporation and bylaws of each of the Company’s Subsidiaries.  Neither the Company nor any such Subsidiary is in violation of any provision of its certificate of incorporation or bylaws.

4.3           Books and Records.

(a)         The books of account, minute books, stock record books, and other records of the Company and its Subsidiaries are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.  The minute books of the Company and its Subsidiaries contain accurate and complete records of all meetings held of, consents of, and corporate action taken by, the stockholders, the boards of directors, and any committees of the boards of directors of each of Company and such Subsidiaries, and no meeting of such stockholders, boards of directors or committees has been held for which minutes have not been prepared and are not contained in such minute books.

(b)         None of the records, systems, data or information of either the Company or any of its Subsidiaries is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including, but not limited to, an electronic, mechanical or photographic process computerized or not) which are not under the exclusive ownership and direct control of either the Company or its Subsidiaries, as the case may be.

4.4          Capitalization.

(a)           The authorized capital stock of the Company consists of one hundred twenty five million (125,000,000) shares of Company Common Stock, par value $0.001 per share, and five million (5,000,000) shares of blank-check preferred stock, par value $0.001 per share.  As of the date of this Agreement, (A) thirty-six million four hundred forty-three thousand two hundred ninety (36,443,290) shares of Company Common Stock, and  eight hundred and seventeen thousand five hundred and thirty-four (817,534) shares of Series A convertible preferred stock (the “Company Series A Convertible Preferred Stock”), were issued and outstanding, all of which  were validly issued, fully paid and nonassessable and not subject to preemptive rights, and there were no other shares of capital stock issued and outstanding, and (B) five million (5,000,000) shares of Company Common Stock were reserved for future issuance pursuant to outstanding stock options or stock incentive rights granted pursuant to any stock option plan.  Except as set forth in this Section 4.4(a) or as may be specified in Section 4.4(a) of the Company Disclosure Schedule, as of the date of this Agreement, (i) there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of, or other equity interests in, the Company or any Subsidiary obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary, (ii) there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock, Company Series A Convertible Preferred Stock or any other capital stock of the Company, nor any capital stock of, or any equity interest in, any of its Subsidiaries, (iii) there are no declared or accrued unpaid dividends with respect to any of the Company’s outstanding securities, and (iv) the Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation, or similar rights.  Each outstanding share of capital stock of, or other equity interest in, each Subsidiary is duly authorized, validly issued, fully paid and nonassessable.

(b)           Except as may be specified in Section 4.4(b) of the Company Disclosure Schedule, as of the date of this Agreement, of the Company’s outstanding equity, convertible and/or equity-linked securities (including options and warrants), only the Company Common Stock and Company Series A Convertible Preferred Stock provide the holders thereof with any voting rights of any kind.
(c)           Except as may be specified in Section 4.4(c) of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any of its Subsidiaries have outstanding any bonds, debentures, notes or other obligations or debt securities, and also except as set forth in Section 4.4(c) of the Company Disclosure Schedule, no outstanding bonds, debentures, notes or other obligations or debt securities carry with them any voting rights of any kind.

4.5          Authority Relative To This Agreement.

(a)           The Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Operative Agreements and, with respect to the Merger, upon the approval of this Agreement and the Merger by the Company’s shareholders in accordance with this Agreement and applicable Law, to perform its obligations hereunder and to consummate the Transactions.  The execution and delivery of this Agreement and the other Operative Agreements by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions, other than, with respect to the Merger, the approval of this Agreement and the Merger by the Company’s shareholders in accordance with applicable Law and the filing and recordation of the Certificate of Merger with the Delaware Secretary of State in accordance with this Agreement and applicable  Law. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, and the Company Principal Stockholder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

(b)           At a meeting duly called and held in compliance with the DGCL and the bylaws of the Company, or otherwise through unanimous written consent if permitted pursuant thereto, the board of directors of the Company has duly taken action (i) approving the Merger, based on a determination that the Merger is fair to the holders of Company Common Stock  and Series A Convertible Preferred Stock and in the best interests of such Company Stockholders, and (ii) approving this Agreement and the Transactions and recommending approval of this Agreement and the Transactions by the shareholders of the Company.  As of the date hereof, such action has not been rescinded and is in full force and effect.

(c)           In accordance with the Company’s certificate of incorporation, bylaws, and the DGCL, the affirmative vote of the combined holders of at least a majority of a quorum of the then-outstanding shares of Company Common Stock and Series A Convertible Preferred Stock (voting on an as-converted-to-Company-Common-Stock basis) is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger, and such vote, in accordance with the Company’s certificate of incorporation, bylaws, and the DGCL, may be duly obtained by written consent in lieu of a meeting.

4.6          No Conflict; Required Filings and Consents.

(a)  The execution and delivery of this Agreement and the other Operative Agreements by the Company do not, and the performance of this Agreement and the other Operative Agreements by the Company will not (in each case, with or without the giving of notice or lapse of time, or both), subject to (x) with respect to the Merger, obtaining the requisite approval of this Agreement and the Merger by the Company’s shareholders in accordance with this Agreement and applicable Law, and (y) obtaining the consents (the “Required Company Consents”), approvals, Authorizations and permits and making the filings described in Section 4.6(b) and Section 4.6(b) of the Company Disclosure Schedule, (i) conflict with or violate the certificate of incorporation, bylaws or equivalent organizational documents of the Company or any of its Subsidiaries, (ii) conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) except as may be specified in Section 4.6(a)(iii) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination,  unilateral amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries, or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except for such conflicts, violations, breaches, defaults or other occurrences, which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(b)           The execution and delivery of this Agreement and the other Operative Agreements by the Company do not, and the performance of this Agreement and the other Operative Agreements by the Company will not, require any consent, approval, Authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) the filing of the Form S-4 Registration Statement with the SEC in connection with the issuance of the Merger Securities pursuant to the Merger, (ii) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL, (iii) as may be specified in Section 4.6(b) of the Company Disclosure Schedule, and (iv) where failure to obtain any such consents, approvals, Authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement or the other Operative Agreements.

4.7           Permits; Compliance.  Except as may be specified in Section 4.7 of the Company Disclosure Schedule, each of the Company and its Subsidiaries is in possession of all franchises, grants, Authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company or any such Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted, except for those which the failure to possess would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company (the “Company Permits”) and, as of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except such suspension or termination as would not reasonably be expected to have a Material Adverse Effect on the Company.  Except as disclosed in Section 4.7 of the Company Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, or, with the giving of notice or the passage of time, would be in conflict with, or in default or violation of, (a) any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (b) any of the Company Permits.

4.8          Financial Statements.

(a)           Section 4.8(a) of the Company Disclosure Schedule contains true and complete copies of the following consolidated financial statements: (i) audited consolidated income statement for the fiscal year ended May 31, 2008, (ii) audited consolidated balance sheet at May 31, 2008, (ii) audited consolidated statement of stockholders’ equity for the fiscal year ended May 31, 2008, (iv) audited consolidated cash flow statement for the fiscal year ended May 31, 2008, (v) reviewed consolidated income statement for the six month period ending November 30, 2008 (the “Most Recent Company Income Statement”), (vi) reviewed consolidated balance sheet for at November 30, 2008 (the “Most Recent Company Balance Sheet”), (vii) reviewed consolidated statement of stockholders’ equity for the six month period ending November 30, 2008 (the “Most Recent Company Statement of Stockholders’ Equity”), and (viii) reviewed consolidated cash flow statement for the six month period ending November 30, 2008 (the “Most Recent Company Cash Flow Statement”), in each case internally prepared by the Company (the Most Recent Company Income Statement, the Most Recent Company Balance Sheet, the Most Recent Company Statement of Stockholders’ Equity, and the Most Recent Company Cash Flow Statement shall be referred to collectively as the “Most Recent Company Financial Statements”).  Each of the Most Recent Company Financial Statements (including, in each case, any notes thereto), as well as all of the audited financial statements identified above, are true, complete and correct, and fairly presented in all material respects the financial position, results of operations and changes in shareholders’ equity and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or any of its Subsidiaries).

(b)           Except (i) to the extent set forth on the Most Recent Company Balance Sheet, including the notes thereto, or (ii) as may be specified in Section 4.8(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any Liability which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, applied on a consistent basis, which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company.

4.9           Notes and Accounts Receivable.  All notes and accounts receivables of the Company and its Subsidiaries appearing on the Most Recent Company Balance Sheet and all of the receivables which have arisen or been acquired by the Company or its Subsidiaries since the date thereof (collectively, the “Company Receivables”), are bona fide trade receivable and have arisen or were acquired in the Ordinary Course of Business of the Company or its Subsidiaries and in a manner consistent with their normal past credit practices.  Since the date of the Most Recent Company Balance Sheet, neither the Company nor any of its Subsidiaries has cancelled or agreed to cancel, in whole or in part, any Company Receivables except in the Ordinary Course of Business consistent with demonstrated past practices.  All of the Company Receivables are reflected properly on the books and records of the Company or its Subsidiaries, and, except as set forth on Section 4.9 of the Company Disclosure Schedule, are current and collectible and not subject to set-off or counterclaim, and will be collected in accordance with their terms at their recorded amounts, subject only to reserve for bad debts or doubtful accounts set forth on the Most Recent Company Balance Sheet (as opposed to the notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.   For purposes of the foregoing, Company Receivables shall be deemed to be “collected in accordance with their terms at their recorded amounts” if they are collected in full within one hundred and twenty (120) days of the date such receivables are billed.

4.10           Undisclosed Liabilities.  None of the Company and its Subsidiaries has any material Liability, except for (i) Liabilities set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto), and (ii) Liabilities which have arisen since the date of the Most Recent Company Balance Sheet in the Ordinary Course of Business.

4.11           Taxes.

    (a)           Except as may be specified in Section 4.11(a) of the Company Disclosure Schedule, (i) each of the Company and its Subsidiaries has duly and timely filed all Tax Returns required to have been filed by or with respect to the Company or such Subsidiary, (ii) each such Tax Return correctly and completely reflects all liability for Taxes and all other information required to be reported thereon, (iii) all Taxes owed by the Company and each Subsidiary of the Company (whether or not shown on any Tax Return) have been timely paid, and (iv) each of the Company and its Subsidiaries has adequately provided for, in its books of account and related records, all Liability for unpaid Taxes, being current Taxes not yet due and payable.

    (b)           Except as may be specified in Section 4.11(b) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has withheld and timely paid all Taxes required to have been withheld and paid by it and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(c)           Except as may be specified in Section 4.11(c) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries (i) is the beneficiary of any extension of time within which to file any Tax Return, nor has Company or any of its Subsidiaries made (or had made on its behalf) any requests for such extensions, or (ii) has waived (or is subject to a waiver of) any statute of limitations in respect of Taxes or has agreed to (or is subject to) any extension of time with respect to a Tax assessment or deficiency.

(d)           Section 4.11(d) of the Company Disclosure Schedule indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit.  Except as set forth in Section 4.11(d) of the Company Disclosure Schedule (i) there is no Action now pending or threatened against or with respect to the Company or any of its Subsidiaries in respect of any Tax or any assessment or deficiency, and (ii) there are no liens for Taxes (other than current Taxes not yet due and payable) upon the assets of the Company.

(e)           Section 4.11(e) of the Company Disclosure Schedule lists, as of the date of this Agreement, all jurisdictions in which the Company or any of its Subsidiaries currently files Tax Returns.  No claim has been made by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction or that any of them must file Tax Returns.

(f)           None of the assets or properties of the Company or any of its Subsidiaries constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code.  Neither the Company nor any of its Subsidiaries is a party to any “safe harbor lease” within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, or to any “long-term contract” within the meaning of Section 460 of the Code. Neither the Company nor any of its Subsidiaries has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Company is not a “foreign person” within the meaning of Section 1445 of the Code.

(g)           Neither the Company nor any of its Subsidiaries has agreed to or is required to make by reason of a change in accounting method or otherwise, or could be required to make by reason of a proposed or threatened change in accounting method or otherwise, any adjustment under Section 481(a) of the Code.  Neither the Company nor any of its Subsidiaries has been the “distributing corporation” (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 5-year period ending as of the date of this Agreement.

(h)           No Subsidiary of the Company that is incorporated in a non-U.S. jurisdiction has, or at any time has had, an investment in “United States property” within the meaning of Section 956(c) of the Code.  No Subsidiary of the Company is, or at any time has been, a passive foreign investment company within the meaning of Section 1297 of the Code and neither Company nor any of its Subsidiaries is a shareholder, directly or indirectly, in a passive foreign investment company.  No Subsidiary of the Company that is incorporated in a non-U.S. jurisdiction is, or at any time has been, engaged in the conduct of a trade or business within the United States, or treated as or considered to be so engaged.

(i)           Neither the Company nor any of its Subsidiaries (i) has ever been a party to any Tax allocation or sharing agreement or Tax indemnification agreement, (ii) has ever been a member of an affiliated, consolidated, condensed or unitary group, or (iii) has any Liability for or obligation to pay Taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of Tax Law), or as transferee or successor, by Contract or otherwise.  Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes.

(j)           Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) intercompany transactions or excess loss accounts described in Treasury regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Effective Time, or (iii) prepaid amount received on or prior to the Effective Time.

(k)           The Company has not entered into any transaction that constitutes a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(l)           Section 4.11(l) of the Company Disclosure Schedule lists each person who the Company reasonably believes is, with respect to the Company or any Affiliate of the Company, a “disqualified individual” within the meaning of Section 280G of the Code and the Regulations thereunder.

(m)           Neither the Company nor, to the Knowledge of Company, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would reasonably be expected to prevent the Merger from constituting a “reorganization” under Section 368 of the Code. The Company is not aware of any agreement or plan to which the Company or any of its Affiliates is a party or other circumstances relating to the Company or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a “reorganization” under Section 368 of the Code.

(n)           Except as may be specified in Section 4.11(l) of the Company Disclosure Schedule, the unpaid Taxes of the Company (i) did not, as of the date of the Most Recent Company Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto), and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.  Since the date of the Most Recent Company Balance Sheet, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice.

4.12        Title to Personal Property.

(a)           With respect to personal properties and assets that are purported to be owned by the Company and its Subsidiaries, including all properties and assets reflected as owned on the Most Recent Company Balance Sheet (other than inventory sold and items of obsolete equipment disposed of in the Ordinary Course of Business since the date thereof), the Company or one of its Subsidiaries has good and valid title to all of such properties and assets, free and clear of all Liens other than Permitted Liens.

(b)             With respect to personal properties and assets that are leased, the Company or one of its Subsidiaries has a valid leasehold interest in such properties and assets and all such leases are in full force and effect and constitute valid and binding obligations of the other party(ies) thereto. Neither the Company nor any of its Subsidiaries nor any other party thereto is in violation of any of the terms of any such lease.

4.13           Condition of Tangible Fixed Assets.  All buildings, plants, leasehold improvements, structures, facilities, equipment and other items of tangible property and assets which are owned, leased or used by the Company or any of its Subsidiaries are structurally sound, free from material defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear given the use and age of such assets), are usable in the regular and Ordinary Course of Business and conform in all material respects to all Laws and Authorizations relating to their construction, use and operation.

4.14           Inventory.  Except as may be specified in Section 4.14 of the Company Disclosure Schedule, the inventory of the Company and its Subsidiaries consists of raw materials and supplies, manufactured and processed parts, work-in-process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

4.15           Product Warranty.  Except as may be specified in Section 4.15 of the Company Disclosure Schedule, substantially all of the products manufactured, sold, leased, and delivered by the Company and its Subsidiaries have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.  Substantially all of the products manufactured, sold, leased, and delivered by the Company and its Subsidiaries are subject to standard terms and conditions of sale or lease.  Section 4.15 of the Company Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Company and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

4.16           Product Liability.  None of the Company and its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries.

4.17          Real Property.

   (a)           Section 4.17(a) of the Company Disclosure Schedule contains (i) a list of all real property and interests in real property owned in fee by the Company or any of its Subsidiaries (the “Company-Owned Real Property”), and (ii) a list of all real property and interests in real property leased by Company or any of its Subsidiaries with respect to each of which the annual rental payments exceed $80,000 (the “Company-Leased Real Property”).

(b)           With respect to each parcel of Company-Owned Real Property, the Company or one of its Subsidiaries has good and marketable title to each such parcel of Company-Owned Real Property free and clear of all Liens, except (A) Permitted Liens and (B) zoning and building restrictions, easements, covenants, rights-of-way and other similar restrictions of record, none of which materially impairs the current or proposed use of such Company-Owned Real Property.  There are no outstanding options or rights of first refusal to purchase such parcel of Company-Owned Real Property, or any portion thereof or interest therein.

(c)           Each lease with respect to Company-Leased Real Property (each, a “Company Lease”) is in full force and effect.  Neither the Company nor any of its Subsidiaries is in default under any such Company Lease and, to the Company’s Knowledge, no other party thereto is in default under any such Company Lease.

4.18        Intellectual Property ..  Except to the extent as would not have a Material Adverse Effect, individually or in the aggregate, on the Company:

(a)           Section 4.18(a) of the Company Disclosure Schedule lists (by name, owner and, where applicable, registration number and jurisdiction of registration, application, certification or filing) all Intellectual Property that is owned by Company and/or one or more of its Subsidiaries (whether exclusively, jointly with another Person or otherwise) (“Company-Owned Intellectual Property”); provided, however, that Company Disclosure Schedule does not include items of Company-Owned Intellectual Property which are both (i) immaterial to Company and its Subsidiaries and (ii) not registered or the subject of an application for registration.  Except as described in Company Disclosure Schedule, Company or one of its Subsidiaries owns the entire right, title and interest to all Company-Owned Intellectual Property free and clear of all Liens.

(b)           Section 4.18(b) of the Company Disclosure Schedule lists all licenses, sublicenses and other Contracts (“Company In-Bound Licenses”) pursuant to which a third party authorizes the Company or any of its Subsidiaries to use, practice any rights under, or grant sublicenses with respect to, any Intellectual Property owned by such third party, including the incorporation of any such Intellectual Property into the Company’s or any of its Subsidiaries’ products and, with respect to each Company In-Bound License, whether Company In-Bound License is exclusive or non-exclusive; provided, however, that Company Disclosure Schedule is not required to list Company In-Bound Licenses that consist solely of “shrink-wrap” and similar commercially available end-user licenses.

(c)           Section 4.18(c) of the Company Disclosure Schedule lists all licenses, sublicenses and other Contracts (“Company Out-Bound Licenses”) pursuant to which the Company or any of its Subsidiaries authorizes a third party to use, practice any rights under, or grant sublicenses with respect to, any Company Owned Intellectual Property or pursuant to which Company or any of its Subsidiaries grants rights to use or practice any rights under any Intellectual Property owned by a third party and, with respect to each Company Out-Bound License, whether Company Out-Bound License is exclusive or non-exclusive.

(d)           Except as may be specified in Section 4.18(d) of the Company Disclosure Schedule, each Company In-Bound License and each Company Out-Bound License is in full force and effect and valid and enforceable in accordance with its terms, and neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without the giving of notice or lapse of time, or both, would constitute a default in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Company In-Bound License or Company Out-Bound License, and neither the Company nor any of its Subsidiaries has given or received notice to or from any Person relating to any such alleged or potential default that has not been cured.

(e)           Except as may be specified in Section 4.18(e) of the Company Disclosure Schedule, the Company and/or one or more of its Subsidiaries (i) exclusively own the entire right, interest and title to all Intellectual Property that is used in or necessary for the businesses of Company and its Subsidiaries as they are currently conducted free and clear of Liens (including the design, manufacture, license and sale of all products currently under development or in production), or (ii) otherwise rightfully use or otherwise enjoy such Intellectual Property pursuant to the terms of a valid and enforceable Company In-Bound License that is listed in Company Disclosure Schedule or that is a “shrink-wrap” or similar commercially available end-user license. Company-Owned Intellectual Property, together with Company’s and its Subsidiaries’ rights under Company In-Bound Licenses listed in Section 4.18(b) of the Company Disclosure Schedule or that are “shrink-wrap” and similar commercially available end-user licenses (collectively, the “Company Intellectual Property”), constitutes all the Intellectual Property used in or necessary for the operation of Company’s and its Subsidiaries’ businesses as they are currently conducted.

(f)           Except as may be specified in Section 4.18(f) of the Company Disclosure Schedule, (i) all registration, maintenance and renewal fees related to Patents, Marks, Copyrights and any other certifications, filings or registrations that are owned by Company or any of its Subsidiaries (collectively, “Company Registered Intellectual Property”) that are currently due have been paid and all documents and certificates related to such Company Registered Intellectual Property have been filed with the relevant Governmental Authority or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property, (ii) all Company Registered Intellectual Property is in good standing, held in compliance with all applicable legal requirements and enforceable by Company and/or one or more of its Subsidiaries, and (iii)  all Patents that have been issued to the Company or any of its Subsidiaries are valid.

(g)           Except as may be specified in Section 4.18(g) of the Company Disclosure Schedule, the Company is not aware of any challenges (or any basis therefor) with respect to the validity or enforceability of any Company Intellectual Property. Neither Company nor any of its Subsidiaries has taken any action or failed to take any action that would reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation, waiver or unenforceability of any Company Intellectual Property.  Section 4.18(g) of the Company Disclosure Schedule lists all previously held Company Registered Intellectual Property that the Company or any of its Subsidiaries has abandoned, cancelled, forfeited or relinquished during the twelve (12) months preceding the date of this Agreement.

(h)           Except as may be specified in Section 4.18(h) of the Company Disclosure Schedule, (i) none of the products or services currently or formerly developed manufactured, sold, distributed, provided, shipped or licensed, by the Company or any of its Subsidiaries, or which are currently under development, has infringed or infringes upon, or otherwise unlawfully used or uses, the Intellectual Property Rights of any third party, (ii) neither the Company nor any of its Subsidiaries, by conducting its business as currently conducted, has infringed or infringes upon, or otherwise unlawfully used or uses, any Intellectual Property Rights of a third party, (iii) neither the Company nor any of its Subsidiaries has received any communication alleging that Company or any of its Subsidiaries or any of their respective products, services, activities or operations infringe upon or otherwise unlawfully use any Intellectual Property Rights of a third party nor, to the Company’s Knowledge, is there any basis therefor, (iv) no Action has been instituted, or, to Company’s Knowledge, threatened, relating to any Intellectual Property formerly or currently used by the Company or any of its Subsidiaries and none of Company Intellectual Property is subject to any outstanding Order, and (v) to the Company’s Knowledge, no Person has infringed or is infringing any Intellectual Property Rights of the Company or any of its Subsidiaries or has otherwise misappropriated or is otherwise misappropriating any Company Intellectual Property.

(i)           With respect to the Company’s or any of its Subsidiaries’ Proprietary Information, the documentation relating thereto is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the special knowledge or memory of others. The Company and its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all Proprietary Information owned by the Company and its Subsidiaries that is not covered by an issued Patent.  Without limiting the generality of the foregoing, the Proprietary Information of the Company and its Subsidiaries (other than Proprietary Information that is covered by an issued Patent) is not part of the public knowledge and has not been used or divulged for the benefit of any Person other than the Company and its Subsidiaries.

(j)           Except as specified in Section 4.18(j) of the Company Disclosure Schedule, (i) all current and former employees, consultants and contractors of the Company and its Subsidiaries have executed and delivered, and are in compliance with, enforceable agreements regarding the protection of Proprietary Information and providing valid written assignments of all Intellectual Property conceived or developed by such employees, consultants or contractors in connection with their services for the Company and its Subsidiaries, and (ii) no current or former employee, consultant or contractor or any other Person has any right, claim or interest to any of Company Intellectual Property.

(k)           No employee, consultant or contractor of the Company or any of its Subsidiaries has been, is or will be, by performing services for the Company or such Subsidiary, in violation of any term of any employment, invention disclosure or assignment, confidentiality, noncompetition agreement or other restrictive covenant or any Order as a result of such employee’s, consultant’s or independent contractor’s employment by the Company or any of its Subsidiaries or any services rendered by such employee, consultant or independent contractor.

(l)           The execution and delivery of this Agreement and the other Operative Agreements by the Company does not, and the consummation of the Merger (in each case, with or without the giving of notice or lapse of time, or both) will not, directly or indirectly, result in the loss or impairment of, or give rise to any right of any third party to terminate or reprice or otherwise renegotiate any of the Company’s or any of its Subsidiaries’ rights to own any of its Intellectual Property or their respective rights under any Company Out-Bound License or Company In-Bound License, nor require the consent of any Governmental Authority or other third party in respect of any such Intellectual Property.

(m)         Software.

(i)           The Software owned, or purported to be owned by the Company or any of its Subsidiaries (collectively, the “Company-Owned Software” ), has been either (A) developed by employees of the Company or one or more of its Subsidiaries within the scope of their employment by the Company or such Subsidiary, (B) developed by independent contractors who have assigned all of their right, title and interest therein to the Company or one of its Subsidiaries pursuant to written Contracts, or (C) otherwise acquired by the Company or one of its Subsidiaries from a third party pursuant to a written Contract in which such third party assigns all of its right, title and interest therein.  No Company-Owned Software contains any programming code, documentation or other materials or development environments that embody Intellectual Property Rights of any Person other than the Company and its Subsidiaries, other than such materials obtained by the Company and its Subsidiaries from other Persons who make such materials generally available to all interested Persons or end-users on standard commercial terms.

(ii)           Each of the Company’s and its Subsidiaries’ existing and currently supported and marketed Software (including Software-embedded) products performs, in all material respects, the functions described in any agreed specifications or end-user documentation or other information provided to customers of the Company or such Subsidiary on which such customers relied when licensing or otherwise acquiring such products, subject only to routine bugs and errors that can be corrected promptly by the Company or such Subsidiary in the course of providing customer support without further liability to the Company or such Subsidiary, and all of the code of such products has been developed in a manner that meets common industry practice, including the use of regression test and release procedures.  To the Company’s Knowledge, each of the Company’s and its Subsidiaries’ existing and currently supported and marketed Software (including Software-embedded) products is free of all viruses, worms, trojan horses and material known Contaminants and does not contain any bugs, errors, or problems in each case that would substantially disrupt its operation or have a substantial adverse impact on the operation of the Software.

(iii)           The Company and its Subsidiaries have taken all actions customary in the Software industry to document the Company-Owned Software and its operation, such that the materials comprising the Company-Owned Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

(iv)           Neither the Company nor any of its Subsidiaries has exported or transmitted Software or other material in connection with the Company’s or such Subsidiaries’ business to any country to which such export or transmission is restricted by any applicable Law, without first having obtained all necessary and appropriate Authorizations.

(v)           All Company-Owned Software is free of any Disabling Code or Contaminants that may, or may be used to, access, modify, delete, damage or disable any Systems or that may result in damage thereto.  The Company and its Subsidiaries have taken reasonable steps and implemented reasonable procedures to ensure that its and their internal computer systems used in connection with Company’s and its Subsidiaries’ business are free from Disabling Codes and Contaminants.  The Software licensed by the Company is free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable the Systems of the Company or its Subsidiaries or that might result in damage thereto.  The Company and its Subsidiaries have taken all reasonable steps to safeguard their respective Systems and restrict unauthorized access thereto.

(vi)           No Public Software: (A) forms part of any Company Intellectual Property; (B) was, or is, used in connection with the development of any Company-Owned Intellectual Property or any products or services developed or provided by the Company or any of its Subsidiaries; or (C) was, or is, incorporated or distributed, in whole or in part, in conjunction with Company Intellectual Property.

4.19        Material Contracts

(a)           Section 4.19 of the Company Disclosure Schedule contains a complete and accurate list of each Contract or series of related Contracts to which the Company or any of its Subsidiaries is a party or is subject, or by which any of their respective assets are bound:

(i)           for the purchase of materials, supplies, goods, services, equipment or other assets and that involves or would reasonably be expected to involve (A) annual payments by the Company or any of its Subsidiaries of $50,000 or more, or (B) aggregate payments by the Company or any of its Subsidiaries of $50,000 or more;

(ii)           (A) for the sale by the Company or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets, and that provides for (1) a specified annual minimum dollar sales amount by the Company or any of its Subsidiaries of $50,000 or more, or (2) aggregate payments to the Company or any of its Subsidiaries of $50,000 or more, or (B) pursuant to which the Company or any of its Subsidiaries received payments of more than $50,000 in the year ended May 26, 2007, or expects to receive payments of more than $50,000 in the year ending May 26, 2008;

(iii)           that continues over a period of more than six (6) months from the date hereof and provides for payments to or by the Company or any of its Subsidiaries exceeding $50,000, except for arrangements disclosed pursuant to the preceding subparagraphs (i) and (ii);

(iv)           that is an employment, consulting, termination or severance Contract that involves or would reasonably be expected to involve the payment of $50,000 or more by the Company or any of its Subsidiaries following the date hereof, except for any such Contract that is terminable at-will by the Company or any of its Subsidiaries without liability to the Company or any such Subsidiary;

(v)           that is a distribution, dealer, representative or sales agency Contract, other than Contracts entered into in the Ordinary Course of Business with distributors, representatives and sales agents that are cancelable without penalty on not more than one hundred eighty (180) days’ notice and does not deviate in any material respect from the Company’s standard form;

(vi)           that is a (A) Company Lease, or (B) Contract for the lease of personal property, in each case which provides for payments to or by the Company or any of its Subsidiaries in any one case of $75,000 or more annually or $250,000 or more over the term of such Company Lease or lease;

(vii)           which provides for the indemnification by the Company or any of its Subsidiaries of any Person, the undertaking by the Company or any of its Subsidiaries to be responsible for consequential damages, or the assumption by the Company or any of its Subsidiaries of any Tax, environmental or other Liability;

(viii)           that is a note, debenture, bond, equipment trust, letter of credit, loan or other Contract for Indebtedness or lending of money (other than to employees for travel expenses in the Ordinary Course of Business) or Contract for a line of credit or guarantee, pledge or undertaking of the Indebtedness of any other Person;

(ix)           for any capital expenditure or leasehold improvement in any one case in excess of $50,000 or any such Contracts in the aggregate greater than $100,000;

(x)           that restricts or purports to restrict the right of the Company or any of its Subsidiaries to engage in any line of business, acquire any property, develop or distribute any product or provide any service (including geographic restrictions) or to compete with any Person or granting any exclusive distribution rights, in any market, field or territory;

(xi)           that is a partnership, joint venture, joint development or similar Contract;

(xii)           that relates to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

(xiii)           that is a collective bargaining Contract or other Contract with any labor organization, union or association; and

(xiv)           that is a Contract or series of Contracts, the termination or breach of which would reasonably be expected to have a Material Adverse Effect on the Company and not previously disclosed pursuant to this Section 4.19.

(b)           Each Contract required to be listed in Schedule 4.19 of the Company Disclosure Schedule (collectively, the “Company Material Contracts”) is in full force and effect and valid and enforceable in accordance with its terms, except to the extent a failure to be in full force and effect and valid or enforceable in accordance with its terms would not have a Material Adverse Effect on the Company.

(c)           Neither the Company nor any of its Subsidiaries is, and to the Company’s Knowledge, no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Company Material Contract, and neither the Company nor any of its Subsidiaries has given or received notice to or from any Person relating to any such alleged or potential default that has not been cured.  No event has occurred which with or without the giving of notice or lapse of time, or both, may conflict with or result in a violation or breach of, or give any Person the right to exercise any remedy under or accelerate the maturity or performance of, or cancel, terminate or modify, any Company Material Contract.

(d)           The Company has provided accurate and complete copies of each Company Material Contract to Parent.

(e)           All Contracts other than Company Material Contracts to which the Company or any of its Subsidiaries is a party or is subject, or by which any of their respective assets are bound (collectively, the “Company Minor Contracts”), are in all material respects valid and enforceable in accordance with their terms.  Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by the Company or any of its Subsidiaries, except in either case where any such default or defaults could not reasonably be expected have, individually or in the aggregate, a Material Adverse Effect on Company taken as a whole.

4.20           Litigation.  Except as may be specified in Section 4.20 of the Company Disclosure Schedule, (i) there is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any if its Subsidiaries, which (a) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company, or (b) seeks to and is reasonably likely to significantly delay or prevent the consummation of the Merger, (ii) there is no Proceeding against any current or, to Company’s Knowledge, former director or employee of the Company or any of its Subsidiaries with respect to which the Company or any of its Subsidiaries has or is reasonably likely to have an indemnification obligation, and (iii) neither the Company or any of its Subsidiaries, nor any property or asset of the Company or any of its Subsidiaries is in violation of any Order having, individually or in the aggregate, a Material Adverse Effect on the Company.

4.21        Employee Benefit Plans.

(a)           Section 4.21(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Benefit Plans sponsored, maintained or contributed to by the Company, any of its Subsidiaries, or any Company ERISA Affiliate, or with respect to which the Company, any of its Subsidiaries, or any Company ERISA Affiliate otherwise has any present or future Liability (each, a “Company Benefit Plan”).  A current, accurate and complete copy of each Company Benefit Plan has been provided to Parent.  Neither the Company nor any of its Subsidiaries has any intent or commitment to create any additional Company Benefit Plan or amend any Company Benefit Plan.

(b)           Each Company Benefit Plan has been and is currently administered in compliance in all material respects with its constituent documents and with all reporting, disclosure and other requirements of ERISA and the Code applicable to such Company Benefit Plan.  Each Company Benefit Plan that is an Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a “Company Pension Plan”), has been determined by the Internal Revenue Service to be so qualified and no condition exists that would adversely affect any such determination.  No Company Benefit Plan is a “defined benefit plan” as defined in Section 3(35) of ERISA.

(c)           None of the Company, any Subsidiary of Company, any Company ERISA Affiliate or any trustee or agent of any Company Benefit Plan has been or is currently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject Company, any Subsidiary of the Company, any Company ERISA Affiliate or any trustee or agent of any Company Benefit Plan to the tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

(d)           There is no event or condition existing which could be deemed a “reportable event” (within the meaning of Section 4043 of ERISA) with respect to which the thirty (30)-day notice requirement has not been waived.  To the Company’s Knowledge, no condition exists which could subject the Company or any of its Subsidiaries to a penalty under Section 4071 of ERISA.

(e)           None of the Company, any Subsidiary of Company, nor any Company ERISA Affiliate is, or has been, party to any “multi-employer plan,” as that term is defined in Section 3(37) of ERISA.

(f)           True and correct copies of the most recent annual report on Form 5500 and any attached schedules for each Company Benefit Plan (if any such report was required by applicable Law) and a true and correct copy of the most recent determination letter issued by the Internal Revenue Service for each Company Pension Plan have been provided to Parent.

(g)           With respect to each Company Benefit Plan, there are no Proceedings (other than routine claims for benefits in the ordinary course) pending or, to the Company’s Knowledge, threatened against any Company Benefit Plan, the Company, any Subsidiary of the Company, any Company ERISA Affiliate or any trustee or agent of any Company Benefit Plan.

(h)           With respect to each Company Benefit Plan to which the Company, any Subsidiary of the Company or any Company ERISA Affiliate is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Company Benefit Plan complies, and in each case has complied, in all material respects with all applicable requirements of Section 4980B of the Code.

(i)            Full payment has been made of all amounts which the Company, any Subsidiary of the Company or any Company ERISA Affiliate was required to have paid as a contribution to any Company Benefit Plan as of the last day of the most recent fiscal year of each of the Benefit Plans ended prior to the date of this Agreement, and no Company Benefit Plan has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Company Benefit Plan ended prior to the date of this Agreement.

(j)           Each Company Benefit Plan is, and its administration is and has been during the six-year period preceding the date of this Agreement, in all material respects in compliance with, and none of the Company, any Subsidiary of the Company or any Company ERISA Affiliate has received any claim or notice that any such Company Benefit Plan is not in material compliance with, all applicable Laws and Orders and prohibited transaction exemptions, including to the extent applicable, the requirements of ERISA.

(k)           None of the Company, any Subsidiary of the Company and any Company ERISA Affiliate is in default in any material respect in performing any of its contractual obligations under any Company Benefit Plans or any related trust agreement or insurance contract.

(l)           There are no material outstanding Liabilities of any Company Benefit Plan other than Liabilities for benefits to be paid to participants in any Company Benefit Plan and their beneficiaries in accordance with the terms of such Company Benefit Plan.

(m)           Subject to ERISA and the Code, each Company Benefit Plan may be amended, modified, terminated or otherwise discontinued by the Company, a Subsidiary of the Company or a Company ERISA Affiliate at any time without liability.

(n)           No Company Benefit Plan other than a Company Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment.

(o)           The consummation of the Merger will not (either alone or in conjunction with any other event) (i) entitle any current or former director, employee, contractor or consultant of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such director, employee, contractor or consultant, or result in the payment of any other benefits to any Person or the forgiveness of any Indebtedness of any Person, (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or (iv) result in the payment or series of payments by the Company or any of its Affiliates to any person of an “excess parachute payment”  within the meaning of Section 280G of the Code.

(p)           With respect to each Company Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing will have been paid on or before the Closing and, as of the Closing, there will be no liability of the Company, any Subsidiary of the Company or any Company ERISA Affiliate under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing.

(q)           Each Company Benefit Plan that constitutes a “welfare benefit plan,” within the meaning of Section 3(1) of ERISA, and for which contributions are claimed by the Company, any Subsidiary of the Company or any Company ERISA Affiliate as deductions under any provision of the Code, is in compliance in all material respects with all applicable requirements pertaining to such deduction.  With respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code.  All welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination.

(r)           Section 4.21(r) of the Company Disclosure Schedule sets forth all Company Benefit Plans covering employees of the Company or any of its Subsidiaries outside of the United States (the “Company Foreign Plans”).  The Company Foreign Plans have been operated in accordance, and are in compliance, in all material respects with their constituent documents and all applicable Laws.  There are no material unfunded Liabilities under or in respect of any Company Foreign Plans, and all contributions or other payments required to be made to or in respect of the Company Foreign Plans prior to the Closing Date have been made or will be made prior to the Closing Date.

4.22        Labor and Employment Matters.

(a)           Neither the Company nor any of its Subsidiaries is a party or subject to any labor union or collective bargaining Contract. There have not been since the Company began operations and there are not pending or threatened any labor disputes, work stoppages, requests for representation, pickets, work slow-downs due to labor disagreements or any actions or arbitrations which involve the labor or employment relations of the Company or any of its Subsidiaries.  There is no unfair labor practice, charge or complaint pending, unresolved or, to the Company’s Knowledge, threatened before the National Labor Relations Board. No event has occurred or circumstance exist that may provide the basis of any work stoppage or other labor dispute.

(b)           Each of the Company and its Subsidiaries has complied in all material respects with each, and is not in violation in any material respect of any, Law relating to anti-discrimination and equal employment opportunities and there are, and have been, no material violations of any other Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person.  Each of the Company and its Subsidiaries has filed all reports, information and notices required under any Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person, and will timely file prior to Closing all such reports, information and notices required by any Law to be given prior to Closing.

(c)           Each of the Company and its Subsidiaries has paid or properly accrued in the Ordinary Course of Business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

(d)           Neither the Company nor any of its Subsidiaries is a party to any Contract which restricts the Company or any of its Subsidiaries from relocating, closing or terminating any of its operations or facilities or any portion thereof.  Neither the Company nor any of its Subsidiaries have effectuated a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”)) or (ii) a “mass lay-off” (as defined in the WARN Act), in either case affecting any site of employment or facility of the Company or any of its Subsidiaries, except in accordance with the WARN Act.  The consummation of the Merger will not create Liability for any act by the Company or any of its Subsidiaries on or prior to the Closing Date under the WARN Act or any other Law respecting reductions in force or the impact on employees on plant closings or sales of businesses.

4.23        Environmental.

(a)           Each of the Company and its Subsidiaries has secured, and is in compliance in all material respects with, all Environmental Permits required in connection with its operations and the Real Property.  Each Environmental Permit, together with the name of the Governmental Authority issuing such Environmental Permit, is set forth in Section 4.23(a) of the Company Disclosure Schedule.  All such Environmental Permits are valid and in full force and effect and none of such Environmental Permits will be terminated or impaired or become terminable as a result of the Merger.  Each of the Company and its Subsidiaries has been, and are currently, in compliance in all material respects with all Environmental Laws. Neither the Company nor any of its Subsidiaries has received any notice alleging that the Company or any of its Subsidiaries is not in such compliance with Environmental Laws.

(b)           There are no past, pending or, to the Company’s Knowledge, threatened Environmental Actions against or affecting the Company or any of its Subsidiaries, and the Company is not aware of any facts or circumstances which could be expected to form the basis for any Environmental Action against the Company or any of its Subsidiaries.

(c)           Neither the Company nor any of its Subsidiaries has entered into or agreed to any Order, and neither the Company nor any of its Subsidiaries is subject to any Order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

(d)           No Lien has been attached to, or asserted against, the assets, property or rights of the Company or any of its Subsidiaries pursuant to any Environmental Law, and, to the Company’s Knowledge, no such Lien has been threatened.  There are no facts, circumstances or other conditions that could be expected to give rise to any Liens on or affecting any Real Property.

(e)           There has been no treatment, storage, disposal or Release of any Hazardous Substance at, from, into, on or under any Real Property or any other property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries.  No Hazardous Substances are present in, on, about or migrating to or from any Real Property that could be expected to give rise to an Environmental Action against the Company or any of its Subsidiaries.

(f)           Neither the Company nor any of its Subsidiaries has received a CERCLA 104(e) information request nor has the Company or any of its Subsidiaries been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state Law.  Neither the Company nor any of its Subsidiaries has received an analogous notice or request from any non-U.S. Governmental Authority.

(g)           There are no aboveground tanks or underground storage tanks on, under or about the Real Property.  Any aboveground or underground tanks previously situated on the Real Property or any other property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

(h)           There are no PCBs leaking from any article, container or equipment on, under or about the Real Property and there are no such articles, containers or equipment containing PCBs.  There is no asbestos containing material or lead-based paint containing materials in at, on, under or within the Real Property.

(i)           Neither the Company nor any of its Subsidiaries has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which is an Environmental Clean-up Site.

(j)           None of the Real Property is an Environmental Clean-up Site.

(k)           The Company has provided to Parent true and complete copies of, or access to, all written environmental assessment materials and reports that have been prepared by or on behalf of the Company or any of its Subsidiaries.

4.24         Related Party Transactions.  There are no Contracts of any kind, written or oral, entered into by the Company or any of its Subsidiaries with, or for the benefit of, any officer, director or stockholder of the Company or, to the Knowledge of the Company, any Affiliate of any of them, except in each case, for (a) employment agreements, indemnification agreements fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies (including normal merit increases in such compensation in the Ordinary Course of Business) and copies of which have been provided to Parent and are listed in Section 4.24 of the Company Disclosure Schedule, (b) reimbursements of ordinary and necessary expenses incurred in connection with their employment or service, (c) amounts paid pursuant to Company Benefit Plans of which copies have been provided to Parent, (d) the occupancy of certain of the Company’s facilities which do not provide for the payment of significant amounts of rent, and (e) those loans made to the Company listed in, and the details of which are specifically set forth in, Section 4.24 of the Company Disclosure Schedule.  To the Knowledge of the Company, none of such Persons has any material direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries has a business relationship, or with any firm or corporation that competes with the Company or any of its Subsidiaries (other than ownership of securities in a publicly-traded company representing less than one percent of the outstanding stock of such company).  No officer or director of the Company or any of its Subsidiaries or member of his or her immediate family or greater than 5% stockholder of the Company or, to the Knowledge of the Company, any Affiliate of any of them or any employee of the Company or any of its Subsidiaries is directly or indirectly interested in any Company Material Contract.

4.25         Insurance. Section 4.25 of the Company Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of the Company and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage:

(i)           the name, address, and telephone number of the agent;

(ii)           the name of the insurer, the name of the policyholder, and the name of each covered insured;

(iii)           the policy number and the period of coverage;

(iv)           the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(v)           a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither the Company, any of its Subsidiaries nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof.  Section 4.25 of the Company Disclosure Schedule describes any material self-insurance arrangements affecting the Company and/or any of its Subsidiaries.

4.26         Absence of Certain Changes or Events.  Since May 31, 2008, except as may be contemplated by, or disclosed pursuant to, this Agreement, including Section 4.26 of the Company Disclosure Schedule:

(a)           there has not been any event or events (whether or not covered by insurance), individually or in the aggregate, which have had a Material Adverse Effect on the Company or any of its Subsidiaries, including without limitation the imposition of any security interests on any of the assets of the Company or any of its Subsidiaries;

(b)           there have not been any amendments or other modifications to the certificate of incorporation or bylaws of either the Company or any of its Subsidiaries;

(c)           there has not been any entry by the Company nor any of its Subsidiaries into any commitment or transaction material to the Company or such Subsidiaries, except in the Ordinary Course of Business and consistent with past practice, including without limitation any (i) borrowings or the issuance of any guaranties, (ii) any capital expenditures in excess of $60,000, or (iii) any grant of any increase in the base compensation payable, or any loans, to any directors, officers or employees;

(d)           there has not been, other than pursuant to the Plans, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the Ordinary Course of Business consistent with past practice.

(e)           there have not been any material changes by the Company in its accounting methods, principles or practices;

(f)           neither Company nor any of its Subsidiaries has declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its securities;

(g)           neither Company nor any of its Subsidiaries has split, combined or reclassified any of its securities, or issued, or authorized for issuance, any securities;

(h)           there has not been any material damage, destruction or loss with respect to the property and assets of Company or any of its Subsidiaries, whether or not covered by insurance;

(i)           there has not been any revaluation of Company’s or any of its Subsidiaries’ assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the Ordinary Course of Business consistent with past practice; and

(j)           neither Company nor any of its Subsidiaries has agreed, whether in writing or otherwise, to do any of the foregoing.

4.27         Solvency. No Order has been made, petition presented, or resolution passed for the winding up (or other process whereby the business is terminated and the assets of the subject company are distributed among its creditors and/or shareholders) of either the Company or any of its Subsidiaries.  There are no cases or Proceedings of any kind pending under any applicable insolvency, reorganization or similar Law in any jurisdiction concerning the Company or any of its Subsidiaries, and no circumstances exist which, under applicable Law, would justify any such cases or Proceedings.  No receiver or trustee has been  appointed with respect to all or any portion of the Company or any of its Subsidiaries business or assets.

4.28         Brokers or Finders. The Company shall indemnify and hold harmless Parent and the officers and directors of Parent from any obligations or liabilities to any person or entity engaged by or to whom the Company or any of its Subsidiaries is liable for brokerage, investment banking and/or finder’s fees or commissions for services rendered in connection with the Transactions.

4.29         No Illegal Payments.  None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any Affiliate, officer, agent or employee thereof, directly or indirectly, has, since inception, on behalf of or with respect to the Company or any of its Subsidiaries, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which the Company, any of its Subsidiaries or any Affiliate thereof or any such officer, employee or other Person should reasonably have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) had any material transactions or payments which are not recorded in its accounting books and records, or (e) had any off-book bank or cash accounts or “slush funds.”

4.30           Information Supplied.  None of the information furnished or to be furnished by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement to be filed with the SEC by Parent in connection with the issuance of the Merger Securities pursuant to the Merger, will, as of the time furnished, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.31           Antitakeover Statutes. The Company has taken all action necessary to exempt the Merger, this Agreement, the Amended & Restated Voting Agreement, and the Transactions from Section 203 of the DGCL.  Neither such Section nor any other anti-takeover or similar Law applies or purports to apply to the Transactions.  No other “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Laws apply to this Agreement or any of the Transactions.

4.32           Compliance with Securities Laws.  Except to the extent as would not have a Material Adverse Effect, individually or in the aggregate, on the Company or any of its Subsidiaries, the offering and issuance by the Company and any of its Subsidiaries of all securities to date were made and completed in substantial compliance with all applicable state, federal and, if applicable, foreign securities Laws.

4.33           Change in Control.  Except as may be set forth in Section 4.33 of the Company Disclosure Schedule, the Company is not a party to any Contract that contains a “change in control,” “potential change in control” or similar provision.

4.34           Powers of Attorney.  To the Knowledge of the Company, there are no material outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

4.35           Material Disclosures.  No statement, representation or warranty made by the Company in this Agreement, or in any certificate, statement, list, schedule or other document furnished or to be furnished to Parent hereunder, contains, or when so furnished will contain, any untrue statement of a material fact, or fails to state, or when so furnished will fail to state, a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are or will be made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Disclosure Schedule delivered by Parent to the Company and signed by the Company and Parent for identification prior to the execution and delivery of this Agreement (the “Parent Disclosure Schedule”), which shall identify exceptions by specific section references, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

5.1           Corporate Organization and Qualification.  Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Parent and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Material Adverse Effect on either or both of Parent and/or Merger Sub.

5.2           Certificate of Incorporation and Bylaws.  Exhibit A annexed hereto is a complete and correct copy of Parent’s certificate of incorporation, as amended to date, and Exhibit B annexed hereto is a complete and correct copy of Parent’s bylaws, as amended to date.  Exhibit C annexed hereto is a complete and correct copy of Merger Sub’s certificate of incorporation, as amended to date, and Exhibit D annexed hereto is a complete and correct copy of the Merger Sub’s bylaws, as amended to date.  Neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or bylaws.

5.3           Books and Records.

(a)         The books of account, minute books, stock record books, and other records of Parent and Merger Sub, all of which have heretofore been furnished or made available to the Company, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.  The minute books of Parent and Merger Sub contain accurate and complete records of all meetings held of, consents of, and corporate action taken by, the stockholders, the boards of directors, and any committees of the boards of directors of each of Parent and Merger Sub, and no meeting of such stockholders, boards of directors or committees has been held for which minutes have not been prepared and are not contained in such minute books.

(b)         None of the records, systems, data or information of either Parent or Merger Sub is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including, but not limited to, an electronic, mechanical or photographic process computerized or not) which are not under the exclusive ownership and direct control of either Parent or Merger Sub, as the case may be.

5.4           Capitalization.

(a)           As of the date of this Agreement, the authorized capital stock of Parent consists of (i) one hundred million (100,000,000) shares of Parent Common Stock, $.0001 par value, and (ii) twenty million (20,000,000) shares of “blank check” preferred stock, $.0001 par value (“Parent Preferred Stock”).  As of the date of this Agreement, (A) 5,000,000 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (B) no shares of Parent Common Stock were held in the treasury of Parent, (C) no shares of Parent Common Stock were reserved for future issuance pursuant to outstanding stock options or stock incentive rights granted pursuant to any stock option plan, and (D) no shares of Parent Preferred Stock were issued or outstanding.  Except as contemplated by this Agreement and as set forth in Section 5.4(a) of the Parent Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent obligating Parent to issue or sell any shares of capital stock of, or other equity interests in, Parent or Merger Sub.  There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock, Parent Preferred Stock or any other securities of Parent. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Parent’s certificate of incorporation or bylaws, or any agreement to which Parent is a party or by which Parent is bound.

(b)           As of the date of this Agreement, the authorized capital stock of Merger Sub consists of (i) 1,000,000 shares of Merger Sub Common stock, $.0001 par value, and (ii) 1,000,000 shares of “blank check” preferred stock, $.0001 par value (“Merger Sub Preferred Stock”).  As of the date of this Agreement, (A) 1,000 shares of Merger Sub Common Stock were issued and outstanding, each of which are held by Parent, and all of which were validly issued, fully paid and nonassessable, (B) no shares of Merger Sub Common Stock were held in the treasury of Merger Sub, (C) no shares of Merger Sub Common Stock were reserved for future issuance pursuant to outstanding stock options or stock incentive rights granted pursuant to any stock option plan, and (D) no shares of Merger Sub Preferred Stock were issued or outstanding.  Except as contemplated by this Agreement and as set forth in Section 5.4(b) of the Parent Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Merger Sub obligating Merger Sub to issue or sell any shares of capital stock of, or other equity interests in, Merger Sub.  There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or Merger Sub Preferred Stock.

5.5          Authority Relative To This Agreement.  Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.  The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than with respect to the Merger, the filing and recordation of the Certificate of Merger with the Delaware Secretary of State, as required by this Agreement and applicable Law).  This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company and the Company Principal Stockholder, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

5.6          No Conflict; Required Filings and Consents.

(a)           The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, subject to obtaining the consents, approvals, Authorizations and permits and making the filings described in Section 5.6(b) of this Agreement and Section 5.6(b) of the Parent Disclosure Schedule, (i) conflict with or violate the certificate of  incorporation or bylaws of either Parent or Merger Sub, (ii) conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of any of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Parent or Merger Sub or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of any of them is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on Parent or prevent Parent and Merger Sub from performing their respective obligations under this Agreement and consummating the Transactions.

(b)           The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, Authorization or permit of, or filing with or notification to, any Governmental Authority, domestic or foreign, except (i) the filing and effectiveness of a Form S-4 registration statement with the SEC in connection with the issuance of the Merger Securities pursuant to the Merger and the issuance of any Parent Common Stock underlying, and issuable upon exercise or conversion of, any Merger Securities (including any amendments or supplements thereto, the “S-4 Registration Statement”), (ii) such filings as may otherwise be required in accordance with federal and state securities Law compliance in connection with the issuance of the Merger Securities pursuant to the Merger and the issuance of any Parent Common Stock underlying, and issuable upon exercise or conversion of, any Merger Securities, (iii) the filing of a Schedule 14F in accordance with Exchange Act Section 14f, (iv) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State as required by this Agreement and applicable Law, (v) such filings as may be required under the Exchange Act and/or by FINRA, (vi) as may be specified in Section 5.6(b) of the Parent Disclosure Schedule, and (vii) where failure to obtain such consents, approvals, Authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect on Parent or Merger Sub and would not prevent or delay consummation of the Transactions, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement.

5.7          SEC Reports; Financial Statements.

(a)           Parent has made available to Company all forms, reports and documents required to be filed by it with the SEC since April 1, 2007 (collectively, the “Parent SEC Reports”).  Parent SEC Reports (i) at the time they were filed complied as to form in all material respects with the applicable requirements of the Exchange Act, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           The consolidated financial statements (including, in each case, any related notes) contained in Parent SEC Reports complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC) and fairly presented the consolidated financial position of Parent and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited financial statements, to normal year-end recurring adjustments).

(c)           Parent and its Subsidiaries have no Liabilities except (a) those which are adequately reflected or reserved against as noted above in the Financial Statements included in the most recently filed Parent SEC Report, and (b) those which have been incurred in the Ordinary Course of Business and consistent with past practice since the last balance sheet date therein or which are not, individually or in the aggregate, material in amount.

5.8          Taxes.

(a)           Except as may be specified in Section 5.8(a) of the Parent Disclosure Schedule, (i) each of Parent and its Subsidiaries has duly and timely filed all Tax Returns required to have been filed by or with respect to Parent or such Subsidiary, (ii) each such Tax Return correctly and completely reflects all liability for Taxes and all other information required to be reported thereon, (iii) all Taxes owed by Parent and each Subsidiary of Parent (whether or not shown on any Tax Return) have been timely paid, and (iv) each of Parent and its Subsidiaries has adequately provided for, in its books of account and related records, all Liability for unpaid Taxes, being current Taxes not yet due and payable.

(b)           Except as may be specified in Section 5.8(b) of the Parent Disclosure Schedule, each of Parent and its Subsidiaries has withheld and timely paid all Taxes required to have been withheld and paid by it and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(c)           Except as may be specified in Section 5.8(c) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries (i) is the beneficiary of any extension of time within which to file any Tax Return, nor has Parent or any of its Subsidiaries made (or had made on its behalf) any requests for such extensions, or (ii) has waived (or is subject to a waiver of) any statute of limitations in respect of Taxes or has agreed to (or is subject to) any extension of time with respect to a Tax assessment or deficiency.

(d)           Section 5.8(d) of the Parent Disclosure Schedule indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit.  Except as set forth in Section 5.8(d) of the Parent Disclosure Schedule (i) there is no Action now pending or threatened against or with respect to Parent or any of its Subsidiaries in respect of any Tax or any assessment or deficiency, and (ii) there are no liens for Taxes (other than current Taxes not yet due and payable) upon the assets of Parent.

(e)           Section 5.8(e) of the Parent Disclosure Schedule lists, as of the date of this Agreement, all jurisdictions in which Parent or any of its Subsidiaries currently files Tax Returns.  No claim has been made by any Taxing Authority in a jurisdiction where Parent or any of its Subsidiaries does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction or that any of them must file Tax Returns.

(f)           None of the assets or properties of Parent or any of its Subsidiaries constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code.  Neither Parent nor any of its Subsidiaries is a party to any “safe harbor lease” within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, or to any “long-term contract” within the meaning of Section 460 of the Code. Neither Parent nor any of its Subsidiaries has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.  Parent is not a “foreign person” within the meaning of Section 1445 of the Code.

(g)           Neither Parent nor any of its Subsidiaries has agreed to or is required to make by reason of a change in accounting method or otherwise, or could be required to make by reason of a proposed or threatened change in accounting method or otherwise, any adjustment under Section 481(a) of the Code.  Neither Parent nor any of its Subsidiaries has been the “distributing corporation” (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 5-year period ending as of the date of this Agreement.

(h)           No Subsidiary of Parent that is incorporated in a non-U.S. jurisdiction has, or at any time has had, an investment in “United States property” within the meaning of Section 956(c) of the Code.  No Subsidiary of Parent is, or at any time has been, a passive foreign investment company within the meaning of Section 1297 of the Code and neither Parent nor any of its Subsidiaries is a shareholder, directly or indirectly, in a passive foreign investment company.  No Subsidiary of Parent that is incorporated in a non-U.S. jurisdiction is, or at any time has been, engaged in the conduct of a trade or business within the United States, or treated as or considered to be so engaged.

(i)           Neither Parent nor any of its Subsidiaries (i) has ever been a party to any Tax allocation or sharing agreement or Tax indemnification agreement, (ii) has ever been a member of an affiliated, consolidated, condensed or unitary group, or (iii) has any Liability for or obligation to pay Taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of Tax Law), or as transferee or successor, by Contract or otherwise.  Neither Parent nor any of its Subsidiaries is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes.

(j)           Neither Parent nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) intercompany transactions or excess loss accounts described in Treasury regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Effective Time, or (iii) prepaid amount received on or prior to the Effective Time.

(k)           Parent has not entered into any transaction that constitutes a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(l)           Section 5.8(l) of the Parent Disclosure Schedule lists each person who Parent reasonably believes is, with respect to Parent or any Affiliate of Parent, a “disqualified individual” within the meaning of Section 280G of the Code and the Regulations thereunder.

(m)           Neither Parent nor, to the Knowledge of Parent, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would reasonably be expected to prevent the Merger from constituting a “reorganization” under Section 368 of the Code.  The Parent is not aware of any agreement or plan to which Parent or any of its Affiliates is a party or other circumstances relating to Parent or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a “reorganization” under Section 368 of the Code.

(n)           Except as may be specified in Section 5.8(n) of the Parent Disclosure Schedule, the unpaid Taxes of Parent (i) did not, as of the date of the Most Recent Parent Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Parent Balance Sheet (rather than in any notes thereto), and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Parent in filing its Tax Returns.  Since the date of the Most Recent Parent Balance Sheet, Parent has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice.

5.9           Absence of Litigation.  There is no claim, action, Proceeding or investigation pending or, to the Knowledge of Parent, threatened against Parent or any Subsidiary of Parent including Merger Sub, before any arbitrator or Governmental Authority, which (a) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent, or (b) seeks to delay or prevent the consummation of the Merger.  Neither Parent nor Merger Sub, nor any property or asset of Parent or Merger Sub is in violation of any Order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

5.10         Related Party Transactions.  There are no Contracts of any kind, written or oral, entered into by Parent or any of its Subsidiaries with, or for the benefit of, any officer, director or stockholder of  Parent or, to the Knowledge of Parent, any Affiliate of any of them, except in each case, for (a)  reimbursements of ordinary and necessary expenses incurred in connection with their services, (b) the occupancy of certain of Parent’s facilities which do not provide for the payment of significant amounts of rent, and (c) as may have otherwise been disclosed in the Parent SEC Reports.

5.11         Ownership of Merger Sub; No Prior Activities.

(a)           Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

(b)           As of the date hereof and the Effective Time, except for obligations or Liabilities incurred in connection with its incorporation or organization and the Transactions, and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or Liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

5.12         Absence of Certain Changes or Events.  Since the date of the most recently filed Parent SEC Reports that included financial statements, and except as may be contemplated by, or disclosed pursuant to, this Agreement, including Section 5.12 of the Parent Disclosure Schedule:

(a)           there has not been any event or events (whether or not covered by insurance), individually or in the aggregate, which have had a Material Adverse Effect on Parent or any of its Subsidiaries, including without limitation the imposition of any security interests on any of the assets of Parent or any of its Subsidiaries;

(b)           there have not been any amendments or other modifications to the certificate of incorporation or bylaws of either Parent or any of its Subsidiaries;

(c)           there has not been any entry by Parent nor any of its Subsidiaries into any commitment or transaction material to Parent or such Subsidiaries, except in the Ordinary Course of Business and consistent with past practice, including without limitation any (i) borrowings or the issuance of any guaranties, (ii) any capital expenditures in excess of $1,000, or (iii) any grant of any increase in the base compensation payable, or any loans, to any directors, officers or employees;

(d)           there has not been, other than pursuant to the Plans, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the Ordinary Course of Business consistent with past practice.

(e)           there have not been any material changes by Parent in its accounting methods, principles or practices;

(f)           neither Parent nor any of its Subsidiaries has declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its securities;

(g)           neither Parent nor any of its Subsidiaries has split, combined or reclassified any of its securities, or issued, or authorized for issuance, any securities;

(h)           there has not been any material damage, destruction or loss with respect to the property and assets of Parent or any of its Subsidiaries, whether or not covered by insurance;

(i)           there has not been any revaluation of Parent’s or any of its Subsidiaries’ assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the Ordinary Course of Business consistent with past practice; and

(j)           neither Parent nor any of its Subsidiaries has agreed, whether in writing or otherwise, to do any of the foregoing.

5.13         No Illegal Payments.  None of Parent, any of its Subsidiaries or, to the Knowledge of  Parent, any Affiliate, officer, agent or employee thereof, directly or indirectly, has, since inception, on behalf of or with respect to Parent or any of its Subsidiaries, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which Parent, any of its Subsidiaries or any Affiliate thereof or any such officer, employee or other Person should reasonably have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) had any material transactions or payments which are not recorded in its accounting books and records, or (e) had any off-book bank or cash accounts or “slush funds.”

5.14         Antitakeover Statutes.  Parent has taken all action believed to be necessary to exempt the Merger, this Agreement, the Amended & Restated Voting Agreement, and the Transactions from Section 203 of the DGCL.  Neither such Section nor any other anti-takeover or similar Law applies or purports to apply to the Transactions.  No other “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Laws apply to this Agreement or any of the Transactions.

5.15         Compliance with Securities Laws.  Except to the extent as would not have a Material Adverse Effect, individually or in the aggregate, on Parent or any of its Subsidiaries, the offering and issuance by Parent and any of its Subsidiaries of all securities to date were made and completed in substantial compliance with all applicable state and federal securities Laws.

5.16         Brokers or Finders.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER

6.1           Conduct of Business by the Company Pending the Merger.  The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.1 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, and unless Parent shall otherwise agree in writing (which agreement shall not be unreasonably withheld), (1) the business of the Company and any of its Subsidiaries shall be conducted only in, and the Company and any such Subsidiaries shall not take any action except in, the Ordinary Course of Business, (2) the Company shall use all reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and any of its Subsidiaries and to preserve the current relationships of the Company and such Subsidiaries with customers, suppliers and other persons with which the Company and any of its Subsidiaries has significant business relations, (3) comply with all applicable Laws, (4) prepare and timely file all foreign, Federal, state and local Tax Returns as required by applicable Law, and make timely payment of all applicable Taxes when due, (5) use reasonable efforts to obtain, prior to the Closing Date, all Required Company Consents, (6) take all actions to be in substantial compliance with all Company Permits, (7) make full and timely payment of all amounts required to be contributed under the terms of each Plan and applicable Law or required to be paid as expenses under any such Plan, and (8) the Company will not, and will not permit any Subsidiary to:

(a)           amend or otherwise change its Articles of Incorporation or Bylaws;

(b)           issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of the Company or any Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company (except for shares of the Company Common Stock, if any, issuable under agreements currently in effect on the date hereof and described in Section 4.4(a) of the Company Disclosure Schedule), shares of capital stock pursuant to Plans currently in effect as of the date hereof and described in Section 4.21(a) of the Company Disclosure Schedule, and such shares of Company Common Stock as it otherwise deems appropriate, or (ii) any of the Company’s or any Subsidiaries’ assets, except for sales in the Ordinary Course of Business and in a manner consistent with past practice;

(c)           declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d)           reclassify, combine, split, divide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e)           (i)  acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets, other than the acquisition of assets in the Ordinary Course of Business consistent with past practice; (ii) merge with any Person (other than Merger Sub), (iii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances; (iv) enter into any Contract material to the business, results of operations or financial condition of the Company other than in the Ordinary Course of Business, consistent with past practice; (v) authorize any capital expenditure, other than capital expenditures set forth in Section 4.19(a)(ix) of the Company Disclosure Schedule; or (vi) enter into or amend any Contract with respect to any matter set forth in this subsection (e);

(f)            (i) increase the compensation payable or to become payable to any director, officer or other employee, or grant any bonus, to, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Subsidiary or enter into or amend any collective bargaining agreement, or (ii) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust or fund for the benefit of any director, officer or class of employees;

(g)           settle or compromise any pending or threatened litigation which is material or which relates to the Transactions;

(h)           grant or convey to any Person any rights, including, but not limited to, by way of sale, license or sub-license, in any of the Company Intellectual Property;

(i)           make any Tax election, change its method of Tax accounting or settle any claim relating to Taxes;

(j)           make any change in any of the Company’s or any of its Subsidiaries accounting methods or in the manner of keeping each of their respective books and records or any change in any of their respective current practices with respect to inventory, sales, receivables, payables or accrued expenses;

(k)           file or cause to be filed any registration statements under the Securities Act or Exchange Act relating to any of its capital stock or other securities;

(l)           take any action or omit to do any act within its reasonable control which action or omission is reasonably likely to result in any of the conditions to the Merger not being satisfied, except as may be required by applicable Law;

(m)           take or omit to take any action that would result in its representations and warranties hereunder being rendered untrue in any material respect; or

(n)           agree to do any of the foregoing.

6.2          Conduct of Business by Parent Pending the Merger.  Parent covenants and agrees that, between the date of this Agreement and the Effective Time, except as may be set forth in Section 6.2 of the Parent Disclosure Schedule, as contemplated by any other provision of this Agreement, or as may not have a Material Adverse Effect on Parent or any of its Subsidiaries, and unless the Company shall otherwise agree in writing (which agreement shall not be unreasonably withheld), (i) the businesses of Parent and Merger Sub shall be conducted only in, and Parent shall not, and shall cause Merger Sub not to, take any action except in, the Ordinary Course of Business consistent with past practice, (ii) Parent shall timely file all Parent SEC Reports as may be required under the Exchange Act (including any extensions afforded by way of compliance with Rule 12b-25 thereunder, if applicable), (iii) Parent shall comply with all applicable Laws, (iv) Parent shall prepare and timely file all foreign, Federal, state and local Tax Returns as required by applicable Law, and make timely payment of all applicable Taxes when due, (v) Parent shall not amend any of the terms or provisions of the Parent Common Stock, (vi) Parent shall not take any action or omit to do any act within its reasonable control which action or omission is reasonably likely to result in any of the conditions to the Merger not being satisfied, except as may be required by applicable Law, and (vii) Parent shall not take or omit to take any action that would result in its representations and warranties hereunder being rendered untrue in any material respect.

6.3           Conduct of Company Principal Stockholder Pending the Merger.  The Company Principal Stockholder covenants and agrees to refrain from taking any action, directly or indirectly, that is intended to, would, or that might reasonably be likely to, (i) discourage Company Stockholders from approving the Merger and this Agreement as required under the DGCL and the bylaws of the Company, or (ii) encourage, or that might otherwise result in, any holder of Dissentable Shares becoming a Dissenting Holder.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1           Amended & Restated Voting Agreement.  Contemporaneously with the execution of this Agreement, the Company Principal Stockholder shall have delivered to Parent an executed Amended & Restated Voting Agreement.

7.2           Parent Stockholder Holdback.  Anything to the contrary in this Agreement notwithstanding, the common stockholders of Parent (the “Parent Stockholders”) shall be entitled to collectively retain three  million five hundred thousand (3,500,000) shares of the total isssued and outstanding Parent Common Stock as of the Effective Time (the “Parent Stockholder Holdback”).  In order to enable the Parent Stockholder Holdback, and given that there are five million (5,000,000) shares of Parent Common Stock issued and outstanding as of the date hereof, Parent shall effect a 7-for-10 reverse stock-split prior to Closing (the “Parent Stock-Split”).  Following the Parent Stock-Split, Parent shall not issue any capital stock or other securities until the earlier of Closing or termination of this Agreement pursuant to Article IX.

7.3           Certain Corporate and Securities Compliance.

(a)           The Company hereby agrees that, as soon as practicable after the execution of this Agreement, it shall take whatever action may be reasonably necessary to  have its financial statements audited by an independent auditing firm duly registered with the PCAOB, and immediately make available such audited financial statements to Parent.

(b)           As soon as practicable after the execution of this Agreement, Parent, with the fullest of cooperation and assistance of the Company applying its best efforts, shall prepare an initial draft of the S-4 Registration Statement which shall be incorporated together in a single SEC filing with each of the following (combined, the “S-4/Merger Proxy Statement”):

•
An Exchange Act Schedule 14A consent solicitation in connection with the obtaining of written consent from Parent Stockholders to duly authorize each of the following Parent actions (collectively, the “Parent Consent Actions”):

(i)	An amendment to the Parent certificate of incorporation effecting the Parent Stock-Split (the “Parent Stock-Split Amendment”);

(ii)
An amendment to the Parent certificate of incorporation effecting an increase in authorized common stock from one hundred million (100,000,000) shares (seventy million [70,000,000] post Parent Stock-Split) to two hundred million (200,000,000) shares (post Parent Stock-Split)(the “Authorized Stock Increase Amendment”);

(iii)	An amendment to the Parent certificate of incorporation effecting a change of name from “GCA I Acquisition Corp.” to “Bixby Energy Systems Inc.” (the “Name Change Amendment”); and

(iv)	A GCA I Acquisition Corp. 2009 Equity Participation Plan (the “2009 Plan”) and the reservation of twenty million (20,000,000) shares of common stock thereunder; and

•
An Exchange Act Schedule 14A merger proxy statement for Company Stockholders in connection with, and a related notice to Company Stockholders of, a special meeting of stockholders (the “Company Special Meeting”) to vote on each of the following (the “Company Proxy Statement”):

(i)	approval of the Merger, the related transactions, and this Agreement; and

(ii)
approval of an amendment to the Company certificate of incorporation to revise the terms of the Company Series A Convertible Preferred Stock to provide that, subject to and contemporaneously with the completion of the Merger, the Company Series A Convertible Preferred Stock will convert into Parent Common Stock on an as-converted basis in the Merger (the “Company Certificate of Designations Amendment”).

Parent shall give the Company, its counsel and its independent accountants/auditors a reasonable opportunity to review, comment upon, and propose edits to the S-4/Merger Proxy Statement prior to filing with the SEC, and, also prior to filing the S-4/Merger Proxy Statement, Parent shall have obtained the written approval of the Company as to the accuracy and completeness of the information relating to the Company and its Subsidiaries contained therein.

(c)           The Company hereby agrees to cooperate, and agrees to use all reasonable efforts to cause its Subsidiaries and Affiliates to cooperate, with Parent’s officers, directors, employees, accountants, counsel and/or other agents retained by Parent (“Parent Representatives”) in connection with the preparation of any and all information required, as determined by Parent, to be disclosed pursuant to applicable securities Laws in the S-4/Merger Proxy Statement.  The Company shall furnish all information concerning itself as may be reasonably requested by Parent or its counsel in connection with the foregoing, including without limitation (unless determined by Parent in its exclusive discretion otherwise) complete financial statements as required under the Securities Act and/or the regulations promulgated thereunder, which financial statements shall have been fully audited by a PCAOB registered independent auditing firm.  The Company shall, and shall cause its Subsidiaries to, afford to the Parent Representatives reasonable access to its properties, assets and records during the period prior to the Effective Time to obtain all information concerning its business as Parent may reasonably request.  The Company shall furnish to Parent all such documents and copies of documents and records and information with respect to itself and its Subsidiaries, and copies of any working papers relating thereto, as Parent may reasonably request.  Anything to the contrary notwithstanding, nothing in this Section 7.3(c) shall require the Company to provide any access, or to disclose any information, if permitting such access or disclosing such information would (a) violate applicable Law, (b) violate any of its obligations with respect to confidentiality (provided, however, that the Company shall, upon the request of Parent, use its reasonable best efforts to obtain the required consent of any third party to such access or disclosure), or (c) result in the loss of attorney-client privilege (provided, however, that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege).  The Company shall reasonably avail itself to Parent regarding its business on an as-requested basis.

(d)          In connection with the issuance of the Merger Securities:

(i)           Parent, with the fullest of cooperation and assistance of the Company applying its reasonable best efforts, shall use its reasonable best efforts to cause the S-4/Merger Proxy Statement to be declared effective by the SEC as promptly as practicable and, prior to the effective date of the S-4/Merger Proxy Statement, Parent shall use its reasonable best efforts to take any and all action required under any applicable federal or state securities Laws in connection with the issuance of the Merger Securities pursuant to the Merger.

(ii)           Parent shall give the Company, its counsel and its independent accountants/auditors a reasonable opportunity to review and comment on any amendment or supplement to the S-4/Merger Proxy Statement prior to filing any amendment or supplement thereto with the SEC.  Parent shall (x) promptly provide the Company, its counsel and its independent accountants/auditors with any comments or other communications, whether written or oral, that it or its counsel may receive from time to time from the SEC with respect to the S-4/Merger Proxy Statement promptly after receipt of any such comments or other communications, and (y) provide the Company, its counsel and its independent accountants/auditors a reasonable opportunity to participate in the response to those comments and any corresponding amendments to the S-4/Merger Proxy Statement, including, as may be reasonably requested, participation in any discussions or meetings with the SEC.  Parent shall not file any amendment or supplement to the S-4/Merger Proxy Statement without the approval of the Company, which approval shall not be unreasonably withheld or delayed.  Parent shall advise the Company promptly after it receives notice of, or otherwise becomes aware of (x) the time at which the S-4/Merger Proxy Statement has been declared effective under the Securities Act by the SEC, (y) the time at which any supplements or amendments to the   S-4/Merger Proxy Statement have been declared effective under the Securities Act by the SEC, or (z) the issuance of any stop Order or the suspension of the qualification of the shares of Parent Common Stock issuable pursuant to the Merger for offering or sale in any jurisdiction.

(iii)           As soon as practicable following the time at which notification is received by Parent from the SEC that the S-4 Registration Statement shall be eligible  to be declared effective under the Securities Act by the SEC following the filing by Parent of a final amendment thereto with all dates and other information (previously left blank) included:

(1)           the Company shall set a record date for the Company Special Meeting that is not more than sixty (60) days and not less than thirty (30) days prior to the Company Special Meeting, the date for which shall also be set;

(2)           Parent shall set a record date for the obtaining of the written consent of Parent Stockholders to the Parent Consent Actions (the “Parent Written Consent”);

(3)           each of the Company and Parent shall use its reasonable best efforts to cause to be delivered to the other party a letter from their respective independent accountants/auditors dated approximately as of the date the S-4 Registration Statement shall have been declared effective by the SEC, addressed to the other Party, in form and substance reasonably satisfactory to the other Party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act;

(4)           each of the Company and Parent shall use its reasonable best efforts to cause to be delivered to the other party consents from their respective independent accountants, dated the date on which the S-4 Registration Statement is declared effective or a date not more than two (2) days prior to such date, in form reasonably satisfactory to the other party and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act;

(5)           the final amendment to the S-4/Merger Proxy Statement (in definitive form) shall be filed by Parent with the SEC;

(6)           a notice of consent solicitation together with the S-4/Merger Proxy Statement (in final amendment/definitive form) shall be mailed or personally delivered by Parent to all Parent Stockholders of record on the record date;

(7)           the S-4/Merger Proxy Statement (in final amendment/definitive form) shall be mailed by Parent to all Company Stockholders of record on the record date and other Company securityholders not more than sixty (60) days and not less than thirty (30) days prior to the Company Special Meeting, which S-4/Merger Proxy Statement shall include a statement advising that the board of directors of the Company recommends that the Company Stockholders approve the Merger and this Agreement;

(8)           the Parent Written Consent shall be obtained;

(9)           the holders of any Company Convertible Debentures shall be solicited by the Company and/or its agents applying their good faith best efforts in connection with the obtaining of an agreement from such holders to exchange such Company Convertible Debentures upon closing of the Merger for either (x) a number of shares of Parent Common Stock (rounded down to the nearest whole number) equal to the number of shares of Company Common Stock  into which each such Company Convertible Debenture would have been convertible immediately prior to the Merger, or (y) Parent Convertible Debt Securities substantially equivalent to the Company Convertible Debentures for which they are being exchanged, such agreement to be in the form annexed hereto as Exhibit J and made a part hereof (each, a “Convertible Debt Securities Exchange Agreement”);

(10)           the holders of any Company Common Stock Purchase Warrants shall be solicited by the Company and/or its agents applying their good faith best efforts in connection with the obtaining of an agreement from such holders to exchange such Company Common Stock Purchase Warrants upon closing of the Merger for a Parent Common Stock Purchase Warrant substantially equivalent to the Company Common Stock Purchase Warrant for which it is being exchanged, which Parent Common Stock Purchase Warrant shall in any event (x) have, and be subject to, the same terms and conditions as the Company Common Stock Purchase Warrant for which it is being exchanged had in effect immediately prior to the effective time of the Merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions; and (y) be exercisable for the same number of shares of Parent Common Stock for which the Company Common Stock Purchase Warrant had been exercisable (for shares of Company common stock) immediately prior to the effective time of the Merger and at a price per share of Parent Common Stock equal to the exercise price per share of Company common stock at which the Company Common Stock Purchase Warrant was exercisable immediately prior to the effective time of the Merger, such agreement to be in the form annexed hereto as Exhibit K and made a part hereof (each, a “Common Stock Purchase Warrant Exchange Agreement”);

(11)           the holders of any Company Series A Convertible Preferred Stock Purchase Warrants shall be solicited by the Company and/or its agents applying their good faith best efforts in connection with the obtaining of an agreement from such holders to exchange such Company Series A Convertible Preferred Stock Purchase Warrants upon closing of the Merger for a Parent Common Stock Purchase Warrant substantially equivalent to the Company Series A Convertible Preferred Stock Purchase Warrant for which it is being exchanged, which Parent Common Stock Purchase Warrant shall in any event (x) have, and be subject to, the same terms and conditions as the Company Series A Convertible Preferred Stock Purchase Warrant for which it is being exchanged had in effect immediately prior to the effective time of the Merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions; and (y) be exercisable for twice (2x) the number of shares of Parent Common Stock for which the Company Series A Convertible Preferred Stock Purchase Warrant had been exercisable (for shares of Company Series A Convertible Preferred stock) immediately prior to the effective time of the Merger and at a price per share of Parent Common Stock equal to one half (½) the exercise price per share of Company Series A Convertible Preferred Stock at which the Company Series A Convertible Preferred Stock Purchase Warrant was exercisable immediately prior to the effective time of the Merger, such agreement to be in the form annexed hereto as Exhibit L and made a part hereof (each, a “Series A Convertible Preferred Stock Purchase Warrant Exchange Agreement”);

(12)           the Company and/or its agents, and the Company Principal Stockholder, shall use their good faith best efforts to (i) solicit voting proxies or votes in favor of each of the specified proposals to be presented at the Company Special Meeting from its record stockholders, and (ii) take all other action reasonably necessary to secure the vote of its stockholders required by the DGCL and the Company bylaws to obtain approvals in relation to such proposals;

(13)           the Company Special Meeting shall be held.

(iv)         The information provided by the Company for inclusion in the S-4 Registration Statement shall not, (A) at the time provided, (B) at the time the S-4 Registration Statement is declared effective by the SEC, or (C) at the time the Company Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Company Stockholders, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If, at any time prior to the Effective Time, any event or circumstance relating to the Company and/or its Subsidiaries, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the S-4 Registration Statement so that any of such documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall promptly inform Parent in writing.  All documents that Parent is responsible for filing with the SEC in connection with the Merger or the Transactions shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as appropriate.

(e)           To the extent that the Company duly obtains the requisite approval of its stockholders to the Merger and this Agreement in accordance with the DGCL and its bylaws, each of Parent and the Company shall agree in writing to a specified date for Closing, and:

(i)           At least ten (10) days prior to the Closing Date, and pursuant to the Exchange Act Section 14(f), Parent, with the fullest of cooperation and assistance of the Company applying its reasonable best efforts, shall prepare, file with the SEC, and mail to its stockholders a Schedule 14F;

(ii)           Parent shall cause to be filed with the Delaware Secretary of State the Authorized Stock Increase Amendment and the Parent Stock-Split Amendment;

(iii)           The Company shall cause to be filed with the Delaware Secretary of State the Company Certificate of Designations Amendment;

(iv)           Each of the Company and Parent shall use its reasonable best efforts to cause to be delivered to the other party a letter from their respective independent accountants/auditors dated approximately as of the Closing Date, addressed to the other Party, in form and substance reasonably satisfactory to the other Party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act;
(v)           The Closing shall occur;

(vi)           at the Effective Time, the 2009 Plan shall be deemed to be adopted by Parent; and

(vii)           At a point to be determined within the exclusive discretion of Parent (following the change of control contemplated by the Merger), Parent (following the change of control contemplated by the Merger) shall cause to be filed with Delaware Secretary of State the Name Change Amendment.

(f)           It is acknowledged that each of the Parent and the Company have made a determination, and agreed, to forego the obtaining of any fairness opinion in relation to the Merger.

7.4          Regulatory Approvals.

(a)           Each of the Company, Parent and Merger Sub shall promptly apply for, and take all reasonably necessary actions to obtain or make, as applicable, all Authorizations, Orders, declarations and filings with, and notices to, any Governmental Authority required to be obtained or made by it for the consummation of the Transactions.  Each Party shall cooperate with and promptly furnish information to the other Parties necessary in connection with any requirements imposed upon such other Parties in connection with the consummation of the Merger.

(b)           Each of the Company and Parent shall give the other reasonable prior notice of any communication with, and any proposed understanding or agreement with, any Governmental Authority regarding any Authorizations, Orders, declarations and filings with, and notices to, any Governmental Authority, and permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed communication, understanding or agreement with any Governmental Authority with respect to the Merger and the Transactions.  Notwithstanding the foregoing, neither the Company nor Parent shall be required to nor any of their respective Affiliates shall have any obligation to contest, administratively or in court, any ruling, order or other action of any Governmental Authority or any other Person respecting the Transactions.

7.5           Public Announcements.  If there is an initial press release relating to this Agreement, it shall be a joint press release the text of which shall have been agreed to in writing in advance by each of Parent and the Company. Thereafter, each of Parent and the Company shall not issue any press release or otherwise make any public statements with respect to this Agreement or any of the Transactions without the prior written consent of the other Party; provided, however, that a Party may, without such consent (but after prior consultation to the extent practicable under the circumstances), issue such press releases and make such public statements and/or disclosures that it reasonably determines are required under applicable Law, including without limitation the Exchange Act, or the rules of the OTCBB or, if applicable, the NASDAQ Capital Market.  Notwithstanding the foregoing, a Party may make public statements in response to questions from the press, analysts and investors and make internal announcements to employees, so long as such statements and announcements are accurate and not misleading, consistent with previous press releases or public statements made jointly by the Company and Parent, and do not contain forward-looking statements of any kind.

7.6           Tax Free Reorganization.  Each of the Company and Parent shall use their reasonable best efforts, and shall cause their respective Subsidiaries to use their reasonable best efforts, to take or cause to be taken any action necessary for the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  Neither the Company nor Parent shall (and following the Effective Time, Parent shall cause the Surviving Corporation not to) take any action that would cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  This Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.

7.7           Affiliates.  Not less than twenty (20) days prior to the date upon which this Agreement is submitted for adoption by Company Stockholders, the Company shall deliver to Parent a letter identifying all Persons who, in the judgment of the Company, may be deemed at the time this Agreement is submitted for adoption by Company Stockholders, “affiliates” of the Company for purposes of Rule 145 under the Securities Act, and such list shall be updated as necessary from time to time to reflect changes from the date thereof.  The Company shall use its reasonable best efforts to cause each Person identified on such list who is not a Dissenting Holder to deliver to Parent an Affiliate Agreement as of the time this Agreement is submitted for adoption by Company Stockholders.

7.8           Consents.  The Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to obtain all Required Company Consents.

7.9           Notification of Certain Matters.   Each of the Company and Parent shall give prompt notice to the other Party of any fact, event or circumstance known to it (a) that individually or taken together with all other facts, events and circumstances known to it, has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or Parent or a Material Adverse Effect on the Company and its Subsidiaries or Parent and its Subsidiaries, in each case taken as a whole, (b) that would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein, (c) that would cause the failure of any condition precedent to its obligations, (d) regarding any consent of a third party that is or may be required in connection with the Merger, (e) relating to any notice or other communication from any Governmental Authority in connection with the Merger, or (f) in respect of any Proceedings commenced relating to it or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.20 or Section 5.9, as applicable; provided, however, that (i) the delivery of any notice pursuant to this Section 7.9 shall not prevent or cure any misrepresentations, breach of warranty or breach of covenant, and (ii) disclosure by the Company or Parent pursuant to this Section 7.9 shall not be deemed to amend or supplement either the Company Disclosure Schedule or the Parent Disclosure Schedule, or constitute an exception to any representation or warranty under this Agreement.

7.10           Conveyance Taxes.  Each of the Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Effective Time.

7.11           Dissenter’s Rights.  Except as otherwise required by applicable Law, neither the Company, the Company Principal Stockholder, nor Parent shall do anything, either directly or indirectly, that is intended to, or would, encourage, or that might otherwise result in, any holder of Dissentable Shares becoming a Dissenting Holder.

7.12           Post-Closing Current Report Filing on Form 8-K.  Within four (4) Business Days of the Closing Date, Parent (following the change of control contemplated by the Merger) shall file with the SEC a current report on Form 8-K regarding consummation of the Merger pursuant to Items 5.01, 5.02, and/or 5.06 of such form (or such other Items as may otherwise be appropriate).

7.13           Post-Closing Establishment of Trading Market; Quotation; Listing.  As soon as practicable following the Closing Date, the Parent (following the change of control contemplated by the Merger) shall use its reasonable best efforts to cause the Parent Common Stock, as a class, to become authorized for quotation, and to be quoted, on the OTCBB, and/or to the extent qualified, to become authorized for listing, and to become listed, on the NASDAQ Capital Market, including, as applicable, the preparation, filing and prosecution of a Form 211 with FINRA in accordance with Rule 15c-211 under the Exchange Act and/or a listing application; provided, however, that it is understood that the actual preparation, filing and prosecution of a Form 211 with FINRA in accordance with Rule 15c-211 under the Exchange Act may only be undertaken by a sponsoring market maker.

7.14         Certain Registration Obligations.

(a)           Within twenty (20) Business Days following the Closing Date, Parent (following the change of control contemplated by the Merger) shall have prepared, and shall file, at its own expense, a registration statement covering the resale of the Registrable Securities on Form S-1 or such other appropriate registration form of the SEC for Parent as of such date as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the registration statement (the “Resale Registration Statement”).  Parent (following the change of control contemplated by the Merger) shall thereafter use its best efforts to cause the Resale Registration Statement to be declared effective by the SEC by the earlier of (i) forty (40) Business Days following the filing date thereof, (ii) five (5) Business Days following the receipt of a “No Review” or similar letter or communication from the SEC, or (iii) one (1) Business Day following the day upon which the SEC shall have determined the Resale Registration Statement eligible to be declared effective.  Anything in this agreement to the contrary notwithstanding, Parent shall pay to the holders of Registrable Securities, pro rata, as liquidated damages and not as a penalty, an amount in cash equal to two thousand five hundred dollars ($2,500) per day for any delays in meeting any of the timeframes under this Section 7.14; provided, however, that, in addition to such liquidated damages, the holders of Registrable Securities shall be entitled to pursue and obtain specific performance or other equitable relief with respect to the registration rights hereunder.

(b)           From and after the date of effectiveness of the Resale Registration Statement, Parent (following the change of control contemplated by the Merger) shall do each the following:

(i)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities;

(ii)    furnish to each holder of Registrable Securities covered by such Resale Registration Statement such number of conformed copies of such Resale Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities, and such other documents, as such holder of Registrable Securities may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder of Registrable Securities;

(iii)     use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such Resale Registration Statement under such other state securities Laws as any holder of Registrable Securities thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such Resale Registration Statement remains in effect, and take any other action which may be reasonably necessary to enable such holder of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder; provided, however, that Parent shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(iv)           use its reasonable best efforts to cause all Registrable Securities covered by such Resale Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holders of Registrable Securities to consummate the disposition of such Registrable Securities;

(v)           furnish to each holder of Registrable Securities a signed counterpart, addressed to such holder of Registrable Securities, and the underwriters, if applicable, of an opinion of counsel for Parent, dated the effective date of such Resale Registration Statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such holder of Registrable Securities, including that the prospectus and any prospectus supplement forming a part of the Resale Registration Statement does not contain an untrue statement of a material fact or omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(vi)           notify the holders of Registrable Securities promptly and confirm such advice in writing promptly after Parent has Knowledge thereof:

(A)           when the Resale Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Resale Registration Statement has been filed, and, with respect to the Resale Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B)           of any request by the SEC for amendments or supplements to the Resale Registration Statement or the prospectus or for additional information;

(C)           of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings by any Person for that purpose; and

(D)           of the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under any federal or state securities Laws or the initiation or threat of any Proceeding for such purpose.

(vii)          notify each holder of Registrable Securities covered by such Resale Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such holder of Registrable Securities, promptly prepare and furnish to such holder of Registrable Securities a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(viii)       use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Resale Registration Statement at the earliest possible moment;

(ix)      otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to each holder of Registrable Securities, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(x)           enter into such agreements and take such other actions as the holders of Registrable Securities shall reasonably request in writing in order to expedite or facilitate the disposition of the Registrable Securities; and

(xi)           use its reasonable best efforts to list all Registrable Securities covered by such Resale Registration Statement on any national securities exchange on which any of the Registrable Securities are then listed.

(c)           Notwithstanding anything to the contrary contained herein, the obligations of Parent under this Section 7.14 shall only be enforceable by the holders of Registrable Securities if and to the extent that such holders of Registrable Securities individually execute and deliver to Parent after the Effective Time a separate agreement in substantially the form annexed hereto as Exhibit M and made a part hereof (the “Registrable Securities Lock-Up Agreement”).

(d)           This Section 7.14 is intended to be for the benefit of, and shall be enforceable by, the holders of Registrable Securities and their heirs and personal representatives, and shall be binding on Parent and its successors and assigns.  In the event that Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent shall be legally bound to honor the registration obligations set forth in this Section 7.14.

(e)           It is acknowledged by the Company that it is the intention of the Company as of the date hereof to cause to be registered as part of the Resale Registration Statement following the change of control contemplated by the Merger, and in addition to the Registrable Securities, (i) all shares of Parent Common Stock (i) held of record by Affiliates of Parent as of the date of filing of such Resale Registration Statement, and (ii) underlying then outstanding warrants to purchase GCA common stock held of record by affiliates as of the date of filing of the resale registration statement; provided, however, that, to the extent that any limitation on the number of shares of Parent Common Stock that may be registered in the Resale Registration Statement is imposed by the SEC or otherwise, Parent shall (i) first include the Registrable Securities in the resale registration, (ii) next, and only to the extent permitted, include the maximum number of shares of GCA common stock then held by any such affiliates in the resale registration on a pro rata basis (with any remainder to be registered pursuant to subsequently filed registration statements), and (iii) lastly, and only to the extent permitted, include the maximum number of shares of GCA common stock underlying then outstanding warrants then held by any such affiliates in the resale registration on a pro rata basis in proportion to the number of shares for which such holders’ warrants are, in the aggregate, exercisable (with any remainder to be registered pursuant to subsequently filed registration statements).

7.15         Certain Liability & Indemnification.

(a)           With an understanding that all material information regarding the post-merger Parent to be provided in the S-4 Registration Statement furnished to Company Stockholders in connection with the issuance of the Merger Securities is information that, of necessity, shall have originated with, and been provided by, the Company, and provided that the written authorization of the Company in relation to the S-4 Registration Statement shall have been obtained by Parent pursuant to Section 7.2(c), from and after the Effective Time, Parent and the Company Principal Stockholder shall have full and complete direct and primary joint and several liability for any and all amounts for which any officer or director of Parent is otherwise found to be liable in connection with any actions arising, directly or indirectly, out of the offering by Parent of the Merger Securities.

(b)           From and after the Effective Time, Parent and the Company Principal Stockholder, shall, jointly and severally and to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless, and provide advancement of expenses to, each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Parent (the “Indemnified Parties”) against all Damages, Liabilities or Orders or amounts that are paid in settlement of or in connection with any claim or Proceeding that is based in whole or in part on, or arises in whole or in part out of, the fact that such Person is or was a director, officer or employee of Parent, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including without limitation any matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions, as well as matters arising out of any failures of disclosure in relation to the S-4 Registration Statement) to the same extent such Persons are entitled to be indemnified or have the right to advancement of expenses as of the date of this Agreement by Parent pursuant to its certificate of incorporation, bylaws, and/or any indemnification agreements in effect as of the date hereof.

(c)           This Section 7.15 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives, and shall be binding on Parent, the Company Principal Stockholder, and their respective successors and assigns.  In the event that Parent or the Company Principal Stockholder, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Parent or Company Principal Stockholder, as applicable, shall be legally bound to honor the indemnification obligations set forth in this Section 7.15.

7.16         Further Assurances.  Upon the terms and subject to the conditions hereof, each of the Parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required from time to time to carry out the provisions hereof and consummate the Merger and the other Transactions.

ARTICLE VIII

CONDITIONS TO THE MERGER

8.1           Conditions to the Obligations of Each Party to Effect the Merger.  In addition to the other conditions set forth in this Article VIII, the obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a)           the Merger and this Agreement shall have been approved by the affirmative vote of a majority of the shares of Company Common Stock and other Cancelable Securities entitled to vote on the matter at a meeting duly called and at which a quorum is present or represented;

(b)           all Authorizations and Orders of, declarations and filings with, and notices to any Governmental Authority required to permit the consummation of the Merger shall have been obtained or made and shall be in full force and effect;

(c)           no temporary restraining order, preliminary or permanent injunction or other Order prohibiting the consummation of the Merger shall be in effect, and no Law shall have been enacted or shall be deemed applicable to the Merger which makes the consummation of the Merger unlawful;

(d)           the shares of Parent Common Stock and, if applicable, other Merger Securities issuable as part of the Merger in accordance with Section 2.1 of this Agreement, shall have been duly authorized; and

(e)           the S-4 Registration Statement shall have been declared effective under the Securities Act by the SEC, delivered to all required recipients under this Agreement, and shall not be the subject of any stop order or Proceeding seeking a stop order.

8.2          Conditions to the Obligations of Parent and Merger Sub to Effect the Merger.  The obligations of Parent and Merger Sub to consummate the Merger are subject to satisfaction (or waiver by Parent in its sole discretion) on or prior to the Closing Date of the following conditions:

(a)           Company Principal Stockholder shall have delivered an executed Amended & Restated Voting Agreement;

(b)           each of the representations and warranties of the Company set forth in this Agreement that is qualified by a Material Adverse Effect on the Company shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that (i) such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, or (ii) any facts which would otherwise render any such representations or warranties untrue or incorrect as of the Closing Date are the direct or indirect result of obligations arising under or are otherwise contemplated by any one or more provisions of this Agreement;

(c)           each of the representations and warranties of the Company Principal Stockholder set forth in this Agreement that is qualified by a Material Adverse Effect on the Company shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date;

(d)           Parent, at the expense of the Company, shall have procured directors and officers liability insurance coverage in an aggregate amount satisfactory to Parent from a carrier rated A++XV by A.M. Best & Company (or otherwise satisfactory to Parent) which coverage shall specifically include liability arising out of any errors or omissions that shall have occurred in connection with the offering and issuance of the Merger Securities;

(e)           the Company shall have duly approved, by the affirmative vote of a majority of the shares of Company Common Stock and Series A Convertible Preferred Stock, in each case as entitled to vote on the matter, voting together, and a majority of shares of Bixby Series A Convertible Preferred Stock entitled to vote on the matter voting separately as a class, and shall have filed with the Delaware Secretary of State the Company Certificate of Designations Amendment;

(f)           the Company shall have entered into Convertible Debt Securities Exchange Agreements with a number of the holders of Company Convertible Debentures satisfactory to Parent in its exclusive discretion, and performance by the holders of their obligations under such Convertible Debt Securities Exchange Agreements shall have been satisfied;

(g)           the Company shall have entered into Common Stock Purchase Warrant Exchange Agreements with a number of the holders of Company Common Stock Purchase Warrants satisfactory to Parent in its exclusive discretion, and performance by the holders of their obligations under such Common Stock Purchase Warrant Exchange Agreements shall have been satisfied;

(h)           the Company shall have entered into Series A Convertible Preferred Stock Purchase Warrant Exchange Agreements with a number of the holders of Company Series A Convertible Preferred Stock Purchase Warrants satisfactory to Parent in its exclusive discretion, and performance by the holders of their obligations under such Common Stock Purchase Warrant Exchange Agreements shall have been satisfied;

(i)           the Company shall have performed, or complied with, in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and the Company shall have delivered to Parent a certificate signed by the Chief Executive Officer of the Company to such effect;

(j)           there shall not have occurred any event, occurrence or change that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company except where any such event, occurrence or change are the direct or indirect result of obligations arising under or are otherwise contemplated by any one or more provisions of this Agreement;

(k)           each of Parent and Merger Sub shall have received a certificate signed by the Chief Executive Officer of the Company certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 as of the Closing Date; and

(l)           all actions to be taken by the Company in connection with consummation of the Transactions and all certificates, opinions, instruments, and other documents required to effect the Transactions will be reasonably satisfactory in form and substance to Parent or its counsel.

8.3          Conditions to the Obligations of the Company to Effect the Merger.  The obligation of the Company to consummate the Merger is subject to satisfaction (or waiver by the Company in its sole discretion) on or prior to the Closing Date of the following conditions:

(a)           each of the representations and warranties of Parent set forth in this Agreement that is qualified by a Material Adverse Effect on Parent shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that (i) such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, or (ii) any facts which would otherwise render any such representations or warranties untrue or incorrect as of the Closing Date are the direct or indirect result of obligations arising under or are otherwise contemplated by any one or more provisions of this Agreement;

(b)           the Company shall have obtained the requisite approval of its stockholders to the Merger and this Agreement in accordance with the DGCL and its bylaws;

(c)           the holders of no more than twenty percent (20%) of the Dissentable Shares shall be in a position to perfect their appraisal rights under the DGCL as determined immediately prior to the Effective Time;

(d)           Parent shall have performed, or complied with, in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have delivered to the Company a certificate signed by the Chief Executive Officer of Parent to such effect;

(e)           there shall not have occurred any event, occurrence or change that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent except where any such event, occurrence or change are the direct or indirect result of obligations arising under or are otherwise contemplated by any one or more provisions of this Agreement;

(f)           the Company shall have received resignations of each of the officers of Parent, effective, in each case, as of the Effective Time;

(g)           the Company shall have received a certificate signed by the Chief Executive Officer of Parent certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.3 as of the Closing Date; and

(h)           all actions to be taken by Parent in connection with consummation of the Transactions and all certificates, opinions, instruments, and other documents required to effect the Transactions will be reasonably satisfactory in form and substance to the Company or its counsel.

(i)           Parent shall have duly authorized and filed the Parent Stock-Split Amendment and shall have outstanding no more shares of capital stock than is permitted in accordance with the Parent Stockholder Holdback.

(j)           Parent shall have duly authorized and filed the Authorized Stock Increase Amendment.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.1          Termination.  This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval of this Agreement and the Transactions, as follows:

(a)          by mutual written consent duly authorized by the boards of directors of each of Parent, Merger Sub and the Company;

(b)          by Parent:

(i)           to the extent that the Effective Time shall not have occurred on or before December 31, 2009; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to Parent if Parent’s failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(ii)           if Parent reasonably concludes that material information regarding the Company and/or its Subsidiaries that it determines to include in the S-4 Registration Statement has been unreasonably withheld by the Company and/or its Subsidiaries;

(iii)           if the Company unreasonably withholds its approval as to the accuracy and completeness of the Form S-4 Registration Statement;

(iv)           if the Company’s independent auditors resign at any time after having been engaged citing a disagreement with management of the Company or any of its officers and/or directors as the reason therefor;

(v)           upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become materially untrue, in either case such that the conditions set forth in Section 8.2(a)-(l) would not be satisfied (a “Terminating Company Breach”); provided, however, that (A) if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, and (B) if such Terminating Company Breach is the direct or indirect result of obligations arising under or are otherwise reasonably contemplated by any other provision of this Agreement, Parent may not terminate this Agreement under this Section 9.1(b)(v); or

(c)           by the Company:

(i)           if the Company Stockholders shall have failed to duly approve the Merger and this Agreement within a reasonable period following good faith compliance by the Company and the Company Principal Stockholder with all of their obligations under this Agreement, including without limitation Sections 7.3 and 7.11;

(ii)           upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become materially untrue, in either case such that the conditions set forth in Section 8.3(a)-(j) would not be satisfied (“Terminating Parent Breach”); provided, however, that, (A) if such Terminating Parent Breach is curable by Parent through best efforts and for so long as Parent continues to exercise such best efforts, or (B) if such Terminating Parent Breach is the direct or indirect result of either the fulfillment of, or the failure to fulfill, any obligations of any Party arising under or that are otherwise reasonably contemplated by any other provision of this Agreement, the Company may not terminate this Agreement under this Section 9.1(c)(ii).

9.2           Amendment.  This Agreement may be amended by the Company, Parent and Merger Sub by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time;  provided, however, that, (i) any such amendment is in writing signed by each of the Parties, and (ii) after approval of the matters presented in connection with the Merger by the Company Stockholders, no amendment shall be made which by Law requires further approval by the Company Stockholders without such further approval, including without limitation any amendment which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger.

9.3           Waiver.  At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any obligation or other act of any other Party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.  No failure or delay by any Party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  To the maximum extent permitted by Law, (i) no waiver that may be given by a Party shall be applicable except in the specific instance for which it was given, and (ii) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or the right of the Party giving such notice or demand to take further action without notice or demand.

ARTICLE X

GENERAL PROVISIONS

10.1           Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by FedEx, UPS, USPS, or DHL as established by the sender by evidence obtained from such courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next Business Day; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed as follows:

If to Parent or Merger Sub:

GCA I Acquisition Corp.
115 East 57th Street, Suite 1006
New York, New York    10022
  Att:  Michael M. Membrado, President & CEO

Fax: 646-486-9771

with a copy to:

Certilman, Balin, Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
   Att:  Gavin C. Grusd

Fax:  516-296-7111

If to the Company or Robert Walker:

Bixby Energy Systems, Inc.
6893 139th Lane N.W.
Ramsey, MN 55303
  Att:  Robert Walker, CEO

Fax:  763-428-7903

with a copy to:

Davisson & Associates, PA
4124 Quebec Avenue North, Suite 306
Minneapolis, MN 55427
  Att:  Peder K. Davisson, Esq.

Fax:  763-355-5679

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

10.2           Certain Definitions.  For purposes of this Agreement, the following terms, in their capitalized forms, shall have the correspondingly ascribed meanings:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, Controls, is Controlled By, or is Under Common Control With, such specified Person.

“Applicable Rate” means the corporate base rate of interest publicly announced from time to time by Citibank N.A. plus 2% per annum.

“Authorization” means any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Authority or pursuant to any Law.

“Beneficial Owner” with respect to any shares means a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its Affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its Affiliates or associates or any Person with whom such Person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

“Benefit Plan” means any “employee benefit plan” as defined in 3(3) of ERISA, including any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan (as defined in ERISA Section 3(2)), (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan (as defined in ERISA Section 3(37)), (d) Employee Welfare Benefit Plan (as defined in ERISA Section 3(1)) or material fringe benefit plan or program, or (e) stock purchase, stock option, severance pay, employment, change-in-control, vacation pay, company awards, salary continuation, sick leave, excess benefit, bonus or other incentive compensation, life insurance, or other employee benefit plan, contract, program, policy or other arrangement, whether or not subject to ERISA.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day other than Saturday, Sunday or other day on which banks located in New York City are required or authorized by Law to close.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

“Company ERISA Affiliate” means any entity which is a member of a “controlled group of corporations” with, under “common control” with or a member of an “affiliated services group” with, the Company or any of its Subsidiaries, as defined in Section 414(b), (c), (m) or (o) of the Code.

“Contaminant” means, in relation to any Software, any virus or other intentionally created, undocumented contaminant.

“Contract” means any agreement, contract, license, lease, commitment, arrangement or understanding, written or oral, including any sales order and purchase order.

“Control” (including the terms “Controlled By” and “Under Common Control  With”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.

“Copyrights” means registered and unregistered copyrights in both published and unpublished works.

“Damages” means all Proceedings, demands, claims, assessments, losses, damages, costs, expenses, Liabilities, obligations, injunctions, judgments, Orders, decrees, rulings, awards, fines, sanctions, penalties, charges, Taxes and amounts paid in settlement, including, without limitation, (i) interest on cash disbursements in respect of any of the foregoing at the Applicable Rate, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof, and (ii) reasonable costs, fees and expenses of attorneys, accountants and other agents of the relevant Person.

“Disabling Codes” means, with respect to any Software, any disabling codes or related instructions.

“Environment” means all air, surface water, groundwater, land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

“Environmental Action” means any Proceeding brought or threatened under any Environmental Law or otherwise asserting the incurrence of Environmental Liabilities.

“Environmental Clean-Up Site” means any location which is listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state or foreign list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened Proceeding related to or arising from any alleged violation of any Environmental Law, or at which there has been a threatened or actual Release of a Hazardous Substance.

“Environmental Laws” means any and all applicable Laws and Authorizations issued, promulgated or entered into by any Governmental Authority relating to the Environment, worker health and safety, preservation or reclamation of natural resources, or to the management, handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, Release or threatened Release of or exposure to Hazardous Substances, whether now existing or subsequently amended or enacted, including but not limited to: CERCLA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 et seq.; RCRA; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and any similar or implementing state or local Law, and any non-U.S. Laws and regulations of similar import, and all amendments or regulations promulgated thereunder; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to Hazardous Substances.

“Environmental Liabilities” means, with respect to any party, Liabilities arising out of (A) the ownership or operation of the business of such party or any of its Subsidiaries, or (B) the ownership, operation or condition of the Real Property or any other real property currently or formerly owned, operated or leased by such party or any of its Subsidiaries, in each case to the extent based upon or arising out of (i) Environmental Law, (ii) a failure to obtain, maintain or comply with any Environmental Permit, (iii) a Release of any Hazardous Substance, or (iv) the use, generation, storage, transportation, treatment, sale or other off-site disposal of Hazardous Substances.

“Environmental Permit” means any Authorization under Environmental Law, and includes any and all Orders issued or entered into by a Governmental Authority under Environmental Law.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“Governmental Authority” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local, or municipal government, foreign, international, multinational or other government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof, and any non-governmental regulatory body to the extent that the rules and regulations or orders of such body have the force of Law.

“Hazardous Substances” means all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, and all other materials, chemicals or substances which are regulated by, form the basis of liability or are defined as hazardous, extremely hazardous, toxic or words of similar import, under any Environmental Law, including materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

“Indebtedness” means any of the following: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current Liabilities arising in the Ordinary Course of Business, (d) any obligations as lessee under capitalized leases, (e) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (f) any obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, and (g) any guaranty of any of the foregoing.

“Intellectual Property” means: (i) Proprietary Information; (ii) trademarks and service marks (whether or not registered), trade names, logos, trade dress and other proprietary indicia and all goodwill associated therewith; (iii) documentation, advertising copy, marketing materials, web-sites, specifications, mask works, drawings, graphics, databases, recordings and other works of authorship, whether or not protected by Copyright; (iv) Software; and (v) Intellectual Property Rights, including all Patents, Copyrights, Marks, trade secret rights, mask works, moral rights or other literary property or authors rights, and all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing.

“Intellectual Property Rights” means all forms of legal rights and protections that may be obtained for, or may pertain to, any Intellectual Property in any country of the world.

“Knowledge” of a given party (or any similar phrase) means, with respect to any fact or matter, the actual knowledge of the directors and executive officers of such party and each of its Subsidiaries, together with such knowledge that such directors, executive officers and other employees could be expected to discover after due investigation concerning the existence of the fact or matter in question.

“Law” means any statute, law (including common law), constitution, treaty, ordinance, code, order, decree, judgment, rule, regulation and any other binding requirement or determination of any Governmental Authority.

“Liability” or “Liabilities” means any liability, Indebtedness or obligation of any kind, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether secured or unsecured, whether joint or several, whether due or to become due, whether vested or unvested, including any liability for Taxes.

“Liens” means any liens, claims, charges, security interests, mortgages, pledges, easements, conditional sale or other title retention agreements, defects in title, covenants or other restrictions of any kind, including, any restrictions on the use, voting, transfer or other attributes of ownership.

“Marks” means trademarks, service marks and other proprietary indicia (whether or not registered).

“Material Adverse Effect” means, with respect to any Person, any state of facts, development, event, circumstance, condition, occurrence or effect that, individually or taken collectively with all other preceding facts, developments, events, circumstances, conditions, occurrences or effects (a) is materially adverse to the condition (financial or otherwise), business, operations or results of operations of such Person, (b) impairs the ability of such Person to perform its obligations under this Agreement, or (c) delays the consummation of the Merger.

“Operative Agreements” means, collectively, this Agreement, the Amended & Restated Voting Agreement, any Affiliate Agreements, any Convertible Debt Securities Exchange Agreements, any Common Stock Purchase Warrant Exchange Agreements, and any Series A Convertible Preferred Stock Purchase Warrant Exchange Agreements.

“Order” means any award, injunction, judgment, decree, stay, order, ruling, subpoena or verdict, or other decision entered, issued or rendered by any Governmental Authority.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“OTCBB” means the Over-The-Counter Bulletin Board, operated by NASDAQ.

“Patents” means letters patent, patent applications, provisional patents, design patents, PCT filings, invention disclosures and other rights to inventions or designs.

“PCAOB” means the Public Company Accounting Oversight Board.

“PCBs” means polychlorinated biphenyls.

“Permitted Liens” means, with respect to any party, (i) Liens for current real or personal property taxes not yet due and payable and with respect to which such party maintains adequate reserves, (ii) workers’, carriers’ and mechanics’ or other like Liens incurred in the Ordinary Course of Business with respect to which payment is not due and that do not impair the conduct of such party’s or any of its Subsidiaries’ business in any material respect or the present or proposed use of the affected property and (iii) Liens that are immaterial in character, amount, and extent and which do not detract from the value or interfere with the present or proposed use of the properties they affect.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, Governmental Authority, a person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), or any political subdivision, agency or instrumentality of a Governmental Authority, or any other entity or body.

“Proceeding” or “Proceedings” means any actions, suits, claims, hearings, arbitrations, mediations, Proceedings (public or private) or governmental investigations that have been brought by any governmental authority or any other Person.

“Proprietary Information” means, collectively, inventions (whether or not patentable), trade secrets, technical data, databases, customer lists, designs, tools, methods, processes, technology, ideas, know-how, source code, product road maps and other proprietary information and materials.

“Public Software” means any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free Software, open source Software or similar licensing or distribution models, including Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License or Lesser/Library GPL; (ii) Mozilla Public License; (iii) Netscape Public License; (iv) Sun Community Source/ Industry Standard License; (v) BSD License; and (vi) Apache License.

“RCRA” means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Substances into the Environment.

“Registrable Securities” means the shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time; provided, however, that, as to any particular Registrable Securities, such securities will cease to be Registrable Securities when (a) they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) they are or may be freely traded without registration pursuant to Rule 144 under the Securities Act (or any similar provisions that are then in effect), or (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by Parent and Parent shall not have “stop transfer” instructions imposed against them.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Software” means, collectively, computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, design documents, flow-charts, user manuals and training materials relating thereto and any translations thereof.

“Subsidiary” or “Subsidiaries” means, with respect to any party, any Person, of which (a) such party or any subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person is directly or indirectly owned or controlled by such party and/or by any one or more of its subsidiaries.

“Systems” means, in relation to any Person, any of the hardware, software, databases or embedded control systems thereof.

“Tax” or “Taxes” means any means any and all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental (including taxes under Code §59A), profits, windfall profits, transaction, license, lease, service, service use, occupation, severance, energy, unemployment, social security, workers’ compensation, capital, premium, and other taxes, assessments, customs, duties, fees, levies, or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Authority having jurisdiction with respect to any Tax.

“Trading Day” means any day on which the NASDAQ Stock Market is open for trading.

“$” means United States dollars.

10.3         Index of Other Defined Terms.  In addition to those terms defined above, the following terms, in their capitalized forms, shall have the respective meanings given thereto in the sections indicated below:

Defined Term	Section

“2009 Plan”	7.3(b)
“Affiliate Agreement”	2.2(j)
“Agreement”	Preamble
“Amended & Restated Voting Agreement”	Recitals
“Authorized Stock Increase Amendment”	7.3(b)
“Bixby Option Plan”	2.1(a)(vi)
“Cancelable Common Share”	2.1(a)(i)

“Cancelable Company Common Stock Purchase Warrant”	2.2(a)
“Cancelable Company Convertible Debenture”	2.2(a)
“Cancelable Company Series A Convertible Preferred Stock
Purchase Warrant”	2.2(a)
“Cancelable Securities”	2.2(a)
“Cancelable Series A Convertible Preferred Share”	2.1(a)(ii)
“Cancelable Series A Convertible Preferred Stock”	2.1(a)(ii)
“Certificate of Merger”	1.1
“Closing”	1.2
“Closing Date”	1.2
“Code”	Recitals
“Common Stock Purchase Warrant Exchange Agreement”	7.3(d)(iii)(10)
“Company”	Preamble
“Company Benefit Plan”	4.21(a)
“Company Certificate of Designations Amendment”	7.3(b)
“Company Common Stock”	2.1(a)(i)
“Company Common Stock Purchase Warrant”	2.1(a)(iv)
“Company Convertible Debenture”	2.1(a)(iii)
“Company Series A Convertible Preferred Purchase Warrant”	2.1(a)(v)
“Company Disclosure Schedule”	Art. IV Intro
“Company Foreign Plans”	4.21(r)
“Company In-Bound Licenses”	4.18(b)
“Company Intellectual Property”	4.18(e)
“Company Lease”	4.17(c)
“Company-Leased Real Property”	4.17(a)
“Company Material Contracts”	4.19(b)
“Company Minor Contracts”	4.19(e)
“Company Out-Bound Licenses”	4.18(c)
“Company-Owned Intellectual Property”	4.18(a)
“Company-Owned Real Property”	4.17(a)
“Company-Owned Software”	4.18(m)(i)
“Company Pension Plan”	4.21(b)
“Company Permits”	4.7
“Company Principal Stockholder”	Preamble
“Company Proxy Statement”	7.3(b)
“Company Receivables”	4.9
“Company Registered Intellectual Property”	4.18(f)
“Company Series A Convertible Preferred Stock”	2.1(a)(ii)
“Company Series A Convertible Preferred Stock Purchase Warrant”	2.1(a)(v)
“Company Special Meeting”	7.3(b)
“Company Stockholder”	2.1
“Company Stock Option”	2.1(a)(vi)
“Constituent Corporations”	1.1
“Convertible Debt Securities Exchange Agreement”	7.3(d)(iii)(9)
“Delaware Secretary of State”	1.2
“DGCL”	Recitals
“Dissentable Shares”	2.3(a)

“Dissenting Holder”	2.3(a)
“Dissenting Shares”	2.3(a)
“Effective Time”	1.2
“Exchange Agent”	2.2(a)
“Exchange Fund”	2.2(a)
“Exchange Ratio”	2.1(a)(i)
“Indemnified Parties”	7.15(b)
“Listing Date”	2.2(i)1)
“Merger”	1.1
“Merger Securities”	2.2(a)
“Merger Sub”	Preamble
“Merger Sub Common Stock”	2.1(a)(vii)
“Merger Sub Preferred Stock”	5.4(b)
“Most Recent Company Balance Sheet”	4.8(a)
“Most Recent Company Cash Flow Statement”	4.8(a)
“Most Recent Company Financial Statements”	4.8(a)
“Most Recent Company Income Statement”	4.8(a)
“Most Recent Company Statement of Stockholders’ Equity”	4.8(a)
“Name Change Amendment”	7.3(b)
“Original Merger Agreement”	Recitals
“Parent”	Preamble
“Parent Common Stock”	Recitals
“Parent Common Stock Purchase Warrants”	2.2(a)
“Parent Consent Actions”	7.3(b)
“Parent Convertible Debt Securities”	2.2(a)
“Parent Disclosure Schedule”	Art. V Intro
“Parent Preferred Stock”	5.4(a)
“Parent Representatives	7.3(c)
“Parent Stockholders”	7.2
“Parent Stock-Split”	7.2
“Parent Stock-Split Amendment”	7.3(b)
“Parent SEC Reports”	5.7(a)
“Parent Stockholder Holdback”	7.2
“Parent Preexisting Stock Option”	2.1(a)(vii)
“Parent Preexisting Warrant”	2.1(a)(vii)
“Parent Written Consent”	7.3(d)(iii)(2)
“Party” / “Parties”	Preamble
“Registrable Securities Lock-Up Agreement”	7.14(c)
“Required Company Consents”	4.6(a)
“Replacement Option”	2.1(a)(x)
“Resale Registration Statement”	7.14(a)
“S-4/Merger Proxy Statement”	7.3(b)
“S-4 Registration Statement”	5.6(b)
“Series A Convertible Preferred Stock Purchase
Warrant Exchange Agreement”	7.3(d)(iii)(11)
“Surviving Corporation”	1.1
“Terminating Parent Breach”	9.1(c)(ii)

“Terminating Company Breach”	9.1(b)(v)
“Transactions”	Recitals
“WARN Act”	4.22(d)

10.4         Interpretation.

(a)           The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires.  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b)           The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)           When a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

(d)           The word “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified.

(e)           A reference to any Party to this Agreement or any other agreement or document shall include such Party’s predecessors, successors and permitted assigns.

(f)           Reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.

(g)           The Parties have participated jointly in the negotiation and drafting of this Agreement.  Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

(h)           All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP.

10.5         Survival.  The representations and warranties and covenants and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time, except that the covenants and agreements set forth in Articles I, II, VII and this Article X, in each case as they relate to any post-Closing matters, and including without limitation any provisions for the benefit of third parties, shall survive the Effective Time.

10.6         Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party.  Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

10.7         Assignment; Binding Effect; Benefit.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided, however, that Parent or Merger Sub may assign any of their respective rights and obligations to any direct or indirect Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective executors, heirs, personal representatives successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article II, and Sections 7.14 and 7.15, which are intended to benefit and be enforceable by third parties as specifically set forth therein, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their respective successors and assigns any rights, remedies, obligations or Liabilities under or by reason of this Agreement.

10.8         Fees and Expenses.  All fees and expenses incurred in connection with the Merger, the other Transactions, and this Agreement shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that:

(a)           As and when requested by Parent, the Company shall pay the reasonable legal, accounting, independent auditing, and EDGARization service fees and expenses of Parent in connection with the preparation and filing of any and all required reports to be filed under the Exchange Act from and after the date of this Agreement through the earlier of (i) four (4) Business Days following the Effective Time, or (ii) the time at which this Agreement shall have been terminated, if at all, in accordance with Article IX hereof; provided, however, that any amounts owed as of Closing hereunder shall be paid directly to the vendors of Parent as directed by Parent no later than Closing;

(b)           As and when requested by Parent, the Company shall pay the reasonable legal, accounting, independent auditing, and EDGARization/printing service fees and expenses of Parent in connection with the Merger and the preparation, filing and dissemination of the S-4/Merger Proxy Statement and all related federal and state securities Law compliance associated with the Merger; provided, however, that any amounts owed as of Closing hereunder shall be paid directly to the vendors of Parent as directed by Parent no later than Closing; and

(c)           Parent shall be free at all times to select the professional service firms that it utilizes in respect of 10.8 (a) and (b) above in its exclusive discretion, and, without limiting the foregoing, it is acknowledged that Parent may utilize the services of M.M. Membrado, PLLC as legal counsel for certain aspects of the legal work involved in this process (at a rate of $400/hr.) and may use other law firms for other aspects (at rates that may be comparable or higher).

10.9          Incorporation of Schedules.  The Company Disclosure Schedule and the Parent Disclosure Schedule referred to herein and signed for identification by the Parties hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

10.10        Specific Performance.  The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.

10.11        Governing Law.  This Agreement and the Exhibits and Schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

10.12        Consent to Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any Proceeding arising out of this Agreement or any of the Transactions.  Each Party agrees to commence any such Proceeding either in the United States District Court for the Southern District of New York or if such Proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any Proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 10.12.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or any of the Transactions in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

10.13        Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10.14        Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.15        Entire Agreement.  This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto, including without limitation the Original Merger Agreement.  Except as otherwise provided herein, no addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all Parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

“PARENT”
GCA I ACQUISITION CORP.

By:
Name:	Michael M. Membrado
Title:	President & Chief Executive Officer

“MERGER SUB”
BIXBY ENERGY ACQUISITION CORP.

By:
Name:	Michael M. Membrado
Title:	President & Chief Executive Officer

“COMPANY”
BIXBY ENERGY SYSTEMS, INC.

By:
Name:	Robert A. Walker
Title:	President & Chief Executive Officer

Robert A. Walker, personally

EXHIBITS

Exhibit A	Certificate of Incorporation – Parent
Exhibit B	Bylaws – Parent
Exhibit C	Certificate of Incorporation – Merger Sub
Exhibit D	Bylaws – Merger Sub
Exhibit E	Certificate of Incorporation – Company
Exhibit F	Bylaws – Company
Exhibit G	Form of Amended & Restated Voting Agreement
Exhibit H	Form of Certificate of Merger
Exhibit I	Form of Affiliate Agreement
Exhibit J	Form of Convertible Debt Securites Exchange Agreement
Exhibit K	Form of Common Stock Purchase Warrant Exchange Agreement
Exhibit L	Form of Series A Convertible Preferred Stock Purchase Warrant Exchange Agreement
Exhibit M	Form of Registrable Securities Lock-Up Agreement

EXHIBIT A

ARTICLES OF INCORPORATION – PARENT

EXHIBIT B

BYLAWS – PARENT

EXHIBIT C

ARTICLES OF INCORPORATION – MERGER SUB
EXHIBIT C

CERTIFICATE OF INCORPORATION

OF

BIXBY ENERGY ACQUISITION CORP.

(Pursuant to Section 102 of the Delaware General Corporation Law)

1. The name of the corporation is Bixby Energy Acquisition Corp. (the “Corporation”).

2. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent.  The name of its registered agent at such address is the National Registered Agents, Inc..

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

4. The Corporation is to have perpetual existence.

5. The total number of shares of capital stock which the Corporation shall have authority to issue is: two million (2,000,000). These shares shall be divided into two classes with 1,000,000 shares designated as common stock at $.0001 par value (the “Common Stock”) and 1,000,000 shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

6.   The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

7.   No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

8.   The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

9. The name and mailing address of the incorporator is Michael M. Membrado, c/o M.M. Membrado, PLLC, 115 East 57th Street, Tenth Floor, New York, New York 10022.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 23rd day of April, 2008.

Michael M. Membrado, Incorporator

EXHIBIT D

BYLAWS – MERGER SUB

EXHIBIT D

BY-LAWS

OF

BIXBY ENERGY ACQUISITION CORP.
~ A Delaware corporation ~

ARTICLE I

STOCKHOLDERS

Section 1.   Certificates Representing Stock.  (a) Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation.  Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

(b)   Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

(c)   The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

Section 2.   Uncertificated Shares.  Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

Section 3.   Fractional Share Interests.  The corporation may, but shall not be required to, issue fractions of a share.  If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share.  A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation.  The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

Section 4.   Stock Transfers.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

Section 5.   Record Date For Stockholders.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.   Meaning of Certain Terms.  As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

Section 7.   Stockholder Meetings .

Time.  The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.  A special meeting shall be held on the date and at the time fixed by the directors.

Place.  Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix.  Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

Call.  Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

Notice or Waiver of Notice.  Written notice of all meetings shall be given, stating the place, date, hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined.  The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes.  The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law.  Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation.  Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.  Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, not the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

Stockholder List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

Conduct of Meeting.  Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting-the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

Proxy Representation.  Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact.  No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that is irrevocable and, if, and only as long as it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Inspectors.  The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If any inspector or inspectors are not appointed, the person presiding at the meeting may, but need not appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  Upon request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them.  Except as otherwise required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the corporation.

Quorum.  The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business.  The stockholders presents may adjourn the meeting despite the absence of a quorum.

Voting.  Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

Section 8.   Stockholder Action Without Meetings.  Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

ARTICLE II

DIRECTORS

Section 1.   Functions and Definition.  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation.  The Board of Directors shall have the authority to fix the compensation of the members thereof.  The use of the phrase “whole board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

Section 2.   Qualifications and Number.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  The initial Board of Directors shall consist of one (1) person.  Thereafter, the number of directors may be increased or decreased from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be one (1).

Section 3.   Election and Term.  The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  Any director may resign at any time upon written notice to the corporation.  Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting resignation or removal.  Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

            Section 4.   MEETINGS.

TIME.  Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

PLACE.  Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

CALL.  No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed.  Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

QUORUM AND ACTION.  A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place.  Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of the directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

CHAIRMAN OF THE MEETING.  The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

Section 5.   REMOVAL OF DIRECTORS.  Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 6.   COMMITTEES .. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 7.   WRITTEN ACTION.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 8.   BOARD OF ADVISORS.   The Board of Directors, in its discretion, may establish a Board of Advisors, consisting of individuals who may or may not be stockholders or directors of the Corporation.  The purpose of the Board of Advisors would be to advise the officers and directors of the Corporation with respect to such matters as such officers and directors shall choose, and any other matters which the members of such Board of Advisors deem appropriate in furtherance of the best interest of the Corporation.  The Board of Advisors shall meet on such basis as the members thereof may determine.   The Board of Directors may eliminate the Board of Advisors at any time.  No member of the Board of Advisors, nor the Board of Advisors itself, shall have any authority of the Board of Directors or any decision-making power and shall be merely advisory in nature.  Unless the Board of Directors determines another method of appointment, the President shall recommend possible members of the Board of Advisors to the Board of Directors, who shall approve such appointments or reject them.

ARTICLE III

OFFICERS

The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such title as the resolution of the Board of Directors choosing them shall designate.  Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director.  Any number of offices may be held by the same person, as the directors may determine.

Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith.  The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him. Any officer may be removed, with or without cause, by the Board of Directors.  Any vacancy in any office may be filled by the Board of Directors.

ARTICLE IV

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE V

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI

AMENDMENT

           These Bylaws may be adopted, amended or repealed at any time by the unanimous written consent of the Board of Directors.

EXHIBIT E

ARTICLES OF INCORPORATION – COMPANY

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:46 PM 11/08/2006
FILED 12:46 PM 11/08/2006
SRV 061023791 - 3509576 FILE

BIXBY ENERGY SYSTEMS, INC.

CERTIFICATE OF DESIGNATION

OF THE

RIGHTS, PREFERENCES AND LIMITATIONS

OF

SERIES B 10 % CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW

Bixby Energy Systems, Inc., a Delaware corporation (the "*Corporation*"), hereby certifies that, pursuant to authority granted to its Board of Directors by its Certificate of Incorporation and in compliance with Section 151 of the Delaware General Business Corporation Law, on October 16, 2006, the following resolutions were adopted by the Board of Directors of the Corporation for the purpose of establishing a series of preferred stock designated as "Series B 10% Convertible Preferred Stock" and establishing the relative rights, preferences and limitations of such Series B 107% Convertible Preferred Stock:

"**WHEREAS,** the aggregate number of shares that the Corporation has authority to issue is Fifty-five Million (55,000,000) shares of capital stock, of which, fifty million (50,000,000) is common stock and five million (5,000,000) is undesignated preferred stock, par value $.001 per share, and with respect to which the Board of Directors of the Corporation has authority to (i) establish one or more classes or series, whether convertible or otherwise; (ii) fix or refrain from fixing any par value or alter any par value hereinbefore fixed for each such class or series; and (iii) fix the relative rights and preferences of each such class and series.

NOW THEREFORE, IT IS HEREBY:

1. **RESOLVED**, that pursuant to authority granted to and vested in the Board of Directors by the laws of the State of Delaware and the Corporation's Articles of Incorporation, as amended, the Board of Directors hereby establishes a series of preferred stock, $.001 par value, to be designated Series B 10% Convertible Preferred Stock (the "***Series B Preferred Stock***"). The number of shares of Series B Preferred Stock shall be one million (1,000,000).

FURTHER RESOLVED, that the Series B Preferred Stock shall have the rights, preferences and limitations set forth in *Appendix A* attached hereto.

FURTHER RESOLVED, that the proper officers of the Corporation are hereby authorized and directed on behalf of the Corporation to execute a Certificate of Designation of the Rights, Preferences and Limitations of Series B Preferred Stock, to cause the Certificate of Designations to be filed with the Office of the Secretary of State

APPENDIX A

DESIGNATION OF

RIGHTS, PREFERENCES AND LIMITATIONS

OF

SERIES B PREFERRED STOCK

OF

BIXBY ENERGY SYSTEMS, INC.

On October 16, 2006, the Board of Directors of the Corporation has established a series of preferred stock consisting of one million (1,000,000) shares, par value $.001 per share. designated as "Series B Preferred Stock". The express terms of the Series B Preferred Stock ("Series B Preferred") are as follows:

1. Dividends.

(a) Dividend Terms. The holders of Series B Preferred shall be entitled to receive out of funds legally available for such purpose, cumulative, quarterly dividends in shares of Common Stock equivalents that will accrue from the date of issuance and will be payable on first business day of the month three months following the date of the issuance of the Preferred Stock and on the first business day of every third month thereafter (each, a "**Dividend Payment Date**"). Dividends on shares of the Preferred Stock will accrue at the per share rate of 10% of the fifteen dollar ($15.00) stated value per annum, but will be payable in Common Stock equivalents computed by dividing the product of 10% times the stated value of $15.00 per share by the conversion price of $2.00 per share (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such share). However, dividends are payable only if declared by our Board of Directors in its sole discretion. We will make dividend payments to holders of record on the record date established by our Board of Directors. which will be from 15 to 45 days before the applicable Dividend Payment Date. We will compute the amount of dividends payable on the Preferred Stock for any period shorter than a full three-month period on the basis of 30-day months and a 360-day year. If we redeem the Preferred Stock, we will include the dividend that would otherwise be payable for the period in which the redemption date falls, accrued through the redemption date, in the redemption price of the shares redeemed. We will not pay this dividend to investors separately. Such dividends shall accrue from day to day and shall be payable before any dividends on any shares of Common Stock shall be declared or paid or set apart for payment, and shall be cumulative, so that if at any time dividends on the outstanding shares of Series B Preferred at such rate have not been paid thereon, or funds set apart for the payment thereof, with respect to all preceding dividend periods, the amount of such deficiency shall be fully paid, or set apart for payment, before any distribution by way of dividend or otherwise shall be declared or paid upon, or set apart for, the shares of Common Stock or any other class of shares of the Corporation ranking junior to the Series B Preferred with respect to the payment of dividends or upon liquidation, dissolution or winding up of the Corporation.

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:23 PM 04/21/2008
FILED 01:23 PM 04/21/2008
SRV 080453272 - 3509576 FILE

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Bixby Energy Systems, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

FOURTH

The aggregate number of shares of stock which the Company shall have the authority to issue is one hundred twenty five million (125,000,000) shares, consisting of one hundred million (100,000,000) shares of common stock, $0.001 par value (the "Common Stock"), and twenty five million (25,000,000) shares of preferred stock, $0.001 par value (the "Preferred Stock"). The Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of Preferred Stock; which class or series shall have such voting powers (full or limited or no voting powers), such preferences, relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share held.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance

EXHIBIT F

BYLAWS – COMPANY

EXHIBIT G

FORM OF AMENDED & RESTATED VOTING AGREEMENT

EXHIBIT G
AMENDED & RESTATED VOTING AGREEMENT

This Amended & Restated Voting Agreement (this “Agreement”) is made as of March 27, 2009 by and among GCA I Acquisition Corp., a Delaware corporation (“Parent”) and Robert A. Walker, a principal stockholder of Bixby Energy Systems, Inc., a Delaware corporation (the “Company”)(the “Company Principal Stockholder”).

WHEREAS, Parent and the Company Principal Stockholder entered into a certain voting agreement as of May 7, 2008 (the “Original Voting Agreement”), which Original Voting Agreement Parent and Company Principal Stockholder now wish to amend and restate in its entirety in the form of this Agreement, which shall for all purposes be deemed to supercede the Original Voting Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Bixby Energy Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and the Company are entering into an Amended & Restated Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, and the Company shall be the surviving corporation following the merger (the “Merger”);

WHEREAS, as of the date hereof, the Company Principal Stockholder is a Beneficial Owner (as defined below) of the Subject Shares (as defined below); and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Company Principal Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

1.           Certain Definitions.

(a)           “Beneficially Own” or “Beneficial Owner” with respect to any securities means having “beneficial ownership” as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(b)           “Company Capital Stock” means, jointly, the Company Common Stock and the Company Preferred Stock.

(c)           “Company Common Stock” means shares of common stock, par value $0.001 per share, of the Company.

(d)           “Company Options and Other Rights” means options, warrants and other rights to acquire, directly or indirectly, shares of Company Capital Stock.

(e)           “Company Preferred Stock” means shares of Series A convertible preferred stock, par value $0.001 per share, of the Company.

(f)           “Expiration Date” means the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) or (ii) the date on which the Merger Agreement is terminated pursuant to its terms.

 (g)           “Subject Shares” means (i) all shares of Company Capital Stock Beneficially Owned by the Company Principal Stockholder  as of the date of this Agreement, and (ii) all additional shares of Company Capital Stock of which the Company Principal Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date.

2.           Voting.

(a)           The Company Principal Stockholder hereby reresents that it is an “accredited investor” as such term is defined within Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

(b)           The Company Principal Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, the Company Principal Stockholder  shall cause to be counted as present thereat for purposes of establishing a quorum and, subject only to Parent’s compliance with applicable securities laws, shall vote, or cause to be voted, any and all Subject Shares as of the record date of such meeting or written consent:

(i)           for the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement, including without limitation the Merger and the amendment to the Company’s certificate of incorporation relating to the automatic conversion of the Company Preferred Stock upon consummation of the Merger, and in favor of any action in furtherance of any of the foregoing;

(ii)           against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(iii)           against the following actions (other than the transactions contemplated by the Merger Agreement including without limitation the Merger and the amendment to the Company’s certificate of incorporation relating to the automatic conversion of the Company Preferred Stock upon consummation of the Merger): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in the individuals who serve as members of the board of directors of the Company; (E) any amendment to the Company’s certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company’s corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

(c)           No provision contained in this Agreement shall prohibit the Company Principal Stockholder from voting in his capacity as a director of the Company in any manner whatsoever.

(d)           Prior to the Expiration Date, the Company Principal Stockholder shall not enter into any other agreement or understanding with any third party requiring him to vote in his capacity as a stockholder or give instructions in any manner inconsistent with clause “(i),” clause “(ii)” or clause “(iii)” of Subsection (b) of this Section 2 of this Agreement.

(e)           The Company Principal Stockholder hereby waives and agrees not to exercise  or seek to exercise any applicable “appraisal rights” under the Delaware General Corporation Law with respect to the Subject Shares in connection with the Merger and the Merger Agreement.

3.           Proof of Vote/Consent.  In the event that approval by the Company stockholders of the Merger, the Merger Agreement, and the amendment to the Company’s certificate of incorporation relating to the automatic conversion of the Company Preferred Stock upon consummation of the Merger is not obtained, then, and in such event, the Company Principal Stockholder shall promptly provide to Parent evidence in form reasonably satisfactory to Parent of the fulfillment of his obligations under this Agreement.

4.           Representations and Warranties of Stockholder.   The Company Principal Stockholder  represents and warrants to Parent as follows:

(a)           As of the date of this Agreement and at all times through the Expiration Date:

(i)           He is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding shares of Company Common Stock set forth under the heading “Shares of Company Common Stock Beneficially Owned”, on the signature page hereof;

(ii)           He is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding shares of Company Preferred Stock set forth under the heading “Shares of Company Preferred Stock Beneficially Owned”, on the signature page hereof;

(iii)           He is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding Company Options and Other Rights set forth under the heading “Company Options and Other Rights Beneficially Owned” on the signature page hereof; and

(iv)           He does not directly or indirectly Beneficially Own any shares of Company Capital Stock or Company Options or Other Rights or other securities of the Company, other than the shares of Company Capital Stock and Company Options and Other Rights set forth on the signature page hereof.

(b)           The Company Principal Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement.  This Agreement has been duly executed and delivered by the Company Principal Stockholder, and upon its execution and delivery by Parent, will constitute a legal, valid and binding obligation of the Company Principal Stockholder, enforceable against him in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and the availability of injunctive relief and other equitable remedies.

(c)           The execution, delivery and performance by the Company Principal Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Company Principal Stockholder is a party or by which any of his assets may be bound.

(d)           No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Company Principal Stockholder and the consummation by Company Principal Stockholder of the transactions contemplated hereby.

5.           Covenants of Company Principal Stockholder.   The Company Principal Stockholder covenants and agrees for the benefit of Parent that, until the Expiration Date, he shall not:

(a)           sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, (i) any Subject Shares or any interest therein, or (ii) any Company Options and Other Rights or any interest therein; provided, however, that Stockholder may convert, exercise or exchange Company Options and Other Rights into or for shares of Company Capital Stock in which event such shares of Company Capital Stock shall become and be deemed Subject Shares subject to all the terms and conditions of this Agreement;

(b)           acquire any shares of the stock of Parent except pursuant to existing Company Options and Other Rights or unless such shares shall become subject to the terms of this Agreement;

(c)           grant any powers of attorney or proxies or consents in respect of any of the Subject Shares, deposit any of such Subject Shares into a voting trust, or enter into a voting agreement with respect to any of such Subject Shares; or

(d)           take any other action with respect to the Subject Shares that would in any way restrict, limit or interfere with the performance of Company Principal Stockholder’s obligations hereunder or the transactions contemplated hereby and the Merger Agreement.

6.           Adjustments; Additional Shares.   In the event (a) of any stock dividend, stock split, merger, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares, or (b) that Company Principal Stockholder shall become the Beneficial Owner of any additional shares of Company Capital Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(b), then the terms of this Agreement shall apply to the shares of Company Capital Stock or other instruments or documents held by Company Principal Stockholder immediately following the effectiveness of the events described in clause (a) or Company Principal Stockholder becoming the Beneficial Owner thereof as described in clause (b), as though, in either case, they were Subject Shares hereunder.

7.           Amendments and Waivers.   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (a) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

8.           Assignment.   This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

9.           Entire Agreement.   This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, set forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

10.           Notices.   Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Parent, to:

GCA I Acquisition Corp.
115 East 57th Street, Suite 1006
New York, New York 10022
Attn: Michael M. Membrado

Facsimile: 646-486-9771

With a required copy to:

M.M. Membrado, PLLC
115 East 57th Street, Suite 1006
New York, New York 10022
Attn: Michael M. Membrado

Facsimile: 646-486-9771

If to Company Principal Stockholder:

Robert A. Walker
c/o Bixby Energy Systems, Inc.
6893 139th Lane NW
Ramsey, MN  55303

Facsimile: 763-428-7903

With a required copy to:

Davisson & Associates, PA
4124 Quebec Avenue North, Suite 306
Minneapolis, MN 55427
Attn: Peder Davisson, Esq.

Facsimile: 763-355-5679

or to such other address or to the attention of such person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).  If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

11.  Captions.    All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

12.  Severability; Enforcement.   Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.  Specific Performance.   The Company Principal Stockholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, Parent would not enter into the Merger Agreement, and acknowledges that damages would be an inadequate remedy for any breach by the Company Principal Stockholder of the provisions of this Agreement.  Accordingly, the Company Principal Stockholder agrees that his obligations hereunder shall be specifically enforceable and he shall not take any action to impede the other from seeking to enforce such right of specific performance.

14.  Consent to Jurisdiction.   Each party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such action, suit or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division).  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 14.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

15.  Governing Law.   This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the voting of the Subject Shares is subject to the corporate law of the State of Delaware.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

GCA I ACQUISITION CORP.

By:
Name: Michael M. Membrado
Title: President and Chief Executive Officer

COMPANY PRINCIPAL STOCKHOLDER:

ROBERT A. WALKER

Number of shares of Company Common Stock Beneficially Owned:

Number of shares of Company Preferred Stock Beneficially Owned:

Number of Company Options and Other Rights Beneficially Owned:

EXHIBIT H

FORM OF CERTIFICATE OF MERGER

EXHIBIT H

CERTIFICATE OF MERGER
OF
BIXBY ENERGY SYSTEMS, INC.
AND
BIXBY ENERGY ACQUISITION CORP.

Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), Bixby Energy Acquisition Corp., a Delaware corporation, DOES HEREBY CERTIFY that:

1.           The name and jurisdiction of incorporation of each of the constituent corporations to the merger (collectively, the “Constituent Corporations”) are as follows:

Name	Jurisdiction of Incorporation
Bixby Energy Systems, Inc.	Delaware
Bixby Energy Acquisition Corp.	Delaware

2.           An Amended & Restated Agreement and Plan of Merger, dated as of March 27, 2009 (the “Agreement and Plan of Merger”), by and among GCA I Acquisition Corp., a Delaware corporation, and each of the Constituent Corporations, providing for the merger of Bixby Energy Acquisition Corp, with and into Bixby Energy Systems, Inc. has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Sections 228 and 251 of the DGCL.

3.           The name of the corporation surviving the merger is Bixby Energy Systems, Inc., a Delaware corporation (the “Surviving Corporation”).

4.           The Certificate of Incorporation of Bixby Energy Systems, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of the Surviving Corporation until amended and changed pursuant to the provisions of the DGCL.

5.           The Bylaws of Bixby Energy Systems, Inc., as now in full force and effect, shall continue to be the Bylaws of the Surviving Corporation until amended and changed pursuant to the provisions of the DGCL.

6.           The officers and directors of Bixby Energy Systems, Inc. immediately prior to the filing of this Certificate of Merger with the Secretary of State of the State of Delaware shall remain the officers and directors of the Surviving Corporation, each to hold office until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected and qualified, all in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL.

7.           The executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which is as follows:

Bixby Energy Systems, Inc.
6893 139th Lane N.W.
Ramsey, MN 55303

8.           A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

9.           This Certificate of Merger, and the merger provided for herein, shall be effective immediately upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed on ________ __, 200_.

BIXBY ENERGY SYSTEMS, INC.

By
Name: Robert Walker
Title: President & ChiefExecutive Officer

EXHIBIT I

FORM OF AFFILIATE AGREEMENT

EXHIBIT I

AFFILIATE AGREEMENT

____________   , 200_

 GCA I Acquisition Corp.
115 East 57th Street, Tenth Floor
New York, New York 10022
Att:  Michael M. Membrado, Pres./ CEO

Ladies and Gentlemen:

The undersigned has been advised that, as of the date of this letter, it may be deemed to be an “affiliate” of Bixby Energy Systems, Inc., a Delaware corporation (the “Company”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  Pursuant to the terms of the Amended & Restated Agreement and Plan of Merger, dated as of March 27, 2008 (the “Merger Agreement”), by and among GCA I Acquisition Corp. (“Parent”), Bixby Energy Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”) and the Company (among others), Merger Sub will be merged with and into the Company (the “Merger”) and the Company, as the entity surviving the Merger, will become a wholly-owned subsidiary of Parent.

As a result of the Merger, and assuming no sale or other conveyance prior to the effective time of the Merger, the undersigned will receive [shares of common stock, par value $0.0001 per share, of Parent] [(the “Parent Common Stock”)][(the “Merger Securities”)][debt securities convertible into shares of common stock, par value $0.0001 per share, of Parent [(the “Parent Convertible Debt”)][(the “Merger Securities”)][and][one or more warrant(s) to purchase shares of common stock, par value $0.0001 per share, of Parent [(the “Parent Common Stock Purchase Warrants”)][(the “Merger Securities”)][(the [Parent Common Stock], [the Parent Convertible Debt] [and][the Parent Common Stock Purchase Warrant] shall be referred to hereinafter [collectively] as the “Merger Securities”], in exchange for [common stock, par value $0.001 per share, of the Company][Series A convertible preferred stock, par value $0.001 per share, of the Company][convertible debt securities of the Company][(a) warrant(s) to purchase shares of common stock, par value $0.001 per share, of the Company] ][and][(a) warrant(s) to purchase shares of Series A convertible preferred stock, par value $0.001 per share, of the Company] owned by the undersigned immediately prior to the effective time of the Merger.

The undersigned hereby represents and warrants to, and covenants with, Parent that in relation to any Merger Securities it receives as a result of the Merger:

A.          The undersigned shall not make any sale, transfer or other disposition of the Merger Securities in violation of the Act or the Rules and Regulations.

B.           The undersigned has carefully read this letter and the Merger Agreement and discussed the requirements of these documents and other applicable limitations upon the undersigned’s ability to resell, transfer or otherwise dispose of the Merger Securities, to the extent the undersigned deemed necessary, with his or her counsel or counsel for the Company.

C.           The undersigned has been advised that any issuance of Merger Securities to him, her or it pursuant to the Merger has been, or will be, registered with the Commission under the Act on a registration statement on Form S-4.  However, the undersigned has also been advised that, since at the time the Merger is to be submitted for a vote of the stockholders of the Company, and without regard to any applicable contractual lock-up arrangements, the undersigned may be deemed to be an affiliate of the Company, the undersigned may not resell, transfer or otherwise dispose of any Merger Securities issued to him, her or it in the Merger unless (a) such resale, transfer or other disposition has been registered under the Act, (b) such resale, transfer or other disposition is made in conformity with Rule 145 (as that rule may be hereinafter amended) promulgated by the Commission under the Act, or (c) Parent shall have received either an opinion of counsel acceptable to Parent in its exclusive discretion or a “no action” letter obtained by the undersigned from the staff of the Commission, to the effect that such resale, transfer or other disposition is otherwise exempt from registration under the Act.

D.           The undersigned understands that, except as specifically set forth in the Merger Agreement, Parent is under no obligation to register the resale, transfer or other disposition of the Merger Securities by the undersigned or on his or her behalf under the Act or to take any other action necessary in order to comply with any available exemption from the registration requirements of the Act.  The undersigned also understands that stop transfer instructions will be given to Parent’s transfer agent with respect to the Merger Securities and that there will be placed on the certificates for the Merger Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), APPLIES, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

E.           The undersigned further understands that, unless the transfer by it of any Merger Securities has been registered under the Act or is a sale made in accordance with the provisions of Rule 145, Parent reserves the right to place the following legend on the certificates issued to the undersigned’s transferee:

“THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES WERE ACQUIRED FROM A PERSON WHO RECEIVED THESE SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE ACT APPLIES.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

F.           Execution of this letter shall not be considered an admission on the part of the undersigned that he, she or it is an “affiliate” of the Company as described in the first paragraph of this letter, nor as a waiver of any rights the undersigned may have to object to any claim that he/she/it is such an affiliate after the date of this letter.

It is understood and agreed that the legends set forth in paragraphs D and E above shall be removed by delivery of substitute certificates without any legend if either of these legends are not required for purposes of the Act or this letter agreement.  It is understood and agreed that these legends and the stop transfer orders referred to above will be removed if (i) evidence or representations satisfactory to Parent and its transfer agent that the Merger Securities represented by the certificates are being or have been sold in a transaction made in accordance with the provisions of Rule 145(d) (as that rule may be hereinafter amended), (ii) Parent has received either an opinion of counsel or a “no action” letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned, or (iii) the Merger Securities represented by the certificates having such legend(s) are the subject of an effective registration statement under the Act.

[NAME OF ENTITY]

[By]
[NAME]

Accepted this  __th day of
______________, 200_ by

GCA I ACQUISITION CORP.

By
Name:	Michael M. Membrado
Title:	President & Chief Executive Officer

EXHIBIT J

FORM OF CONVERTIBLE DEBT SECURITIES EXCHANGE AGREEMENT

EXHIBIT J

CONVERTIBLE DEBT SECURITIES EXCHANGE AGREEMENT

This Convertible Debt Securities Agreement (this “Agreement”), dated as of __________ __, 200_ (this “Agreement”), among Bixby Energy Systems, Inc., a Delaware corporation with its principal place of business located at 6893 139th Lane N.W., Ramsey, MN 55303 (the “Bixby”), _______________ _____________________ [an individual residing at][a _____________________ with its principal place of business located at] _____________________________ (“Securityholder”), and GCA I Acquisition Corp., a  Delaware corporation with its principal place of business located at 115 East 57th Street, Suite 1006, New York, New York 10022 (“GCA”) (Bixby, Securityholder and GCA may hereinafter be referred to individually as a “Party” or collectively as the “Parties”).

WHEREAS, Securityholder is the holder of record as of the date hereof of one or more convertible debt securities issued by Bixby in the aggregate principal face amount of ________________
_____________________ ($___________) (the “Bixby Convertible Debt Securities”), copies of the instrument(s) for which are annexed hereto as Exhibit A (the “Bixby Convertible Debt Security Instruments”);

WHEREAS, Bixby is currently a private company and GCA is currently a public reporting company with its common stock, par value $.0001 per share (“GCA Common Stock”), registered as a class under the Securities Exchange Act of 1934;

WHEREAS, it is anticipated by the Parties that a public trading market will be developed over time in GCA Common Stock;

WHEREAS, Bixby and GCA, inter alia, have entered into a certain Amended & Restated Agreement and Plan of Merger as of March 27, 2009 (the “Merger Agreement”) pursuant to which a special-purpose wholly-owned subsidiary of GCA will merge with and into Bixby, thereby effectively causing Bixby to become the sole operating subsidiary of a public reporting parent company (the “Merger”);

WHEREAS, all Bixby shares of common stock, par value $.0001 per share (the “Bixby Common Stock”), are being exchanged as part of the Merger for shares of GCA Common Stock;

WHEREAS, unless the Parties otherwise agree, the Securityholder shall continue to hold Bixby Convertible Debt Securities following consummation of the Merger, and the shares of Bixby Common Stock into which such Bixby Convertible Debt Securities are convertible shall likely remain illiquid indefinitely;

WHEREAS, in order to provide Securityholder with an opportunity to benefit from the increased liquidity expected to be realized over time by Bixby common stockholders as a result of the Merger, Bixby and GCA have agreed to provide Securityholder with an opportunity to exchange the Bixby Convertible Debt Securities, upon consummation of the Merger, for [a number of shares (rounded down to the nearest whole number) of GCA Common Stock equal to the number of shares of Bixby Common Stock into which such Bixby Convertible Debt Securities are then convertible][GCA securities substantially equivalent in substance and form to the Bixby Convertible Debt Securities for which they are being exchanged];

WHEREAS, Securityholder is now desirous of exchanging the Bixby Convertible Debt Securities, upon consummation of the Merger, for [a number of shares (rounded down to the nearest whole number) of GCA Common Stock equal to the number of shares of Bixby Common Stock into which such Bixby Convertible Debt Securities are then convertible][GCA securities substantially equivalent in substance and form to the Bixby Convertible Debt Securities for which they are being exchanged] upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Exchange.  At the effective time of the Merger, and in connection therewith, the Bixby Convertible Debt Securities shall be exchanged for all purposes for [a number of shares (rounded down to the nearest whole number) of GCA Common Stock equal to the number of shares of Bixby Common Stock into which such Bixby Convertible Debt Securities are then convertible (the “Exchange Shares”)][GCA securities substantially equivalent in substance and form to the Bixby Convertible Debt Securities for which they are being exchanged (the “Exchange Securities”)].

2.           Exchange of Certificates.  The Bixby Convertible Debt Securities Instrument(s) shall be exchanged for certificates reflecting the Exchange [Shares][Securities] in the same manner as provided in Section 2.2 of the Merger Agreement.  No certificate representing GCA Common Stock or other securities, however, shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby Convertible Debt Securities who is an “affiliate” of Bixby as of the date hereof until such person shall have executed and delivered to GCA a written agreement substantially in the form annexed hereto as Exhibit B.

3.           Registration on Form S-4.  The Securityholder hereby acknowledges that it has received and read a copy of that certain registration statement on SEC Form S-4, and the prospectus included as part thereof, filed with the SEC by GCA relating to the Merger and covering the issuance by GCA of [(a)] [the Exchange Shares][the Exchange Securities and (b) GCA Common Stock issuable upon conversion of the Exchange Securities].

4.           Lock-Up.  Any GCA Common Stock issued pursuant to [this Agreement][the conversion of any Exchange Security issued pursuant to this Agreement] shall be delivered upon the condition, and subject to the requirements that, whether or not registered or otherwise eligible for resale, ninety percent (90%) of such shares may not be sold except in accordance with the following schedule (calculated on a cumulative basis):

Up to 5%	90 days following the first date on which the shares of GCA common stock are listed or quoted for trading on a national stock exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

The above transfer limitation condition shall not apply to transfers (i) by gift to an immediate family member, (ii) by will or intestacy or distribution, or (iii) to a trust for the benefit of the transferor or a family member.  Additionally:

(a)           notwithstanding anything contained in the schedule set forth above in this Section 4 to the contrary, if the Listing Date shall not have occurred as of the date one (1) year following the closing date of the Merger, then, and in such event, for purposes of the schedule set forth above in this Section 4, the Listing Date shall be deemed to be the date one (1) year following the closing date of the Merger; and

(b)           GCA Common Stock owned by affiliates of Bixby immediately preceding the closing of the Merger shall be subject to, and limited by, transfer restrictions imposed upon affiliates under securities law that are more restrictive than the above transfer limitation condition, to the extent applicable.

5.           Miscellaneous.

5.1           Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by FedEx, UPS, USPS, or DHL as established by the sender by evidence obtained from such courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed to the recipient Party at the address set forth in the preamble to this Agreement or to such other address or to the attention of such person or persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

5.2           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction is not affected in any manner materially adverse to any Party.  Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transaction be consummated as originally contemplated to the fullest extent possible.

5.3           Assignment; Binding Effect; Benefit.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective executors, heirs, personal representatives successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.4           Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5.5           Consent to Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any proceeding arising out of this Agreement.  Each Party agrees to commence any such proceeding either in the United States District Court for the Southern District of New York or if such proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 5.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of this Agreement in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

5.6           Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

5.7           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.8           Entire Agreement.  This Agreement and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto.  Except as otherwise provided herein, no addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all Parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

BIXBY ENERGY SYSTEMS, INC.

By:
Name: Robert A. Walker
Title: President & Chief Executive Officer

GCA I ACQUISITION CORP.

By:
Name: Michael M. Membrado
Title: President & Chief Executive Officer

SECURITYHOLDER

[NAME]

 EXHIBIT A

BIXBY CONVERTIBLE DEBT SECURITY INSTRUMENT(S)

EXHIBIT B

AFFILIATE AGREEMENT

EXHIBIT K

FORM OF COMMON STOCK PURCHASE WARRANT EXCHANGE AGREEMENT

EXHIBIT K

COMMON STOCK PURCHASE WARRANT EXCHANGE AGREEMENT

This Common Stock Purchase Warrant Agreement (this “Agreement”), dated as of __________ __, 200_ (this “Agreement”), among Bixby Energy Systems, Inc., a Delaware corporation with its principal place of business located at 6893 139th Lane N.W., Ramsey, MN 55303 (the “Bixby”), ____________________________________ [an individual residing at][a _____________________ with its principal place of business located at] _____________________________ (“Warrantholder”), and GCA I Acquisition Corp., a  Delaware corporation with its principal place of business located at 115 East 57th Street, Suite 1006, New York, New York 10022 (“GCA”) (Bixby, Warrantholder and GCA may hereinafter be referred to individually as a “Party” or collectively as the “Parties”).

WHEREAS, Warrantholder is the holder of record as of the date hereof of one or more warrants to purchase up to ______ shares of common stock of Bixby, par value $.0001 per share (the “Bixby Common Stock”) in the aggregate for a price of ________________________ ($________) per share up through _______________, 20__ (the “Bixby Warrant[s]”), copies of the certificate(s) for which are annexed hereto as Exhibit A (the “Bixby Warrant Certificate[s]”);

WHEREAS, Bixby is currently a private company and GCA is currently a public reporting company with its common stock, par value $.0001 per share (“GCA Common Stock”), registered as a class under the Securities Exchange Act of 1934;

WHEREAS, it is anticipated by the Parties that a public trading market will be developed over time in GCA Common Stock;

WHEREAS, Bixby and GCA, inter alia, have entered into a certain Amended & Restated Agreement and Plan of Merger as of March 27, 2009 (the “Merger Agreement”) pursuant to which a special-purpose wholly-owned subsidiary of GCA will merge with and into Bixby, thereby effectively causing Bixby to become the sole operating subsidiary of a public reporting parent company (the “Merger”);

WHEREAS, all shares of Bixby Common Stock, are being exchanged as part of the Merger for shares of GCA Common Stock;

WHEREAS, unless the Parties otherwise agree, the Warrantholder shall continue to hold [a] Bixby Warrant[s] following consummation of the Merger, and the shares of Bixby Common Stock for which such Bixby Warrant[s] are exercisable shall likely remain illiquid indefinitely;

WHEREAS, in order to provide Warrantholder with an opportunity to benefit from the increased liquidity expected to be realized over time by Bixby common stockholders as a result of the Merger, Bixby and GCA have agreed to provide Warrantholder with an opportunity to exchange the Bixby Warrant[s], upon consummation of the Merger, for a warrant to purchase shares of GCA Common Stock substantially equivalent in substance and form to the Bixby Warrant[s] for which they are being exchanged;

WHEREAS, Warrantholder is now desirous of exchanging the Bixby Warrant[s], upon consummation of the Merger, for a warrant to purchase shares of GCA Common Stock substantially equivalent in substance and form to the Bixby Warrant[s] for which [it is][they are] being exchanged upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Exchange.  At the effective time of the Merger, and in connection therewith, the Bixby Warrant[s] shall be exchanged for all purposes for one or more warrants (i) to purchase, in the aggregate, up to the same number of shares of GCA Common Stock for which the Bixby Warrant[s] [collectively] had been exercisable (for shares of Bixby Common Stock) immediately prior to the effective time of the Merger and at a price per share of GCA Common Stock equal to the exercise price per share of Bixby Common Stock at which the Bixby Warrant[s] [was][were] exercisable immediately prior to the effective time of the Merger, and (ii) that shall have, and be subject to, the same terms and conditions as the Bixby Warrant[s] had in effect immediately prior to the effective time of the Merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions (the “Exchange Warrant[s]”).

2.           Exchange of Certificates.  The Bixby Warrant Certificate(s) shall be exchanged for a single certificate reflecting the Exchange Warrant[s] in accordance with Section 2.2 of the Merger Agreement.  No certificate representing a warrant to purchase GCA Common Stock, however, shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby Warrants who is an “affiliate” of Bixby as of the date hereof until such person shall have executed and delivered to GCA a written agreement substantially in the form annexed hereto as Exhibit B.

3.           Registration on Form S-4.  The Warrantholder hereby acknowledges that it has received and read a copy of that certain registration statement on SEC Form S-4, and the prospectus included as part thereof, filed with the SEC by GCA relating to the Merger and covering the issuance of securities by GCA in connection therewith, including without limitation the Exchange Warrant[s] and the GCA Common Stock issuable upon exercise of the Exchange Warrant[s].

4.           Lock-Up.  Any GCA Common Stock issued pursuant to exercise of the Exchange Warrant[s] shall be delivered upon the condition, and subject to the requirements that, whether or not registered or otherwise eligible for resale, ninety percent (90%) of such shares may not be sold except in accordance with the following schedule (calculated on a cumulative basis):

Up to 5%	90 days following the first date on which the shares of GCA common stock are listed or quoted for trading on a national stock exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

The above transfer limitation condition shall not apply to transfers (i) by gift to an immediate family member, (ii) by will or intestacy or distribution, or (iii) to a trust for the benefit of the transferor or a family member.  Additionally:

(a)           notwithstanding anything contained in the schedule set forth above in this Section 4 to the contrary, if the Listing Date shall not have occurred as of the date one (1) year following the closing date of the Merger, then, and in such event, for purposes of the schedule set forth above in this Section 4, the Listing Date shall be deemed to be the date one (1) year following the closing date of the Merger; and

(b)           GCA Common Stock owned by affiliates of Bixby immediately preceding the closing of the Merger shall be subject to, and limited by, transfer restrictions imposed upon affiliates under securities law that are more restrictive than the above transfer limitation condition, to the extent applicable.

5.           Miscellaneous.

5.1           Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by FedEx, UPS, USPS, or DHL as established by the sender by evidence obtained from such courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed to the recipient Party at the address set forth in the preamble to this Agreement or to such other address or to the attention of such person or persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

5.2           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction is not affected in any manner materially adverse to any Party.  Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transaction be consummated as originally contemplated to the fullest extent possible.

5.3           Assignment; Binding Effect; Benefit.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective executors, heirs, personal representatives successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.4           Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5.5           Consent to Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any proceeding arising out of this Agreement.  Each Party agrees to commence any such proceeding either in the United States District Court for the Southern District of New York or if such proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 5.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of this Agreement in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

5.6           Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

5.7           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.8           Entire Agreement.  This Agreement and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto.  Except as otherwise provided herein, no addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all Parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

BIXBY ENERGY SYSTEMS, INC.

By:
Name: Robert A. Walker
Title: President & Chief Executive Officer

GCA I ACQUISITION CORP.

By:
Name: Michael M. Membrado
Title: President & Chief Executive Officer

WARRANTHOLDER

[NAME]

EXHIBIT A

BIXBY WARRANT CERTIFICATE(S)

EXHIBIT B

AFFILIATE AGREEMENT

EXHIBIT L

FORM OF SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT
 EXCHANGE AGREEMENT

EXHIBIT L

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT
EXCHANGE AGREEMENT

This Series A Convertible Preferred Stock Purchase Warrant Agreement (this “Agreement”), dated as of __________ __, 200_ (this “Agreement”), among Bixby Energy Systems, Inc., a Delaware corporation with its principal place of business located at 6893 139th Lane N.W., Ramsey, MN 55303 (the “Bixby”), _____________________________ [an individual residing at][a _______________________ with its principal place of business located at] _____________________________ (“Warrantholder”), and GCA I Acquisition Corp., a Delaware corporation with its principal place of business located at 115 East 57th Street, Suite 1006, New York, New York 10022 (“GCA”) (Bixby, Warrantholder and GCA may hereinafter be referred to individually as a “Party” or collectively as the “Parties”).

WHEREAS, Warrantholder is the holder of record as of the date hereof of one or more warrants to purchase up to ______ shares of Series A convertible preferred stock of Bixby, par value $.0001 per share (the “Bixby Series A Convertible Preferred Stock”) in the aggregate for a price of ________________________ ($________) per share up through _______________, 20__ (the “Bixby Warrant[s]”), copies of the certificate(s) for which are annexed hereto as Exhibit A (the “Bixby Warrant Certificate[s]”);

WHEREAS, in accordance with the Certificate of Desigations relating to the Bixby Series A Convertible Preferred Stock (included as part of Bixby’s Certificate of Incorporation), each share of Bixby Series A Convertible Preferred Stock is convertible into two (2) shares of common stock, par value $.0001 per share of Bixby (“Bixby Common Stock”);

WHEREAS, Bixby is currently a private company and GCA is currently a public reporting company with its common stock, par value $.0001 per share (“GCA Common Stock”), registered as a class under the Securities Exchange Act of 1934;

WHEREAS, it is anticipated by the Parties that a public trading market will be developed over time in GCA Common Stock;

WHEREAS, Bixby and GCA, inter alia, have entered into a certain Amended & Restated Agreement and Plan of Merger as of March 27, 2009 (the “Merger Agreement”) pursuant to which a special-purpose wholly-owned subsidiary of GCA will merge with and into Bixby, thereby effectively causing Bixby to become the sole operating subsidiary of a public reporting parent company (the “Merger”);

WHEREAS, all shares of Bixby Common Stock, are being exchanged as part of the Merger for shares of GCA Common Stock;

WHEREAS, unless the Parties otherwise agree, the Warrantholder shall continue to hold [a] Bixby Warrant[s] following consummation of the Merger, and the shares of Bixby Series A Convertible Preferred Stock for which such Bixby Warrant[s] are exercisable shall likely remain illiquid indefinitely;

WHEREAS, in order to provide Warrantholder with an opportunity to benefit from the increased liquidity expected to be realized over time by Bixby common stockholders as a result of the Merger, Bixby and GCA have agreed to provide Warrantholder with an opportunity to exchange the Bixby Warrant[s], upon consummation of the Merger, for a warrant to purchase shares of GCA Common Stock substantially equivalent in substance and form to the Bixby Warrant[s] for which they are being exchanged upon the terms and conditions set forth herein;

WHEREAS, Warrantholder is now desirous of exchanging the Bixby Warrant[s], upon consummation of the Merger, for a warrant to purchase shares of GCA Common Stock substantially equivalent in substance and form to the Bixby Warrant[s] for which [it is][they are] being exchanged;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Exchange.  At the effective time of the Merger, and in connection therewith, the Bixby Warrant[s] shall be exchanged for all purposes for one or more warrants (i) to purchase, in the aggregate, up to twice (2x) the number of shares of GCA Common Stock for which the Bixby Warrant[s] [collectively] had been exercisable (for shares of Bixby Series A Convertible Preferred Stock) immediately prior to the effective time of the Merger and at a price per share of GCA Common Stock equal to one-half (½) the exercise price per share of Bixby Series A Convertible Preferred Stock at which the Bixby Warrant[s] [was][were] exercisable immediately prior to the effective time of the Merger, and (ii) that shall have, and be subject to, the same terms and conditions as the Bixby Warrant[s] had in effect immediately prior to the effective time of the Merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions (the “Exchange Warrant[s]”).

2.           Exchange of Certificates.  The Bixby Warrant Certificate(s) shall be exchanged for a single certificate reflecting the Exchange Warrant[s] in accordance with Section 2.2 of the Merger Agreement.  No certificate representing a warrant to purchase GCA Common Stock, however, shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby Warrants who is an “affiliate” of Bixby as of the date hereof until such person shall have executed and delivered to GCA a written agreement substantially in the form annexed hereto as Exhibit B.

3.           Registration on Form S-4.  The Warrantholder hereby acknowledges that it has received and read a copy of that certain registration statement on SEC Form S-4, and the prospectus included as part thereof, filed with the SEC by GCA relating to the Merger and covering the issuance of securities by GCA in connection therewith, including without limitation the Exchange Warrant[s] and the GCA Common Stock issuable upon exercise of the Exchange Warrant[s].

4.           Lock-Up.  Any GCA Common Stock issued pursuant to exercise of the Exchange Warrant[s] shall be delivered upon the condition, and subject to the requirements that, whether or not registered or otherwise eligible for resale, ninety percent (90%) of such shares may not be sold except in accordance with the following schedule (calculated on a cumulative basis):

Up to 5%	90 days following the first date on which the shares of GCA common stock are listed or quoted for trading on a national stock exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

The above transfer limitation condition shall not apply to transfers (i) by gift to an immediate family member, (ii) by will or intestacy or distribution, or (iii) to a trust for the benefit of the transferor or a family member.  Additionally:

(a)           notwithstanding anything contained in the schedule set forth above in this Section 4 to the contrary, if the Listing Date shall not have occurred as of the date one (1) year following the closing date of the Merger, then, and in such event, for purposes of the schedule set forth above in this Section 4, the Listing Date shall be deemed to be the date one (1) year following the closing date of the Merger; and

(b)           GCA Common Stock owned by affiliates of Bixby immediately preceding the closing of the Merger shall be subject to, and limited by, transfer restrictions imposed upon affiliates under securities law that are more restrictive than the above transfer limitation condition, to the extent applicable.

5.           Miscellaneous.

5.1           Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by FedEx, UPS, USPS, or DHL as established by the sender by evidence obtained from such courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed to the recipient Party at the address set forth in the preamble to this Agreement or to such other address or to the attention of such person or persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

5.2           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction is not affected in any manner materially adverse to any Party.  Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transaction be consummated as originally contemplated to the fullest extent possible.

5.3           Assignment; Binding Effect; Benefit.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective executors, heirs, personal representatives successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.4           Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5.5           Consent to Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any proceeding arising out of this Agreement.  Each Party agrees to commence any such proceeding either in the United States District Court for the Southern District of New York or if such proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 5.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of this Agreement in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

5.6           Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

5.7           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.8           Entire Agreement.  This Agreement and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto.  Except as otherwise provided herein, no addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all Parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

BIXBY ENERGY SYSTEMS, INC.

By:
Name: Robert A. Walker
Title: President & Chief Executive Officer

GCA I ACQUISITION CORP.

By:
Name: Michael M. Membrado
Title: President & Chief Executive Officer

WARRANTHOLDER

[NAME]

EXHIBIT A

BIXBY WARRANT CERTIFICATE(S)

EXHIBIT B

AFFILIATE AGREEMENT

EXHIBIT M

FORM OF REGISTRABLE SECURITIES LOCK-UP AGREEMENT

EXHIBIT M

REGISTRABLE SECURITIES LOCK-UP AGREEMENT

This Registrable Securities Lock-Up Agreement (this “Agreement”) is made as of _______ __, 200_, by and among Bixby Energy Systems, Inc. (formerly known as GCA I Acquisition Corp.), a Delaware corporation (the “Company”) and _____________________________________, an individual stockholder of Company (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the holder of record of _________________ (__________) shares of common stock, par value $0.0001 per share, of the Company (the “Registrable Securities”); and

WHEREAS, in order to compel the Company to register the Registrable Securities in accordance with the terms of Section 7.14 of that certain Amended & Restated Agreement and Plan of Merger dated March 27, 2009 by and among GCA I Acquisition Corp., Bixby Energy Acquisition Corp., and Bixby Energy Systems, Inc. (the “Merger Agreement”), the Stockholder has agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

1.           Lock-up. In consideration of the registration of the Registrable Securities by the Company pursuant to Section 7.13 of the Merger Agreement, the Stockholder hereby agrees that, whether or not registered, he or she shall only be permitted to sell shares in accordance with the schedule specifically set forth in Section 2.2(i)(1) of the Merger Agreement (the “Release Schedule”) as if the Stockholder were a recipient of shares of Parent Common Stock (as defined in the Merger Agreement) in connection with the Merger Agreement.

2.           Assignment.   This Agreement may not be assigned by any party hereto without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

3.           Entire Agreement.   This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, set forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

4.           Notices.   Any notice, request, demand, waiver, consent, approval or other communication made in connection with this Agreement shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Company, to:

Bixby Energy Systems, Inc.
6893 139th Lane N.W.
Ramsey, MN 55303
  Att:  Robert Walker, CEO

Fax:  763-428-7903

with a copy to:

Davisson & Associates, PA
4124 Quebec Avenue North, Suite 306
Minneapolis, MN 55427
  Att:  Peder K. Davisson, Esq.

Fax:  763-355-5679

If to the Stockholder:

Facsimile:

With a required copy to:

Attn:

Facsimile:

or to such other address or to the attention of such person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).  If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

5.  Severability; Enforcement.   Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.  Consent to Jurisdiction.   Each party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such action, suit or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division).  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 6.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

7.  Governing Law.   This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the voting of the Subject Shares is subject to the corporate law of the State of Delaware.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

BIXBY ENERGY SYSTEMS, INC.

By:
Name:
Title: President and Chief Executive Officer

STOCKHOLDER:

[NAME]

SCHEDULES

Schedule A	Company Disclosure Schedule
Organization and Qualification; Subsidiaries	Section 4.1
Capitalization	Section 4.4
No Conflict; Required Filings and Consents	Section 4.6
Permits; Compliance	Section 4.7
Financial Statements	Section 4.8
Taxes	Section 4.11
Inventory	Section 4.14
Product Warranty	Section 4.15
Real Property	Section 4.17
Intellectual Property	Section 4.18
Material Contracts	Section 4.19
Litigation	Section 4.20
Employee Benefit Plans	Section 4.21
Environmental	Section 4.23
Related Party Transactions	Section 4.24
Insurance	Section 4.25
Absence of Certain Changes or Events	Section 4.26
Change in Control	Section 4.33
Conduct of Business by the Company Pending the Merger	Section 6.1

Schedule B	Parent Disclosure Schedule
Capitalization	Section 5.4
No Conflict; Required Filings and Consents	Section 5.6
Taxes	Section 5.8
Absence of Certain Changes or Events	Section 5.12
Conduct of Business by Parent Pending the Merger	Section 6.2

Company Disclosure Schedule:  Section 4.1

Organization and Qualification; Subsidiaries

The Company was originally organized under the laws of the State of Minnesota and subsequently changed its domicile to Delaware through a merger.  It is qualified to do business in the State of Minnesota.  The Company’s subsidiary, SS Acquisition Corp. is a corporation organized under the laws of the State of Minnesota. The Company and its subsidiary are qualified to do business in each jurisdiction in which they have determined they are required to do so.

Company Disclosure Schedule:  Section 4.4

Capitalization

Section 4.4(a)

	Shares	Common Stock Equivalents
Common Stock	36,443,290	36,443,290

Series A Convertible Preferred Stock	817,534	1,635,068

Series A Convertible Preferred Stock Purchase Warrants	237,500	475,000

Common Stock Purchase Warrants	38,731,943	38,731,943

Employee/Board Common Stock Options		2,109,000

Convertible Debt		4,049,333

Total		82,845,319

Section 4.4b

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.4 (cont’d).

Section 4.4c

Debentures and Promissory Notes Outstanding:

Type	$ Amount	Due Date	Conversion Price

Debenture	1,025,000	Nov 2010	$1.60/share

Promissory Notes	50,000	April 2009	N/A
	600,000	May 2009	$1.60/share + ½ Warrant
	262,000	Oct 2009	$2.00/share + 1 Warrant @ $2 Strike
	150,000	Nov 2009	$2.00/share + 1 Warrant @ $2 Strike
	30,000	Dec 2009	$2.00/share + 1 Warrant @ $2 Strike
	100,000	Jan 2010	$1.60/share
	125,000	Feb 2010	$1.60/share
	1,700,000	March 2010	$1.60/share + ½ Warrant
	150,000	Apr 2010	$2.50/share
	200,000	Nov 2010	$2.50/share
	250,000	Feb 2012	$4.00/share
	1,000,000	Mar 2012	$3.00/share

Company Disclosure Schedule:  Section 4.6

No Conflict; Required Filings and Consents

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.7

Permits; Compliance

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.8

Financial Statements

Section 4.8(a)

BIXBY ENERGY SYSTEMS, INC.

Consolidated Financial Statements

Years Ended May 31, 2008 and May 26, 2007

BIXBY ENERGY SYSTEMS, INC.

BIXBY ENERGY SYSTEMS, INC.
Consolidated Balance Sheets
May 31, 2008 and May 26,2007

	2008	2007
Assets
Current assets:
Cash and cash equivalents	$1,375,156	$286,672
Trade Accounts Receivable, less allowance for doubtful accounts of $36,868 and $264,226 in 2008 and 2007, respectively	272,507	260,033
Inventories	2,796,176	3,508,171
Other current assets	365,664	393,955
Total current assets	4,809,503	4,448,831
Property and equipment	1,731,670	1,684,037
Less accumulated depreciation and amortization	(1,114,586)	(752,046)
Net property and equipment	617,084	931,991
Other assets:
Long-lived assets, net	411,905	568,387
Deposits	56,182	56,182
Other	134,948	83,176
Total other assets	603,035	707,745
Total assets	$6,029,622	$6,088,567
Liabilities and Stockholders’ Deficit
Current liabilities:
Trade accounts payable	$1,510,789	$3,300,535
Accrued expenses	1,651,656	1,965,417
Current portion of capital leases	38,054	38,682
Current portion of long-term debt	85,051	46,644
Short term notes, net of debt discount of $78,381 and $431,594 in 2008 and 2007, respectively	121,619	768,405
Short term convertible debt, net of debt discount of $251,012 and $40,938 in 2008 and 2007, respectively	698,987	59,062
Miscellaneous loans	—	160,945
Unearned income	—	41,224
Total current liabilities	4,106,156	6,380,914
Long-term capital leases, less current portion of $38,054 and $38,682 in 2008 and 2007, respectively	—	38,092
Long-term debt, less current portion of $85,051 and $46,644 in 2008 and 2007, respectively	412,699	494,377
Convertible debt, net of debt discount of $2,069,270 and $252,184 in 2008 and 2007, respectively	1,522,730	772,816
Other long-term liabilities	290,700	290,700
Total liabilities	6,332,285	7,976,899
Commitments and contingencies
Stockholders’ deficit:
Undesignated preferred stock, $.001 par value.
Authorized 23,900,000 shares; none issued and outstanding in 2008 and 2007
Series A convertible preferred stock, $0.001 par value.
Authorized 1,100,000 shares; issued and outstanding 998,235 shares in 2008 and 1,046,846 shares in 2007 ($998,325 liquidation preference in 2008 and $1,046,846 liquidation preference in 2007)	998	1,047
Common stock $0.001 par value. Authorized 100,000,000 shares; issued and outstanding 33,024,380 shares in 2008 and 27,983,894 shares in 2007	33,024	27,984
Additional paid-in capital	48,392,034	33,058,327
Accumulated deficit	(48,728,719)	(34,975,690)
Total stockholders’ deficit	(302,663)	(1,888,332)
Total liabilities and stockholders’ deficit	$6,029,622	$6,088,567

See accompanying notes to consolidated financial statements.

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Operations
Years ended May 31, 2008 and May 26, 2007

	2008	2007
Net sales	$3,252,334	$7,193,020
Cost of goods	3,366,369	7,612,566
Loss from write down of inventory to market	—	1,212,864
Gross profit (loss)	(114,036)	(1,632,410)
Operating expenses:
Selling, general, and administrative	5,587,610	7,402,861
Research and development	3,724,736	1,208,191
Total operating expenses	9,312,346	8,611,052
Other income (expense):
Miscellaneous income	—	—
Interest expense	(1,204,611)	(248,076)
Other, net	(3,122,035)	(1,445,787)
Net loss	$(13,753,028)	$(11,937,325)

Net loss per common share:
Basic and Diluted	$(0.46)	$(0.45)

Weighted Average shares outstanding:
Basic and Diluted	30,141,647	26,671,194

See accompanying notes to consolidated financial statements.

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Stockholders’ Equity (Deficit)
Years Ended May 31, 2008 and May 26, 2007

			Series A convertible				Additional		Total
	Undesignated preferred stock		preferred stock		Common stock		paid-in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital</ fon t>	deficit</ fon t>	equity (deficit)</ fon t>
Balances at May 27, 2006	—	$—	1,046,846	$1,047	24,364,721	$24,365	$26,911,438	$(23,038,365)	$3,898,485
Shares issued in connection with warrants exercised					13,348	13	19,585		19,598
Shares issued in connection with private placement, less issuance costs of $599,981					3,605,825	3,606	5,165,733		5,169,339
Warrants issued for debt issuance costs							676,447		676,447
Stock based compensation							285,124		285,124
Net loss for the year								(11,937,325)	(11,937,325)
Balances at May 26, 2007	—	$—	1,046,846	$1,047	27,983,894	$27,984	$33,058,327	$(34,975,690)	$(1,888,332)
Shares issued in connection with conversion of preferred stock to common stock			(48,521)	(49)	97,042	97	(48)		—
Shares issued in connection with warrants exercised					48,638	48	97,228		97,276
Shares issued in connection with debt conversion					100,000	100	159,900		160,000
Shares issued in connection with private placement, less issuance costs of $687,185					4,794,806	4,795	7,417,570		7,422,365
Warrants issued for debt issuance costs							4,757,242		4,757,242
Stock based compensation							2,901,815		2,901,815
Net loss for the year								(13,753,028)	(13,753,028)
Balances at May 31, 2008	—	$—	998,325	$998	33,024,380	$33,024	$48,392,034	$(48,728,718)	$(302,662)

See accompanying notes to consolidated financial statements.

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Cash Flows
Years ended May 31, 2008 and May 26, 2007

	2008	2007
Cash flows from operating activities:
Net loss	$(13,753,028)	$(11,937,325)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	521,237	753,396
Amortization of debt discount	2,934,495	281,907
Inventories writedown to market	—	1,212,642
Impairment of long lived assets	—	953,703
Non cash interest expense	289,047	10,062
Non cash compensation for lease guarantee	134,000	—
Share based compensation	2,901,815	285,124
Loss on disposal of property and equipment	2,485	30,610
Change in current assets and current liabilities:
Accounts receivable	214,884	(73,264)
Allowance for doubtful accounts	(227,358)	258,136
Other receivables	—	512,570
Inventories	541,324	(2,290,049)
Other assets	12,291	94,778
Trade accounts payable	(1,789,747)	1,119,987
Accrued expenses	(313,761)	985,393
Unearned income	(41,224)	—
Net cash used in operating activities	(8,573,540)	(7,802,330)
Cash flows from investing activities:
Additions to property and equipment	(53,633)	(267,576)
Proceeds from sale of property and equipment	1,300	6,000
Increase in loan receivable	(14,000)	(125,000)
Purchase of asset held for resale	(20,000)	(80,000)
Additions to other assets	(1,772)	—
Net cash used in investing activities	(88,104)	(466,576)
Cash flows from financing activities:
Principal payments on capital leases	(38,721)	(33,795)
Proceeds from issuance of debt	4,012,000	1,453,682
Principal payments on debt	(1,742,792)	(326,685)
Proceeds from issuance of common stock and exercise of warrants	7,519,641	5,188,937
Net cash provided by financing activities	9,750,128	6,282,139
Net increase (decrease) in cash and cash equivalents	1,088,484	(1,986,767)
Cash and cash equivalents at beginning of year	286,672	2,273,439
Cash and cash equivalents at end of year	$1,375,156	$286,672

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$697,034	$111,877

Other non-cash financing transactions:

Conversion of debt to common stock	$160,000	$—
Conversion of preferred stock to common stock	$315,192	$—
Warrants issued in connection with debt	$4,757,242	$676,447

See accompanying notes to consolidated financial statements.

(1)  Organization, Description of Business and Going Concern

Bixby Energy Systems, Inc. (the Company) was incorporated as a Delaware corporation on April 1, 2002.  The Company designs, assembles, markets, services, and sells alternative energy heating systems.  The Company sells its products through dealers located in the northern part of the US and all of Canada. Its wholly-owned subsidiary, SS Acquisition d/b/a Bixby Energy Delivery Services (Delivery) which acquired Step Saver, Inc. in October, 2004, delivers water softener salt to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  The Company’s headquarters are located in Ramsey, MN.

The Company’s fiscal year end is the calendar end of May.  At the end of Fiscal Year 2005 (May 31, 2005), the Company instituted a year end of the last Saturday in May and instituted month ends based on a 5 week, 4 week, 4 week quarter.  For the year end of May 31, 2008, this resulted in a 53 week year for the Fiscal Year 2008.  The fiscal year ending May 26, 2007 was a 52 week year.  As Fiscal Year 2008 ended on May 31, 2008, the Company has decided to eliminate confusion and ease reporting by reverting back to a May 31st year end with calendar month endings during the fiscal year.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  While the Company had positive working capital of approximately, $703,000 as of May 31, 2008, the Company had an accumulated deficit of $48.7 million and $35 million, and a stockholders’ deficit of $303,000 and $1.9 million as of May 31, 2008 and May 26, 2007, respectively.

As reflected in the consolidated financial statements, the Company has incurred net losses of $13.7 million and $11.9 million for the fiscal years ended May 31, 2008 and May 26, 2007, respectively.  In this regard, the Company has been a net consumer, as opposed to generator, of cash from operations.  The Company has attempted during the period to use its resources to develop viable commercial products and to provide for its working capital needs.  These results of operations, when viewed in conjunction with the Company’s accumulated deficit and liquidity as referenced in the preceding paragraph raise substantial doubt as to the Company's ability to continue as a going concern.

To date, the Company has consistently been able to raise sufficient funds for its R&D and working capital requirements through the private issuance of a combination of equity and debt securities; however, there can be no assurance that it will be able to continue to raise capital in the future or that any capital obtained will be adequate to meet the Company’s needs.  Management's efforts to date have been directed towards the development and implementation of a plan to generate sufficient revenues to meet its ongoing capital requirements.  The plan includes, among other things, the development of the Company’s initial reference facility for its carbon conversion technology.  It also involves cost-cutting initiatives including the elimination of all non-essential costs, as well as the possible sale of certain assets related to non-core operations.

As regards asset recoverability, approximately $4.3 million or 72% of the asset values stated in the accompanying balance sheet are dependent upon the continued operations of the Company.  This, in turn, is dependent upon the Company's future ability to generate sufficient revenue so as to be self-sustaining and, in the interim, to meet its financing requirements on a continuing basis.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that may become necessary in the event that the Company is unable at some point in the future to continue as a going concern.

  (2)  Summary of Significant Accounting Policies and Practices

(a)	Principles of Consolidation

The consolidated financial statements include the financial statements of Bixby Energy Systems, Inc. and its wholly owned subsidiary SS Acquisition d/b/a Bixby Energy Delivery Services. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Cash Equivalents

Cash equivalents of approximately $1,375,000 and $287,000 at May 31, 2008 and May 26, 2007, respectively, consist of highly liquid cash investments with a maturity of three months or less at the date of purchase.

The Company maintains cash and cash equivalents in accounts with a financial institution in excess of the amount insured by the Federal Deposit Insurance Corporation.  The Company monitors the financial stability of this institution regularly and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

(c)	Accounts Receivable and Allowance for Doubtful Accounts

The Company sells its products on account to retail and commercial customers.  Payments from customers are received and applied to their account.

The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes to be uncollectible.  If actual collections experience changes, revisions to the allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.  However, actual write-offs might exceed the recorded allowance. A review of open accounts resulted in a reserve for doubtful accounts of $36,868 and $264,226 at May 31, 2008 and May 26, 2007, respectively.  Based on the information available to it, the Company believes its allowance for doubtful accounts is adequate.

(d)	Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market.  The Company reviews inventory for obsolescence and excess quantities to determine that items deemed obsolete or excess are appropriately reserved.  At the end of fiscal 2007, the Company determined that the market price for its finished stove inventory was below the Company’s inventory cost necessitating an adjustment of $1,212,642 to write down inventory values to market.  No adjustment was required for the fiscal year ended May 31, 2008.

(e)	Other Current Assets

Other current assets consist of miscellaneous receivables from activities other than customer sales and prepaid expenses.

(f)	Property and Equipment

Property and equipment are recorded at cost.   Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful lives of property and equipment range from two to ten years.

(g)	Impairment of Long Lived Assets

The Company reviews long-lived assets for impairment annually or more frequently if the occurrence of events or changes in circumstances indicates that the carrying amount of the assets may not be fully recoverable or the useful lives of these assets are no longer appropriate.  Each impairment test is based on a comparison of the carrying amount of an asset to future net undiscounted cash flows. If impairment is indicated, the asset is written down to its estimated fair value.

(h)	Deposits

The Company has made deposits as part of its long term capital and real estate leases. These deposits totaled $56,182 as of May 31, 2008 and May 27, 2007.

(i)	Other Assets

Other assets consist primarily of 1) an asset being held for resale in the amount of $100,000 and $80,000 as of May 31, 2008 and May 27, 2007, respectively and 2) a receivable of $30,000 which was advanced related to a technology development agreement in 2008.

(j)	Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) 104, which requires evidence of an agreement, delivery of the product or services at a fixed or determinable price, and assurance of collection within a reasonable period of time.  The Company sells stoves to dealers.  The title transfers to the dealer upon shipment.  The Company does not offer a right to return products, unless they are damaged.  The Company recognizes revenue upon shipment.  The dealers display the stoves and provide installation services to customers if necessary.  Delivery recognizes revenue upon deliver of salt to the customer.  Each delivery is billed as a separate invoice.

For the fiscal year ended May 31, 2008, one customer’s sales accounted for 11% of the company’s total sales.

(k)	Research and Development

The Company expenses research and development costs as incurred.

(l)	Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(m)	Stock Option Plan

The Company adopted SFAS No. 123R, “Share Based Payments.” SFAS No. 123R requires companies to expense the value of employee stock options and similar awards and applies to all outstanding and vested stock-based awards.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period. The impact of applying SFAS No. 123R approximated $1,087,171 and $285,124 in additional compensation expense for the years ended May 31, 2008 and May 26, 2007, respectively.  Such amount is included in general and administrative expenses on the statement of operations.

(n)	Fair Value of Financial Instruments

Fair Value of Financial Instruments. Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company’s short-term financial instruments, including cash, other current assets, accounts payable, accrued expenses and notes payable approximate fair value at May 31, 2008 and May 26, 2007 due to the relatively short period to maturity for these instruments.

(o)	Advertising

Advertising costs are charged to expense as incurred.

(p)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(q)	Shipping and Handling Costs

The Company classifies freight costs billed to customers as revenue.  Costs related to freight are classified as costs of sales.

(r)	Recent Accounting Pronouncements

In September 2006, the FASB issued FASB Statement No. 157. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

In February 2007, the FASB issued FASB Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The fair value option permits all entities to choose to measure eligible items at fair value at specified election dates.

A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option may be applied instrument by instrument (with a few exceptions); is irrevocable (unless a new election date occurs); and is applied only to entire instruments and not to portions of instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurement. The Company does not expect the adoption of SFAS 159 to materially effect the Company’s financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) Business Combinations (SFAS No. 141(R)). SFAS No. 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations. SFAS No. 141(R) defines the acquirer as the entity that obtains control of one or more businesses in the business combination, establishes the acquisition date as the date that the acquirer achieves control and requires the acquirer to recognize the assets acquired, liabilities assumed and any noncontrolling interest at their fair values as of the acquisition date. SFAS No. 141(R) also requires that acquisition-related costs be recognized separately from the acquisition. SFAS No. 141(R) is effective for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the impact of SFAS No. 141(R) on its consolidated financial statements.

In December, 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Statement 160 requires all entities to report noncontrolling (minority) interests in subsidiaries in the same way—as equity in the consolidated financial statements. Moreover, Statement 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. FASB No.160 is effective for fiscal years beginning after December 15, 2008. The Company does not believe that FAS No. 160 will have any impact on its financial statements.

In February 2008, the FASB issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Its Related Interpretive Accounting Pronouncements That Address Leasing Transactions, and FSP FAS 157-2, Effective Date of FASB Statement No. 157. FSP FAS 157-1 removes leasing from the scope of SFAS No. 157, “Fair Value Measurements.” FSP FAS 157-2 delays the effective date of SFAS No. 157 from 2008 to 2009 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). See SFAS No. 157 discussion above.

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective for the Company beginning November 30, 2008. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

In May 2008, the FASB issued Statements of Financial Standards No. 162 (SFAS 162), The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  Prior to the issuance of SFAS 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69 (SAS 69), The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. SAS 69 has been criticized because it is directed to the auditor rather than the entity. SFAS 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, ”The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The Company does not expect SFAS 162 to have a material effect on its consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 142-3, Determination of the Useful Life of Intangible Assets, which is effective for fiscal years beginning after December 15, 2008 and for interim periods within those years. FSP FAS 142-3 provides guidance on the renewal or extension.  The Company is currently evaluating the impact that FSP FAS 142-3 may have on the consolidated financial statements.

(3)	Other Receivables

In September 2007, the Company entered into an agreement to dissolve the license and investment agreement by which it received the rights to certain technologies.  The Company had advanced $200,000 as a loan at the time of the dissolution of which $125,000 had been advanced as of May 27, 2007.  As part of the dissolution agreement, the Company received a promissory note for $109,000 from one of the principals.  At the time of the dissolution this individual became a Consultant to the Company to further advance the technology.  In June 2008, this person became an employee of the Company.  The Company and the employee agreed that the promissory note will be forgiven over three years in equal amounts provided that the individual remains an employee over this period.

(4)	Inventories

Inventory consists of the following:

	May 31, 2008	May 26, 2007
Raw materials	$1,603,676	$1,224,432
Finished Goods	1,192,500	2,283,739
	$2,796,176	$3,508,171

(5)	Property and Equipment

Property and equipment cost consists of the following:

	May 31, 2008	May 26, 2007
Machinery and Equipment	$1,604,722	$1,557,090
Leasehold Improvements	100,723	100,723
Furniture	26,224	26,224
	1,731,670	1,684,037
Less: accumulated depreciation	(1,114,586)	(752,046)
Property and equipment, net	$617,084	$931,991

Depreciation expense for the years ended May 31, 2008 and May 26, 2007, was $364,755 and $335,872 respectively.

(6)	Leases

The Company leases its facilities and certain equipment under noncancelable operating leases. Future minimum lease payments as of May 31, 2008, excluding operating costs, under these leases are as follows:

Operating
leases

FY2009	$156,343
FY2010	71,839
FY2011	5,688
Total minimum lease payments	$233,870

In June 2007, the Company issued a warrant to purchase 200,000 shares of the Company’s common stock in return for a personal guarantee on a one-year operating lease.  The warrants are at an exercise price of $1.60 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $134,000 was determined and expensed in 2008.

Rent expense for all operating leases for the years ended May 31, 2008 and May 26, 2007 was $496,788 and $628,744, respectively.

(7)	Long-Lived Assets

During the fiscal years ended, 2005 and 2006, the Company acquired a salt delivery company which resulted in intangibles of $3,831,980 and customers of $235,000.  In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company determined through a review of Delivery’s expected undiscounted cash flows that the current value of the intangibles exceeded its carrying value as follows:

	May 31, 2008	May 26, 2007

Intangible, Step Saver Acquisition	$3,831,980	$3,831,980
Customer Lists	235,000	235,000
Accumulated Amortization	(1,306,379)	(1,149,897)
Total impairment charges	(2,348,696)	(2,348,696)
	$411,905	$568,387

Intangible assets are being amortized on a straight line basis over 8 years and customer lists are being amortized over 3 years. Amortization expense for the years ended May 31, 2008 and May 26, 2007 was $156,482 and $382,957, respectively.

In fiscal years 2005 and 2006 the Company recorded total impairment charges of approximately $1.4 million related to the goodwill and intangible asset from the acquisition of Step Saver.  During the year ended May 26, 2007, the Company recorded an impairment charge of approximately $950,000 related to the intangible asset.

(8)	Related Party Transactions

In 2007, an officer of the Company advanced the Company funds through a series of personal credit cards for a total amount of $85,000.  The Company paid all charges and made the required payments on the cards.  In return for the advances the Company issued a warrant to purchase 65,000 shares of common stock at an exercise price of $2.00 per share for a period of three years.  Utilizing the Black-Scholes valuation model, the Company recorded an expense of $39,950 for the value of the warrants.  The balances remaining on these credit cards were $53,574 and $85,572 as of May 31, 2008 and May 26, 2007, respectively.  The amounts are listed with other credit card debt under accounts payable.

In September, 2007, a Company officer loaned $50,000 to the Company.  The Company repaid the loan in two installments of $25,000 in October and November of 2007.  The loan had an interest rate of 12%.  The Company also issued a warrant to purchase 100,000 shares of common stock at an exercise price of $1.60 per share for a period of five years.  Utilizing the Black-Scholes valuation model, the Company recorded an expense of $28,632 for the value of the warrants.

(9)	Short-term and Long-term Debt

The Company has entered into short-term notes, long-term notes and long-term debentures with investors.  In addition to interest on the principal amount of the note or debenture, the notes may include provisions for receipt of warrants to purchase the Company’s common stock and the right to convert the principal and, where included, the interest into the common stock of the Company.  The Company uses a version of the Black-Scholes model to value any warrants granted.  An amount equal to the warrants share of the total value of the transaction is treated as Additional Paid-In Capital and the debt is reduced accordingly.  This loan discount is then amortized over the life of the loan agreement.  A new loan may be executed to replace an expiring loan.  In those cases the old loan is treated as paid in full.  The new loan and any additional grants of warrants are treated as a new transaction.

Short-term debt consists of the following:

		May 31, 2008	May 26, 2007
Bridge Notes	(8) and (10)	$200,000	$1,200,000
Convertible Notes	(9) and (11)	950,000	100,000

Less remaining discount for BCF and value of warrants	(8), (9), (10), (11)	(329,393)	(472,533)
Miscellaneous Loan	(7)	—	160,945
Total short-term debt		$820,607	$988,412

Long-term debt consists of the following:

		May 31, 2008	May 26, 2007
Capital Leases	(4)	$38,054	$76,775
Bank Loan	(3)	132,236	158,413
Note Payable	(5)	241,239	238,333
State of Minnesota Loan	(1)	124,275	144,275
Less current installments		(123,105)	(85,327)
Total long term debt, net of current portion		$412,699	$532,469

Convertible Debt - Gross Amount	(6) and (12)	3,592,000	1,025,000
Less remaining discount for value of warrants	(6) and (12)	(2,069,270)	(252,184)
Convertible Debt - net of debt discount		$1,522,730	$772,816

Other long-term liabilities	(2)	290,700	290,700
Total long-term debt		$2,226,129	$1,595,985

(1)
Prior to the acquisition of Delivery in October 2004, Delivery had entered into agreements with the Minnesota Department of Transportation to provide funds for improvement of rail sites in Woodlake, MN and Morton, MN.  The State provided a no interest loan in the amount of $75,000 of which $65,463 was utilized for Woodlake in January, 1999, with quarterly payments of $1,875 and in the amount of $200,000 of which $189,500 was utilized for Morton with equal quarterly payments of $5,000.  Payments are for 10 years or until the loan is repaid.  In March 2007, Delivery made a final payment of $3,578 to retire the loan agreement for the Woodlake rail site.  As of May 31, 2008 and May 26, 2007, the remaining amount due was $124,275 and $144,275, respectively.

(2)
As part of the acquisition of Delivery in October 2004, the Company issued warrants to purchase 190,000 preferred shares in the Company with an exercise price of $3.20 to Delivery’s debenture holders in exchange for warrants to purchase Delivery’s common stock. These warrants were valued at approximately $224,000. In addition, as part of the merger, the Board members of Delivery exchanged warrants for shares of Delivery common stock for 47,500 warrants for Bixby Convertible Preferred stock with an exercise price of $2.50.  These warrants were valued at approximately $ 66,000. The preferred warrants expire in July 2009 and are subject to redemption..  As part of the total acquisition price, the Company recorded a long-term liability of $290,700 which represented the value of these warrants at the time of acquisition using the Black-Scholes model.

(3)
In June, 2005, the Company entered into a long-term bank loan in the amount of $204,100 secured by the assets of its Delivery operation with a fixed interest rate of 7.5% and fixed payments of $3,135.77 per month for 7 years.  As of May 31, 2008, payments on the loan were current with a total outstanding loan balance of $132,236.

(4)
Beginning in June 2005, the Company acquired certain equipment under a capital lease arrangement.  The terms of the arrangements call for monthly payments and range in length from 36 to 48 months.  No assets were acquired under a capital lease in fiscal year 2008 and 2007.  As of May 31, 2008, the total accumulated depreciation expense for the capital lease assets was $56,337.  As of May 31, 2008 and May 26, 2007, capital lease obligations amounted to $38,054 and $76,775, respectively.

(5)
In January 2006, Delivery agreed to acquire a licensee utilizing its delivery technology serving the Eastern Minnesota/Western Wisconsin area.  As part of this purchase, Delivery entered into two notes with the licensee, one in the amount of $216,000 with equal principal payments plus interest due monthly for a term of 7 years and a second for $60,000 with interest accruing in the first year and with equal principal payments plus interest for the remaining 6 years of the 7 year term.  Each loan has an interest rate of 1% above the prime rate published by The Wall Street Journal on the last business day of each month.  In April, 2007, Delivery requested and received a suspension of payments for 5 months.  In addition to the agreed payments on the notes, Delivery made a one-time payment of principal of $5,000 in May, 2008.  As of May 31, 2008, the total amount due on the two notes was $241,239.  Subsequent to May 31, 2008, Delivery has made an additional one-time payment and is considered current on the notes.

(6)
In October 2005, the Company issued convertible debentures in the amount of $1,125,000 bearing interest at the rates of 6% to 10% for a term of 5 years.  Interest is accrued and payable at the end of the term.  Principal and interest are convertible into the shares of the Company’s common stock at $1.60 per share.  In fiscal year 2007, the Company made a payment against this loan amounting to $100,000.  In accordance with EITF 00-27 and 98-5, the Company recorded a discount for the Beneficial Conversion Feature (“BCF”) on the convertible debt amounting to $108,000 and is amortized over the life of the debentures.  The amount of the BCF discount was calculated using the Black-Scholes model. Additionally, in connection with these debentures the Company issued warrants to purchase shares of common stock valued at approximately $356,000 of which $269,000 were recorded as a discount and were being amortized over the life of the loan.  The Company recorded a discount amortization expense of approximately $74,000 in year ending May 31, 2008 and $78,000 in year ending May 26, 2007, with a remaining unamortized balance of the discount of approximately, $178,000 and $252,000 as of May 31, 2008 and May 26, 2007, respectively.

(7)
In February, 2007, the Company agreed to the return of stoves from a dealer and entered into a promissory note for payment to the dealer in the amount of $153,682 bearing interest at the rate of 15% due on August 31, 2007.  The returned stoves served as collateral for the note.  The Company recorded $7,263 of accrued interest as of May 31, 2008.  On August 31, 2007, the Company entered into a forbearance agreement in which the Company agreed to pay for additional returned stoves and parts for a total amount due including accrued interest of $214,040 and a warrant to purchase 20,000 shares of the Company’s common stock.   A fair value of $14,800 was determined using the Black Scholes model, and expensed in 2008.  In November 2007, the Company signed a mutual release in which it satisfied the original note by transferring the original collateral to the dealer and agreed to pay $13,912 for the additional stoves and parts which were part of the forbearance agreement.

(8)
From February through May 2007, the Company entered into various bridge notes amounting to $1.2 million bearing interest at the rates of 12% to 20% payable in full in 6 months or less.  In connection with these bridge loans warrants were issued to purchase shares of the Company's stock valued at approximately $1.4 million of which $589,000 were recorded as a discount and were being amortized over the life of the loans.  The Company recorded a discount amortization expense of approximately $432,000 in the year ending May 31, 2008 and $158,000 in the year ending May 26, 2007.

(9)
In May 2007, the Company entered into a convertible note bearing an interest rate of 15% and is convertible into shares of Company's common stock at $1.60 per share or payable in full on November 10, 2007.  In accordance with EITF 00-27 and 98-5, the Company recorded a discount for the Beneficial Conversion Feature (“BCF”) on the convertible debt amounting to $16,000 which was amortized over the life of the loan.  The amount of the BCF discount was calculated using the Black-Scholes model. Additionally, in connection with this loan warrants were issued to purchase shares of the Company's stock valued at approximately $44,000 of which $30,000 were recorded as a discount and being amortized over the life of the loan.  The Company amortized approximately $41,000 in the year ending May 31, 2008 and approximately $5,000 in the year ending May 26, 2007.

(10)
During 2008, the Company entered into various short-term bridge notes amounting to $1,650,000 bearing interest at the rates of 12% to 20% payable in full in 6 months or less.  In connection with these bridge loans warrants were issued to purchase shares of the Company's stock valued at approximately $1,087,000 of which approximately $610,000 were recorded as a discount and amortized over the life of the loans.  The Company recorded a discount amortization expense of approximately $531,000 in the year ending May 31, 2008.

(11)
During 2008, the Company entered into several short-term convertible notes with a total face amount of $2,345,000 bearing interest rates of 12% to 15% payable in full in twelve months or less and which are convertible into shares of Company's common stock at $1.60 per share and warrants to purchase additional shares of common stock at an exercise price from $1.00 to $2.00 per share.  Some notes also call for additional warrants to purchase common shares to be issued should the notes be converted.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model, the Company discounted the notes as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $488,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had a value of $3,256,000 of which approximately $1,154,000 were recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion have an approximate value of $518,000 of which approximately $273,000 has been allocated should the loans be converted.  The Company recorded an amortization expense of approximately $1,508,000 in the year ending May 31, 2008 of which approximately $17,000 was for the value of warrants issued related to the conversion of notes.  At May 31, 2008, there remained approximately $137,000 of discounted value for warrants subject to issue upon conversion of the remaining open notes.

(12)
During 2008, the Company entered into multiple long-term convertible notes with a total face amount of $2,567,000 bearing an interest rate of 12% and which are convertible into shares of Company's common stock at prices from $1.60 to $2.50 per share and warrants to purchase additional shares of common stock at an exercise price from $2.00 to $3.00 per share.  Some notes also call for additional warrants to purchase common shares to be issued should the notes be converted.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model, the Company discounted the notes as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $640,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had a value of $3,098,000 of which approximately $1,600,000 were recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion have an approximate value of $470,000 of which approximately $244,000 has been allocated should the loans be converted.  The Company recorded an amortization expense of approximately $349,000 in the year ending May 31, 2008.  None of the notes were converted during the year ended May 31, 2008. At May 31, 2008, there remained approximately $1.9 million of discounted value for warrants and BCF.

The aggregate annual maturities of long-term debt subsequent to May 31, 2008 are as follows for the fiscal years ended:

2009	2010	2011	2012	2013 and thereafter

$123,105	$2,966,503	$1,136,351	$113,965	$78,581

(10)	Income Taxes

There was an income tax expense (benefit) attributable for the years ended May 31, 2008 and May 26, 2007 that differed from the amounts computed by applying the U.S. federal income tax rate of 34% and the state income tax rate of 4% to pretax loss as a result of the following:

	May 31, 2008	May 26, 2007
Expected Federal income tax (benefit)	$(4,676,020)	$(4,058,580)
State tax benefit (net of Federal effect)	(550,120)	(477,480)
Permanent differences	212,040	18,240
Change in valuation allowance	5,014,100	4,517,820
	$—	$—

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at May 31, 2008 and May 26, 2007 are presented below.

	May 31, 2008	May 26, 2007
Deferred tax assets (liabilities):
Net operating loss	$14,231,760	$9,984,880
Temporary differences:
Contributions	1,900	1,900
Depreciation	(31,920)	(15,960)
Accrued salaries	—	8,740
Stock based compensation	1,102,760	—
Addition to bad debt reserve	—	9,500
Professional fees	111,340	111,340
Research and development	183,540	513,380
Increase in accrued warranty	—	23,560
Other	(3,040)	(2,280)
Impairment of intangibles	1,312,140	1,259,320
Total deferred tax asset	$16,908,480	$11,894,380
Valuation allowance	(16,908,480)	(11,894,380)
Net deferred tax asset	$—	$—

The Company has provided a full valuation allowance for the full tax benefit of the operating loss carryovers and other deferred tax assets due to the uncertainty regarding realization.. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

At May 31, 2008, the Company has net operating loss carryforwards for federal income tax purposes of $37,452,000, which are available to offset future federal taxable income, if any, and expire in 2021 through 2028. Sections 382 and 383 of the Internal Revenue Code of 1986 limit the use of the Company’s net operating loss carryforwards and credits as of the date of a more than 50% change in ownership. As a result of prior ownership changes, a portion of the net operating losses and credits may be limited in use in any one year. Subsequent ownership changes may further limit the use of the net operating losses in any one year.

(11)	Stockholders’ Deficit

(a)	Preferred Stock

The Company has 25,000,000 shares of $0.001 par value preferred stock authorized, of which 1,100,000 shares have been designated as Series A convertible preferred stock (Series A).  The Series A stock is convertible into two shares of the Company’s common stock.  During 2008, preferred stockholders converted 48,521 shares of preferred stock for 97,042 shares of the Company’s common stock.  An aggregate of 998,325 and 1,046,846 shares of Series A were outstanding at May 31, 2008 and May 26, 2007, respectively.

After December 31, 2006, in the event of liquidation, which is defined as the sale, conveyance or other disposition of all or substantially all of the assets of the Company, preferred stockholders are entitled to receive $1.00 per share prior to and in preference to any common stockholder.

The Series A holders have voting rights after December 31, 2006 on an as-if converted basis to common stock.

(b)	Common Stock

The Company has 100,000,000 shares of $0.001 par value common stock authorized.  The Company offered additional shares for investment during the year ending May 31, 2008.  Prior to April, 2008, the Company sold units for $40,000 which consisted of 25,000 shares of common stock and a warrant to purchase up to 12,500 shares of common stock at an exercise price of $2.00 per share for a period of three years from date of issuance.  As of April 2008, the Company began offering additional shares at $2.50 per share.  During the year ending May 31, 2008, the Company sold 4,794,806 shares of common stock with gross proceeds of approximately $8,109,000.  After payment of fees of approximately $634,000, the net proceeds from the sale of common stock were approximately $7,422,000 for 2008.

During the fiscal year ended May 31 2008, the Company issued 100,000 shares of the Company’s  common stock in connection with the conversion of $160,000 convertible bridge loans.

(c)	Stock Option Plan

In 2001, the Company adopted a stock option plan (the Plan) allowing the granting of stock options to officers and key employees to purchase up to 5,000,000 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to the common stock’s fair market value at the date of grant.  The exercise period of Stock options can vary but in no event can Stock Options expire later than ten years from the date of grant.  At May 31, 2008, there remained 2,900,000 shares available for grant under the Plan.

A summary of the status of the Company’s outstanding stock options and related changes is as follows:

		Average
		Exercise
	Shares	Price
Outstanding at May 27, 2006	1,888,666	$1.54
Granted	225,000	1.77
Exercised	—
Canceled	(882,166)	1.42
Outstanding at May 26, 2007	1,231,500	1.67
Granted	1,320,000	2.73
Exercised	(110,000)	0.66
Canceled	(367,500)	1.95
Outstanding at May 31, 2008	2,074,000	2.36
Exercisable at May 31, 2008	1,822,000	$2.40

At May 31, 2008, the range of exercise prices and weighted average remaining contractual life of outstanding options was $0.80 to $3.00 and 3.63 years, respectively.

The Company has adopted SFAS No. 123 (Revised 2004), “Share-Based Payment.” and SFAS No. 123R (a revision of SFAS No. 123), “Accounting for Stock-Based Compensation”.  SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services through share-based payment transactions.  SFAS No. 123R requires an entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant.  The cost is recognized over the period during which an employee is required to provide services in exchange for the award.  The Company utilized an options valuation model to determine the value of the options granted as follows:

	May 31, 2008	May 26, 2007
Share Compensation Values:
Options granted in current year	$963,490	$5,250
Expired options in current year
(includes options granted and expired in same year)	82,895	216,000
Options granted in prior year	40,786	63,874
Total Share Value	$1,087,171	$285,124

As of May 31, 2008, there remained $84,320 of stock compensation to be expensed in future years.

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options.  The following assumptions were used for grants during the years ended May 31, 2008 and May 26, 2007:

	May 31, 2008	May 26, 2007
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	3.41%	4.95%
Expected volatility	100.00%	100.00%

In order to determine the value of a warrants and options issued, the Company ensured that they selected the appropriate volatility factor for the common stock to apply the Black Scholes calculation.  In order to determine the appropriate volatility factor the Company reviewed the volatility data along with stock market and historical financial performance of a large number of companies involved in the same industry as Bixby.  In selecting the 100% volatility for Bixby, the Company considered Bixby’s historical financial performance, financial conditions, and business risk in comparison to comparable companies.

(d)	Other Stock-based Compensation

In October and November, 2007, the Company issued warrants to purchase 65,000 shares of the Company’s common stock to employees who were laid off.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 3 to 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $35,000 was determined and expensed in 2008.

In March, 2008, the Company issued warrants to purchase 495,000 shares of the Company’s common stock to employees in exchange for non-compete agreements.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $307,000 was determined and expensed in 2008.

In March, 2008, the Company issued a warrant to purchase 10,000 shares of the Company’s common stock as settlement on a failed investment.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 1 year.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,600 was determined and expensed in 2008.

In March, 2008, the Company issued a warrant to purchase 300,000 shares of the Company’s common stock to its legal counsel.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $186,000 was determined and expensed in 2008.

On April 1, 2008, the Company signed an agreement with TekGar, LLC which provides the Company with an exclusive license for the use of technology that will convert coal based activated carbon into diesel or jet fuel.  As part of the agreement, TekGar received warrants to purchase 2,000,000 common shares of its common stock exercisable at $2 per share for 5 years, a royalty fee on revenues from the sale of the fuel, and fees for periodic engineering services and for the successful installation of the technology.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,260,000 was determined and expensed to Research and Development costs in 2008.

In April 2008, the Company issued a warrant to purchase 40,625 shares of the Company’s common stock for consulting services.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $26,000 was determined and expensed in 2008.

(e)	Stock Warrants

As of May 31, 2008, the Company has outstanding warrants to purchase 36,847,860 shares of its common stock at prices ranging between $0.40 and $3.00.  These warrants have been issued as part of a unit investment in the Company, as part of loan agreements with the Company, for assistance in raising money for the Company and for other contractual purposes.

As of May 31, 2008, the Company had outstanding warrants to purchase 237,500 shares of its Series A convertible preferred stock at share prices ranging from $2.50 to $3.20.

A summary of the Company’s stock warrant activity and related information for the years ended May 31, 2008 and May 26, 2007 is as follows:

		Weighted		Weighted
		Average		Average
	Common	Exercise	Preferred	Exercise
	Shares	Price	Shares	Price
Outstanding at May 27, 2006	13,309,092	$1.33	237,500	$3.06
Issued	6,356,727	1.83
Exercised	(13,348)	1.47
Expired	—
Outstanding at May 26, 2007	19,652,471	1.49	237,500	3.06
Issued	18,189,451	2.03
Exercised	(48,638)	2.00
Expired	(916,049)	1.99
Outstanding at May 31, 2008	36,877,235	$1.74	237,500	$3.06

(12)	Commitments and Contingencies

In December, 2006, the Company ceased production of its heating stoves due to market conditions and over production.  As a result, the Company had to extend payments on outstanding balances owed to suppliers and other vendors.  During the year ending May 31, 2008, the Company made payments of approximately $1,700,000 on the amounts due.  As of May 31, 2008, approximately $400,000 remained to be paid.

In October, 2007, the Company signed an agreement in which it agreed to pay a total of $360,000 in settlement for services rendered prior to May 26, 2007.  This amount was accrued as of May 26, 2007.  The Company paid $3,000 upon signing of the agreement and agreed to make additional payments as follows: 1) $3,000 per month through July, 2008, 2) $6,000 per month from August, 2008 through July, 2011, 3) $7,500 per month after July, 2011 and until the total amount is paid in full.

In January, 2008, the Company signed an agreement in which it agreed to pay a total of $570,000 in settlement for services rendered by a legal firm prior to May 26, 2007.  This amount has been accrued as of May 26, 2007.  The Company paid $110,000 at time of signing the agreement and agreed to make additional payments as follows:  1) $8,000 per month for 11 consecutive months commencing March 1, 2008, 2) $12,000 per month for 13 months commencing February 1, 2009 and 3) $18,000 per month for 12 consecutive months commencing on March 1, 2010.

On April 21, 2008, the Company signed a series of agreements with Industrial Process Solutions (IPS) in which IPS will design and construct for the Company a fluidized-bed gasification system.  As part of these agreements, IPS is entitled to a warrant to purchase 500,000 common shares of the Company upon completion of a quarter scale and a full scale gasification units.  IPS is also entitled to a royalty fee on revenues from the sale of the gas and carbon produced by each unit subsequent to these units.

On May 7, 2008, the Company entered into a definitive agreement to complete a “reverse merger” into a public reporting shell company, GCA I Acquisition Corp., a Delaware corporation affiliated with Greyline Capital Advisors, LLC, a New York based corporate finance advisory firm.  The Company’s common stockholders would receive one share in the public company for every one share currently held in the Company.  Ten percent of the shares received in the transaction by the Company’s common stockholders would be eligible for resale immediately upon closing of the transaction, while the remaining ninety percent would become eligible for resale gradually in incremental blocks over time pursuant to a contractual lock-up provision intended to facilitate an orderly market in the Company’s stock.  Subject to the satisfaction of all the closing conditions and the approval of the Company’s stockholders, it is expected that the transaction would close in the second calendar quarter of 2009, subject to the approval of the Securities and Exchange Commission, and that, within a couple of months of that occurrence, the Company would obtain a trading symbol and be eligible for public listing/quotation.

On May 23, 2008, the Company signed an agreement with Kisstech, Inc. and its owners (Kisstech) in which Kisstech will design and construct for the Company a gas vaporization technology.  Upon completion of a viable working prototype, the Company will grant the owners of Kisstech warrants to purchase 750,000 common shares of the Company.  Kisstech shall also be entitled to receive royalty payments from the Company on the sale of products which utilize the gas vaporization technology.

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company’s consolidated financial statements or results of operations.

(13)  Business Segment Information

The Company is organized and manages its business in two distinct segments: the Alternative Energy Heating Stove segment and the Delivery Services segment.  The Alternative Energy Heating Stove segment designs, assembles, markets, services, and sells alternative energy heating systems.  The principal products produced and/or marketed by this segment are the Bixby Maxfire heating stove, the Bixby Ugly Black Box (UBB) and accessories and parts related to the Maxfire and UBB. The operations are located in Ramsey, MN.  The Delivery Services segment delivers water softener salt and sales/leases water softener equipment to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  Delivery Services is based in Redwood Falls, MN and maintains salt storage facilities in Morton, MN and Vermillion, MN.

An analysis and reconciliation of the Company’s business segment information to the respective information in the consolidated financial statements are as follows:

	For the Year Ended
	May 31, 2008	May 26, 2007
Revenues:
Alternative Energy Heating Stove	$919,970	$5,181,943
Delivery Services	2,332,364	2,011,077

Total	3,252,334	7,193,020

Operating Income/(Loss):
Alternative Energy Heating Stove	(696,567)	(1,721,183)
Delivery Services	7,534	(639,942)
Corporate including research & development expense	(8,737,349)	(7,882,337)

Total	$(9,426,382)	$(10,243,462)

Depreciation and Amortization:
Alternative Energy Heating Stove	$222,586	$209,789
Delivery Services	298,651	1,497,310

Total	$521,237	$1,707,099

Capital Additions:
Alternative Energy Heating Stove	$50,000	$218,155
Delivery Services	3,633	49,421

Total	$53,633	$267,576

Total Assets:
Alternative Energy Heating Stove	$4,976,146	$4,688,273
Delivery Services	1,053,476	1,400,294

Total	$6,029,622	$6,088,567

(14)	Subsequent Events

In August, 2008, the Company extended to the holders of its warrants and options the opportunity to exercise warrants/options at a 50% discount of a warrant’s or option’s actual exercise price.  Warrant and options holders of record as of August 15, 2008, had until December 15, 2008, to exercise their warrants/options at the reduced exercise price.  As of August 15, 2008, the Company had outstanding warrants for approximately 37,600,000 shares of common stock with exercise prices ranging from $0.40 to $3.00, had warrants for 237,500 shares of preferred stock with exercise prices ranging from $2.50 to $3.20, and had options for approximately 2,100,000 shares of common stock with exercise prices ranging from $0.50 to $3.00 per share.  The Company issued 2,306,366 common shares as a result of the exercise of warrants and options during this discounted exercise price period.

In September, 2008, the Company settled a dispute with a former dealer of its stove operations.  The Company agreed to repurchase 96 stoves from the dealer in exchange for the settlement of any and all claims which the dealer had alleged.  Payment for the stoves is to be made in equal payments starting in September, 2008 and ending in January, 2009.  Upon receipt of the final payment, the stoves will be released to the Company.  The Company recorded a settlement expense of $182,500 at May 31, 2008, to reflect the difference between the settlement amount and the inventory value of the stoves actually received.

BIXBY ENERGY SYSTEMS, INC.
Consolidated Balance Sheets

	November 30, 2008
	(Unaudited)	May 31, 2008
Assets
Current assets:
Cash and cash equivalents	$610,983	$1,375,156
Trade Accounts Receivable, less allowance for doubtful accounts of $88,665 and $36,868 at November 30, 2008 and May 31, 2008, respectively	218,760	272,507
Inventories	2,717,632	2,796,176
Other current assets	357,272	365,664
Total current assets	3,904,647	4,809,503
Property and equipment	1,938,002	1,731,670
Less accumulated depreciation and amortization	(1,274,460)	(1,114,586)
Net property and equipment	663,542	617,084
Other assets:
Long-lived assets	329,655	411,905
Deposits	60,056	56,182
Other	104,948	134,948
Total other assets	494,659	603,035
Total assets	$5,062,848	$6,029,622
Liabilities and Stockholders’ Deficit
Current liabilities:
Trade accounts payable	$944,379	$1,510,789
Accrued expenses	1,320,068	1,651,656
Current portion of capital leases	123,747	38,054
Current portion of long-term debt	352,732	85,051
Short term notes, net of debt discount of $0 and $78,381 as of November 30, 2008 and May 31, 2008, respectively	—	121,619
Short term convertible debt, net of debt discount of $73,427 and $251,012 as of November 30, 2008 and May 31, 2008, respectively	526,573	698,987
Unearned income	—	—
Total current liabilities	3,267,499	4,106,156
Long-term debt, less current portion of $92,589 and $85,051 as of November 30, 2008 and May 31, 2008, respectively	372,786	412,699
Convertible debt, less current portion of $260,143 and $0,000 and net of debt discount of $1,633,045 and $2,069,270 as of November 30, 2008 and May 31, 2008, respectively	1,848,812	1,522,730
Other long-term liabilities	290,700	290,700
Total liabilities	5,779,797	6,332,285
Commitments and contingencies

Stockholders’ deficit:
Undesignated preferred stock, $.001 par value. Authorized 23,900,000 shares; none issued and outstanding as of November 30, 2008 and May 31,2008, respectively	—	—
Series A convertible preferred stock, $0.001 par value. Authorized 1,100,000 shares; issued and outstanding 829,814 shares and 998,325 shares as of November 30, 2008 and May 31, 2008, respectively ($829,814 and $998,325 liquidation preference as of November 30, 2008 and May 31, 2008, respectively)	829	998
Common stock $0.001 par value. Authorized 100,000,000 shares; issued and outstanding 36,440,090 shares and 33,024,380 shares as of November 30, 2008 and May 31, 2008, respectively	36,440	33,024
Additional paid-in capital	89,178,397	48,392,034
Accumulated deficit	(89,932,615)	(48,728,719)
Total stockholders’ deficit	(716,949)	(302,663)
Total liabilities and stockholders’ deficit	$5,062,848	$6,029,622

See accompanying notes to unaudited consolidated financial statements.

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Operations

	For the three months ended		For the six months ended
	November 30, 2008	November 24, 2007	November 30, 2008	November 24, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$689,443	$889,902	$1,537,123	$1,669,656
Cost of goods	603,494	981,453	1,351,772	1,804,421
Gross profit (loss)	85,949	(91,551)	185,351	(134,765)
Operating expenses:
Selling, general, and administrative	3,205,986	967,808	6,567,548	1,992,604
Research and development	1,455,976	487,136	2,398,528	918,167
Total operating expenses	4,661,962	1,454,944	8,966,076	2,910,771
Other income (expense):
Interest expense	(153,503)	(297,934)	(789,787)	(616,738)
Other, net	(474,916)	(460,253)	(31,633,384)	(995,920)
Net loss	$(5,204,433)	$(2,304,682)	$(41,203,897)	$(4,658,194)

Loss per common share:
Basic and Diluted	$(0.14)	$(0.08)	$(1.18)	$(0.16)

Weighted Average shares outstanding:
Basic and Diluted	35,913,057	28,922,526	34,794,923	28,662,470

See accompanying notes to unaudited consolidated financial statements.

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Stockholders’ Equity (Deficit)

			Series A convertible				Additional		Total
	Undesignated preferred stock		preferred stock		Common stock		paid-in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	equity (deficit)
Balances at May 27, 2006	—	$—	1,046,846	$1,047	24,364,721	$24,365	$26,911,438	$(23,038,365)	$3,898,485
Shares issued in connection with warrants exercised					13,348	13	19,585		19,598
Shares issued in connection with private placement, less issuance costs of $599,981					3,605,825	3,606	5,165,733		5,169,339
Warrants issued for debt issuance costs							676,447		676,447
Stock based compensation							285,124		285,124
Net loss for the year								(11,937,325)	(11,937,325)
Balances at May 26, 2007	—	$—	1,046,846	$1,047	27,983,894	$27,984	$33,058,327	$(34,975,690)	$(1,888,332)
Shares issued in connection with conversion of preferred stock to common stock			(48,521)	(49)	97,042	97	(48)		—
Shares issued in connection with warrants exercised					48,638	48	97,228		97,276
Shares issued in connection with debt conversion					100,000	100	159,900		160,000
Shares issued in connection with private placement, less issuance costs of $687,185					4,794,806	4,795	7,417,570		7,422,365
Warrants issued for debt issuance costs							4,757,242		4,757,242
Stock based compensation							2,901,815		2,901,815
Net loss for the year								(13,753,028)	(13,753,028)
Balances at May 31, 2008	—	$—	998,325	$998	33,024,380	$33,024	$48,392,034	$(48,728,718)	$(302,662)
Shares issued in connection with conversion of preferred
stock to common stock			(168,511)	(169)	337,022	337	(168)		—
Shares issued in connection with warrants and options exercised					1,739,669	1,740	1,479,916		1,481,656
Shares issued in connection with debt conversion					113,000	113	150,387		150,500
Shares issued in connection with private placement, less issuance costs of $344,825					1,226,017	1,226	3,928,585		3,929,811
Warrants issued for debt issuance costs							669,428		669,428
Stock based compensation							3,914,130		3,914,130
Valuation of reduction in warrant exercise price							30,644,085		30,644,085
Net loss for the year								(41,203,897)	(41,203,897)
Balances at November 30, 2008 (Unaudited)	—	$—	829,814	$829	36,440,088	$36,440	$89,178,397	$(89,932,615)	$(716,949)

See accompanying notes to unaudited consolidated financial statements.

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Cash Flows

	For the six months ended
	November 30, 2008	November 24, 2007
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(41,203,897)	$(4,658,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	242,124	258,868
Amortization of debt discount	902,520	888,090
Non cash interest expense	7,554	284,132
Share based compensation	3,914,130	144,045
Non cash compensation for lease guarantee	459,100	—
Valuation of warrant exercise price reduction	30,644,085	—
Loss on disposal of property and equipment	—	2,485
Change in current assets and current liabilities:
Accounts receivable	1,950	91,550
Allowance for doubtful accounts	51,797	(89,393)
Inventories	78,544	576,826
Other assets	34,517	(119,793)
Trade accounts payable	(566,410)	(75,616)
Accrued expenses	(331,587)	18,286
Unearned income	—	(51,437)
Net cash used in operating activities	(5,765,573)	(2,730,151)
Cash flows from investing activities:
Additions to property and equipment	(70,848)	(2,379)
Proceeds from sale of property and equipment	—	1,300
Increase in loan receivable	—	(14,000)
Additions to other assets	—	(39)
Net cash used in investing activities	(70,848)	(15,118)
Cash flows from financing activities:
Principal payments on capital leases	(49,791)	(19,132)
Proceeds from issuance of debt	—	1,807,000
Principal payments on debt	(289,429)	(276,913)
Proceeds from issuance of common stock and exercise of warrants	5,411,468	1,946,516
Net cash provided by financing activities	5,072,248	3,457,471
Net increase (decrease) in cash and cash equivalents	(764,173)	712,202
Cash and cash equivalents at beginning of period	1,375,156	286,672
Cash and cash equivalents at end of period	$610,983	$998,874

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$215,695	$111,877
Cash paid for taxes	$—	$—

Non-cash investing and financing activities:

Equipment purchased under capital lease	$135,484	$—
Conversion of debt to common stock	$150,500	$—
Conversion of preferred stock to common stock	$1,094,647	$—
Warrants issued in connection with debt	$1,481,657	$2,173,961

See accompanying notes to consolidated financial statements.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

 (1) Basis of Presentation

The accompanying unaudited consolidated financial statements of Bixby Energy Systems, Inc and Subsidiary have been prepared in accordance with generally accepted accounting principles for interim financial information.  Accordingly, they do not include all the information and notes required by generally accepted accounting principals for complete financial statements.  In the opinion of management, all adjustments necessary to present fairly the information set forth therein have been included.  Operating results for the three month period ended November 30, 2008 are not necessarily indicative of the results that may be experienced for the fiscal year ended May 31, 2009,

These consolidated financial statements are those of the Company and its wholly-owned subsidiary.  All significant inter-company accounts and transactions have been eliminated in the preparation of the consolidated financial statements.

(2) Organization, Description of Business and Going Concern

Bixby Energy Systems, Inc. (the Company) was incorporated as a Delaware corporation on April 1, 2002.  The Company designs, assembles, markets, services, and sells alternative energy heating systems.  The Company sells its products through dealers located in the northern part of the US and all of Canada. Its wholly-owned subsidiary, SS Acquisition d/b/a Bixby Energy Delivery Services (Delivery) which acquired Step Saver, Inc. in October, 2004, delivers water softener salt to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  The Company’s headquarters are located in Ramsey, MN.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  While the Company had positive working capital of approximately, $4637,000 as of November 30, 2008, the Company had an accumulated deficit of $89.9 million and a stockholders’ deficit of $717,000 as of November 30, 2008.

As reflected in the consolidated financial statements, the Company has incurred net losses of $41.0 million for the first six months ended November 30, 2008, of Fiscal Year 2009.  In this regard, the Company has been a net consumer, as opposed to generator, of cash from operations.  The Company has attempted during the period to use its resources to develop viable commercial products and to provide for its working capital needs.  These results of operations, when viewed in conjunction with the Company’s accumulated deficit and liquidity as referenced in the preceding paragraph raise substantial doubt as to the Company's ability to continue as a going concern.

To date, the Company has consistently been able to raise sufficient funds for its R&D and working capital requirements through the private issuance of a combination of equity and debt securities; however, there can be no assurance that it will be able to continue to raise capital in the future or that any capital obtained will be adequate to meet the Company’s needs.  Management's efforts to date have been directed towards the development and implementation of a plan to generate sufficient revenues to meet its ongoing capital requirements.  The plan includes, among other things, the development of the Company’s initial reference facility for its carbon conversion technology.  It also involves cost-cutting initiatives including the elimination of all non-essential costs, as well as the possible sale of certain assets related to non-core operations.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

As regards asset recoverability, approximately $4.3 million or 82% of the asset values stated in the accompanying balance sheet are dependent upon the continued operations of the Company.  This, in turn, is dependent upon the Company's future ability to generate sufficient revenue so as to be self-sustaining and, in the interim, to meet its financing requirements on a continuing basis.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that may become necessary in the event that the Company is unable at some point in the future to continue as a going concern.

(3) Summary of Significant Accounting Policies and Practices

(a)	Principles of Consolidation

The consolidated financial statements include the financial statements of Bixby Energy Systems, Inc. and its wholly owned subsidiary SS Acquisition d/b/a Bixby Energy Delivery Services. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Cash Equivalents

Cash equivalents of approximately $611,000 and $1,375,000 at November 30, 2008, and May 31, 2008, respectively, consist of highly liquid cash investments with a maturity of three months or less at the date of purchase.

The Company maintains cash and cash equivalents in accounts with a financial institution in excess of the amount insured by the Federal Deposit Insurance Corporation.  The Company monitors the financial stability of this institution regularly and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

(c)	Accounts Receivable and Allowance for Doubtful Accounts

The Company sells its products on account to retail and commercial customers.  Payments from customers are received and applied to their account.

The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes to be uncollectible.  If actual collections experience changes, revisions to the allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.  However, actual write-offs might exceed the recorded allowance. A review of open accounts resulted in a reserve for doubtful accounts of $88,665 and $36,868,at November 30, 2008 and May 31, 2008, respectively.  Based on the information available to it, the Company believes its allowance for doubtful accounts is adequate.

(d)	Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market.  The Company reviews inventory for obsolescence and excess quantities to determine that items deemed obsolete or excess are appropriately reserved.  At the end of fiscal 2007, the Company determined that the market price for its finished stove inventory was below the Company’s inventory cost necessitating an adjustment of $1,212,642 to write down inventory values to market.  No adjustment was required as of November 30, 2008, and May 31, 2008, respectively.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

(e)	Other Current Assets

Other current assets consist of miscellaneous receivables from activities other than customer sales and prepaid expenses.

(f)	Property and Equipment

Property and equipment are recorded at cost.   Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful lives of property and equipment range from two to ten years.

(g)	Impairment of Long Lived Assets

The Company reviews long-lived assets for impairment annually or more frequently if the occurrence of events or changes in circumstances indicates that the carrying amount of the assets may not be fully recoverable or the useful lives of these assets are no longer appropriate.  Each impairment test is based on a comparison of the carrying amount of an asset to future net undiscounted cash flows. If impairment is indicated, the asset is written down to its estimated fair value.

(h)	Deposits

The Company has made deposits as part of its long term capital and real estate leases. These deposits totaled $60,057 and $56,182 as of November 30, 2008 and May 31, 2008, respectively.

(i)	Other Assets

Other assets as of November 30, 2008 and May 31,2008, consist primarily of an asset being held for resale in the amount of $100,000.

(j)	Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) 104, which requires evidence of an agreement, delivery of the product or services at a fixed or determinable price, and assurance of collection within a reasonable period of time.  The Company sells stoves to dealers.  The title transfers to the dealer upon shipment.  The Company does not offer a right to return products, unless they are damaged.  The Company recognizes revenue upon shipment.  The dealers display the stoves and provide installation services to customers if necessary.  Delivery recognizes revenue upon deliver of salt to the customer.  Each delivery is billed as a separate invoice.

One customer’s sales accounted for 16% and 19% of the Company’s total sales for the six months ended November 30, 2008, and May 31, 2008, respectively.

(k)	Research and Development

The Company expenses research and development costs as incurred.

(l)	Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

(m)	Stock Option Plan

The Company adopted SFAS No. 123R, “Share Based Payments.” SFAS No. 123R requires companies to expense the value of employee stock options and similar awards and applies to all outstanding and vested stock-based awards.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period. The impact of applying SFAS No. 123R approximated $160,000 and $125,000 in additional compensation expense for the first six months ended November 30, 2008 and May 31, 2008, respectively.  Such amount is included in general and administrative expenses on the statement of operations.

(n)	Fair Value of Financial Instruments

Fair Value of Financial Instruments. Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company’s short-term financial instruments, including cash, other current assets, accounts payable, accrued expenses and notes payable approximate fair value at November 30, 2008 due to the relatively short period to maturity for these instruments.

(o)	Advertising

Advertising costs are charged to expense as incurred.

(p)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

(q)	Shipping and Handling Costs

The Company classifies freight costs billed to customers as revenue.  Costs related to freight are classified as costs of sales.

(r)	Recent Accounting Pronouncements

In September 2006, the FASB issued FASB Statement No. 157. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

In February 2007, the FASB issued FASB Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The fair value option permits all entities to choose to measure eligible items at fair value at specified election dates.

A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option may be applied instrument by instrument (with a few exceptions); is irrevocable (unless a new election date occurs); and is applied only to entire instruments and not to portions of instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurement. The Company does not expect the adoption of SFAS 159 to materially effect the Company’s financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) Business Combinations (SFAS No. 141(R)). SFAS No. 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations. SFAS No. 141(R) defines the acquirer as the entity that obtains control of one or more businesses in the business combination, establishes the acquisition date as the date that the acquirer achieves control and requires the acquirer to recognize the assets acquired, liabilities assumed and any noncontrolling interest at their fair values as of the acquisition date. SFAS No. 141(R) also requires that acquisition-related costs be recognized separately from the acquisition. SFAS No. 141(R) is effective for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the impact of SFAS No. 141(R) on its consolidated financial statements.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

In December, 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Statement 160 requires all entities to report noncontrolling (minority) interests in subsidiaries in the same way—as equity in the consolidated financial statements. Moreover, Statement 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. FASB No.160 is effective for fiscal years beginning after December 15, 2008. The Company does not believe that FAS No. 160 will have any impact on its financial statements.

In February 2008, the FASB issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Its Related Interpretive Accounting Pronouncements That Address Leasing Transactions, and FSP FAS 157-2, Effective Date of FASB Statement No. 157. FSP FAS 157-1 removes leasing from the scope of SFAS No. 157, “Fair Value Measurements.” FSP FAS 157-2 delays the effective date of SFAS No. 157 from 2008 to 2009 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). See SFAS No. 157 discussion above.

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective for the Company beginning November 30, 2008. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

In May 2008, the FASB issued Statements of Financial Standards No. 162 (SFAS 162), The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  Prior to the issuance of SFAS 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69 (SAS 69), The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. SAS 69 has been criticized because it is directed to the auditor rather than the entity. SFAS 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, ”The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The Company does not expect SFAS 162 to have a material effect on its consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 142-3, Determination of the Useful Life of Intangible Assets, which is effective for fiscal years beginning after December 15, 2008 and for interim periods within those years. FSP FAS 142-3 provides guidance on the renewal or extension.  The Company is currently evaluating the impact that FSP FAS 142-3 may have on the consolidated financial statements.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

(4)	Inventories

Inventory consists of the following:

	November 30, 2008	May 31, 2008
Raw materials	$1,721,957	$1,603,676
Finished Goods	995,675	1,192,500
	$2,717,632	$2,796,176

(5)	Long-Lived Assets

In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company is to assess its long-lived assets for impairment at least annually in the absence of an indicator of possible impairment and immediately upon an indicator of possible impairment. While no events or circumstances that would indicate a potential impairment were identified by management, the Company will perform an assessment during the fourth quarter of 2009.  As of November 30, 2008 and May 31, 2008, the net value of long-lived assets was as follows:

	November 30, 2008	May 31, 2008
Intangible, Step Saver Acquisition	$3,831,980	$3,831,980
Customer Lists	235,000	235,000
Accumulated Amortization	(1,388,629)	(1,306,379)
Total impairment charges	(2,348,696)	(2,348,696)
	$329,655	$411,905

(6)	Short-term and Long-term Debt

The Company has entered into short-term notes, long-term notes and long-term debentures with investors.  In addition to interest on the principal amount of the note or debenture, the notes may include provisions for receipt of warrants to purchase the Company’s common stock and the right to convert the principal and, where included, the interest into the common stock of the Company.  The Company uses a version of the Black-Scholes model to value any warrants granted.  An amount equal to the warrants share of the total value of the transaction is treated as Additional Paid-In Capital and the debt is reduced accordingly.  This loan discount is then amortized over the life of the loan agreement.  A new loan may be executed to replace an expiring loan.  In those cases the old loan is treated as paid in full.  The new loan and any additional grants of warrants are treated as a new transaction.

As of November 30, 2008, Short-term debt consists of the following:

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

		November 30, 2008	May 31, 2008
Bridge Notes		$-	$200,000
Convertible Notes	(7)	600,000	950,000
Less remaining discount for BCF and value of warrants	(7)	(73,427)	(329,393)
Total short-term debt		$526,573	$620,607

Long-term debt consists of the following:

		November 30, 2008	May 31, 2008
Capital Leases	(4)	$123,747	$38,054
Bank Loan	(3)	118,207	132,236
Note Payable	(5)	232,893	241,239
State of Minnesota Loan	(1)	114,275	124,275
Less current installments		(216,336)	(123,105)
Total long term debt, net of current portion		$372,786	$412,699

Convertible Debt - Gross Amount	(6) (8) and (9)	3,742,000	3,592,000
Less remaining discount for value of warrants	(6) (8) and (9)	(1,633,045)	(2,069,270)
Convertible Debt - net of debt discount		$2,108,955	$1,522,730
Less current installments		(260,143)	—
Total convertible debt, net of current portion		$1,848,812	$1,522,730

Other long-term liabilities	(2)	290,700	290,700
Total long-term debt		$2,512,298	$2,226,129

(1)
Prior to the acquisition of Delivery in October 2004, Delivery had entered into an agreement with the Minnesota Department of Transportation to provide funds for improvement of a rail site in Morton, MN.  The State provided a no interest loan in the amount of $200,000 of which $189,500 was utilized for Morton with equal quarterly payments of $5,000.  Payments are for 10 years or until the loan is repaid.  As of November 30, 2008, the remaining amount due was $114,275.

(2)
As part of the acquisition of Delivery in October 2004, the Company issued warrants to purchase 190,000 preferred shares in the Company with an exercise price of $3.20 to Delivery’s debenture holders in exchange for warrants to purchase Delivery’s common stock. These warrants were valued at approximately $224,000. In addition, as part of the merger, the Board members of Delivery exchanged warrants for shares of Delivery common stock for 47,500 warrants for Bixby Convertible Preferred stock with an exercise price of $2.50.  These warrants were valued at approximately $ 66,000. The preferred warrants expire in July 2009 and are subject to redemption.  As part of the total acquisition price, the Company recorded a long-term liability of $290,700 which represented the value of these warrants at the time of acquisition using the Black-Scholes model.

(3)
In June, 2005, the Company entered into a long-term bank loan in the amount of $204,100 secured by the assets of its Delivery operation with a fixed interest rate of 7.5% and fixed payments of $3,135.77 per month for 7 years.  As of November 30, 2008, payments on the loan were current with a total outstanding loan balance of $118,207.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

(4)
Beginning in June 2005, the Company acquired certain equipment under a capital lease arrangement.  The terms of the arrangements call for monthly payments and range in length from 36 to 48 months.  In the first 6 months ending November 30, 2008 for Fiscal Year 2009, the Company acquired additional equipment under capital leases for a total of $135,484.  As of November 30, 2008, capital lease obligations amounted to $123,747.

(5)
In January 2006, Delivery agreed to acquire a licensee utilizing its delivery technology serving the Eastern Minnesota/Western Wisconsin area.  As part of this purchase, Delivery entered into two notes with the licensee, one in the amount of $216,000 with equal principal payments plus interest due monthly for a term of 7 years and a second for $60,000 with interest accruing in the first year and with equal principal payments plus interest for the remaining 6 years of the 7 year term.  Each loan has an interest rate of 1% above the prime rate published by The Wall Street Journal on the last business day of each month.  As of November 30, 2008, the total amount due on the two notes was $232,893.

(6)
In October 2005, the Company issued convertible debentures in the amount of $1,125,000 bearing interest at the rates of 6% to 10% for a term of 5 years.  Interest is accrued and payable at the end of the term.  Principal and interest are convertible into the shares of the Company’s common stock at $1.60 per share.  In fiscal year 2007, the Company made a payment against this loan amounting to $100,000.  In accordance with EITF 00-27 and 98-5, the Company recorded a discount for the Beneficial Conversion Feature (“BCF”) on the convertible debt amounting to $108,000 and is amortized over the life of the debentures.  The amount of the BCF discount was calculated using the Black-Scholes model. Additionally, in connection with these debentures the Company issued warrants to purchase shares of common stock valued at approximately $356,000 of which $269,000 were recorded as a discount and were being amortized over the life of the loan.  The Company recorded a discount amortization expense of approximately $36,000 in the first six months ending November 30, 2008, with a remaining unamortized balance of the discount of approximately, $142,000 as of November 30, 2008.

(7)
In May, 2008, the Company entered into a short-term convertible note with a total face amount of $600,000 bearing an interest rate of 12% payable in full in twelve months or less and which is convertible into shares of Company's common stock at $1.60 per share and warrants to purchase additional shares of common stock at an exercise price of $2.00 per share.  The lender also received contemporaneously with the note a warrant to purchase common shares at an exercise price of $2.00 per share.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model, the Company discounted the note as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $69,000 and being amortized over the life of the loan and 2) for the warrants issued with the notes which had a value of $93,000 and was recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion have an approximate value of $116,250 which has been allocated should the loans be converted.  The Company recorded an amortization expense of approximately $81,000 in for the first six months ending November 30, 2008.  At November 30, 2008, there remained approximately $73,000 of discounted value to be amortized over the remaining period of the note.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

(8)
During 2008, the Company entered into multiple long-term convertible notes with a total face amount of $2,567,000 bearing an interest rate of 12% and which are convertible into shares of Company's common stock at prices from $1.60 to $2.50 per share and warrants to purchase additional shares of common stock at an exercise price from $2.00 to $3.00 per share.  Some notes also call for additional warrants to purchase common shares to be issued should the notes be converted.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model, the Company discounted the notes as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $640,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had a value of $3,098,000 of which approximately $1,600,000 were recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion have an approximate value of $470,000 of which approximately $244,000 has been allocated should the loans be converted.  The Company recorded an amortization expense of approximately $498,000 for the six months ending November 30, 2008.  One note was used to purchase warrants during the six months ended November 30, 2008. At November 30, 2008, there remained approximately $1.1 million of discounted value for warrants and BCF to be amortized.

(9)
In the first six months of 2009, the Company entered into a long-term convertible note with a face amount of $200,000 bearing an interest rate of 15% and which is convertible into shares of the Company’s common stock at a price of $2.50 per share.  Contemporaneously with the note, a warrant to purchase common shares at an exercise price of $3.00 per share was issued. In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model, the Company discounted the note as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $128,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had an approximate value of $113,000 of which approximately $72,000 was recorded as a discount and is being amortized over the life of the loan.  The Company recorded an amortization expense of approximately $5,000 for the six months ending November 30, 2008.  At November 30, 2008, there remained approximately $195,000 of discounted value for warrants and BCF to be amortized.

(7)	Stockholders’ Deficit

(a)	Preferred Stock

The Company has 25,000,000 shares of $0.001 par value preferred stock authorized, of which 1,100,000 shares have been designated as Series A convertible preferred stock (Series A).  The Series A stock is convertible into two shares of the Company’s common stock.  For the six months ended November 30, 2008, preferred stockholders converted 168,511 shares of preferred stock for 337,022 shares of the Company’s common stock.  An aggregate of 829,814 shares of Series A were outstanding at November 30, 2008.

After December 31, 2006, in the event of liquidation, which is defined as the sale, conveyance or other disposition of all or substantially all of the assets of the Company, preferred stockholders are entitled to receive $1.00 per share prior to and in preference to any common stockholder.

The Series A holders have voting rights after December 31, 2006 on an as-if converted basis to common stock.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

(b)	Common Stock

The Company has 100,000,000 shares of $0.001 par value common stock authorized.  The Company offered additional shares for investment during the first six months ending November 30, 2008.  As of April 2008, the Company began offering additional shares at $2.50 per share.  Beginning July 1, 2008, the Company changed the offering price to $4.00 per share.  During the first six months ending November 30, 2008, the Company sold 1,226,017 shares of common stock with gross proceeds of approximately $4,275,000.  After payment of fees of approximately $345,000, the net proceeds from the sale of common stock were approximately $3,930,000 for the six months ending November 30, 2008.

During the first six months ended November 30 2008, the Company issued 113,000 shares of the Company’s common stock in connection with the conversion of $150,000 convertible bridge loans.

(c)	Stock Option Plan

In 2001, the Company adopted a stock option plan (the Plan) allowing the granting of stock options to officers and key employees to purchase up to 5,000,000 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to the common stock’s fair market value at the date of grant. The exercise period of Stock options can vary but in no event can Stock Options expire later than ten years from the date of grant. At November 30, 2008, there remained 2,786,000 shares available for grant under the Plan.

A summary of the status of the Company’s outstanding stock options and related changes is as follows:

		Weighted Average
	Shares	Exercise Price
Outstanding at May 26, 2007	1,231,500	1.67
Granted	1,320,000	2.73
Exercised	(110,000)	0.66
Canceled	(367,500)	1.95
Outstanding at May 31, 2008	2,074,000	2.36
Granted	100,000	4.40
Exercised	(35,000)	1.00
Canceled	(20,000)	2.00
Outstanding at November 30, 2008	2,119,000	2.46
Exercisable at November 30, 2008	1,882,000	$2.52

In August, 2008, the Company granted its option and warrant holders the opportunity to exercise their holdings at an exercise price of 50% of the price stated in their option or warrant provided that they exercised any time between August 15, 2008, and December 15, 2008.  Options with a total of 35,000 shares of the Company’s common stock were exercised during this period.  The Company used the Black-Scholes option-pricing model to calculate the fair value of this reduction in exercise price.  A fair value of $15,050 was determined and expensed for the exercise of these options.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

At November 30, 2008, the range of exercise prices and weighted average remaining contractual life of outstanding options was $0.80 to $4.40 and 3.44 years, respectively.

The Company has adopted SFAS No. 123 (Revised 2004), “Share-Based Payment.” and SFAS No. 123R (a revision of SFAS No. 123), “Accounting for Stock-Based Compensation”.  SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services through share-based payment transactions.  SFAS No. 123R requires an entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant.  The cost is recognized over the period during which an employee is required to provide services in exchange for the award.  The Company utilized an options valuation model to determine the value of the options granted as follows:

November 30, 2008
Share Compensation Values:
Options granted in current year	$74,500
Expired options in current year
(includes options granted and expired in same year)	—
Options granted in prior year	18,030
Total Share Value	$92,530

As of November 30, 2008, there remained $66,290 of stock compensation to be expensed in the future.

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options.  The following assumptions were used for grants:

November 30, 2008
Expected dividend yield	0.00%
Risk-free interest rate	3.37%
Expected volatility	100.00%

In order to determine the value of a warrants and options issued, the Company ensured that they selected the appropriate volatility factor for the common stock to apply the Black Scholes calculation.  In order to determine the appropriate volatility factor the Company reviewed the volatility data along with stock market and historical financial performance of a large number of companies involved in the same industry as Bixby.  In selecting the 100% volatility for Bixby, the Company considered Bixby’s historical financial performance, financial conditions, and business risk in comparison to comparable companies.

(d)	Other Stock-based Compensation

In June, 2008, the Company issued warrants to purchase 45,000 shares of the Company’s common stock to certain employees as a result of them completing an employment period.  The warrants are at an exercise price of $3.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $67,000 was determined and expensed.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

In June, 2008, the Company issued a warrant to purchase 1,000,000 shares of the Company’s common stock as part of an employment agreement.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,600,000 was determined and expensed.

In June, 2008, the Company issued a warrant to purchase 200,000 shares of the Company’s common stock to its legal counsel.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $308,000 was determined and expensed.

In November, 2008, the Company signed an agreement with Energy Power Group under which Energy Power Group will pursue gas and carbon sales contracts for the products from the Company’s carbon conversion technology.  As part of the agreement, Energy Power Group received a warrant to purchase 500,000 common shares of its common stock exercisable at $2.00 per share for 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,470,000 was determined and expensed.

In November, 2008, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock as part of a settlement of amounts owed.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $294,000 was determined and expensed.

(e)	Stock Warrants

As of November 30, 2008, the Company has outstanding warrants to purchase 37,874,499 shares of its common stock at prices ranging between $0.40 and $5.00.  These warrants have been issued as part of a unit investment in the Company, as part of loan agreements with the Company, for assistance in raising money for the Company and for other contractual purposes.

As of November 30, 2008, the Company had outstanding warrants to purchase 237,500 shares of its Series A convertible preferred stock at share prices ranging from $2.50 to $3.20.

In August, 2008, the Company extended to the holders of its warrants the opportunity to exercise warrants at a 50% discount of their warrant’s stated exercise price.  Warrant holders of record as of August 15, 2008, had until December 15, 2008, to exercise their warrants at the reduced exercise price.  As of August 15, 2008, the Company had outstanding warrants for approximately 39,379,000 shares of common stock with exercise prices ranging from $0.40 to $5.00 and had warrants for 237,500 shares of preferred stock with exercise prices ranging from $2.50 to $3.20.  The Company utilized the Black-Scholes option-pricing model to calculate the fair value of this reduction in exercise price for the 4 month period.  A fair value of approximately $30.6 million was determined and expensed.  The Company issued 2,271,366 common shares as a result of the exercise of warrants during this discounted exercise price period.

A summary of the Company’s stock warrant activity and related information for the periods ended November 30, 2008 and May 31, 2008 is as follows:

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

		Weighted		Weighted
		Average		Average
	Common	Exercise	Preferred	Exercise
	Shares	Price	Shares	Price
Outstanding at May 26, 2007	19,652,471	1.49	237,500	3.06

Issued	18,189,451	2.03
Exercised	(48,638)	2.00
Expired	(916,049)	1.99
Outstanding at May 31, 2008	36,877,235	$1.74	237,500	$3.06
Issued	3,009,295	2.84
Exercised	(1,704,669)	0.85
Expired	(16,125)	1.64
Outstanding at November 30, 2008	38,165,736	$1.82	237,500	$3.06

(8)	Commitments and Contingencies

In December, 2006, the Company ceased production of its heating stoves due to market conditions and over production.  As a result, the Company had to extend payments on outstanding balances owed to suppliers and other vendors.  As of May 31, 2008, approximately $400,000 remained to be paid which was fully paid during the 6 months ending November 30, 2008.

In October, 2007, the Company signed an agreement in which it agreed to pay a total of $360,000 in settlement for services rendered prior to May 26, 2007.  This amount was accrued as of May 26, 2007.  The Company paid $3,000 upon signing of the agreement and agreed to make additional payments as follows: 1) $3,000 per month through July, 2008, 2) $6,000 per month from August, 2008 through July, 2011, 3) $7,500 per month after July, 2011 and until the total amount is paid in full.

In January, 2008, the Company signed an agreement in which it agreed to pay a total of $570,000 in settlement for services rendered by a legal firm prior to May 26, 2007.  This amount was accrued as of May 26, 2007.  The Company paid $110,000 at time of signing the agreement and agreed to make additional payments as follows:  1) $8,000 per month for 11 consecutive months commencing March 1, 2008, 2) $12,000 per month for 13 months commencing February 1, 2009 and 3) $18,000 per month for 12 consecutive months commencing on March 1, 2010.

On April 21, 2008, the Company signed a series of agreements with Industrial Process Solutions (IPS) in which IPS will design and construct for the Company a fluidized-bed gasification system.  As part of these agreements, IPS is entitled to a warrant to purchase 500,000 common shares of the Company upon completion of a quarter scale and a full scale gasification units.  IPS is also entitled to a royalty fee on revenues from the sale of the gas and carbon produced by each unit subsequent to these units.

On May 7, 2008, the Company entered into a definitive agreement to complete a “reverse merger” into a public reporting shell company, GCA I Acquisition Corp., a Delaware corporation affiliated with Greyline Capital Advisors, LLC, a New York based corporate finance advisory firm.  The Company’s common stockholders would receive one share in the public company for every one share currently held in the Company.  Ten percent of the shares received in the transaction by the Company’s common stockholders would be eligible for resale immediately upon closing of the transaction, while the remaining ninety percent would become eligible for resale gradually in incremental blocks over time pursuant to a contractual lock-up provision intended to facilitate an orderly market in the Company’s stock.  Subject to the satisfaction of all the closing conditions and the approval of the Company’s stockholders, it is expected that the transaction would close in the second calendar quarter of 2009, subject to the approval of the Securities and Exchange Commission, and that, within a couple of months of that occurrence, the Company would obtain a trading symbol and be eligible for public listing/quotation.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

On May 23, 2008, the Company signed an agreement with Kisstech, Inc. and its owners (Kisstech) in which Kisstech will design and construct for the Company a gas vaporization technology.  Upon completion of a viable working prototype, the Company will grant the owners of Kisstech warrants to purchase 750,000 common shares of the Company.  Kisstech shall also be entitled to receive royalty payments from the Company on the sale of products which utilize the gas vaporization technology.

In September, 2008, the Company settled a dispute with a former dealer of its stove operations.  The Company agreed to repurchase 96 stoves from the dealer in exchange for the settlement of any and all claims which the dealer had alleged.  Payment for the stoves is to be made in equal payments.  Payments started in September, 2008 and will end in January, 2009.  As of November 30, 2008, the Company had made payments in the amount of $223,125.  Upon receipt of the final payment, the stoves will be released to the Company.  The Company had recorded a settlement expense of $182,500 at May 31, 2008, to reflect the difference between the settlement amount and the inventory value of the stoves actually received.

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company’s consolidated financial statements or results of operations.

(9)	Business Segment Information

The Company is organized and manages its business in two distinct segments: the Alternative Energy Heating Stove segment and the Delivery Services segment.  The Alternative Energy Heating Stove segment designs, assembles, markets, services, and sells alternative energy heating systems.  The principal products produced and/or marketed by this segment are the Bixby Maxfire heating stove, the Bixby Ugly Black Box (UBB) and accessories and parts related to the Maxfire and UBB. The operations are located in Ramsey, MN.  The Delivery Services segment delivers water softener salt and sales/leases water softener equipment to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  Delivery Services is based in Redwood Falls, MN and maintains salt storage facilities in Morton, MN and Vermillion, MN.

An analysis and reconciliation of the Company’s business segment information to the respective information in the consolidated financial statements are as follows:

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

	For 6 Months Ended
	November 30, 2008	November 24, 2007
Revenues:
Alternative Energy Heating Stove	$374,799	$537,243
Delivery Services	1,162,324	1,132,413

Total	1,537,123	1,669,656

Operating Income/(Loss):
Alternative Energy Heating Stove	(53,069)	(305,606)
Delivery Services	10,354	17,242
Corporate including research & development	(8,738,010)	(2,757,172)

Total	$(8,780,725)	$(3,045,536)

Depreciation and Amortization:
Alternative Energy Heating Stove	$88,628	$109,647
Delivery Services	153,496	149,221

Total	$242,124	$258,868

	For the period ending
	November 30, 2008	May 31, 2008
Capital Additions:
Alternative Energy Heating Stove	$—	$50,000
Delivery Services	12,848	3,633
Corporate including research & development	193,484	—

Total	$206,332	$53,633

Total Assets:
Alternative Energy Heating Stove	$4,122,538	$4,976,146
Delivery Services	940,310	1,053,476

Total	$5,062,848	$6,029,622

(11)	Subsequent Events

As of November 30, 2008, the Company’s offer to the holders of its warrants and options of the opportunity to exercise warrants/options at a 50% discount of a warrant’s or option’s actual exercise price had not expired.  The offer did expire as of December 15, 2008    The Company issued an additional 246,947 common shares as a result of the exercise of warrants during the period of December 1 through December 15, 2008.

Section 4.8(b)

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.9

Notes and Accounts Receivable

CUSTOMER	TOTAL
Bunker’s Feed & Supply	$11,116.36
Klimek Brothers Well Drilling Inc.	$11,461.90
White Crystal Salt	$12,792.78

Company Disclosure Schedule:  Section 4.11

Taxes

Section 4.11(a)

[INTENTIONALLY BLANK]

Section 4.11(b)

[INTENTIONALLY BLANK]

Section 4.11(c)

[INTENTIONALLY BLANK]

Section 4.11(d)

[INTENTIONALLY BLANK]

Section 4.11(e)

▪	Federal
▪	State of Minnesota
▪	State of South Dakota (sales tax only)

Section 4.11(l)

[INTENTIONALLY BLANK]

Section 4.11(n)

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.14

Inventory

The inventory for the stove operation consists in part of slow moving items due to current market conditions.  As of November 30, 2008 (the end of Q2, 2009), the stove operation had an inventory value of $119,000, some of which would be considered slow moving.

Company Disclosure Schedule:  Section 4.15

Product Warranty

Bixby Energy

BIXBY MAXFIRE™ STOVE

OWNER LIMITED WARRANTY POLICY

RULES OF WARRANTY

This limited warranty is issued by Bixby Energy, Inc., ("Manufacturer") and extends only to the original purchaser ("Consumer") of this product. This warranty covers defects in materials and workmanship in covered components, provided that the product has been installed, operated, and maintained properly in strict accordance with the Manufacturers printed instructions and excludes any incidental and consequential damages connected therewith. There is no warranty coverage when purchased through internet sales from a non-servicing dealer or when damage or breakage is due or caused by mishandling, freight damage, misuse, or unauthorized modification of the structure or electrical system. This warranty is limited to the MaxFire™ Room Heater only, accessories are not covered.

For the warranty to be effective, the warranty card provided with the Room Heater must be completed and returned to the Manufacturer within 30 days of your purchase. Failure to do so will prevent any claims under this warranty.

The Manufacturer limits all implied warranties, including but not limited to, the implied warranty of merchantability or the implied warranty for a particular purpose, in duration to:

- For a period of one (1) year from the date of original Consumer purchase, the Manufacturer warrants the Room Heater steel frame and body panels to be free from defects in material or workmanship when operated in normal residential use and service.

- For a period of one (1) year from the date of original Consumer purchase, the Manufacturer warrants the Room Heater heat exchanger and the electrical/mechanical components from failure when operated in normal residential use and service.

There are no express or implied warranties on: adjustments, tightening, regular maintenance, filters, gaskets, glass, log set, paint, plated surfaces, handles, caulking, Consumer education, software upgrades, upgraded parts, or cleaning. Failure due, but not limited to, fire, lightning, acts of God, power failures and/or surges, rust, corrosion, improper installation, and improper or inadequate venting or ventilation are not covered. The Manufacturer shall be held free and harmless from liability from damage to property related to the operation, proper or improper, of the Room Heater.

Some states do not allow limitations on how long an implied warranty lasts, so the above limitation may not apply to you. Some states do not allow the exclusion or limitation of consequential damages, or limitations of implied warranties. The limitations or exclusions set forth in this warranty may not apply to you. This warranty gives you specific legal rights and you may also have other rights, which can vary, from state to state.

Some states mandate a warranty from the installer of two (2) years on workmanship. Check your state requirements for your specific rights and coverage.

IF YOU NEED TO EXERCISE THIS WARRANTY

Before exercising this warranty, the Consumer must cause the local Bixby Dealer from whom this appliance was purchased to inspect the Room Heater to determine if it or a part is defective. If the inspection reveals a defect as covered by this warranty, the Manufacturer will, at its option, repair or replace the Room Heater or defective part.

The Consumer assumes all costs related to shipping the defective part or Room Heater to the factory for repair or replacement. Any defective parts not returned to the Manufacturer will be billed at current MSRP pricing.

The sole duty and liability under this warranty of the Manufacturer is limited to the repair or replacement of the covered defective part or Room Heater. Removal or reinstallation costs are not covered by this warranty. If it is determined that the Manufacturer caused the defect, the Manufacturer will cover the cost of shipping the repaired Room Heater or replacement part to the original purchaser.

THIS WARRANTY IS NULL AND VOID IF THE ROOM HEATER WAS OPERATED
WITH IMPROPER FUEL OR VENTING AS DEFINED IN THE USER'S MANUAL

For warranty assistance or service, contact your Bixby Dealer.

Manufacturer:
Bixby Energy, Inc
9300 75th Avenue North,
Minneapolis, Minnesota 55428

Company Disclosure Schedule:  Section 4.17

Real Property

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.18

Intellectual Property

Section 4.18(a)

Patent, Trademark, and Copyright registrations (issued)

Reg. No.	Title/Name	Owner	Jurisdiction	Own. type

2,826,046	(b-design)	Bixby	USA	Exclusive

7,284,550	BURN POT FOR FURNACE	Bixby	USA	Exclusive

7,318,431	BIOMASS FUEL BURNING	Bixby	USA	Exclusive
STOVE AND METHOD

D521,133	BIOMASS STOVE	Bixby	USA	Exclusive

5,115,983	PROCESS FOR RECYCLING	SS Acquisition	USA	Exclusive
	VEHICLE TIRES	Corp.

5,341,996	APPARATUS FOR	SS Acquisition	USA	Exclusive
	SEPARATING	Corp.
COMPONENTS OF RUBBER
VEHICLE TIRES

5,794,861	PROCESS AND APPARATUS	SS Acquisition	USA	Exclusive
	FOR SEPARATING	Corp.	USA	Exclusive
COMPONENTS OF
FRAGMENTED VEHICLE
TIRES

7,305,924	APPARATUS AND METHOD	Step Saver	USA	Exclusive
FOR DELIVERY OF BIOMASS

Note:   Not all files contained the assignments.  Where assignments were missing, United States Patent and Trademark Office records were consulted and our records and their records evidence the above ownership.

Patent, Trademark and Copyright applications (pending)

Serial No.	Title/Name	Owner	Jurisdiction	Own. type

12/011,474	BIOMASS FUEL BURNING	Bixby	USA	Exclusive
STOVE AND METHOD

11/899,398	BIOMASS FUEL BURNING	Bixby	USA	Exclusive
STOVE AND METHOD

200580015891.7	BURN POT FOR FURNACE	Bixby	China	Exclusive

05725881.6	BURN POT FOR FURNACE	Bixby	EU	Exclusive

Company Disclosure Schedule:  Section 4.18(a) (cont’d)

11/522,845	HEARTH PAD HEAT	Bixby	USA	Exclusive
BARRIER

78/967,902	BIXBY ENERGY	Bixby	USA	Exclusive

11/948,455	IGNITOR FOR FURNACE	Bixby	USA	Exclusive

78/880,002	REDEFINING THE FUTURE	Bixby	USA	Exclusive

08/13148	IGNITOR FOR FURNACE	Bixby	PCT	Exclusive

12/291,188	FLOW RATE OF GAS IN	Bixby	USA	Exclusive
FLUIDIZED BED DURING
CONVERSION OF CARBON
BASED MATERIAL TO
NATURAL GAS AND
ACTIVATED CARBON

61/137,213	LIQUIFACTION PROCESS	Bixby	USA	Exclusive/Joint
FOR CHANGING ACTIVATED
CARBON AND SYNGAS
INTO DIESEL FUEL

76/694,171	BIXBY cl.4	Bixby	USA	Exclusive

76/694,169	BIXBY cl. 7	Bixby	USA	Exclusive

76/694,170	REDEFINING THE FUTURE	Bixby	USA	Exclusive
cl. 4

76/694,173	REDEFINING THE FUTURE	Bixby	USA	Exclusive
cl. 7

76/694,174	BIXBY (and flame design)	Bixby	USA	Exclusive
cl. 4

76/694,172	BIXBY (and flame design)	Bixby	USA	Exclusive
cl. 7

12/291,187	HIGH TEMPERATURE	Bixby	USA	Exclusive
BLOWER WITH
ENVIRONMENTAL SEAL

12/291,189	LIQUIFACTION PROCESS	Bixby	USA	Exclusive/Joint
FOR CHANGING CARBON
COMPOUNDS INTO DIESEL
FUEL

Company Disclosure Schedule:  Section 4.18(a) (cont’d)

12/291,186	APPARATUS AND METHOD	Bixby	USA	Exclusive/Joint
FOR CONVERTING
CARBONACIOUS MATERIAL
CONTAINING HYDROGEN
DEFICIENT CARBON INTO
DIESEL FUEL

08/13044	APPARATUS AND METHOD	Bixby	PCT	Exclusive/Joint
FOR CONVERTING
CARBONACIOUS MATERIAL
CONTAINING HYDROGEN
DEFICIENT CARBON INTO
DIESEL FUEL

2,476,142	APPARATUS AND METHOD	Step Saver	Canada	Exclusive
FOR DELIVERY AND
RECLAMATION OF BIOMASS
FUEL

2,583,804	APPARATUS AND METHOD	Step Saver	Canada	Exclusive
FOR DELIVERY AND
RECLAMATION OF BIOMASS
FUEL

11/939,277	APPARATUS AND METHOD	Step Saver	USA	Exclusive
FOR DELIVERY AND
RECLAMATION OF BIOMASS
FUEL

Notes:

“Ignitor for Furnace” ,Ser. No. 11/948,455, (US) file does not have the assignment.  PCT file has Bixby exclusive for all countries other than US.

Serial Nos. 12/291,187 and 12/291,188 need Sherman to sign an assignment for the USPTO.  These are understood to have been assigned by detailed agreement between Bixby and Sherman.

Serial Nos. 61/137,213, 12/291,189, 12/291,186, and 08/13044 need resolution of TekGar issue and balance of inventors to sign assignment or amendment and balance of inventors to sign assignment to gain exclusivity.

Exclusive license for Patent Number 5,445,192 – Method for Delivery of Salt.

Company Disclosure Schedule:  Section 4.18(a) (cont’d)

Phase One: Bixby’s Confined Gasification Liquefaction Technology (Confined Thermal DePolymerization Process)

The Company engaged Industrial Process Solutions, Inc. under a research and development contract to design our closed loop fluidized bed gasification system.  The inventor has applied for a provisional patent which will be converted into a full patent application once the unit is in production. Under the terms of the Company’s agreement with Industrial Process Solutions, Inc. and the inventor, all patent and other intellectual property rights related to Phase I of the Bixby CGL Process belong to Bixby both contractually an under the “work-for-hire” doctrine.  The inventor retained the right to repurchase the intellectual property rights in the event of our insolvency or bankruptcy.

Phase Two: Bixby’s Confined Liquefaction Technology (Carbon Thermal Refining Process)

As a complement to Phase I of the Bixby CGL Process the Company entered into an exclusive license agreement with TekGar, LLC for the conversion of coal based carbon into liquid fuels within the United States and its territories. Under the terms of the Company’s agreement with TekGar, LLC the Company will have a right to pursue a patent or patents on the process, method and/or design of the Phase II Bixby CGL Process and own all right title and interest in that patent or patents in the United States. To date, the Company has not applied for any patents and no assurances can be made that any will be applied for, or that if applied for, that they would be granted.

Whenever we deem it important for purposes of maintaining competitive advantages, we require parties with whom we share, or who otherwise are likely to become privy to, our trade secrets or other confidential information to execute and deliver to us confidentiality and/or non-disclosure agreements.  Among others, this includes employees, consultants and other advisors, each of whom we require to execute such an agreement upon commencement of their employment, consulting or advisory relations.  These agreements generally provide that all confidential information developed or made known to the individual by us during the course of the individual’s relationship with us is to be kept confidential and not to be disclosed to third parties except under specific circumstances,

Section 4.18(b)

[INTENTIONALLY BLANK]

Section 4.18(c)

[INTENTIONALLY BLANK]

Section 4.18(d)

[INTENTIONALLY BLANK]

Section 4.18(e)

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.18 (cont’d)

Section 4.18(f)

[INTENTIONALLY BLANK]

Section 4.18(g)

There is nothing other than normal expiration by operation of time on provisional patent applications.

Section 4.18(h)

There are no known infringements, actual or threatened.

Section 4.18(j)

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.19

Material Contracts

▪
Tek-Gar, LLC (“TekGar”). The Company has entered into agreements with TekGar to provide the Company with technology that will allow it to use coal based activated carbon as a feedstock for the production of diesel and jet fuel. The contracts provide for the issuance of 2 million warrants to purchase the Company’s common stock at a purchase price of $2.50 per share exercisable for a period of 5 years, revenue sharing of 2% of sales of products derived from TekGar Products not to exceed $5 million per year and fees of $1.5 million payable in thee equal annual installments. In addition the Company agreed to pay an additional $1 million out of revenue from the sale of products derived from the TekGar technology.

▪
Industrial Process Solutions, Inc. (“IPS”) and Alfred Sherman Aaron (“Aaron”). The Company entered into research and development agreement with IPS and Aaron to develop the Company’s fluidized bed confined thermal depolymerization process, and a supply agreement and compensation agreement with IPS.  These contracts were entered into as of April 21, 2008. The research and development agreement was scheduled to be completed by December 15, 2008 and the other agreements have terms that extend for the life of any patents granted on the fluidized bed confined thermal depolymerization process. This technology is being designed to allow the Company to convert coal and other feed stocks into activated carbon and gas. Under the research and development contract, IPS will receive a warrant to purchase up to 500,000 shares of the Company’s common stock at a purchase price of $2.00 per share exercisable for a period of 5 years. Under the compensation agreement, IPS will receive revenue sharing of 2% of sales of products derived from the technology up to a maximum annual payment of $5 million.  Under the supply agreement, IPS will build units on a basis of 125% of the cost of materials and labor.

▪
Deloitte Financial Advisory Services, LLP (“Deloitte”) and Green Espel, PLLP (“Green”).  The Company was engaged in a dispute with Deloitte and Green over fees that were approximately $1,000,000. This matter was settled for $570,000 on January 31, 2008 and involves a series of payments $110,000 of which have been paid, the balance of which are due in monthly payments over a three-year period.

▪
Salo, LLC (“Salo”).  The Company entered into a settlement agreement with Salo, on October 8, 2007, a vendor who had provided consulting services to the Company in the amount of approximately $360,000. Pursuant to the settlement agreement, the Company has agreed to make monthly payments over approximately 5 years.

▪	Barnard Dalsin Manufacturing Company (“BDM”). The Company entered into a settlement agreement in March, 2008, to pay $109,650.50 to BDM in the form of weekly payments until paid in full.

Company Disclosure Schedule:  Section 4.20

Litigation

▪
Bixby Energy Systems, Inc., Robert Walker and Dennis DeSender v. Alexander Boylan. The plaintiffs commenced an action in Hennepin County District Court in the state of Minnesota against Mr. Boylan by service of process in June of 2007. This is a claim against a former employee for tort claims based upon statements and emails the former employee sent to the Company’s shareholders. Although the parties have had settlement discussions, to date they have not been able to reach an agreement. The Company is planning to amend its complaint to add another related individual.

▪
Phoenix America, Inc. v Bixby Energy Systems, Inc., a former vendor brought suit against the Company, in the Superior Court in Allen County in the State of Indiana Cause No. 02D01-0704-CC-489 in April of 2007 and proceeded with out notice after an extension to answer had been granted. The judgment, for which vacation has been sought, was in the amount of approximately $173,000.

▪
Country Side Stove & Chimney, Inc. d/b/a Empire Distributing v Bixby Energy Systems, Inc., Plaintiff, a former distributor of the Company’s products, brought suit against the Company in the Supreme Court in Erie County in the State of New York Index No. 2007 006597 in July of 2007. Company distributor claims that the Company’s freestanding stoves are defective and sued to rescind its purchase of approximately 100 stoves. Empire continues to sell stoves.

▪
Dadson’s Machining Inc., v. Bixby Energy Systems, Inc., a former vendor, commenced an action in Hennepin County District Court in the state of Minnesota against the company by service of process in June of 2007. This action was settled by the parties in April of 2008. Under the terms of that agreement.  The Company will pay $60,000 to Dadson’s.  The Company will make weekly payments to Dadson’s in the amount of $10,000 post-marked by each consecutive Friday beginning May 2, 2008 until the last payment is made by June 6, 2008. Dadson’s retains a right of first sale for the Company’s product in Dadson’s inventory until payment is made in full. The settlement provides for a confession of judgment in the amount of $80,000 in favor of Dadson’s less any amounts paid.

▪
NRI Electronics, Inc. is a vendor of the Company who the Company owed payment for past deliveries. NRI brought suit against the Company for payment on product the Company had received and for what it claims are open purchase orders for approximately $100,000. The Company has been paying approximately $6,000 per month.

▪
Bixby Energy Systems, Inc. v William Paatalo. Bixby brought a motion for a temporary restraining order jeeking injunctive relief from certain blogging activity the company alleges that Mr. Paatalo has been engaged in on two web sites.  The company also brought suit against Mr. Paatalo alleging intentional interference with contract, intentional interference with prospective business advantage and defamation/slander/liable.

Company Disclosure Schedule:  Section 4.21

Employee Benefit Plans

Section 4.21(a)

Through a co-employment arrangement with EMPO (Bixby employees and Administaff (Step Saver employees), both of which are Professional Employment Organizations (PEOs), the Company offers its employees the following benefits:

-	Health Insurance (United Health Care/Medica)
-	Dental Insurance (United Health Care/Medica)
-	Vision Care (VSP)
-	Health Care Flexible Spending Account

EMPO and Administaff is responsible for the maintenance of the benefit plans and all necessary reporting.

Section 4.21(r)

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.23

Environmental

Section 4.23(a)

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.24

Related Party Transactions

▪
Robert Walker, the Company’s President and Chief Executive Officer, loaned the Company approximately $65,000 in early 2007 in exchange for which he was granted a warrant to purchase 65,000 shares of the company’s common stock at a purchase price of $2.00 per share, exercisable for a period of 5 years from April 11, 2007.

▪
Ronald Kinner, the Company’s Treasurer and Chief Financial Officer, loaned the Company approximately $50,000 in the fall of 2007 in exchange for which he was granted a warrant to purchase 100,000 shares of the company’s common stock at a purchase price of $2.00 per share, exercisable for a period of 5 years from the date of the loan along with simple interest of 12%.

Company Disclosure Schedule:  Section 4.25

Insurance

Bixby Energy Systems
Business Insurance Summary

	Agent Information:	Hayes Companies, 80 South 8th Street, Suite 700, Minneapolis, MN 55402

	Property	General Liability	Auto Liability	Umbrella	Directors & Officers / Employment Practice Liability
Carrier	United Fire & Casualty Co.	Chubb Custom Insurance Company	United Fire & Casualty Company	RSUI Indemnity Company	American International Specialty Lines (AIG)
Policy Number	60341231	79544134	60341231	NHA041965	053-06-91
Effective Dates	11/1/07-11/1/08	11/1/07-11/1/08	11/1/07-11/1/08	11/1/07-11/1/08	10/12/07 - 10/12/08
Named Insured	Bixby Energy Systems, Inc. SS Acquisitions dba Bixby Delivery Services	Bixby Energy Systems, Inc. SS Acquisitions dba Bixby Delivery Services	Bixby Energy Systems, Inc. SS Acquisitions dba Bixby Delivery Services	Bixby Energy Systems, Inc. SS Acquisitions dba Bixby Delivery Services	Bixby Energy Systems, Inc.
Scope	Special Form	Occurrence Form		Occurrence Form	Claims Made Coverage
Amount	Total Insured Value -3,360,500
General Aggregate - 2,000,000
Products or Completed Ops Agg.-2,000,000
Personal/Advertising Injury Per Occ.-1,000,000
Per Occurrence - 1,000,000
Fire Damage Legal Liability - 100,000
Employee Benefits E&O Liability - 1,000,000
Employee Benefits E&O Liab. Agg.-1,000,000
Liability - 1,000,000 Uninsured/Underinsured-1,000,000 Hired & Non-Owned - 1,000,000 Personal Injury Protection - Basic
General Aggregate - 1,000,000
Each Occurence.-1,000,000
Underlying Limits
Each Occurrence - 1,000,000
General Aggregate - 2,000,000
Products/Completed Ops Agg-2,000,000
Personal/Advertising Injury - 1,000,000
Automobile Per Occurrence - 1,000,000
Employers Liab. Each Accident -1,000,000
Employers Liab. Each Employee-1,000,000
Employers Liability Policy Limit -1,000,000
Employee Benefits Liab. Occ.-1,000,000
Employee Benefits Liability Agg-1,000,000
Shared Directors & Officers and Employment Practices Liability: 2,000,000 Shared Limit
Ded.	$1,000 24 Hours BI/EE	$5,000 Employee Benefits Retro Date - 11/1/07	Comprehensive & Collision $500		$-0- Non-Indemnifiable D&O Claims $-0- Non-Indemnifiable D&O Claims $35,000 Company D&O Claims $5,000 Employment Practices Claims

Company Disclosure Schedule:  Section 4.26

Absence of Certain Changes or Events

▪	Since November 30, 2008, the company has granted general salary increases in the Ordinary Course of Business.

Company Disclosure Schedule:  Section 4.33

Change in Control

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 6.1

Conduct of Business by the Company Pending the Merger

[INTENTIONALLY BLANK]

Parent Disclosure Schedule:  Section 5.4

Capitalization

[INTENTIONALLY BLANK]

Parent Disclosure Schedule:  Section 5.6

No Conflict; Required Filings and Consents

[INTENTIONALLY BLANK]

Parent Disclosure Schedule:  Section 5.8(e)

Taxes

1.  Federal (Internal Revenue Service)

2.  New York State

3.  New York City

Parent Disclosure Schedule:  Section 5.12

Absence of Certain Changes or Events

[INTENTIONALLY BLANK]

Parent Disclosure Schedule:  Section 6.2

Conduct of Business by the Parent and Merger Sub

[INTENTIONALLY BLANK]

Annex B

UNANIMOUS WRITTEN CONSENT

OF THE

STOCKHOLDERS

OF

GCA I ACQUISITION CORP.

The undersigned, being all of the holders of the issued and outstanding capital stock of GCA I ACQUISITION CORP., a Delaware corporation (the “Corporation”), hereby take the following actions and, pursuant to the provisions of the General Corporation Law of the State of Delaware and the By-Laws of the Corporation, adopt the following resolutions by written consent in lieu of a meeting:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended to effect a seven-for-ten reverse stock split of the Corporation’s issued and outstanding shares of common stock (the “Reverse Stock Split”).

RESOLVED, that the Certificate of Incorporation of the Corporation be amended to increase the number of shares of common stock that the Corporation shall be authorized to issue, from one hundred million (100,000,000) to two hundred million (200,000,000) (the “Share Increase”).

RESOLVED, that, subject to the consummation of the merger of Bixby Energy Systems, Inc. (“Bixby”) into Bixby Acquisition Corp., a wholly owned subsidiary of the Corporation, pursuant to which Bixby will become a subsidiary of the Corporation and the holders of Bixby common stock and Series A convertible preferred stock will become common stock holders of the Corporation (the “Merger”), the Certificate of Incorporation of the Corporation be amended to change the name of the Corporation from “GCA I Acquisition Corp.” to “Bixby Energy Systems, Inc.” (the “Name Change”).

RESOLVED, that a Certificate of Amendment of the Certificate of Incorporation of the Corporation with respect to the Reverse Stock Split and the Share Increase be executed and delivered to the Secretary of State of the State of Delaware as soon as practicable following approval of such amendments by the stockholders of the Corporation and without regard to the consummation of the Merger, that a certified copy of such Certificate be obtained promptly upon the filing thereof and that such copy be inserted in the minute book of the Corporation.

RESOLVED, that a Certificate of Amendment of the Certificate of Incorporation of the Corporation with respect to the Name Change be executed and delivered to the Secretary of State of the State of Delaware as soon as practicable following the consummation of the Merger, that a certified copy of such Certificate be obtained promptly upon the filing thereof and that such copy be inserted in the minute book of the Corporation.

RESOLVED, that, the adoption of the GCA I Acquisition Corp. 2009 Equity Participation Plan (the “2009 Plan”), which is to take effect following the consummation of the Merger, be, and it hereby is, approved.

RESOLVED, that, subject to the Share Increase, an aggregate of twenty million (20,000,000) shares of common stock, par value $.0001 per share, of the Corporation shall be set aside and reserved for issuance upon the exercise of options, or as restricted stock, granted pursuant to the 2009 Plan.

GCA I ACQUISITION CORP.
115 East 57th Street, Suite 1006
 New York, New York 10022

THIS UNANIMOUS WRITTEN CONSENT OF THE STOCKHOLDERS OF GCA I ACQUISITION CORP. SIGNATURE CARD (“CONSENT SIGNATURE CARD”) IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING THE “FOR” BOX NEXT TO EACH OF THE PROPOSALS, AND PLEASE SIGN, DATE AND MAIL THIS  CONSENT SIGNATURE CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

This Consent Signature Card, when properly filled out and executed, constitutes the approval of, and consent to, the attached Unanimous Written Consent of the Stockholders of GCA I Acquisition Corp. (the “Corporation”) by the undersigned stockholder of the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
PROPOSALS 1, 2, 3 and 4

☒ Please mark your votes as in this example.

1.	Proposal to amend the Corporation’s Certificate of Incorporation to effect a seven-for-ten reverse stock split of the Corporation’s issued and outstanding shares of common stock.

FOR    ☐

2.
Proposal to amend the Corporation’s Certificate of Incorporation to increase the number of shares of common stock that the Corporation shall have the authority to issue, from one hundred million (100,000,000) to two hundred million (200,000,000).

FOR    ☐

3.	Proposal to amend the Corporation’s Certificate of Incorporation to change the name of the Corporation from “GCA I Acquisition Corp.” to “Bixby Energy Systems, Inc.”

FOR    ☐

4.
Proposal to ratify the adoption of the GCA I Acquisition Corp. 2009 Equity Participation Plan and to reserve twenty million (20,000,000) shares of common stock of the Corporation for issuance thereunder.

FOR    ☐

(continued and to be signed on reverse side)

[Reverse side]

Signature: __________________________________
Signature, if held jointly: ______________________
Dated: _____________________________________

NOTE: Please sign exactly as name appears in the records of the Corporation.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign the full corporate name by the President or another duly authorized officer.  If the signer is a partnership, limited liability company, or other entity, please sign the full partnership, limited liability company, or other entity name by a duly authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT SIGNATURE CARD
PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE

Annex C

BIXBY ENERGY SYSTEMS, INC.
6893 139th Lane NW
Ramsey, Minnesota 55303

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING ONE OF THE BOXES
([FOR], [AGAINST] OR [ABSTAIN]) NEXT TO EACH OF THE PROPOSALS, AND
PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED AS
SOON AS POSSIBLE.

The undersigned stockholder hereby appoints _______________ as Proxy, with full power of substitution and revocation, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote the shares of common and/or preferred stock of Bixby Energy Systems, Inc. (the “Company”), held of record by the undersigned on ____________, 2009, at the Special Meeting of Stockholders of the Company to be held on ____________, 2009 and at all adjournments or postponements thereof, in accordance with the directions indicated herein.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this Proxy will be voted “FOR” Proposals 1 and 2.

(Continued and to be signed on the reverse side)

C-1

SPECIAL MEETING OF STOCKHOLDERS OF BIXBY ENERGY SYSTEMS, INC.
____________, 2009

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
PROPOSALS 1 AND 2

☒ Please mark your votes as in this example.

1.
Proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of ____________, 2009, by and between GCA I Acquisition Corp. (“GCA”), Bixby Energy Acquisition Corp., the Company and Robert A. Walker (the “Merger”), and the transactions contemplated by such agreement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.
Proposal to amend the Company’s Certificate of Incorporation to revise the terms of the Company’s Series A convertible preferred stock to provide that, subject to the consummation of the Merger, the Company’s Series A convertible preferred stock will convert into common stock of GCA on an as-converted basis in the Merger.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting, or at any adjournment or postponement thereof.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature: __________________________________
Signature, if held jointly: ______________________
Dated: _____________________________________

NOTE: Please sign exactly as name appears in the records of the Company.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign the full corporate name by the President or another duly authorized officer.  If the signer is a partnership, limited liability company, or other entity, please sign the full partnership, limited liability company, or other entity name by a duly authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE

C-2

Annex D
(Amendment No. 1)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

GCA I ACQUISITION CORP.

(Pursuant to Section 242 of the
General Corporation Law of Delaware)

GCA I ACQUISITION CORP., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “corporation”),  DOES HEREBY CERTIFY:

1.           The name of the corporation is GCA I ACQUISITION CORP.  The corporation was originally incorporated pursuant to the General Corporation Law on the 14th day of August, 2006.

2.           The Certificate of Incorporation of the corporation is hereby amended to (i) effect a seven-for-ten reverse stock split of the Corporation’s issued and outstanding shares of Common Stock, and (ii) increase the number of shares of Common Stock that the corporation shall be authorized to issue.

3.           Section 5 of the Certificate of Incorporation of the corporation is hereby amended in its entirety to read as follows:
The total number of shares of capital stock which the Corporation shall have authority to issue is: two hundred and twenty million (220,000,000). These shares shall be divided into two classes with 200,000,000 shares designated as common stock at $.0001 par value (the “Common Stock”) and 20,000,000 shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Each ten (10) shares of common stock (the “Old Common Stock”) issued and outstanding or held in treasury as of the close of business on ___________, 2009 (the “Effective Time”) shall be reclassified as, and changed into, seven (7) shares of common stock, $.0001 par value per share (the “New Common Stock”), without any action by the holders thereof.  Each certificate that as of the Effective Time represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled, including fractional shares, if applicable.”

4.           Written consent to the foregoing amendment was given in accordance with Section 228 of the General Corporation Law.

5.           The amendment was duly adopted pursuant to the provisions of Section 242 of the General Corporation Law.

6.           The foregoing amendment shall be effective as of _____, 2009 at 9:00 a.m.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed by the ____________________ of the Corporation on this ___ day of __________, 2009.

GCA I ACQUISITION CORP.

By:

Annex E
(Amendment No. 2)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

GCA I ACQUISITION CORP.

(Pursuant to Section 242 of the
General Corporation Law of Delaware)

GCA I ACQUISITION CORP., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “corporation”),  DOES HEREBY CERTIFY:

1.           The name of the corporation is GCA I ACQUISITION CORP.  The corporation was originally incorporated pursuant to the General Corporation Law on the 14th day of August, 2006.

2.           The Certificate of Incorporation of the corporation is hereby amended to change the corporation’s name.

3.           Section 1 of the Certificate of Incorporation of the corporation is hereby amended in its entirety to read as follows:

The name of the corporation is BIXBY ENERGY SYSTEMS, INC.

4.           Written consent to the foregoing amendment was given in accordance with Section 228 of the General Corporation Law.

5.           The amendment was duly adopted pursuant to the provisions of Section 242 of the General Corporation Law.

E-1

6.           The foregoing amendment shall be effective as of _____, 2009 at 9:00 a.m.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed by the ____________________ of the Corporation on this ___ day of __________, 2009.

GCA I ACQUISITION CORP.

By:

E-2

Annex F

GCA I ACQUISITION CORP.

2009 Equity Participation Plan

1.            Purpose.  The GCA I Acquisition Corp. Equity Participation Plan (the “Plan”) is intended to advance the interests of GCA I Acquisition Corp. (the “Company”) by inducing individuals or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, the Company or a parent or subsidiary of the Company, by encouraging and enabling eligible employees, non-employee directors, consultants and advisors to acquire proprietary interests in the Company, and by providing the participating employees, non-employee directors, consultants and advisors with an additional incentive to promote the success of the Company.  This is accomplished by providing for the granting of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Stock Bonuses, as such terms are defined in Section 2, to employees, non-employee directors, consultants and advisors.  As used herein, the term “parent” or “subsidiary” shall mean any present or future corporation which is or would be a “parent corporation” or “subsidiary corporation” of the Company as the term is defined in Section 424 of the Code (as hereinafter defined) (determined as if the Company were the employer corporation).

2.            Definitions.  Capitalized terms not otherwise defined in the Plan shall have the following meanings:

(a)           “Award Agreement” shall mean a written agreement, in such form as the Committee shall determine, that evidences the terms and conditions of a Stock Award granted under the Plan.

(b)           “Board” shall mean the Board of Directors of the Company.

(c)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)           “Committee” shall mean a committee of the Board, consisting of at least two persons, to whom authority has been granted by the Board to make determinations with regard to the Plan.

(e)           “Common Stock” shall mean the common stock, $.0001 par value, of the Company.

(f)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g)          “Fair Market Value” on a specified date means the value of a share of Common Stock, determined as follows:

(i)           if the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day immediately preceding the day of determination (or, if the determination is made after the close of business for trading, then on the day of determination) as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)           if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day immediately preceding the day of determination (or, if the determination is made after the close of business for trading, then on the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)           in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

(h)          “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code and that is identified as an Incentive Stock Option in the Award Agreement by which it is evidenced.

(i)           “Nonstatutory Stock Option” shall mean an Option that is not an Incentive Stock Option within the meaning of Section 422 of the Code.

(j)           “Option” shall mean an Incentive Stock Option or a Nonstatutory Stock Option.

(k)          “Restricted Stock” shall mean an award of shares of Common Stock that is subject to certain conditions on vesting and restrictions on transferability as provided in Section 15 of the Plan.

(l)           “Securities Act” shall mean the Securities Act of 1933, as amended.

(m)         “Stock Appreciation Right” or “SAR” shall mean a right to receive payment of the appreciated value of shares of Common Stock as provided in Section 10 of the Plan.

(n)          “Stock Award” shall mean an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock award, a Stock Appreciation Right or a Stock Bonus award.

(o)          “Stock Bonus” shall mean a bonus award payable in shares of Common Stock as provided in Section 16 of the Plan.

3.            Administration.  The Plan shall be administered by the Board or the Committee.  All references in the Plan to the “Committee” shall be deemed to refer to the “Board” if no committee is established for the purpose of making determinations with respect to the Plan.  Except as herein specifically provided, the interpretation and construction by the Committee of any provision of the Plan or of any Stock Award granted under it shall be final and conclusive.  The receipt of a Stock Award by any members of the Committee shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

4.            Shares Subject to the Plan.  The shares of capital stock subject to Stock Awards granted under the Plan shall be the Common Stock, whether authorized but unissued or held in the Company’s treasury, or shares of Common Stock purchased from stockholders expressly for use under the Plan.  The maximum number of shares of Common Stock which may be issued pursuant to Stock Awards granted under the Plan shall not exceed in the aggregate 20,000,000 shares.  The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Stock Awards granted under the Plan. In the event any Option or SAR granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Stock Awards under the Plan.  In the event any shares of Restricted Stock are forfeited for any reason or the right to receive any Stock Bonus is terminated for any reason, the shares forfeited shall again be available for Stock Awards under the Plan.  In the event shares of Common Stock are delivered to, or withheld by, the Company pursuant to Section 13(b) or 29 hereof, only the net number of shares issued, i.e., net of the shares so delivered or withheld, shall be considered to have been issued pursuant to the Plan.

5.            Participation.  The class of individuals and entities that shall be eligible to receive Stock Awards (“Grantees”) under the Plan shall be (a) with respect to Incentive Stock Options, all employees of either the Company or any parent or subsidiary corporation of the Company, and (b) with respect to all other Stock Awards, all employees and non-employee directors of, and consultants and advisors to, either the Company or any parent or subsidiary corporation of the Company; provided, however, no Stock Award shall be granted to any such consultant or advisor unless (i) the consultant or advisor is a natural person (or an entity wholly-owned, directly or indirectly, by a natural person), (ii) bona fide services have been or are to be rendered by such consultant or advisor, and (iii) such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.  The Committee, in its sole discretion, but subject to the provisions of the Plan, shall determine the employees and non-employee directors of, and the consultants and advisors to, the Company and its parent and subsidiary corporations to whom Stock Awards shall be granted, and the number of shares to be covered by each Stock Award grant, taking into account the nature of the employment or services rendered by the individuals or entities being considered, their annual compensation, their present and potential contributions to the success of the Company, and such other factors as the Committee may deem relevant.  For purposes hereof, a non-employee to whom an offer of employment has been extended shall be considered an employee, provided that the Stock Award granted to such individual shall not be exercisable or vest, in whole or in part, for a period of at least one year from the date of grant and, in the event the individual does not commence employment with the Company, the Stock Award granted shall be considered null and void.

6.            Award Agreement.  Each Stock Award granted under the Plan shall be authorized by the Committee, and shall be evidenced by an Award Agreement which shall be executed by the Company and by the individual or entity to whom such Stock Award is granted.  The Award Agreement shall specify the number of shares of Common Stock as to which the Stock Award is granted, the period during which any Option or SAR is exercisable and the option or base price per share thereof, the vesting periods for any Restricted Stock or Stock Bonus, and such other terms and provisions as the Committee may deem necessary or appropriate.

7.            Incentive Stock Options.  The Committee may grant Incentive Stock Options under the Plan which are subject to the following terms and conditions and any other terms and conditions as may at any time be required by Section 422 of the Code:

(a)           No Incentive Stock Option shall be granted to individuals other than employees of the Company or of a parent or subsidiary corporation of the Company.

(b)           Each Incentive Stock Option under the Plan must be granted prior to March 30, 2019, which is within ten years from the date the Plan was adopted by the Board.

(c)           The option price of the shares subject to any Incentive Stock Option shall not be less than the Fair Market Value of the Common Stock at the time such Incentive Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (a “10% Stockholder”), the option price of the shares subject to the Incentive Stock Option shall be at least 110% of the Fair Market Value of the Common Stock at the time such Incentive Stock Option is granted.

(d)           No Incentive Stock Option granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant; provided, however, if an Incentive Stock Option is granted to a 10% Stockholder, such Incentive Stock Option shall not be exercisable after the expiration of five years from the date of its grant.  Every Incentive Stock Option granted under the Plan shall be subject to earlier termination as expressly provided in Section 12 hereof.

(e)           For purposes of determining stock ownership under this Section 7, the attribution rules of Section 424(d) of the Code shall apply.

8.            Nonstatutory Stock Options.  The Committee may grant Nonstatutory Stock Options under the Plan.  Nonstatutory Stock Options shall be subject to the following terms and conditions:

(a)           A Nonstatutory Stock Option may be granted to any individual or entity eligible to receive an Option under the Plan pursuant to clause (b) of Section 5 hereof.

(b)           The option price of the shares subject to a Nonstatutory Stock Option shall not be less than the Fair Market Value of the Common Stock at the time such Nonstatutory Stock Option is granted.

(c)           No Nonstatutory Stock Option granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant.

9.            Reload Options. The Committee may grant Options with a reload feature.  A reload feature shall only apply when the option price is paid by delivery of Common Stock (as set forth in Section 13(b)(ii)) or by having the Company reduce the number of shares otherwise issuable to a Grantee (as provided for in the last sentence of Section 13(b)) (a “Net Exercise”).  The Award Agreement for the Options containing the reload feature shall provide that the Grantee shall receive, contemporaneously with the payment of the option price in shares of Common Stock or in the event of a Net Exercise, a reload stock option (the “Reload Option”) to purchase that number of shares of Common Stock equal to the sum of (i) the number of shares of Common Stock used to exercise the Option (or not issued in the case of a Net Exercise), and (ii) with respect to Nonstatutory Stock Options, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of such Nonstatutory Stock Option.  The terms of the Plan applicable to the Option shall be equally applicable to the Reload Option with the following exceptions: (i) the option price per share of Common Stock deliverable upon the exercise of the Reload Option, (A) in the case of a Reload Option which is an Incentive Stock Option being granted to a 10% Stockholder, shall be 110% of the Fair Market Value of a share of Common Stock on the date of grant of the Reload Option and (B) in the case of a Reload Option which is an Incentive Stock Option being granted to a person other than a 10% Stockholder or is a Nonstatutory Stock Option, shall be the Fair Market Value of a share of Common Stock on the date of grant of the Reload Option; and (ii) the term of the Reload Option shall be equal to the remaining option term of the Option (including a Reload Option) which gave rise to the Reload Option.  The Reload Option shall be evidenced by an appropriate amendment to the Award Agreement for the Option which gave rise to the Reload Option.  In the event the exercise price of an Option containing a reload feature is not paid in shares of Common Stock, the reload feature shall have no application with respect to such exercise.

10.          Stock Appreciation Rights.

(a)           The Committee may grant Stock Appreciation Rights to such persons eligible under the Plan as the Committee may select from time to time.  SARs shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine, which terms and conditions shall be evidenced under an Award Agreement, subject to the terms of the Plan. Subject to the terms and conditions of the Award Agreement, an SAR shall entitle the Grantee to exercise the SAR, in whole or in part, in exchange for a payment of shares of Common Stock, cash or a combination thereof, as determined by the Committee and provided for in the Award Agreement, equal in value to the excess of the Fair Market Value of the shares of Common Stock underlying the SAR, determined on the date of exercise, over the base amount set forth in the Award Agreement for the shares of Common Stock underlying the SAR, which base amount shall not be less than the Fair Market Value of such Common Stock, determined as of the date the SAR is granted.  The Company may, in its sole discretion, withhold from any such cash payment any amount necessary to satisfy the Company’s obligation for withholding taxes with respect to such payment.

(b)           All references in the Plan to “Options” shall be deemed to include “SARs” where applicable.

11.	Transferability of Options.

(a)           No Option granted under the Plan shall be transferable by the individual or entity to whom it was granted other than by will or the laws of descent and distribution, and, during the lifetime of an individual, shall not be exercisable by any other person, but only by him.

(b)           Notwithstanding Section 11(a) above, a Nonstatutory Stock Option granted under the Plan may be transferred in whole or in part during a Grantee’s lifetime, upon the approval of the Committee, to a Grantee’s “family members” (as such term is defined in Rule 701(c)(3) of the Securities Act and General Instruction A(1)(a)(5) to Form S-8) through a gift or domestic relations order.  The transferred portion of a Nonstatutory Stock Option may only be exercised by the person or entity who acquires a proprietary interest in such Option pursuant to the transfer.  The terms applicable to the transferred portion shall be the same as those in effect for the Option immediately prior to such transfer and shall be set forth in such documents issued to the transferee as the Committee may deem appropriate.  As used in the Plan, the terms “Grantee” (when referring to an Option recipient) and “holder of an Option” shall refer to the grantee of the Option and not any transferee thereof.

12.	Effect of Termination of Employment or Death on Options.

(a)           Unless otherwise provided in the Award Agreement, if the employment of an employee by, or the services of a non-employee director for, or consultant or advisor to, the Company or a parent or subsidiary corporation of the Company shall be terminated for Cause (as hereinafter defined) or voluntarily by the employee, non-employee director, consultant or advisor, then his Option shall expire forthwith.  Unless otherwise provided in the Award Agreement, and except as provided in subsections (b) and (c) of this Section 12, if such employment or services shall terminate for any other reason, then such Option may be exercised at any time within three months after such termination, subject to the provisions of subsection (d) of this Section 12.  For purposes hereof, “Cause” shall include, without limitation, (i) conviction of, or a plea of nolo contendere to, a felony or other serious crime; (ii) commission of any act involving moral turpitude; (iii) commission of any act of dishonesty involving the Company or the performance of the Grantee’s duties; (iv) breach of any fiduciary duty to the Company; (v) any alcohol or substance abuse on the part of the Grantee; (vi) the Grantee’s commission of any illegal business practices in connection with the Company’s business; (vii) any embezzlement or misappropriation of assets; (viii) any excessive unexcused absences from employment or service; (ix) continued and habitual neglect to perform material stated duties; (x) material breach of any provision of any employment, consulting or advisory agreement between the Grantee and the Company; (xi) violation of federal or state securities or banking laws, rules or regulations, or violation of the rules or regulations of stock exchange on which the Company is listed or included, for which the Grantee is found guilty or liable, or for which he agrees to pay fines or suffer sanctions or injunctive relief whether or not he is found to be guilty or liable, or (xii) engagement in any other misconduct that is materially injurious to the Company.  All references in the above definition of “Cause” to the Company shall be deemed to include any parent or subsidiary thereof.  Notwithstanding the foregoing, in the event the Company is a party to an employment, consulting or advisory agreement with a Grantee and such agreement (x) defines “Cause” for termination of employment or engagement, then, for such Grantee, such definition shall apply herein in lieu of the above definition and/or (y) defines “Good Reason” for the Grantee to voluntarily terminate his employment or engagement, then, for such Grantee, for purposes of this Plan, a termination of employment or engagement by the Grantee for Good Reason, as defined therein, shall be deemed to be a termination other than for Cause or voluntarily.  For purposes of the Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual’s employment other than voluntarily or for Cause.  For purposes of this subsection (a), an employee, non-employee director, consultant or advisor who leaves the employ or services of the Company to become an employee or non-employee director of, or a consultant or advisor to, a parent or subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization or like event shall not be considered to have terminated his employment or services.

(b)           Unless otherwise provided in the Award Agreement, if the holder of an Option under the Plan dies (i) while employed by, or while serving as a non-employee director for or a consultant or advisor to, the Company or a parent or subsidiary corporation of the Company, or (ii) within three months after the termination of his employment or services other than voluntarily or for Cause, then such Option may, subject to the provisions of subsection (d) of this Section 12, be exercised by the estate of the employee or non-employee director, consultant or advisor, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such employee or non-employee director, consultant or advisor, at any time within one year after such death.

(c)           Unless otherwise provided in the Award Agreement, if the holder of an Option under the Plan ceases employment or services because of permanent and total disability (within the meaning of Section 23(e)(3) of the Code) (“Permanent Disability”) while employed by, or while serving as a non-employee director for or consultant or advisor to, the Company or a parent or subsidiary corporation of the Company, then such Option may, subject to the provisions of subsection (d) of this Section 12, be exercised at any time within one year after his termination of employment, termination of directorship or termination of consulting or advisory services, as the case may be, due to the disability.  Notwithstanding the foregoing, in the event the Company is a party to an employment, consulting or advisory agreement with a Grantee and such agreement provides for termination of employment or engagement based upon a disability or other incapacity, then, for such Grantee, a termination of employment or engagement for disability or other incapacity pursuant to the provisions thereof shall be considered to be a termination based upon Permanent Disability for purposes hereof.

(d)           An Option may not be exercised pursuant to this Section 12 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of directorship, termination of consulting or advisory services, or death, and in any event may not be exercised after the expiration of the Option.

(e)           For purposes of this Section 12, the employment relationship of an employee of the Company or of a parent or subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed 90 days, or, if longer, so long as his right to reemployment is guaranteed either by statute or by contract.

13.	Exercise of Options.

(a)           Unless otherwise provided in the Award Agreement, any Option granted under the Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration.  The Committee, in its absolute discretion, may provide in any Award Agreement that the exercise of any Options granted under the Plan shall be subject (i) to such condition or conditions as it may impose, including, but not limited to, a condition that the holder thereof remain in the employ or service of, or continue to provide consulting or advisory services to, the Company or a parent or subsidiary corporation of the Company for such period or periods from the date of grant of the Option as the Committee, in its absolute discretion, shall determine; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.  In addition, in the event that under any Award Agreement the aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, the Committee may, when shares are transferred upon exercise of such Options, designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Nonstatutory Stock Option.

(b)           An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised.  Such notice shall be accompanied, or followed within ten days of delivery thereof, by payment of the full option price of such shares, and payment of such option price shall be made by the holder’s delivery of (i) his check payable to the order of the Company, or (ii) previously acquired Common Stock, the Fair Market Value of which shall be determined as of the date of exercise (provided that the shares delivered pursuant hereto are acceptable to the Committee in its sole discretion) or (iii) if provided for in the Award Agreement, his check payable to the order of the Company in an amount at least equal to the par value of the Common Stock being acquired, together with a promissory note, in form and upon such terms as are acceptable to the Committee, made payable to the order of the Company in an amount equal to the balance of the exercise price, or (iv) by the holder’s delivery of any combination of the foregoing (i), (ii) and (iii).  Alternatively, if provided for in the Award Agreement, the holder may elect to have the Company reduce the number of shares otherwise issuable by a number of shares having a Fair Market Value equal to the exercise price of the Option being exercised.

14.	Further Conditions of Exercise of Options.

(a)           Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act, the notice of exercise shall be accompanied by a representation or agreement of the person or estate exercising the Option to the Company to the effect that such shares are being acquired for investment purposes and not with a view to the distribution thereof, and such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with the Securities Act.

(b)           If the Common Stock is listed on any securities exchange, the Company shall not be obligated to deliver any Common Stock pursuant to this Plan until it has been listed on each such exchange. In addition, the Company shall not be obligated to deliver any Common Stock pursuant to this Plan until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable.  The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

15.	Restricted Stock Grants.

(a)           The Committee may grant Restricted Stock under the Plan to any individual or entity eligible to receive Restricted Stock pursuant to clause (b) of Section 5 hereof.

(b)           In addition to any other applicable provisions hereof and except as may otherwise be specifically provided in an Award Agreement, the following restrictions in this Section 15(b) shall apply to grants of Restricted Stock made by the Committee:

(i)           No shares granted pursuant to a grant of Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until, and only to the extent that, such shares are vested.

(ii)           Shares granted pursuant to a grant of Restricted Stock shall vest as determined by the Committee, as provided for in the Award Agreement.  The foregoing notwithstanding (but subject to the discretion of the Committee and except as otherwise provided in the Award Agreement), a Grantee shall forfeit all shares not previously vested, if any, at such time as the Grantee is no longer employed by, or serving as a director of, or rendering consulting or advisory services to, the Company or a parent or subsidiary corporation of the Company.  All forfeited shares shall be returned to the Company.

(c)           In determining the vesting requirements with respect to a grant of Restricted Stock, the Committee may impose such restrictions on any shares granted as it may deem advisable including, without limitation, restrictions relating to length of service, corporate performance, attainment of individual or group performance objectives, and federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.  Any such restrictions shall be specifically set forth in the Award Agreement.

(d)           Certificates representing shares granted that are subject to restrictions shall be held by the Company or, if the Committee so specifies, deposited with a third-party custodian or trustee until lapse of all restrictions on the shares.  After such lapse, certificates for such shares (or the vested percentage of such shares) shall be delivered by the Company to the Grantee; provided, however, that the Company need not issue fractional shares.

(e)           During any applicable period of restriction, the Grantee shall be the record owner of the Restricted Stock and shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so restricted.  However, if any such dividends or distributions are paid in shares of Company stock or cash or other property during an applicable period of restriction, the shares,  cash and/or other property deliverable shall be held by the Company or third party custodian or trustee and be subject to the same restrictions as the shares with respect to which they were issued.  Moreover, the Committee may provide in each grant such other restrictions, terms and conditions as it may deem advisable with respect to the treatment and holding of any stock, cash or property that is received in exchange for Restricted Stock granted pursuant to the Plan.

(f)           Each Grantee making an election pursuant to Section 83(b) of the Code shall, upon making such election, promptly provide a copy thereof to the Company.

16.	Stock Bonus Grants.

(a)           The Committee may grant Stock Bonus awards to such persons eligible under the Plan as the Committee may select from time to time.  Stock Bonus awards shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine, which terms and conditions shall be evidenced under an Award Agreement, subject to the terms of the Plan.  Upon satisfaction of any conditions, limitations and restrictions set forth in the Award Agreement, a Stock Bonus award shall entitle the recipient to receive payment of a bonus described under the Stock Bonus award in the form of shares of Common Stock of the Company.  Prior to the date on which a Stock Bonus award is required to be paid under an Award Agreement, the Stock Bonus award shall constitute an unfunded, unsecured promise by the Company to distribute Common Stock in the future.

(b)           Shares granted pursuant to a Stock Bonus shall vest as determined by the Committee, as provided for in the Award Agreement.  The foregoing notwithstanding (but subject to the discretion of the Committee and except as otherwise provided in the Award Agreement), a Grantee shall forfeit the right to receive all shares not previously vested, if any, at such time as the Grantee is no longer employed by, or serving as a director of, or rendering consulting or advisory services to, the Company or a parent or subsidiary corporation of the Company.

17.	Adjustment Upon Change in Capitalization.

(a)           In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, reverse split, stock dividend or the like, an appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Plan, in the number of shares and option price per share subject to outstanding Options, in the number of shares issuable pursuant to outstanding Stock Bonus grants, and in any limitation on exerciseability referred to in Section 13(a)(ii) hereof which is set forth in outstanding Incentive Stock Options.  If the Company shall be reorganized, consolidated, or merged with another corporation, subject to the provisions of Section 20 hereof, the holder of an Option shall be entitled to receive upon the exercise of his Option, and the Grantee of a Stock Bonus shall be entitled to receive upon satisfaction of any conditions, limitations and restrictions set forth in the Award Agreement with respect to the Stock Bonus, the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option or subject to the Stock Bonus; provided, however, that, in such event, the Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder which is intended to be an “incentive stock option” from being disqualified as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto; and provided, further, that in such event the Committee shall have the discretionary power to take any action necessary or appropriate to prevent such adjustment from being deemed or considered as the adoption of a new plan requiring shareholder approval under Section 422 of the Code and the regulations promulgated thereunder.

(b)           Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option, or the unissued shares subject to an outstanding Stock Bonus, granted hereunder.  If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

18.          Rights of Grantees.  The holder of an Option granted under the Plan shall have none of the rights of a stockholder with respect to the Common Stock covered by his Option until such Common Stock shall be transferred to him upon the exercise of his Option.  The recipient of a Stock Bonus under the Plan shall have none of the rights of a stockholder with respect to the Common Stock covered by the Stock Bonus until the date on which the Grantee is entitled to receive the Common Stock pursuant to the Award Agreement.

19.          Restrictions Upon Shares; Right of First Refusal.

(a)           No Grantee shall, for value or otherwise, sell, assign, transfer or otherwise dispose of all or any part of the shares issued pursuant to the exercise of an Option or received as Restricted Stock or pursuant to a Stock Bonus (collectively, the “Shares”), or of any beneficial interest therein (collectively a “Disposition”), except as permitted by and in accordance with the provisions of the Plan.  The Company shall not recognize as valid or give effect to any Disposition of any Shares or interest therein upon the books of the Company unless and until the Grantee desiring to make such Disposition shall have complied with the provisions of the Plan.

(b)           No Grantee shall, without the written consent of the Company, pledge, encumber, create a security interest in or lien on, or in any way attempt to otherwise impose or suffer to exist any lien, attachment, levy, execution or encumbrance on the Shares.

(c)           If, at any time, a Grantee desires to make a Disposition of any of the Shares (the “Offered Shares”) to any third-party individual or entity pursuant to a bona fide offer (the “Offer”), he shall give written notice of his intention to do so (“Notice of Intent to Sell”) to the Company, which notice shall specify the name(s) of the offeror(s) (the “Proposed Offeror(s)”), the price per share offered for the Offered Shares and all other terms and conditions of the proposed transaction.  Thereupon, the Company shall have the option to purchase from the Grantee all, but not less than all, the Offered Shares upon the same terms and conditions as set forth in the Offer.

(d)           If the Company desires to purchase all of the Offered Shares, it must send a written notice to such effect to the Grantee within 30 days following receipt of the Notice of Intent to Sell.

(e)           The closing of any purchase and sale of the Offered Shares shall take place 60 days following receipt by the Company of the Notice of Intent to Sell.

(f)           If the Company does not elect to purchase all of the Offered Shares within the period set forth in paragraph (d) hereof, no Shares may be purchased by the Company, and the Grantee shall thereupon be free to dispose of such Shares to the Proposed Offeror(s) strictly in accordance with the terms of the Offer.  If the Offered Shares are not disposed of strictly in accordance with the terms of the Offer within a period of 120 days after the Grantee gives a Notice of Intent to Sell, such Shares may not thereafter be sold without compliance with the provisions hereof.

(g)           All certificates representing the Shares shall bear on the face or reverse side thereof the following legend:

“The shares represented by this certificate are subject to the provisions of the GCA I Acquisition Corp. Equity Participation Plan, a copy of which is on file at the offices of the Company.”

(h)           The provisions of this Section 19 shall be of no force or effect during such time that the Company is subject to the reporting requirements of the Exchange Act pursuant to Section 13 or 15(d) thereof, and shall be subject to any and all agreements hereafter entered into to which both the Company and any Grantee are parties that provide for a right of first refusal with respect to the Disposition of Shares (if any).

20.          Liquidation, Merger or Consolidation. Notwithstanding Section 13(a) hereof, if the Board of Directors approves a plan of complete liquidation or a merger or consolidation (other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation), the Committee may, in its sole discretion, upon written notice to the holder of an Option, provide that the Option must be exercised within 20 days following the date of such notice or it will be terminated.  In the event such notice is given, the Option shall become immediately exercisable in full.

21.          Effectiveness of the Plan.  The Plan was adopted by the Board on March 31, 2009.  The Plan shall be subject to approval on or before March 30, 2010, which is within one year of adoption of the Plan by the Board of Directors, by the affirmative vote of the holders of a majority of the votes of the outstanding shares of capital stock of the Company present in person or represented by proxy at a meeting of stockholders and entitled to vote thereon (or in the case of action by written consent in lieu of a meeting of stockholders, the number of votes required by applicable law to act in lieu of a meeting) (“Stockholder Approval”).  In the event such Stockholder Approval is withheld or otherwise not received on or before the latter date, the Plan and, unless otherwise provided in the Award Agreement, all Options and Restricted Stock that may have been granted hereunder shall become null and void.

22.          Termination, Modification and Amendment.

(a)           The Plan (but not Options previously granted under the Plan) shall terminate on March 30, 2019 (the “Termination Date”), which is within ten years from the date of its adoption by the Board of Directors, or sooner as hereinafter provided, and no Stock Award shall be granted after termination of the Plan.  The foregoing shall not be deemed to limit the vesting period for Options, Restricted Stock or Stock Bonuses granted pursuant to the Plan.

(b)           The Plan may from time to time be terminated, modified, or amended  if Stockholder Approval of the termination, modification or amendment is obtained.

(c)           Notwithstanding paragraph (b) hereof, the Board of Directors may at any time, on or before the Termination Date, without Stockholder Approval, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without Stockholder Approval, (i) increase (except as otherwise provided by Section 17 hereof) the maximum number of shares as to which Incentive Stock Options may be granted hereunder, change the designation of the employees or class of employees eligible to receive Incentive Stock Options, or make any other change which would prevent any Incentive Stock Option granted hereunder which is intended to be an “incentive stock option” from qualifying as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto or (ii) make any other modifications or amendments that require Stockholder Approval pursuant to applicable law, regulation or exchange requirements.  In the event Stockholder Approval is not received within one year of adoption by the Board of Directors of the change provided for in (i) or (ii) above, then, unless otherwise provided in the Award Agreement (but subject to applicable law), the change and all Stock Awards that may have been granted pursuant thereto shall be null and void.

(d)           No termination, modification, or amendment of the Plan may, without the consent of the Grantee to whom any Stock Award shall have been granted, adversely affect the rights conferred by such Stock Award.

23.          Not a Contract of Employment.  Nothing contained in the Plan or in any Award Agreement executed pursuant hereto shall be deemed to confer upon any individual or entity to whom a Stock Award is or may be granted hereunder any right to remain in the employ or service of the Company or a parent or subsidiary corporation of the Company or any entitlement to any remuneration or other benefit pursuant to any consulting or advisory arrangement.

24.          Use of Proceeds.  The proceeds from the sale of shares pursuant to Stock Awards granted under the Plan shall constitute general funds of the Company.

25.          Indemnification of Board of Directors or Committee.  In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith.  Upon the institution of any such action, suit, or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on his or their own behalf.

26.          Captions.  The use of captions in the Plan is for convenience.  The captions are not intended to provide substantive rights.

27.          Disqualifying Dispositions.  If Common Stock acquired upon exercise of an Incentive Stock Option granted under the Plan is disposed of within two years following the date of grant of the Incentive Stock Option or one year following the issuance of the Common Stock to the Grantee, or is otherwise disposed of in a manner that results in the Grantee being required to recognize ordinary income, rather than capital gain, from the disposition (a “Disqualifying Disposition”), the holder of the Common Stock shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.

28.          Withholding Taxes.

(a)           Whenever under the Plan shares of Common Stock are to be delivered to a Grantee upon exercise of a Nonstatutory Stock Option or to a Grantee of Restricted Stock or a Stock Bonus, the Company shall be entitled to require as a condition of delivery that the Grantee remit or, at the discretion of the Committee, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local income tax withholding requirements, including, without limitation, the employee’s portion of any employment tax requirements relating thereto.  At the time of a Disqualifying Disposition, the Grantee shall remit to the Company in cash the amount of any applicable Federal, state and local income tax withholding and the employee’s portion of any employment taxes.

(b)           The Committee may, in its discretion, provide any or all holders of Nonstatutory Stock Options or Grantees of Restricted Stock or Stock Bonus with the right to use shares of Common Stock in satisfaction of all or part of the withholding taxes to which such holders may become subject in connection with the exercise of their Options or their receipt of Restricted Stock or Stock Bonus.  Such right may be provided to any such holder in either or both of the following formats:

(i)           The election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Nonstatutory Stock Option or otherwise deliverable as a result of the vesting of Restricted Stock or the satisfaction of the conditions, limitations and restrictions with respect to a Stock Bonus, a portion of those shares with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder.

(ii)           The election to deliver to the Company, at the time the Nonstatutory Stock Option is exercised or Restricted Stock is granted or vested or the conditions, limitations and restrictions are satisfied for a Stock Bonus, one or more shares of Common Stock previously acquired by such holder (other than in connection with the Option exercise or Restricted Stock or Stock Bonus grant triggering the withholding taxes) with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder.

29.          Other Provisions.  Each Stock Award under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.  Notwithstanding the foregoing, each Incentive Stock Option granted under the Plan shall include those terms and conditions which are necessary to qualify the Incentive Stock Option as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations thereunder and shall not include any terms and conditions which are inconsistent therewith.

30.          Governing Law.  The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Delaware, excluding choice of law principles thereof.

Annex G

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BIXBY ENERGY SYSTEMS, INC.

(Pursuant to Section 242 of the
General Corporation Law of Delaware)

BIXBY ENERGY SYSTEMS, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “corporation”),  DOES HEREBY CERTIFY:

1.           The name of the corporation is BIXBY ENERGY SYSTEMS, INC.  The corporation was originally incorporated pursuant to the General Corporation Law on the 1st day of April, 2002.

2.           The designations, preferences and rights of Series A Convertible Preferred Stock of the corporation, as set forth in the Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Bixby Energy Systems, Inc., filed on September 30, 2004 (the “Series A Preferred Stock Certificate of Designation”) is hereby amended to (a) add a new paragraph 2(f) to the effect that: upon to the completion of the merger of Bixby Energy Acquisition Corp., a Delaware corporation, with and into the corporation, the corporation’s shares of Series A Preferred Stock shall convert into shares of common stock, $0.0001 par value per share, of GCA I Acquisition Corp., a Delaware corporation, on an as-converted basis, (b) re-number paragraphs 2(f) and 2(g) as paragraphs 2(g) and 2(h) respectively, and (c) add appropriately qualifying language prefacing paragraphs 1(b) and 2(a).

3.           The rights, preferences and restrictions of the Series A Convertible Preferred Stock set forth in the Series A Preferred Stock Certificate of Designation of the corporation is hereby amended in its entirety to read as follows:

“Rights, Preferences and Restrictions of the Series A Convertible Preferred Stock (the “Preferred Stock”, or “Series A Preferred Stock”).  The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are set forth below.

1.	Liquidation, Dissolution, Winding-Up.

(a)
Beginning on December 31, 2006, at 5:00 p.m. Central Standard Time, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of the Preferred Stock shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings, available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of the common stock or holders of shares of other classes or series of capital stock of the Company, an amount equal to the Stated Value per share of the Preferred Stock outstanding, provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of the Preferred Stock, then each holder of shares of the Preferred Stock shall receive a percentage of the Preferred Funds equal to said holder’s percentage ownership of outstanding Preferred Stock.  The holders of the Preferred Stock shall be entitled to participate on an “as converted” basis with the holders of common stock in all distributions after distribution of the Stated Value per share to the holders of the Preferred Stock.

(b)
Preferred Rank.  The consolidation or merger of the Company with or into any other corporation or corporations, and the sale or transfer by the Company of its assets, shall not, for the purposes hereof, be deemed to be a liquidation, dissolution or winding-up of the Company.  Except as otherwise specifically provided herein, in the event of the merger or consolidation of the Company with or into another corporation, the Preferred Stock shall maintain their relative powers, designations and preferences provided for herein.

2.	Conversion of Preferred Stock.

(a)
Conversion in General.  Except as otherwise specifically provided herein, each share of the Preferred Stock shall convert into fully paid non-assessable shares of the Company’s Common Stock upon the following terms and conditions.

(b)
Timing of Conversion.  The holders of the Preferred Stock shall have the right to convert beginning at the earlier of the following: (i) at any time after the effective date of the Company’s registration statement under the Securities Act of 1933, as amended, or ii) beginning on December 31, 2006, at 5:00 p.m. Central Standard Time.

(c)
Conversion Ratio.  Each share of the Preferred Stock shall be convertible into two (2) shares of the Company’s fully paid non-assessable Common Stock (the “Conversion Ratio”) (subject to adjustment as described in Section 2(e), below).

(d)
Receipt of Common Shares Upon Conversion.  Before any holder of Preferred Stock shall be issued shares of Common Stock upon conversion, the holders shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or at its transfer agent for the Preferred Stock. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made as of the effective date of the registration statement, as described in Section 2(b) above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(e)
Adjustments to Conversion Ratio.  In the event that the Company should fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by the holder for such shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Ratio shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.  Similarly, in the event that the Company should effectuate of a reverse split or recapitalization of the outstanding shares of Common Stock then, as of effective date of such reverse split or recapitalization, the applicable Conversion Ratio shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding and those issuable with respect to Common Stock Equivalents.

(f)
Automatic Conversion Upon Specified Consolidation or Merger.  In case of any consolidation or merger of Bixby Energy Acquisition Corp., a Delaware corporation (“Merger Sub”) with and into the Company (the “Merger”), each share of Series A Preferred Stock then outstanding shall, pursuant to the terms of that certain Amended and Restated Agreement and Plan of Merger dated March__, 2009 (the “Merger Agreement”) among GCA I Acquisition Corp., a Delaware corporation (“GCA”), Merger Sub, the Company and Robert A. Walker, convert into the amount of shares of common stock, $0.0001 par value per share, of GCA, and/or kind and amount of other securities, cash and/or property receivable upon such Merger by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock shall have been convertible immediately prior to the Merger.

(g)
Notice of Adjustment.  Upon the occurrence of each event which would cause adjustment or readjustment of the Preferred Stock pursuant to this Section 2, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon written request, furnish or cause to be furnished to the holders of Preferred Stock a like certificate setting forth (i) such adjustment or readjustment; (ii) the relevant Conversion Ratio; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

(h)
Reservation of Stock Issuable Upon Conversion.  Upon approval of the shareholders at a special meeting thereof to be held on March 10, 2004, of an amendment to the Company’s Certificate of Incorporation authorizing the issuance of an additional thirty one million (31,000,000) shares of Common Stock, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effectuating the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in its best efforts to obtain the requisite shareholder approval of any necessary amendment to its certificate of incorporation.

3.           No Fractional Shares.  No fractional shares shall be issued upon the conversion of shares of Preferred Stock and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share.

4.           Voting Rights.  The holders of the Preferred Stock shall have no voting rights until January 1, 2007, except as required by applicable laws and regulations.  On and after January 1, 2007, the holders of the Preferred Stock shall be entitled to vote “as if converted” to Common Stock.

5.	Transfer Restrictions.

(a)
Definition of Transfer.  For purposes of this Section 5 “Transfer” shall mean any proposed, claimed or asserted voluntary or involuntary disposition of any shares of Preferred Stock, other than a Permitted Transfer, by any Shareholder or by such Shareholder's agent, executor, administrator, trustee, receiver or other legal representative in any manner whatsoever including, but not limited to, the following:  disposition by gift, sale, exchange or devise, pledge, mortgage, assignment, grant of a security interest or other encumbrance, attachment, levy of execution or seizure by creditor whether or not by judicial process, or assignment for the benefit of creditors (“Permitted Transfers”).

(b)
Permitted Transfers.  Except for “Permitted Transfers,” described below, no holder of shares of the Preferred Stock or such holder’s respective agent, executor, administrator, trustee, receiver or other legal representative shall at any time Transfer shares of such Preferred Stock except in accordance with the provisions of Section 5 hereof, any attempt to do so will be null and void ab initio.  Shares of the Company’s Preferred Stock are transferable upon the following terms and Conditions:

(A)
(i) an effective registration statement of the Company under the Securities Act of 1933, as amended (the “Securities Act”) and required registration under applicable state securities laws, or (ii) receipt by the Company and its counsel of an opinion of counsel satisfactory to the Company that such Transfer is exempt from registration under the Act and under the applicable state securities laws and that, in the opinion of the Company’s counsel such transfer would not present a reasonable likelihood of preventing the Company from qualifying for the exemption from registration provided by Rule 12g-1 promulgated under the Securities Exchange Act of 1934, as amended; or

(B)
pursuant to distribution by an executor, administrator or trustee; passage under any judicial order or legal process in law or equity, including passage by reason of descent and distribution, dissolution of marriage, bankruptcy, legal incapacity or insanity; or transfer to a receiver for the administration of property of a holder.

(C)	Restrictive Legends. The certificates evidencing the Preferred Stock shall bear a legend in the form substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK OF THE COMPANY ISSUABLE UPON CONVERSION ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS MORE FULLY SET FORTH IN THE DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK DATED FEBRUARY 24, 2004, A COPY OF WHICH IS AVAILABLE AT THE COMPANY’S PRINCIPLE EXECUTIVE OFFICES, A SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT BETWEEN THE SUBSCRIBER AND THE COMPANY (THE TERMS AND CONDITIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE), AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS, OR RECEIPT BY THE COMPANY AND ITS COUNSEL OF AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS AND THAT, IN THE OPINION OF THE COMPANY’S COUNSEL SUCH TRANSFER WOULD NOT PRESENT A REASONABLE LIKELIHOOD OF PREVENTING THE COMPANY FROM QUALIFYING FOR THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 12G-1 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED”.

4.           The amendment was duly adopted and approved pursuant to the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed by the ____________________ of the corporation on this ___ day of __________, 2009.

BIXBY ENERGY SYSTEMS, INC.

By:

Annex H

FORM OF CONVERTIBLE DEBT SECURITIES EXCHANGE AGREEMENT

CONVERTIBLE DEBT SECURITIES EXCHANGE AGREEMENT

This Convertible Debt Securities Agreement (this “Agreement”), dated as of __________ __, 200_ (this “Agreement”), among Bixby Energy Systems, Inc., a Delaware corporation with its principal place of business located at 6893 139th Lane N.W., Ramsey, MN 55303 (the “Bixby”), _______________ _____________________ [an individual residing at][a _____________________ with its principal place of business located at] _____________________________ (“Securityholder”), and GCA I Acquisition Corp., a  Delaware corporation with its principal place of business located at 115 East 57th Street, Suite 1006, New York, New York 10022 (“GCA”) (Bixby, Securityholder and GCA may hereinafter be referred to individually as a “Party” or collectively as the “Parties”).

WHEREAS, Securityholder is the holder of record as of the date hereof of one or more convertible debt securities issued by Bixby in the aggregate principal face amount of ________________
_____________________ ($___________) (the “Bixby Convertible Debt Securities”), copies of the instrument(s) for which are annexed hereto as Exhibit A (the “Bixby Convertible Debt Security Instruments”);

WHEREAS, Bixby is currently a private company and GCA is currently a public reporting company with its common stock, par value $.0001 per share (“GCA Common Stock”), registered as a class under the Securities Exchange Act of 1934;

WHEREAS, it is anticipated by the Parties that a public trading market will be developed over time in GCA Common Stock;

WHEREAS, Bixby and GCA, inter alia, have entered into a certain Amended & Restated Agreement and Plan of Merger as of March 27, 2009 (the “Merger Agreement”) pursuant to which a special-purpose wholly-owned subsidiary of GCA will merge with and into Bixby, thereby effectively causing Bixby to become the sole operating subsidiary of a public reporting parent company (the “Merger”);

WHEREAS, all Bixby shares of common stock, par value $.0001 per share (the “Bixby Common Stock”), are being exchanged as part of the Merger for shares of GCA Common Stock;

WHEREAS, unless the Parties otherwise agree, the Securityholder shall continue to hold Bixby Convertible Debt Securities following consummation of the Merger, and the shares of Bixby Common Stock into which such Bixby Convertible Debt Securities are convertible shall likely remain illiquid indefinitely;

WHEREAS, in order to provide Securityholder with an opportunity to benefit from the increased liquidity expected to be realized over time by Bixby common stockholders as a result of the Merger, Bixby and GCA have agreed to provide Securityholder with an opportunity to exchange the Bixby Convertible Debt Securities, upon consummation of the Merger, for [a number of shares (rounded down to the nearest whole number) of GCA Common Stock equal to the number of shares of Bixby Common Stock into which such Bixby Convertible Debt Securities are then convertible][GCA securities substantially equivalent in substance and form to the Bixby Convertible Debt Securities for which they are being exchanged];

WHEREAS, Securityholder is now desirous of exchanging the Bixby Convertible Debt Securities, upon consummation of the Merger, for [a number of shares (rounded down to the nearest whole number) of GCA Common Stock equal to the number of shares of Bixby Common Stock into which such Bixby Convertible Debt Securities are then convertible][GCA securities substantially equivalent in substance and form to the Bixby Convertible Debt Securities for which they are being exchanged] upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Exchange.  At the effective time of the Merger, and in connection therewith, the Bixby Convertible Debt Securities shall be exchanged for all purposes for [a number of shares (rounded down to the nearest whole number) of GCA Common Stock equal to the number of shares of Bixby Common Stock into which such Bixby Convertible Debt Securities are then convertible (the “Exchange Shares”)][GCA securities substantially equivalent in substance and form to the Bixby Convertible Debt Securities for which they are being exchanged (the “Exchange Securities”)].

2.           Exchange of Certificates.  The Bixby Convertible Debt Securities Instrument(s) shall be exchanged for certificates reflecting the Exchange [Shares][Securities] in the same manner as provided in Section 2.2 of the Merger Agreement.  No certificate representing GCA Common Stock or other securities, however, shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby Convertible Debt Securities who is an “affiliate” of Bixby as of the date hereof until such person shall have executed and delivered to GCA a written agreement substantially in the form annexed hereto as Exhibit B.

3.           Registration on Form S-4.  The Securityholder hereby acknowledges that it has received and read a copy of that certain registration statement on SEC Form S-4, and the prospectus included as part thereof, filed with the SEC by GCA relating to the Merger and covering the issuance by GCA of [(a)] [the Exchange Shares][the Exchange Securities and (b) GCA Common Stock issuable upon conversion of the Exchange Securities].

4.           Lock-Up.  Any GCA Common Stock issued pursuant to [this Agreement][the conversion of any Exchange Security issued pursuant to this Agreement] shall be delivered upon the condition, and subject to the requirements that, whether or not registered or otherwise eligible for resale, ninety percent (90%) of such shares may not be sold except in accordance with the following schedule (calculated on a cumulative basis):

Up to 5%	90 days following the first date on which the shares of GCA common stock are listed or quoted for trading on a national stock exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

The above transfer limitation condition shall not apply to transfers (i) by gift to an immediate family member, (ii) by will or intestacy or distribution, or (iii) to a trust for the benefit of the transferor or a family member.  Additionally:

(a)           notwithstanding anything contained in the schedule set forth above in this Section 4 to the contrary, if the Listing Date shall not have occurred as of the date one (1) year following the closing date of the Merger, then, and in such event, for purposes of the schedule set forth above in this Section 4, the Listing Date shall be deemed to be the date one (1) year following the closing date of the Merger; and

(b)           GCA Common Stock owned by affiliates of Bixby immediately preceding the closing of the Merger shall be subject to, and limited by, transfer restrictions imposed upon affiliates under securities law that are more restrictive than the above transfer limitation condition, to the extent applicable.

5.           Miscellaneous.

5.1           Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by FedEx, UPS, USPS, or DHL as established by the sender by evidence obtained from such courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed to the recipient Party at the address set forth in the preamble to this Agreement or to such other address or to the attention of such person or persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

5.2           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction is not affected in any manner materially adverse to any Party.  Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transaction be consummated as originally contemplated to the fullest extent possible.

5.3           Assignment; Binding Effect; Benefit.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective executors, heirs, personal representatives successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.4           Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5.5           Consent to Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any proceeding arising out of this Agreement.  Each Party agrees to commence any such proceeding either in the United States District Court for the Southern District of New York or if such proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 5.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of this Agreement in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

5.6           Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

5.7           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.8           Entire Agreement.  This Agreement and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto.  Except as otherwise provided herein, no addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all Parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

BIXBY ENERGY SYSTEMS, INC.

By:
Name: Robert A. Walker
Title: President & Chief Executive Officer

GCA I ACQUISITION CORP.

By:
Name: Michael M. Membrado
Title: President & Chief Executive Officer

SECURITYHOLDER

[NAME]

 EXHIBIT A

BIXBY CONVERTIBLE DEBT SECURITY INSTRUMENT(S)

EXHIBIT B

AFFILIATE AGREEMENT

Annex I

FORM OF COMMON STOCK PURCHASE WARRANT EXCHANGE AGREEMENT

COMMON STOCK PURCHASE WARRANT EXCHANGE AGREEMENT

This Common Stock Purchase Warrant Agreement (this “Agreement”), dated as of __________ __, 200_ (this “Agreement”), among Bixby Energy Systems, Inc., a Delaware corporation with its principal place of business located at 6893 139th Lane N.W., Ramsey, MN 55303 (the “Bixby”), ____________________________________ [an individual residing at][a _____________________ with its principal place of business located at] _____________________________ (“Warrantholder”), and GCA I Acquisition Corp., a  Delaware corporation with its principal place of business located at 115 East 57th Street, Suite 1006, New York, New York 10022 (“GCA”) (Bixby, Warrantholder and GCA may hereinafter be referred to individually as a “Party” or collectively as the “Parties”).

WHEREAS, Warrantholder is the holder of record as of the date hereof of one or more warrants to purchase up to ______ shares of common stock of Bixby, par value $.0001 per share (the “Bixby Common Stock”) in the aggregate for a price of ________________________ ($________) per share up through _______________, 20__ (the “Bixby Warrant[s]”), copies of the certificate(s) for which are annexed hereto as Exhibit A (the “Bixby Warrant Certificate[s]”);

WHEREAS, Bixby is currently a private company and GCA is currently a public reporting company with its common stock, par value $.0001 per share (“GCA Common Stock”), registered as a class under the Securities Exchange Act of 1934;

WHEREAS, it is anticipated by the Parties that a public trading market will be developed over time in GCA Common Stock;

WHEREAS, Bixby and GCA, inter alia, have entered into a certain Amended & Restated Agreement and Plan of Merger as of March 27, 2009 (the “Merger Agreement”) pursuant to which a special-purpose wholly-owned subsidiary of GCA will merge with and into Bixby, thereby effectively causing Bixby to become the sole operating subsidiary of a public reporting parent company (the “Merger”);

WHEREAS, all shares of Bixby Common Stock, are being exchanged as part of the Merger for shares of GCA Common Stock;

WHEREAS, unless the Parties otherwise agree, the Warrantholder shall continue to hold [a] Bixby Warrant[s] following consummation of the Merger, and the shares of Bixby Common Stock for which such Bixby Warrant[s] are exercisable shall likely remain illiquid indefinitely;

WHEREAS, in order to provide Warrantholder with an opportunity to benefit from the increased liquidity expected to be realized over time by Bixby common stockholders as a result of the Merger, Bixby and GCA have agreed to provide Warrantholder with an opportunity to exchange the Bixby Warrant[s], upon consummation of the Merger, for a warrant to purchase shares of GCA Common Stock substantially equivalent in substance and form to the Bixby Warrant[s] for which they are being exchanged;

WHEREAS, Warrantholder is now desirous of exchanging the Bixby Warrant[s], upon consummation of the Merger, for a warrant to purchase shares of GCA Common Stock substantially equivalent in substance and form to the Bixby Warrant[s] for which [it is][they are] being exchanged upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Exchange.  At the effective time of the Merger, and in connection therewith, the Bixby Warrant[s] shall be exchanged for all purposes for one or more warrants (i) to purchase, in the aggregate, up to the same number of shares of GCA Common Stock for which the Bixby Warrant[s] [collectively] had been exercisable (for shares of Bixby Common Stock) immediately prior to the effective time of the Merger and at a price per share of GCA Common Stock equal to the exercise price per share of Bixby Common Stock at which the Bixby Warrant[s] [was][were] exercisable immediately prior to the effective time of the Merger, and (ii) that shall have, and be subject to, the same terms and conditions as the Bixby Warrant[s] had in effect immediately prior to the effective time of the Merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions (the “Exchange Warrant[s]”).

2.           Exchange of Certificates.  The Bixby Warrant Certificate(s) shall be exchanged for a single certificate reflecting the Exchange Warrant[s] in accordance with Section 2.2 of the Merger Agreement.  No certificate representing a warrant to purchase GCA Common Stock, however, shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby Warrants who is an “affiliate” of Bixby as of the date hereof until such person shall have executed and delivered to GCA a written agreement substantially in the form annexed hereto as Exhibit B.

3.           Registration on Form S-4.  The Warrantholder hereby acknowledges that it has received and read a copy of that certain registration statement on SEC Form S-4, and the prospectus included as part thereof, filed with the SEC by GCA relating to the Merger and covering the issuance of securities by GCA in connection therewith, including without limitation the Exchange Warrant[s] and the GCA Common Stock issuable upon exercise of the Exchange Warrant[s].

4.           Lock-Up.  Any GCA Common Stock issued pursuant to exercise of the Exchange Warrant[s] shall be delivered upon the condition, and subject to the requirements that, whether or not registered or otherwise eligible for resale, ninety percent (90%) of such shares may not be sold except in accordance with the following schedule (calculated on a cumulative basis):

Up to 5%	90 days following the first date on which the shares of GCA common stock are listed or quoted for trading on a national stock exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

The above transfer limitation condition shall not apply to transfers (i) by gift to an immediate family member, (ii) by will or intestacy or distribution, or (iii) to a trust for the benefit of the transferor or a family member.  Additionally:

(a)           notwithstanding anything contained in the schedule set forth above in this Section 4 to the contrary, if the Listing Date shall not have occurred as of the date one (1) year following the closing date of the Merger, then, and in such event, for purposes of the schedule set forth above in this Section 4, the Listing Date shall be deemed to be the date one (1) year following the closing date of the Merger; and

(b)           GCA Common Stock owned by affiliates of Bixby immediately preceding the closing of the Merger shall be subject to, and limited by, transfer restrictions imposed upon affiliates under securities law that are more restrictive than the above transfer limitation condition, to the extent applicable.

5.           Miscellaneous.

5.1           Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by FedEx, UPS, USPS, or DHL as established by the sender by evidence obtained from such courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed to the recipient Party at the address set forth in the preamble to this Agreement or to such other address or to the attention of such person or persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

5.2           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction is not affected in any manner materially adverse to any Party.  Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transaction be consummated as originally contemplated to the fullest extent possible.

5.3           Assignment; Binding Effect; Benefit.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective executors, heirs, personal representatives successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.4           Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5.5           Consent to Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any proceeding arising out of this Agreement.  Each Party agrees to commence any such proceeding either in the United States District Court for the Southern District of New York or if such proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 5.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of this Agreement in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

5.6           Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

5.7           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.8           Entire Agreement.  This Agreement and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto.  Except as otherwise provided herein, no addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all Parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

BIXBY ENERGY SYSTEMS, INC.

By:
Name: Robert A. Walker
Title: President & Chief Executive Officer

GCA I ACQUISITION CORP.

By:
Name: Michael M. Membrado
Title: President & Chief Executive Officer

WARRANTHOLDER

[NAME]

EXHIBIT A

BIXBY WARRANT CERTIFICATE(S)

EXHIBIT B

AFFILIATE AGREEMENT

Annex J

FORM OF SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT
 EXCHANGE AGREEMENT

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT
EXCHANGE AGREEMENT

This Series A Convertible Preferred Stock Purchase Warrant Agreement (this “Agreement”), dated as of __________ __, 200_ (this “Agreement”), among Bixby Energy Systems, Inc., a Delaware corporation with its principal place of business located at 6893 139th Lane N.W., Ramsey, MN 55303 (the “Bixby”), _____________________________ [an individual residing at][a _______________________ with its principal place of business located at] _____________________________ (“Warrantholder”), and GCA I Acquisition Corp., a Delaware corporation with its principal place of business located at 115 East 57th Street, Suite 1006, New York, New York 10022 (“GCA”) (Bixby, Warrantholder and GCA may hereinafter be referred to individually as a “Party” or collectively as the “Parties”).

WHEREAS, Warrantholder is the holder of record as of the date hereof of one or more warrants to purchase up to ______ shares of Series A convertible preferred stock of Bixby, par value $.0001 per share (the “Bixby Series A Convertible Preferred Stock”) in the aggregate for a price of ________________________ ($________) per share up through _______________, 20__ (the “Bixby Warrant[s]”), copies of the certificate(s) for which are annexed hereto as Exhibit A (the “Bixby Warrant Certificate[s]”);

WHEREAS, in accordance with the Certificate of Desigations relating to the Bixby Series A Convertible Preferred Stock (included as part of Bixby’s Certificate of Incorporation), each share of Bixby Series A Convertible Preferred Stock is convertible into two (2) shares of common stock, par value $.0001 per share of Bixby (“Bixby Common Stock”);

WHEREAS, Bixby is currently a private company and GCA is currently a public reporting company with its common stock, par value $.0001 per share (“GCA Common Stock”), registered as a class under the Securities Exchange Act of 1934;

WHEREAS, it is anticipated by the Parties that a public trading market will be developed over time in GCA Common Stock;

WHEREAS, Bixby and GCA, inter alia, have entered into a certain Amended & Restated Agreement and Plan of Merger as of March 27, 2009 (the “Merger Agreement”) pursuant to which a special-purpose wholly-owned subsidiary of GCA will merge with and into Bixby, thereby effectively causing Bixby to become the sole operating subsidiary of a public reporting parent company (the “Merger”);

WHEREAS, all shares of Bixby Common Stock, are being exchanged as part of the Merger for shares of GCA Common Stock;

WHEREAS, unless the Parties otherwise agree, the Warrantholder shall continue to hold [a] Bixby Warrant[s] following consummation of the Merger, and the shares of Bixby Series A Convertible Preferred Stock for which such Bixby Warrant[s] are exercisable shall likely remain illiquid indefinitely;

WHEREAS, in order to provide Warrantholder with an opportunity to benefit from the increased liquidity expected to be realized over time by Bixby common stockholders as a result of the Merger, Bixby and GCA have agreed to provide Warrantholder with an opportunity to exchange the Bixby Warrant[s], upon consummation of the Merger, for a warrant to purchase shares of GCA Common Stock substantially equivalent in substance and form to the Bixby Warrant[s] for which they are being exchanged upon the terms and conditions set forth herein;

WHEREAS, Warrantholder is now desirous of exchanging the Bixby Warrant[s], upon consummation of the Merger, for a warrant to purchase shares of GCA Common Stock substantially equivalent in substance and form to the Bixby Warrant[s] for which [it is][they are] being exchanged;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Exchange.  At the effective time of the Merger, and in connection therewith, the Bixby Warrant[s] shall be exchanged for all purposes for one or more warrants (i) to purchase, in the aggregate, up to twice (2x) the number of shares of GCA Common Stock for which the Bixby Warrant[s] [collectively] had been exercisable (for shares of Bixby Series A Convertible Preferred Stock) immediately prior to the effective time of the Merger and at a price per share of GCA Common Stock equal to one-half (½) the exercise price per share of Bixby Series A Convertible Preferred Stock at which the Bixby Warrant[s] [was][were] exercisable immediately prior to the effective time of the Merger, and (ii) that shall have, and be subject to, the same terms and conditions as the Bixby Warrant[s] had in effect immediately prior to the effective time of the Merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions (the “Exchange Warrant[s]”).

2.           Exchange of Certificates.  The Bixby Warrant Certificate(s) shall be exchanged for a single certificate reflecting the Exchange Warrant[s] in accordance with Section 2.2 of the Merger Agreement.  No certificate representing a warrant to purchase GCA Common Stock, however, shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby Warrants who is an “affiliate” of Bixby as of the date hereof until such person shall have executed and delivered to GCA a written agreement substantially in the form annexed hereto as Exhibit B.

3.           Registration on Form S-4.  The Warrantholder hereby acknowledges that it has received and read a copy of that certain registration statement on SEC Form S-4, and the prospectus included as part thereof, filed with the SEC by GCA relating to the Merger and covering the issuance of securities by GCA in connection therewith, including without limitation the Exchange Warrant[s] and the GCA Common Stock issuable upon exercise of the Exchange Warrant[s].

4.           Lock-Up.  Any GCA Common Stock issued pursuant to exercise of the Exchange Warrant[s] shall be delivered upon the condition, and subject to the requirements that, whether or not registered or otherwise eligible for resale, ninety percent (90%) of such shares may not be sold except in accordance with the following schedule (calculated on a cumulative basis):

Up to 5%	90 days following the first date on which the shares of GCA common stock are listed or quoted for trading on a national stock exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

The above transfer limitation condition shall not apply to transfers (i) by gift to an immediate family member, (ii) by will or intestacy or distribution, or (iii) to a trust for the benefit of the transferor or a family member.  Additionally:

(a)           notwithstanding anything contained in the schedule set forth above in this Section 4 to the contrary, if the Listing Date shall not have occurred as of the date one (1) year following the closing date of the Merger, then, and in such event, for purposes of the schedule set forth above in this Section 4, the Listing Date shall be deemed to be the date one (1) year following the closing date of the Merger; and

(b)           GCA Common Stock owned by affiliates of Bixby immediately preceding the closing of the Merger shall be subject to, and limited by, transfer restrictions imposed upon affiliates under securities law that are more restrictive than the above transfer limitation condition, to the extent applicable.

5.           Miscellaneous.

5.1           Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by FedEx, UPS, USPS, or DHL as established by the sender by evidence obtained from such courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed to the recipient Party at the address set forth in the preamble to this Agreement or to such other address or to the attention of such person or persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

5.2           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction is not affected in any manner materially adverse to any Party.  Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transaction be consummated as originally contemplated to the fullest extent possible.

5.3           Assignment; Binding Effect; Benefit.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective executors, heirs, personal representatives successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.4           Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5.5           Consent to Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any proceeding arising out of this Agreement.  Each Party agrees to commence any such proceeding either in the United States District Court for the Southern District of New York or if such proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 5.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of this Agreement in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

5.6           Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

5.7           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.8           Entire Agreement.  This Agreement and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto.  Except as otherwise provided herein, no addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all Parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

BIXBY ENERGY SYSTEMS, INC.

By:
Name: Robert A. Walker
Title: President & Chief Executive Officer

GCA I ACQUISITION CORP.

By:
Name: Michael M. Membrado
Title: President & Chief Executive Officer

WARRANTHOLDER

[NAME]

EXHIBIT A

BIXBY WARRANT CERTIFICATE(S)

EXHIBIT B

AFFILIATE AGREEMENT

Annex K

FORM OF AFFILIATE AGREEMENT

AFFILIATE AGREEMENT

____________   , 200_

 GCA I Acquisition Corp.
115 East 57th Street, Tenth Floor
New York, New York 10022
Att:  Michael M. Membrado, Pres./ CEO

Ladies and Gentlemen:

The undersigned has been advised that, as of the date of this letter, it may be deemed to be an “affiliate” of Bixby Energy Systems, Inc., a Delaware corporation (the “Company”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  Pursuant to the terms of the Amended & Restated Agreement and Plan of Merger, dated as of March 27, 2008 (the “Merger Agreement”), by and among GCA I Acquisition Corp. (“Parent”), Bixby Energy Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”) and the Company (among others), Merger Sub will be merged with and into the Company (the “Merger”) and the Company, as the entity surviving the Merger, will become a wholly-owned subsidiary of Parent.

As a result of the Merger, and assuming no sale or other conveyance prior to the effective time of the Merger, the undersigned will receive [shares of common stock, par value $0.0001 per share, of Parent] [(the “Parent Common Stock”)][(the “Merger Securities”)][debt securities convertible into shares of common stock, par value $0.0001 per share, of Parent [(the “Parent Convertible Debt”)][(the “Merger Securities”)][and][one or more warrant(s) to purchase shares of common stock, par value $0.0001 per share, of Parent [(the “Parent Common Stock Purchase Warrants”)][(the “Merger Securities”)][(the [Parent Common Stock], [the Parent Convertible Debt] [and][the Parent Common Stock Purchase Warrant] shall be referred to hereinafter [collectively] as the “Merger Securities”], in exchange for [common stock, par value $0.001 per share, of the Company][Series A convertible preferred stock, par value $0.001 per share, of the Company][convertible debt securities of the Company][(a) warrant(s) to purchase shares of common stock, par value $0.001 per share, of the Company] ][and][(a) warrant(s) to purchase shares of Series A convertible preferred stock, par value $0.001 per share, of the Company] owned by the undersigned immediately prior to the effective time of the Merger.

The undersigned hereby represents and warrants to, and covenants with, Parent that in relation to any Merger Securities it receives as a result of the Merger:

A.          The undersigned shall not make any sale, transfer or other disposition of the Merger Securities in violation of the Act or the Rules and Regulations.

B.           The undersigned has carefully read this letter and the Merger Agreement and discussed the requirements of these documents and other applicable limitations upon the undersigned’s ability to resell, transfer or otherwise dispose of the Merger Securities, to the extent the undersigned deemed necessary, with his or her counsel or counsel for the Company.

C.           The undersigned has been advised that any issuance of Merger Securities to him, her or it pursuant to the Merger has been, or will be, registered with the Commission under the Act on a registration statement on Form S-4.  However, the undersigned has also been advised that, since at the time the Merger is to be submitted for a vote of the stockholders of the Company, and without regard to any applicable contractual lock-up arrangements, the undersigned may be deemed to be an affiliate of the Company, the undersigned may not resell, transfer or otherwise dispose of any Merger Securities issued to him, her or it in the Merger unless (a) such resale, transfer or other disposition has been registered under the Act, (b) such resale, transfer or other disposition is made in conformity with Rule 145 (as that rule may be hereinafter amended) promulgated by the Commission under the Act, or (c) Parent shall have received either an opinion of counsel acceptable to Parent in its exclusive discretion or a “no action” letter obtained by the undersigned from the staff of the Commission, to the effect that such resale, transfer or other disposition is otherwise exempt from registration under the Act.

D.           The undersigned understands that, except as specifically set forth in the Merger Agreement, Parent is under no obligation to register the resale, transfer or other disposition of the Merger Securities by the undersigned or on his or her behalf under the Act or to take any other action necessary in order to comply with any available exemption from the registration requirements of the Act.  The undersigned also understands that stop transfer instructions will be given to Parent’s transfer agent with respect to the Merger Securities and that there will be placed on the certificates for the Merger Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), APPLIES, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

E.           The undersigned further understands that, unless the transfer by it of any Merger Securities has been registered under the Act or is a sale made in accordance with the provisions of Rule 145, Parent reserves the right to place the following legend on the certificates issued to the undersigned’s transferee:

“THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES WERE ACQUIRED FROM A PERSON WHO RECEIVED THESE SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE ACT APPLIES.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

F.           Execution of this letter shall not be considered an admission on the part of the undersigned that he, she or it is an “affiliate” of the Company as described in the first paragraph of this letter, nor as a waiver of any rights the undersigned may have to object to any claim that he/she/it is such an affiliate after the date of this letter.

It is understood and agreed that the legends set forth in paragraphs D and E above shall be removed by delivery of substitute certificates without any legend if either of these legends are not required for purposes of the Act or this letter agreement.  It is understood and agreed that these legends and the stop transfer orders referred to above will be removed if (i) evidence or representations satisfactory to Parent and its transfer agent that the Merger Securities represented by the certificates are being or have been sold in a transaction made in accordance with the provisions of Rule 145(d) (as that rule may be hereinafter amended), (ii) Parent has received either an opinion of counsel or a “no action” letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned, or (iii) the Merger Securities represented by the certificates having such legend(s) are the subject of an effective registration statement under the Act.

[NAME OF ENTITY]

[By]
[NAME]

Accepted this  __th day of
______________, 200_ by

GCA I ACQUISITION CORP.

By
Name:	Michael M. Membrado
Title:	President & Chief Executive Officer

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

GCA’s Certificate of Incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants GCA the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

GCA’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Undertakings

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 of the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply be means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 10, 2009.

GCA I ACQUISITION CORP.

By:	/s/ Michael M. Membrado
Michael M. Membrado, President,
Chief Executive Officer, Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Michael M. Membrado
Michael M. Membrado, Sole Director

April 10, 2009